Registration Statement No. 333-60749
                                                Filed Pursuant to Rule 424(b)(5)

        PROSPECTUS SUPPLEMENT

        (To Prospectus dated September 9, 1998)

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                                  as Depositor
                           Midland Loan Services, Inc.
                         Residential Funding Corporation
                                    CIBC Inc.
                          as Mortgage Loan Sellers and
                           Midland Loan Services, Inc.
                               as Master Servicer

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                            -------------------------
        Commercial Mortgage Acceptance Corp. is offering eight classes of its 1999-C1 commercial mortgage pass-through certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 242 mortgage loans secured by first liens on 247 commercial and multi-family residential properties. The series 1999-C1 certificates are not obligations of Commercial Mortgage Acceptance Corp. or any of its affiliates. No governmental agency or any other person will insure or guaranty the certificates or the underlying mortgage loans.

        Commercial Mortgage Acceptance Corp. will not list the certificates on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

        Investing in the certificates involves risks. See "Risk Factors" beginning on page S-13 of this prospectus supplement and page 6 of the prospectus.

        The following classes of the series 1999-C1 certificates are being offered by this prospectus supplement.


                               Initial
                             Certificate       Approximate Initial    Description of
                              Balance or          Pass-Through         Pass-Through         Scheduled Final         Ratings
          Class            Notional Amount            Rate                 Rate            Distribution Date      DCR/Moody's
          -----            ---------------            ----                 ----            -----------------      -----------
  Class A-1............    $  133,500,000            6.790%                Fixed            August 15, 2008         AAA/Aaa
  Class A-2............    $  409,513,000            7.030%                Fixed             May 15, 2009           AAA/Aaa
  Class X..............    $  733,801,915            0.838%              Variable            May 15, 2019           AAA/Aaa
  Class B..............    $   33,021,000            7.200%                Fixed             June 15, 2009           AA/Aa2
  Class C..............    $   34,856,000            7.526%              Variable            June 15, 2009            A/A2
  Class D..............    $   11,007,000            7.626%              Variable            June 15, 2009           A-/A3
  Class E .............    $   23,848,000            7.886%              Variable            June 15, 2009          BBB/Baa2
  Class F..............    $   12,842,000            7.886%              Variable            June 15, 2009         BBB-/Baa3

        The Securities and Exchange Commission and state securities regulators have not approved or disapproved the offered certificates or determined if this prospectus supplement and the accompanying prospectus are truthful and complete. It is unlawful to represent otherwise.

        Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc., CIBC World Markets Corp., PNC Capital Markets, Inc. and Residential Funding Securities Corporation, as underwriters, will purchase the offered certificates from the depositor and will offer them to the public at negotiated prices determined at the time of sale. The depositor will receive approximately $688,419,153 in sale proceeds, plus accrued interest, before expenses. It is expected that delivery of the offered certificates will be made in the United States in book-entry form through the facilities of the Depository Trust Company and may be made in Europe in book-entry form through Cedel Bank, S.A. and the Euroclear System, against payment therefor on or about July 27, 1999.
                       ---------------------------------
MORGAN STANLEY DEAN WITTER
          DEUTSCHE BANC ALEX. BROWN
                    CIBC  WORLD  MARKETS  CORP.
                              PNC  CAPITAL  MARKETS
                                   RESIDENTIAL  FUNDING SECURITIES  CORPORATION
                       ---------------------------------
            The date of this Prospectus Supplement is July 15, 1999

[Photographs of some of the major mortgaged properties and map showing geographic concentrations of mortgage pool]

   Important Notice about Information Presented in this Prospectus Supplement and the Accompanying Prospectus


        We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and
o this prospectus supplement, which describes the specific terms of the offered certificates.

        You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

        You should rely only on the information contained in this prospectus supplement and accompanying prospectus. If the descriptions of the offered certificates in the prospectus and in this prospectus supplement vary, you should rely on the information in this prospectus supplement.

        We include cross-references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. Unless we tell you otherwise, all references to captions are to sections of this prospectus supplement. The table of contents on page S-4 provides the page numbers on which these captions are located.

        You can find a listing of the pages where capitalized terms used in this prospectus supplement and the prospectus are defined under the caption "Index of Definitions" on page S-96 in this prospectus supplement and under the caption "Index of Definitions" beginning on page 89 in the prospectus.

                     Limitations on Offers or Solicitations

        We do not intend this document to be an offer or solicitation:

o if used in a jurisdiction in which such offer or solicitation is not authorized;

o    if the person making such offer or  solicitation is not qualified to do so;
     or

o if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

        You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate as of the date of this document.

        Until 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                                TABLE OF CONTENTS

SUMMARY........................................................S-5

RISK FACTORS..................................................S-13

DESCRIPTION OF THE MORTGAGE POOL..............................S-28
      General.................................................S-28
      Security for the Mortgage Loans.........................S-29
      Underwriting Standards..................................S-30
      Certain Terms and Conditions of the Mortgage Loans......S-30
      Certain Characteristics of the Mortgage Pool............S-34
      Other Information.......................................S-36
      The Sellers.............................................S-37
      Changes in Mortgage Pool Characteristics................S-38
      Representations and Warranties; Repurchase..............S-39

MASTER SERVICER...............................................S-44

SPECIAL SERVICER..............................................S-46

DESCRIPTION OF THE CERTIFICATES...............................S-47
      General.................................................S-47
      Certificate Balances and Notional Amounts...............S-47
      Pass-Through Rates......................................S-48
      Distributions...........................................S-49
      Treatment of REO Properties.............................S-53
      Appraisal Reductions of Loan Balances...................S-53
      Application of Realized Losses and Expense
      Losses to Certificate Balances..........................S-54
      Prepayment Interest Excesses and Shortfalls.............S-56
      Scheduled Final Distribution Date.......................S-56
      Subordination...........................................S-57
      Optional Termination....................................S-57
      Voting Rights...........................................S-58
      Delivery, Form and Denomination.........................S-58
      Registration and Transfer of Definitive Certificates....S-61

YIELD AND MATURITY CONSIDERATIONS.............................S-61
      Rate and Timing of Principal Payments...................S-61
      Yield Sensitivity of the Interest Only Certificates.....S-64
      Weighted Average Life...................................S-65

THE POOLING AND SERVICING    AGREEMENT........................S-71
      Assignment of the Mortgage Loans........................S-71
      Servicing of the Mortgage Loans; Collection of Payments.S-72
      Collection Activities...................................S-73
      Advances................................................S-73
      Accounts................................................S-74
      Enforcement of "Due-on-Sale"Clauses.....................S-76
      Enforcement of "Due-on-Encumbrance"Clauses..............S-76
      Inspections.............................................S-77
      Realization Upon Mortgage Loans.........................S-77
      Amendments, Modifications and Waivers...................S-79
      The Trustee.............................................S-80
      The Fiscal Agent........................................S-81
      Servicing Compensation and Payment of Expenses..........S-81
      Special Servicing.......................................S-82
      The Operating Adviser...................................S-84
      Sub-Servicers...........................................S-84
      Reports to Certificateholders; Where You can
      Find More Information...................................S-85

MATERIAL FEDERAL INCOME TAX CONSEQUENCES......................S-87

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS LOCATED IN NEW YORK,
TEXAS AND CALIFORNIA..........................................S-88
      New York................................................S-88
      Texas...................................................S-89
      California..............................................S-89

ERISA CONSIDERATIONS..........................................S-89
      Plan Asset Regulation...................................S-90
      Individual Exemption....................................S-90
      Other Exemptions........................................S-92
      Insurance Company Purchasers............................S-92

LEGAL INVESTMENT..............................................S-93

PLAN OF DISTRIBUTION..........................................S-93

USE OF PROCEEDS...............................................S-94

LEGAL MATTERS.................................................S-94

RATINGS.......................................................S-95

INDEX OF DEFINITIONS..........................................S-96

APPENDIX I -Mortgage Pool Information..........................I-1

APPENDIX II -Certain Characteristics of the Mortgage Loans....II-1

APPENDIX III -Significant Loan Summaries.....................III-1

APPENDIX IV -Additional Information Regarding
Multifamily Mortgage Loans....................................IV-1

APPENDIX V--Reserve Account Information........................V-1

FORM OF TRUSTEE REPORT

TERM SHEET.....................................................T-1

                                     SUMMARY

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates you must carefully read this entire document and the accompanying prospectus.
o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.
o We provide information on the privately offered certificates in this prospectus supplement only to enhance your understanding of the offered certificates.
o All numerical information about the mortgage loans is provided on an approximate basis.
o Unless we tell you otherwise, all percentages of the mortgage loans, or any group of mortgage loans, referred to in this prospectus supplement are based on the principal balances as of the cut-off date and not the number of mortgage loans.

                    Initial
                    Certificate                                                                Approximate
                    Balance or                 Weighted       Principal      Description of    Initial
                    Notional     Rating by     Average Life   Window         Pass-Through      Pass-Through
   Class            Amount      DCR/Moody's    (Years)        (Months)       Rate              Rate
   ---------------------------------------------------------------------------------------------------------
   Senior Certificates
   ---------------------------------------------------------------------------------------------------------
   A-1    (1)     $133,500,000    AAA/Aaa         5.69         1-109         Fixed Ratee        6.79%
   ---------------------------------------------------------------------------------------------------------
   A-2    (1)     $409,513,000    AAA/Aaa         9.59         109-118       Fixed Rate         7.03%
   ---------------------------------------------------------------------------------------------------------
   X      (1)     $733,801,915    AAA/Aaa         N/A          N/A           Variable Rate      0.838%
   ---------------------------------------------------------------------------------------------------------
   Subordinate Certificates
   ---------------------------------------------------------------------------------------------------------
   B      (1)     $ 33,021,000     AA/Aa2         9.82         118-119       Fixed Rate         7.20%
   ---------------------------------------------------------------------------------------------------------
   C      (1)     $ 34,856,000       A/A2         9.88         119-119       Variable Rate      7.526%
   ---------------------------------------------------------------------------------------------------------
   D      (1)     $ 11,007,000      A-/A3         9.88         119-119       Variable Rate      7.626%
   ---------------------------------------------------------------------------------------------------------
   E      (1)     $ 23,848,000   BBB/Baa2         9.88         119-119       Variable Rate      7.886%
   ---------------------------------------------------------------------------------------------------------
   F      (1)     $ 12,842,000  BBB-/Baa3         9.88         119-119       Variable Rate      7.886%
   ---------------------------------------------------------------------------------------------------------
   G-P    (2)     $ 75,214,915  --                --           --            --                 --
   ---------------------------------------------------------------------------------------------------------

     (1)  Offered certificates.     (2)  These certificates are not offered.

The initial certificate balances and notional amounts for the certificates may vary by up to 5%.

The column entitled "Principal Window" lists the months following the closing during which certificateholders would receive distributions of principal. The weighted average life and principal window figures are based on the maturity assumptions described under "Yield and Maturity Considerations" assuming no prepayments.

The notional amount for the class X certificates will generally be equal to the stated principal balance of the mortgage loans.

For any distribution date, the pass-through rate for the fixed rate offered certificates may not exceed the weighted average of the net mortgage rates.

For any distribution date, the pass-through rate for the class E and F certificates will equal the weighted average of the net mortgage rates. For any distribution date, the pass-through rate for the class C certificates will equal the weighted average of the net mortgage rates minus 0.36% and the pass-through rate for the class D certificates will equal the weighted average of the net mortgage rates minus 0.26%. For each distribution date, the pass-through rate on the class X certificates will generally be a per annum rate equal to the excess of the weighted average of the net mortgage rates over the weighted average of the pass-through rates for the classes of certificates with certificate balances.

                           Relevant Parties and Dates


Depositor

        Commercial Mortgage Acceptance Corp., a wholly-owned subsidiary of Midland Loan Services, Inc. See "The Depositor" in the prospectus.

Sellers

        Midland Loan Services, Inc., a wholly owned subsidiary of PNC Bank, N.A., is selling 114 loans (39.5%).

        Residential Funding Corporation is selling 89 loans (34.1%).

        CIBC Inc. is selling 39 loans (26.4%).

Underwriters

        Morgan Stanley & Co. Incorporated, Deutsche Bank Securities, Inc., CIBC World Markets Corp., PNC Capital Markets, Inc. and Residential Funding Securities Corporation.

Master Servicer

        Midland Loan Services, Inc. or any successor master servicer. See "Master Servicer".

Special Servicer

        ORIX Real Estate Capital Markets, LLC, or any successor special servicer.

Trustee

    LaSalle Bank National Association. See "The Pooling and Servicing Agreement--The Trustee".

Fiscal Agent

        ABN AMRO Bank N.V., a Netherlands banking corporation which is the indirect corporate parent of the trustee. See "The Pooling and Servicing Agreement--The Fiscal Agent".

Controlling Class

    The most subordinate class of principal balance certificates that has at least 25% of its initial principal balance still outstanding.

Operating Adviser

        The holder of a majority of the controlling class may appoint an operating adviser as its representative. The master servicer and the special servicer must notify the operating adviser before taking certain actions. The operating adviser may replace the special servicer without cause. See "The Pooling and Servicing Agreement--General" and "--The Operating Adviser".


                                Significant Dates

Cut-off Date

        July 1, 1999.

Closing Date

        On or about July 27, 1999.

Distribution Date

        The 15th of each month, or if the 15th is not a business day, the next business day, beginning in August, 1999.


Scheduled Final Distribution Date

        The distribution date on which a class's certificate balance or notional amount would become zero if there are:

o       no defaults or delinquencies,
o       no prepayments of any kind; and
o       no modifications or extensions of any loans.

        Please note that it is very unlikely that these assumptions will hold true. See "Description of the Certificates--Scheduled Final Distribution Date".

Rated Final Distribution Date

        The distribution date in June 15, 2031.

Record Date

        For each distribution date, the close of business on the last business day of the prior calendar month.

Interest Accrual Period

        For each distribution date, the prior calendar month. Interest is calculated using a 360-day year consisting of twelve 30-day months.

Collection Period

        For each distribution date, the period beginning the day after the determination date in the preceding month and ending on the related determination date. For the first distribution date, the collection period begins the day after the cut-off date.

Determination Date

        For each distribution date, the fifth business day before the distribution date.

Due Date

        The date scheduled payments come due under each mortgage loan (disregarding grace periods). The due date for all the mortgage loans is the first day of the month.

                       Information About the Certificates

Offered Certificates

        We are offering the following classes of Commercial Mortgage
Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 1999-C1.

               class A-1
               class A-2
               class X
               class B
               class C
               class D
               class E
               class F

        We have not registered the other classes of certificates under the Securities Act of 1933 and are not offering them to you.

        The approximate initial class principal balance, initial pass-through rate and interest type of each class of the offered certificates will be as listed on the chart on page S-5.

Certificate Designations

        In this prospectus supplement we will refer to the certificates or particular groups of certificates by the following designations:

------------------------------ ---------------------------------------
Designation                    Related Classes
------------------------------ ---------------------------------------
Offered certificates           Classes A-1, A-2, X, B, C, D, E and F
------------------------------ ---------------------------------------
Private certificates           Classes G, H, J, K, L, M, N, O and P
------------------------------ ---------------------------------------
Senior certificates            Classes A-1, A-2 and X
------------------------------ ---------------------------------------
Interest only certificates     Class X
------------------------------ ---------------------------------------
Subordinate certificates       Classes B, C, D, E, F, G, H, J, K, L,
                               M, N, O and P
------------------------------ ---------------------------------------
Residual certificates          Classes R-I, R-II and R-III
------------------------------ ---------------------------------------

Distributions

Distributions to Senior Certificates

        On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, will be distributed to the holders of the senior certificates in the following order:

        Interest on Senior Certificates: to pay interest to the senior certificates in an amount equal to their interest entitlement.

        Principal on Class A Certificates: to pay principal from the funds available for principal distributions to the class A-1 and class A-2 certificates, in that order, until reduced to zero. If the principal amount of each class of certificates other than class A has been reduced to zero, funds available for principal distributions will be distributed to class A-1 and class A-2, pro rata, rather than sequentially.

        Reimbursement of Class A Losses: to reimburse the holders of the class A certificates, pro rata, for any unreimbursed losses on the mortgage loans that resulted in a reduction of the principal balance of such certificates, plus interest on such amounts.

Distributions to Subordinate Certificates

        On each distribution date, following the above distributions on the senior certificates, the trustee will distribute the remaining portion of the funds available for distribution to the subordinate certificates in alphabetical order of class designation as follows:

o first, distributions of interest in an amount equal to the class' interest entitlement;
o second, to pay principal from the funds available for principal distributions, if the certificate balance of the class A certificates and each other class of subordinate certificates, if any, with an earlier alphabetical class designation has been reduced to zero; and
o third, to reimburse the class for any unreimbursed losses on the mortgage loans that resulted in a reduction of the principal balance of such certificates, plus interest on such amounts.

        Each class of subordinate certificates will receive distributions only after all required distributions have been made on the senior certificates and each other class of subordinate certificates, if any, with an earlier alphabetical class designation.

Distribution of Prepayment Premiums

        Any prepayment premium collected on a mortgage loan during a collection period will be distributed to the holders of the offered certificates on the next distribution date as set forth in "Description of the Certificates--Distributions--Distributions of Prepayment Premiums".

Subordination

        The rights of the subordinate certificates to receive payments of principal and interest will be subordinated to the rights of the senior certificates. Each class of subordinate certificates is also subordinate to the rights of holders of each other class of subordinate certificates with an earlier alphabetical class designation.

        Such subordination results from:

o applying the funds available from the mortgage loans in the order described above; and
o allocating losses on the mortgage loans and certain default-related and unanticipated expenses of the trust to the certificates in reverse order of their alphabetical class designations.

        Losses are allocated to the class A-1 and A-2 certificates in proportion to their certificate balances.

        The class X certificates receive no such allocations but do incur reductions of their notional amount whenever any certificate balance is reduced on another class.

        The certificates have no other form of credit enhancement.

Prepayment Interest Shortfalls and Excesses

        If a borrower prepays a mortgage loan before the determination date in any calendar month and pays interest which accrued on the prepayment from the beginning of the calendar month, then such interest is a "prepayment interest excess".

        If a borrower prepays a mortgage loan after the determination date in a calendar month and does not pay interest on the prepayment through the end of the calendar month, then this interest shortfall is a "prepayment interest shortfall".

        Prepayment interest excesses collected during a collection period will first offset prepayment interest shortfalls during the collection period. The master servicer retains any remaining amount as additional servicing compensation. The master servicer must cover prepayment interest shortfalls not offset by prepayment interest excesses from its own funds up to certain maximum amounts.

        If there are prepayment interest shortfalls not offset by prepayment interest excesses or covered by the master servicer from its own funds, then the net interest shortfall will be allocated among the certificates in proportion to the interest accrued on each certificate for the distribution date. Such net interest shortfalls allocated to a class will reduce the distributable certificate interest on the class. See "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses".

Advances

        The master servicer, the trustee and the fiscal agent must each make advances for delinquent payments of principal (except for delinquent balloon payments) and/or interest on the mortgage loans and to cover certain servicing expenses.

        If the master servicer fails to make a required advance, the trustee must make it. If the trustee fails to make a required advance, the fiscal agent must make it.

        Advances are required only if the advancing party determines in its reasonable discretion that they are ultimately recoverable from future collections on the related mortgage loan or mortgaged property.

        All advances will accrue interest at the "prime rate".

        To the extent not offset by collected default interest, payments of advance interest will reduce amounts payable to certificateholders. See "The Pooling and Servicing Agreement--Advances".

Appraisal Reductions

        If certain adverse events or circumstances occur or exist with respect to a mortgage loan or the related mortgaged property, the special servicer must obtain a new appraisal of the mortgaged property. If the principal balance of the mortgage, plus certain other amounts due under the mortgage loan, is more than 90% of the new appraised value, the amount of interest that the master servicer is required to advance will be reduced. Due to the payment priorities , this reduction in advances will reduce the cash available to pay interest on the most subordinate class of certificates then outstanding. See "Description of the Certificates--Appraisal Reductions."


                      Information About the Mortgage Loans

        The certificates will represent beneficial ownership interests in a trust fund created by the depositor. The trust fund will consist primarily of a pool of 242 fixed-rate loans with a total cut-off date principal balance of approximately $733,801,916 (plus or minus 5%). In making this count, any loan secured by mortgages over multiple separate properties was counted as 1 loan.

        A first lien on a fee simple or leasehold estate in a mortgaged property secures each loan.

o       Fee -- 234 loans (96.1%).
o       Leasehold - 8 loans (3.9%).

        The mortgage pool includes 5 separate sets of cross-collateralized loans. The largest of these sets constitutes 1.5% of the initial pool balance.

        No person or entity insures or guarantees any of the loans. All of the loans should be considered non-recourse loans.

        229 loans (95.9%) are "balloon loans" expected to have more than 10% of their original principal balance remaining unpaid at their maturity date. 26 of these balloon loans (22.5%) are hyper-amortization loans and provide for an increase in their interest rate and/or principal amortization prior to maturity.

        The loans generally grant the related borrower a right to transfer its loan under certain conditions, including the lender's prior consent. Some of the loans may provide that the lender cannot unreasonably withhold its consent to the proposed transferee.

        Property types included in the mortgage pool include:

o       multifamily -- 93 loans (32.5%).
o       retail -- 57 loans (26.8%).
o       office -- 43 loans (21.0%).
o       industrial -- 25 loans (12.1%).
o       hospitality -- 9 loans (3.5%).
o       self storage -- 8 loans (2.6%).
o       manufactured housing -- 6 loans (1.2%).
o       mixed use -- 1 loan (0.2%).

        Loans secured by properties located in New York, Texas and California each represent more than 10% of the initial pool balance. Loans secured by properties located in Pennsylvania, New Jersey, Florida and Illinois each represent more than 5% of the initial pool balance. None of the remaining 34 jurisdictions has mortgaged properties securing loans representing more than 5% of the initial pool balance.

        No set of loans to a single borrower or to a single group of affiliated borrowers constitutes more than 4.6% of the initial pool balance.

        53 loans (22.3%) are secured by properties at least 50% occupied by a major tenant or the borrower.

        146 loans (72.1%) permit the borrower to defease its loan, subject to certain conditions.

        Other than loans allowing defeasance, the loans generally permit voluntary prepayments after any lock-out period if a prepayment premium is also paid. Prepayment premiums are generally calculated based on a yield maintenance formula or a specified percentage of the amount prepaid. The prepayment premium percentage may remain constant or decline over time. The "Prepayment Restriction Analysis" table included in Appendix I analyzes the percentage of the declining balance of the mortgage pool that will be within a lock-out period or in which principal prepayments must be accompanied by the indicated prepayment premium or yield maintenance premium, for each of the time periods indicated.

        As of the cut-off date, the loans have the following characteristics:

o mortgage rates range from 6.8% to 9.2% per annum, with a weighted average mortgage rate of 7.7% per annum;
o remaining terms to stated maturity range from 41 months to 238 months, with a weighted average remaining term to stated maturity of 120 months;
o cut-off date principal balances range from $361,411 to $ 32,184,648, with an average cut-off date principal balance of $3,032,239;
o a weighted average debt service coverage ratio of 1.35x; and o a weighted average loan to value ratio of 70.8%.

        The characteristics of the loans are more fully described under "Description of the Mortgage Pool" and in the Appendices.

                       Yield and Prepayment Considerations

        The yield on each class of the offered certificates will depend on many factors, including:

o    the pass-through rate for the certificates in effect from time to time;
o    whether the certificate is purchased at a discount or premium;
o    the timing of principal distributions that reduce the certificate balance;
o    appraisal reductions;
o    expense losses; and
o    realized losses.

        See "Description of the Certificates--Distributions--Application of Available Funds" and "--Distributions--Principal Distribution Amount".


        We cannot predict the actual rate of principal prepayments. You should independently estimate prepayment rates to use in evaluating an investment in the offered certificates. See "Yield and Maturity Considerations".

        A different rate of principal payments than you anticipate will cause the actual yield to vary from your expected yield.

        You may be unable to reinvest principal distributions in an alternative investment with a comparable yield.

        The class X certificates are interest-only certificates and receive no distributions of principal. The yield to maturity of class X certificates will be very sensitive to the prepayment, repurchase, extension, default and recovery experience on the mortgage loans. These may fluctuate significantly from time to time. A rate of principal payments, liquidations, unreimbursed expense or losses on the mortgage loans that is more rapid than you expect will significantly reduce your expected yield to maturity on these certificates. See "Yield and Maturity Considerations--Yield Sensitivity of the Interest Only Certificates".


                  Additional Information About the Certificates

Tax Status of the Certificates

        An election will be made to treat the trust as three separate Real Estate Mortgage Investment Conduits - REMIC I, REMIC II and REMIC III - for federal income tax purposes. In the opinion of counsel, the trust will qualify for this treatment.

        Pertinent federal income tax consequences of an investment in the offered certificates include:

o Each class of offered certificates will constitute a "regular interest" in REMIC III.
o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.
o You will be required to report income on the offered certificates in accordance with the accrual method of accounting.
o The class X and F certificates will be, and the other classes of the offered certificates will not be, issued with original issue discount.

        See "Material Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

Optional Termination

        If the total certificate balance of all outstanding principal balance certificates is 1% or less of the initial pool balance on any distribution date, then each of the following in this order has an option to purchase all loans and property in the trust fund at a specified price:

o       the majority holders of the controlling class,
o       the depositor,
o       the master servicer,
o       the special servicer, and
o       any holder of more than 50% of the class R-I certificates.

        Such a purchase will terminate the trust fund and cause early retirement of the then outstanding certificates. See "Description of the Certificates--Optional Termination".

Denominations

        You may purchase class A-l and A-2 certificates in minimum denominations of $5,000 initial certificate balance and in any higher whole-dollar denomination. You may purchase class X, class B, class C, class D, class E and class F certificates in minimum denominations of $50,000 initial certificate balance or notional amount, and in any higher whole-dollar denomination.

Clearance and Settlement

        You must hold your certificates in book-entry form. In the United States, we will deliver through the facilities of The Depository Trust Company. In Europe, we may deliver through the facilities of Cedelbank or the Euroclear System. DTC, Cedelbank or Euroclear rules and operating procedures govern transfers within the system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedelbank or Euroclear, on the other, will be effected in DTC through Citibank, N.A., the depositary for Cedelbank, or the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, the depositary for Euroclear.

ERISA Considerations

        Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the class A-1, class A-2 and class X certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

        The class B, class C, class D, class E and class F certificates may not be purchased by, or transferred to, any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code, as amended, or any person investing the assets of any such employee benefit plan or other retirement arrangement. This prohibition does not apply to an insurance company investing assets of its general account under circumstances that would qualify for an exemption under Sections I and III of prohibited transaction class exemption 95-60.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Ratings

        It is a condition of the issuance of the offered certificates that they receive credit ratings no lower than the ratings indicated on the cover of this prospectus supplement from Duff & Phelps Credit Rating Co. and Moody's Investors Service, Inc.

        A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating agency.

        See "Ratings" in this prospectus supplement and in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

Legal Investment

        None of the classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

        If your investment authority is restricted by law, then you should consult your own legal advisors to determine whether and to what extent the offered certificates constitute legal investments for you. See
"Legal Investment" in this prospectus supplement and in the prospectus.

Reports To Certificateholders

        The trustee will make monthly reports to certificateholders of record.

                                  RISK FACTORS

        You should carefully consider the risks before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the loans. Therefore, you should carefully consider the risk factors relating to the loans and the mortgaged properties.

        The risks and uncertainties described below are not the only ones relating to the certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

        If any of the following risks actually occur, your investment could be materially and adversely affected.

        This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement.

Your Investment Is Not Insured or Guaranteed and Your Source for Repayment Is Limited

        Payments under the loans are not insured or guaranteed by any person or entity.

        Prospective investors should consider all of the loans to be nonrecourse loans. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets pledged to secure the loan. Such remedies may be insufficient to provide a full return on your investment. Payment of amounts due under a loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment of a loan at maturity is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

        The certificates will represent interests solely in the assets of the trust and will not represent an interest in or an obligation of any other person. Distributions on any of the certificates will depend solely on the amount and timing of payments on the loans.

        All but 8 of the loans were originated after June 1, 1998. Consequently, the loans do not have a long-standing payment history.


The Repayment of a Commercial Loan Is Dependent on the Cash Flow Produced by the Property, Which Can Be Volatile and Insufficient to Allow Timely Payment on Your Certificates

        The loans are secured by various types of income-producing commercial properties. Because, among other things, commercial lending typically involves larger loans, it is generally thought to expose a lender to greater risk than one-to-four family residential lending.

        The repayment of a commercial loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow or its potential to generate cash flow. However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

        A large number of factors may adversely affect the net operating income, cash flow and property value of the mortgaged properties. Some of these factors relate to the property itself, such as:

o    the age, design and construction quality of the property;
o perceptions regarding the safety, convenience and attractiveness of the property;
o    the proximity and attractiveness of competing properties;
o    the adequacy of the property's management and maintenance;
o increases in operating expenses at the property and in relation to competing properties;
o an increase in the capital expenditures needed to maintain the property or make improvements;
o the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;
o    a decline in the financial condition of a major tenant;
o    an increase in vacancy rates; and

o a decline in rental rates as leases are renewed or entered into with new tenants.

        Others factors are more general in nature, such as:

o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;
o local real estate conditions, such as an oversupply of competing properties, space or multi-family housing;
o    demographic factors;
o    decreases in consumer confidence;
o    changes in consumer tastes and preferences; and
o    retroactive changes in building codes.

        The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

o    the length of tenant leases;
o    the creditworthiness of tenants;
o    tenant defaults;
o    in the case of rental properties, the rate at which new rentals occur; and
o the property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

        A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under loans.

Converting Commercial Properties to Alternative Uses May Require Significant Expenditures Which Could Reduce Payments on Your Certificates

        Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. In addition, zoning or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged property consequently may be substantially less than the liquidation value of a property that the owner could readily adapt to other uses.

Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income

        Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

o changes in governmental regulations, fiscal policy, zoning or tax laws;
o potential environmental legislation or liabilities or other legal liabilities;
o the availability of refinancing; and
o changes in interest rate levels.

Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which May Have an Adverse Effect on the Payment of Your Certificates

        A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or a small number of tenants. Mortgaged properties leased to a single tenant, or a small number of tenants, also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because the owner may:

o suffer severe financial effects from the absence of rental income;
o require more time to re-lease the space; and
o incur substantial capital costs to make the space appropriate for replacement tenants.

        In 53 loans (22.3%) a single tenant or the borrower occupies more than 50% of the related mortgaged property.

        A concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry may also adversely affect retail and office properties.

Leasing Mortgaged Properties to Multiple Tenants May Result in Higher Re-Leasing Expenditures, Which May Have an Adverse Effect on the Payment of Your Certificates

        If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants. These additional expenses will reduce the cash flow available for debt service payments. Mortgaged properties with multiple tenants also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

The Concentration of Loans Among Related Borrowers or Property Types Increases the Possibility of Loss on the Loans Which May Have an Adverse Effect on
Your Certificates

        The effect of mortgage pool loan losses will be more severe if:

o the pool is comprised of a small number of loans, each with a relatively large principal amount; or
o the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance.

        The 10 largest loans, or groups of cross-collateralized loans, equal 20.0% of the mortgage pool. Losses on any of these loans may have a more adverse effect on the certificates than losses on other loans. Each of the other loans represents less than 1.1% of the initial mortgage pool.

        A concentration of mortgaged property types or of loans with the same borrower or related borrowers also can pose increased risks. The following property types are included in the mortgage pool:

o    multifamily -- 93 loans (32.5%).
o    retail -- 57 loans (26.8%).
o    office -- 43 loans (21.0%).
o    industrial -- 25 loans (12.1%).
o    hospitality -- 9 loans (3.5%).
o    self storage -- 8 loans (2.6%).
o    manufactured housing -- 6 loans (1.2%).
o    mixed use -- 1 loan (0.2%).

        Several groups of loans are made to the same borrower or to borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The three largest of these groups represent 4.6%, 3.9% and 2.8% of the initial pool balance.

        The bankruptcy or insolvency of any borrower in any such group could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related loans.

Large Geographic Concentrations of Mortgaged Properties May Have an Adverse Effect on the Payment of Your Certificates

        Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster affecting a particular region of the country could increase the frequency and severity of losses on loans secured by the properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in such region. Other regional factors such as earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies also may adversely affect the mortgaged properties located in such region. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than properties in other parts of the country.

        The mortgaged properties are located in 41 jurisdictions. Loans secured by mortgaged properties located in New York, Texas and California represent approximately 14.1%, 12.8% and 10.5% of the initial pool balance. Loans secured by mortgaged properties located in Pennsylvania, New Jersey, Florida and Illinois each represent more than 5% of the initial pool balance. None of the remaining 34 jurisdictions has mortgaged properties securing loans representing more than 5% of the initial pool balance. See "Description of the Mortgage Pool".

Large Concentrations of Multi-family Properties Securing Loans Will Subject Your Investment to the Special Risks of These Properties

        Multi-family properties secure 93 of the loans (32.5%).

        A large number of factors may adversely affect the value and successful operation of a multi-family property, including:

o the physical attributes of the apartment building, such as its age, appearance and construction quality;
o    the location of the property;
o    the ability of management to provide adequate maintenance and insurance;
o    the types of services and amenities provided at the property;
o    the property's reputation;
o the level of mortgage interest rates, which may encourage tenants to purchase rather than rent housing;
o    the presence of competing properties;
o    local or national economic conditions;
o    state and local regulations; and
o    government assistance/rent subsidy programs.

Large Concentrations of Retail Properties Securing Loans Will Subject Your Investment to the Special Risks of These Properties

        Retail properties secure 57 of the loans (26.8%). The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their rent or other occupancy costs.

        The presence or absence of an "anchor store" in a shopping center also can be important. Anchors play a key role in generating customer traffic and making a center desirable for other tenants. Consequently, the economic performance of an anchored retail property will be adversely affected by:

o     an anchor store's failure to renew its lease;
o     termination of an anchor store's lease;
o the bankruptcy or economic decline of an anchor store or self-owned anchor; or
o an anchor store closing its business, even if, as a tenant, it continues to pay rent.

        If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Furthermore, some anchor stores have co-tenancy clauses in their leases that permit them to cease operating if certain other stores are not operated at the mortgaged property or if certain other covenants are breached. Some non-anchor tenants may also be permitted to terminate their leases if certain other stores are not operated or if those tenants fail to meet certain business objectives.

        Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars:

o     factory outlet centers;
o     discount shopping centers and clubs;
o     catalogue retailers;
o     home shopping networks;
o     internet web sites; and
o     telemarketing.

        These alternative retail outlets often have lower operating costs than traditional retail properties. Continued growth of these alternative retail outlets could adversely affect the rents, income and market value of the retail properties in the mortgage pool.

        Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Large Concentrations of Office Properties Securing Loans Will Subject Your Investment to the Special Risks of These Properties

        Office properties secure 43 of the loans (21.0%).

        A large number of factors may adversely affect the value of office properties, including:

o    the quality of an office building's tenants;
o the diversity of an office building's tenants (or reliance on a single or dominant tenant); o the physical attributes of the building in relation to competing buildings (for example, age, condition, design, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems);
o    the desirability of the area as a business location; and
o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

        Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Large Concentrations of Industrial Properties Securing Loans Will Subject Your Investment to the Special Risks of Such Properties

        Industrial properties secure 25 of the loans (12.1%). Various factors may adversely affect the economic performance of an industrial property, including:

o reduced demand for industrial space because of a decline in a particular industry segment;
o    a property becoming functionally obsolete;
o    strikes or the unavailability of labor sources;
o    changes in energy prices;
o relocation of highways and the construction of additional highways or other changes in access;
o    a change in the proximity of supply sources; and
o    environmental hazards.

Large Concentrations of Hospitality Properties Securing Loans Will Subject Your Investment to the Special Risks of Such Properties

        Hospitality properties secure 9 of the loans (3.5%). Various factors may adversely affect the economic performance of a hotel, including:

o adverse local, regional, national or international economic and social conditions, which may limit the amount that can be charged for a room and reduce occupancy levels;
o    the construction of competing hotels or resorts;
o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and
o changes in travel patterns, changes in access, increases in energy prices, strikes, relocation of highways or the construction of additional highways.

        Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other types of commercial properties.

        Moreover, the hotel and lodging industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hotel property's revenues, occupancy levels, room rates and operating expenses.

The Affiliation of Some of the Properties with a Franchise or Hotel Management Company May Have an Adverse Effect on the Payment of Your Certificates

        All of the hospitality properties are operated as franchises of national hotel chains or managed by a hotel management company. The performance of a hotel property operated as a franchise or by a hotel management company depends in part on:

o the continued existence and financial strength of the franchisor or hotel management company;
o the public perception of the franchise or hotel chain service mark; and
o    the duration of the franchise license or management agreements.

        The transferability of a franchise license agreement may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor's consent. Conversely, in some instances, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

        Further, in the event of a foreclosure, the trustee or a purchaser of a mortgaged property probably would not be entitled to the rights under any liquor license for the mortgaged property. Such party would be required to apply for a new license in its own name. We cannot assure you that a new license could be obtained.

        The adverse effect of an economic decline in a particular hotel chain will be more significant if there is a concentration of hotels operated by that chain among the properties securing a loan. In this regard, the largest concentration in the mortgage pool consists of 3 loans (1.6%) secured by mortgaged properties that are operated as Holiday Inns.

Certain Additional Risks Relating to Tenants

        The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

o    space in the mortgaged properties could not be leased or re-leased;
o    tenants were unable to meet their lease obligations;

o    a significant tenant were to become a debtor in a bankruptcy case; or
o    rental payments could not be collected for any other reason.

        Repayment of the loans secured by retail and office properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.

        Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

Tenant Bankruptcy May Adversely Affect the Income Produced by the Property and May Have an Adverse Effect on the Payment of Your Certificates

        The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail and office properties may adversely affect the income produced by a mortgaged property. Under federal bankruptcy law, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to:

o the unpaid rent under the lease for the periods prior to the bankruptcy petition or the earlier surrender of the leased premises, plus
o the rent under the lease for the greater of one year or 15% of the remaining term of the lease.

Federal or State Environmental Laws May Affect the Value of a Mortgaged Property or the Ability of a Borrower to Make Required Loan Payments and May Have an Adverse Effect on the Payment of Your Certificates

        Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to, or in the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of these materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to asbestos or other hazardous substances.

        The owner's liability for any required remediation generally is not limited by law and could exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can materially adversely affect the value of the property and a borrower's ability to repay its loan.

        In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard. See "Certain Legal Aspects of the Mortgage Loans" in the prospectus.

Environmental Issues Relating to Specific Properties May Have an Adverse Effect on the Payment of Your Certificates

        All of the mortgaged properties securing the loans have been subject to environmental site assessments in connection with the origination or acquisition of the loans. In certain cases, the assessment disclosed known or potential adverse environmental conditions, such as asbestos, underground storage tanks and soil contamination. We cannot assure you, however, that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely remediated. Furthermore, environmental assessments on properties securing all but 3 of the loans (0.4%) were obtained after January 1, 1998.

        With respect to 1 loan (2.1%) identified as Loan No. 3 in Appendix II hereto, the environmental report indicated that the groundwater at 1 of the six mortgaged properties securing the loan has been contaminated by the operations of a prior owner of the property. A total of $1,322,500 has been escrowed by the prior owner and the borrower to provide funds for remediation. This amount is approximately 3 times the amount estimated by the environmental consultant as required for remediation. With respect to 2 loans (0.4% and 0.2% respectively) identified as Loan Nos. 81 and 157 in Appendix II hereto, the environmental report indicated that the groundwater at the related mortgaged property contained levels of gasoline products slightly in excess of the mandated state levels. In each case the environmental consultant opined that it believed that the applicable state regulators would not require remediation. The results of the reports have been reported to the applicable state regulatory agencies.

        Environmental consultants have detected asbestos at several mortgaged properties by sampling. The environmental consultants suspect that asbestos is located at other mortgaged properties. The asbestos found or suspected at these mortgaged properties is not expected to present a significant risk as long as the property continues to be properly managed. Nonetheless, the value of a mortgaged property as collateral for the loan could be adversely affected.

        The environmental assessments have not revealed any environmental liability that the depositor believes would have a material adverse effect on the borrowers' businesses, assets or results of operations taken as a whole. Nevertheless, there may be material environmental liabilities of which the depositor is unaware. Moreover, there is no assurance that:

o future laws, ordinances or regulations will not impose any material environmental liability; or
o the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties, such as underground storage tanks.

        Before the special servicer acquires title to a property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained or any required remedial action is completed. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or the remedial work completed. Moreover, there is no assurance this requirement will protect the trust from liability under environmental laws.

Borrower May Be Unable to Repay the Remaining Principal Balance on Its Maturity Date, Which May Have an Adverse Effect on the Payment of
Your Certificates

        229 of the loans (95.9%) are expected to have more than 10% of the original principal balance remaining unpaid on their effective maturity date or stated maturity date. We cannot assure you that each borrower will have the ability to repay the remaining principal balance on the pertinent date. Loans with substantial remaining principal balances at their stated maturity involve greater risk than fully amortizing loans.

        A borrower's ability to repay a loan on its effective maturity date or stated maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

o the availability of, and competition for, credit for commercial real estate projects;
o    prevailing interest rates;
o    the fair market value of the related properties;
o    the borrower's equity in the related properties;
o    the borrower's financial condition;
o    the operating history and occupancy level of the property;
o    tax laws; and
o    prevailing general and regional economic conditions.

        The availability of funds in the credit markets fluctuates over time.

        See "Description of the Mortgage Pool - Certain Terms and Conditions of the Mortgage Loans".

Borrowers That Are Not Special-Purpose Entities May be More Likely to Pursue a Bankruptcy

        The organizational documents of some of the borrowers do not limit the borrowers' business activities to owning their respective properties.

        Most of the borrowers (and any special-purpose entity having an interest in any of the borrowers) do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of the borrower. One of the purposes of an independent director (or of a special-purpose entity having an interest in the borrower) is to reduce the likelihood of a bankruptcy petition filing intended solely to benefit an affiliate and not justified by the borrower's own economic circumstances.

The Borrower's Ability to Effect Other Borrowings May Reduce the Cash Flow Available to the Property, Which May Have an Adverse Effect on the Payment of Your Certificates

        The loans generally also permit the related borrower to incur limited indebtedness only in the ordinary course of business. They do not permit the borrower to incur additional indebtedness using the mortgaged property as collateral. See "Description of the Mortgage Pool - Certain Characteristics of the Mortgage Pool -Other Financing".

        When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the loan, which may jeopardize repayment of the loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

        Additionally, if the borrower (or its constituent members) defaults on its loan and/or any other loan, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary petition for bankruptcy against the borrower or the borrower files a voluntary petition to stay enforcement by a junior lender, the trust's ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust.

        Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, unless the other lender has agreed not to foreclose. A foreclosure by the other lender may cause a delay in payments and/or an involuntary repayment of the loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

Bankruptcy Proceedings Relating to a Borrower May Result in a Restructuring of the Loan

        Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property that the borrower owns, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the current value of the property and the amount of its loan. A bankruptcy court also may:

o    grant a debtor a reasonable time to cure a payment default on a loan;
o    reduce monthly payments due under a loan;
o    change the rate of interest due on a loan; or
o    otherwise alter the loan's repayment schedule.

        Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

        Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with a lender's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time-consuming and may significantly delay the lender's receipt of rents. Rents also may escape an assignment if the borrower uses the rents to maintain the mortgaged property or for other court authorized expenses.

        Thus, the trustee's recovery from borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

The Operation of Commercial Properties Is Dependent upon Successful Management

        The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

o    responding to changes in the local market;
o    planning and implementing a rental structure for the property;
o    operating the property and providing building services;
o    managing operating expenses; and
o assuring that maintenance and capital improvements are completed in a timely fashion.

        Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

        A good property manager can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value if it:

o    controls costs;
o    provides appropriate service to tenants; and
o    maintains the improvements.

        On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

        The depositor makes no representation or warranty as to the skills of any present or future managers. Additionally, the depositor cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Property Inspections Performed on the Mortgaged Properties May Not Reflect All Conditions That Require Repair on the Property

        Licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the loans to assess items such as:

o    structure;
o    exterior walls;
o    roofing;
o    interior construction;
o    mechanical and electrical systems; and
o    general condition of the site, buildings and other improvements.

        However, there is no assurance that the inspectors identified all conditions requiring repair or replacement.

The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Property May Have an Adverse Effect on the Payment of Your Certificates

        The mortgaged properties may suffer casualty losses due to risks that insurance does not cover or for which insurance coverage is inadequate. Certain of the mortgaged properties are located in California, Texas and along the southeastern coastal areas of the United States. These areas have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other areas. The loans generally do not specifically require the borrowers to maintain earthquake or hurricane insurance. Specific hurricane insurance in addition to the normal coverage provided by property insurance exists for 10 loans (3.8%). Earthquake insurance was not required in only 2 loans (0.9%), identified as Loan Nos. 65 and 99 in Appendix II, where the probable maximum loss exceeded 20%. The respective loan-to-value ratios for such loans were 65.3% and 74.8%. There is no assurance borrowers will be able to maintain adequate insurance. Moreover, changes in laws may materially affect the borrower's ability to reconstruct the property or make major repairs or may materially increase the cost of such reconstruction or repairs.

        As a result of any of the foregoing, the amount available to make distributions on the certificates could be reduced.

Appraisals May Inaccurately Reflect the Value of the Mortgaged Property

        The originators obtained an appraisal or other market analysis of each mortgaged property in connection with the origination or acquisition of the related loan. The resulting estimates of value were used to calculate the Cut-off Date LTV Ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of mortgaged properties available to the depositor is presented in Appendix I, Appendix II and Appendix III for illustrative purposes only.

The Timing of Loan Amortization May Have an Adverse Effect on the Payment of Your Certificates

        As principal payments or prepayments are made on loans in the mortgage pool, the remaining mortgage pool may be subject to more risk because of the decreased diversity of:

o    mortgaged properties;
o    types of mortgaged properties;
o    geographic location; and
o    number of borrowers and affiliated borrowers.

        Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority. This is so because principal on the certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal has been reduced to zero.

Subordination of Subordinate Certificates Will Affect the Timing of Payments and the Application of Losses on Your Certificates

        As described in this prospectus supplement, unless your certificates are class A-1, class A-2 or class X certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the loans will be subordinated to those of the holders of the certificates with an earlier alphabetical designation. See "Description of the Certificates - Distributions" and "-Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement and "Risk Factors - Risks to Subordinated Certificateholders; Lower Payment Priority" in the prospectus.

The Operation of the Mortgaged Property upon Foreclosure of the Loan May Affect the Tax Status of the Trust and May Have an Adverse Effect on the Payment of Your Certificates

        If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate (currently 35%), and in addition, possible state or local tax. In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the trust to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

State Laws Applicable to the Enforcement of Lender Remedies May Affect the Timing of Payments on Your Certificates and May Have an Adverse Effect on the Payment of Your Certificates

        All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. State equity courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

        If a mortgaged property has tenants, the borrower assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property, secures the appointment of a receiver or otherwise acts to enforce its remedies. In addition, as previously discussed, a bankruptcy or similar proceeding commenced by or for the borrower could adversely affect the lender's ability to collect the rents.

        The laws of some states, including California, prohibit more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of a loan secured by mortgaged properties located in multiple states, the master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, state laws may limit the trust's ability to realize upon the loans. Foreclosure actions may also, in certain circumstances, subject the trust to liability as a "lender-in-possession" or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The master servicer or the special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default

        8 of the loans (3.9%) are secured by mortgages on a borrower's leasehold interest under ground leases. These loans include 1 loan (0.6%) secured by a mortgage on both the borrower's leasehold interest in a portion of the related mortgaged property and the borrower's fee simple interest in the remainder of the related mortgaged property.

        Leasehold loans are subject to risks not associated with loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the landlord terminates the borrower's leasehold upon a lease default, the leasehold mortgagee would lose its security. Generally, the related ground lease:

o requires the landlord to give the leasehold mortgagee notice of tenant defaults and an opportunity to cure them prior to enforcing its remedies;
o prohibits any amendment of the ground lease without the lender's prior consent;
o permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale; and
o contains certain other protective provisions typically included in a "mortgageable" ground lease.

        Upon the bankruptcy of a landlord or tenant under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises for the term of the lease including renewals, at the same rent. If a debtor tenant/borrower rejects any or all of its leases, the leasehold lender could succeed to the tenant/ borrower's position under the lease only if the landlord specifically grants the lender such right. As a result, the lender may lose its security. If both the landlord and the tenant/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt tenant/borrower's obligation to not terminate a ground lease rejected by a bankrupt landlord. In such circumstances, a ground lease could be terminated notwithstanding lender protection agreements.

        Ground leases securing the mortgaged properties may provide that the ground rent payable under the lease increases during the lease term. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

Cross-Collateralization of Groups of Loans Could Have an Adverse Effect on the Payment of Your Certificates

        Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances:

o by creditors of the related borrower in an action brought outside a bankruptcy case; or
o if the borrower were to become a debtor in a bankruptcy case, by the borrower or its representative.

        A lien granted by a borrower for the benefit of another borrower in a cross-collateralization arrangement could be avoided if a court were to determine that:

1.   such borrower was:
     o       insolvent when it granted the lien;
     o       rendered insolvent by the granting of the lien;
     o       left with inadequate capital by granting the lien; or

     o       not able to pay its debts as they matured; and

2. such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the indebtedness of the other borrower.

        Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the loan to existing or future indebtedness of that borrower. The court also could recover payments made under that loan or take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the loan or the mortgages securing the cross-collateralized loans.

Leases Which Are Subordinate to Liens on the Mortgaged Properties May Have an Adverse Effect on the Payment of Your Certificates

        In some jurisdictions, a lease may terminate upon the transfer of a property to a foreclosing lender or purchaser at foreclosure if the tenant lease is:

o    subordinate to the lien created by the mortgage, and
o does not contain provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease (also known as attornment provisions).

        The depositor has not reviewed all the leases to determine if they have these provisions. Accordingly, if a mortgaged property is located in one of these jurisdictions and is leased to one or more desirable tenants under leases that are subordinate to the mortgage but do not contain attornment provisions, the mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if the tenants were paying above-market rents or could not be replaced.

        If a lease is not subordinate to a mortgage, the trust will not have the right to remove the tenant upon foreclosure of the mortgaged property, unless it has otherwise agreed with the tenant. If a non-subordinate lease contains provisions inconsistent with the mortgage or that could affect the enforcement of the lender's rights, the provisions of the lease will take precedence over the provisions of the mortgage. Many anchor tenant leases may not be subordinate, or, if subordinate, may provide that the lease terms control in certain matters, such as the application of insurance proceeds. Some non-anchor leases may also not be subordinate to the related mortgage.

Litigation Arising Out of Ordinary Business May Have an Adverse Effect on Your Certificates

        There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that any such litigation would not have a material adverse effect on the distributions on the certificates.

The Cash Flow From Mortgaged Properties Not in Compliance With the Americans with Disabilities Act May be Affected, Which May Have an Adverse Effect on the Payment of Your Certificates

        Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

Various Conflicts of Interest May Have an Adverse Effect on Your Certificates

        Conflicts Between Various Classes of Certificateholders. The special servicer is given considerable latitude in determining when and how to liquidate or modify defaulted loans. The operating adviser has the right to replace the special servicer. At any given time, the most subordinate class of principal balance certificates that has at least 25% of its initial principal balance still outstanding will control the operating adviser. These holders may have interests in conflict with those of the holders of the other certificates. For instance, these holders might desire to mitigate the potential for loss to their certificates from a troubled loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken.

        The special servicer or an affiliate may acquire certain of the most subordinated certificates, including those that have the right to appoint the initial operating adviser. Under such circumstances, the special servicer may have interests that conflict with the interests of the other holders of the certificates.

        Conflicts Between Trustee and Affiliates of the Sellers. Conflicts of interest may arise between the trust and affiliates of each of the sellers that engage in the acquisition, development, operation, financing and disposition of real estate.

        Those conflicts may arise because affiliates of each of the sellers intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, those affiliates may acquire or sell properties, or finance loans secured by properties which may include the mortgaged properties or properties that are in the same markets as the mortgaged properties. In such case, the interests of those affiliates may differ from, and compete with, the interests of the trust. Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the certificates.

        Conflicts Between Managers and the Mortgage Loan Borrowers. Substantially all of the property managers for the mortgaged properties or their affiliates manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of the mortgaged properties.

        Conflicts Between Sellers of Loans and Classes of Certificateholders. Affiliates of the sellers could acquire the certificates entitled to appoint the operating adviser. Decisions made by the operating adviser may favor the interests of such certificateholders as sellers, which could adversely affect the amount and timing of distributions on the other certificates.

Prepayments May Reduce the Yield on Your Certificates

        The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the loans. For this purpose, principal payments include:

o    voluntary prepayments, if permitted, and
o    involuntary prepayments resulting from:

     1.      casualty or condemnation of mortgaged properties,
     2.      defaults and liquidations by borrowers, or
     3.      repurchases upon a seller's breach of a representation or warranty.

        Because the notional amount of the class X certificates is based upon the principal balance of the certificates with principal amounts, the yield to maturity on the class X certificates will be extremely sensitive to the rate and timing of prepayments of principal.

        The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

        Voluntary prepayments under certain of the loans require payment of a yield maintenance premium unless the loan is within a specified number of days of the effective maturity date or stated maturity date, as the case may be. See "Description of the Mortgage Pool - Certain Terms and Conditions of the Mortgage Loans - Prepayment Provisions". Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their loans due to the existence of a prepayment premium. We also cannot assure you that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the loans will be affected by a variety of factors, including:

o    the terms of the loans;
o    the length of any prepayment lockout period;
o    the level of prevailing interest rates;
o    the availability of mortgage credit;
o    the applicable yield maintenance charges or prepayment premiums;
o the master servicer's or special servicer's ability to enforce those charges or premiums;
o    the occurrence of casualties or natural disasters; and
o    economic, demographic, tax, legal or other factors.

        Generally, the loan documents do not require the borrower to pay a yield maintenance charge or prepayment premium for prepayments in connection with a casualty or condemnation, unless an event of default has occurred and is continuing. In addition, if a seller repurchases any mortgage from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the loan had been prepaid, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

The Effect of State Laws Upon the Enforceability of Prepayment Premiums May Affect the Payment and Yield of Your Certificates

        Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law. Those provisions for charges and premiums also may constitute interest under applicable usury laws. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable. We also cannot assure you that any foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions, those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

The Yield on Your Certificate Will Be Affected by the Price at Which the Certificate Was Purchased and the Rate, Timing and Amount of Distributions on the Certificate

        The yield on any certificate will depend on (1) the price at which the certificate is purchased by an investor and (2) the rate, timing and amount of distributions on the certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

o    the interest rate for the certificate;
o the rate and timing of principal payments, including prepayments, and other principal collections on or in respect of the loans;
o the extent to which principal collections are applied to or otherwise result in a reduction of the balance or notional amount of the certificate;
o the rate, timing and severity of losses on or in respect of the loans or unanticipated expenses of the trust;
o the timing and severity of any interest shortfalls resulting from prepayments;
o the timing and severity of any reductions in advances as described under "Description of the Certificates--Appraisal Reductions of Loan Balances"; and
o the extent to which prepayment premiums are collected and, in turn, distributed on the certificate.

You Bear the Risk of Borrower Defaults

        The rate and timing of delinquencies or defaults on the loans will affect the following aspects of the certificates:

o    the aggregate amount of distributions on them;
o    their yield to maturity;
o    their rates of principal payments; and
o    their weighted average lives.

        The rights of holders of each class of subordinate certificates to receive certain payments of principal and interest otherwise payable on their certificates will be subordinated to the rights of the holders of the more senior certificates having an earlier alphabetical class designation. See "Description of the Certificates - Distributions." Losses on the loans will be allocated to the class P, class O, class N, class M, class L, class K, class J, class H, class G, class F, class E, class D, class C and class B certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the class A certificates.

        If losses on the loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding principal amount of the class).

        If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than your assumed yield. Under certain extreme scenarios, your yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

        Additionally, delinquencies and defaults on the loans may significantly delay the receipt of distributions by you on your certificates, unless:

o   the master servicer makes advances to cover delinquent payments, or
o the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

        Also, if the related borrower does not repay a loan with a hyperamortization feature by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.


Compensation to the Master Servicer, the Special Servicer and the Trustee May Have an Adverse Effect on the Payment of Your Certificates

        To the extent described in this prospectus supplement, the master servicer, the special servicer, the trustee and the fiscal agent will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a loan will be specially serviced, and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions.

No Secondary Market for the Certificates Exists, Which May Have an Adverse Effect on the Value of Your Certificates

        Your certificates will not be listed on any securities exchange, and there is currently no secondary market for the offered certificates. While each of the underwriters currently intends to make a secondary market in the offered certificates, it is not obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then prevailing interest rates. Furthermore, you should be aware that the market for securities of the same type as the certificates has recently been volatile and offered very limited liquidity. Finally, affiliates of the sellers may acquire certain classes of offered certificates in which case the market for those classes of offered certificates may not be as liquid as if third parties had acquired such certificates.

Risk of Pass-Through Rate Variability

        The interest rates of the class X, class C, class D, class E and class F certificates are based on the weighted average interest rate of the loans. Loans with relatively high interest rates are more likely to prepay than loans with relatively low interest rates. Higher rates of principal payments on loans having mortgage interest rates above the weighted average interest rate of the loans will have the effect of reducing the interest rate of such certificates. In addition, the pass-through rates on the class A and class B certificates may not exceed the weighted average of the net mortgage rates of the loans.

Computer Programming Problems Related to the Year 2000 May Have Adverse Effects on the Payment of Your Certificates

        We are aware of the issues associated with the programming code in existing computer systems as the year 2000 approaches. The "year 2000 problem" is pervasive and complex; virtually every computer operation will be affected in some way by the rollover of the two-digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or otherwise fail.

        We have been advised by each of the master servicer, the special servicer and the trustee that they are committed either to:

o implement modifications to their respective existing systems to the extent required to cause them to be year 2000 compliant, or
o   acquire computer systems that are year 2000 compliant;

in each case prior to August 31, 1999.

        However, we have not made any independent investigation of the computer systems of the master servicer, the special servicer or the trustee. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the master servicer, the special servicer or the trustee are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the loans could materially adversely affect your investment.

        Additionally, we have not made any independent investigation of the computer systems of any borrower or any tenant of a mortgaged property. The operation of a borrower or a tenant at a mortgaged property may be dependent upon computer systems that are not fully year 2000 compliant. In such case, disruptions could occur in the borrower's collection of rents and other income from such mortgaged property, potentially resulting in disruptions in the borrower's required payments due in connection with such loan.

Other Risks

        See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                    DESCRIPTION OF THE MORTGAGE POOL

                                     General

        The mortgage pool will consist of 242 multifamily and commercial "whole" loans, with an aggregate Cut-off Date Principal Balance of $733,801,916 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. In making this count, each Multiple Property Loan was counted as 1 loan and the information set forth herein is the aggregation of the information for all properties securing such loan. The Multiple Property Loans and all other loans in the mortgage pool are collectively referred to as the "Mortgage Loans". All numerical information concerning the Mortgage Loans is approximate.

        The "Cut-off Date Principal Balance" of each Mortgage Loan is its unpaid principal balance as of July 1, 1999 (the "Cut-off Date"), after application of all principal payments due on or before such date, whether or not received.

        The description of the Mortgage Loans in this prospectus supplement is a generalized description of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have special terms and provisions that are different from the generalized, aggregated description.

        A brief summary of some of the terms of the 10 largest Mortgage Loans, or groups of Cross-Collateralized Loans, is set forth in Appendix III. Additionally, certain information regarding Mortgage Loans secured by Mortgages encumbering multifamily properties is set forth in Appendix IV.

        Each Mortgage Loan is evidenced by a separate promissory note. Each Mortgage Loan is secured by a mortgage, deed of trust, deed to secure debt or other similar security instrument (all of the foregoing are individually a "Mortgage" and collectively the "Mortgages"), secured by a lien on one or more of a fee simple estate or a leasehold estate in one or more parcels of real property (a "Mortgaged Property") improved for multifamily or commercial use. See Appendix I for information as to the percentage of the Initial Pool Balance represented by each type of Mortgaged Property.

        None of the Mortgage Loans is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by the depositor, the sellers, the master servicer, the special servicer, the trustee, the fiscal agent, the underwriters, any of their respective affiliates or any other person.

        All of the Mortgage Loans should be considered non-recourse loans. This means that if the loan is in default, the lender's remedies are limited to foreclosing or acquiring the related Mortgaged Property and any other assets pledged to secure the loan. For those Mortgage Loans that permit recourse against any person or entity, the depositor has not evaluated the financial condition of those persons or entities. In many cases, the only assets such entities may have are those pledged to secure the loan.

        The depositor will purchase the Mortgage Loans on or before the closing date from the sellers, in each case pursuant to separate mortgage loan purchase and sale agreements entered into between the depositor and the particular seller. As described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase", each seller must repurchase a Mortgage Loan or substitute a Qualified Substitute Mortgage Loan if a representation or warranty made by the seller in its mortgage loan purchase agreement about the Mortgage Loan was incorrect at the time it was made, if the breach materially and adversely affects the interests of the certificateholders and is not cured. There can be no assurance that any seller has or will have sufficient assets with which to fulfill any repurchase or substitution obligations that may arise. The depositor will not have any obligation to fulfill any repurchase obligation if a seller fails to do so. The depositor will assign the Mortgage Loans, together with the depositor's rights and remedies against the sellers in respect of breaches of representations or warranties regarding the Mortgage Loans, to the trustee pursuant to the pooling and servicing agreement.

                         Security for the Mortgage Loans

        All of the Mortgage Loans are secured by a first lien encumbering one or more of a fee simple estate or a leasehold estate in the related Mortgaged Property, subject generally only to:

o liens for real estate and other taxes and special assessments not yet delinquent or accruing interest or penalties,
o rights of tenants, as tenants only, under third party leases which were not required to be subordinated,
o covenants, conditions, restrictions, rights of way, easements and other encumbrances of public record as of the date of recording of the Mortgage or otherwise specified in the applicable lender's title insurance policy,
o    purchase money security interests, and
o other exceptions and encumbrances on the Mortgaged Property that are reflected in the related title insurance policies.

Ground Leases

        8 Mortgage Loans (3.9%) are secured by a first lien encumbering the related borrower's leasehold interest in the related Mortgaged Property. This includes 1 Mortgage Loan (0.6%) secured by a Mortgage on both the borrower's leasehold interest in a portion of the related Mortgaged Property and the borrower's fee simple interest in the remainder of the related Mortgaged Property. For each ground lease, the related ground lessors have agreed to afford the mortgagee certain notices and rights, including without limitation, cure rights with respect to breaches of the related ground lease by the related borrower.

Cross-Collateralized Loans

        The mortgage pool includes 5 separate sets of Mortgage Loans (the "Cross-Collateralized Loans") that are cross-collateralized and cross-defaulted with one or more related Cross-Collateralized Loans. None of the Mortgage Loans are cross-collateralized or cross-defaulted with any mortgage loan not included in the mortgage pool. No set of related Cross-Collateralized Loans constitutes more than 1.5% of the Initial Pool Balance. See Appendix II for more information regarding the Cross-Collateralized Loans.

Multiple Property Loans

        For purposes of the statistical information contained in this prospectus supplement and the Appendices, each Mortgage Loan where a single note is secured by separate Mortgages encumbering separate Mortgaged Properties is considered secured by one Mortgaged Property (collectively, the "Multiple Property Loans").

Purchase Options; Rights of First Refusal

        With respect to 1 Mortgage Loan (0.2%) identified as Loan No. 169 in Appendix II, the sole tenant of the Mortgaged Property possesses an option to purchase between 10% and 50% of the related Mortgaged Property. This option is not subordinate to the Mortgage, however, it provides that:

o the option price is the fair market value of the ownership interest purchased at the time of the exercise of the option,
o the exercise of such option does not relieve the tenant from its obligations under its lease, and
o the borrower remains in control of all leasing and management matters related to the Mortgaged Property.

The tenant in the same Mortgage Loan also possesses a right of first refusal to acquire the Mortgaged Property. No assurance can be made that the rights of first refusal would not apply in the context of a foreclosure of the related Mortgage. Consequently, there may be additional risks, delays and costs associated with any such foreclosure

                             Underwriting Standards

        The following is a discussion of the customary underwriting policies and procedures used to originate the Mortgage Loans. Such policies and procedures involved an evaluation of both the prospective borrower and the proposed real estate collateral.

        Factors typically analyzed in connection with a Mortgaged Property include:

Physical Characteristics:

o    age and condition;
o    appraised value;
o    gross square footage, net rentable area and gross land area;
o    number of units, rooms or beds; and
o    property interest to be mortgaged (fee or leasehold).


Tenants:

o    current tenants' size and identity;
o    termination or purchase option rights;
o    term, expiration and rental rates under current leases;
o    leasing commissions; and
o    tenant improvements and concessions.

Financial Information:

o    historical cash flow;
o    applicable market rentals for similar properties;
o    historical vacancy rate and credit loss rate;
o    debt service coverage ratio; and
o    loan to value ratio.

A site inspection of the related Mortgaged Property was also typically performed, and third party appraisals, engineering reports and Phase I environmental site assessments were obtained.

        Factors typically analyzed in connection with a prospective borrower include:

o    credit history;
o    capitalization and overall financial resources; and
o    management skill and experience in the applicable property type.

        The above information has been provided by the sellers and has not been independently verified by the depositor, the master servicer, the special servicer, the underwriters, the trustee or the fiscal agent.

               Certain Terms and Conditions of the Mortgage Loans

Due Dates

        Monthly Payments are due on the first day of each month.

Mortgage Rates; Calculations of Interest

        235 of the Mortgage Loans (98.1%) accrue interest on the basis of the actual number of days elapsed each month in an assumed 360-day year. The remainder of the Mortgage Loans accrue interest on the basis of an assumed 360-day year with twelve 30-day months. Except with respect to the Hyper-Amortization Loans, each Mortgage Loan generally accrues interest at an annualized rate that is fixed for the entire term of such Mortgage Loan and does not permit any negative amortization or the deferral of fixed interest.

Amortization of Principal

        Many of the Mortgage Loans provide for monthly payments of principal based on amortization schedules substantially longer than their remaining terms. 229 Mortgage Loans (95.9%) are "balloon loans" expected to have more than 10% of their original principal balance remaining unpaid at their maturity date. 26 of such balloon loans (22.5%) are hyper-amortization loans that will have substantial balloon payments on their Anticipated Repayment Date. Such hyper-amortization loans also provide for an increase in their interest rate and/or principal amortization prior to maturity. 13 Mortgage Loans (4.1%) have remaining amortization terms that are substantially the same as their remaining terms to maturity. However, if the Monthly Payment for any Mortgage Loan (including any Hyper-Amortization Loan) is calculated on an assumed 30/360 basis but interest accrues on an actual/360 basis, there will be a remaining balance or a larger balloon payment due upon maturity.

        The weighted average Balloon LTV Ratio of the mortgage pool is 58.5%.

        With respect to 3 Mortgage Loans (1.0%), the grace period for the payment of Monthly Payments expires on the 15th of each month.

        26 of the Mortgage Loans (22.5%) (the "Hyper-Amortization Loans") have the following characteristics:

o each bears interest until its Anticipated Repayment Date at its Initial Interest Rate;
o each bears interest on and after its Anticipated Repayment Date at its Revised Interest Rate, and
o each requires that all gross revenue from the Mortgaged Property from and after its Anticipated Repayment Date be deposited into a lockbox account controlled by the lender and applied in the following order:

     o    to tax and insurance reserves;
     o    to interest at the Initial Interest Rate;
     o    to all other amounts owed the lender not set forth below;
     o    to all principal due under the original amortization;
     o    to all other reserves;
     o    to all approved operating or capital expenses;
     o    to all other principal then outstanding;
     o    to all outstanding Deferred Interest; and
     o    to the borrower.

        To the extent not paid from gross revenues, the payment of interest accrued at the excess of the Revised Interest Rate over the Initial Interest Rate is deferred until the maturity date or when the principal is prepaid in full. The deferred interest will also bear interest at the Revised Interest Rate. The accrued and deferred interest, and interest thereon, is referred to as "Deferred Interest").

        "Anticipated Repayment Date" means for any Hyper-Amortization Loan the date on and after which the Revised Interest Rate applies and the lockbox is activated.

        "Initial Interest Rate" means for any Hyper-Amortization Loan the rate at which such Hyper-Amortization Loan accrues interest from its origination until its Anticipated Repayment Date.

        "Revised Interest Rate" means for any Hyper-Amortization Loan the increased rate at which the Hyper-Amortization Loan bears interest from and after its Anticipated Repayment Date, which is equal to the greater of:

o    its Initial Interest Rate plus 2%, or
o the yield rate on the U.S. Treasury obligation that matures in the month in which the original maturity date of the Hyper-Amortization Loan occurs plus 2%.

Prepayment Provisions

        All but 5 Mortgage Loans (0.8%) are subject to specified periods following origination during which no voluntary prepayments are allowed (a "Lock-out Period").

        The Mortgage Loans (other than the Defeasance Loans) generally permit the borrower to voluntarily prepay the Mortgage Loan after the Lock-out Period if it pays a prepayment premium. The Mortgage Loan documents generally provide for a specified period prior to maturity during which a prepayment may be made without a prepayment premium. Other than as described below or during any such "open period", the Mortgage Loans prohibit any borrower from making a partial prepayments. 1 Mortgage Loan (2.1%) allows the borrower to obtain a release of any of the 6 separate Mortgaged Properties for such Mortgage Loan upon the payment of 125% of the Mortgage Loan balance allocated to the Mortgaged Property being released.

        A borrower does not have to pay a prepayment premium if it prepays a Hyper-Amortization Loan on or after its Anticipated Repayment Date.

        The applicable prepayment premium is generally calculated:

o for a certain period (a "Yield Maintenance Period") after the origination of the related Mortgage Loan or the expiration of the applicable Lock-out Period, if any, on the basis of a yield maintenance formula or, for some Mortgage Loans, a specified percentage of the amount prepaid if the percentage is greater than the yield maintenance amount, and
o after the expiration of the applicable Yield Maintenance Period, a specified percentage of the amount prepaid, which percentage may either remain constant or decline over time.

        Appendix II contains more specific information about the prepayment premiums for each Mortgage Loan.

        The Mortgage Loans typically:

o provide that a borrower has to pay a prepayment premium in connection with any involuntary prepayment resulting from a casualty or condemnation only if the loan is in default;
o permit prepayment after an event of default (but prior to the sale by the mortgagee of the Mortgaged Property through foreclosure or otherwise) if the related borrower pays the applicable prepayment premium; and
o permit the borrower to transfer the Mortgaged Property to a third party without prepaying the Mortgage Loan if certain conditions are satisfied, including, without limitation, an assumption by the transferee of all of the borrower's obligations under the Mortgage Loan.

        The depositor makes no representation as to the enforceability of the provisions of any Mortgage Loan requiring the payment of a prepayment premium or as to the collectability of any prepayment premium.

        The "Prepayment Restriction Analysis" table included in Appendix I sets forth an analysis of the percentage of the declining balance of the mortgage pool that, for each of the time periods indicated, will be within a Lock-out Period or in which Principal Prepayments must be accompanied by the indicated prepayment premium.

Defeasance

        In 146 of the Mortgage Loans (72.1%) (the "Defeasance Loans"), even though a voluntary prepayment may be generally prohibited, the borrower may, after the expiration of a specified period during which defeasance is prohibited, obtain a release of the related Mortgaged Property by pledging certain substitute collateral to the holder of the Mortgage Loan. This substitute collateral consists of direct, non-callable United States Treasury obligations that provide for payments prior, but as close as possible, to all dates on which a Monthly Payment or final balloon payment is due. Each of the payments on the substitute collateral must be equal to or greater than the Monthly Payment or final balloon payment due on such date.
Any excess amounts will be returned to the borrower.

        A borrower's ability to obtain a release is in each case subject to certain conditions specified in the related loan documents, including a requirement that a written confirmation be obtained from the applicable Rating Agency that the acceptance of the pledge of the substitute collateral in lieu of a full prepayment will not result in a qualification, downgrade or withdrawal of the rating then assigned by each Rating Agency to any class of the certificates. The master servicer will use its reasonable efforts to have the cost, if any, of obtaining such confirmation paid by the borrower. Any costs not paid by the borrower will be advanced by the master servicer as a Servicing Advance, unless such Advance would be nonrecoverable.

"Due-on-Encumbrance" and "Due-on-Sale" Provisions

        The Mortgages generally contain "due-on-encumbrance" clauses that permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower encumbers the related Mortgaged Property without the consent of the mortgagee. The special servicer will determine, in a manner consistent with the servicing standard described under "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments", whether to exercise any right the mortgagee may have under any such clause to accelerate payment of a Mortgage Loan upon, or to withhold its consent to, any additional encumbrance of the related Mortgaged Property.

        The Mortgages generally prohibit the borrower from transferring any material interest in the Mortgaged Property or allowing a material change in the ownership or control of the related borrower, without the mortgagee's prior consent. However, a transfer or change may be permitted if certain conditions specified in the related Mortgage Loan documents are satisfied. These conditions may include one or more of the following:

o    no event of default exists;
o the proposed transferee meets the mortgagee's customary underwriting criteria;
o the Mortgaged Property continues to meet the mortgagee's customary underwriting criteria; and
o    an acceptable assumption agreement is executed.

        The related Mortgages may also allow changes in the ownership or control of the related borrower between partners, members or shareholders as of the closing of the Mortgage Loan, family members, affiliated companies and certain specified individuals, or for estate planning purposes.

        The special servicer will determine, in a manner consistent with the servicing standard described under "The Pooling and Servicing

Agreement--Servicing of the Mortgage Loans; Collection of Payments", whether to exercise any right the mortgagee may have to accelerate payment of a Mortgage Loan upon, or to withhold its consent to, any transfer or change in ownership or control of the related borrower. The depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan that is the subject of a proceeding under federal bankruptcy law. See "Certain Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions--Due-on-Sale Provisions" in the prospectus.

Hazard, Liability and Other Insurance

        Generally, each Mortgage Loan requires that the Mortgaged Property be insured against loss or damage by fire or other risks and hazards covered by a standard extended coverage insurance policy. The minimum amount of such insurance is usually the lesser of the full replacement cost of the Mortgaged Property or the outstanding principal balance of the loan, but in any event in an amount sufficient to ensure that the insurer would not deem the borrower a co-insurer. Generally, each Mortgage Loan also requires that the related borrower maintain the following insurance during the term of the Mortgage Loan:

o comprehensive public liability insurance, typically with a minimum limit of $1,000,000 per occurrence;
o if any part of the Mortgaged Property upon which a material improvement is located lies in a special flood hazard area and for which flood insurance has been made available, a flood insurance policy in an amount equal to the lesser of the outstanding principal balance of the loan or the maximum limit of coverage available from governmental sources;
o if deemed advisable by the originator, rent loss and/or business interruption insurance in an amount equal to all net operating income from the operation of the Mortgaged Property for a period as required by the Mortgage;
o if applicable, insurance against loss or damage from explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus; and
o any other insurance as may from time to time reasonably be required by the mortgagee.

        The Mortgage Loans generally do not require the borrower to maintain earthquake insurance.

        With respect to many of the Mortgage Loans, the borrower has satisfied the applicable insurance requirements by obtaining blanket insurance policies. The mortgagee generally has the right to review and approval the blanket insurance policy, including the amount of insurance and the number of properties covered by the policy.

Casualty and Condemnation

        The Mortgage Loan documents typically provide that all insurance proceeds or condemnation awards will be paid to the mortgagee if:

o    the Mortgaged Property is damaged by fire or another casualty; or
o any taking or exercise of the power of eminent domain occurs with respect to a Mortgaged Property.

The mortgagee then has the option to either apply the proceeds or awards to the outstanding indebtedness of the Mortgage Loan, or allow the borrower to use the proceeds to restore the Mortgaged Property. However, if certain specified conditions are satisfied, the mortgagee may be required to pay the proceeds or awards to the borrower for restoration of the Mortgaged Property. In certain of the Mortgage Loans, the lease between the borrower and a tenant of all or part of the Mortgaged Property may require the borrower or the tenant to restore the Mortgaged Property if a casualty or condemnation occurs. In this case, the Mortgage Loan documents may permit the application of all applicable proceeds or awards to satisfy the requirement.

Financial Reporting

        The Mortgages generally contain a covenant that requires the borrower to provide the mortgagee with certain financial reports at least once a year about the borrower's operations at the Mortgaged Property. Such reports typically include information about income and expenses for the property for the period covered by such reports, and/or current tenancy information. However, in the case of owner-occupied properties, the borrower typically provides financial information for itself instead of the Mortgaged Property.

Delinquencies

        No Mortgage Loan was more than 30 days delinquent in respect of any Monthly Payment as of the Cut-off Date, or during the twelve months immediately preceding the Cut-off Date.

Borrower Escrows and Reserve Accounts

        In many of the Mortgage Loans, the borrower was required, or may under certain circumstances in the future be required, to establish one or more reserve or escrow accounts (such accounts, "Reserve Accounts") for those matters and in such amounts deemed necessary by the originator of the loan. These matters may include one or more of the following:

o    necessary repairs and replacements,
o    tenant improvements and leasing commissions,
o    real estate taxes and assessments,
o    water and sewer charges,
o    insurance premiums,
o    environmental remediation,
o    improvements mandated under the Americans with Disabilities Act of 1990, or
o    deferred maintenance and/or scheduled capital improvements.

        Appendix V contains more specific information about the Reserve Accounts for each Mortgage Loan.

                  Certain Characteristics of the Mortgage Pool

Concentration of Mortgage Loans and Borrowers

        The largest single Mortgage Loan has a Cut-off Date Principal Balance that represents 4.4% of the Initial Pool Balance. The 10 largest individual Mortgage Loans (or sets of Cross-Collateralized Loans) represent in the aggregate 20.0% of the Initial Pool Balance. No set of Mortgage Loans made to a single borrower or to a single group of affiliated borrowers constitutes more than 4.6% of the Initial Pool Balance. See Appendix II for further information regarding these Mortgage Loans.

Environmental Risks

        Except as discussed below environmental site assessments for the Mortgaged Properties generally were obtained either by:

o    the originator within 12 months of the origination date of the Mortgage
     Loan, or
o the applicable seller within 12 months of the date the Mortgage Loan was acquired by the seller.

        All but 3 of the Mortgaged Properties have been subject to environmental site assessments within 18 months before the Cut-off Date.

        The environmental site assessments did not reveal the existence of conditions or circumstances respecting any Mortgaged Property that would:

o constitute or result in a material violation of applicable environmental law,
o    impose a material constraint on the operation of the Mortgaged Property,
o    require any material change in the use of the Mortgaged Property, or
o require any material clean-up, remedial action or other response with respect to hazardous materials on or affecting the Mortgaged Property under any applicable environmental law,

with the exception of those conditions or circumstances:

o that the assessments indicated could be cleaned up, remediated or brought into compliance with applicable environmental law by the taking of certain actions, and
o    for which:
     1. a hold-back or other escrow of funds has been created in an amount estimated by the originator to be adequate to pay the cost of completing the clean-up, remediation or compliance actions as specified in the assessments;
     2. an environmental insurance policy in an amount satisfactory to the originator has been obtained by the borrower;
     3. an indemnity for such costs has been obtained from a potentially culpable party that the originator believed was solvent; or
     4. prior to the closing of the Mortgage Loan, the clean up, remediation or compliance actions have been completed in compliance with applicable environmental law, or commenced by a responsible party deemed solvent by the originator in accordance with a remediation plan approved by applicable regulatory agencies, all in compliance with applicable environmental law.

        Some of the Mortgaged Properties are in areas of known groundwater contamination or in the vicinity of sites containing "leaking underground storage tanks" or other potential sources of groundwater contamination. The environmental site assessments mentioned above generally do not anticipate that the borrower will have to undertake remedial investigations or actions at these sites. Further, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and certain state environmental laws provide for a third-party defense that generally would preclude liability for a party whose property is contaminated by off-site sources. In addition, in its final "Policy Toward Owners of Property Containing Contaminated Aquifers," dated May 24, 1995, the United States Environmental Protection Agency stated that it would not take enforcement actions against the owner of such property to require the performance of remediation actions or the payment of remediation costs. This policy statement is subject to certain conditions and applies only if the hazardous substances have come to be located on or in a property solely as a result of subsurface migration in an aquifer from a source or sources outside the property.

        Even if the owners of these Mortgaged Properties and the trust fund are not liable for such contamination, enforcement of the borrower's or the trust fund's rights against third parties may result in additional transaction costs. In addition, the presence of such contamination or potential contamination may affect the borrower's ability to refinance the Mortgage Loan using the Mortgaged Property as collateral or to sell the Mortgaged Property to a third party.

        You should understand that the results of the environmental site assessments do not constitute an assurance or guaranty by the underwriters, the depositor, the originators, the sellers, the borrowers, any environmental consultants or any other person as to the absence or extent of the existence of any environmental condition on the Mortgaged Properties that could result in environmental liability. Given the scope of the environmental site assessments, an environmental condition that affects a Mortgaged Property may not be discovered or its severity revealed during the course of the assessment.

        Further, no assurance can be given that future changes in applicable environmental laws, the development or discovery of presently unknown environmental conditions at the Mortgaged Properties or the deterioration of existing conditions will not require material expenses for remediation or other material liabilities. There can be no assurance that any hold-back or other escrow of funds to pay the cost of completing any clean-up, remediation or compliance actions with respect to a Mortgaged Property will be sufficient to complete such actions.

Geographic Concentration

        Mortgage Loans secured by Mortgaged Properties located in New York, Texas and California respectively represent approximately 14.1%, 12.8% and 10.5% of the Initial Pool Balance. Mortgage Loans secured by Mortgaged Properties located in Pennsylvania, New Jersey, Florida and Illinois each represent more than 5% of the Initial Pool Balance. The occurrence of adverse economic conditions in any such jurisdiction may affect repayments of such Mortgage Loans or the value of the related Mortgaged Properties. Such Mortgaged Properties may be more susceptible to certain special hazard losses than properties located in other areas of the country. No more than 5% of the Initial Pool Balance is secured by Mortgaged Properties located in any other jurisdiction. See "Risk Factors--Increased Geographic Concentrations of Mortgaged Properties May Have an Adverse Effect on the Payment of Your Certificates" and Appendix I.

Other Financing

        The Mortgage Loan documents prohibit the borrower from incurring additional indebtedness secured by the related Mortgaged Property.

Zoning Compliance

        The originator for each Mortgage Loan generally received assurances that all of the improvements located upon each respective Mortgaged Property complied with all zoning laws in all respects material to the continued use of the related Mortgaged Property, or that the improvements qualified as permitted non-conforming uses. With respect to 1 Mortgage Loan (0.3%) identified as Loan No. 137 in Appendix II, 12 of the 107 apartment units are not in compliance with applicable zoning. However, such 12 units were not included in the underwriting process for such Mortgage Loan.

Tenant Matters

        Certain additional information regarding Mortgaged Properties that are owner occupied or leased in whole or in large part to a single tenant is listed in Appendix I. Generally, these owners or major tenants do not have investment-grade credit ratings. The major tenants generally occupy their premises pursuant to leases which require them to pay all applicable real property taxes, maintain insurance over the improvements thereon and maintain the physical condition of such improvements. In 53 of the Mortgage Loans (22.3%), the owner or major tenant occupies 50% or more of the Mortgaged Property.

                                Other Information

        Each of the tables in Appendix I lists certain characteristics of the mortgage pool presented, where applicable, as of the Cut-Off Date. The sum in any column of any of the tables in Appendix I may not add to 100% and may not equal the indicated total due to rounding. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Appendix II. For a brief summary of certain of the terms of the 10 largest Mortgage Loans, or groups of Cross-Collateralized Loans, see Appendix III. Certain information regarding Mortgage Loans secured by Mortgages encumbering multifamily properties is listed in Appendix IV. Finally, certain information regarding the Reserve Accounts for each Mortgage Loan is set forth in Appendix V.

        For purposes of the tables in Appendix I and for the information included in this prospectus supplement and in Appendix II, Appendix III, Appendix IV and Appendix V the following definitions and assumptions apply:

Debt Service Coverage Ratio

        In general, income property lenders use debt service coverage ratios
(DSCR) to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term.

        For purposes of this prospectus supplement, including for the tables in Appendix I and the information in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for any Mortgage Loan (or group of Cross-Collateralized Loans) is the ratio of "Underwritable Cash Flow" estimated to be produced by the related Mortgaged Property or Properties to the annualized amount of debt service payable under that Mortgage Loan (or that group of Cross-Collateralized Loans).

        "Underwritable Cash Flow" in each case is an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a Mortgaged Property (consisting primarily of rental income) less the sum of:

o estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising),
o fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and
o recurring capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions.

Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

        In determining Underwritable Cash Flow for a Mortgaged Property, the seller relied on rent rolls and other generally unaudited financial information provided by the borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the Mortgaged Property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated recurring capital expenditures and reserves for leasing commission and tenant improvements. The seller made certain changes to operating statements and operating information obtained from the borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the borrowers in preparing such statements and information. In certain cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized, or borrower supplied "trailing-12 months" income and/or expense information was utilized. In certain instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted to reflect market rents for similar properties. Several Mortgage Loans are secured by Mortgaged Properties with newly constructed improvements and, accordingly, there were no historical operating results or financial statements available with respect to such Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal or from borrower-supplied information.

        No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the seller in determining the presented operating information.

        The Debt Service Coverage Ratios are presented for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the Mortgage Loan. Accordingly, no assurance can be given, and no representation is made that the Debt Service Coverage Ratios accurately reflect that ability.

Cut-off Date Loan-to-Value

        References in the tables to "Cut-Off Date Loan-to-Value" or "Cut-Off Date LTV" are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan (or the aggregate principal balance of a group of Cross-Collateralized Loans) to the value of the related Mortgaged Property or Properties as determined by the most recent appraisal or market valuation of such Mortgaged Property, as described below.

        References to "Balloon LTV" or "Balloon LTV Ratio" are references to the ratio, expressed as a percentage of the principal balance of a balloon loan (or the aggregate principal balance of a group of Cross-Collaterialized Loans) anticipated to be outstanding at the date on which the related balloon payment(s) are scheduled to be due (calculated based on the Maturity Assumptions and a 0% CPR) to the value of the related Mortgaged Property or Properties as determined by the most recent appraisal or market valuation of such Mortgaged Property or Properties available to the depositor.

        No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

        Each Mortgaged Property was appraised at the request of the originator of the Mortgage Loan by a state certified appraiser or an appraiser belonging to the Appraisal Institute. The purpose of each appraisal was to provide an opinion of the fair market value of the Mortgaged Property. None of the depositor, the sellers, the master servicer, the special servicer, the underwriters, the trustee or the fiscal agent or any other entity has prepared or obtained a separate independent appraisal or reappraisal, unless such person was the originator of the Mortgage Loan. There can be no assurance that another appraiser would have arrived at the same opinion of value. No representation is made that any appraised value would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale. Accordingly, you should not place undue reliance on the loan to-value-ratios set forth in this prospectus supplement.

Year Built/Renovated

        References to "years built/renovated" are references to the later of the year in which a Mortgaged Property was originally constructed or the most recent year in which the Mortgaged Property was substantially renovated.

Weighted Averages

        References to "weighted averages" are references to averages weighted on the basis of the Cut-Off Date Balances of the Mortgage Loans.

                                   The Sellers

Midland Loan Services, Inc.

        Midland Loan Services, L.P., was organized under the laws of the State of Missouri in 1992 as a limited partnership. On April 3, 1998, Midland Loan Services, Inc., a newly formed, wholly owned subsidiary of PNC Bank, National Association, acquired substantially all of the assets of Midland Loan Services, L.P. Since 1994, Midland has been originating commercial and multifamily mortgage loans for the purpose of securitization. See "The Master Servicer".

        54 of the Mortgage Loans (18.9%) were originated by Midland and sold to the Midland

Commercial Mortgage Loan Owner Trust 1998-1, a business trust organized under the laws of the State of Delaware. The holders of the Midland Owner Trust certificates sold their certificates to Morgan Stanley Mortgage Capital Inc. on June 30, 1999. An additional 60 Mortgage Loans (20.6%) were also originated by Midland. Midland sold 58 of these Mortgage Loans to Morgan Stanley Mortgage Capital on June 30, 1999. The two remaining Mortgage Loans will be sold by Midland to the depositor on the closing date. On or before the closing date, Morgan Stanley Mortgage Capital intends to terminate the Midland Owner Trust and transfer to the depositor the Mortgage Loans that were in the Midland Owner Trust and the Mortgage Loans acquired directly from Midland. Since Midland will be the only person responsible to the trust for breaches of the representations and warranties that relate to these Mortgage Loans and for defects in documentation related to these Mortgage Loans, it is referred to in this prospectus supplement as the seller of these Mortgage Loans.

Residential Funding Corporation

        Residential Funding Corporation is a direct wholly owned subsidiary of GMAC Mortgage Group, Inc. and was formed as a Delaware corporation. RFC Commercial is a division of RFC which originates and acquires loans secured by mortgages on commercial and multifamily real estate. Prior to origination or acquisition, RFC Commercial's staff underwrites all the loans. RFC maintains its principal office at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Its telephone number is (612) 832-7000. RFC Commercial's offices are located at 4800 Montgomery Lane, Suite 300, Bethesda, Maryland 20814 and its telephone number is (301) 215-6200. Residential Funding Securities Corporation is an affiliate of RFC.

        RFC sold its Mortgage Loans to Morgan Stanley Mortgage Capital Inc. on June 30, 1999. Morgan Stanley Mortgage Capital intends to sell the RFC Mortgage Loans to the depositor on the closing date. Since RFC will be the only person responsible to the trust for breaches of the representations and warranties that relate to its Mortgage Loans and for defects in documentation related to its Mortgage Loans, it is referred to in this prospectus supplement as the seller of its Mortgage Loans.

CIBC Inc.

        CIBC Inc. is a wholly-owned subsidiary of Canadian Imperial Holdings Inc. and is incorporated under the laws of Delaware. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is a subsidiary of Canadian Imperial Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its Agency located at 425 Lexington Avenue, New York, New York 10017. CIBC Inc. is a commercial finance company that originates commercial and multi-family real estate loans, purchases participations in loans from third-party lenders and otherwise extends credit to Fortune 1000 companies. CIBC Inc. has offices in Atlanta, Chicago, Houston, Dallas, San Francisco, Los Angeles and New York. The principal office of CIBC Inc. is located at 425 Lexington Avenue, New York, New York 10017.

        CIBC Inc. is an affiliate of CIBC World Markets Corp., formerly known as CIBC Oppenheimer Corp. Although CIBC World Markets is an indirect, wholly owned subsidiary of Canadian Imperial Bank of Commerce, it is solely responsible for its contractual obligations and commitments. Any securities products offered or recommended or purchased or sold in any client accounts by CIBC World Markets:

o    will not be insured by the Federal Deposit Insurance Corporation;

o will not be deposits or other obligations of Canadian Imperial Bank of Commerce;

o    will not be endorsed or guaranteed  by Canadian  Imperial Bank of Commerce;
     and

o will be subject to investment risks, including possible loss of principal invested.

                    Changes in Mortgage Pool Characteristics

        The description in this prospectus supplement of the mortgage pool and the Mortgaged Properties is based upon the mortgage pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the certificates, one or more Mortgage Loans may be removed from the mortgage pool if:

o    the depositor deems such removal necessary or appropriate, or
o    the loan is prepaid.

        A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates, unless including such mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. Accordingly, the range of interest rates and maturities, as well as the other characteristics of the Mortgage Loans constituting the mortgage pool at the time the certificates are issued may vary from those described in this prospectus supplement.

        A Current Report on Form 8-K will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within 15 days after the closing date. If Mortgage Loans are removed from or added to the mortgage pool as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

                   Representations and Warranties; Repurchase

        The following is a summary of certain of the representations and warranties to be made by each seller with respect to each of its Mortgage Loans. The representations will be made as of the closing date or as of another date specifically stated in the representation or warranty. There may be exceptions to some of the representations and warranties.

1. The information in the schedule of the Mortgage Loans attached to the related mortgage loan purchase agreement (which contains certain of the information set forth in Appendix II) is true and correct in all material respects.

2. The seller owns such Mortgage Loan free and clear of any and all pledges, liens and/or other encumbrances.

3. No scheduled payment of principal and interest under such Mortgage Loan was 30 days or more past due as of the Cut-off Date or during the 12-month period before the Cut-off Date.

4. The related Mortgage, subject to certain creditors' rights exceptions and general principles of equity, constitutes a valid and enforceable first priority mortgage lien upon the related Mortgaged Property, subject to:

     o the lien for current real property taxes and assessments not yet delinquent or accruing interest or penalties,
     o rights of tenants, as tenants only, under third party leases which were not required to be subordinated,
     o covenants, conditions and restrictions, rights-of-way, easements and other matters of public record or referred to in the related lender's title insurance policy,
     o exceptions and exclusions specifically referred to in such lender's title insurance policy,
     o    purchase money security interests, and
     o    other matters to which like properties are commonly subject.

5. The assignment of the related Mortgage in favor of the trustee constitutes a legal, valid and binding assignment.

6. The related assignment of leases, subject to certain creditors' rights exceptions and general principles of equity, establishes and creates a valid and enforceable first priority lien in the related borrower's interest in all leases of the related Mortgaged Property.

7. The related Mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage in whole or in material part, except for partial releases included in the related Mortgage File, none of which materially and adversely affected the value of the Mortgaged Property intended as security for the Mortgage Loan.

8. Except as set forth in a structural engineering report prepared as part of the origination of the Mortgage Loan, the related Mortgaged Property is, to the seller's knowledge, free and clear of any damage (normal wear and tear excepted) or defective condition that would materially and adversely affect its value as security for the Mortgage Loan. Except as specified in the related mortgage loan purchase agreement, any required repairs identified in such engineering report with an estimated cost of $10,000 or more have been completed or funds have been escrowed to pay for the repairs.

9. To the seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of the related Mortgaged Property.

10. The related Mortgaged Property is or will be covered by an American Land Title Association (or an equivalent form or state-approved form) lender's title insurance policy that insures that the related Mortgage is a valid, first priority lien on such Mortgaged Property, subject only to the exceptions stated in the policy.

11. The proceeds of the Mortgage Loan have been fully disbursed, and there is no obligation for future advances with respect to such Mortgage Loan.

12. One or more environmental site assessments were performed with respect to the Mortgaged Property in connection with the origination of the Mortgage Loan and reviewed by the seller, a report of each such assessment has been delivered to the depositor, and to the seller's knowledge, there is no material and adverse environmental condition or circumstance affecting such Mortgaged Property except as disclosed in the report. Except as specified in the related mortgage loan purchase agreement, for any material and adverse condition or circumstance identified in such environmental report:

     o a party not related to the borrower was identified as the responsible party;
     o the borrower provided environmental insurance, other additional security and/or an operations and maintenance plan; or
     o the borrower provided evidence that the applicable authorities would not take any action or require the taking of any action in respect of such condition or circumstance.

13. Each note, Mortgage and other agreement that evidences or secures the Mortgage Loan is the legal, valid and binding obligation of the borrower, enforceable in accordance with its terms, subject to:

     o    the non-recourse provisions of the loan,
     o    certain creditors' rights exceptions, and
     o    general principles of equity,

    and subject to such matters, there is no valid defense, counterclaim, or right of offset or rescission available to the borrower with respect to the note, Mortgage or other agreement.

14. The related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by casualty and liability insurance policies of a type specified in the related mortgage loan purchase agreement.

15. There are no delinquent taxes, assessments or other outstanding charges affecting the related Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage.

16. The related borrower is not, to the seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

17. The related Mortgaged Property consists of the related borrower's fee simple estate in real estate; or, if the related Mortgage encumbers the interest of a borrower as a lessee under a ground lease of the related Mortgaged Property (but not the related fee interest):

     o the ground lease or a memorandum of the lease has been or will be duly recorded, and the ground lease or other agreement permits the interest of the lessee to be encumbered by the Mortgage and does not restrict the use of the Mortgaged Property in a manner that would materially and adversely affect the security provided by the related Mortgage;
     o the related borrower's interest in the ground lease is assignable to the depositor and its successors and assigns upon notice to, but without the further consent of, the lessor;
     o the ground lease was in full force and effect as of the origination of the Mortgage Loan, and the seller has received no notice that an event of default has occurred under the lease;
     o    the ground lease or other related agreement:
          o requires the lessor to give notice of any default by the lessee to the holder of the Mortgage (provided any required notice of such holder's mortgage lien is given to the lessor),
          o provides that no notice of termination given under the ground lease is effective against the holder of the Mortgage unless a copy has been delivered to the holder, and
          o provides that no modification of the ground lease will be effective without the prior written consent of the holder of the Mortgage;
     o the holder of the Mortgage is permitted no less time than that provided to the borrower under the ground lease to cure any default under the ground lease, which is curable after the receipt of notice of any such default, before the lessor may terminate the ground lease; and
    o the ground lease has a current term (excluding any extension options that are not binding on the lessor) that extends at least ten years beyond the scheduled maturity date of the Mortgage Loan.

18. With respect to a related Mortgage that encumbers the interest of a borrower as a lessee under a ground lease of the related Mortgaged Property and also the related fee interest:

   o the Mortgage does not by its terms provide that it will be subordinated to the lien of any other encumbrance upon the fee interest, and
   o upon the occurrence of a default under the Mortgage by the related borrower, any right of the ground lessor to receive notice of, and cure, such default under any agreement binding upon the seller would not be considered commercially unreasonable in any material respect in accordance with the seller's customary practices.

19. All escrow deposits and payments required under the Mortgage Loan (including any applicable grace or cure period) have been so deposited or paid by the related borrower and have been applied in accordance with their intended purposes or are being transferred to the depositor.

20. Either:

     (a) the Mortgage Loan is secured by an interest in real property having a fair market value at least equal to 80% of the adjusted issue price of the Mortgage Loan determined under United States Treasury Regulations
          Section 1.860G-2(a)(1), or

     (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for the Mortgage Loan (other than a recourse feature or other third party credit enhancement).

    Any Mortgage Loan that was "significantly modified" so as to result in a taxable exchange under Section 1001 of the Code either:

     o was modified as a result of the default or reasonably foreseeable default of the Mortgage Loan, or
     o is covered under clause (a) of the immediately preceding sentence.

21. No holder of the Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the borrower, directly or indirectly, for the payment of any amount required by the Mortgage Loan.

22. Each Mortgaged Property was, as of the origination date of the related Mortgage Loan, and, to the Seller's knowledge is, free and clear of any and all mechanic's and materialmen's liens that are prior or equal to the lien of the related Mortgage, except for liens insured against by the related title insurance policy.

23. The Mortgage Loan is not cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

24. Other than Mortgage Loans either allowing defeasance or identified in the related mortgage loan purchase agreement, no Mortgage requires the holder of the Mortgage to release all or any material portion of the related Mortgaged Property from the lien of the Mortgage. Those Mortgage Loans identified in the related mortgage loan purchase agreement as allowing releases require:

     o       payment in full of the Mortgage Loan, or
     o for a partial release, the satisfaction of certain legal and underwriting requirements and the payment of a release price and prepayment consideration in connection with the payment.

25. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

26. To the seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related note or Mortgage, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property.

27. Based on due diligence, the improvements located on or forming a part of each Mortgaged Property comply with applicable zoning laws and ordinances or constitute a legal nonconforming use or structure, except such noncompliance as does not materially and adversely affect the value of such Mortgaged Property. Except as identified in the related mortgage loan purchase agreement, each Mortgaged Property that constitutes a legal nonconforming use may be restored after any casualty to its full use at the time of the casualty or the borrower has provided law and ordinance insurance coverage as required by the Seller. To the seller's knowledge, the related borrower was, as of the date of origination of the Mortgage Loan, in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the Mortgaged Property.

28. No Mortgage Loan permits the related Mortgaged Property to be encumbered by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder of the Mortgage or the satisfaction of debt service coverage or similar criteria specified in the loan documents.

29. With respect to each Hyper-Amortization Loan:

     o the interest rate after the Anticipated Repayment Date will be equal to the greater of (i) the then existing rate of United States Treasury securities with maturities approximating the maturity of the Mortgage Loan plus 2%, and (ii) the initial interest rate plus 2%;

     o except as identified in the mortgage loan purchase agreement, each Hyper-Amortization Loan begins amortizing no later than the Cut-off Date;
     o the Anticipated Repayment Date is not less than seven years from each Hyper-Amortization Loan's origination date; and
     o each Hyper-Amortization Loan provides that after the Anticipated Repayment Date, all excess cash flow will be applied to repay principal and interest.

30. Except as identified in the mortgage loan purchase agreement, each Mortgage Loan is a non-recourse loan except that a principal or other borrower affiliate with assets in addition to an interest in the borrower is liable for losses incurred as a result of the borrower's fraud, misapplication of funds or breach of environmental laws.

31. Each Mortgaged Property constitutes one or more complete separate tax lots or is covered by an endorsement under the related title policy.

32. Each Mortgage Loan allowing defeasance of mortgage collateral either

     o requires the lender's prior written consent to the defeasance and the borrower's compliance with conditions required by the lender or
     o    requires that
          o defeasance may not occur prior to the time permitted by applicable provisions of the federal income tax law and related regulations pertaining to real estate mortgage investment conduits (if applicable),
          o the replacement collateral consist of U.S. governmental securities in an amount sufficient to make all scheduled Mortgage Loan payments when due,
          o the lender determines that the replacement collateral is sufficient to make such payments,
          o if the original borrower was a "single purpose entity", the Mortgage Loan must be assumed by a "single purpose entity" acceptable to the lender, and
          o a legal opinion be delivered opining that the lender has a first-priority perfected security interest in the replacement collateral.

33. As of the origination of each Mortgage Loan with a Cut-off Date principal balance in excess of $10,000,000, the borrower was a "single purpose entity":

     o    whose organizational documents provide substantially that:
          o it was formed solely for the purpose of owning and operating one or more of the Mortgaged Properties, and
          o it is prohibited from engaging in any business unrelated to such Mortgaged Properties,

     o and whose organizational documents, or the related loan documents provide substantially that:
          o it does not have any assets other than those related to the Mortgage Properties, or
          o it does not have any indebtedness other than as permitted by its loan documents,
          o it maintains books, records and accounts separate from any other person or entity, and
          o it holds itself out as a legal entity, separate and apart from any other person or entity.

        The pooling and servicing agreement will require that the custodian, the master servicer, the special servicer or the trustee notify the applicable seller upon its becoming aware:

     o of any breach of certain representations or warranties made by such seller in its mortgage loan purchase agreement, or
     o that any document required to be included in the mortgage file does not conform to the requirements of the pooling and servicing agreement,

which in the case of any such breach or defect materially and adversely affects the interests of the trustee or the certificateholders. The applicable mortgage loan purchase agreement provides that, if the breach or default is not cured within 90 days after discovery of the breach or defect by the applicable seller, the depositor, the custodian, the master servicer, the special servicer or the trustee, the applicable seller will either:

1.   repurchase such Mortgage Loan for a purchase price (the "Repurchase
     Price") equal to the sum of:
     o    outstanding principal balance,
     o unpaid accrued interest at the applicable rate (in absence of a default) to, but not including, the date of repurchase,
     o the amount of any unreimbursed Servicing Advances relating to such Mortgage Loan,
     o    accrued interest on Advances (including P&I Advances) at the Advance
          Rate,
     o the amount of any unpaid servicing compensation (other than master servicing fees) and trust fund expenses allocable to the Mortgage Loan, and
     o the amount of any expenses reasonably incurred by the master servicer, the special servicer or the trustee in respect of the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, or

2. substitute a Qualified Substitute Mortgage Loan for the Mortgage Loan and pay the trustee a shortfall amount equal to the difference between the Repurchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of the Qualified Substitute Mortgage Loan as of the date of substitution.

        If the Mortgage Loan continues to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code, the 90-day period will not commence until the seller receives notice of or discovers that the Mortgage Loan is a defective Mortgage Loan. If the breach or defect cannot be cured within the 90-day period, then so long as the seller has commenced and is diligently proceeding with the cure of the breach or defect, the 90-day period will be extended for an additional 90 days. However, the seller will be entitled to an extension only if it delivers to the depositor an officer's certificate:

o    describing the measures being taken to cure the breach or defect,
o stating that it is possible to cure the breach or defect cured within the 90 day period, and
o stating that the breach or defect does not cause the Mortgage Loan to fail to be a "qualified mortgage" within the meaning of the REMIC provisions of the internal revenue code.

        A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution:

1. have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs;
2. have a mortgage rate not less than the Mortgage Rate of the deleted Mortgage Loan;
3.   have the same due date as the deleted Mortgage Loan;
4. accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

5. have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan;
6. have an original loan to-value-ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted Mortgage Loan;
7. comply as of the date of substitution with all of the representations and warranties listed in the applicable mortgage loan purchase agreement;
8. have an environmental report for the related Mortgaged Property, which will be part of the related mortgage file;
9. have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan;
10. be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the internal revenue code;
11. not have a maturity date after the date three years prior to the Rated Final Distribution Date;
12. not be substituted for a deleted Mortgage Loan unless the trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any class of the certificates then rated by the Rating Agency. The seller will pay the cost, if any, of obtaining the confirmation;
13. not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of REMIC I, REMIC II or REMIC III or the imposition of tax on REMIC I, REMIC II or REMIC III other than a tax on income expressly permitted or contemplated to be received by the terms of the pooling and servicing agreement; and
14. not be substituted for a deleted Mortgage Loan unless the operating adviser has approved the substitution based upon an engineering report and the environmental report obtained for the Qualified Substitute Mortgage Loan.

        If one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (1) will be determined on the basis of total principal balances and the rates described in clause (2) above and the remaining term to stated maturity referred to in clause (5) above will be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable seller will certify that the Mortgage Loan meets all of the requirements of the above definition and shall send the certification to the trustee.

        The obligations of the sellers to substitute, repurchase or cure constitute the sole remedies available to the trustee for the benefit of the holders of certificates for:

o a breach of a representation or warranty with regard to a Mortgage Loan by a seller, or
o    missing or defective Mortgage Loan documentation.

        If a seller defaults on its obligation to substitute, repurchase or cure, no other person will have an obligation to fulfill the seller's obligations. No assurance can be given that any seller will fulfill its obligations. If such obligations are not met, as to a Mortgage Loan that is not a "qualified mortgage" within the meaning of the REMIC provision of the internal revenue code, REMIC I, REMIC II and REMIC III may be disqualified.

                                 MASTER SERVICER

                                   Background

        Midland Loan Services, L.P., was organized under the laws of the State of Missouri in 1992 as a limited partnership. On April 3, 1998, Midland Loan Services, Inc., a newly-formed, wholly-owned subsidiary of PNC Bank, National Association, acquired substantially all of the assets of Midland Loan Services, L.P. Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and that originates commercial real estate loans. Midland's address is:


        210 West 10th Street
        6th Floor
        Kansas City, Missouri 64105.

        Midland will serve as the master servicer for the trust fund. In addition, Midland and its affiliates are the seller with respect to 114 of the Mortgage

 Loans (39.5%).  See "Description of the Mortgage Pool--The Sellers".

        Standard & Poor's Ratings Services and Fitch IBCA, Inc. have approved Midland as a master and special servicer for investment grade-rated commercial and multifamily mortgage-backed securities. Midland is also a HUD/FHA-approved mortgagee and a FannieMae-approved multifamily loan servicer.

                          Midland's Servicing Portfolio

        As of May 31, 1999, Midland was servicing approximately 15,750 commercial and multifamily loans with a principal balance of approximately $41.16 billion. The collateral for these loans is located in all 50 states, Puerto Rico and the District of Columbia. Approximately 10,500 of the loans, with a total principal balance of approximately $31.7 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. Midland also services newly-originated loans and loans acquired in the secondary market for:

o    financial institutions,
o    private investors, and
o    issuers of commercial and multifamily mortgage-backed securities.

                             Delinquency Information

        The following table lists the master servicer's delinquency experience for commercial mortgage-backed securities transactions that it services. The table includes loans that Midland Loan Services, L.P. serviced before April 3, 1998. The portfolio does not include Mortgage Loans included in distressed RTC portfolios.


                                                                        As of December 31,
                                     -----------------------------------------------------------------------------------------
                                                1996                           1997                         1998
                                     --------------------------- ------------------------------------------------------
                                     By No.          By Dollar       By No.         By Dollar       By No.       By Dollar
                                       of              Amount          Of            Amount           of           Amount
                                      Loans           of Loans        Loans         of Loans         Loans        of Loans
                                     ------         -----------      ------        -----------      ------      -----------
                                                                  (Dollar amounts in thousands)
Total Portfolio..................    2,782          $6,557,024       3,644         $13,129,936       6,493      $29,656,681

Period of delinquency<F1>
     30-59 days..................      198             $89,419         146            $281,143          48          $92,712
     60 to 89 days...............       17              10,479          43              20,363          26           31,925
     90 days or more<F2>.........       18              33,898         104             150,237         102           69,585
     REO                                                                 8              19,005          14           32,094
                                     ------         -----------      ------        -----------      ------      -----------

Total delinquent loans........          233            $133,795        301            $470,748         190         $226,316
                                     ------         -----------      ------        -----------      ------      -----------
                                     ------         -----------      ------        -----------      ------      -----------

Percent of portfolio..............       8%                  2%        8.3%               3.6%        2.9%            0.8%
                                     ------         -----------      ------        -----------      ------      -----------
                                     ------         -----------      ------        -----------      ------      -----------

<F1>    Number of days past due based on a 30-day month.  No loan is considered delinquent until one month beyond its due date. For example, a loan with a payment due January 1 would first be considered delinquent February 1, and would then be considered 30 days delinquent.
<F2>    Includes pending foreclosures.


                                                                     As of March 31,
                                           --------------------------------------------------------------------
                                                        1998                                  1999
                                           --------------------------------    --------------------------------
                                               By No.          By Dollar          By No.           By Dollar
                                                 of             Amount              Of               Amount
                                                Loans          of Loans           Loans             of Loans
                                               ------       ------------         -------          -----------
                                                                (Dollar amounts in thousands)
Total Portfolio.................                5,022       $15,790,583           6,583           $29,826,434

Period of delinquency<F1>
     30-59 days.................                   34           $25,170             197               $70,357
     60 to 89 days..............                   19            34,218              39                49,910
     90 days or more<F2>........                  122           106,688             106                87,608
     REO                                            0               0                14                31,721
                                               ------       ------------         -------          -----------

Total delinquent loans..........                  175          $166,076             356              $239,596
                                               ------       ------------         -------          -----------
                                               ------       ------------         -------          -----------

Percent of portfolio............                 3.5%               1.1%            5.4%                 0.8%
                                               ------       ------------         -------          -----------
                                               ------       ------------         -------          -----------

<F1>    Number of days past due based on a 30-day month. No loan is considered delinquent until one month beyond its due date. For example, a loan with a payment due January 1 would first be considered delinquent February 1, and would then be considered 30 days delinquent.
<F2>    Includes pending foreclosures.



        Because the delinquency rate for the portfolio is relatively low, Midland's management believes that changes in delinquency levels from period to period do not reflect overall market trends, but are primarily due to:

o    the varying size of the portfolio,
o    individual property-level economics, and
o    circumstances unique to individual borrowers.

        The master servicer's overall historical delinquency experience is based on the servicing of mortgage loans that may not be comparable to the Mortgage Loans. The delinquency experience on the Mortgage Loans may differ from Midland's overall historical experience for several reasons, including:

o the underwriting standards and policies used to underwrite the Mortgage Loans may differ substantially from those used to underwrite loans in the portfolio;
o parties other than Midland are primary servicers or sub-servicers of some loans included in the portfolio;
o the portfolio includes many loans outstanding too briefly to have seasoned to a point where delinquencies would be fully reflected. If the average age of the loans in the portfolio increases, the portfolio could experience significantly higher delinquency percentages; and
o an overall decline in property values could increase delinquency rates above those previously experienced by the master servicer overall and on the Mortgage Loans.

        The information concerning Midland set forth above has been provided solely by Midland. The trustee, the fiscal agent, the sellers and the underwriters make no representation or warranty as to its accuracy.

                                SPECIAL SERVICER

        ORIX Real Estate Capital Markets, LLC will serve as the initial special servicer. ORIX Real Estate Capital Markets was formerly known as Banc One Mortgage Capital Markets, LLC. On July 12, 1999, ORIX USA Corporation bought Banc One's remaining interest in Banc One Mortgage Capital and changed the name to ORIX Real Estate Capital Markets, LLC. ORIX Real Estate Mortgage Capital is a Delaware limited liability company. As of May 31, 1999, ORIX Real Estate Mortgage Capital served as the named special servicer on 65 securitized transactions encompassing 15,133 loans, with an aggregate principal balance of approximately $42.8 billion. Additionally, ORIX Real Estate Mortgage

Capital manages a master/primary/special servicing portfolio of commercial and multifamily loans with an aggregate principal balance of approximately $28.5 billion, the collateral for which is located in 49 states, Puerto Rico, the District of Columbia, Mexico and the Caribbean. ORIX Real Estate Mortgage Capital's servicing operations are located at 1717 Main Street, Dallas, Texas 75201.

        The information in this prospectus supplement concerning the special servicer has been provided by ORIX Real Estate Mortgage Capital, and neither the depositor nor the underwriters make any representation or warranty as to the accuracy or completeness of such information.


                         DESCRIPTION OF THE CERTIFICATES

                                     General

        The certificates are issued under the pooling and servicing agreement and will consist of 20 classes:

o   Class A-1 Certificates
o   Class A-2 Certificates
o   Class X Certificates
o   Class B Certificates
o   Class C Certificates
o   Class D Certificates
o   Class E Certificates
o   Class F Certificates
o   Class G Certificates
o   Class H Certificates
o   Class J Certificates
o   Class K Certificates
o   Class L Certificates
o   Class M Certificates
o   Class N Certificates
o   Class O Certificates
o   Class P Certificates
o   Class R-I Certificates
o   Class R-II Certificates
o   Class R-III Certificates

        We are only offering the class A-1, A-2, X, B, C, D, E and F certificates to you. See "The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Certificates" and "Servicing of the Mortgage Loans" in the prospectus for more important information regarding the terms of the pooling and servicing agreement and the certificates. The pooling and servicing agreement will be filed with the Securities and Exchange Commission on Form 8-K within 15 days after the closing date.

        The certificates represent the entire beneficial ownership interest in a trust fund consisting primarily of:

o the Mortgage Loans and principal due after the Cut-off Date and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of Principal Prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off
    Date),
o any Mortgaged Property acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"),
o funds or assets from time to time deposited in the Collection Account, the Distribution Account, the Interest Reserve Account and any account established in connection with REO Properties (an "REO Account"),
o the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans,
o the depositor's rights and remedies under the applicable mortgage loan purchase agreement, and all of the mortgagee's right, title and interest in the Reserve Accounts.

                    Certificate Balances and Notional Amounts

        Upon initial issuance, the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates (collectively, the "Principal Balance Certificates") will have the following certificate balances, which may vary by up to 5%:

                                         Approximate             Approximate
             Initial                     Percent of Initial      Percent of
Class        Certificate Balance         Pool Balance            Credit Support

Class A-1      $133,500,000               74.00%                  26.00%
Class A-2       409,513,000               74.00                   26.00
Class B          33,021,000                4.50                   21.50
Class C          34,856,000                4.75                   16.75
Class D          11,007,000                1.50                   15.25
Class E          23,848,000                3.25                   12.00
Class F          12,842,000                1.75                   10.25
Class G-P        75,214,915               10.25                    --


        The percentages indicated under the columns "Approximate Percent of Credit Support" and "Approximate Percent of Initial Pool Balance" with respect to the class A-1 and class A-2 certificates represent the approximate credit support and percent of Initial Pool Balance, as applicable, for the class A-1 and class A-2 certificates in the aggregate.

        The certificate balance of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that holders are entitled to receive as distributions allocable to principal.
The certificate balance of each class will be reduced by:

o    amounts distributed to the class as principal, and
o    any Realized Losses and Expense Losses allocated to the class.

        The class X certificates are interest-only certificates, have no certificate balance and are not entitled to distributions of principal. The total notional amount of the class X certificates as of any date is equal to 100% of the total Stated Principal Balance of the Mortgage Loans.

        The "Stated Principal Balance" of each Mortgage Loan will generally equal its unpaid principal balance as of the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan as of the date of substitution), after applying payments due on or before such date (whether or not received), reduced (to not less than zero) on each subsequent distribution date by:

o any payments or other collections (or advances for such amounts) of principal of such Mortgage Loan that have been distributed on the certificates on such date or would have been distributed on such date if they had not been applied to cover Additional Trust Fund Expenses, and
o the principal portion of any Realized Loss allocable to such Mortgage Loan during the related Collection Period.

        However, except as stated in the discussion under "--Distributions-- Treatment of REO Properties", if any Mortgage Loan is paid in full, liquidated or otherwise removed from the trust fund, the Stated Principal Balance of the Mortgage Loan will be zero beginning on the first distribution date following the Collection Period during which the event occurred.

                               Pass-Through Rates

        The rate per annum at which any class of offered certificates accrues interest from time to time is its "pass-through rate".

        The pass-through rates for the following classes of offered certificates are fixed at the following per annum rates:


Class                    Pass-Through Rate

Class A-1                        6.79%
Class A-2                        7.03%
Class B                          7.20%

        These pass-through rates may not exceed the weighted average of the Net Mortgage Rates for the related distribution date.

        The pass-through rates for the class E and class F certificates for each distribution date will equal the weighted average Net Mortgage Rate. The pass-through rate for the class C certificates for each distribution date will be equal to the weighted average Net Mortgage Rate minus 0.36%. The pass-through rate for the class D certificates for each distribution date will be equal to the weighted average Net Mortgage Rate minus 0.26%.

        The pass-through rate on the class X certificates for the initial distribution date will equal approximately 0.838%. For each subsequent distribution date, the pass-through rate on the class X certificates will generally be a per annum rate equal to the excess of the weighted average of the Net Mortgage Rates over the weighted average of the pass-through rates for the Principal Balance Certificates.

        The "Net Mortgage Rate" for each Mortgage Loan is the interest rate for the Mortgage Loan minus the master servicer fee and the trustee fee. This calculation is made without giving effect to any Revised Interest Rate or any default rate. The Net Mortgage Rate for any Mortgage Loan will be determined without regard to any post-closing date modification, waiver or amendment of the Mortgage Loan's terms for purposes of calculating:

o    pass-through rates,
o    Prepayment Interest Excesses, and
o    Prepayment Interest Shortfalls.

        The certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months. Therefore, when calculating the pass-through rate for each class of certificates for a distribution date, the Net Mortgage Rate of a Mortgage Loan that accrues interest other than on the basis of a 360-day year consisting of twelve 30-day months will be adjusted to reflect the difference. However, with respect to each Mortgage Loan that does not accrue interest on a 30/360 basis (the "Interest Reserve Loans"):

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Monthly Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable Interest Reserve Amount; and
o the Net Mortgage Rate that would otherwise be in effect for purposes of the Monthly Payment due in March of each year will be adjusted to take into account the applicable Interest Reserve Amount for the preceding January (if applicable) and February.

See "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses".

                                  Distributions

Method, Timing and Amount

        Distributions on the certificates will be made on the 15th day of each month or, if the 15th is not a business day, then on the next business day, beginning in August, 1999.

        The "Record Date" for each distribution date is the last business day of the month preceding the month in which the distribution date occurs. Except for the final distribution, all distributions will be made by the trustee to the persons in whose names the certificates are registered at the close of business on the Record Date.

        The distributions will be made:

o by wire transfer of immediately available funds if the certificateholder provides the trustee with wiring instructions at least five business days before the Record Date, or
o    otherwise by check mailed to the certificateholder.

        The final distribution on a certificate will be made only upon presentment or surrender of the certificate as specified in the notice of final distribution.

        The final distribution on any certificate will be determined without regard to possible future reimbursement of any Realized Loss or Expense Loss previously allocated to the certificate. Any distribution after the final distribution to reimburse a previously-allocated Realized Loss or Expense Loss will be made by check mailed to the certificateholder that surrendered the certificate. Such a distribution is possible, but unlikely.

        Distributions on a class of certificates are allocated among the outstanding certificates of the class based on their percentage of the initial certificate or notional balance of the class.

Determining Available Funds

        The total distribution on the certificates will equal the Available Funds. The "Available Funds" for a distribution date in general will equal:

o amounts on deposit in the Collection Account at close of business on the Determination Date (including Deferred Interest), excluding:

     1. Monthly Payments collected but due on a due date after the related Collection Period,
     2.    prepayment premiums (which are distributed separately),
     3. amounts payable or reimbursable to any person other than the certificateholders (including amounts payable to the master servicer, the special servicer, the trustee or the fiscal agent as compensation or to reimburse outstanding Advances, and amounts payable as Additional Trust Fund Expenses),
     4.    amounts deposited in the Collection Account in error,
     5. if the distribution date occurs during January of any year that is not a leap year or February of any year, the Interest Reserve Amounts for the Interest Reserve Loans to be deposited into the Interest Reserve Account; plus
o any P&I Advances and Compensating Interest Payments made for the distribution date and not already included; plus
o if the distribution date occurs during March of any year, the Interest Reserve Amounts in the Interest Reserve Account.

        "Principal Prepayments" are payments of principal on a Mortgage Loan that:

o    are received before the scheduled due date, and
o are not accompanied by interest representing the full amount of scheduled interest due in any month after the month of payment.

        The "Collection Period" for a distribution date:

o begins on the day after the Determination Date in the preceding month (or, in the case of the August 1999 distribution date, on the day after the Cut-off Date), and
o ends on the Determination Date in the month in which the distribution date occurs.

        The "Determination Date" for a distribution date is the fifth business day before the distribution date.

Applying Available Funds

         On each distribution date, the trustee will first apply Available Funds to make distributions to the holders of the senior certificates in the following order:

1. to pay interest to the holders of the classes of senior certificates, up to an amount equal to, and pro rata as among such classes in accordance with, the Distributable Certificate Interest for each such class for such distribution date;
2. to pay principal from the Principal Distribution Amount for such distribution date:

     o       first to the holders of the class A-1 certificates; and
     o       second to the holders of the class A-2 certificates;

     in each case, up to an amount equal to the lesser of:

     (a)     the then-outstanding certificate balance of such class; and
     (b)     the remaining portion of the Principal Distribution Amount;

    However, principal payments will be made to the class A-1 and class A-2 certificates pro rata based on their outstanding certificate balances:

o if the certificate balance of the subordinate certificates has been reduced to zero; or
o on the final distribution date, if the trust fund is terminated as discussed under "--Optional Termination" below; and

3. to reimburse the holders of the class A certificates, up to an amount equal to, and pro rata as among the classes in accordance with:
     (a) the amount of Realized Losses and Expense Losses, if any, previously allocated to the class A certificates and for which no reimbursement has previously been paid; plus
     (b) all unpaid interest on such amounts (compounded monthly) at the pass-through rates for the classes.

        On each distribution date, the holders of each class of subordinate certificates will be entitled to the following distributions, to the extent of the Available Funds remaining after all required distributions have been made on the senior certificates and each other class of subordinate certificates, if any, with an earlier alphabetical class designation:

1. distributions of interest, up to an amount equal to the Distributable Certificate Interest in respect of such class of certificates for such distribution date;
2. if the certificate balance of the class A certificates and each other class of subordinate certificates, if any, with an earlier alphabetical class designation has been reduced to zero, distributions of principal, up to an amount equal to the lesser of:

     (a)  the then-outstanding certificate balance of such class, and
     (b) the remaining Principal Distribution Amount (or, on the final distribution date in connection with the termination of the trust fund, up to an amount equal to the then-outstanding certificate balance of such class); and

3.   distributions for the purpose of reimbursement, up to an amount equal to:

     o all Realized Losses and Expense Losses, if any, previously allocated to such class and for which no reimbursement has previously been paid, plus
     o all unpaid interest on such amounts (compounded monthly) at the pass-through rate for such class.

        The trustee will pay any remaining Available Funds to the holders of the class R-I certificates.

        Reimbursement of previously allocated Realized Losses and Expense Losses will not constitute distributions of principal for any purpose and will not reduce the certificate balances of the reimbursed certificates.

Distributable Certificate Interest

        The "Distributable Certificate Interest" for each class of certificates will equal:

o the interest accrued for the prior calendar month, at the applicable pass-through rate on the certificate balance or notional amount of the class at the close of the preceding distribution date (or in the case of the first distribution date, the Cut-off Date),
o reduced (to not less than zero) by the class's allocable share of any Net Aggregate Prepayment Interest Shortfall for the distribution date, and
o increased by the class's share of any Class Interest Shortfall for the distribution date.

        See "--Prepayment Interest Shortfalls" below.

        The "Class Interest Shortfall" for a class of certificates for a distribution date equals:

o    zero on the initial distribution date; and
o    for subsequent distribution dates, the sum of:
     1.   the excess, if any, of:
          o all Distributable Certificate Interest for the class on the preceding distribution date, over
          o all distributions of interest made for the class on the preceding distribution date, plus
     2. to the extent permitted by law, one month's interest on such excess at the pass-through rate for the class.

Principal Distribution Amount

        The "Principal Distribution Amount " for any distribution date will, in general, equal the following:

o the principal portions of all Monthly Payments (other than balloon payments) and Assumed Monthly Payments due or deemed due, as the case may be, on the Mortgage Loans on the due dates occurring during the related Collection Period; plus
o all payments (including voluntary principal prepayments and balloon payments) and other collections received on the Mortgage Loans during the related Collection Period that were identified and applied by the master servicer as recoveries of principal, in each case net of any portion of such amounts that represents a payment or other recovery of the principal portion of any Monthly Payment (other than a balloon payment) due, or the principal portion of any Assumed Monthly Payment deemed due, on a Mortgage Loan on a due date during or prior to the related Collection Period and not previously paid or recovered.

        If on any distribution date the aggregate amount of distributions of principal made on the Principal Balance Certificates is less than the Principal Distribution Amount, then the amount of the shortfall will be included in the Principal Distribution Amount for the next distribution date. This provision would generally result in a Class

Interest Shortfall to the then-most subordinate class or classes outstanding on the next distribution date in an amount equal to the carried forward amount.

        The "Monthly Payment" for any Mortgage Loan (other than any REO Mortgage
Loan) will, in general, be the scheduled payment of principal and/or interest (excluding balloon payments, default interest and Deferred Interest) due from time to time. The Monthly Payment will be adjusted for any waiver, modification or amendment of the terms of the Mortgage Loan whether agreed to by the master servicer or special servicer, or resulting from a bankruptcy or similar proceeding.

        The "Assumed Monthly Payment":

o for a balloon loan that is delinquent as to all or any portion of its balloon payment beyond the end of the Collection Period in which its original maturity date occurs, is an amount that is deemed due on its original maturity date and on each successive due date that it remains or is deemed to remain outstanding. This amount is equal to the Monthly Payment that would have been due if the balloon payment had not become due, and the loan had continued to amortize under the amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with its terms in effect immediately prior to maturity.
o for an REO Mortgage Loan, is an amount that is deemed due on each due date while the REO Property remains part of the trust fund. This amount is equal to the Monthly Payment (or, in the case of a balloon loan described in the preceding bullet point, the Assumed Monthly Payment) due on the last due date before acquisition of the REO Property.

Distributions of Prepayment Premiums

        Any prepayment premium collected during a Collection Period will be distributed on the next distribution date. Prepayment premiums distributed to the holders of a class of certificates may be insufficient to compensate them fully for any loss in yield attributable to the related Principal Prepayments.

Yield Maintenance Payments

    Any prepayment premium that is calculated using a yield maintenance formula will be distributed as follows. The holders of the class A, class B, class C, class D, class E, class F and class G certificates receiving principal distributions on such distribution date will be entitled to a total amount equal to the lesser of:

o   the yield maintenance payment, and
o   the yield maintenance payment multiplied by a fraction:
    1.   the numerator of which equals the excess, if any, of:
         o the pass-through rate applicable to the most senior class of the outstanding class A, class B, class C, class D, class E, class F and class G certificates (or, if both classes of class A certificates are still outstanding, the class A-1 certificates), over
          o   the Discount Rate, and
     2. the denominator of which equals the excess, if any, of the interest rate for the prepaid Mortgage Loan, over the Discount Rate.

        If more than one of the class A, class B, class C, class D, class E, class F and class G certificates is entitled to principal distributions on the distribution date, the amount described in the preceding sentence will be allocated among the classes in proportion to the principal distributions to which they are entitled on the distribution date. Some certificates that receive principal may not receive yield maintenance payments based on the above fraction.

        The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

        The "Treasury Rate" is the yield calculated by the linear interpolation of the yields of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date (or Hyper-Amortization Date, if applicable) of the Mortgage Loan prepaid. The trustee will use the yields reported in Federal Reserve Statistical Release H.15
- Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the calendar week before the Principal Prepayment. If Release H.15 is no longer published, the trustee will select a comparable publication to determine the Treasury Rate.

Percentage Premiums

        Twenty-five percent of any prepayment premium calculated on the basis of a percentage of the principal amount prepaid, which is collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the following distribution date to the holders of the class A, class B, class C, class D, class E, class F and class G certificates then entitled to distributions of principal on such distribution date, allocable among such classes, if more than one, as described below. If there is more than one such class of Principal Balance Certificates entitled to distributions of principal on such distribution date, the aggregate amount described in the preceding sentence will be allocated among such classes on a pro rata basis in accordance with the relative amounts of entitlement to such distributions of principal.

Interest Only Certificates

        All prepayment premiums not distributed to holders of Principal Balance Certificates will be distributed to the holders of the interest only certificates.

                           Treatment of REO Properties

        If the trust fund acquires a Mortgaged Property through foreclosure, deed in lieu of foreclosure or otherwise, then, until the REO Property is liquidated, the related Mortgage Loan (an "REO Mortgage Loan") will be treated as outstanding for several purposes, including:

o    determining distributions on the certificates,
o    allocations of Realized Losses and Expense Losses to the certificates,
o computing master servicing fees, special servicing fees and trustee fees, and
o    determining pass-through rates and the Principal Distribution Amount.

        Net operating revenues and other net proceeds derived from such REO Property will be "applied" by the master servicer as principal, interest and other amounts "due" on the Mortgage Loan. With some exceptions, the master servicer, the trustee and the fiscal agent are required to make P&I Advances on the REO Mortgage Loan, if proceeds received from the REO Property are less than the Assumed Monthly Payment for the REO Mortgage Loan. See "The Pooling and Servicing Agreement--Advances".

                      Appraisal Reductions of Loan Balances

        An Appraisal Reduction will be calculated for the first distribution date following the earliest of any of the following "Appraisal Reduction Events" affecting a Mortgage Loan:

o the third anniversary of the effective date of a modification agreed to by the special servicer that extends a Mortgage Loan's maturity date without changing the amount of the Monthly Payment,
o    90 days after an uncured delinquency occurs on a Mortgage Loan,
o 45 days after the effective date of a modification agreed to by the special servicer that reduces the amount of the Monthly Payment, or changes any other material economic term of the Mortgage Loan,
o 30 days after a receiver is appointed or an involuntary bankruptcy proceeding commences,
o    immediately after a borrower declares bankruptcy, and
o    immediately after a Mortgage Loan becomes an REO Mortgage Loan.

        The "Appraisal Reduction" for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to:

o the outstanding Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period, less
o    the excess of:

     1. 90% of the appraised values of the related Mortgaged Properties as determined by independent MAI appraisals (the costs of which shall be paid by the master servicer as an Advance)
                                      over
     2.   the sum of:
          (a) all unpaid interest on the Mortgage Loan (without giving effect to any default rates or Revised Interest Rates), but only if not previously advanced by the master servicer, the trustee or the fiscal agent,
          (b) all unreimbursed Advances for the Mortgage Loan, plus interest at the Advance Rate,
          (c) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts, including, if applicable, ground rents, due and unpaid under the Mortgage Loan (which taxes, premiums and other amounts have not been escrowed or the subject of an Advance),

          (d)  unpaid special servicing compensation, and
          (e) the special servicer's good faith estimate of the items in clauses (b), (c) and (d) that will be incurred during the next 12 months.

        Within 60 days after the special servicer becomes aware of an Appraisal Reduction Event, the special servicer must obtain:

o a fair market value appraisal of the related Mortgaged Property or REO Property from an independent appraiser who is a member of the Appraisal Institute, with at least five years experience in the related property type and in the jurisdiction in which the Mortgaged Property or REO Property is located, or
o an internal property valuation performed by the special servicer at its discretion in accordance with the servicing standard if the Mortgage Loan has an outstanding principal balance equal to or less than $1,000,000.

        Each of the above is referred to as an "Updated Appraisal". If the special servicer has completed or obtained an appraisal or internal valuation during the prior 12 months, the special servicer may use that appraisal or valuation as the "Updated Appraisal" for purposes of calculating the Appraisal Reduction, if using such appraisal or valuation is consistent with the servicing standard. The master servicer will pay the cost of any such Updated Appraisal as a Servicing Advance, unless the Updated Appraisal is an internal valuation performed by the special servicer or if the Advance would be a nonrecoverable Advance. The master servicer will verify the Appraisal Reduction calculated by the special servicer.

        If the special servicer is not using a previously obtained appraisal or internal valuation to calculate the Appraisal Reduction, the special servicer must estimate the value of the related Mortgaged Property or REO Property (the "Appraisal Reduction Estimate"). This estimate will be used to calculate the Appraisal Reduction until the Updated Appraisal is completed.

        The special servicer will calculate the Appraisal Reduction based on the Updated Appraisal or the special servicer's Appraisal Reduction Estimate. If the Appraisal Reduction is calculated using the Appraisal Reduction Estimate, then on the first distribution date after the delivery of the Updated Appraisal, the special servicer will adjust the Appraisal Reduction to take into account the Updated Appraisal.

        The special servicer will obtain annual updates of the Updated Appraisal during the continuance of an Appraisal Reduction Event. The master servicer will pay the cost of such annual updates as a Servicing Advance, unless the Advance would be nonrecoverable. In addition, the operating adviser may at any time request the special servicer to obtain (at the operating adviser's expense) an Updated Appraisal. The special servicer will recalculate the Appraisal Reduction each time an Updated Appraisal is obtained. If the master servicer is required to make a material Advance not anticipated at the time the special servicer last calculated the Appraisal Reduction, the special servicer will recalculate the Appraisal Reduction after the master servicer makes the Advance. The special servicer will deliver a copy of each Updated Appraisal to the trustee within 15 days after it receives the Updated Appraisal. The Trustee will deliver each Updated Appraisal to the holders of the privately offered certificates within 15 days after it receives the Updated Appraisal from the special servicer.

        The Appraisal Reduction will be eliminated upon full payment or liquidation of the Mortgage Loan.

        An Appraisal Reduction:

o will reduce the master servicer's, the trustee's and the fiscal agent's obligation to advance delinquent interest on the Mortgage Loan;
o may reduce current distributions to one or more of the then most subordinate classes of Principal Balance Certificates; and
o may cause an Expense Loss to be allocated to one or more of the then most subordinate classes of Principal Balance Certificates.

        See "The Pooling and Servicing Agreement--Advances".

                       Application of Realized Losses and
                     Expense Losses to Certificate Balances

        If immediately following distributions on any distribution date the Stated Principal Balance of the Mortgage Pool is less than the total certificate balance of the Principal Balance Certificates, then the certificate balances will be reduced as follows:

o First, the certificate balances of the subordinate certificates will be reduced, sequentially in reverse alphabetical order beginning with the class P certificates. The certificate balance of the lowest class will be reduced until:
     o       such deficit is reduced to zero; or
     o       the certificate balance of the class is reduced to zero.
o Any deficit remaining after reducing the total certificate balance of the most subordinate class to zero will be applied to reduce the certificate balance of the next lowest class, and so forth until the deficit is eliminated or until the certificate balances on all subordinated classes are reduced to zero.

        If any portion of the deficit remains after the total certificate balance of all subordinate certificates is reduced to zero, then the certificate balances of the class A-1 and class A-2 certificates will be reduced, in proportion to their remaining certificate balances, until:

o    such deficit is reduced to zero; or
o the certificate balance of the class A-1 and A-2 certificates is reduced to zero.

        In general, any such deficit will result from Realized Losses and/or Expense Losses on the Mortgage Loans. Accordingly, these reductions in the certificate balances allocate Realized Losses and Expense Losses among the certificates.

        Any reduction in the principal balance of any class of certificates also reduces the notional amount of the interest only certificates.

        Within a given class of certificates, Realized Losses and Expense Losses will be allocated to holders in proportion to their percentage interests in the class.

        Realized Losses arise when the master servicer becomes unable to collect all amounts due and owing under a Mortgage Loan for any reason, including:

o    fraud;
o    bankruptcy; or
o    an uninsured casualty loss.

        If the Mortgage Loan and any related REO Property have been fully liquidated, the "Realized Loss" would equal:

o    the sum of:
     1.   the outstanding principal balance;
     2. accrued and unpaid interest on the loan to but not including the due date in the Collection Period when the liquidation occurs;
     3.   all unreimbursed Servicing Advances (plus interest at the Advance
          Rate); and
     4.   all outstanding liquidation expenses;
                                      minus
o    the total liquidation proceeds received, if any.

        If any part of the debt due under a Mortgage Loan is forgiven, then the amount forgiven would also be a Realized Loss.

        The trust fund incurs "Expense Losses" when it pays Additional Trust Fund Expenses that are not of the type typically subject to a Servicing Advance or are of such type but were the subject of a determination that such Servicing Advance, if made, would be nonrecoverable.

        Generally, such expenses will cause an Expense Loss only if they are large enough to cause the amount of principal distributions to be less than the Principal Distribution Amount for a distribution date. Otherwise, the expenses will cause a Class Interest Shortfall for the then-most subordinate classes of certificates.

        "Additional Trust Fund Expenses" include, among other things:

o    special servicing fees, workout fees and disposition fees,
o interest on Advances not paid from default interest and late payment charges,
o the cost of legal opinions obtained as part of servicing the loans and administering the trust fund,
o certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including:
     1. indemnities and reimbursements to the trustee, the fiscal agent, the master servicer, the special servicer and the depositor, and
     2. certain federal, state and local taxes, and related expenses payable out of the trust fund,
o expenses to remedy an environmental condition on a Mortgaged Property securing a defaulted Mortgage Loan (see "The Pooling and Servicing Agreement - Realization Upon Mortgage Loans - Standards for
     Conduct Generally in Effecting

     Foreclosure or the Sale of Defaulted Loans"), and
o other trust fund expenses not included in the calculation of Realized Loss for which there is no corresponding collection from a borrower.

                   Prepayment Interest Excesses and Shortfalls

        If a borrower prepays all or part of a Mortgage Loan on or before the Determination Date in any calendar month and pays interest which accrued on the prepayment from the beginning of the calendar month through the day preceding the prepayment date, then such interest is a "Prepayment Interest Excess".

        If a borrower prepays all or part of a Mortgage Loan after the Determination Date in a calendar month and does not pay interest on the prepayment through the end of the calendar month, then this shortfall in a full month's interest on the prepayment (less related master servicing fees and trustee fees) is a "Prepayment Interest Shortfall".

        Prepayment Interest Excesses collected during a Collection Period will be used to offset Prepayment Interest Shortfalls during the Collection Period. The master servicer will retain any remaining amount as additional servicing compensation.

        The master servicer must pay out of its own funds, without right of reimbursement, any Prepayment Interest Shortfalls in respect of the Mortgage Loans that are not offset by Prepayment Interest Excesses. However, the maximum amount that the master servicer must pay is the Stated Principal Balance of the Mortgage Loans on which it has received its master servicing fee for such distribution date multiplied by 0.015% per annum. Any payment that the master servicer makes to cover such shortfalls will be a "Compensating Interest Payment."

        The total of all Prepayment Interest Shortfalls remaining in a Collection Period after offsetting Prepayment Interest Excesses and applying Compensating Interest Payments, is the "Net Aggregate Prepayment Interest Shortfall" for the distribution date.

        The trustee will allocate any Net Aggregate Prepayment Interest Shortfall among the certificates in proportion to the interest accrued on each class for the distribution date. Such an allocation will reduce the Distributable Certificate Interest for each class.

        See "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses".

                        Scheduled Final Distribution Date

        The "Scheduled Final Distribution Date" for a class of certificates is the distribution date on which its certificate balance or notional amount would become zero if there is no:

o    early termination of the trust,
o    repurchase of any loan,
o    default or delinquency on any loan,
o    prepayment of any kind, or
o    modification or extension of any loan.

        It is very unlikely that these assumptions will hold true.

        The Scheduled Final Distribution Dates listed below were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, if there are defaults on the Mortgage Loans, the actual final distribution date for one or more classes may be later, and could be substantially later, than the related Scheduled Final Distribution Date(s).

        Since the rate of payment (including prepayments) of the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final distribution date for one or more classes may be earlier, and could be substantially earlier, than the related Scheduled Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors. No assurance can be given as to actual payment experience.

       Class Designation                     Scheduled Final Distribution Date

         Class A-1                                August 15, 2008
         Class A-2                                May 15, 2009
         Class X                                  May 15, 2019
         Class B                                  June 15, 2009
         Class C                                  June 15, 2009
         Class D                                  June 15, 2009
         Class E                                  June 15, 2009
         Class F                                  June 15, 2009


                                 Subordination

        The right of each class of subordinate certificates to receive principal and interest distributions is subordinated to the rights of:

o    the senior certificates, and
o each other class of subordinate certificates with an earlier alphabetical class designation.

        This subordination is intended to:

o protect the senior certificates against losses associated with delinquent and defaulted Mortgage Loans, and
o enhance the likelihood of timely receipt by senior certificateholders of the full amount of Distributable Certificate Interest payable to them, and the ultimate receipt by the class A certificateholders of principal equal to the initial class A certificate balance.

        Similarly, but to decreasing degrees, this subordination is also intended to increase the likelihood that the holders of the other classes of offered certificates will timely receive all of the Distributable Certificate Interest payable on their certificates on each distribution date, and that they will eventually be paid all of their principal.

        The subordination will be accomplished by:

o    applying Available Funds as described above under "--Distributions", and
o allocating Realized Losses and Expense Losses to the Principal Balance Certificates in reverse alphabetical order.

        Realized Losses and Expense Losses are allocated to the class A-1 and class A-2 certificates in proportion to their certificate balances.

        No losses are allocated to the class X certificates, but any reduction in principal balance of another class of certificates will reduce the notional amount of the class X certificates.

        No other form of credit enhancement is provided.

                              Optional Termination

        If on any distribution date the certificate balance of the then-outstanding Principal Balance Certificates is less than 1% of the principal balance of the Mortgage Loans on the Cut-off Date, then each of the following (in this order) has an option to terminate the trust:

o    the majority holders of the Controlling Class,
o    the depositor,
o    the master servicer,
o    the special servicer, and
o    the holder of the majority of the class R-I certificate interests.

        The termination is effected by purchasing all the Mortgage Loans and all property acquired in respect of any Mortgage Loan then remaining in the trust fund. Termination would cause early retirement of all then-outstanding certificates.

        The option exercise price equals the sum of:

o 100% of the total unpaid principal balance of the remaining Mortgage Loans other than:
     1. loans on which the special servicer has determined all payments or recoveries have been made, and
     2.   loans on which the Mortgaged Property has become an REO Property,
o accrued and unpaid interest on the loans to the due date in the Collection Period when the termination occurs,

o    unreimbursed Servicing Advances plus interest at the Advance Rate, and
o the fair market value of any other property (including REO Property) remaining in the trust fund.

        The purchase price, net of amounts payable to persons other than certificateholders, will constitute Available Funds for the final distribution date.

                                  Voting Rights

        At all times during the term of the pooling and servicing agreement the voting rights for the certificates will be allocated as follows:

o 97% to the holders of the classes of Principal Balance Certificates in proportion to the certificate balances of the classes less any Appraisal Reductions allocated to such class,
o    2% to the holders of the interest only certificates, and
o    1% allocated equally among the holders of the residual certificates.

        Each certificateholder of a class will share in the voting rights of that class in proportion to the certificateholder's percentage interest in the class.

                         Delivery, Form and Denomination

Book-Entry Certificates

        Initially, the offered certificates will be registered in the name of a nominee of The Depository Trust Company. Investors will hold their beneficial interests in the offered certificates through the book-entry facilities of DTC. Investors will not receive physical certificates.

        DTC has informed the depositor that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the offered certificates. Certificateholders may also hold certificates through Cedelbank or Euroclear (in Europe), if they are participants in such systems or indirectly through organizations that are participants in such systems. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' certificates accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries, which in turn will hold such positions in customers' certificates accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Cedelbank and the Brussels, Belgium office of Morgan Guaranty Trust Company of New York will act as depositary for Euroclear.

        Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Cedelbank participants and Euroclear participants will occur in accordance with their rules.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank or Euroclear, on the other, will be effected in DTC in accordance with DTC rules through Cedelbank's or Euroclear's depositary. Cedelbank participants and Euroclear participants may not deliver instructions directly to these depositaries.

        Because of time-zone differences, credits of certificates received in Cedelbank or Euroclear as a result of a transaction with a DTC participant will be made during subsequent certificates settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such certificates settled during such processing will be reported to the relevant Euroclear or Cedelbank participant on such business day. Cash received in Cedelbank or Euroclear as a result of sales of certificates by or through a Cedelbank participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

        The trustee will not be responsible for monitoring or restricting transfer of ownership interests in offered certificates through the book-entry facilities of DTC.

        In DTC's book-entry system, a purchaser purchases through, or as, a direct participant. The direct participant receives credit for the certificates on DTC's records. The ownership interest of each beneficial owner is ultimately reflected on the records of one of DTC's direct or indirect participants. Beneficial owners are expected to receive written confirmations detailing the transaction and periodic statements of their holdings, from the direct or indirect DTC participant with whom the beneficial owner dealt. Neither the depositor, the trustee, the master servicer, the special servicer, the fiscal agent nor any paying agent is responsible for records of ultimate beneficial ownership or for payments to ultimate beneficial owners.

        So long as certificates are held in book-entry form:

o actions by certificateholders will be taken ultimately by DTC upon instructions from its participants, who in turn receive instructions directly or indirectly from the beneficial owners, and
o distributions, notices, reports and statements to certificateholders will be sent to DTC or its nominee for ultimate distribution to beneficial owners in accordance with DTC procedures and applicable law.

        Neither DTC nor its nominee will consent or vote with respect to the offered certificates. Instead, DTC and its nominee take steps to facilitate consent or voting in accordance with instructions from participants, who in turn are expected to follow instructions issued ultimately by the beneficial owners.

        Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and certain banks, a beneficial owner may be able to pledge or otherwise deal in offered certificates only with persons that participate in the DTC system.

        Under a book-entry format, beneficial owners may experience delays in their receipt of payments, since distributions by the trustee or a paying agent on behalf of the trustee will be paid directly to DTC's nominee.

Definitive Certificates

        The trustee will issue definitive physical certificates to certificateholders only if:

o    the depositor elects to terminate the book-entry system, or
o DTC is no longer willing or able to act as depositary and the depositor cannot locate a qualified successor to DTC.

        The trustee would then issue definitive physical certificates upon surrender of the physical certificates held by DTC with instructions from DTC for registering definitive physical certificates in the names of the certificateholders. Certificate holders will then be entitled directly to:

o    receive payments,
o    exercise voting rights, and
o    transfer and exchange their certificates.

        Definitive certificates will be transferable and exchangeable at the offices of the trustee, the certificate registrar or another transfer agent.

The Depository Trust Company

        DTC is a limited purpose trust company organized under New York law, which is:

o    a member of the Federal Reserve System,
o a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and
o a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions among participants through electronic computerized book-entry changes in participants' securities and cash accounts. This greatly reduces the need for physical movement of certificates and cash in securities transactions. Participants include securities brokers, dealers, banks, trust companies, clearing corporations and certain other organizations. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission. Indirect access to the DTC system is available to banks, brokers, dealers, trust companies and other institutions who maintain a clearing or custodial relationship with a direct participant. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

        To facilitate transfers, all offered certificates deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of offered certificates with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership.

        DTC does not know who are the ultimate beneficial owners of the offered certificates. DTC's records reflect only the identity of the direct participants to which certificates are credited on DTC's records. The participants are responsible for keeping account of the certificates that they hold for their customers.

        If DTC or a direct or indirect participant becomes insolvent, then the ability of ultimate beneficial owners to obtain timely payment may be impaired. If an insolvency causes a loss that exceeds the limits of applicable Securities Investor Protection Corporation insurance or if such coverage is unavailable, the ultimate payment of amounts distributable on offered certificates may be impaired.

        DTC management is aware that some computer applications, systems, and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that DTC's systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

        However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its participants and other members of the financial community that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to:

o impress upon them the importance of such services being Year 2000 compliant; and
o determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services.

        In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

        According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Cedelbank

        Cedelbank, societe anonyme, is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participants and facilitates the clearance and settlement of securities through electronic book-entry changes in their cash and securities accounts. Transactions can settle in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing to its participants. Cedelbank interfaces with domestic markets in several countries. The Luxembourg Monetary Institute regulates Cedelbank as a professional depository. Cedelbank participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers, and trust companies that maintain a clearing or custodial relationship with a Cedelbank participant.

Euroclear

        The Euroclear System was created in 1968 to hold securities for participants and to clear and settle transactions between participants through simultaneous electronic book-entry delivery against payment. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. The Euroclear System is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under a contract with Euroclear Clearance System S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers. Indirect access to Euroclear is also available to other firms that maintain a clearing or custodial relationship with a Euroclear participant.

        The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the

New York State Banking Department, as well as the Belgian Banking Commission.

        The Euroclear Operator acts only on behalf of Euroclear participants, and has no record of or relationship with persons holding through participants.

Denominations

        The trust will issue class A certificates in minimum denominations of $5,000 initial certificate balance (and any larger whole dollar amount). The trust will issue the remaining classes of offered certificates in minimum denominations of $50,000 initial certificate balance or notional amount (or any larger whole dollar amount). However, the trust may issue one certificate for each class in a lower denomination to make up the difference between certificate interests sold and the total amount offered.

              Registration and Transfer of Definitive Certificates

        Subject to the restrictions in the pooling and servicing agreement, holders may transfer or exchange any definitive physical certificate in whole or in part. No transfer or exchange can be of an amount smaller than the denominations specified under "--Delivery, Form and Denomination --Denominations" above. The registered holder or his attorney-in-fact must surrender the definitive certificate at the corporate trust office of the certificate registrar appointed under the pooling and servicing agreement or at the office of any transfer agent. The certificate must be accompanied by:

o an executed instrument of assignment and transfer, in the case of transfer, or
o    a written request for exchange, in the case of exchange.

        The certificate registrar will cancel the old certificate and execute and deliver (or mail) a new definitive certificate to the appropriate person:

o within a reasonable time period, if the old certificate is presented for transfer or exchange at the corporate trust office of the certificate registrar, or
o within a reasonable time period, if the old certificate is presented for transfer or exchange at the office of another transfer agent.

        New certificates sent by first class mail will be sent at the risk of the transferee or holder to the address specified by the person presenting the old certificates for transfer or exchange and requesting such mailing.

        The certificate registrar may decline to register an exchange or transfer during the 15 days preceding any distribution date.

        The certificate registrar will not charge a fee for registering a transfer or exchange. However, the certificate registrar may require the transferor of a privately offered certificate to reimburse it for any tax, expense or other governmental charge it incurs in effecting the transfer.

        For a discussion of certain transfer restrictions, see "ERISA Considerations".

                        YIELD AND MATURITY CONSIDERATIONS

        The yield on any offered certificate will depend on:

o    the pass-through rate in effect from time to time for the certificate;
o the price paid for the certificate and, if the price was other than par, the rate and timing of payments of principal on the certificate; and
o    the aggregate amount of distributions on the certificate.

                      Rate and Timing of Principal Payments

        The yield to holders of the class X certificates and any other offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the certificate balance or notional amount of the certificates. As described in this prospectus supplement, the Principal Distribution Amount for each distribution date generally will be distributed to the class A-1 certificates until their certificate balance is reduced to zero, and then will be distributed to each remaining class of Principal Balance Certificates, sequentially in order of class designation, in each case until the certificate balance of each class of certificates is, in turn, reduced to zero.

        Consequently, the rate and timing of principal payments made in reduction of the certificate balance of the offered certificates will be directly related to the rate and timing of principal payments on the Mortgage Loans, which will in turn be affected by:

o    the amortization schedules of the loans,
o    the dates on which balloon payments are due, and
o the rate and timing of Principal Prepayments and other unscheduled collections on the loans, including:
     1. liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or
     2. repurchases of Mortgage Loans out of the trust fund in the manner described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase" and "Description of the Certificates--Optional Termination".

        Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions on the Principal Balance Certificates of amounts that would otherwise have been distributed over the remaining terms of the Mortgage Loans. Conversely, defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved. The yield to investors in the subordinate certificates will be very sensitive to the timing and magnitude of losses on the Mortgage Loans due to liquidations following a default, and will also be very sensitive to delinquencies in payment. In addition, the special servicer has the option, subject to certain limitations, to extend the maturity of Mortgage Loans following a default in the payment of a balloon payment. See "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments" and "--Realization Upon Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.

        The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation:

o the terms of the Mortgage Loans (for example, the provisions requiring the payment of prepayment premiums and amortization terms that require balloon payments),
o    prevailing interest rates,
o    the market value of the Mortgaged Properties,
o the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located,
o the general supply and demand for such facilities (and their uses) in the areas in which the Mortgaged Properties are located,
o    the quality of management of the Mortgaged Properties,
o    the servicing of the Mortgage Loans,
o    federal and state tax laws (which are subject to change), and
o    other opportunities for investment.

        The rate of prepayment on the mortgage pool is likely to be affected by the amount of any required prepayment premiums and the borrowers' ability to refinance their related Mortgage Loans. If prevailing market interest rates for mortgage loans of a comparable type, term and risk level have decreased enough to offset any required prepayment premium, a borrower may have an increased incentive to refinance its Mortgage Loan for purposes of either:
o converting to another fixed rate loan with a lower interest rate and thereby "locking in" such rate, or
o taking advantage of an initial "teaser rate" on an adjustable rate mortgage loan (that is, a mortgage interest rate below that which would otherwise apply if the applicable index and gross margin were applied).

        However, the ability of a borrower to refinance its Mortgage Loan will be affected not only by prevailing market rates, but also by the current market value of the Mortgaged Property. See "Risk Factors--Yield Considerations" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" in the prospectus.

        You should consider the risk that rapid rates of prepayments on the Mortgage Loans, and corresponding increased payments of principal on the Principal Balance Certificates, may coincide with periods of low prevailing interest rates. During these periods, the effective interest rates on securities in which you may choose to reinvest amounts paid to you as principal may be lower than the pass-through rate of your certificate. Conversely, slower rates of prepayments on the Mortgage Loans, and corresponding decreased payments of principal on the Principal Balance Certificates, may coincide with periods of high prevailing interest rates. During these periods, the amount of principal payments available to you for reinvestment at such high prevailing interest rates may be relatively small. In addition, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. Some borrowers may also be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

        If the markets for commercial and multifamily real estate experience an overall decline in property values, the outstanding balance of a Mortgage Loan could exceed the value of the Mortgaged Property. A borrower under a non-recourse loan would then have a decreased incentive to fund operating cash flow deficits and, as a result, actual losses could be higher than you originally anticipated.

        Neither the depositor nor the sellers make any representation as to:

o the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans,
o    the relative importance of such factors,
o    the percentage of the Mortgage Loans that will default or be prepaid, or
o the overall rate of prepayment, default or principal payment on the Mortgage Loans.

        The extent to which the yield to maturity of any class of offered certificates may vary from your anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the certificate balance or notional amount of your certificates. You should consider the risk that your actual yield may be lower than anticipated if:

o in the case of any Principal Balance Certificate purchased at a discount, principal payments on the Mortgage Loans are slower than you anticipated, and
o in the case of any Principal Balance Certificate purchased at a premium (or the interest only certificates, which have no certificate balances), principal payments on the Mortgage Loans are faster than you anticipated.

        In general, the earlier a payment of principal on the Mortgage Loans is distributed in reduction of the certificate balance of any Principal Balance Certificate purchased at a discount or premium (or, in the case of the interest only certificates, applied in reduction of the notional amount), the greater will be the effect on your yield to maturity. As a result, the effect on your yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate you anticipated during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments.

        The yield to maturity of the interest only certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, repurchases, extensions, defaults and liquidations) on the Mortgage Loans. If you intend to purchase the interest only certificates, you should fully consider the risk that if there is an extremely rapid rate of amortization and prepayment on the Principal Balance Certificates, you may not recover your initial investment. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), the depositor can give you no assurance as to such rate or the rate of Principal Prepayments in particular. The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of commercial and/or multifamily loans comparable to the Mortgage Loans. See "Risk Factors--Yield Considerations".

Balloon Payments

        Most of the Mortgage Loans are balloon loans that will have substantial balloon payments due at their stated maturities. A borrower's ability to pay a balloon payment may depend on its ability to sell or refinance the property. Factors beyond the borrower's control may affect this ability, including:

o the level of interest rates and general economic conditions at the time, and
o changes in federal, state or local laws, including tax, environmental and safety laws.

        A failure to make a balloon payment on time will lengthen the average life of the certificates. See the Remaining Terms to Stated Maturity Table in Appendix I for additional information regarding the maturity dates of the Mortgage Loans.

Losses and Shortfalls

        The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of losses or shortfalls on the Mortgage Loans.

        Shortfalls in Available Funds may result from:

o shortfalls in collections of amounts payable on the Mortgage Loans (unless advanced),
o    additional master servicer or special servicer compensation,
o    interest on Advances,
o    Additional Trust Fund Expenses, or
o    other similar items.

        Shortfalls in Available Funds (other than Net Aggregate Prepayment Interest Shortfalls) will generally be borne by holders of each class of Principal Balance Certificates in reverse alphabetical order. Any such shortfalls will be allocated to the holders of the class A-1 and class A-2 certificates on a pro rata basis.

        Realized Losses and Expense Losses will be:

o allocated to certificates in reverse alphabetical order of their class designation, and
o applied to reduce the certificate balance of each affected class and the notional amount of the interest only certificates.

        As a result, a loss on any one of the Mortgage Loans could cause a significant loss, even a complete loss, of an investor's investment in any class, but especially the subordinate certificates with the latest alphabetic designations. You should make your own estimate of the expected timing and severity of Realized Losses and Expense Losses before investing in any subordinate certificate.

Pass-Through Rates

        The pass-through rate for the class X certificates is sensitive to changes in:

o    the weighted average of the Net Mortgage Rates, and
o    the weighted average of the pass-through rates for the certificates.

        The pass-through rates for the class C, class D, class E and class F certificates are sensitive to changes in the weighted average of the Net Mortgage Rates.

        The weighted average of the pass-through rates for the certificates will fluctuate based on the relative sizes of the certificate balances of the Principal Balance Certificates.

        The weighted average of the Net Mortgage Rates will fluctuate over the life of the class X, class C, class D, class E and class F certificates as a result of scheduled amortization, voluntary prepayments, liquidations and repurchases of loans.

        If principal reductions occur on loans with higher than average Net Mortgage Rates at a rate proportionally faster than principal reductions on the mortgage pool as a whole, the pass-through rates for the class X, class C, class D, class E and class F certificates will be adversely affected.

        In addition, the pass-through rates for the class A and class B certificates may not exceed the weighted average of the Net Mortgage Rates.

Delay in Payment of Distributions

        Monthly distributions will be made on the 15th day of the month following the month in which the interest accrued on the certificates. You should take this delay into account in determining how much to pay for the certificates.

               Yield Sensitivity of the Interest Only Certificates

        The yield to maturity of the interest only certificates will be especially sensitive to the prepayment, repurchase, default and loss experience on the Mortgage Loans, which may fluctuate significantly from time to time. A rapid rate of principal payments (including prepayments resulting from liquidations and repurchases) will have a material negative effect on the yield to maturity of the interest only certificates. There can be no assurance that the Mortgage Loans will prepay at any particular rate. If you intend to purchase interest only certificates, you should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in your receiving total distributions that are less than the amount you paid for the interest only certificates.

        The following table indicates the sensitivity of the pre-tax yield to maturity on the interest only certificates to various constant rates of prepayment on the Mortgage Loans. The table projects the monthly total payments of interest on the interest only certificates and computes the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the following assumptions:

o    the Maturity Assumptions described under "- Weighted Average Life" below,
o that the total purchase prices of the interest only certificates are as specified, and
o that the initial pass-through rate and the initial notional amount are as set forth in this prospectus supplement.

        Any differences between these assumptions and the actual characteristics and performance of the Mortgage Loans and the interest only certificates will likely result in yields differing from those shown in the table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table. The depositor has provided the table to give you a general sense of the sensitivity of yields in varying prepayment scenarios.

        The pre-tax yields in the following table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the interest only certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the certificates, excluding accrued interest, expressed as a percentage of the notional amount of the certificates. These monthly rates were then converted to semi-annual corporate bond equivalent rates. Such calculation does not take into account:

o shortfalls in collection of interest due to prepayments (or other liquidations or repurchases) of the Mortgage Loans, or
o the interest rates at which you may be able to reinvest distributions on the interest only certificates.

        Accordingly, the table does not reflect the return on an investment in the interest only certificates when such reinvestment rates are considered.

        Notwithstanding the assumed prepayment rates reflected in the following table, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the interest only certificates is likely to differ from those shown in the table, even if all of the Mortgage Loans prepay at the indicated CPRs over any given time period or over the entire life of the certificates.

        You should make your investment decision based on your assessment of the anticipated rates of prepayment under a variety of scenarios.


                         Pre-Tax Yield to Maturity (CBE)
                           of the Class X Certificates

Assumed Total
Purchase Price                                 Prepayment Assumption (CPR)
(excluding accrued                  0%         3%          5%         7%        10%       15%
interest)
---------------------------- ---------- ---------- ----------- ---------- ---------- ---------

4.1250%                         10.01%     10.00%      10.00%     10.00%      9.99%     9.98%

4.1875%                          9.62%      9.62%       9.62%      9.61%      9.61%     9.60%

4.2500%                          9.25%      9.24%       9.24%      9.24%      9.23%     9.22%




                              Weighted Average Life

        Weighted average life refers to the average amount of time that will elapse from the date a security is issued to the date each dollar is distributed in reduction of the principal balance of the security. The weighted average life of each class of Principal Balance Certificates is determined by:

o multiplying the amount of each distribution in reduction of the certificate balance of such class by the number of years from the date of purchase to the related distribution date,
o    adding the results, and
o dividing the sum by the total distributions in reduction of the certificate balance.

        The weighted average life of any certificate will be influenced by, among other things:

o the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced, and
o the extent that payments, collections and/or advances of principal are applied to reduce the certificate's certificate balance.

        Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then outstanding principal balance of a pool of Mortgage Loans for the life of the loans. As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "3%", "5%", "7%", "10%" and "15%" assume that no prepayments are made on any Mortgage Loan during the Mortgage Loan's Lock-out Period or Yield Maintenance Period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs. The tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the certificates to various prepayment rates and are not intended to predict or to provide information that will enable you to predict the actual weighted average life of the certificates. Consequently, no assurance can be given and no representation is made that:

o prepayments of the Mortgage Loans (whether or not in a Lock-out Period or a Yield Maintenance Period) will conform to any particular CPR,
o all the Mortgage Loans will prepay in accordance with the assumptions at the same rate, or
o Mortgage Loans that are in a Lock-out Period or Yield Maintenance Period will not prepay.

        The tables have been prepared on the basis of the following assumptions (collectively, the "Maturity Assumptions"):

o       the Initial Pool Balance is approximately $733,801,916,
o the initial certificate balance or notional amount for each class of offered certificates is the amount on the cover page,
o the approximate initial pass-through rate for each class of certificates is as follows:

        --------------- -------------------
        Class           Pass-through rate
        --------------- -------------------
        A-1                   6.790%
        --------------- -------------------
        A-2                   7.030%
        --------------- -------------------
        X                     0.838%
        --------------- -------------------
        B                     7.200%
        --------------- -------------------
        C                     7.526%
        --------------- -------------------
        D                     7.626%
        --------------- -------------------
        E-G                   7.886%
        --------------- -------------------
        H-P                   6.790%
        --------------- -------------------


o the scheduled Monthly Payments for each Mortgage Loan are the amounts listed in Appendix II,
o all Monthly Payments are due and timely received on the first day of each month,
o    there are no delinquencies or losses on the Mortgage Loans,
o    there are no extensions of maturity of the Mortgage Loans,
o    there are no Appraisal Reductions for the Mortgage Loans,
o    there are no casualties or condemnations affecting the Mortgaged
     Properties,
o prepayments are made on each of the Mortgage Loans at the indicated CPRs (except that no prepayments are received for any Mortgage Loan during a Lock-out Period or Yield Maintenance Period),
o Hyper-Amortization Loans are prepaid in full on their Anticipated Repayment Dates,
o no one exercises its right to terminate the trust fund as described under "Description of the Certificates--Optional Termination",
o no Mortgage Loan is required to be repurchased or replaced by a seller or other party,
o    no Prepayment Interest Shortfalls are incurred,
o    there are no Additional Trust Fund Expenses,
o distributions on the certificates are made on the 15th day of each month, commencing in August 1999,
o    the certificates are issued on July 27, 1999, and
o the prepayment provisions for each Mortgage Loan are assumed to begin on the first payment date of such Mortgage Loan and any resulting prepayment premiums are allocated as described under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums".

        To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the offered certificates (other than the interest only certificates) may mature earlier or later than indicated by the tables.

        It is highly unlikely that the Mortgage Loans will prepay in accordance with the Maturity Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Maturity Assumptions at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial certificate balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to reflect the Maturity Assumptions and any of the specified CPR percentages.

        You should conduct your own analyses of the rates at which the Mortgage Loans may be expected to prepay.

        Subject to the above discussion and assumptions, the following tables indicate:

o    the weighted average life of each class of the offered certificates, and
o set forth the percentages of the initial certificate balance of each class of the offered certificates (other than the interest only certificates) that would be outstanding after each of the listed distribution dates at various CPRs.

                    Percentage of Initial Certificate Balance
                          of the Class A-1 Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date                 0%          3%          5%          7%         10%         15%
                                  --          --          --          --         ---         ---
Closing Date                      100%        100%       100%         100%        100%       100%
July 15, 2000                      94          94         94           94          94         94
July 15, 2001                      88          88         87           87          87         87
July 15, 2002                      80          80         80           80          80         80
July 15, 2003                      71          71         71           71          71         71
July 15, 2004                      59          59         59           59          59         59
July 15, 2005                      49          49         49           49          49         49
July 15, 2006                      39          39         39           39          39         39
July 15, 2007                      29          29         29           29          29         29
July 15, 2008                       2          2           2           2           2           1
July 15, 2009                       0          0           0           0           0           0

Weighted average life
(years)                           5.69        5.68       5.68         5.68         5.68      5.68



                    Percentage of Initial Certificate Balance
                          of the Class A-2 Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date                 0%          3%          5%          7%         10%         15%
                                  --          --          --          --         ---         ---

Closing Date                      100%        100%        100%        100%        100%       100%
July 15, 2000                     100         100         100         100         100        100
July 15, 2001                     100         100         100         100         100        100
July 15, 2002                     100         100         100         100         100        100
July 15, 2003                     100         100         100         100         100        100
July 15, 2004                     100         100         100         100         100        100
July 15, 2005                     100         100         100         100         100        100
July 15, 2006                     100         100         100         100         100        100
July 15, 2007                     100         100         100         100         100        100
July 15, 2008                     100         100         100         100         100        100
July 15, 2009                      0           0           0           0           0          0

Weighted average life
(years)                           9.59        9.58        9.58        9.58       9.58        9.57


                    Percentage of Initial Certificate Balance
                           of the Class B Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date                 0%          3%          5%          7%         10%         15%
                                  --          --          --          --         ---         ---

Closing Date                      100%        100%        100%        100%       100%        100%
July 15, 2000                     100         100         100         100        100         100
July 15, 2001                     100         100         100         100        100         100
July 15, 2002                     100         100         100         100        100         100
July 15, 2003                     100         100         100         100        100         100
July 15, 2004                     100         100         100         100        100         100
July 15, 2005                     100         100         100         100        100         100
July 15, 2006                     100         100         100         100        100         100
July 15, 2007                     100         100         100         100        100         100
July 15, 2008                     100         100         100         100        100         100
July 15, 2009                       0           0           0          0          0           0

Weighted average life
(years)                          9.82        9.82        9.82        9.81       9.81        9.81



                    Percentage of Initial Certificate Balance
                           of the Class C Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date      0%       3%        5%         7%         10%       15%
                       --       --        --         --         ---       ---
Closing Date           100%     100%      100%       100%       100%      100%
July 15, 2000          100      100       100        100        100       100
July 15, 2001          100      100       100        100        100       100
July 15, 2002          100      100       100        100        100       100
July 15, 2003          100      100       100        100        100       100
July 15, 2004          100      100       100        100        100       100
July 15, 2005          100      100       100        100        100       100
July 15, 2006          100      100       100        100        100       100
July 15, 2007          100      100       100        100        100       100
July 15, 2008          100      100       100        100        100       100
July 15, 2009            0        0         0          0          0         0

Weighted average life
(years)                9.88     9.88      9.88       9.88       9.88      9.88



                    Percentage of Initial Certificate Balance
                           of the Class D Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date                 0%          3%          5%          7%         10%         15%
                                  --          --          --          --         ---         ---

Closing Date                      100%        100%        100%        100%       100%        100%
July 15, 2000                     100         100         100         100        100         100
July 15, 2001                     100         100         100         100        100         100
July 15, 2002                     100         100         100         100        100         100
July 15, 2003                     100         100         100         100        100         100
July 15, 2004                     100         100         100         100        100         100
July 15, 2005                     100         100         100         100        100         100
July 15, 2006                     100         100         100         100        100         100
July 15, 2007                     100         100         100         100        100         100
July 15, 2008                     100         100         100         100        100         100
July 15, 2009                      0           0           0           0          0           0
Weighted average life
(years)                          9.88         9.88       9.88        9.88        9.88        9.88




                    Percentage of Initial Certificate Balance
                           of the Class E Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date                 0%          3%          5%          7%         10%         15%
                                  --          --          --          --         ---         ---

Closing Date                      100%        100%        100%        100%       100%        100%
July 15, 2000                     100         100         100         100        100         100
July 15, 2001                     100         100         100         100        100         100
July 15, 2002                     100         100         100         100        100         100
July 15, 2003                     100         100         100         100        100         100
July 15, 2004                     100         100         100         100        100         100
July 15, 2005                     100         100         100         100        100         100
July 15, 2006                     100         100         100         100        100         100
July 15, 2007                     100         100         100         100        100         100
July 15, 2008                     100         100         100         100        100         100
July 15, 2009                      0           0           0           0          0           0
Weighted average life
(years)                          9.88         9.88       9.88        9.88       9.88        9.88

                    Percentage of Initial Certificate Balance
                           of the Class F Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date                 0%          3%          5%          7%         10%         15%
                                  --          --          --          --         ---         ---

Closing Date                      100%        100%        100%        100%       100%        100%
July 15, 2000                     100         100         100         100        100         100
July 15, 2001                     100         100         100         100        100         100
July 15, 2002                     100         100         100         100        100         100
July 15, 2003                     100         100         100         100        100         100
July 15, 2004                     100         100         100         100        100         100
July 15, 2005                     100         100         100         100        100         100
July 15, 2006                     100         100         100         100        100         100
July 15, 2007                     100         100         100         100        100         100
July 15, 2008                     100         100         100         100        100         100
July 15, 2009                      0           0           0           0          0           0
Weighted average life
(years)                          9.88         9.88       9.88        9.88       9.88        9.88



                       THE POOLING AND SERVICING AGREEMENT

        The certificates will be issued under a pooling and servicing agreement to be dated as of July 1, 1999, among the depositor, the master servicer, the special servicer, the trustee and the fiscal agent.

        You may obtain a free copy of the pooling and servicing agreement (without exhibits) by writing to:

        Commercial Mortgage Acceptance Corp.
        210 West 10th Street, 6th Floor
        Kansas City, Missouri 64105
        Attention:  Scott Manning

        You may also request a copy by telephone at (816) 435-5000.

                        Assignment of the Mortgage Loans

        By the closing date, the sellers must assign the Mortgage Loans to the trustee for the benefit of the certificateholders. The assignments will be without recourse. The sellers must also deliver the following documents, among others, for each Mortgage Loan:

o    the original note, endorsed (without recourse) to the order of the trustee;
o the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording noted on the document;
o the original or a copy of any related assignment(s) of leases and rents (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording noted on the document;
o an assignment of each related mortgage in favor of the trustee, in recordable form (or a certified copy of such assignment as sent for recording);
o an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the mortgage) in favor of the trustee, in recordable form (or a certified copy of such assignment as sent for recording);
o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan or other binding commitment to issue title insurance);

o an assignment in favor of the trustee of each effective UCC financing statement in the possession of the tranferor (or a certified copy of such assignment as sent for filing); and
o in those cases where applicable, the original or a copy of the related ground lease.

        If the sellers cannot deliver any original or certified recorded document described above on the closing date, the sellers will use their best efforts to deliver it within 45 days after the closing date or promptly after receipt from any recording office which delays sellers' receipt of the document beyond the 45 days after the closing date.

        The trustee is obligated to review the documents delivered to it for each Mortgage Loan within 45 days after the later of delivery or the closing date and report any missing documents or certain types of defects to the depositor.

             Servicing of the Mortgage Loans; Collection of Payments

        The pooling and servicing agreement will require:

o    the master servicer to service and administer the Mortgage Loans; and
o the special servicer to service and administer the Specially Serviced Mortgage Loans and REO Mortgage Loans;

on behalf of the trust fund solely in the best interests of and for the benefit of all of the certificateholders and the trustee in accordance with the mortgage loan documents and the pooling and servicing agreement.

        Unless the pooling and servicing agreement requires a contrary specific course of action, the master servicer and the special servicer must each act in accordance with the higher of the following standards:

o in the same manner, and with the same care, skill, prudence and diligence, with which it services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice that prudent institutional commercial mortgage loan servicers use for comparable mortgage loans, or
o in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans that it owns.

        In observing this standard, the master servicer and special servicer may take into account their other obligations under the pooling and servicing agreement. However, they must disregard:

o any other relationship that the master servicer, the special servicer, any sub-servicer or any of their affiliates have with any borrower or its affiliates;
o the ownership of any certificate by the master servicer, the special servicer or their affiliates;
o    their obligation to make Advances or incur servicing expenses;
o the master servicer's, the special servicer's or any sub-servicer's right to receive compensation for its services;
o the ownership, servicing or management for others by the master servicer, the special servicer or any sub-servicer of any other mortgage loans or property; and
o any obligation of the master servicer, the special servicer, any sub-servicer or any of their affiliates to replace or repurchase any Mortgage Loan that it sold to the trust fund.

        However, neither the master servicer nor the special servicer, nor any of their directors, members, managers, officers, employees or agents, will have any liability to the trust fund or the certificateholders for:

o    taking any action or refraining from taking any action in good faith; or
o    for errors in judgment.

        The master servicer, the special servicer and such persons are not protected against liability for:

o breaching their representations or warranties in the pooling and servicing agreement,
o breaching the servicing standards in the pooling and servicing agreement,
o willful misfeasance, misrepresentation, bad faith, fraud or negligence in performing its duties under the pooling and servicing agreement, or
o negligent disregard of its obligations or duties under the pooling and servicing agreement.

        The master servicer and the special servicer must make reasonable efforts to collect amounts due under the Mortgage Loans, and must follow collection procedures consistent with the servicing standard under the pooling and servicing agreement. The special servicer may waive late payment charges or penalty fees on delinquent Monthly Payments or balloon payments on Specially Serviced Mortgage Loans. The master servicer may waive such amounts on all other Mortgage Loans.

                              Collection Activities

        The master servicer monitors the performance of all loans. It tracks the status of outstanding payments due, grace periods and due dates. It calculates and assesses late fees. The master servicer has created a customized collection system that:

o downloads all current loan information from the servicing system on a daily basis,
o    prepares several regular delinquency reports,
o generates and mails a series of delinquency notice letters, including payment-reminder letters to borrowers at 10 days past due, and more strongly worded collection letters at 30 and 60 days past due, and
o flags higher-risk Mortgage Loans, such as those with a large principal balance or chronic delinquency, so that the borrower receives a telephone call rather than a letter.

        A delinquent Mortgage Loan will be transferred to the special servicer when the loan becomes a Specially Serviced Mortgage Loan. See "--Special Servicing".

                                    Advances

        Except as noted below, if a loan is delinquent at the close of business on the second business day before a distribution date, the master servicer will advance an amount equal to the Monthly Payment or the Assumed Monthly Payment, as applicable (each such amount, a "P&I Advance").

        The master servicer must make the P&I Advance on the business day before each distribution date.

        The amount of interest to be advanced for a Mortgage Loan for which an Appraisal Reduction has been calculated will equal the product of:

1.   the amount of interest that would otherwise be required to be advanced, and
2.   a fraction,
     o whose numerator equals the Stated Principal Balance of the loan at the close of the preceding distribution date less the Appraisal Reduction, and
     o    whose denominator is such Stated Principal Balance.

        In addition to P&I Advances, the master servicer will also be obligated to make cash advances ("Servicing Advances," and together with P&I Advances, "Advances") to pay:

o certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring or managing REO Property or selling defaulted Mortgage Loans or REO Properties,
o delinquent real estate taxes, assessments and hazard insurance premiums, and
o other similar costs and expenses necessary to protect and preserve the security of a Mortgage.

        However, the master servicer is not required to make any Advance that it determines is a nonrecoverable Advance. If the master servicer makes a nonrecoverability determination, it must deliver to the trustee an officer's certificate explaining the procedures and basis for the determination and supplying documentation which supports the determination, which will include a copy of the Updated Appraisal and any other information or reports obtained by the master servicer, the trustee or the fiscal agent, such as:

o    property operating statements,
o    rent rolls,
o    property inspection reports, and
o    engineering reports.

        If the master servicer fails to make a required Advance, the trustee must make the Advance subject to its good faith determination of recoverability. If the trustee fails to make a required Advance, the fiscal agent must make it, subject to its good faith determination of recoverability. Any Advance by the fiscal agent will cure the trustee's failure to make an Advance. Both the trustee and the fiscal agent will be entitled to rely conclusively on a nonrecoverability determination by the master servicer.

        Unless there is a nonrecoverability determination, the obligation to make Advances on a Mortgage Loan continues until foreclosure and liquidation of the loan and related properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

        Each of the master servicer, the trustee and the fiscal agent only has to make an Advance if it determines that it will be recoverable from late payments, insurance proceeds, liquidation proceeds or other collections on the Mortgage Loan. If the special servicer agrees to a modification of a Mortgage Loan that forgives loan payments or other amounts that the master servicer, the trustee or the fiscal agent previously advanced, and the master servicer, the trustee or the fiscal agent determines that no other source of payment or reimbursement for such Advances is available to it, such Advances will be deemed to be nonrecoverable.

        If the master servicer, the trustee or the fiscal agent determines that an Advance previously made will be nonrecoverable, the Advance, plus interest, will be repaid from amounts on deposit in the Collection Account before further distributions on the certificates.

        Interest is payable on Advances at a floating rate (the "Advance Rate") equal to the prime rate as published in The Wall Street Journal. Advance interest will be paid first from default interest and late payment charges collected on the related Mortgage Loan. If such collections are insufficient, any remaining Advance interest will be paid from general collections on all Mortgage Loans at the time that the Advance is repaid.

        However, no interest will accrue for any P&I Advance on the loans identified as Loan Nos. 56, 131 and 192 for the period beginning when the Advance is made and ending when the grace period expires.

        If interest on Advances is not offset by default interest or other amounts, the shortfall will reduce amounts payable on the certificates. Hence, it is possible that the making of Advances (and the charging of interest on Advances while they are outstanding) could reduce total amounts payable to certificateholders even if all amounts due from borrowers are eventually received.

                                    Accounts

Collection Account

        The master servicer will establish and maintain a segregated account or accounts (the "Collection Account") into which it must deposit the following amounts relating to the Mortgage Loans:

o    all principal payments;
o    all payments of interest, default interest and prepayment premiums;
o    any amounts required to be deposited by the master servicer for:
     1. losses realized on permitted investments of funds in the Collection Account, and
     2.   Prepayment Interest Shortfalls;
o    all Net REO Proceeds transferred from an REO Account;
o all condemnation proceeds, insurance proceeds and net liquidation proceeds not required to be applied to restore or repair the Mortgaged Property;
o    any amounts received from borrowers as recoveries of Servicing Advances;
o proceeds of any purchase or repurchase of a Mortgage Loan by the applicable seller, and
o other amounts that the pooling and servicing agreement requires the master servicer to deposit into the Collection Account.

        The master servicer will deposit these amounts into the Collection Account within one day after receipt. The Collection Account will be held by the master servicer for the benefit of the trustee and the certificateholders.

        See "Description of the Mortgage Pool--Representations and Warranties; Repurchase", "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans" and "Description of the Certificates--Optional Termination".

        "REO Proceeds" for any REO Property and the related Mortgage Loan are all revenues received by the special servicer on the REO Property or REO Mortgage Loan other than liquidation proceeds.

        "Net REO Proceeds" for any REO Property and the related Mortgage Loan are REO Proceeds less any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid from the related REO Account.

        The master servicer need not deposit into the Collection Account any payments in the nature of late payment charges, late fees, NSF check charges, assumption fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees. To the extent permitted by applicable law and as provided in the pooling and servicing agreement, the master servicer or the special servicer may retain such amounts as additional servicing compensation. If the master servicer mistakenly deposits any amount into the Collection Account, it may withdraw the mistaken deposit from the Collection Account at any time.

Interest Reserve Account

        The trustee will establish and maintain an "Interest Reserve Account" for the benefit of the holders of the certificates. For the distribution date in each January (other than a leap year) and each February, the trustee will deposit into the Interest Reserve Account for each Mortgage Loan bearing interest computed on an actual/360 basis (the "Interest Reserve Loans") an amount equal to one day's interest at the related Net Mortgage Rate on its stated Principal Balance as of the due date in the month in which the distribution date occurs (the "Interest Reserve Amount"). The trustee will not make the deposit if the applicable Monthly Payment has not been paid or advanced. The trustee will calculate the Interest Reserve Amount without regard to the adjustments to the Net Mortgage Rates for Interest Reserve Loans described under "Description of the Certificates--Pass-Through Rates". For distribution dates in March of each year, the trustee will deposit the Interest Reserve Amounts into the Distribution Account and include these amounts as part of the Available Funds for the distribution date.

Distribution Account

        The trustee will establish a segregated account or accounts (the "Distribution Account") into which the master servicer must deposit the following amounts:

o a total amount equal to the Available Funds (to the extent included in the Collection Account, which will be determined without regard to Interest Reserve Amounts),
o    any prepayment premiums received during the Collection Period, and
o all P&I Advances required for the distribution date and not already included in the Available Funds.
        The master servicer will deposit these amounts into the Distribution Account on the business day before each distribution date. The Distribution Account will be held by the trustee for the benefit of the certificateholders. See "Description of the Certificates--Distributions".

Where Accounts May be Maintained

        The Collection Account and the Distribution Account must each be either:

o a segregated account or accounts maintained with a federal- or state-chartered depository institution or trust company:
     1. whose short-term unsecured debt obligations are rated at least "P1" by Moody's and whose long-term unsecured debt obligations (or whose parent holding company's long-term unsecured debt obligations) are rated at least "Aa2" by Moody's, and
     2. whose short-term unsecured debt obligations are rated at least "D-1" by DCR and whose long-term unsecured debt obligations (or whose parent holding company's long-term unsecured debt obligations) are rated at least "A" by DCR, or
o a segregated trust account or accounts maintained with a federal- or state-chartered depository institution or trust company acting in its fiduciary capacity:
     1.   having a combined capital and surplus of at least $50,000,000,
     2. subject to supervision or examination by a federal or state authority, and
     3. subject to regulations regarding fiduciary funds or deposits substantially similar to 12 CFR 9.10(b), or
o an account which each of the Rating Agencies confirms will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any class of certificates.

Investment of Funds in the Accounts

        Amounts on deposit in such accounts may be invested in United States government securities and other investments specified in the pooling and servicing agreement. See "Description of the Certificates--Accounts" in the prospectus for a listing of permitted investments.

Withdrawals from the Collection Account

        The master servicer may withdraw funds from the Collection Account for the following purposes:

o    to remit Available Funds and prepayment premiums to the Distribution
     Account,
o to pay or reimburse itself, the trustee or the fiscal agent for Advances and interest on Advances,
o to pay the unpaid portion of the master servicing fee and special servicing fee (in the case of the master servicing fee, from interest received on the related Mortgage Loan),
o    to pay the trustee fee to the trustee,
o to pay to itself any investment income earned on funds deposited in the Collection Account,
o to pay Prepayment Interest Excess received in the preceding Collection Period to itself as additional servicing compensation,
o to pay to itself or the special servicer other amounts constituting additional servicing compensation,
o to pay to the depositor, the applicable seller or other purchaser with respect to each Mortgage Loan or REO Property that has been purchased or repurchased by it, all amounts received on such loan or property during the related Collection Period and subsequent to the date as of which the amount required to effect the purchase or repurchase was determined,
o to reimburse or pay itself, the special servicer, the trustee, the depositor and/or the fiscal agent for other unreimbursed expenses that are reimbursable under the pooling and servicing agreement,
o to satisfy any indemnification obligations of the trust fund under the pooling and servicing agreement,
o to pay to the trustee amounts requested by it to pay taxes on certain net income with respect to REO Properties,
o to withdraw any amount mistakenly deposited into the Collection Account, and
o to clear and terminate the Collection Account upon termination and liquidation of the trust fund.

                      Enforcement of "Due-on-Sale" Clauses

        The special servicer will exercise or waive "due-on-sale" clauses in Mortgage Loan documents in accordance with the servicing standard. However, if the then-outstanding principal balance of a Mortgage Loan is at least 2% of the then-outstanding principal balance of all Mortgage Loans in the trust fund, the special servicer may waive a "due-on-sale" clause only if it first obtains written confirmation from each Rating Agency that the waiver will not result in a qualification, downgrade or withdrawal of the rating then assigned by the Rating Agency to any class of certificates. The special servicer must use reasonable efforts to require the new borrower to pay the cost of the Rating Agency confirmation. The master servicer will advance any costs not paid by the new borrower as a Servicing Advance (unless the Advance would be nonrecoverable).

        If the special servicer waives the "due-on-sale" clause it may either:

o release the original borrower from liability under the Mortgage Loan and substitute the new owner as the borrower, or
o    enter into an assumption agreement with the new owner of the Mortgaged
     Property.

        To the extent permitted by law, the special servicer will enter into an assumption or substitution agreement only if the credit status of the prospective new owner is in compliance with:

o the special servicer's regular commercial mortgage origination or servicing standards and criteria,
o    the terms of the Mortgage Loan, and
o any other standards set by the special servicer consistent with the servicing standard.

        If a Mortgage Loan is assumed, the only permitted modifications that may be made as part of the assumption are those described below under "--Amendments, Modifications and Waivers."

        The master servicer and special servicer will each receive 50% of assumption fees on non-Specially Serviced Mortgage Loans paid by the borrower or the new owner as additional servicing compensation. The special servicer will receive 100% of the assumption fees on Specially Serviced Mortgage Loans as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Due-on-Sale Provisions" in the prospectus.

        In a bankruptcy or similar proceeding involving a Mortgaged Property, a court may substitute a new owner or impose a junior or senior lien on the Mortgaged Property, without the consent of the master servicer, the special servicer or the trustee.

                   Enforcement of "Due-on-Encumbrance" Clauses

        Most of the Mortgage Loans contain a "due-on-encumbrance" clause, which generally either:

o provides that the Mortgage Loan will (or may at the related mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the Mortgaged Property, or
o requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the Mortgaged Property.

        Such clauses usually permit the owner of the Mortgage Loan to either:

o    accelerate the payments due on the Mortgage Loan, or
o    withhold its consent to the creation of any such lien or other encumbrance.

        The special servicer may in accordance with the servicing standard either exercise or waive the trust fund's rights under the "due-on-encumbrance" clause. However, the special servicer may not consent to the creation of any lien or encumbrance, unless it has first obtained written confirmation from each Rating Agency that such consent will not result in a qualification, downgrade or withdrawal of the rating then assigned by the Rating Agencies to any class of certificates.

        The special servicer must use reasonable efforts to require the borrower to pay the cost of such Rating Agency confirmation. The master servicer will advance any costs not paid by the borrower as a Servicing Advance (unless the Advance would be nonrecoverable).

        The master servicer or the special servicer may forbear from enforcing any "due-on-encumbrance" provision in connection with any junior or senior lien on a Mortgaged Property imposed in a bankruptcy proceeding involving the Mortgaged Property without obtaining a Rating Agency confirmation.

                                   Inspections

        The special servicer is responsible for inspecting the Mortgaged Properties securing Specially Serviced Mortgage Loans and REO Properties. The master servicer is responsible for inspecting the other Mortgaged Properties. Each Mortgaged Property and REO Property will be inspected at least once every two years and after it becomes a Specially Serviced Mortgage Loan. If a Mortgage Loan has a then current principal balance of at least or is a Specially Serviced Mortgaged Loan, the related Mortgaged Property will be inspected at least once every year. The annual inspections will be done at the expense of the servicer performing the inspection. The inspection done at the time a Mortgage Loan becomes a Specially Serviced Mortgage Loan will be an expense of the trust. The master servicer and the special servicer will cause a written inspection report to be prepared as soon as reasonably possible after completing the inspection. A copy of each inspection report must be delivered to the trustee and the operating adviser within 15 days after its preparation.

                         Realization Upon Mortgage Loans

                  Standards for Conduct Generally in Effecting
                   Foreclosure or the Sale of Defaulted Loans

        The master servicer will advance costs and expenses of a foreclosure or other acquisition as a Servicing Advance, unless the Advance would be nonrecoverable.

        The special servicer may proceed with a non-judicial foreclosure under the laws of the state where the property is located. The special servicer need not pursue a deficiency judgment against the borrower or any other party if the laws of the state do not permit a deficiency judgment after a non-judicial foreclosure. The special servicer may also refrain from seeking a deficiency judgment if it determines that the likely recovery would not warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and delivers an officer's certificate to the trustee to that effect.

        The special servicer may not obtain title or possession or take any other action regarding a Mortgaged Property on behalf of the trust fund, if as a result the trustee or the trust fund would be considered to hold title, to be a "mortgagee-in-possession", or to be an "owner" or "operator" within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or any comparable law. However, the special servicer may proceed with such steps if it has determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that:

o the Mortgaged Property complies with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the trust fund's best economic interest to take necessary corrective measures, and
o there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under current federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the trust fund's best economic interest to take such actions.

        If title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale will be issued to the trustee, or to its nominee (which will not include the master servicer or the special servicer) or to a separate trustee or co-trustee on behalf of the trustee, as the holder of the REMIC I certificates and as trustee for the holders of the certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, the Mortgage Loan will be considered to be a Mortgage Loan held in the trust fund until the related REO Property is sold by the trust fund. The principal balance of the loan will be reduced by Net REO Proceeds allocated to it.

        If the trust fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the special servicer must administer the Mortgaged Property so that it qualifies at all times as "foreclosure property" within the meaning of section 860G(a)(8) of the Internal Revenue Code. An "independent contractor," within the meaning of applicable Treasury regulations, must manage and operate any Mortgaged Property, unless the special servicer provides the trustee with an opinion of counsel that the operation and management of the property other than through an independent contractor will not cause the property to fail to qualify as "foreclosure property". The legal opinion will be an expense of the trust fund. Generally, REMIC I will not be taxed on income received on Mortgaged Property which constitutes "rents from real property," under section 856(c)(3)(A) of the Internal Revenue Code and the related Treasury regulations.

        "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement.

        "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered customary if, in the geographic market in which the building is located, tenants in buildings that are of a similar class are customarily provided with the service. The depositor has not determined whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income from a Mortgaged Property owned by the trust fund would not constitute "rents from real property."

        Net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I does not constitute "rents from real property."

        Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate, which is currently 35%. However, phase out rates of 39% for taxable income between $100,000 and $335,000 and 38% for taxable income between $15,000,000 and $18,333,333 apply. REMIC I may also be subject to state or local taxes on such amounts.

        Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of certificates. The pooling and servicing agreement allows the special servicer to cause the trust fund to earn "net income from foreclosure property" that is subject to tax, if it determines that the net after-tax benefit to certificateholders is greater than what would be realized under another method of operating or leasing the Mortgaged Property. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of the REMIC", "--Federal Income Tax Consequences for REMIC Certificates--Taxation of REMIC Regular Certificates" and "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Holders of Residual Certificates" in the prospectus.

Sale of Specially Serviced Mortgage Loans and REO Properties

        The special servicer may offer to sell a Specially Serviced Mortgage Loan or an REO Property, if it determines that:

o no satisfactory arrangements can be made to collect delinquent payments, and

o    the sale would be in the best economic interests of the trust fund.

        The special servicer must give the trustee written notice that it is contemplating a sale at least 10 business days before considering any further action. The trustee must notify the operating adviser that it has received the notice from the special servicer within five business days. The operating adviser may purchase the loan or property, directly or through an affiliate, for cash equal to the Repurchase Price.

        If the operating adviser (or a designated affiliate) fails to purchase the loan or property within 30 days after the operating advisor receives notice, either the special servicer or the master servicer, in that order of priority, may purchase the loan or property, directly or through an affiliate, for cash equal to the Repurchase Price.

        If none of the forgoing purchases the loan or property, the special servicer may then offer to sell the loan or property if and when the special servicer determines that the sale would be in the best economic interests of the trust fund. The special servicer must sell the loan or property within the period specified in the pooling and servicing agreement, including extensions.

        The operating adviser, the master servicer and the special servicer may offer to purchase any such loan or property. The special servicer will accept any offer received from any person:

o that it determines to be a fair price, unless the highest offeror is the special servicer or one of its affiliates, or
o that the trustee determines to be a fair price, if the highest offeror is the special servicer or one of its affiliates.

        In making such a fairness determination, the special servicer or trustee may rely upon an updated independent appraisal. Any offer from the depositor, the master servicer, the special servicer, any borrower, the manager of a Mortgaged Property or any of their affiliates in the amount of the Repurchase Price shall be deemed to be a fair price.

        Neither the trustee (in its individual capacity) nor any of its affiliates may purchase or offer to purchase the loan or property.

        The special servicer may accept an offer other than the highest offer if it determines that accepting the offer would be in the best interests of the certificateholders. For example, the person making the lower offer could be more likely to perform its obligations or the lower offer may have more favorable terms.

                      Amendments, Modifications and Waivers

        Subject to any restrictions applicable to REMICs, and to limitations under the pooling and servicing agreement, the master servicer may amend any term of any loan that is not a Specially Serviced Mortgage Loan except for the following:

o the maturity date, interest rate, principal balance, amortization term or payment frequency (each, a "Money Term"); and
o    the events of default.

        Subject to restrictions applicable to REMICs and to limitations in the pooling and servicing agreement, the special servicer may agree to a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan if, in the special servicer's reasonable judgment:

o the related borrower is in default or default is reasonably foreseeable, and
o the modification, waiver or amendment would increase the recovery to certificateholders on a net present value basis.

        See "--The Operating Adviser".

        Examples of the types of modifications, waivers or amendments to which the special servicer may agree include:

o reducing the amounts owing under the loan by forgiving principal, accrued interest and/or any prepayment premium,
o reducing the amount of the monthly payment on the loan, including a reduction in the interest rate,
o not enforcing any right granted under any note or mortgage relating to the loan,
o    extending the maturity date of the loan, and/or
o    accepting a principal prepayment during a Lock-out Period.

        However, the special servicer may not permit a borrower to extend the maturity date to a date later than:

o    two years before the Rated Final Distribution Date, or
o    10 years before any ground lease that secures the loan expires.

        Modifications of a Mortgage Loan that forgive principal or interest will cause Realized Losses on the loan. Such Realized Losses will be allocated among the classes of certificates as described under "Description of the Certificates--Realized Losses and Allocations of Certain Expenses".

                                   The Trustee

        LaSalle Bank National Association will act as trustee. The address of the trustee's corporate trust office is:

        135 South LaSalle Street
        Suite 1625
        Chicago, Illinois 60674
        Attn:  Asset-Backed Securities
        Trust Service Group --
        Commercial Mortgage Acceptance Corp.
        Commercial Mortgage Pass-Through
        Certificates, 1999-C1

Resignation and Removal of Trustee

        The trustee may resign at any time by notifying the depositor, the master servicer, the special servicer and the Rating Agencies in writing. The trustee's resignation will also remove the fiscal agent. The master servicer will appoint the successor trustee and fiscal agent. Before appointing a successor trustee, the master servicer must obtain confirmation from the Rating Agencies that the successor trustee's appointment will not adversely affect the rating then assigned by the Rating Agencies to any of the certificates. If any successor fiscal agent is not rated by Moody's in one of its two highest long-term unsecured debt rating categories and by Duff & Phelps in one of its three highest long-term unsecured debt rating categories, written confirmation will be obtained from each Rating Agency that the successor fiscal agent's appointment will not adversely affect the rating then assigned by the Rating Agency to any certificates. The resigning trustee must pay any cost of obtaining the Rating Agency confirmations. If the successor trustee and successor fiscal agent are not appointed within 30 days after the notice of resignation, the resigning trustee and departing fiscal agent may petition a court of competent jurisdiction to appoint a successor trustee and successor fiscal agent.

        The depositor or the master servicer may remove the trustee and the fiscal agent if, among other things:

o the trustee becomes ineligible to continue as such under the pooling and servicing agreement,
o    the trustee or the fiscal agent becomes incapable of acting,
o    the trustee or the fiscal agent is adjudged bankrupt or insolvent,
o a receiver is appointed for the trustee, the fiscal agent or their property, or
o any public officer takes charge or control of the trustee, the fiscal agent or their property.

        The holders of certificates evidencing a majority of the total voting rights may remove the trustee and the fiscal agent upon written notice to the master servicer, the special servicer, the depositor, the trustee and the fiscal agent.

        Resignation or removal of the trustee and the fiscal agent is effective only when the successor trustee (and fiscal agent, if necessary) accepts the appointment.

Trustee Fee

        The pooling and servicing agreement entitles the trustee to a monthly fee from amounts in the Collection Account. The fee is equal to .003% of the then outstanding principal balance of each Mortgage Loan calculated on the basis of a 360-day year consisting of twelve 30-day months.

Indemnification of Trustee

        The trust fund will indemnify the trustee, the fiscal agent and their directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) arising under the pooling and servicing agreement or the certificates (but only to the extent that they are expressly reimbursable under the pooling and servicing agreement or are unanticipated expenses incurred by the REMIC). However, the indemnification will not apply to matters resulting from the negligence, misrepresentation, fraud, bad faith or willful misconduct of the indemnified person. The trustee need not expend or risk its own funds or otherwise incur financial liability in performing its duties under the pooling and servicing agreement, or in exercising its rights or powers, if in the trustee's opinion the repayment of such funds or adequate indemnity against the risk of liability is not reasonably assured.

        The master servicer and the special servicer will each indemnify the trustee, the fiscal agent and their directors, officers, employees, agents and affiliates for similar losses related to the willful misconduct, fraud, misrepresentation, bad faith and/or negligence in the performance or negligent disregard of the master servicer's or the special servicer's duties under the pooling and servicing agreement.

Duties of the Trustee

        If no event of default has occurred of which the trustee has actual knowledge and after the curing of all events of default that may have occurred, the trustee must perform only those duties specifically imposed under the pooling and servicing agreement. If an event of default has occurred and has not been cured, the trustee will be required to use the same degree of skill and care in exercising its rights and powers under the pooling and servicing agreement that a prudent person would use in its own personal affairs under similar circumstances. Upon receipt of the various certificates, reports or other documents required to be furnished to it, the trustee must examine the documents and determine whether they conform on their face to the requirements of the pooling and servicing agreement.

        If the master servicer fails to make a required Advance, the trustee must make the Advance unless it deems the Advance nonrecoverable. See "--Advances".

        Except for funds held by the trustee, the trustee and the fiscal agent will not be accountable for:

o the use or application by the depositor of any certificates or the proceeds of the certificates,
o the use or application of funds paid to the depositor, the master servicer or the special servicer relating to the Mortgage Loans, or
o the use or application of funds deposited in or withdrawn from the Collection Account or the Distribution Account by the depositor, the master servicer or the special servicer.

        The trustee, the fiscal agent, the special servicer and master servicer will make no representation as to:

o the validity or sufficiency of the pooling and servicing agreement, the certificates, this prospectus supplement or the prospectus, or
o the validity, enforceability or sufficiency of the Mortgage Loans or related documents.

                                The Fiscal Agent

        ABN AMRO Bank N.V., a Netherlands banking corporation that is the trustee's indirect parent, will act as fiscal agent for the trustee. The fiscal agent must make any Advance the trustee is required to make but does not make. However, the fiscal agent need not make any Advance that it deems nonrecoverable.
See "--Advances".

        If the trustee resigns or is removed, the fiscal agent will resign or will be removed. The initial fiscal agent need not act in such capacity at any time that LaSalle Bank National Association is not the trustee.

        The fiscal agent that resigned or was removed will pay the cost, if any, of obtaining such Rating Agency confirmation, unless the trustee or fiscal agent was removed without cause by holders of a majority of the total voting rights, in which case the costs will be an Additional Trust Fund Expense.

                 Servicing Compensation and Payment of Expenses

        The master servicer will be entitled to a monthly servicing fee for each Mortgage Loan. The fee is calculated at the per annum rate listed in Appendix II based on the then outstanding principal balance of the loan. Any master servicing fee rate calculated on an Actual/360 basis will be recomputed on a 30/360 basis for purposes of calculating the Net Mortgage Rate.

        The master servicing fee for each loan will be retained by the master servicer from payments and collections (including insurance proceeds and liquidation proceeds) on the loan. The master servicer may also retain as additional servicing compensation:

o all investment income earned on amounts in the Reserve Accounts (to the extent consistent with applicable law and the related Mortgage Loan documents) and the Collection Account,
o all amounts collected on the Mortgage Loans (except Specially Serviced Mortgage Loans) in the nature of late payment charges, late fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees and charges (but excluding prepayment premiums or default interest),
o 50% of any extension fees, modification fees, consent fees (other than loan service transaction fees) or assumption fees collected on the Mortgage Loans (except Specially Serviced Mortgage Loans),
o all NSF check charges (including NSF check charges arising from Specially Serviced Mortgage Loans), and
o any Prepayment Interest Excess (to the extent not offset against any Prepayment Interest Shortfall).

        If Midland resigns or is terminated as the master servicer and the successor master servicer agrees to perform the services of the master servicer for an amount less than the master servicing fee, the certificateholders will not receive any portion of the excess master servicing fee.

        The master servicer will pay all expenses incurred by it in connection with its responsibilities under the pooling and servicing agreement (subject to reimbursement as provided in the agreement), including all fees of any sub-servicers retained by it.

                                Special Servicing

Ability of Operating Adviser to Remove Special Servicer

        ORIX Real Estate Capital Markets, LLC will be the initial special servicer. The operating advisor may at any time remove the special servicer without cause and appoint a successor special servicer. The removal of the special servicer and appointment of a successor special servicer will be effective only when:

o the successor special servicer has assumed in writing all of the responsibilities, duties and liabilities of the special servicer under the pooling and servicing agreement, and
o each Rating Agency confirms to the trustee in writing that such appointment and assumption will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by the Rating Agency to any class of certificates.

        The operating adviser must pay the cost of obtaining such Rating Agency confirmation. The removed special servicer may receive all amounts accrued and owing to it on or prior to the effective date of the removal.

Duties of Special Servicer

        The duties of the special servicer relate primarily to Specially Serviced Mortgage Loans and to any REO Property. A "Specially Serviced Mortgage Loan" is any Mortgage Loan for which at least one of the following conditions exist:

Loans with Monetary Defaults

o The borrower is at least 60 days delinquent in paying principal and interest or other obligation(regardless of whether P&I Advances have been reimbursed), or
o the borrower has failed to make a balloon payment (except where the master servicer and the special servicer agree in writing that the loan is likely to be paid in full within 30 days after such default);

however, such loans cease to be Specially Serviced Mortgage Loans when:

o the borrower brings the loan current (under workout terms agreed to by the special servicer for a balloon payment default),
o    the borrower makes three consecutive full and timely monthly payments, and
o no other circumstances exist that would cause the loan to be characterized as a Specially Serviced Mortgage Loan.

Loans that are likely to have Monetary Defaults

o The borrower has expressed to the master servicer an inability to pay or a hardship in paying the loan in accordance with its terms,
o Three consecutive P&I Advances have been made on the loan (regardless of whether reimbursed),
o the master servicer has received notice of a foreclosure or threatened foreclosure of any lien on the property securing the loan,
o the master servicer or special servicer has received notice that the borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors, or
o the master servicer proposes to commence foreclosure or other workout arrangements;

however, such loans cease to be Specially Serviced Mortgage Loans when:

o the above circumstances cease to exist in the good faith judgment of the special servicer, and
o no other circumstances exist that would cause the loan to be characterized as a Specially Serviced Mortgage Loan.

Loans with Nonmonetary Defaults

o The master servicer or the special servicer has notice that a nonmonetary default that materially and adversely affects the interests of the certificateholders has occurred and the default remains uncured after the specified grace period (or, if no grace period is specified, after 60 days);

however, such loans cease to be Specially Serviced Mortgage Loans when:

o    the default is cured, and
o no other circumstances exist that would cause the loan to be characterized as a Specially Serviced Mortgage Loan.

        A default requiring a Servicing Advance will be deemed to materially and adversely affect the interests of certificateholders.

        The special servicer will prepare an asset status report within 30 days after a loan becomes a Specially Serviced Mortgage Loan. The asset status report will be delivered to the operating adviser and each Rating Agency.

Special Servicer Compensation

        The special servicer is entitled to a monthly special servicing fee. The special servicing fee is an amount equal to 1/12th of 0.25% of the Stated Principal Balance of each Specially Serviced Mortgage Loan. The special servicer will also receive a disposition fee on any Specially Serviced Mortgage Loan or REO Property sold, transferred or otherwise liquidated equal to 1% of:

o the proceeds of the sale or liquidation of, or any partial or unscheduled payment with respect to, any Specially Serviced Mortgage Loan or REO Property
                                      less
o    any broker's commission and related brokerage referral fees.

        No disposition fee will be paid in connection with the repurchase of a Mortgage Loan as described under "Description of the Mortgage
Pool--Representations and Warranties; Repurchase".

        The special servicer is also entitled to a workout fee equal to 1.0% of the Net Collections received by the master servicer or the special servicer on each Corrected Mortgage Loan. "Net Collections" means all payments of interest and principal and all prepayment premiums.

        A loan which has ceased to be a Specially Serviced Mortgage Loan by virtue of a cure resulting from a written modification, restructuring or workout negotiated by the special servicer is a "Corrected Mortgage Loan".

        If any Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan, any right to the workout fee terminates for the initial modification, restructuring or workout. However, the special servicer will receive a new workout fee for the loan upon resolution or workout of a subsequent event of default under the loan. If the special servicer is terminated for any reason, it will retain the right to receive any workout fees payable on Mortgage Loans that became Corrected Mortgage Loans while it acted as special servicer. The successor special servicer will not be entitled to any portion of such workout fees.

        The special servicer may also retain as additional servicing compensation:

o    all investment income earned on amounts on deposit in any REO Account,
o if permitted under the Mortgage Loan, late payment charges, late fees, assumption fees, loan modification fees, extension fees, loan service transaction fees, beneficiary statement charges or similar items that are collected on Specially Serviced Mortgage Loans, and
o if permitted under the Mortgage Loan, 50% of assumption fees, modification fees, consent fees (other than loan service transaction fees) and extension fees on Mortgage Loans that are not Specially Serviced Mortgage Loans.

        Additional special servicing compensation does not include default interest or prepayment premiums or any other amount required to be deposited or retained in the Collection Account.

        Each of these fees, plus certain special servicing expenses, will be paid from funds that would otherwise be used to pay principal and interest on the certificates.

                              The Operating Adviser

Selection

        Holders of more than 50% of the certificate balance of the Controlling Class may appoint an operating adviser to represent their interests. The "Controlling Class" is the most subordinate class of Principal Balance Certificates that still has at least 25% of its original certificate balance outstanding.

Rights and Powers

        The operating adviser may advise the special servicer about the following matters:

o foreclosure or similar conversion of the ownership of properties securing Specially Serviced Mortgage Loans that are in default, including acquiring an REO Property,
o    amendment, waiver or modification of a Specially Serviced Mortgage Loan,
o proposed sale of a defaulted Mortgage Loan or REO Property, except upon termination of the trust fund as described under "Description of the Certificates--Optional Termination",
o    acceptance of a discounted payoff,
o determination to bring an REO Property into compliance with environmental laws or to address hazardous materials located at an REO Property,
o release of collateral, other than in accordance with the terms or upon satisfaction of a loan,
o    acceptance of substitute or additional collateral,
o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause,
o acceptance of an assumption agreement releasing a borrower from liability under a loan, and
o    adoption, amendment or modification of any asset status report.

        The operating adviser may object to the above actions in writing within 10 business days after being notified of the proposed action and provided with all reasonably requested information. The operating adviser will be considered to have approved any such action if it does not object within 10 days. If the operating adviser objects to any action, the special servicer will consider the objection and proposed action based on the special servicer's servicing standard under the pooling and servicing agreement.


        The operating adviser also may advise the special servicer to take, or to refrain from taking, such other actions as the operating adviser deems advisable. However, the operating adviser may never require the special servicer to violate the pooling and servicing agreement, including its obligation to act in accordance with the servicing standard.

Limitation on Liability of Operating Adviser

        The operating adviser and its officers, directors, employees and owners will have no liability to certificateholders for any action taken, or for refraining from the taking of any action, in good faith or for errors in judgment. By accepting certificates, each certificateholder agrees that the operating adviser:

o may have special relationships and interests that conflict with those of holders of one or more classes of certificates,
o    may act solely in the interests of the holders of the Controlling Class,
o has no duties to certificateholders, except for holders of the Controlling Class,
o may act to favor the interests of the Controlling Class over the interests of other classes, and
o will violate no duty and incur no liability by acting solely in the interests of the Controlling Class.

        No certificateholder may take legal action against the operating adviser because it acted solely in the interests of the Controlling Class.

                                  Sub-Servicers

        The master servicer and special servicer may each delegate its servicing obligations to one or more third-party sub-servicers. Despite any such delegation, the master servicer or special servicer remains directly responsible for the delegated duties and for the acts and omissions of any sub-servicer. The master servicer or the special servicer must monitor the performance of any sub-servicer that it uses. 10 Mortgage Loans (2.1%) are currently serviced by third-party servicers that are expected to continue to service such loans as sub-servicers. Each sub-servicing agreement must provide that if the master servicer or the special servicer is no longer acting in such capacity under the pooling and servicing agreement, the trustee or any successor to the master servicer or special servicer may:

o assume the master servicer's or special servicer's rights under the sub-servicing agreement, and/or
o    terminate the sub-servicer without payment of a termination fee.

        The master servicer and special servicer are solely responsible for the fees owed to any sub-servicer they retain, even if such fees are more than the fees they are receiving under the pooling and servicing agreement. Generally, each sub-servicer will be reimbursed for any expenses for which the master servicer or special servicer would be reimbursed under the pooling and servicing agreement. See "-- Servicing Compensation and Payment of Expenses".

       Reports to Certificateholders; Where You Can Find More Information

Monthly Reports

        On each distribution date, the trustee will issue a statement based on information that the master servicer furnishes. The trustee will mail or make available electronically the statement to the certificateholders, the depositor, the paying agent, the underwriters, the master servicer, the operating adviser and each Rating Agency. The trustee will use the form of monthly distribution statement included as Appendix VI to this prospectus supplement. The information will include the following:

o For each class of certificates and for each $1,000 of certificate balance or notional amount of the class:
     1. the Principal Distribution Amount and the amount of Available Funds allocable thereto;
     2. Distributable Certificate Interest and the amount of Available Funds allocable thereto;
     3.   any Class Interest Shortfall allocable to the class;
     4. the certificate balance after giving effect to the distribution of amounts in respect of the Principal Distribution Amount on the distribution date; and
     5. the amount of any prepayment premiums received during the related Collection Period and distributed to the class;
o The pass-through rate applicable to the interest only certificates and the class E certificates for the distribution date;
o The amount of any P&I Advances by the master servicer, the trustee or the fiscal agent included in the amounts distributed to the certificateholders;
o Realized Losses and Expense Losses and their allocation to the certificate balance of any class of certificates;
o The Stated Principal Balance of the Mortgage Loans as of the due date preceding the distribution date;
o    The number and aggregate principal balance of Mortgage Loans:
     1.   delinquent 30-59 days,
     2.   delinquent 60-89 days,
     3.   delinquent 90 or more days,
     4.   as to which foreclosure proceedings have been commenced, and
     5.   that otherwise constitute Specially Serviced Mortgage Loans;
o    For each Specially Serviced Mortgage Loan:
     1. the amount of Servicing Advances made during the related Collection Period,
     2.   the amount of the P&I Advances made on the Distribution Date; and
     3. the aggregate amount of unreimbursed Servicing Advances and P&I Advances for such loan;
o For any Mortgage Loan that became an REO Mortgage Loan during the preceding calendar month, the principal balance of such Mortgage Loan as of the date it became an REO Mortgage Loan;
o    For any REO Property sold during the related Collection Period:
     1. the date on which the special servicer determined that it has collected all amounts that it expects to recover on the REO Property;
     2. the amount of the proceeds of such sale deposited into the Collection Account; and
     3. the aggregate amount of REO Proceeds and Net REO Proceeds (in each case other than liquidation proceeds) and other revenues collected by the special servicer for each REO Property during the related Collection Period and credited to the Collection Account;
o The outstanding principal balance of each REO Mortgage Loan as of the close of business on the preceding due date;
o The appraised value of each REO Property as shown on the most recent appraisal;
o The amount of the servicing compensation and additional servicing compensation paid to the master servicer for the distribution date;

o The amount of any special servicing fee, disposition fee or workout fee paid to the special servicer for the distribution date;
o    The amount of default interest received during the related Collection
     Period;
o The amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions as of the distribution date; and
o Any other information required under the pooling and servicing agreement.

        Within a reasonable period of time after the end of each calendar year, the trustee will furnish to each person who at any time during the calendar year owned an offered certificate a statement listing the amount of principal and interest paid to the person during the year. The Trustee may satisfy this obligation by delivering substantially comparable information pursuant to any requirements of the Internal Revenue Code.

        In addition, the trustee will forward to each certificateholder any additional information regarding the Mortgage Loans that the master servicer or the special servicer, in its sole discretion, delivers to the trustee for distribution to the certificateholders.

        Some of the information made available in the distribution date statements referred to above may be obtained electronically from the trustee as follows:

1. by facsimile through the trustee's ASAP System by calling (714) 282-5518 and requesting statement number 427;
2.   on the Internet at www.lnbabs.com; or
3.   on its electronic bulletin board service at (714) 282-3990.

Loan Portfolio Analysis System

        The master servicer maintains a computerized database that has information on the various commercial mortgage-backed securities transactions that it services. The master servicer commonly refers to the database as the "Loan Portfolio Analysis System". The master servicer will provide electronic, on-line access to the database to certificateholders, prospective transferees and other appropriate persons. You may contact Brad Hauger at (816) 435-5175 to arrange access.

Other Available Information

        The master servicer or special servicer will notify or report to the trustee about:

o any notice from a borrower or insurance company of an upcoming full or partial prepayment of a loan, or
o any other occurrences of which the master servicer or special servicer is aware that it determines may materially affect a Mortgage Loan or REO Property, including all loan extensions.

        A request for quotation of the amount necessary to pay off a loan will not be regarded as a prepayment notice. The trustee will forward the notice to each certificateholder, each Rating Agency, the depositor, the underwriters, the operating adviser and the applicable seller.

        In addition to the other reports and information made available and distributed under the pooling and servicing agreement by the trustee, the master servicer and the special servicer will also make available any other information relating to the Mortgage Loans, the Mortgaged Properties or the borrowers for review by the depositor, the underwriters, the operating adviser, the trustee and the Rating Agencies. The master servicer and the special servicer will also make such information available to any person that the trustee at the request of the master servicer or special servicer certifies is a certificateholder or potential certificateholder. The trustee may base the certification on any information from the certificateholder or the potential certificateholder that it may require in its sole discretion. Such person will be required to pay any expenses incurred by the trustee in making such certification. The master servicer and the special servicer are not required to provide the information if doing so is prohibited by applicable law or by any documents related to a Mortgage Loan. The master servicer and the special servicer may adopt reasonable rules and procedures governing access to the information, which may include a requirement that the person requesting such information execute an agreement governing the availability, use and disclosure of such information. The agreement may provide for the indemnification of the master servicer or the special servicer for any liability or damage that may arise from the use or disclosure of the information.

        The following are available for your review at the trustee's offices during normal business hours:

o    the pooling and servicing agreement,
o    all monthly statements to certificateholders,
o    annual compliance statements, and

o    annual accountants' reports.

        Unless prohibited by applicable law or the Mortgage Loan documents, the following will be available for your review at the trustee's offices during normal business hours:

o    the property inspection reports,
o    all modifications, waivers and amendments of the Mortgage Loans, and
o officer's certificates and other evidence supporting a determination that an Advance is nonrecoverable.

        The master servicer, the special servicer and the trustee may impose a reasonable charge for expenses of providing copies or access to the above information. The Rating Agencies and the operating adviser will not have to pay any such charge.

Filings with the SEC

        The master servicer will, on behalf of the trust fund, prepare, sign and file with the Securities and Exchange Commission all reports, statements and information respecting the trust fund that the master servicer or the depositor determines are required to be filed with the SEC. The master servicer will file each report, statement and information on or prior to the required filing date. However, the depositor will file with the SEC, within 15 days of the closing date, a Form 8-K together with the pooling and servicing agreement.

        The trustee, the fiscal agent, the master servicer and the special servicer are not responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party for inclusion in any notice, report or information furnished or provided by the master servicer, the special servicer or the trustee under the pooling and servicing agreement. The trust fund will indemnify and hold harmless the master servicer, the special servicer, the trustee and the fiscal agent against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission in any information supplied by a borrower or other third party, including any liability related to the inclusion of the information in any report filed with the SEC.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        For federal income tax purposes, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the trust fund, creating three REMICs. Upon the issuance of the offered certificates, Morrison & Hecker L.L.P. will deliver its opinion, generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement:

o each pool of assets with respect to which a REMIC election is made will qualify as a REMIC under the Internal Revenue Code;
o the class A-1, class A-2, class X, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O and class P certificates will be, or will represent ownership of, REMIC "regular interests"; and
o the class R-I, class R-II and class R-III certificates, respectively, will be the sole "residual interest" in the related REMIC.

        Because they represent regular interests, the certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the certificates will be required to include in income all interest on the certificates in accordance with the accrual method of accounting, regardless of a certificateholder's usual method of accounting. The class A-1, class A-2, class B, class C, class D and class E certificates are not expected to be treated for federal income tax reporting purposes as having been issued with original issue discount. The class X and class F certificates are expected to be deemed to have been issued with original issue discount.

        The trustee intends to treat the class X certificates as having no "qualified stated interest". Accordingly, the class X certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on the class X certificates over their respective issue prices (including accrued interest, if any, unless the holder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first distribution date). Certificateholders will not be able to deduct currently any "negative" amounts of original issue discount on the class X certificates attributable to rapid prepayments on the Mortgage Loans, but they may offset these amounts against future positive accruals of original issue discount, if any. However, certain holders of a class X certificate may be entitled to a loss deduction if it becomes certain that such holder will not recover a portion of its basis in the certificate. No representation is made as to the timing, amount or character of such loss, if any.

        See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of REMIC Regular
Certificates--Interest and Acquisition Discount" and "--Federal Income Tax Consequences for REMIC Certificates --Taxation of REMIC Regular
Certificates--Subordinate Certificates--Effects of Defaults, Delinquencies and Losses" in the prospectus.

        For the purposes of determining the rate of accrual of market discount, original issue discount and premium for federal income tax purposes, it has been assumed that the Mortgage Loans will prepay at the rate of 0% CPR. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate. Although it is unclear whether the class X, class C, class D, class E and class F certificates will qualify as "variable rate instruments" under treasury regulations, it will be assumed for purposes of determining the original issue discount for these certificates that the certificates so qualify. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates --Taxation of REMIC Regular Certificates--Interest and Acquisition Discount" in the prospectus.

        Certain classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price. Holders of such classes of certificates should consult their own tax advisors regarding the possibility of making an election to amortize any such premium. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates --Taxation of REMIC Regular Certificates" in the prospectus.

        Offered certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and interest (including original issue discount, if any) on the offered certificates will be considered "interest on obligations secured by mortgages on real property or on interests in property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code to the extent that the respective portions of the assets and income of the REMIC are so treated. Offered certificates held by a domestic building and loan association will generally constitute "loans . . . secured by an interest in real property. . . which is residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code only to the extent of the 33.8% of the underlying assets of the REMIC which are mortgages secured by residential property or otherwise are described in Section 7701(a)(19)(c) of the Internal Revenue Code. A Mortgage Loan that has been defeased with U.S. Treasury securities will not qualify for any of the characterizations set forth in this paragraph.

        For more information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates --Taxation of the REMIC" in the prospectus.

        Due to the complexity of these rules and the current uncertainty as to the manner of their application to the trust fund and certificateholders, it is particularly important that you consult your own tax advisors regarding the tax treatment of your acquisition, ownership and disposition of the certificates.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                    LOCATED IN NEW YORK, TEXAS AND CALIFORNIA

        The following discussion summarizes certain legal aspects of Mortgage Loans secured by real property in New York (14.1%), Texas (12.8%) and California (10.5%) which are general in nature. These summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

                                    New York

        Under New York law, while a foreclosure may be accomplished either judicially or non-judicially, nonjudicial foreclosures are virtually unused today. Upon a default, a mortgagee may either proceed in equity to foreclose upon the mortgaged property or to proceed at law and sue on the note. New York law does not require that the mortgagee must bring a foreclosure action before being entitled to sue on the note. However, once having begun a foreclosure action or an action to sue on the note or guaranty, a mortgagee is generally not permitted to initiate the other without leave of court. New York does not restrict a mortgagee from seeking a deficiency judgment. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied.

                                      Texas

        Under Texas law, deed of trusts are customarily foreclosed by non-judicial process; judicial process is generally not used. A mortgagee does not preclude its ability to sue on a recourse note by instituting foreclosure proceedings. Unless a longer period or other curative rights are provided by the loan documents, at least 21 days notice prior to foreclosure is required and foreclosure sales must be held on the first Tuesday of a calendar month. Absent contrary provisions in the loan documents, deficiency judgments are obtainable under Texas law. To determine the amount of any deficiency judgment, a borrower is given credit for the greater of the actual sale price (excluding trustee's and other allowable costs) or the fair market value of the property.

                                   California

        Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

                              ERISA CONSIDERATIONS

        A fiduciary of any employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code (each a "Plan") and any entity whose assets include assets of a Plan should carefully review with its legal advisers whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Internal Revenue Code or whether there exists any applicable statutory or administrative exemption.
Examples of the types of Plans that are subject to these rules include:

o    individual retirement accounts,
o    annuity plans,
o    Keogh plans, and
o collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested.

        Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Internal Revenue
Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the offered certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Internal Revenue Code and exempt from taxation under section 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

        In accordance with ERISA's general fiduciary standards, before investing in an offered certificate a Plan fiduciary should determine whether to do so is:

o    permitted under the governing Plan instruments, and
o appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio.

        A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the certificates to the rate of principal repayments (including voluntary prepayments by the borrowers and involuntary liquidations) on the Mortgage Loans, as discussed in "Yield and Maturity Considerations".

                              Plan Asset Regulation

        The United States Department of Labor has issued a final regulation determining when assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan. If the certificates are treated as debt with no substantial equity features under applicable local law, the assets of the trust fund would not be treated as assets of the Plans that become certificateholders. In the absence of treatment of the certificates as debt, and unless the final regulation provides an exemption from this "plan asset" treatment, an undivided portion of the assets of the trust fund will be treated, for purposes of applying the fiduciary standards and prohibited transactions rules of ERISA and Section 4975 of the Internal Revenue Code, as an asset of each Plan that acquires and holds the offered certificates.

        The final regulation provides an exemption from "plan asset" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity are held by "benefit plan investors." Benefit plan investors could include Plans, governmental, foreign and other plans not subject to ERISA and entities holding assets deemed to be "plan assets". Interests held by any person who has discretionary authority or control with respect to the assets of the entity (or any affiliate of such a person) are excluded from the calculation. Because the availability of this exemption to the trust fund depends upon the identity of the holders of the offered certificates at any time, there can be no assurance that any class of the offered certificates will qualify for this exemption.

                              Individual Exemption

       The Department of Labor has issued to some of the underwriters an individual prohibited transaction exemption (Prohibited Transaction Exemption No. 90-24, as amended by Prohibited Transaction Exemption No. 97-34, to Morgan Stanley & Co. Incorporated, Prohibited Transaction Exemption No. 97-34 to Deutsche Bank Securities, Inc., Prohibited Transaction Exemption No. 98-07 to PNC Capital Markets, Inc. and Prohibited Transaction Exemption No. 94-29, as amended by Prohibited Transaction Exemption No. 97-34, to Residential Funding Securities Corporation). These exemptions generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and
(b) of the Internal Revenue Code and Section 502(i) of ERISA, certain transactions, among others, relating to:

o the servicing and operation of mortgage loans, such as the Mortgage Loans, and
o the purchase, sale and holding of mortgage pass-through certificates, such as the senior certificates, underwritten by an "underwriter".

        For purposes of this discussion, the term "underwriter" includes:

1.   Morgan Stanley & Co. Incorporated,
2. any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Morgan Stanley & Co. Incorporated, and
3. any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to the senior certificates, including any of the other underwriters.

        Each of the individual prohibited transaction exemptions set forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of senior certificates to be covered by the exemption:

o First, the acquisition of the senior certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.
o Second, the rights and interests evidenced by the senior certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust.
o Third, the senior certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Duff & Phelps Credit Rating Co., Moody's Investors Service or Fitch IBCA.
o Fourth, the trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of:
     o    the underwriters,
     o    the depositor,

     o    the master servicer,
     o    the special servicer,
     o    the trustee,
     o    any sub-servicer, and
     o any mortgagor with respect to a Mortgage Loan constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the senior certificates.
o    Fifth, the sum of all payments made to and retained by:
     o the underwriters must represent not more than reasonable compensation for underwriting the senior certificates;
     o the depositor pursuant to the assignment of the Mortgage Loans to the trust fund must represent not more than the fair market value of such obligations; and
     o the master servicer, the special servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith.
 o Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933.

        Because the senior certificates are not subordinate to any other class of certificates, the second condition is satisfied for the senior certificates. Since the senior certificates must be rated not lower than "Aaa" by Moody's and "AAA" by DCR, on the closing date, the third condition will be satisfied for the senior certificates on the closing date. The fourth condition will also be satisfied on the closing date. A Plan fiduciary contemplating purchasing a senior certificate in the secondary market must determine that the senior certificates continue to satisfy the third and fourth conditions on the date of purchase. A Plan fiduciary contemplating the purchase of a senior certificate must decide for itself whether the first, fifth and sixth conditions will be satisfied.

        Each of the individual prohibited transaction exemptions also requires that the trust fund meet the following requirements:

o the trust fund must consist solely of assets of the type that have been included in other investment pools;
o certificates in such other investment pools must have been rated in one of the three highest categories of Standard & Poor's, DCR, Moody's or Fitch for at least one year prior to the Plan's acquisition of the senior certificates; and
o certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of senior certificates.

        Moreover, the exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire senior certificates, provided that, among other requirements:

o the person (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the trust;
o the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA);
o in the case of an acquisition in connection with the initial issuance of senior certificates, at least 50% of such class is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;
o the Plan's investment in senior certificates does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and
o immediately after the acquisition, no more than 25% of the assets of the Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

        Finally, if certain specific conditions of the individual prohibited transaction exemptions are satisfied, they may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code for transactions in connection with the servicing, management and operation of the Mortgage Loans. The depositor expects that the specific conditions of the exemptions required for this purpose will be satisfied with respect to the senior certificates.

        You should be aware, however, that even if the conditions specified in one or more parts of the exemptions are satisfied, they may not cover all acts that may be considered prohibited transactions.

        Before purchasing a senior certificate, a Plan fiduciary should itself confirm that all of the conditions of the individual prohibited transaction exemptions would be satisfied. The Plan fiduciary should also consider whether any other prohibited transaction exemptions are available.

                                Other Exemptions

        The characteristics of each class of the subordinate certificates do not meet the requirements of the underwriters' individual prohibited transaction exemptions. Accordingly, subordinate certificates may not be acquired by, on behalf of or with assets of:

1.  a Plan,
2. a governmental plan subject to any federal, state or local law that is, to a material extent, similar to the provisions of ERISA or the Internal Revenue Code ("Other Plans"),
3.  a collective investment fund in which Plans or Other Plans are invested, or
4. other persons acting on behalf of any Plan or Other Plans or using the assets of any Plan or Other Plans or any entity whose underlying assets include plan assets by reason of a Plan's or Other Plan's investment in the entity (within the meaning of the Department of Labor regulations Section 2510.3-101).

        Each prospective transferee of a subordinate certificate must deliver to the depositor, the certificate registrar and the trustee:

o a transferee representation letter, substantially in the form attached as an exhibit to the pooling and servicing agreement, stating that the prospective transferee is not a person referred to in clause 1, 2, 3, or 4 of the first paragraph of this section, or
o an opinion of counsel which establishes to the satisfaction of the depositor, the trustee and the certificate registrar that the purchase or holding of the certificate will not:
    o   constitute or result in a prohibited transaction within the meaning of
        Section 406 or 407 of ERISA, Section 4975 of the Internal Revenue Code or any similar law, and
    o subject the master servicer, the special servicer, the depositor, the trustee or the certificate registrar to any obligation or liability, including obligations or liabilities under ERISA or Section 4975 of the Internal Revenue Code.

        The opinion of counsel will not be an expense of the trustee, the trust fund, the master servicer, the special servicer, the certificate registrar or the depositor.

                          Insurance Company Purchasers

        Purchasers that are insurance companies should consult their legal advisers with respect to the applicability of PTCE 95-60, regarding transactions by insurance company general accounts.

        In addition, the Small Business Job Protection Act of 1996 added a new
Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Internal Revenue Code, for transactions involving an insurance company general account.

        Section 401(c) of ERISA required the Department of Labor to issue final regulations no later than December 31, 1997. The Department of Labor issued proposed regulations under Section 401(c) on December 22, 1997, but the required final regulations have not been issued as of the date of this prospectus supplement. The purpose of the 401(c) regulations is to provide guidance for the purpose of determining which general account assets constitute plan assets, in cases where insurance policies or annuity contracts supported by an insurer's general account were issued to or for the benefit of a Plan on or before December 31, 1998. Section 401(c) of ERISA generally provides that, until the date that is 18 months after the 401(c) regulations become final, no person will be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code on the basis of a claim that the assets of an insurance company general account constitute plan assets of any plan, unless:

o as otherwise provided by the Secretary of Labor in the 401(c) regulations to prevent avoidance of the regulations, or

o an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law.

        Any assets of an insurance company general account that support insurance policies or annuity contracts issued to Plans:

o   after December 31, 1998, or
o on or before December 31, 1998, for which the insurance company does not comply with the 401(c) regulations,

may be treated as plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the certificates should consult their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the certificates after the date which is 18 months After the date the 401(c) regulations become final.

                                LEGAL INVESTMENT

        The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

        The appropriate characterization of the certificates under various legal investment restrictions may be subject to significant interpretive uncertainties. As a result, the depositor is unable to determine whether investors subject to these restrictions may purchase the certificates. The depositor makes no representations as to:

o the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes or other purposes, or
o the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions.

        These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the certificates constitute a legal investment or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

        Subject to the underwriting agreement, each underwriter has agreed to purchase the principal or notional amounts of offered certificates set forth opposite its name below:



Underwriter                                 Class A-1     Class A-2      Class X        Class B
Morgan Stanley & Co. Incorporated           $88,000,000   $292,013,000   $733,801,915   $33,021,000
Deutsche Bank Securities Inc.                13,000,000     40,000,000             --            --
CIBC World Markets Corp.                     10,000,000     30,000,000             --            --
PNC Capital Markets, Inc.                    10,000,000     10,000,000             --            --
Residential Funding Securities Corporation   12,500,000     37,500,000             --            --

   Total                                   $133,500,000   $409,513,000   $733,801,915   $33,021,000
                                           ============   ============   ============   ===========




Underwriter                                 Class C       Class D        Class E        Class F
Morgan Stanley & Co. Incorporated           $34,856,000   $11,007,000    $23,848,000    $12,842,000
Deutsche Bank Securities Inc.                        --            --             --             --
CIBC World Markets Corp.                             --            --             --             --
PNC Capital Markets, Inc.                            --            --             --             --
Residential Funding Securities Corporation           --            --             --             --

   Total                                    $34,856,000   $11,007,000    $23,848,000    $12,842,000
                                            ===========   ===========    ===========    ===========



        The underwriting agreement imposes conditions on the obligations of the underwriters. The underwriters must purchase all of the offered certificates if they purchase any. However, it is not anticipated that Residential Funding Securities Corporation will be obligated to purchase more than $50,000,000 aggregate principal amount of the offered certificates.

        The underwriters have advised the depositor that they propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at prices to be determined at the time of sale. The underwriters may effect such transactions by selling such classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or from purchasers for whom they act as agent.

        The offered certificates are offered by the underwriters when, as and if issued by the depositor, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part.

        It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about July 27, 1999, which is the eighth business day following the date of pricing of the certificates. Under Rule 15c6-1 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, if failing to do so would result in a settlement date that is earlier than the delivery date of the offered certificates.

        The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933.

        The depositor has agreed to indemnify the underwriters against civil liabilities, including liabilities under the Securities Act of 1933 or contribute to payments the underwriters may be required to make in respect thereof.

        The underwriters intend to make a secondary market in the offered certificates, but they are not obligated to do so.


                                 USE OF PROCEEDS

        The depositor will use the net proceeds from the sale of the offered certificates to pay part of the purchase price for the Mortgage Loans and to pay the costs of structuring, issuing and underwriting the offered certificates.


                                  LEGAL MATTERS

        The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for the depositor by Morrison & Hecker, L.L.P., Kansas City, Missouri. Certain legal matters with respect to the offered certificates will be passed upon for the underwriters by Latham & Watkins, New York, New York.

                                     RATINGS

        It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Duff & Phelps Credit Rating Co. and Moody's Investors Service, Inc. (the "Rating Agencies"):


                    Class                DCR                 Moody's

                    Class A-1            AAA                 Aaa
                    Class A-2            AAA                 Aaa
                    ClassX               AAA                 Aaa
                    Class B               AA                 Aa2
                    Class C                A                  A2
                    Class D                A-                 A3
                    Class E              BBB                 Baa2
                    Class F              BBB-                Baa3


        The ratings of the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled and the ultimate receipt by the holders of all payments of principal to which they are entitled, if any, by the distribution date in June 2031 (the "Rated Final Distribution Date"). The ratings take into consideration:

o   the credit quality of the Mortgage Loans in the Mortgage Pool,
o   structural and legal aspects associated with the certificates, and
o the extent to which the payment stream from the Mortgage Pool is adequate to make the required payments on the certificates.

        The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

        The ratings of the certificates do not represent any assessment of:

o   the likelihood or frequency of principal prepayments on the Mortgage Loans,
o the degree to which such prepayments might differ from those originally anticipated,
o whether and to what extent prepayment premiums, Deferred Interest and default interest will be received or Net Aggregate Prepayment Interest Shortfalls will be realized,
o   the yield to maturity that investors may experience, or
o the possibility that the holders of the interest only certificates might fail to recover their investment if prepayments are rapid, including both voluntary and involuntary prepayments.

        The ratings thus address credit risk and not prepayment risk.

        The amounts payable on the interest only certificates consist only of interest. If all of the Mortgage Loans were to prepay in the initial month, then the interest only certificateholders would receive only a single month's interest and suffer a nearly complete loss of their investment despite having received all amounts "due" under their certificates. This outcome is consistent with the "Aaa/AAA" ratings received on the interest only certificates. The total notional amounts used to calculate interest on interest only certificates are reduced by allocations of Realized Losses, Expense Losses and voluntary or involuntary principal prepayments. The ratings do not address the timing or magnitude of reductions of such total notional amounts, but only the obligation to pay interest timely on whatever the proper notional amounts may be from time to time. Accordingly, potential purchasers of the interest only certificates should evaluate the rating of the interest only certificates differently from similar ratings on other types of securities.

        It is possible that a rating agency other than DCR and Moody's could issue an unsolicited rating for one or more of the classes of certificates. These unsolicited ratings could be lower than the ratings issued by DCR and Moody's.

                              INDEX OF DEFINITIONS

Additional Trust Fund Expenses.................S-55
Advance Rate...................................S-74
Advances.......................................S-73
Anticipated Repayment Date.....................S-31
Appraisal Reduction............................S-53
Appraisal Reduction Estimate...................S-54
Appraisal Reduction Events"....................S-53
Assumed Monthly Payment........................S-52
Available Funds................................S-49
Balloon LTV....................................S-37
Balloon LTV Ratio..............................S-37
Class Interest Shortfall.......................S-51
Collection Account.............................S-74
Collection Period..............................S-50
Compensating Interest Payment..................S-56
Constant Prepayment Rate.......................S-66
Controlling Class..............................S-84
CPR............................................S-66
Corrected Mortgage Loan........................S-83
Cross-Collateralized Loans.....................S-29
Cut-off Date...................................S-28
Cut-Off Date Loan-to-Value.....................S-37
Cut-Off Date LTV...............................S-37
Cut-off Date Principal Balance.................S-28
Debt Service Coverage Ratio....................S-36
Defeasance Loans...............................S-32
Deferred Interest..............................S-31
Determination Date.............................S-50
Discount Rate..................................S-52
Distributable Certificate Interest.............S-51
Distribution Account...........................S-75
DSCR...........................................S-36
ERISA..........................................S-89
Euroclear Operator.............................S-60
Expense Losses.................................S-55
Hyper-Amortization Loans.......................S-31
Initial Interest Rate..........................S-31
Initial Pool Balance...........................S-28
Interest Reserve Account.......................S-75
Interest Reserve Amount........................S-75
Interest Reserve Loans...................S-49, S-75
Lock-out Period................................S-31
Maturity Assumptions...........................S-66
Money Term.....................................S-79
Monthly Payment................................S-52
Mortgage.......................................S-28
Mortgage Loans.................................S-28
Mortgaged Property.............................S-28
Mortgages......................................S-28
Multiple Property Loans........................S-29
Net Aggregate Prepayment Interest Shortfall....S-56
Net Collections................................S-83
Net Mortgage Rate..............................S-49
Net REO Proceeds...............................S-74
Other Plans....................................S-92
P&I Advance....................................S-73
Plan...........................................S-89
Prepayment Interest Excess.....................S-56
Prepayment Interest Shortfall..................S-56
Principal Balance Certificates.................S-47
Principal Distribution Amount..................S-51
Principal Prepayments..........................S-50
Qualified Substitute Mortgage Loan.............S-43
Rated Final Distribution Date..................S-95
Rating Agencies................................S-95
Realized Loss..................................S-55
Record Date....................................S-49
REMIC..........................................S-87
REO Account....................................S-47
REO Mortgage Loan..............................S-53
REO Proceeds...................................S-74
REO Property...................................S-47
Repurchase Price...............................S-43
Reserve Accounts...............................S-34
Restricted Group...............................S-90
Revised Interest Rate..........................S-31
Scheduled Final Distribution Date..............S-56
Servicing Advances.............................S-73
Specially Serviced Mortgage Loan...............S-82
Stated Principal Balance.......................S-48
Treasury Rate..................................S-52
Underwritable Cash Flow........................S-36
Updated Appraisal..............................S-54
Yield Maintenance Period.......................S-31


                                                              APPENDIX I
                                                       MORTGAGE POOL INFORMATION

                                                                STATES


------------------------------------------------------------------------------------------------------------------------------------
                                                                                  Weighted
                                                    Percent by       Weighted      Average                  Weighted      Weighted
                                       Aggregate     Aggregate       Average      Remaining     Weighted     Average      Average
                       Number of     Cut-off Date     Cut-off        Mortgage      Term to      Average      Cut-off       Balloon
State                Mortgage Loans   Balance ($)  Date Balance (%)  Rate (%)   Maturity (mos)   DSCR(x)   Date LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
1   New York               16         103,710,115      14.13          7.700          118          1.36        68.8          58.9
2   Texas                  39          93,881,376      12.79          7.511          118          1.33        74.0          61.2
3   California             26          77,019,290      10.50          7.856          121          1.37        67.2          55.8
      Southern (1)         18          47,534,213       6.48          7.835          120          1.36        69.6          56.8
      Northern (1)          8          29,485,077       4.02          7.891          122          1.39        63.4          54.2
4   Pennsylvania           13          54,782,401       7.47          7.592          127          1.36        72.4          53.4
5   New Jersey             17          50,986,834       6.95          7.890          118          1.37        69.9          54.7
6   Florida                16          42,120,321       5.74          7.792          123          1.34        72.5          61.2
7   Illinois                9          39,438,169       5.37          7.775          113          1.31        76.5          66.1
8   Missouri                7          23,074,711       3.14          7.986          118          1.40        67.4          58.3
9   North Carolina          5          21,647,976       2.95          7.697          118          1.32        72.6          63.5
10  Washington              6          20,226,344       2.76          7.076          119          1.35        72.4          62.1
11  Minnesota               6          17,514,445       2.39          8.325          155          1.42        64.7          47.3
12  Massachusetts           5          17,366,545       2.37          7.618          114          1.32        69.2          61.2
13  Maryland                5          12,804,985       1.75          7.560          157          1.34        73.0          38.8
14  Ohio                    6          11,859,325       1.62          7.645          113          1.39        73.6          63.8
15  Nevada                  2          11,407,763       1.55          7.913          119          1.29        72.5          64.8
16  Colorado                6          10,692,426       1.46          7.563          116          1.28        72.9          60.3
17  West Virginia           4          10,671,969       1.45          7.730          113          1.38        71.4          63.7
18  Virginia                4           9,739,274       1.33          7.932          117          1.34        62.9          52.0
19  Oregon                  3           8,711,015       1.19          8.158          118          1.27        71.4          62.3
20  Georgia                 4           8,010,054       1.09          7.422          112          1.53        74.5          66.1
21  Oklahoma                4           7,930,966       1.08          7.733          116          1.31        74.2          62.6
22  Kentucky                2           7,793,066       1.06          9.020          119          1.50        65.8          55.8


                                      I-1


------------------------------------------------------------------------------------------------------------------------------------
                                                                                  Weighted
                                                    Percent by       Weighted      Average                  Weighted      Weighted
                                       Aggregate     Aggregate       Average      Remaining     Weighted     Average      Average
                       Number of     Cut-off Date     Cut-off        Mortgage      Term to      Average      Cut-off       Balloon
State                Mortgage Loans   Balance ($)  Date Balance (%)  Rate (%)   Maturity (mos)   DSCR(x)   Date LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
23  Maine                   3           7,790,911       1.06          7.754          116          1.35        74.0          61.0
24  New Mexico              3           7,199,403       0.98          7.813          118          1.30        60.1          48.8
25  Michigan                3           6,545,715       0.89          7.643          116          1.28        74.9          65.8
26  Virgin Islands          1           6,393,105       0.87          7.850          119          1.38        71.0          58.5
27  Connecticut             2           5,815,669       0.79          7.639          119          1.40        79.1          64.7
28  New Hampshire           3           5,324,950       0.73          7.839          118          1.33        59.4          47.9
29  Arizona                 3           5,173,565       0.71          8.041          117          1.32        71.6          61.6
30  North Dakota            1           4,994,310       0.68          7.510          119          1.22        78.0          63.5
31  Louisiana               4           4,710,868       0.64          7.272          114          1.56        71.0          57.8
32  Kansas                  2           2,787,225       0.38          9.050          116          1.56        71.5          61.0
33  Vermont                 1           2,678,528       0.37          7.640          113          1.45        51.0          41.3
34  District of Columbia    4           2,128,256       0.29          7.420          115          1.29        71.7          60.9
35  Mississippi             1           1,981,544       0.27          7.430          115          1.33        66.1          46.3
36  South Carolina          1           1,797,224       0.24          8.990          118          1.71        63.6          54.0
37  Wisconsin               1           1,796,102       0.24          8.160          116          1.30        74.8          67.4
38  Tennessee               1           1,743,296       0.24          7.120          172          1.26        79.2          51.2
39  Idaho                   1           1,496,648       0.20          7.110          118          1.49        68.0          54.8
40  Utah                    1           1,232,592       0.17          7.830          118          1.28        71.5          58.9
41  Iowa                    1             822,635       0.11          8.160          117          1.35        74.8          62.3
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted
 Average:                 242        $733,801,916     100.00%         7.737%         120         1.35x        70.8%         58.5%
====================================================================================================================================

(1) Southern California consists of loans in California zip codes less than or equal to 93600. Northern California consists of loans in California zip codes greater than 93600.


                                                              APPENDIX I
                                                       MORTGAGE POOL INFORMATION

                                                         CUT-OFF DATE BALANCES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                   Weighted
                                                    Percent by        Weighted      Average                  Weighted      Weighted
                                       Aggregate     Aggregate        Average      Remaining     Weighted     Average      Average
Cut-off                 Number of     Cut-off Date     Cut-off        Mortgage      Term to      Average      Cut-off       Balloon
Date Balance ($)      Mortgage Loans   Balance ($)  Date Balance (%)  Rate (%)   Maturity (mos)   DSCR(x)   Date LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
1 to 1,000,000              41          30,407,708        4.14          7.908          122         1.38        66.5         51.4
1,000,001 to 2,000,000      77         115,893,499       15.79          7.865          123         1.38        69.0         54.6
2,000,001 to 3,000,000      43         105,819,729       14.42          7.767          121         1.38        68.5         57.2
3,000,001 to 4,000,000      24          85,377,959       11.64          7.841          117         1.36        70.8         60.5
4,000,001 to 5,000,000      25         113,754,201       15.50          7.826          126         1.34        70.9         55.3
5,000,001 to 6,000,000      10          54,632,432        7.45          7.888          118         1.31        70.8         56.3
6,000,001 to 7,000,000       6          38,774,984        5.28          7.802          128         1.34        71.6         58.7
7,000,001 to 8,000,000       5          37,234,910        5.07          7.663          118         1.35        72.9         64.4
8,000,001 to 9,000,000       3          25,232,843        3.44          7.310          118         1.31        75.9         66.9
9,000,001 to 10,000,000      1           9,459,453        1.29          7.550          114         1.32        78.8         70.0
10,000,001 to 20,000,000     5          62,104,544        8.46          7.514          115         1.35        74.4         65.4
20,000,001 to 30,000,000     1          22,925,004        3.12          7.450          117         1.35        76.4         62.2
30,000,001 to 40,000,000     1          32,184,648        4.39          7.200          111         1.36        68.2         60.2
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted
 Average:                  242        $733,801,916      100.00%         7.737%         120         1.35x       70.8%        58.5%
====================================================================================================================================


        Min:                $361,411
        Max:             $32,184,648
        Average:          $3,032,239


                                                              APPENDIX I
                                                       MORTGAGE POOL INFORMATION

                                                            PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                   Weighted
                                                    Percent by        Weighted      Average                  Weighted      Weighted
                                       Aggregate     Aggregate        Average      Remaining     Weighted     Average      Average
                       Number of     Cut-off Date     Cut-off        Mortgage       Term to       Average     Cut-off      Balloon
Property Type         Mortgage Loans   Balance ($)  Date Balance (%)  Rate (%)   Maturity (mos)   DSCR(x)   Date LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Retail
    Anchored                24          99,815,101       13.60          7.772          121         1.33        71.8         58.7
    Unanchored              29          85,393,203       11.64          7.974          129         1.33        68.1         50.1
    Shadow Anchored          3           6,663,807        0.91          8.233          117         1.38        64.3         53.6
    Big Box                  1           4,890,000        0.67          8.230          120         1.25        77.2         69.4
------------------------------------------------------------------------------------------------------------------------------------
             Subtotal:      57        $196,762,110       26.81%         7.886%         124         1.33x       70.1%        55.1%

Multifamily
    Garden                  85         204,859,514       27.92          7.471          117         1.36        74.1         63.5
    High-Rise                3          28,481,520        3.88          7.482          117         1.35        76.3         62.2
    Mid-Rise                 5           5,449,622        0.74          7.872          117         1.44        73.1         63.1
------------------------------------------------------------------------------------------------------------------------------------
             Subtotal:      93        $238,790,656       32.54%         7.481%         117         1.36x       74.4%        63.3%

Office
    Urban                   13          79,907,611       10.89          7.559          116         1.37        68.2         59.2
    Suburban                27          69,726,326        9.50          7.760          118         1.33        68.0         57.9
    Medical                  3           4,531,273        0.62          8.318          117         1.27        72.2         55.0
------------------------------------------------------------------------------------------------------------------------------------
             Subtotal:      43        $154,165,210       21.01%         7.672%         117         1.35x       68.2%        58.5%

Hospitality
    Full Service             1           3,396,977        0.46          9.020          119         1.43        60.7         51.5
    Limited Service          8          22,195,823        3.02          8.834          144         1.55        67.4         52.1
------------------------------------------------------------------------------------------------------------------------------------
             Subtotal:       9         $25,592,801        3.49%         8.859%         141         1.54x       66.5%        52.0%


                                      I-4


------------------------------------------------------------------------------------------------------------------------------------
                                                                                   Weighted
                                                    Percent by        Weighted      Average                  Weighted      Weighted
                                       Aggregate     Aggregate        Average      Remaining     Weighted     Average      Average
                       Number of     Cut-off Date     Cut-off        Mortgage      Term to      Average      Cut-off       Balloon
Property Type         Mortgage Loans   Balance ($)  Date Balance (%)  Rate (%)   Maturity (mos)   DSCR(x)   Date LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Industrial
    Light                   16          49,236,251        6.71          7.963          118         1.31        68.9         58.4
    Flex                     4          15,075,289        2.05          7.875          119         1.31        67.7         57.8
    Warehouse                5          24,454,701        3.33          7.499          111         1.38        75.0         64.5
------------------------------------------------------------------------------------------------------------------------------------
             Subtotal:      25         $88,766,241       12.10%         7.820%         116         1.33x       70.4%        60.0%

Mixed Use
    Office/Multifamily       1           1,773,467        0.24          7.730          118         1.30        66.9         54.9
------------------------------------------------------------------------------------------------------------------------------------
             Subtotal:       1           1,773,467        0.24          7.730          118         1.30        66.9         54.9

Self Storage                 8          18,940,783        2.58          7.846          138         1.48        63.0         36.6
------------------------------------------------------------------------------------------------------------------------------------
             Subtotal:       8         $18,940,783        2.58%         7.846%         138         1.48x       63.0%        36.6%

Manufactured Housing         6           9,010,648        1.23          8.108          128         1.32        72.1         57.3
------------------------------------------------------------------------------------------------------------------------------------
             Subtotal:       6          $9,010,648        1.23%         8.108%         128         1.32x       72.1%        57.3%

------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted
  Average:                 242        $733,801,916      100.00%         7.737%         120         1.35x       70.8%        58.5%
====================================================================================================================================

                                                              APPENDIX I
                                                       MORTGAGE POOL INFORMATION

                                                            MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                   Weighted
                                                    Percent by        Weighted      Average                  Weighted      Weighted
                                       Aggregate     Aggregate        Average      Remaining     Weighted     Average      Average
                       Number of     Cut-off Date     Cut-off        Mortgage      Term to      Average      Cut-off       Balloon
Mortgage Rate (%)     Mortgage Loans   Balance ($)  Date Balance (%)  Rate (%)   Maturity (mos)   DSCR(x)   Date LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
6.501 to 7.000              10          32,059,815        4.37          6.890          114         1.36        76.9         66.7
7.001 to 7.500              47         200,195,335       27.28          7.284          120         1.35        73.0         59.7
7.501 to 8.000             114         335,389,948       45.71          7.777          120         1.35        70.1         58.0
8.001 to 8.500              51         120,329,888       16.40          8.203          122         1.33        68.4         56.8
8.501 to 9.000              16          36,116,858        4.92          8.729          123         1.43        68.8         55.2
9.000 to 9.500               4           9,710,071        1.32          9.042          119         1.50        66.7         56.7
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted
  Average:                 242        $733,801,916      100.00%         7.737%         120         1.35x       70.8%        58.5%
====================================================================================================================================

        Min:                         6.810%
        Max:                         9.170%
        Weighted Average:            7.737%


                                                              APPENDIX I
                                                       MORTGAGE POOL INFORMATION

                                                   ORIGINAL TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------------------------------------------
                                                                                   Weighted
                                                    Percent by        Weighted      Average                  Weighted      Weighted
                                       Aggregate     Aggregate        Average      Remaining     Weighted     Average      Average
Original Term to        Number of     Cut-off Date     Cut-off        Mortgage      Term to      Average      Cut-off       Balloon
Stated Maturity Date  Mortgage Loans   Balance ($)  Date Balance (%)  Rate (%)   Maturity (mos)   DSCR(x)   Date LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
1 to 60                      1           1,936,532        0.26          8.625           41         1.35        79.0         76.5
61 to 120                  215         660,513,444       90.01          7.723          116         1.35        71.3         61.2
121 to 180                  21          58,061,000        7.91          7.902          153         1.41        65.0         40.5
181 to 240                   4           8,562,980        1.17          7.669          209         1.18        69.9          2.7
241 to 300                   1           4,727,960        0.64          7.460          227         1.32        76.5          2.1
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted
  Average:                 242        $733,801,916      100.00%         7.737%         120         1.35x       70.8%        58.5%
====================================================================================================================================

        Min:                          60
        Max:                         241
        Weighted Average:            125


                                                              APPENDIX I
                                                       MORTGAGE POOL INFORMATION

                                                  REMAINING TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------------------------------------------
                                                                                   Weighted
                                                    Percent by        Weighted      Average                  Weighted      Weighted
                                       Aggregate     Aggregate        Average      Remaining     Weighted     Average      Average
Remaining Term to       Number of     Cut-off Date     Cut-off        Mortgage      Term to      Average      Cut-off       Balloon
Stated Maturity (mos) Mortgage Loans   Balance ($)  Date Balance (%)  Rate (%)   Maturity (mos)   DSCR(x)   Date LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
1 to 60                      2           7,355,138        1.00          8.776           55         1.28        76.6         73.1
61 to 120                  216         671,205,480       91.47          7.712          116         1.35        71.4         61.2
121 to 180                  19          41,950,357        5.72          7.994          168         1.45        59.8         30.1
181 to 240                   5          13,290,940        1.81          7.594          215         1.23        72.2          2.5
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted
  Average:                 242        $733,801,916      100.00%         7.737%         120         1.35x       70.8%        58.5%
====================================================================================================================================

        Min:                        41
        Max:                       238
        Weighted Average:          120


                                                              APPENDIX I
                                                       MORTGAGE POOL INFORMATION

                                                      ORIGINAL AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                   Weighted
                                                    Percent by        Weighted      Average                  Weighted      Weighted
                                       Aggregate     Aggregate        Average      Remaining     Weighted     Average      Average
Original Amortization   Number of     Cut-off Date     Cut-off        Mortgage      Term to      Average      Cut-off       Balloon
Term (mos)            Mortgage Loans   Balance ($)  Date Balance (%)  Rate (%)   Maturity (mos)   DSCR(x)   Date LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Balloon Loan               229        $703,581,634       95.88%          7.736%        117         1.35x       71.3%        60.9%
    180                      1           1,720,011        0.23           7.990         119         1.31        39.1         19.3
    240                      8          16,851,921        2.30           8.114         117         1.39        62.8         45.2
    241-299                  3           7,612,778        1.04           7.804         116         1.36        62.7         49.3
    300                    131         309,705,708       42.21           7.884         120         1.37        69.8         57.3
    301-359                  2           8,781,561        1.20           7.823         117         1.36        73.3         63.0
    360                     84         358,909,654       48.91           7.586         115         1.34        73.3         65.2

Fully-Amortizing Loan       13         $30,220,282        4.12%          7.759%        194         1.37x       59.7%         1.9%
    180                      8          16,929,342        2.31           7.888         176         1.48        49.8          1.4
    181-239                  1           5,086,076        0.69           7.415         191         1.17        67.8          1.6
    240                      4           8,204,864        1.12           7.706         231         1.26        75.0          3.0
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted
  Average:                 242        $733,801,916      100.00%          7.737%        120         1.35x       70.8%        58.5%
====================================================================================================================================

        Min:                       180
        Max:                       360
        Weighted Average:          324


                                                              APPENDIX I
                                                       MORTGAGE POOL INFORMATION

                                                     DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                   Weighted
                                                    Percent by        Weighted      Average                  Weighted      Weighted
                                       Aggregate     Aggregate        Average      Remaining     Weighted     Average      Average
Debt Service Coverage   Number of     Cut-off Date     Cut-off        Mortgage      Term to      Average      Cut-off      Balloon
Ratio (x)             Mortgage Loans   Balance ($)  Date Balance (%)  Rate (%)   Maturity (mos)   DSCR(x)   Date LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
1.01 to 1.15                 3           7,087,785        0.97          8.053          193         1.13        63.9          2.1
1.16 to 1.25                28          71,966,652        9.81          7.711          125         1.24        74.7         59.6
1.26 to 1.35               123         384,171,945       52.35          7.705          117         1.31        72.3         60.8
1.36 to 1.50                60         216,279,794       29.47          7.750          120         1.41        68.9         58.7
1.51 to 1.75                21          45,021,164        6.14          8.016          126         1.59        65.5         49.9
1.76 to 2.00                 7           9,274,576        1.26          7.352          134         1.88        55.4         35.3
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted
  Average:                 242        $733,801,916      100.00%         7.737%         120         1.35x       70.8%        58.5%
====================================================================================================================================

        Min:                       1.12x
        Max:                       1.96x
        Weighted Average:          1.35x


                                                              APPENDIX I
                                                       MORTGAGE POOL INFORMATION

                                                   CUT-OFF DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                   Weighted
                                                    Percent by        Weighted      Average                  Weighted      Weighted
                                       Aggregate     Aggregate        Average      Remaining     Weighted     Average      Average
Cut-Off Date Loan-To-   Number of     Cut-off Date     Cut-off        Mortgage      Term to      Average      Cut-off      Balloon
Value Ratio (%)       Mortgage Loans   Balance ($)  Date Balance (%)  Rate (%)   Maturity (mos)   DSCR(x)   Date LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
20.1 to 30.0                 1             975,617        0.13           7.450         172         1.94        26.4          0.8
30.1 to 40.0                 1           1,720,011        0.23           7.990         119         1.31        39.1         19.3
40.1 to 50.0                 5           7,281,413        0.99           7.771         166         1.71        44.4          6.7
50.1 to 60.0                19          47,398,294        6.46           7.931         127         1.41        55.6         40.6
60.1 to 70.0                76         231,546,356       31.55           7.820         123         1.38        66.5         53.6
70.1 to 80.0               139         443,206,913       60.40           7.670         117         1.33        75.3         64.0
80.1 to 90.0                 1           1,673,312        0.23           8.260         119         1.33        83.7         69.7
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted
  Average:                 242        $733,801,916      100.00%          7.737%        120         1.35x       70.8%        58.5%
====================================================================================================================================

        Min:                      26.4%
        Max:                      83.7%
        Weighted Average:         70.8%


                                                              APPENDIX I
                                                       MORTGAGE POOL INFORMATION

                                                     BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                   Weighted
                                                    Percent by        Weighted      Average                  Weighted      Weighted
                                       Aggregate     Aggregate        Average      Remaining     Weighted     Average      Average
Balloon Loan-To-Value   Number of     Cut-off Date     Cut-off        Mortgage      Term to      Average      Cut-off      Balloon
Ratio (%)             Mortgage Loans   Balance ($)  Date Balance (%)  Rate (%)   Maturity (mos)   DSCR(x)   Date LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
0.1 to 10.0                 13          30,220,282        4.12          7.759          194         1.37        59.7          1.9
10.1 to 20.0                 1           1,720,011        0.23          7.990          119         1.31        39.1         19.3
30.1 to 40.0                 3           3,606,110        0.49          7.314          139         1.63        52.2         35.3
40.1 to 50.0                25          66,660,010        9.08          8.031          130         1.39        59.7         46.6
50.1 to 60.0                87         167,243,183       22.79          7.915          118         1.40        67.3         56.1
60.1 to 70.0               103         414,639,765       56.51          7.643          116         1.33        74.1         64.4
70.1 to 80.0                10          49,712,555        6.77          7.536          104         1.30        79.0         70.8
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted
  Average:                 242        $733,801,916      100.00%         7.737%         120         1.35x       70.8%        58.5%
====================================================================================================================================

        Min:                       0.8%
        Max:                      76.5%
        Weighted Average:         58.5%


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - I

------------------------------------------------------------------------------------------------------------------------------------
                                                                                         Origi-
                                                                              Maturity   nal
                                                            Cut-              Date or    Term
                                                            Off               Antici-    to                         Remaining
                                                            Date              pated      Matur-  Origi-             Term to
                                                            Bal./             Repay-     ity     nal       Remain-  Matur-
                                 Original    Cut-Off        Unit              ment       or      Amort.    ing      ity or
Loan             Property        Principal   Date           or        Note    Date       ARD     Term      Amort.   ARD     Security
 No. Seller(1)   Name(2)         Balance     Balance(3)     NSF(4)    Date    (ARD)(5)   (mos)   (mos)(6)  Term     (mos)      Type
------------------------------------------------------------------------------------------------------------------------------------
1   RFC     21 Penn Plaza      $32,400,000   $32,184,648     $94.16   9/9/98  10/1/08    120     360       351      111      Fee
2   RFC     Park Drive Manor
              Apts              23,000,000    22,925,004  40,078.68  3/17/99   4/1/09    120     300       297      117      Fee
3   CIBC    Prime Portfolio  15,556,000.00 15,395,975.37      42.64   5/1/98   5/1/08    120     360       346      106      Fee
    CIBC    1301 East Tower
              Road (I)           4,165,000     4,122,155      42.64   5/1/98   5/1/08    120     360       346      106      Fee
    CIBC    4300 Madison
              Street (I)         4,062,000     4,020,214      42.64   5/1/98   5/1/08    120     360       346      106      Fee
    CIBC    342-346 Carol
              Lane (I)           2,336,000     2,311,970      42.64   5/1/98   5/1/08    120     360       346      106      Fee
    CIBC    550 Kehoe Blvd.
              (I)                2,263,000     2,239,721      42.64   5/1/98   5/1/08    120     360       346      106      Fee
    CIBC    343 Carol Lane
              (I)                1,385,000     1,370,753      42.64   5/1/98   5/1/08    120     360       346      106      Fee
    CIBC    388 Carol Lane
              (I)                1,345,000     1,331,164      42.64   5/1/98   5/1/08    120     360       346      106      Fee
4   CIBC    1414 Avenue of
              the Americas      14,000,000    14,000,000     125.61  4/16/99   5/1/09    120     300       300      118      Fee
5   CIBC    70 West 36th
              Street            12,200,000    12,200,000      80.75  4/16/99   5/1/09    120     300       300      118      Fee
6   RFC     7200 Leamington,
              LLC (A)            4,850,000     4,850,000      17.42  6/24/99   7/1/09    120     360       360      120      Fee
7   RFC     2201 Lundt,
              LLC (A)            4,000,000     4,000,000      17.42  6/24/99   7/1/09    120     360       360      120      Fee
8   RFC     1330 W. 43rd
              St. (A)            2,190,000     2,190,000      17.42  6/24/99   7/1/09    120     360       360      120      Fee
9   CIBC    University Club
              Apartments        10,500,000    10,486,188  80,662.99  4/22/99   5/1/09    120     360       358      118      Fee
10  Midland The Patriot
              Apartments        10,050,000    10,022,381  31,319.94  2/17/99   3/1/09    120     360       356      116      Fee
11  CIBC    Acme Plaza
              (Cape May Plaz a)  9,500,000     9,459,453      62.83  4/23/98   1/1/09    128     360       354      114      Fee
12  RFC     The Place
              Apartments         8,700,000     8,693,077  37,795.99   5/4/99   6/1/09    120     360       359      119      Fee
13  Midland The Phoenix
              Apartments         8,424,000     8,399,390  24,998.18  2/18/99   3/1/09    120     360       356      116      Fee
14  RFC     Glenwood Plaza       8,150,000     8,140,377      37.31  4/26/99   5/1/01    120     360       358      118      Fee
15  CIBC    633 Third Avenue     7,750,000     7,750,000     193.06  4/16/99   5/1/09    120     300       300      118      Fee
16  Midland 148 State Street     7,600,000     7,585,861     121.67  3/30/99   4/1/09    120     360       357      117      Fee
17  CIBC    The Piers            7,500,000     7,494,669      73.70   5/7/99   6/1/09    120     360       359      119      Fee
18  CIBC    North Point
              Center             7,400,000     7,395,025      51.51  5/21/99   6/1/09    120     360       359      119      Fee
19  Midland Beau Rivage
            Apartments,
            Phases II & II       7,020,000     7,009,355  36,507.06  4/21/99   5/1/09    120     360       358      118       Fee
20  Midland Holiday Inn
              Express & Suites   6,950,000     6,938,209  57,818.41  4/23/99   5/1/14    180     300       298      178       Fee
21  CIBC    Regal Cinemas        6,700,000     6,651,190      91.59  3/31/98  12/1/08    128     300       293      113    Leasehold
22  Midland Drake's Passage      6,400,000     6,393,105     194.54  5/19/99   6/1/09    120     300       299      119       Fee
23  Midland Northcastle
              Apartments         6,400,000     6,363,688  37,433.46 11/23/98  12/1/08    120     360       353      113       Fee
24  RFC     Giro Building        6,300,000     6,300,000      69.98  6/14/99   7/1/09    120     300       300      120       Fee
25  Midland Longley Business
              Park               6,133,000     6,128,792      58.70  5/27/99   6/1/09    120     360       359      119       Fee
26  CIBC    Sharpstown Court     6,000,000     5,995,735      71.22   5/7/99   6/1/09    120     360       359      119       Fee
27  Midland Temescal Village
              Plaza              5,596,000     5,590,125      95.82  5/12/99   6/1/09    120     300       299      119       Fee
28  CIBC    Plantation
              Properties         5,550,000     5,536,819      55.89  3/31/99   4/1/09    120     330       327      117       Fee
29  RFC     Bernal Business
              Center             5,500,000     5,500,000     113.05   6/3/99   7/1/09    120     360       360      120       Fee
30  Midland East 55TH Street     5,500,000     5,486,404      14.05   4/8/99   5/1/09    120     276       274      118       Fee
31  RFC     Coriel Manor
              Apartments         5,500,000     5,470,891  22,330.17   1/6/99   2/1/09    120     300       295      115       Fee
32  RFC     Gibbstown Shoppi ng
              Center             5,500,000     5,418,607      53.96   6/6/97   7/1/04     84     360       336       60       Fee
33  Midland Plaza De Colores     5,285,000     5,278,971     120.61   4/9/99   5/1/09    120     360       358      118       Fee
34  CIBC    Lifeline Building    5,300,000     5,268,804      62.41  7/27/98  11/1/08    120     360       352      112       Fee
35  RFC     Deon Square Shopping
              Center             5,100,000     5,086,076      66.45   5/7/99   6/1/15    192     192       191      191    Leasehold
36  CIBC    Regstad II -
              Orchid Place       5,000,000     4,994,310  34,682.71  5/24/99   6/1/09    120     300       299      119       Fee
37  CIBC    6 Gramatan Avenue    5,000,000     4,989,495      72.04   2/4/99   3/1/09    120     360       356      116       Fee
38  CIBC    Eisenhower Industrial
              Complex            5,000,000     4,985,455      55.61  3/23/99   4/1/09    120     300       297      117       Fee
39  Midland Wood River
              Apartments         5,000,000     4,979,200  24,896.00   2/2/99   2/1/09    120     360       355      115       Fee
40  RFC     Old Navy -
              Linens 'N Things   4,890,000     4,890,000      89.58   6/9/99   7/1/09    120     360       360      120       Fee
41  CIBC    Avenue C Apartments  4,800,000     4,796,626 171,308.07  4/30/99   6/1/09    120     360       359      119       Fee
42  RFC     Pine Plaza Shopping
              Center             4,750,000     4,731,452      49.90 12/14/98   1/1/09    120     360       354      114       Fee
43  RFC     Shopps On the Pike   4,850,000     4,727,960     228.37  4/20/98   6/1/18    241     240       226      227       Fee
44  Midland Shoppes of Kenwood   4,700,000     4,680,069      98.71 12/23/98   1/1/09    120     360       354      114       Fee
45  Midland Country Club Place
              Shopping Cent      4,650,000     4,647,059      38.17  5/11/99   6/1/09    120     360       359      119       Fee
46  RFC     Space City Retail
              Center             4,650,000     4,636,491      89.06  5/28/99   6/1/14    180     180       179      179       Fee
47  RFC     Glen Cove Shopping
              Center             4,600,000     4,595,181     217.93  4/29/99   5/1/09    120     360       358      118       Fee &
                                                                                                                          Leasehold
48  RFC     The Crossings        4,600,000     4,588,380     157.64  2/17/99   3/1/09    120     360       356      116       Fee
49  Midland The Glen Apartments  4,600,000     4,580,164  22,900.82   2/2/99   2/1/09    120     360       355      115       Fee
50  Midland Lackland Self
              Storage            4,500,000     4,420,036   4,233.75  12/8/98   1/1/14    180     180       174      174       Fee
51  CIBC    Fairfield Inn        4,400,000     4,396,088  43,960.88  5/24/99   6/1/09    120     300       299      119       Fee
52  CIBC    Trolley Commons/
              Willow Reed
              Village            4,400,000     4,395,064  36,625.54  5/21/99   6/1/09    120     300       299      119       Fee
53  CIBC    Monarch Beach Plaza  4,250,000     4,238,973     135.10   4/1/99   4/1/09    120     300       297      117    Leasehold
54  Midland 95 John Muir Drive   4,237,000     4,231,997     107.67   4/9/99   5/1/09    120     360       358      118       Fee

                                     II-1


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - I

------------------------------------------------------------------------------------------------------------------------------------
                                                                                         Origi-
                                                                              Maturity   nal
                                                            Cut-              Date or    Term
                                                            Off               Antici-    to                         Remaining
                                                            Date              pated      Matur-  Origi-             Term to
                                                            Bal./             Repay-     ity     nal       Remain-  Matur-
                                 Original    Cut-Off        Unit              ment       or      Amort.    ing      ity or
Loan             Property        Principal   Date           or        Note    Date       ARD     Term      Amort.   ARD     Security
 No. Seller(1)   Name(2)         Balance     Balance(3)     NSF(4)    Date    (ARD)(5)   (mos)   (mos)(6)  Term     (mos)      Type
------------------------------------------------------------------------------------------------------------------------------------
55  CIBC    Northup West
              Office Park        4,200,000     4,166,001      84.84  8/20/98   9/1/08    120     360       350      110       Fee
56  Midland MCI Building         4,117,000     4,108,863      68.48  4/21/99   5/1/09    120     300       298      118       Fee
57  Midland Springtown Shopping
              Center             4,075,000     4,058,794      64.71  1/14/99   2/1/09    120     360       355      115       Fee
58  RFC     Crosswinds Apartment
              Homes              4,050,000     4,033,445  16,806.02 12/28/98   1/1/09    120     360       354      114       Fee
59  Midland Forrest Machinery
              Building           4,050,000     4,033,098      47.28   2/3/99   3/1/09    120     300       296      116       Fee
60  Midland Canal House
              Apartments         4,000,000     3,984,092  53,121.23  1/13/99   2/1/09    120     360       355      115       Fee
61  CIBC    Warner Center        4,000,000     3,983,930      32.75  2/12/99   3/1/09    120     300       296      116       Fee
62  Midland Woodside at the
              Office Center      4,000,000     3,977,217      72.31  1/15/99   2/1/09    120     300       295      115       Fee
63  RFC     Mountain Country
              Estates            4,000,000     3,971,899  26,479.33 12/17/98   1/1/09    120     300       294      114       Fee
64  CIBC    One Dodge Drive      3,900,000     3,897,436      41.95  5/11/99   6/1/09    120     360       359      119       Fee
65  CIBC    Kolonaki -
              Industrial (80 8)  3,850,000     3,839,288      69.63  3/15/99   4/1/09    120     300       297      117       Fee
66  Midland Rockford Ambulatory
              Surgery Center (B) 2,981,000     2,972,102     124.80   4/6/99   5/1/09    120     240       238      118       Fee
67  Midland Rockford Medical
              Office Building (B)  832,000       830,565     124.80   4/6/99   5/1/09    120     300       298      118       Fee
68  CIBC    White's Crossing
              Plaza              3,740,000     3,735,688      40.00  4/16/99   5/1/09    120     360       358      118       Fee
69  CIBC    Access Self Storage  3,750,000     3,735,221      57.34   2/8/99   3/1/09    120     300       296      116       Fee
70  Midland South Park Office
              Complex            3,713,000     3,705,925     117.40  3/30/99   4/1/09    120     360       357      117       Fee
71  Midland Georgetown
              Apartments         3,600,000     3,582,593  39,369.15 11/11/98  12/1/08    120     360       353      113       Fee
72  Midland Heritage Park
              Apartments         3,510,000     3,505,487  39,835.08  4/29/99   5/1/09    120     360       358      118       Fee
73  Midland Northland Aluminum
              Products, Inc.     3,500,000     3,483,408      18.91  3/12/99   4/1/09    120     240       237      117       Fee
74  RFC     Coach & Four East
              Apartments         3,460,000     3,453,120  21,184.78   3/3/99   4/1/09    120     360       357      117       Fee
75  CIBC    Courtyard by
              Marriott           3,400,000     3,396,977  36,526.64  5/24/99   6/1/09    120     300       299      119       Fee
76  RFC     Brook Run Apartments 3,350,000     3,345,638  40,800.46  4/21/99   5/1/09    120     360       358      118       Fee
77  RFC     Green Meadows
              Apartments         3,340,000     3,326,198  21,882.88 12/29/98   1/1/09    120     360       354      114       Fee
78  RFC     Grand Plaza
              Properties, Inc.   3,289,000     3,286,789      81.60  5/28/99   6/1/09    120     360       359      119       Fee
79  RFC     Fairmont and
              Monticello
              Apartments         3,280,000     3,269,700  24,584.21  3/26/99   4/1/09    120     300       297      117       Fee
80  CIBC    Palmetto Gardens
              Industrial Park    3,250,000     3,244,743      20.05  4/21/99   5/1/09    120     324       322      118       Fee
81  Midland Lower Falls Landing  3,225,000     3,215,268      69.36   3/6/99   4/1/09    120     300       297      117       Fee
82  RFC     PML Office Building  3,200,000     3,196,722      94.37   5/5/99   6/1/09    120     300       299      119       Fee
83  Midland Concord Business
              Center             3,200,000     3,193,845      19.56   4/7/99   5/1/09    120     300       298      118       Fee
84  Midland Middlebrook
              Business Park      3,050,000     3,046,777      60.97  5/14/99   6/1/09    120     300       299      119       Fee
85  Midland Vintage Faire
              Apartments         3,000,000     2,994,035  26,732.45   3/9/99   4/1/11    144     360       357      141       Fee
86  CIBC    140 Gould Street     3,000,000     2,977,216      74.56   7/7/98   8/1/08    120     360       349      109       Fee
87  Midland Woodbridge
              Apartments         2,950,000     2,936,349  41,947.84 12/17/98   1/1/09    120     360       354      114       Fee
88  RFC     Pier One Imports     2,940,000     2,928,112     249.41 12/23/98   1/1/09    120     360       354      114       Fee
89  Midland Deerwood at the
              Park Apartments    2,900,000     2,888,215  13,371.37  1/28/99   2/1/09    120     360       355      115       Fee
90  Midland Tukwila Estates      2,890,000     2,884,294  35,608.57  3/31/99   4/1/09    120     360       357      117       Fee
91  Midland Orchard Park
              Apartments         2,800,000     2,791,223  21,145.63   3/3/99   4/1/09    120     300       297      117       Fee
92  Midland Airport Business
              Center             2,775,000     2,772,010      32.45   5/5/99   6/1/09    120     300       299      119       Fee
93  Midland Holiday Inn,
              New Ulm            2,765,000     2,762,471  21,924.38   5/1/99   6/1/14    180     300       299      179       Fee
94  RFC     Monsey Mall          2,750,000     2,745,503      85.86   5/7/99   6/1/09    120     240       239      119       Fee
95  Midland Silverdale Office
              Building           2,730,000     2,714,026      67.48  1/28/99   2/1/09    120     300       295      115       Fee
96  RFC     Habersham Shopping
              Center             2,710,000     2,700,198      42.92   1/6/99   2/1/09    120     360       355      115       Fee
97  Midland Brattleboro North
              Shopping Plaza     2,700,000     2,678,528      19.69 11/30/98  12/1/08    120     300       293      113       Fee
98  Midland Crossroads Shopping
              Center             2,630,000     2,626,687     109.45  4/21/99   5/1/09    120     360       358      118       Fee
99  RFC     Paloma Apartments    2,625,000     2,619,260  45,159.65  3/15/99   4/1/09    120     360       357      117       Fee
100 Midland Mullica Woods        2,550,000     2,541,566  28,239.62  3/23/99   4/1/09    120     300       297      117       Fee
101 Midland Windsong Apartments  2,500,000     2,495,068  27,722.98  4/22/99   5/1/09    120     300       298      118       Fee
102 Midland Magnolia Park
              Shopping Center    2,500,000     2,480,261      32.43 11/23/98  12/1/08    120     300       293      113    leasehold
103 Midland Vollstedt Building   2,475,000     2,467,599     106.92  3/31/99   4/1/09    120     300       297      117       Fee
104 Midland Lackland Self
              Storage            2,500,000     2,455,576   3,903.94  12/8/98   1/1/14    180     180       174      174       Fee
105 Midland Cinnamon Square
              Apartments         2,460,000     2,455,128  12,787.13  4/27/99   5/1/09    120     300       298      118       Fee
106 Midland Bordeaux XI
              Apartments         2,437,500     2,435,861  20,298.84  5/11/99   6/1/09    120     360       359      119       Fee
107 Midland 5397 North Commerce
              (C)                1,388,000     1,378,119      45.39  11/9/98  12/1/08    120    300        293      113       Fee
108 Midland Gabbert Building
              (C)                  917,000       910,472      45.39  11/9/98  12/1/08    120    300        293      113       Fee
109 RFC     The Kingsbury
              Apartments         2,300,000     2,286,816  43,147.48  1/29/99  2/1/09    120    300        295      115       Fee
110 Midland Crestwood
              Apartments         2,264,000     2,259,421  14,864.61  4/29/99  5/1/09    120    300        298      118       Fee
111 CIBC    Dicks Clothing and
              Sporting Good      2,250,000     2,247,859      48.47  5/21/99  3/1/09    117    300        299      116    Leasehold
112 Midland Roseland Manor
              Duplexes           2,250,000     2,247,623  16,287.12  4/30/99  6/1/09    120     300        299      119       Fee
113 Midland Mount View Office
              Building           2,250,000     2,240,783     127.44  12/4/98  1/1/12    156     360        354      150       Fee
114 Midland The Port Apartments  2,247,000     2,237,118  17,477.48 12/30/98  1/1/09    120     360        354      114       Fee

                                     II-2


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - I

------------------------------------------------------------------------------------------------------------------------------------
                                                                                         Origi-
                                                                              Maturity   nal
                                                            Cut-              Date or    Term
                                                            Off               Antici-    to                         Remaining
                                                            Date              pated      Matur-  Origi-             Term to
                                                            Bal./             Repay-     ity     nal       Remain-  Matur-
                                 Original    Cut-Off        Unit              ment       or      Amort.    ing      ity or
Loan             Property        Principal   Date           or        Note    Date       ARD     Term      Amort.   ARD     Security
 No. Seller(1)   Name(2)         Balance     Balance(3)     NSF(4)    Date    (ARD)(5)   (mos)   (mos)(6)  Term     (mos)      Type
------------------------------------------------------------------------------------------------------------------------------------
115 RFC     Forman Mills         2,250,000     2,235,948      46.68 12/11/98  1/1/09    120     300        294      114       Fee
116 RFC     7900 Beech Daly &
              6810 Metroplex     2,225,000     2,213,153      31.79 11/23/98  12/1/08   120     360        353      113       Fee
117 RFC     Arrowhead Fountain
              Center             2,200,000     2,198,556     160.31   5/4/99   6/1/09   120     360        359      119       Fee
118 Midland Ridgmar Crossroads
              Apartments         2,200,000     2,194,161  36,569.35  2/23/99   3/1/09   120     360        356      116       Fee
119 RFC     Renaissance West
              Shopping Center    2,180,000     2,180,000      41.38   6/3/99   7/1/09   120     300        300      120       Fee
120 CIBC    Lexington Center     2,175,000     2,173,602      26.46  5/12/99  10/1/09   124     360        359      123       Fee
121 Midland State of Oregon Job
              Council Buildings  2,154,240     2,140,809      77.46 12/30/98   1/1/09   120     300        294      114       Fee
122 CIBC    Hayes Community      2,130,000     2,127,818  11,691.31  5/21/99   6/1/09   120     300        299      119       Fee
123 RFC     Today's Man -
              Deptford           2,125,000     2,121,085      82.85  4/15/99   5/1/09   120     300        298      118       Fee
124 Midland Devon Park
              Apartments         2,100,000     2,085,706  33,106.45 12/21/98   1/1/09   120     300        294      114       Fee
125 RFC     Cross Keys
              Apartments         2,100,000     2,080,791  32,512.37  6/30/98   7/1/08   120     360        348      108       Fee
126 CIBC    White Oak
             Professional
             Building            2,025,000     2,022,739      92.28  4/30/99   5/1/09   120     360        358       118       Fee
127 RFC     Scripps Mesa
             Shopping Center     2,025,000     2,014,454      79.04   1/8/99   2/1/09   120     300        295      115       Fee
128 Midland Pacific Place        2,000,000     1,997,859     321.56  5/17/99   6/1/09   120     300        299      119       Fee
129 CIBC    Timberfalls
              Apartments         2,000,000     1,995,308  19,953.08  2/26/99   3/1/09   120     360        356      116       Fee
130 Midland 110 American
              Boulevard          2,000,000     1,986,477      62.27 12/16/98   1/1/09   120     300        294      114       Fee
131 Midland Handy Lock Mini
              Storage            2,000,000     1,981,544   3,222.02  1/27/99   2/1/09   120     240        235      115       Fee
132 RFC     Carpenter Crest
              Apartments         1,980,000     1,966,690  18,730.38  9/30/98  10/1/08   120     360        351      111       Fee
133 RFC     Stanford Court       1,960,000     1,936,532  26,896.27 11/25/97  12/1/02    60     360        341      41        Fee
134 Midland Commons at Valdosta
              Apartments         1,920,000     1,910,589  19,901.97 11/30/98  12/1/08   120     360        353      113       Fee
135 CIBC    Kolonaki - Sausalito
              (579)              1,900,000     1,894,714     305.99  3/15/99   4/1/09   120     300        297      117       Fee
136 Midland Quail Court
              Apartments         1,900,000     1,881,692  17,423.07 10/27/98  11/1/08   120     300        292      112       Fee
137 Midland Pacific Palms
              Apartments         1,875,000     1,869,524  17,472.18   5/6/99   6/1/14   180     180        179      179       Fee
138 Midland Village at
              Cambridge Self
              Storage            1,850,000     1,848,139   2,563.30   5/6/99   6/1/09   120     300        299      119       Fee
139 CIBC    Kolonaki - San
              Francisco (1723)   1,850,000     1,844,853     181.05  3/15/99   4/1/09   120     300        297      117       Fee
140 Midland Providence Office
              Building           1,840,000     1,836,398      39.37  4/30/99   5/1/09   120     300        298      118       Fee
141 Midland Westlake Village
              Apartments         1,802,000     1,798,357  12,845.41  3/25/99   4/1/09   120     360        357      117       Fee
142 CIBC    Days Inn - Anderson  1,800,000     1,797,224  33,909.89  4/13/99   5/1/09   120     300        298      118    Leasehold
143 RFC     Hollywood Video
              Portfolio          1,800,000     1,796,102     128.70  2/18/99   3/1/09   120     360        356      116       Fee
144 CIBC    Hampton Inn -
              Mary Esther        1,800,000     1,794,954  34,518.35   4/6/99   5/1/09   120     240        238      118       Fee
145 RFC     The Pinons
              Apartments         1,805,000     1,792,319  19,481.73  12/17/98  1/1/09   120     300        294      114       Fee
146 Midland Foreside Place       1,800,000     1,784,420      54.87  10/27/98 11/1/08   120     300        292      112       Fee
147 Midland 21036 Triple
              Seven Road         1,787,200     1,781,648     124.96   3/29/99  4/1/09   120     300        297      117       Fee
148 RFC     Central Park
              Southwest          1,777,000     1,773,467      73.04   4/16/99  5/1/09   120     300        298      118       Fee
149 Midland Best Storage         1,760,000     1,754,278   3,066.92   4/29/99  5/1/09   120     240        238      118       Fee
150 Midland Forest Hills
              Shopping Center    1,760,000     1,743,296      48.42  10/26/98 11/1/13   180     300        292      172       Fee
151 Midland Ashton Oaks
              Apartments         1,750,000     1,737,850  12,068.40  11/30/98 12/1/08   120     300        293      113       Fee
152 Midland Siesta Hills
              Shopping Center    1,725,000     1,720,011      19.71    5/4/99  6/1/09   120     180        179      119       Fee
153 Midland Holiday Inn Express  1,725,000     1,719,651  26,456.16   2/25/99  3/1/09   120     300        296      116       Fee
154 Midland Waterside Apartments 1,702,000     1,700,890  14,293.19   5/11/99  6/1/09   120     360        359      119       Fee
155 Midland Village Square
              Shopping Center    1,685,000     1,680,206      26.06   3/22/99  4/1/09   120     300        297      117    leasehold
156 Midland Century Mobile Home
              Park               1,675,000     1,673,312  17,074.61   5/12/99  6/1/09   120     300        299      119       Fee
157 Midland Rite Aid Pharmacy    1,656,500     1,651,294     149.44    4/5/99  5/1/19   240     240        238      238       Fee
158 RFC     Hobe Village Mobile
              Home Park          1,640,000     1,640,000  12,913.39   6/11/99  7/1/14   180     300        300      180       Fee
159 Midland Via Linda Plaza      1,639,000     1,627,621     101.64  11/17/98 12/1/08   120     300        293      113       Fee
160 Midland Pleasant Valley
              Apartments         1,600,000     1,596,651  33,263.56   3/30/99  4/1/11   144     360        357      141       Fee
161 Midland West Wind Apart-
              ments Phase III    1,600,000     1,593,967  59,035.80   1/19/99  2/1/09   120     360        355      115       Fee
162 RFC     S&R Shopping Center  1,600,000     1,589,989      63.25  10/15/98 11/1/08   120     360        352      112       Fee
163 Midland Edwards Village
              Center             1,559,214     1,555,847     146.53   2/12/99  3/1/09   120     360        356      116       Fee
164 Midland Comfort Inn          1,535,000     1,530,240  24,289.52   2/25/99  3/1/09   120     300        296      116       Fee
165 RFC     Laudonniere
              Apartments         1,530,000     1,528,966 117,612.78   5/27/99  6/1/09   120     360        359      119       Fee
166 RFC     Whaley's Shopping
              Center             1,530,000     1,528,217      74.68   4/20/99  5/1/09   120     360        358      118       Fee
167 Midland Maybrook Apartments  1,522,000     1,509,131  25,152.18   11/2/98 12/1/08   120     300        293      113       Fee
168 RFC     Staples              1,500,000     1,496,648      62.36   4/20/99  5/1/09   120     300        298      118       Fee
169 RFC     The Retail Group     1,500,000     1,485,978      72.26  10/19/98 11/1/13   180     300        292      172       Fee
170 Midland Tucker Industries
              Building           1,486,000     1,484,417      34.82    5/6/99  6/1/09   120     300        299      119       Fee
171 Midland Airborne Express     1,425,000     1,420,605      57.22   3/23/99  4/1/09   120     300        297      117       Fee
172 Midland Parkway Gardens
              Apartments (D)       972,590       970,697  13,671.79    4/5/99  5/1/09   120     300        298      118       Fee
173 Midland Norvell Gardens
              Apartments (D)       450,000       449,124  17,274.01    4/5/99  5/1/09   120     300        298      118       Fee
174 RFC     Smith Retail
              Portfolio          1,431,500     1,417,520      85.30  10/27/98 11/1/08   120     300        292      112       Fee


                                     II-3


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - I

------------------------------------------------------------------------------------------------------------------------------------
                                                                                         Origi-
                                                                              Maturity   nal
                                                            Cut-              Date or    Term
                                                            Off               Antici-    to                         Remaining
                                                            Date              pated      Matur-  Origi-             Term to
                                                            Bal./             Repay-     ity     nal       Remain-  Matur-
                                 Original    Cut-Off        Unit              ment       or      Amort.    ing      ity or
Loan             Property        Principal   Date           or        Note    Date       ARD     Term      Amort.   ARD     Security
 No. Seller(1)   Name(2)         Balance     Balance(3)     NSF(4)    Date    (ARD)(5)   (mos)   (mos)(6)  Term     (mos)      Type
------------------------------------------------------------------------------------------------------------------------------------
175 RFC     Stor-A-Lot Self
              Storage            1,400,000     1,398,601      19.80    5/6/99  6/1/09   120     300        299      119       Fee
176 CIBC    CVS Smithtown        1,400,000     1,395,416     137.82    4/8/99 1/31/19   237     240        238      235       Fee
177 Midland Ashwood Apartments   1,400,000     1,390,582   8,857.21  12/30/98  1/1/09   120     300        294      114       Fee
178 Midland Stonehurst
              Apartments         1,390,000     1,381,304  18,666.27   12/2/98  1/1/09   120     300        294      114       Fee
179 Midland Storage Max-Yuma     1,350,000     1,347,388   2,935.49   4/28/99  5/1/09   120     300        298      118       Fee
180 Midland Georgetown/Melrose
              Plaza Apartments   1,350,000     1,345,859   7,046.38   3/26/99  4/1/09   120     300        297      117       Fee
181 RFC     Greenwood/St.
              Charles            1,325,000     1,318,476  32,961.90   11/6/98 11/1/08   119     360        353      112       Fee
182 Midland South Ogden Plaza    1,289,000     1,281,820      11.58   4/16/99  5/1/14   180     180        178      178       Fee
183 Midland Cedarstone
              Apartments         1,269,000     1,262,864  35,079.55  11/11/98 12/1/08   120     360        353      113       Fee
184 Midland Southwest Manor
              Duplexes           1,263,000     1,261,392  63,069.62   4/28/99  5/1/09   120     360        358      118       Fee
185 Midland Super 8 Motel        1,260,000     1,256,985  19,640.40   3/12/99  4/1/09   120     300        297      117       Fee
186 RFC     Andover Apartments   1,251,000     1,233,629  18,691.35   6/30/98  7/1/08   120     300        288      108       Fee
187 Midland Southwood Plaza
              Office Building    1,235,000     1,232,592      48.62    4/7/99  5/1/09   120     300        298      118       Fee
188 Midland The Trade Center     1,200,000     1,195,188      57.19    2/9/99  3/1/09   120     300        296      116       Fee
189 RFC     Regency Mobile Home
              Park               1,200,000     1,189,498  21,627.24  11/10/98 12/1/08   120     264        257      113       Fee
190 RFC     Village Green
              Shopping Center    1,200,000     1,184,215      49.02  11/23/98 12/1/08   120     240        233      113       Fee
191 RFC     Center on Memorial   1,150,000     1,147,841     110.31   4/16/99  5/1/09   120     300        298      118       Fee
192 RFC     River Road Mobile
              Home Park          1,150,000     1,143,636  14,118.96  12/18/98  1/1/09   120     300        294      114       Fee
193 RFC     First View           1,150,000     1,138,956  18,370.26  10/14/98 11/1/08   120     300        292      112       Fee
194 Midland Payne Office
              Building           1,138,000     1,135,772      46.41   4/30/99  5/1/09   120     300        298      118       Fee
195 RFC     Woodlane Apartments  1,136,000     1,135,313  17,466.36   5/11/99  6/1/09   120     360        359      119       Fee
196 Midland 507 Capital Court
             (E)                   380,000       376,264     106.55  10/28/98 11/1/08   120     300        292      112       Fee
197 Midland 513 Capitol Court
             (E)                   380,000       376,264     106.55  10/28/98 11/1/08   120     300        292      112       Fee
198 Midland 501 Capital Ct. NE
             (E)                   365,000       361,411     106.55  10/28/98 11/1/08   120     300        292      112       Fee
199 CIBC    Town House South
              Apartments and
              Danville Duplexes  1,100,000     1,098,796  10,987.96   5/21/99  6/1/09   120     300        299      119       Fee
200 RFC     Red Deer Apartments  1,105,000     1,095,060  16,591.82   6/30/98  7/1/08   120     360        348      108       Fee
201 Midland Crown Plaza Office
              Building           1,100,000     1,091,472      45.79   11/6/98 12/1/08   120     300        293      113       Fee
202 RFC     535 Manufacturers
              Drive              1,050,000     1,045,774      26.14   2/12/99  3/1/09   120     300        296      116       Fee
203 RFC     Old Colony
              Apartments         1,050,000     1,039,739  30,580.55   9/10/98 10/1/08   120     300        291      111       Fee
204 RFC     Franklin Avenue
              Building           1,039,000     1,033,498      22.81  12/31/98  1/1/09   120     300        294      114       Fee
205 RFC     Rivercrest
              Apartments         1,046,000     1,031,476  14,948.92   6/30/98  7/1/08   120     300        288      108       Fee
206 Midland View Pointe
              Apartments         1,025,000     1,022,887  12,033.96    4/8/99  5/1/09   120     300        298      118       Fee
207 RFC     1340 21st Street NW  1,015,000     1,014,316 101,431.62   5/27/99  6/1/09   120     360        359      119       Fee
208 RFC     Rollingwood
              Apartments         1,012,500     1,009,641  15,775.63   3/29/99  4/1/14   180     300        297      177       Fee
209 Midland Greenbrier
              Apartments         1,000,000       998,103  22,180.06   4/20/99  5/1/09   120     300        298      118       Fee
210 Midland Lantana Apartments   1,000,000       997,950  23,760.72   4/16/99  5/1/09   120     300        298      118       Fee
211 RFC     Pine Meadow
              Apartments         1,000,000       996,051  17,786.63   2/12/99  3/1/09   120     300        296      116       Fee
212 Midland Commerce II
              Business Park      1,000,000       975,617       9.00  10/23/98 11/1/13   180     180        172      172       Fee
213 Midland Office Park at
              Erindale             961,000       959,104      61.91   4/27/99  5/1/09   120     300        298      118       Fee
214 Midland Fletcher Auto Mall     950,000       948,260      34.70   4/16/99  5/1/09   120     300        298      118       Fee
215 RFC     Spurwood Office        950,000       947,362      41.58   3/16/99  4/1/09   120     300        297      117       Fee
216 RFC     Colonial-Excelsior     946,250       936,876  16,436.42   9/10/98 10/1/08   120     291        282      111       Fee
217 Midland 170 South River
              Road                 939,000       935,917      54.69   4/12/99  5/1/09   120     240        238      118       Fee
218 RFC     Centennial Place
              Apartments           941,900       935,829  21,268.84   12/1/98 12/1/08   120     300        293      113       Fee
219 RFC     Charmony Place
              Apartments           930,700       928,839  17,200.72   4/21/99  5/1/09   120     300        298      118       Fee
220 RFC     Wooded Acres
              Apartments           925,000       921,178  15,352.96   12/8/98  1/1/09   120     360        354      114       Fee
221 RFC     Greenwood Villa
              Apartments           895,000       887,674  14,794.56  11/20/98 12/1/08   120     300        293      113       Fee
222 RFC     Lincolnwood Office
              Building             882,000       875,024      53.21  11/13/98 12/1/08   120     300        293      113       Fee
223 RFC     Brighton Court
              Apartments           875,000       872,316  12,642.26   3/17/99  4/1/09   120     300        297      117       Fee
224 Midland Bell Oaks Village
              Apartments           833,000       832,120  10,948.95   4/30/99  6/1/09   120     300        299      119       Fee
225 RFC     61-71 Long Lane        830,000       824,401      35.39   11/3/98 12/1/08   120     300        293      113       Fee
226 Midland Prairie Village
              Mobile Home Park     825,000       822,635  10,282.94   3/25/99  4/1/09   120     300        297      117       Fee
227 RFC     20 Green of
              Panorama             827,500       822,548  51,409.28  12/31/98  1/1/09   120     300        294      114       Fee
228 RFC     Cedargate Apartments   818,250       806,888  16,810.17   6/30/98  7/1/08   120     300        288      108       Fee
229 RFC     Copperfield Landing,
              LP                   800,000       800,000      88.14   6/18/99  7/1/14   180     180        180      180       Fee
230 Midland ICCA Building          735,000       728,605     124.98  10/26/98 11/1/08   120     300        292      112       Fee
231 RFC     Oak Glen Apartments    680,000       674,205  12,039.38   10/5/98 11/1/08   120     300        292      112       Fee
232 RFC     North Miami
              Industrial           662,000       660,020      29.33   2/26/99  3/1/09   120     300        296      116       Fee
233 RFC     Quail Creek
              Apartments           656,400       654,143  23,362.25   2/19/99  3/1/09   120     300        296      116       Fee
234 RFC     University
              Apartments           600,000       595,643  13,852.17   12/8/98  1/1/09   120     300        294      114       Fee

                                     II-4



APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - I

------------------------------------------------------------------------------------------------------------------------------------
                                                                                         Origi-
                                                                              Maturity   nal
                                                            Cut-              Date or    Term
                                                            Off               Antici-    to                         Remaining
                                                            Date              pated      Matur-  Origi-             Term to
                                                            Bal./             Repay-     ity     nal       Remain-  Matur-
                                 Original    Cut-Off        Unit              ment       or      Amort.    ing      ity or
Loan             Property        Principal   Date           or        Note    Date       ARD     Term      Amort.   ARD     Security
 No. Seller(1)   Name(2)         Balance     Balance(3)     NSF(4)    Date    (ARD)(5)   (mos)   (mos)(6)  Term     (mos)      Type
------------------------------------------------------------------------------------------------------------------------------------
235 Midland Irving Court
              Townhomes            545,000       543,935  16,997.98   4/14/99  5/1/09   120     300        298      118       Fee
236 RFC     Grahamcrest Manor
              Apartments           525,000       515,700  10,524.49   1/27/98  2/1/08   120     300        283      103       Fee
237 RFC     The Gorelick
              Apartments           500,000       494,925  41,243.77   8/25/98  9/1/08   120     300        290      110       Fee
238 Midland 325-339 North Dr       500,000       490,278      28.85  11/11/98 12/1/13   180     180        173      173       Fee
239 RFC     519 Central Avenue     474,000       468,887  29,305.44    7/7/98  8/1/08   120     300        289      109       Fee
240 RFC     Klingerman
              Apartments           442,000       436,351  33,565.44    6/9/98  7/1/13   180     300        288      168       Fee
241 RFC     901 SW 8th Avenue
              Apartments           439,000       430,193  17,924.71   5/18/98  6/1/18   240     240        227      227       Fee
242 RFC     Meadow Pines
              Apartments           420,000       415,331  17,305.47    6/4/98  7/1/08   120     300        288      108       Fee

      Total/Weighted Average  $736,522,244  $733,801,916                                125     324        320      120




APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - II

-----------------------------------------------------------------------------------------------------------------------------
                                                                                 Related Borrower      Scheduled
Loan                                                Interest       Interest        Loan Groups          Balloon      Balloon
 No.  Seller(1)        Property Name(2)               Rate      Accrual Method    (by Loan No.)         Balance       LTV(4)
-----------------------------------------------------------------------------------------------------------------------------
1      RFC      21 Penn Plaza                         7.200%      Actual/360                          $28,409,182      60.2%
2      RFC      Park Drive Manor Apts                 7.450%      Actual/360            31             18,660,352      62.2%
3      CIBC     Prime Portfolio                       7.170%      Actual/360                           13,655,857      70.4%
       CIBC     1301 East Tower Road (I)              7.170%      Actual/360             3              3,656,251      70.4%
       CIBC     4300 Madison Street (I)               7.170%      Actual/360             3              3,565,833      70.4%
       CIBC     342-346 Carol Lane (I)                7.170%      Actual/360             3              2,050,661      70.4%
       CIBC     550 Kehoe Blvd. (I)                   7.170%      Actual/360             3              1,986,578      70.4%
       CIBC     343 Carol Lane (I)                    7.170%      Actual/360             3              1,215,824      70.4%
       CIBC     388 Carol Lane (I)                    7.170%      Actual/360             3              1,180,710      70.4%
4      CIBC     1414 Avenue of the Americas           7.870%      Actual/360           5, 15           12,169,841      60.8%
5      CIBC     70 West 36th Street                   7.870%      Actual/360           4, 15           10,605,147      58.9%
6      RFC      7200 Leamington, LLC (A)              8.320%      Actual/360           7, 8             4,372,452      65.5%
7      RFC      2201 Lundt, LLC (A)                   8.320%      Actual/360           6, 8             3,606,147      65.5%
8      RFC      1330 W. 43rd St. (A)                  8.320%      Actual/360           6, 7             1,974,366      65.5%
9      CIBC     University Club Apartments            7.390%      Actual/360                            9,254,639      67.0%
10     Midland  The Patriot Apartments                7.240%      Actual/360            13              8,842,833      70.2%
11     CIBC     Acme Plaza (Cape May Plaza)           7.550%      Actual/360                            8,402,811      70.0%
12     RFC      The Place Apartments                  7.150%      Actual/360                            7,619,550      70.0%
13     Midland  The Phoenix Apartments                6.990%      Actual/360            10              7,363,965      69.8%
14     RFC      Glenwood Plaza                        7.810%      Actual/360                            7,259,141      60.5%
15     CIBC     633 Third Avenue                      7.870%      Actual/360           4, 5             6,736,876      61.2%
16     Midland  148 State Street                      7.870%      Actual/360                            6,787,267      61.7%
17     CIBC     The Piers                             7.715%      Actual/360          18, 26            6,663,473      66.6%
18     CIBC     North Point Center                    7.990%      Actual/360          17, 26            6,618,690      63.6%
19     Midland  Beau Rivage Apartments,
                 Phases II & III                      6.810%      Actual/360                            6,104,782      69.4%
20     Midland  Holiday Inn Express & Suites          8.530%      Actual/360            93              4,784,295      47.6%
21     CIBC     Regal Cinemas                         7.820%      Actual/360                            5,494,429      64.6%
22     Midland  Drake's Passage                       7.850%      Actual/360                            5,267,429      58.5%
23     Midland  Northcastle Apartments                6.810%      Actual/360          39, 49            5,563,985      68.1%
24     RFC      Giro Building                         7.850%      Actual/360                            5,173,024      50.8%
25     Midland  Longley Business Park                 7.890%      Actual/360                            5,479,579      63.7%
26     CIBC     Sharpstown Court                      7.715%      Actual/360          17, 18            5,330,778      64.2%
27     Midland  Temescal Village Plaza                8.010%      Actual/360                            4,626,911      65.9%
28     CIBC     Plantation Properties                 7.860%      Actual/360                            4,777,378      64.6%
29     RFC      Bernal Business Center                8.090%      Actual/360                            4,931,779      62.8%
30     Midland  East 55TH Street                      7.630%      Actual/360                            4,282,014      48.7%
31     RFC      Coriel Manor Apartments               8.050%      Actual/360             2              4,538,520      51.6%
32     RFC      Gibbstown Shopping Center             8.830%        30/360                              5,139,872      71.9%
33     Midland  Plaza De Colores                      7.940%      Actual/360                            4,729,453      66.1%
34     CIBC     Lifeline Building                     7.310%      Actual/360                            4,666,664      61.4%
35     RFC      Deon Square Shopping Center           7.415%      Actual/360                              119,793       1.6%
36     CIBC     Regstad II - Orchid Place             7.510%      Actual/360                            4,063,780      63.5%
37     CIBC     6 Gramatan Avenue                     8.270%      Actual/360                            4,502,795      67.2%
38     CIBC     Eisenhower Industrial Complex         8.080%      Actual/360                            4,132,500      48.1%
39     Midland  Wood River Apartments                 7.250%      Actual/360          23, 49            4,394,977      70.1%
40     RFC      Old Navy - Linens 'N Things           8.230%      Actual/360                            4,399,287      69.4%
41     CIBC     Avenue C Apartments                   7.770%      Actual/360                            4,270,390      66.2%
42     RFC      Pine Plaza Shopping Center            7.960%      Actual/360                            4,243,719      63.6%
43     RFC      Shopps On the Pike                    7.460%      Actual/360                              146,569       2.1%
44     Midland  Shoppes of Kenwood                    7.580%      Actual/360                            4,166,219      67.2%
45     Midland  Country Club Place Shopping
                 Center                               8.290%      Actual/360         106, 154           4,193,684      49.3%

                                     II-6


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - II

-----------------------------------------------------------------------------------------------------------------------------
                                                                                 Related Borrower      Scheduled
Loan                                                Interest       Interest        Loan Groups          Balloon      Balloon
 No.  Seller(1)        Property Name(2)               Rate      Accrual Method    (by Loan No.)         Balance       LTV(4)
-----------------------------------------------------------------------------------------------------------------------------
46     RFC      Space City Retail Center              7.940%      Actual/360                              110,193       1.4%
47     RFC      Glen Cove Shopping Center             8.255%      Actual/360                            4,140,966      61.3%
48     RFC      The Crossings                         7.575%      Actual/360                            4,073,559      58.2%
49     Midland  The Glen Apartments                   7.050%      Actual/360          23, 39            4,022,623      69.4%
50     Midland  Lackland Self Storage                 7.770%      Actual/360            104               139,924       1.6%
51     CIBC     Fairfield Inn                         9.020%      Actual/360            75              3,732,253      59.2%
52     CIBC     Trolley Commons/Willow Reed
                 Village                              7.600%      Actual/360                            3,585,765      65.2%
53     CIBC     Monarch Beach Plaza                   8.690%      Actual/360                            3,573,200      54.8%
54     Midland  95 John Muir Drive                    7.810%      Actual/360                            3,779,793      66.3%
55     CIBC     Northup West Office Park              6.840%      Actual/360                            3,647,347      62.3%
56     Midland  MCI Building                          7.760%      Actual/360                            3,381,001      54.3%
57     Midland  Springtown Shopping Center            7.220%      Actual/360                            3,579,167      70.2%
58     RFC      Crosswinds Apartment Homes            7.750%      Actual/360                            3,600,006      66.7%
59     Midland  Forrest Machinery Building            7.510%      Actual/360                            3,303,062      61.2%
60     Midland  Canal House Apartments                7.220%      Actual/360                            3,513,292      54.9%
61     CIBC     Warner Center                         7.710%      Actual/360                            3,271,211      57.4%
62     Midland  Woodside at the Office Center         7.590%      Actual/360                            3,265,261      60.5%
63     RFC      Mountain Country Estates              7.250%      Actual/360            145             3,224,253      63.2%
64     CIBC     One Dodge Drive                       8.100%      Actual/360            129             3,497,375      68.6%
65     CIBC     Kolonaki - Industrial (808)           8.320%      Actual/360         135, 139           3,203,815      54.5%
66     Midland  Rockford Ambulatory Surgery
                 Center (B)                           8.450%      Actual/360            67              2,147,243      54.2%
67     Midland  Rockford Medical Office
                 Building (B)                         8.450%      Actual/360            66                696,781      54.2%
68     CIBC     White's Crossing Plaza                7.900%      Actual/360                            3,338,491      64.8%
69     CIBC     Access Self Storage                   7.810%      Actual/360                            3,075,815      61.5%
70     Midland  South Park Office Complex             7.770%      Actual/360                            3,307,955      59.5%
71     Midland  Georgetown Apartments                 7.530%      Actual/360                            3,188,399      65.1%
72     Midland  Heritage Park Apartments              7.480%      Actual/360                            3,105,913      65.4%
73     Midland  Northland Aluminum Products, Inc.     8.250%      Actual/360                            2,503,008      40.9%
74     RFC      Coach & Four East Apartments          7.590%      Actual/360                            3,064,664      65.2%
75     CIBC     Courtyard by Marriott                 9.020%      Actual/360            51              2,884,013      51.5%
76     RFC      Brook Run Apartments                  7.430%      Actual/360                            2,955,682      65.7%
77     RFC      Green Meadows Apartments              7.700%      Actual/360                            2,965,252      70.6%
78     RFC      Grand Plaza Properties, Inc.          7.990%      Actual/360                            2,941,739      66.1%
79     RFC      Fairmont and Monticello Apartments    7.660%      Actual/360                            2,677,897      60.6%
80     CIBC     Palmetto Gardens Industrial Park      7.760%      Actual/360                            2,767,253      60.4%
81     Midland  Lower Falls Landing                   7.880%      Actual/360                            2,656,694      61.8%
82     RFC      PML Office Building                   8.160%      Actual/360                            2,650,749      58.9%
83     Midland  Concord Business Center               7.900%      Actual/360                            2,638,629      47.1%
84     Midland  Middlebrook Business Park             7.970%      Actual/360                            2,518,935      61.4%
85     Midland  Vintage Faire Apartments              7.590%      Actual/360                            2,555,177      48.2%
86     CIBC     140 Gould Street                      7.480%      Actual/360                            2,649,490      58.9%
87     Midland  Woodbridge Apartments                 7.170%      Actual/360                            2,588,129      69.9%
88     RFC      Pier One Imports                      7.800%      Actual/360                            2,616,523      68.9%
89     Midland  Deerwood at the Park Apartments       7.110%      Actual/360                            2,539,949      58.4%
90     Midland  Tukwila Estates                       7.620%      Actual/360                            2,565,321      64.9%
91     Midland  Orchard Park Apartments               7.670%      Actual/360                            2,292,549      65.5%
92     Midland  Airport Business Center               7.850%      Actual/360                            2,283,924      46.6%
93     Midland  Holiday Inn, New Ulm                  8.850%      Actual/360            20              1,931,928      44.9%
94     RFC      Monsey Mall                           8.300%      Actual/360                            1,960,427      44.6%
95     Midland  Silverdale Office Building            7.420%      Actual/360                            2,217,378      49.3%
96     RFC      Habersham Shopping Center             7.700%      Actual/360                            2,405,515      60.9%

                                     II-7


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - II

-----------------------------------------------------------------------------------------------------------------------------
                                                                                 Related Borrower      Scheduled
Loan                                                Interest       Interest        Loan Groups          Balloon      Balloon
 No.  Seller(1)        Property Name(2)               Rate      Accrual Method    (by Loan No.)         Balance       LTV(4)
-----------------------------------------------------------------------------------------------------------------------------
97     Midland  Brattleboro North Shopping Plaza      7.640%        30/360                              2,166,788      41.3%
98     Midland  Crossroads Shopping Center            7.560%      Actual/360                            2,331,869      65.7%
99     RFC      Paloma Apartments                     7.180%      Actual/360                            2,300,871      65.7%
100    Midland  Mullica Woods                         7.370%      Actual/360                            2,069,359      57.5%
101    Midland  Windsong Apartments                   7.770%      Actual/360                            2,053,671      47.2%
102    Midland  Magnolia Park Shopping Center         7.360%      Actual/360                            2,028,088      45.1%
103    Midland  Vollstedt Building                    7.930%      Actual/360                            2,041,794      60.1%
104    Midland  Lackland Self Storage                 7.770%      Actual/360            50                 77,737       1.3%
105    Midland  Cinnamon Square Apartments            7.750%      Actual/360                            2,019,634      61.6%
106    Midland  Bordeaux XI Apartments                7.990%      Actual/360          45, 154           2,182,992      67.2%
107    Midland  5397 North Commerce (C)               7.950%      Actual/360            108             1,145,636      59.0%
108    Midland  Gabbert Building (C)                  7.950%      Actual/360            107               756,880      58.2%
109    RFC      The Kingsbury Apartments              7.550%      Actual/360                            1,870,440      64.1%
110    Midland  Crestwood Apartments                  7.640%      Actual/360                            1,852,736      61.8%
111    CIBC     Dicks Clothing and Sporting Goods     8.610%      Actual/360                            1,900,586      60.3%
112    Midland  Roseland Manor Duplexes               7.970%      Actual/360            224             1,858,231      61.9%
113    Midland  Mount View Office Building            7.740%      Actual/360                            1,880,519      56.1%
114    Midland  The Port Apartments                   7.410%      Actual/360            177             1,983,413      68.4%
115    RFC      Forman Mills                          7.950%      Actual/360                            1,851,739      55.3%
116    RFC      7900 Beech Daly &
                 6810 Metroplex Drive                 7.100%      Actual/360                            1,945,789      68.8%
117    RFC      Arrowhead Fountain Center             8.110%      Actual/360                            1,973,345      65.8%
118    Midland  Ridgmar Crossroads Apartments         7.380%      Actual/360            235             1,942,682      68.9%
119    RFC      Renaissance West Shopping Center      8.135%      Actual/360                            1,804,852      45.1%
120    CIBC     Lexington Center                      8.210%      Actual/360                            1,944,694      64.8%
121    Midland  State of Oregon Job Council
                 Buildings                            7.960%      Actual/360                            1,777,825      52.3%
122    CIBC     Hayes Community                       8.160%      Actual/360                            1,764,406      47.7%
123    RFC      Today's Man - Deptford                8.120%      Actual/360                            1,758,635      55.0%
124    Midland  Devon Park Apartments                 7.440%      Actual/360                            1,707,007      64.4%
125    RFC      Cross Keys Apartments                 7.000%      Actual/360                            1,832,014      69.1%
126    CIBC     White Oak Professional Building       8.020%      Actual/360                            1,812,832      64.7%
127    RFC      Scripps Mesa Shopping Center          8.150%      Actual/360                            1,675,767      58.4%
128    Midland  Pacific Place                         7.890%      Actual/360                            1,647,972      53.2%
129    CIBC     Timberfalls Apartments                7.860%      Actual/360            64              1,783,619      66.7%
130    Midland  110 American Boulevard                7.480%      Actual/360                            1,627,653      60.5%
131    Midland  Handy Lock Mini Storage               7.430%      Actual/360                            1,389,213      46.3%
132    RFC      Carpenter Crest Apartments            7.150%      Actual/360                            1,733,858      69.4%
133    RFC      Stanford Court                        8.625%        30/360                              1,873,574      76.5%
134    Midland  Commons at Valdosta Apartments        7.470%      Actual/360                            1,697,942      70.7%
135    CIBC     Kolonaki - Sausalito (579)            8.320%      Actual/360          65, 139           1,581,104      51.0%
136    Midland  Quail Court Apartments                7.030%      Actual/360                            1,525,463      62.9%
137    Midland  Pacific Palms Apartments              7.880%      Actual/360                               61,149       1.5%
138    Midland  Village at Cambridge Self Storage     8.270%      Actual/360                            1,540,898      58.5%
139    CIBC     Kolonaki - San Francisco (1723)       8.320%      Actual/360          65, 135           1,539,495      51.0%
140    Midland  Providence Office Building            7.810%      Actual/360            194             1,513,263      48.8%
141    Midland  Westlake Village Apartments           7.520%      Actual/360                            1,595,601      57.1%
142    CIBC     Days Inn - Anderson                   8.990%      Actual/360                            1,526,013      54.0%
143    RFC      Hollywood Video Portfolio             8.160%      Actual/360                            1,616,831      67.4%
144    CIBC     Hampton Inn - Mary Esther             8.880%      Actual/360                            1,308,848      42.8%
145    RFC      The Pinons Apartments                 7.250%      Actual/360            63              1,454,945      58.2%
146    Midland  Foreside Place                        7.660%      Actual/360                            1,472,733      52.6%
147    Midland  21036 Triple Seven Road               7.720%      Actual/360                            1,465,444      65.1%

                                     II-8


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - II

-----------------------------------------------------------------------------------------------------------------------------
                                                                                 Related Borrower      Scheduled
Loan                                                Interest       Interest        Loan Groups          Balloon      Balloon
 No.  Seller(1)        Property Name(2)               Rate      Accrual Method    (by Loan No.)         Balance       LTV(4)
-----------------------------------------------------------------------------------------------------------------------------
148    RFC      Central Park Southwest                7.730%      Actual/360                            1,454,039      54.9%
149    Midland  Best Storage                          7.850%      Actual/360                            1,242,091      52.0%
150    Midland  Forest Hills Shopping Center          7.120%      Actual/360                            1,125,606      51.2%
151    Midland  Ashton Oaks Apartments                8.090%      Actual/360                            1,450,195      61.1%
152    Midland  Siesta Hills Shopping Center          7.990%      Actual/360                              848,734      19.3%
153    Midland  Holiday Inn Express                   9.000%      Actual/360         164, 185           1,467,101      56.4%
154    Midland  Waterside Apartments                  8.140%      Actual/360          45, 106           1,529,666      65.1%
155    Midland  Village Square Shopping Center        8.200%      Actual/360                            1,400,774      54.5%
156    Midland  Century Mobile Home Park              8.260%      Actual/360                            1,394,746      69.7%
157    Midland  Rite Aid Pharmacy                     8.090%      Actual/360                               89,449       4.3%
158    RFC      Hobe Village Mobile Home Park         8.370%      Actual/360                            1,114,643      48.5%
159    Midland  Via Linda Plaza                       8.090%      Actual/360                            1,358,212      58.4%
160    Midland  Pleasant Valley Apartments            7.370%      Actual/360                            1,353,262      53.3%
161    Midland  West Wind Apartments Phase III        7.490%      Actual/360                            1,414,900      68.4%
162    RFC      S&R Shopping Center                   7.030%      Actual/360                            1,396,482      55.9%
163    Midland  Edwards Village Center                8.170%      Actual/360                            1,403,585      58.5%
164    Midland  Comfort Inn                           9.000%      Actual/360         153, 185           1,305,508      62.2%
165    RFC      Laudonniere Apartments                7.965%      Actual/360                            1,367,639      70.1%
166    RFC      Whaley's Shopping Center              7.860%      Actual/360                            1,364,420      64.2%
167    Midland  Maybrook Apartments                   6.960%      Actual/360                            1,219,734      58.1%
168    RFC      Staples                               7.110%      Actual/360                            1,204,561      54.8%
169    RFC      The Retail Group                      7.210%      Actual/360                              959,056      34.9%
170    Midland  Tucker Industries Building            7.920%      Actual/360                            1,225,500      59.1%
171    Midland  Airborne Express                      7.760%      Actual/360                            1,169,815      63.2%
172    Midland  Parkway Gardens Apartments (D)        7.840%      Actual/360            173               800,580      57.3%
173    Midland  Norvell Gardens Apartments (D)        7.840%      Actual/360            172               370,414      58.8%
174    RFC      Smith Retail Portfolio                6.950%      Actual/360                            1,143,273      56.5%
175    RFC      Stor-A-Lot Self Storage               8.310%      Actual/360                            1,164,645      59.1%
176    CIBC     CVS Smithtown                         7.800%      Actual/360                               92,215       4.6%
177    Midland  Ashwood Apartments                    7.510%      Actual/360            114             1,140,371      60.3%
178    Midland  Stonehurst Apartments                 7.940%      Actual/360                            1,146,467      60.3%
179    Midland  Storage Max-Yuma                      7.870%      Actual/360                            1,112,207      58.5%
180    Midland  Georgetown/Melrose Plaza Apartments   7.790%      Actual/360                            1,109,212      56.9%
181    RFC      Greenwood/St. Charles                 7.450%      Actual/360                            1,171,171      65.1%
182    Midland  South Ogden Plaza                     8.010%      Actual/360                               43,645       1.4%
183    Midland  Cedarstone Apartments                 7.530%      Actual/360                            1,123,910      66.1%
184    Midland  Southwest Manor Duplexes              7.520%      Actual/360                            1,118,716      67.8%
185    Midland  Super 8 Motel                         9.110%      Actual/360         153, 164           1,073,642      59.6%
186    RFC      Andover Apartments                    7.625%        30/360         200, 205, 228        1,000,583      58.5%
187    Midland  Southwood Plaza Office Building       7.830%      Actual/360                            1,016,285      58.9%
188    Midland  The Trade Center                      7.720%      Actual/360                              984,781      58.3%
189    RFC      Regency Mobile Home Park              8.550%      Actual/360                              929,309      48.9%
190    RFC      Village Green Shopping Center         7.075%      Actual/360                              819,108      34.1%
191    RFC      Center on Memorial                    8.025%      Actual/360                              949,135      57.0%
192    RFC      River Road Mobile Home Park           8.650%      Actual/360                              965,240      56.8%
193    RFC      First View                            7.050%      Actual/360                              921,318      54.2%
194    Midland  Payne Office Building                 7.810%      Actual/360            140               935,920      53.5%
195    RFC      Woodlane Apartments                   8.510%      Actual/360                            1,028,446      72.4%
196    Midland  507 Capital Court (E)                 6.910%      Actual/360         197, 198             303,964      55.7%
197    Midland  513 Capitol Court (E)                 6.910%      Actual/360         196, 199             303,964      55.7%
198    Midland  501 Capital Ct. NE (E)                6.910%      Actual/360         196, 197             291,964      55.7%

                                     II-9


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - II

-----------------------------------------------------------------------------------------------------------------------------
                                                                                 Related Borrower      Scheduled
Loan                                                Interest       Interest        Loan Groups          Balloon      Balloon
 No.  Seller(1)        Property Name(2)               Rate      Accrual Method    (by Loan No.)         Balance       LTV(4)
-----------------------------------------------------------------------------------------------------------------------------
199    CIBC     Town House South Apartments
                 and Danville Duplexes                7.750%      Actual/360                              900,432      60.0%
200    RFC      Red Deer Apartments                   7.625%        30/360         186, 205, 228          961,708      56.6%
201    Midland  Crown Plaza Office Building           7.465%      Actual/360                              895,162      43.0%
202    RFC      535 Manufacturers Drive               7.700%      Actual/360                              858,438      58.2%
203    RFC      Old Colony Apartments                 7.560%      Actual/360                              854,518      63.3%
204    RFC      Franklin Avenue Building              8.900%      Actual/360                              877,990      59.5%
205    RFC      Rivercrest Apartments                 7.625%        30/360         186, 200, 228          836,617      57.7%
206    Midland  View Pointe Apartments                7.540%      Actual/360                              836,328      61.7%
207    RFC      1340 21st Street NW                   7.980%      Actual/360                              907,617      66.7%
208    RFC      Rollingwood Apartments                8.240%      Actual/360                              683,442      44.1%
209    Midland  Greenbrier Apartments                 7.970%      Actual/360                              826,234      59.0%
210    Midland  Lantana Apartments                    7.570%      Actual/360                              816,657      60.0%
211    RFC      Pine Meadow Apartments                7.800%      Actual/360                              819,977      42.1%
212    Midland  Commerce II Business Park             7.450%      Actual/360                               29,317       0.8%
213    Midland  Office Park at Erindale               7.770%      Actual/360                              789,432      56.4%
214    Midland  Fletcher Auto Mall                    8.150%      Actual/360                              788,958      52.6%
215    RFC      Spurwood Office                       8.330%      Actual/360                              790,775      52.7%
216    RFC      Colonial-Excelsior                    7.875%      Actual/360                              764,761      53.1%
217    Midland  170 South River Road                  7.780%      Actual/360                              661,076      37.6%
218    RFC      Centennial Place Apartments           8.500%      Actual/360                              787,511      60.6%
219    RFC      Charmony Place Apartments             7.700%      Actual/360                              760,875      60.4%
220    RFC      Wooded Acres Apartments               7.700%      Actual/360                              821,214      66.5%
221    RFC      Greenwood Villa Apartments            7.150%      Actual/360            234               719,344      53.3%
222    RFC      Lincolnwood Office Building           7.350%      Actual/360                              713,242      53.8%
223    RFC      Brighton Court Apartments             7.790%      Actual/360                              717,125      57.4%
224    Midland  Bell Oaks Village Apartments          7.970%      Actual/360            112               687,959      58.8%
225    RFC      61-71 Long Lane                       8.250%      Actual/360                              689,115      51.0%
226    Midland  Prairie Village Mobile Home Park      8.160%      Actual/360                              685,067      62.3%
227    RFC      20 Green of Panorama                  8.200%      Actual/360                              685,914      64.7%
228    RFC      Cedargate Apartments                  7.625%        30/360           200, 205             654,458      57.9%
229    RFC      Copperfield Landing, LP               8.630%      Actual/360                               22,721       1.6%
230    Midland  ICCA Building                         7.630%      Actual/360                              600,838      58.9%
231    RFC      Oak Glen Apartments                   7.750%      Actual/360                              556,412      56.8%
232    RFC      North Miami Industrial                9.170%      Actual/360                              563,956      61.0%
233    RFC      Quail Creek Apartments                8.500%      Actual/360                              549,117      59.0%
234    RFC      University Apartments                 7.050%      Actual/360            221               480,670      50.6%
235    Midland  Irving Court Townhomes                7.820%      Actual/360            118               448,352      59.8%
236    RFC      Grahamcrest Manor Apartments          8.000%      Actual/360                              432,458      57.7%
237    RFC      The Gorelick Apartments               8.000%      Actual/360                              412,130      61.1%
238    Midland  325-339 North Dr                      8.410%      Actual/360                               17,794       1.8%
239    RFC      519 Central Avenue                    8.125%      Actual/360                              392,186      57.8%
240    RFC      Klingerman Apartments                 7.625%      Actual/360                              289,105      49.0%
241    RFC      901 SW 8th Avenue Apartments          8.625%      Actual/360                               22,958       3.3%
242    RFC      Meadow Pines Apartments               8.375%      Actual/360                              350,053      62.5%

                Total/Weighted Average                7.737%                                         $601,011,350      58.5%



APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          Cut-
                                                                                                  Value   Off    Percent
Loan                                            Underwritable    Monthly  DSCR     Appraised      as of   Date   Leased
 No. Seller(1)    Property Name(2)                Cash Flow      Payment  (4)        Value        Date    LTV(4)  (7)
------------------------------------------------------------------------------------------------------------------------------------
  1   RFC     21 Penn Plaza                       $3,583,883    $219,927  1.36    $47,200,000     4/1/99  68.2%    100%
  2   RFC     Park Drive Manor Apts                2,741,135     169,221  1.35     30,000,000     2/9/99  76.4%    98%
  3   CIBC    Prime Portfolio                      1,709,765     105,277  1.35     19,400,000     5/1/99  79.4%    100%
      CIBC    1301 East Tower Road (I)               451,181      28,187  1.35      4,700,000    4/27/99  79.4%    100%
      CIBC    4300 Madison Street (I)                414,401      27,490  1.35      4,800,000    4/27/99  79.4%    100%
      CIBC    342-346 Carol Lane (I)                 272,492      15,809  1.35      3,200,000    4/26/99  79.4%    100%
      CIBC    550 Kehoe Blvd. (I)                    252,721      15,315  1.35      3,000,000    4/27/99  79.4%    100%
      CIBC    343 Carol Lane (I)                     150,615       9,373  1.35      1,900,000    4/26/99  79.4%    100%
      CIBC    388 Carol Lane (I)                     168,354       9,102  1.35      1,800,000    4/26/99  79.4%    100%
  4   CIBC    1414 Avenue of the Americas          1,795,434     106,851  1.40     20,000,000    2/11/99  70.0%    100%
  5   CIBC    70 West 36th Street                  1,559,453      93,113  1.40     18,000,000    2/11/99  67.8%    100%
  6   RFC     7200 Leamington, LLC (A)               586,171      36,675  1.30      6,800,000     4/1/99  72.6%    100%
  7   RFC     2201 Lundt, LLC (A)                    461,495      30,248  1.30      5,600,000     4/1/99  72.6%    100%
  8   RFC     1330 W. 43rd St. (A)                   254,390      16,561  1.30      2,800,000     4/1/99  72.6%    100%
  9   CIBC    University Club Apartments           1,130,378      72,628  1.30     13,820,000    2/23/99  75.9%    98%
 10   Midland The Patriot Apartments               1,029,379      68,491  1.25     12,600,000     2/1/99  79.5%    100%
 11   CIBC    Acme Plaza (Cape May Plaza)          1,058,317      66,751  1.32     12,000,000   12/21/98  78.8%    100%
 12   RFC     The Place Apartments                   887,965      58,760  1.26     10,887,000     3/5/99  79.8%    99%
 13   Midland The Phoenix Apartments                 924,911      55,989  1.38     10,550,000     2/1/99  79.6%    90%
 14   RFC     Glenwood Plaza                         917,894      58,726  1.30     12,000,000     1/6/99  67.8%    83%
 15   CIBC    633 Third Avenue                       961,504      59,150  1.35     11,000,000    2/16/99  70.5%    100%
 16   Midland 148 State Street                       865,914      55,079  1.31     11,000,000    2/10/99  69.0%    100%
 17   CIBC    The Piers                              879,812      53,550  1.37     10,000,000    3/30/99  74.9%    100%
 18   CIBC    North Point Center                     890,495      54,247  1.37     10,400,000    3/31/99  71.1%    98%
 19   Midland Beau Rivage Apartments,
               Phases II & III                       740,348      45,812  1.35      8,800,000     3/8/99  79.7%    97%
 20   Midland Holiday Inn Express
               & Suites                              982,176      56,104  1.46     10,050,000     4/1/99  69.0%    74%
 21   CIBC    Regal Cinemas                          774,379      50,915  1.27      8,500,000    12/1/98  78.2%    100%
 22   Midland Drake's Passage                        806,401      48,762  1.38      9,000,000    3/12/99  71.0%    80%
 23   Midland Northcastle Apartments                 637,128      41,766  1.27      8,175,000    11/9/98  77.8%    96%
 24   RFC     Giro Building                          802,250      48,000  1.39     10,180,000    3/10/99  61.9%    100%
 25   Midland Longley Business Park                  667,991      44,532  1.25      8,600,000    2/15/99  71.3%    96%
 26   CIBC    Sharpstown Court                       721,497      42,840  1.40      8,300,000    3/25/99  72.2%    100%
 27   Midland Temescal Village Plaza                 648,457      43,228  1.25      7,020,000    2/22/99  79.6%    98%
 28   CIBC    Plantation Properties                  637,904      41,121  1.29      7,400,000    2/15/99  74.8%    100%
 29   RFC     Bernal Business Center                 614,423      40,703  1.26      7,850,000    4/19/99  70.1%    99%
 30   Midland East 55TH Street                       685,361      42,332  1.35      8,800,000    9/28/98  62.3%    100%
 31   RFC     Coriel Manor Apartments                754,503      42,632  1.47      8,800,000    10/7/98  62.2%    96%
 32   RFC     Gibbstown Shopping Center              657,579      43,584  1.26      7,150,000    10/6/98  75.8%    93%
 33   Midland Plaza De Colores                       617,229      38,559  1.33      7,150,000     1/7/99  73.8%    93%
 34   CIBC    Lifeline Building                      568,137      36,371  1.30      7,600,000    3/10/99  69.3%    100%
 35   RFC     Deon Square Shopping Center            636,034      45,437  1.17      7,500,000    2/10/99  67.8%    97%
 36   CIBC    Regstad II - Orchid Place              542,943      36,982  1.22      6,400,000    3/10/99  78.0%    97%
 37   CIBC    6 Gramatan Avenue                      685,591      37,634  1.52      6,700,000   12/30/98  74.5%    98%
 38   CIBC    Eisenhower Industrial Complex          643,740      38,856  1.38      8,600,000     3/8/99  58.0%    100%
 39   Midland Wood River Apartments                  517,201      34,109  1.26      6,270,000    1/19/99  79.4%    94%
 40   RFC     Old Navy - Linens 'N Things            549,978      36,668  1.25      6,335,000    3/25/99  77.2%    100%
 41   CIBC    Avenue C Apartments                    523,150      34,454  1.27      6,450,000    4/28/99  74.4%    100%
 42   RFC     Pine Plaza Shopping Center             540,678      34,721  1.30      6,670,000    8/17/98  70.9%    100%
 43   RFC     Shopps On the Pike                     573,598      38,953  1.32      7,000,000     3/3/98  76.5%    100%
 44   Midland Shoppes of Kenwood                     527,650      33,121  1.33      6,200,000    10/7/98  75.5%    100%
 45   Midland Country Club Place Shopping
               Center                                566,627      35,065  1.35      8,500,000     2/1/99  54.7%    100%
 46   RFC     Space City Retail Center               595,427      44,277  1.12      7,700,000    2/15/99  60.2%    89%
 47   RFC     Glen Cove Shopping Center              543,870      34,574  1.31      6,750,000     1/1/99  68.1%    100%
 48   RFC     The Crossings                          573,114      32,400  1.47      7,000,000    10/7/98  65.6%    100%
 49   Midland The Glen Apartments                    480,251      30,759  1.30      5,800,000    1/22/99  79.0%    91%
 50   Midland Lackland Self Storage                  789,299      42,409  1.55      8,500,000    7/17/98  52.0%    90%
 51   CIBC    Fairfield Inn                          690,590      36,985  1.56      6,300,000     5/7/99  69.8%    83%
 52   CIBC    Trolley Commons/Willow Reed
               Village                               531,043      32,802  1.35      5,500,000    3/31/99  79.9%    95%
 53   CIBC    Monarch Beach Plaza                    594,902      34,768  1.43      6,525,000    2/19/99  65.0%    98%
 54   Midland 95 John Muir Drive                     476,287      30,530  1.30      5,700,000    1/27/99  74.2%    94%
 55   CIBC    Northup West Office Park               442,707      27,493  1.34      5,850,000    7/27/98  71.2%    100%

                                     II-11

----------------------------------------------------------------------------------------------------
                                                Percent                                      Square
                                                Leased                                       Footage
Loan                                            as of                                        Largest
 No. Seller(1)    Property Name(2)              Date(7)       Largest Tenant (8)             Tenant
----------------------------------------------------------------------------------------------------
                                                C>
  1   RFC     21 Penn Plaza                      3/8/99                      Saks & Company    63,159
  2   RFC     Park Drive Manor Apts             1/28/99                                 N/A       N/A
  3   CIBC    Prime Portfolio                    6/1/99          Householde Credit Services   260,044
      CIBC    1301 East Tower Road (I)           6/1/99          Householde Credit Services    50,400
      CIBC    4300 Madison Street (I)            6/1/99           Oak Brook Business Center    50,940
      CIBC    342-346 Carol Lane (I)             6/1/99                             Semblex    47,861
      CIBC    550 Kehoe Blvd. (I)                6/1/99                 Associated Material    44,575
      CIBC    343 Carol Lane (I)                 6/1/99               Matsushita Industrial    30,084
      CIBC    388 Carol Lane (I)                 6/1/99                  Ameritech Illinois    36,184
  4   CIBC    1414 Avenue of the Americas       2/20/99                    Leisure Concepts     6,300
  5   CIBC    70 West 36th Street               2/19/99                     SOO Fee Fashion    16,222
  6   RFC     7200 Leamington, LLC (A)          5/11/99                          Form House   310,752
  7   RFC     2201 Lundt, LLC (A)               5/11/99                        Prime Source   152,850
  8   RFC     1330 W. 43rd St. (A)              5/11/99                     SM Acquisitions   109,728
  9   CIBC    University Club Apartments        1/31/99                                 N/A       N/A
 10   Midland The Patriot Apartments            3/22/99                                 N/A       N/A
 11   CIBC    Acme Plaza (Cape May Plaza)        4/1/99                                Acme    62,040
 12   RFC     The Place Apartments              3/24/99                                 N/A       N/A
 13   Midland The Phoenix Apartments            3/22/99                                 N/A       N/A
 14   RFC     Glenwood Plaza                    3/19/99                       Price Chopper    40,700
 15   CIBC    633 Third Avenue                  2/17/99                   TSI east 41, Inc.    23,657
 16   Midland 148 State Street                  3/29/99                  Modern Continental    22,200
 17   CIBC    The Piers                         4/19/99                        Circuit City    32,300
 18   CIBC    North Point Center                 5/1/99                             Goody's    36,412
 19   Midland Beau Rivage Apartments,
               Phases II & III                  4/21/99                                 N/A       N/A
 20   Midland Holiday Inn Express
               & Suites                         4/30/99                                 N/A       N/A
 21   CIBC    Regal Cinemas                     1/13/98                       Regal Cinemas    72,621
 22   Midland Drake's Passage                    5/6/99    Jones, Stryker, Duensin & Casner     5,243
 23   Midland Northcastle Apartments            2/31/98                                 N/A       N/A
 24   RFC     Giro Building                      3/9/99                 Giro Sport Design I    41,267
 25   Midland Longley Business Park             4/21/99                     Sierra Dynamics     4,500
 26   CIBC    Sharpstown Court                  1/12/99                        Office Depot    31,058
 27   Midland Temescal Village Plaza             5/4/99                        Sav-On Drugs    22,040
 28   CIBC    Plantation Properties              3/1/98         First American RE Solutions    57,566
 29   RFC     Bernal Business Center            2/25/99                    ComUnity Lending    15,676
 30   Midland East 55TH Street                  3/31/99                    Tempo Industries    92,890
 31   RFC     Coriel Manor Apartments           4/21/99                                 N/A       N/A
 32   RFC     Gibbstown Shopping Center          3/1/99                  Funari's Thriftway    42,414
 33   Midland Plaza De Colores                   4/8/99               Thomasville Furniture    12,000
 34   CIBC    Lifeline Building                  9/1/98                    Lifeline Systems    84,420
 35   RFC     Deon Square Shopping Center       4/30/99                      Sears Hardware    21,005
 36   CIBC    Regstad II - Orchid Place         4/16/99                                 N/A       N/A
 37   CIBC    6 Gramatan Avenue                  2/4/99                            AFL- CIO    17,095
 38   CIBC    Eisenhower Industrial Complex     3/26/99                     Alpine Transfer    51,794
 39   Midland Wood River Apartments             3/31/99                                 N/A       N/A
 40   RFC     Old Navy - Linens 'N Things       4/15/99                     Linens N Things    34,588
 41   CIBC    Avenue C Apartments               4/15/99                                 N/A       N/A
 42   RFC     Pine Plaza Shopping Center        2/28/99                              Kroger    59,600
 43   RFC     Shopps On the Pike                 2/1/99                             Eatzi's    15,326
 44   Midland Shoppes of Kenwood                12/2/98                 Drug Emporium, Inc.    26,379
 45   Midland Country Club Place Shopping
               Center                           5/11/99                       Heilig-Meyers    40,000
 46   RFC     Space City Retail Center           5/1/99                Clear Creek Children     7,420
 47   RFC     Glen Cove Shopping Center         4/23/99                      Kinko's Copies     5,707
 48   RFC     The Crossings                      2/3/99                               Petco    18,369
 49   Midland The Glen Apartments                1/5/99                                 N/A       N/A
 50   Midland Lackland Self Storage             12/1/98                                 N/A       N/A
 51   CIBC    Fairfield Inn                     3/31/99                                 N/A       N/A
 52   CIBC    Trolley Commons/Willow Reed
               Village                           5/1/99                                 N/A       N/A
 53   CIBC    Monarch Beach Plaza               3/10/99                         Blockbuster     5,017
 54   Midland 95 John Muir Drive                3/31/99                  Wendel Engineering    18,635
 55   CIBC    Northup West Office Park           6/8/98              Eastside Mental Health    18,068

                                     II-11




APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          Cut-
                                                                                                  Value   Off    Percent
Loan                                            Underwritable    Monthly  DSCR     Appraised      as of   Date   Leased
 No. Seller(1)    Property Name(2)                Cash Flow      Payment  (4)        Value        Date    LTV(4)  (7)
------------------------------------------------------------------------------------------------------------------------------------
 56   Midland MCI Building                           487,774      31,124  1.31      6,230,000    2/26/99  66.0%    100%
 57   Midland Springtown Shopping Center             429,262      27,716  1.29      5,100,000   10/14/98  79.6%    100%
 58   RFC     Crosswinds Apartment Homes             450,342      29,015  1.29      5,400,000    10/9/98  74.7%    92%
 59   Midland Forrest Machinery Building             471,698      29,955  1.31      5,400,000   12/30/98  74.7%    100%
 60   Midland Canal House Apartments                 532,725      27,206  1.63      6,400,000     9/2/98  62.3%    93%
 61   CIBC    Warner Center                          486,397      30,108  1.35      5,700,000    1/26/99  69.9%    95%
 62   Midland Woodside at the Office Center          465,743      29,794  1.30      5,400,000    7/20/98  73.7%    100%
 63   RFC     Mountain Country Estates               440,135      28,912  1.27      5,100,000    8/13/98  77.9%    93%
 64   CIBC    One Dodge Drive                        433,049      28,889  1.25      5,100,000    4/19/99  76.4%    100%
 65   CIBC    Kolonaki - Industrial (808)            531,467      30,536  1.45      5,880,000   11/10/98  65.3%    100%
 66   Midland Rockford Ambulatory Surgery
               Center (B)                            387,023      25,776  1.26      4,100,000   11/19/98  72.4%    100%
 67   Midland Rockford Medical Office
               Building (B)                          104,180       6,671  1.26      1,150,000    8/12/98  72.4%    100%
 68   CIBC    White's Crossing Plaza                 435,481      27,183  1.34      5,150,000     4/6/99  72.5%    100%
 69   CIBC    Access Self Storage                    478,106      28,473  1.40      5,000,000    1/26/99  74.7%    89%
 70   Midland South Park Office Complex              415,838      26,652  1.30      5,561,000   11/10/98  66.6%    96%
 71   Midland Georgetown Apartments                  417,342      25,246  1.38      4,900,000    8/18/98  73.1%    99%
 72   Midland Heritage Park Apartments               368,825      24,494  1.25      4,750,000    3/22/99  73.8%    97%
 73   Midland Northland Aluminum Products, Inc.      474,509      29,822  1.33      6,120,000    5/15/98  56.9%    100%
 74   RFC     Coach & Four East Apartments           427,022      24,406  1.46      4,700,000    12/2/98  73.5%    98%
 75   CIBC    Courtyard by Marriott                  490,036      28,579  1.43      5,600,000     5/6/99  60.7%    65%
 76   RFC     Brook Run Apartments                   392,420      23,263  1.41      4,500,000    1/12/99  74.3%    99%
 77   RFC     Green Meadows Apartments               371,023      23,813  1.30      4,200,000   10/31/98  79.2%    95%
 78   RFC     Grand Plaza Properties, Inc.           376,175      24,111  1.30      4,450,000    3/31/99  73.9%    96%
 79   RFC     Fairmont and Monticello Apartments     407,055      24,581  1.38      4,420,000     1/5/99  74.0%    97%
 80   CIBC    Palmetto Gardens Industrial Park       425,729      23,988  1.48      4,580,000    3/12/99  70.8%    89%
 81   Midland Lower Falls Landing                    411,860      24,635  1.39      4,300,000    9/30/98  74.8%    98%
 82   RFC     PML Office Building                    385,719      25,038  1.28      4,500,000     1/7/99  71.0%    100%
 83   Midland Concord Business Center                388,612      24,487  1.32      5,600,000     9/1/98  57.0%    92%
 84   Midland Middlebrook Business Park              376,177      23,480  1.34      4,100,000     9/8/98  74.3%    100%
 85   Midland Vintage Faire Apartments               371,981      21,162  1.46      5,300,000    1/21/99  56.5%    95%
 86   CIBC    140 Gould Street                       337,941      20,935  1.35      4,500,000    4/28/99  66.2%    100%
 87   Midland Woodbridge Apartments                  332,997      19,964  1.39      3,700,000   10/15/98  79.4%    94%
 88   RFC     Pier One Imports                       317,506      21,164  1.25      3,800,000    12/1/98  77.1%    100%
 89   Midland Deerwood at the Park Apartments        382,355      19,508  1.63      4,350,000    12/8/98  66.4%    98%
 90   Midland Tukwila Estates                        316,507      20,445  1.29      3,950,000    2/12/99  73.0%    95%
 91   Midland Orchard Park Apartments                335,450      21,002  1.33      3,500,000     1/6/99  79.7%    89%
 92   Midland Airport Business Center                332,232      21,143  1.31      4,900,000     2/8/99  56.6%    100%
 93   Midland Holiday Inn, New Ulm                   413,858      22,920  1.50      4,300,000     4/2/99  64.2%    56%
 94   RFC     Monsey Mall                            367,387      23,518  1.30      4,400,000    1/21/99  62.4%    100%
 95   Midland Silverdale Office Building             313,977      20,033  1.31      4,500,000     9/9/98  60.3%    100%
 96   RFC     Habersham Shopping Center              347,747      19,321  1.50      3,950,000    9/20/98  68.4%    98%
 97   Midland Brattleboro North Shopping Plaza       351,825      20,199  1.45      5,250,000     9/1/98  51.0%    99%
 98   Midland Crossroads Shopping Center             292,127      18,498  1.32      3,550,000    3/29/99  74.0%    100%
 99   RFC     Paloma Apartments                      350,768      17,783  1.64      3,500,000    8/20/98  74.8%    98%
 100  Midland Mullica Woods                          289,999      18,629  1.30      3,600,000     8/6/98  70.6%    100%
 101  Midland Windsong Apartments                    359,714      18,916  1.58      4,350,000   12/18/98  57.4%    96%
 102  Midland Magnolia Park Shopping Center          291,500      18,248  1.33      4,500,000    9/16/98  55.1%    100%
 103  Midland Vollstedt Building                     298,464      18,988  1.31      3,400,000    1/29/99  72.6%    100%
 104  Midland Lackland Self Storage                  550,034      23,561  1.95      6,000,000    7/17/98  40.9%    91%
 105  Midland Cinnamon Square Apartments             289,052      18,581  1.30      3,280,000    12/1/98  74.9%    96%
 106  Midland Bordeaux XI Apartments                 282,658      17,869  1.32      3,250,000    1/26/99  74.9%    90%
 107  Midland 5397 North Commerce (C)                160,104      10,667  1.25      1,925,000    9/16/98  71.0%    100%
 108  Midland Gabbert Building (C)                   105,804       7,047  1.25      1,300,000    9/16/98  71.0%    100%
 109  RFC     The Kingsbury Apartments               265,433      17,072  1.30      2,920,000   12/15/98  78.3%    96%
 110  Midland Crestwood Apartments                   254,068      16,937  1.25      3,000,000    3/11/99  75.3%    89%
 111  CIBC    Dicks Clothing and Sporting Goods      295,390      18,285  1.35      3,150,000    4/21/99  71.4%    100%
 112  Midland Roseland Manor Duplexes                300,658      17,321  1.45      3,000,000    1/12/99  74.9%    94%
 113  Midland Mount View Office Building             265,366      16,104  1.37      3,350,000    11/1/98  66.9%    100%
 114  Midland The Port Apartments                    243,253      15,573  1.30      2,900,000    11/3/98  77.1%    95%
 115  RFC     Forman Mills                           291,023      17,291  1.40      3,350,000    8/25/98  66.7%    100%
 116  RFC     7900 Beech Daly &
               6810 Metroplex Drive                  226,744      14,953  1.26      2,830,000    9/24/98  78.2%    100%

                                     II-12




APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

-----------------------------------------------------------------------------------------------------
                                                 Percent                                      Square
                                                 Leased                                       Footage
Loan                                             as of                                        Largest
 No. Seller(1)    Property Name(2)               Date(7)       Largest Tenant (8)             Tenant
-----------------------------------------------------------------------------------------------------
 56   Midland MCI Building                       4/13/99                   MCI Telecom Corp.    60,000
 57   Midland Springtown Shopping Center          1/5/99                          Winn Dixie    47,718
 58   RFC     Crosswinds Apartment Homes         4/23/99                                 N/A       N/A
 59   Midland Forrest Machinery Building         1/20/99             Forrest Machining, Inc.    85,302
 60   Midland Canal House Apartments             3/31/99                                 N/A       N/A
 61   CIBC    Warner Center                      1/25/99                    Alpern Rosenthal    34,955
 62   Midland Woodside at the Office Center       4/1/99                            Biotrace     5,436
 63   RFC     Mountain Country Estates           3/29/99                                 N/A       N/A
 64   CIBC    One Dodge Drive                    5/12/99                    Monarch Electric    92,913
 65   CIBC    Kolonaki - Industrial (808)        2/22/99                            Kolonaki    55,140
 66   Midland Rockford Ambulatory Surgery
               Center (B)                         1/1/99               Featherstone Partners    17,895
 67   Midland Rockford Medical Office
               Building (B)                       1/1/99             Rockford Anesth. Assoc.    12,574
 68   CIBC    White's Crossing Plaza            12/24/98                     Belk Enterprise    50,527
 69   CIBC    Access Self Storage                 1/6/99                                 N/A       N/A
 70   Midland South Park Office Complex           3/1/99              New Mexico Reg. & Lic.    10,485
 71   Midland Georgetown Apartments              3/26/99                                 N/A       N/A
 72   Midland Heritage Park Apartments           4/19/99                                 N/A       N/A
 73   Midland Northland Aluminum Products, Inc.  3/17/99                  Northland Aluminum   184,190
 74   RFC     Coach & Four East Apartments       2/18/99                                 N/A       N/A
 75   CIBC    Courtyard by Marriott              3/31/99                                 N/A       N/A
 76   RFC     Brook Run Apartments               2/17/99                                 N/A       N/A
 77   RFC     Green Meadows Apartments           3/12/99                                 N/A       N/A
 78   RFC     Grand Plaza Properties, Inc.       4/12/99              TAG Performance Marine     8,200
 79   RFC     Fairmont and Monticello Apartments 3/19/99                                 N/A       N/A
 80   CIBC    Palmetto Gardens Industrial Park    3/1/99                                 N/A       N/A
 81   Midland Lower Falls Landing                2/23/99                 United Publications    11,867
 82   RFC     PML Office Building                 3/1/99              Miami Mortgage Lenders     4,000
 83   Midland Concord Business Center             4/2/99              Concord Public Storage    10,000
 84   Midland Middlebrook Business Park          3/17/99                      AeroComm, Inc.    10,968
 85   Midland Vintage Faire Apartments            1/1/99                                 N/A       N/A
 86   CIBC    140 Gould Street                    4/1/99          Physical Computer Networks    21,401
 87   Midland Woodbridge Apartments              3/25/99                                 N/A       N/A
 88   RFC     Pier One Imports                  12/21/98                    Pier One Imports    10,000
 89   Midland Deerwood at the Park Apartments   12/30/98                                 N/A       N/A
 90   Midland Tukwila Estates                    3/31/99                                 N/A       N/A
 91   Midland Orchard Park Apartments            2/25/99                                 N/A       N/A
 92   Midland Airport Business Center            1/19/99                       Precision Die    21,600
 93   Midland Holiday Inn, New Ulm              12/31/98                                 N/A       N/A
 94   RFC     Monsey Mall                         3/4/99                     Amazing Savings     9,100
 95   Midland Silverdale Office Building         4/13/99                           U.S. Navy    34,056
 96   RFC     Habersham Shopping Center          12/1/98                         Red & White    15,974
 97   Midland Brattleboro North Shopping Plaza  12/31/98                            Ames 226    60,000
 98   Midland Crossroads Shopping Center          4/9/99                             Staples    24,000
 99   RFC     Paloma Apartments                  3/11/99                                 N/A       N/A
 100  Midland Mullica Woods                       3/8/99                                 N/A       N/A
 101  Midland Windsong Apartments                4/19/99                                 N/A       N/A
 102  Midland Magnolia Park Shopping Center       3/1/99                          Winn Dixie    45,056
 103  Midland Vollstedt Building                 3/22/99                  Toluca Lake Dental     4,885
 104  Midland Lackland Self Storage              3/28/99                                 N/A       N/A
 105  Midland Cinnamon Square Apartments         4/19/99                                 N/A       N/A
 106  Midland Bordeaux XI Apartments              4/7/99                                 N/A       N/A
 107  Midland 5397 North Commerce (C)           12/31/98                  Durotech Co., Inc.    29,622
 108  Midland Gabbert Building (C)                4/8/99                  Durotech Co., Inc.    20,803
 109  RFC     The Kingsbury Apartments           1/22/99                                 N/A       N/A
 110  Midland Crestwood Apartments               4/21/99                                 N/A       N/A
 111  CIBC    Dicks Clothing and Sporting Goods   5/1/99                              Dick's    46,378
 112  Midland Roseland Manor Duplexes             4/7/99                                 N/A       N/A
 113  Midland Mount View Office Building         2/25/99       American Summit Mortgage, Co.     9,401
 114  Midland The Port Apartments               12/18/98                                 N/A       N/A
 115  RFC     Forman Mills                      11/24/98                        Forman Mills    47,900
 116  RFC     7900 Beech Daly &
               6810 Metroplex Drive               5/3/99               TCL Enterprises, Inc.    17,215

                                     II-12



APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          Cut-
                                                                                                  Value   Off    Percent
Loan                                            Underwritable    Monthly  DSCR     Appraised      as of   Date   Leased
 No. Seller(1)    Property Name(2)                Cash Flow      Payment  (4)        Value        Date    LTV(4)  (7)
------------------------------------------------------------------------------------------------------------------------------------
 117  RFC     Arrowhead Fountain Center              249,287      16,312  1.27      3,000,000     4/1/99  73.3%    100%
 118  Midland Ridgmar Crossroads Apartments          228,052      15,202  1.25      2,820,000    1/21/99  77.8%    97%
 119  RFC     Renaissance West Shopping Center       281,057      17,021  1.38      4,000,000     2/4/99  54.5%    97%
 120  CIBC    Lexington Center                       267,696      16,279  1.37      3,000,000     3/1/99  72.5%    98%
 121  Midland State of Oregon Job Council
               Buildings                             248,546      16,570  1.25      3,400,000    9/17/98  63.0%    100%
 122  CIBC    Hayes Community                        266,163      16,666  1.33      3,700,000    2/25/99  57.5%    100%
 123  RFC     Today's Man - Deptford                 258,410      16,570  1.30      3,200,000     3/2/99  66.3%    100%
 124  Midland Devon Park Apartments                  251,175      15,437  1.36      2,650,000     9/8/98  78.7%    100%
 125  RFC     Cross Keys Apartments                  295,226      13,971  1.76      2,650,000    6/24/98  78.5%    100%
 126  CIBC    White Oak Professional Building        228,466      14,887  1.28      2,800,000     3/4/99  72.2%    100%
 127  RFC     Scripps Mesa Shopping Center           256,964      15,831  1.35      2,870,000     9/3/98  70.2%    97%
 128  Midland Pacific Place                          238,555      15,291  1.30      3,100,000    3/17/99  64.4%    100%
 129  CIBC    Timberfalls Apartments                 264,120      14,481  1.52      2,675,000   12/21/98  74.6%    90%
 130  Midland 110 American Boulevard                 223,407      14,754  1.26      2,690,000   10/19/98  73.8%    100%
 131  Midland Handy Lock Mini Storage                255,495      16,026  1.33      3,000,000    9/14/98  66.1%    97%
 132  RFC     Carpenter Crest Apartments             201,179      13,373  1.25      2,500,000    7/28/98  78.7%    99%
 133  RFC     Stanford Court                         246,212      15,245  1.35      2,450,000    10/8/97  79.0%    100%
 134  Midland Commons at Valdosta Apartments         227,781      13,386  1.42      2,400,000    7/15/98  79.6%    95%
 135  CIBC    Kolonaki - Sausalito (579)             261,459      15,070  1.45      3,100,000   11/11/98  61.1%    100%
 136  Midland Quail Court Apartments                 232,213      13,465  1.44      2,425,000    9/18/98  77.6%    99%
 137  Midland Pacific Palms Apartments               359,853      17,789  1.69      4,000,000    3/16/99  46.7%    97%
 138  Midland Village at Cambridge Self Storage      234,159      14,611  1.34      2,635,000    1/26/99  70.1%    100%
 139  CIBC    Kolonaki - San Francisco (1723)        256,860      14,673  1.46      3,020,000    12/2/98  61.1%    100%
 140  Midland Providence Office Building             218,007      13,971  1.30      3,100,000    1/25/99  59.2%    100%
 141  Midland Westlake Village Apartments            189,414      12,625  1.25      2,795,000    1/20/99  64.3%    97%
 142  CIBC    Days Inn - Anderson                    309,081      15,093  1.71      2,825,000    1/22/99  63.6%    81%
 143  RFC     Hollywood Video Portfolio              208,438      13,409  1.30      2,400,000    10/1/98  74.8%    100%
 144  CIBC    Hampton Inn - Mary Esther              332,535      16,056  1.73      3,060,000    3/23/99  58.7%    66%
 145  RFC     The Pinons Apartments                  203,376      13,047  1.30      2,500,000    8/13/98  71.7%    95%
 146  Midland Foreside Place                         211,151      13,490  1.30      2,800,000    7/20/98  63.7%    100%
 147  Midland 21036 Triple Seven Road                210,045      13,464  1.30      2,250,000    1/26/99  79.2%    99%
 148  RFC     Central Park Southwest                 209,186      13,399  1.30      2,650,000    9/16/98  66.9%    100%
 149  Midland Best Storage                           231,742      14,557  1.33      2,390,000     2/1/99  73.4%    84%
 150  Midland Forest Hills Shopping Center           190,579      12,574  1.26      2,200,000    8/31/98  79.2%    100%
 151  Midland Ashton Oaks Apartments                 204,208      13,611  1.25      2,375,000    11/2/98  73.2%    96%
 152  Midland Siesta Hills Shopping Center           259,515      16,475  1.31      4,400,000     3/1/99  39.1%    91%
 153  Midland Holiday Inn Express                    284,491      14,476  1.64      2,600,000    10/6/98  66.1%    70%
 154  Midland Waterside Apartments                   208,755      12,655  1.37      2,350,000    1/27/99  72.4%    96%
 155  Midland Village Square Shopping Center         215,784      13,229  1.36      2,570,000    9/16/98  65.4%    91%
 156  Midland Century Mobile Home Park               211,101      13,218  1.33      2,000,000     9/4/98  83.7%    98%
 157  Midland Rite Aid Pharmacy                      190,845      13,949  1.14      2,100,000     2/1/99  78.6%    100%
 158  RFC     Hobe Village Mobile Home Park          210,055      13,062  1.34      2,300,000     3/9/99  71.3%    98%
 159  Midland Via Linda Plaza                        199,055      12,748  1.30      2,325,000    7/11/98  70.0%    100%
 160  Midland Pleasant Valley Apartments             197,970      11,045  1.49      2,540,000    1/22/99  62.9%    98%
 161  Midland West Wind Apartments Phase III         178,698      11,176  1.33      2,070,000    10/6/98  77.0%    100%
 162  RFC     S&R Shopping Center                    186,309      10,677  1.45      2,500,000    6/12/98  63.6%    94%
 163  Midland Edwards Village Center                 181,370      11,626  1.30      2,400,000    1/15/99  64.8%    100%
 164  Midland Comfort Inn                            241,176      12,882  1.56      2,100,000    9/29/98  72.9%    62%
 165  RFC     Laudonniere Apartments                 168,492      11,189  1.25      1,950,000    3/24/99  78.4%    100%
 166  RFC     Whaley's Shopping Center               174,919      11,078  1.32      2,125,000    2/15/99  71.9%    100%
 167  Midland Maybrook Apartments                    163,007      10,718  1.27      2,100,000    8/27/98  71.9%    98%
 168  RFC     Staples                                192,049      10,707  1.49      2,200,000     3/1/99  68.0%    100%
 169  RFC     The Retail Group                       215,396      10,803  1.66      2,750,000     8/5/98  54.0%    100%
 170  Midland Tucker Industries Building             177,738      11,391  1.30      2,074,000    3/17/99  71.6%    100%
 171  Midland Airborne Express                       201,805      10,773  1.56      1,850,000     2/8/99  76.8%    100%
 172  Midland Parkway Gardens Apartments (D)         111,058       7,404  1.25      1,415,000    2/24/99  69.4%    97%
 173  Midland Norvell Gardens Apartments (D)          51,980       3,426  1.25        630,000    2/24/99  69.4%    100%
 174  RFC     Smith Retail Portfolio                 161,960      10,072  1.34      2,025,000     6/8/98  70.0%    100%
 175  RFC     Stor-A-Lot Self Storage                172,568      11,094  1.30      1,970,000     3/9/99  71.0%    93%
 176  CIBC    CVS Smithtown                          167,063      11,537  1.21      2,000,000     2/1/99  69.8%    100%
 177  Midland Ashwood Apartments                     160,679      10,355  1.29      1,890,000   10/30/98  73.6%    87%

                                     II-13



-----------------------------------------------------------------------------------------------------
                                                 Percent                                      Square
                                                 Leased                                       Footage
Loan                                             as of                                        Largest
 No. Seller(1)    Property Name(2)               Date(7)       Largest Tenant (8)             Tenant
-----------------------------------------------------------------------------------------------------
 117  RFC     Arrowhead Fountain Center          4/15/99                      Kinko's Copies     6,729
 118  Midland Ridgmar Crossroads Apartments      2/12/99                                 N/A       N/A
 119  RFC     Renaissance West Shopping Center    5/1/99             Value Department Thrift    12,000
 120  CIBC    Lexington Center                   2/28/99            Variety Wholesale/Maxway    21,000
 121  Midland State of Oregon Job Council
               Buildings                         12/7/98                         Job Council    27,639
 122  CIBC    Hayes Community                     5/1/99                                 N/A       N/A
 123  RFC     Today's Man - Deptford             3/15/99                         Today's Man    19,600
 124  Midland Devon Park Apartments              3/31/99                                 N/A       N/A
 125  RFC     Cross Keys Apartments              3/24/99                                 N/A       N/A
 126  CIBC    White Oak Professional Building    3/31/99                      Steve Horowitz     3,026
 127  RFC     Scripps Mesa Shopping Center       3/24/99                          Brick Road     5,264
 128  Midland Pacific Place                      4/28/99                   Fingerhut Gallery     3,594
 129  CIBC    Timberfalls Apartments              5/5/99                                 N/A       N/A
 130  Midland 110 American Boulevard              2/1/99                                 IBM    17,900
 131  Midland Handy Lock Mini Storage            1/16/99                                 N/A       N/A
 132  RFC     Carpenter Crest Apartments         2/23/99                                 N/A       N/A
 133  RFC     Stanford Court                     12/2/98                                 N/A       N/A
 134  Midland Commons at Valdosta Apartments    11/10/98                                 N/A       N/A
 135  CIBC    Kolonaki - Sausalito (579)         2/22/99                            Kolonaki     6,192
 136  Midland Quail Court Apartments            12/31/98                                 N/A       N/A
 137  Midland Pacific Palms Apartments           4/20/99                                 N/A       N/A
 138  Midland Village at Cambridge Self Storage   5/4/99                                 N/A       N/A
 139  CIBC    Kolonaki - San Francisco (1723)    2/22/99                            Kolonaki    10,190
 140  Midland Providence Office Building         4/21/99         Custima International Corp.     9,440
 141  Midland Westlake Village Apartments        3/25/99                                 N/A       N/A
 142  CIBC    Days Inn - Anderson               11/30/98                                 N/A       N/A
 143  RFC     Hollywood Video Portfolio          1/25/99                        Pewaukee, WI     7,300
 144  CIBC    Hampton Inn - Mary Esther         12/31/98                                 N/A       N/A
 145  RFC     The Pinons Apartments              3/29/99                                 N/A       N/A
 146  Midland Foreside Place                     3/31/99              PMC Medical Management     9,229
 147  Midland 21036 Triple Seven Road            3/22/99                  Nova Medical Group     6,688
 148  RFC     Central Park Southwest            12/31/98                      State Farm Ins     3,686
 149  Midland Best Storage                       4/14/99                                 N/A       N/A
 150  Midland Forest Hills Shopping Center      12/31/98                 Food Lion/Superpetz    29,000
 151  Midland Ashton Oaks Apartments             2/28/99                                 N/A       N/A
 152  Midland Siesta Hills Shopping Center       4/19/99                       No Nest/Birds    11,800
 153  Midland Holiday Inn Express                2/19/99                                 N/A       N/A
 154  Midland Waterside Apartments               5/11/99                                 N/A       N/A
 155  Midland Village Square Shopping Center     3/17/99                      Safeway Stores    38,836
 156  Midland Century Mobile Home Park           4/26/99                                 N/A       N/A
 157  Midland Rite Aid Pharmacy                  3/19/99                            Rite Aid    11,050
 158  RFC     Hobe Village Mobile Home Park       6/3/99                                 N/A       N/A
 159  Midland Via Linda Plaza                     1/4/99          Play & Learn Schools, Inc.     3,600
 160  Midland Pleasant Valley Apartments         3/22/99                                 N/A       N/A
 161  Midland West Wind Apartments Phase III     3/10/99                                 N/A       N/A
 162  RFC     S&R Shopping Center                 5/1/99                   S & M Auto Supply     4,000
 163  Midland Edwards Village Center              1/5/99                Antiques & Interiors     3,747
 164  Midland Comfort Inn                        2/19/99                                 N/A       N/A
 165  RFC     Laudonniere Apartments             5/25/99                                 N/A       N/A
 166  RFC     Whaley's Shopping Center           1/11/99                     Whaley's Market     9,256
 167  Midland Maybrook Apartments                2/28/99                                 N/A       N/A
 168  RFC     Staples                            4/13/99                             Staples    24,000
 169  RFC     The Retail Group                    3/1/99                        Retail Group    20,565
 170  Midland Tucker Industries Building         4/28/99                   Tucker Industries    18,636
 171  Midland Airborne Express                    2/8/99        Airborne Freight Corporation    24,828
 172  Midland Parkway Gardens Apartments (D)     3/30/99                                 N/A       N/A
 173  Midland Norvell Gardens Apartments (D)     3/30/99                                 N/A       N/A
 174  RFC     Smith Retail Portfolio             3/24/99               Liquor Store- Prop. A     4,718
 175  RFC     Stor-A-Lot Self Storage            2/28/99                                 N/A       N/A
 176  CIBC    CVS Smithtown                       3/1/98                                 CVS    10,125
 177  Midland Ashwood Apartments                12/31/98                                 N/A       N/A

                                     II-13



APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          Cut-
                                                                                                  Value   Off    Percent
Loan                                            Underwritable    Monthly  DSCR     Appraised      as of   Date   Leased
 No. Seller(1)    Property Name(2)                Cash Flow      Payment  (4)        Value        Date    LTV(4)  (7)
------------------------------------------------------------------------------------------------------------------------------------
 178  Midland Stonehurst Apartments                  168,992      10,673  1.32      1,900,000    9/14/98  72.7%    90%
 179  Midland Storage Max-Yuma                       174,068      10,304  1.41      1,900,000    3/15/99  70.9%    91%
 180  Midland Georgetown/Melrose Plaza Apartments    169,299      10,232  1.38      1,950,000    2/23/99  69.0%    95%
 181  RFC     Greenwood/St. Charles                  156,401       9,219  1.41      1,800,000    9/14/98  73.2%    100%
 182  Midland South Ogden Plaza                      192,784      12,326  1.30      3,095,000     2/1/99  41.4%    81%
 183  Midland Cedarstone Apartments                  135,018       8,899  1.26      1,700,000    8/18/98  74.3%    100%
 184  Midland Southwest Manor Duplexes               132,745       8,848  1.25      1,650,000     2/8/99  76.4%    100%
 185  Midland Super 8 Motel                          198,002      10,669  1.55      1,800,000    9/30/98  69.8%    61%
 186  RFC     Andover Apartments                     159,857       9,347  1.43      1,710,000    4/15/98  72.1%    88%
 187  Midland Southwood Plaza Office Building        144,333       9,393  1.28      1,725,000     2/3/99  71.5%    95%
 188  Midland The Trade Center                       152,485       9,040  1.41      1,690,000    9/24/98  70.7%    95%
 189  RFC     Regency Mobile Home Park               158,673      10,100  1.31      1,900,000    5/22/98  62.6%    84%
 190  RFC     Village Green Shopping Center          210,861       9,358  1.88      2,400,000     9/9/98  49.3%    100%
 191  RFC     Center on Memorial                     143,334       8,895  1.34      1,665,000   12/29/98  68.9%    100%
 192  RFC     River Road Mobile Home Park            145,464       9,377  1.29      1,700,000    9/17/98  67.3%    100%
 193  RFC     First View                             148,104       8,165  1.51      1,700,000    7/22/98  67.0%    97%
 194  Midland Payne Office Building                  134,802       8,641  1.30      1,750,000    1/25/99  64.9%    93%
 195  RFC     Woodlane Apartments                    139,940       8,743  1.33      1,420,000    3/24/99  80.0%    97%
 196  Midland 507 Capital Court (E)                   42,058       2,664  1.32        540,000    7/16/98  69.0%    100%
 197  Midland 513 Capitol Court (E)                   42,254       2,664  1.32        550,000    7/16/98  69.0%    100%
 198  Midland 501 Capital Ct. NE (E)                  40,456       2,559  1.32        525,000    7/16/98  69.0%    100%
 199  CIBC    Town House South Apartments
               and Danville Duplelxes                149,964       8,309  1.50      1,500,000    4/24/99  73.3%    98%
 200  RFC     Red Deer Apartments                    178,379       7,821  1.90      1,700,000     4/8/98  64.4%    92%
 201  Midland Crown Plaza Office Building            130,094       8,104  1.34      2,080,000     6/3/98  52.5%    100%
 202  RFC     535 Manufacturers Drive                122,084       7,897  1.29      1,475,000    2/11/99  70.9%    100%
 203  RFC     Old Colony Apartments                  128,352       7,800  1.37      1,350,000     7/1/98  77.0%    100%
 204  RFC     Franklin Avenue Building               130,303       8,648  1.26      1,475,000     7/3/98  70.1%    100%
 205  RFC     Rivercrest Apartments                  144,268       7,815  1.54      1,450,000     4/8/98  71.1%    94%
 206  Midland View Pointe Apartments                 122,672       7,601  1.34      1,355,000    2/23/99  75.5%    99%
 207  RFC     1340 21st Street NW                    111,652       7,434  1.25      1,360,000     3/4/99  74.6%    100%
 208  RFC     Rollingwood Apartments                 121,256       7,976  1.27      1,550,000     2/9/99  65.1%    95%
 209  Midland Greenbrier Apartments                  140,151       7,698  1.52      1,400,000     1/4/99  71.3%    100%
 210  Midland Lantana Apartments                     112,673       7,436  1.26      1,360,000    3/10/99  73.4%    100%
 211  RFC     Pine Meadow Apartments                 118,383       7,586  1.30      1,950,000    10/6/98  51.1%    89%
 212  Midland Commerce II Business Park              214,765       9,242  1.94      3,700,000    7/28/98  26.4%    94%
 213  Midland Office Park at Erindale                109,058       7,271  1.25      1,400,000     4/1/99  68.5%    100%
 214  Midland Fletcher Auto Mall                     129,217       7,427  1.45      1,500,000     3/2/99  63.2%    100%
 215  RFC     Spurwood Office                        124,661       7,541  1.38      1,500,000    1/10/99  63.2%    96%
 216  RFC     Colonial-Excelsior                     130,253       7,294  1.49      1,440,000     7/9/98  65.1%    98%
 217  Midland 170 South River Road                   116,716       7,726  1.26      1,760,000   11/11/98  53.2%    100%
 218  RFC     Centennial Place Apartments            119,255       7,584  1.31      1,300,000    10/7/98  72.0%    100%
 219  RFC     Charmony Place Apartments              105,315       6,999  1.25      1,260,000     4/8/99  73.7%    89%
 220  RFC     Wooded Acres Apartments                104,287       6,595  1.32      1,235,000    9/23/98  74.6%    98%
 221  RFC     Greenwood Villa Apartments             138,210       6,412  1.80      1,350,000     9/3/98  65.8%    88%
 222  RFC     Lincolnwood Office Building            108,670       6,432  1.41      1,325,000     8/8/98  66.0%    91%
 223  RFC     Brighton Court Apartments              112,481       6,632  1.41      1,250,000     2/1/99  69.8%    94%
 224  Midland Bell Oaks Village Apartments            96,291       6,413  1.25      1,170,000     1/5/99  71.1%    92%
 225  RFC     61-71 Long Lane                         99,542       6,544  1.27      1,350,000    6/23/98  61.1%    87%
 226  Midland Prairie Village Mobile Home Park       104,346       6,455  1.35      1,100,000    1/12/99  74.8%    100%
 227  RFC     20 Green of Panorama                    99,430       6,497  1.28      1,060,000    12/2/98  77.6%    100%
 228  RFC     Cedargate Apartments                   102,711       6,113  1.40      1,130,000    4/15/98  71.4%    88%
 229  RFC     Copperfield Landing, LP                108,347       7,939  1.13      1,450,000     3/3/99  55.2%    100%
 230  Midland ICCA Building                           86,095       5,494  1.31      1,020,000    4/28/98  71.4%    100%
 231  RFC     Oak Glen Apartments                     93,525       5,136  1.52        980,000    6/26/98  68.8%    98%
 232  RFC     North Miami Industrial                  87,609       5,633  1.30        925,000     1/6/99  71.4%    100%
 233  RFC     Quail Creek Apartments                  77,036       5,286  1.21        930,000    7/14/98  70.3%    93%
 234  RFC     University Apartments                  100,145       4,260  1.96        950,000     9/3/98  62.7%    98%
 235  Midland Irving Court Townhomes                  62,124       4,142  1.25        750,000    2/23/99  72.5%    94%
 236  RFC     Grahamcrest Manor Apartments            77,351       4,052  1.59        750,000    11/3/97  68.8%    100%
 237  RFC     The Gorelick Apartments                 67,038       3,859  1.45        675,000     5/5/98  73.3%    100%
 238  Midland 325-339 North Dr                        77,151       4,897  1.31      1,000,000    5/28/98  49.0%    100%
                                     II-14



-----------------------------------------------------------------------------------------------------
                                                 Percent                                      Square
                                                 Leased                                       Footage
Loan                                             as of                                        Largest
 No. Seller(1)    Property Name(2)               Date(7)       Largest Tenant (8)             Tenant
-----------------------------------------------------------------------------------------------------
 178  Midland Stonehurst Apartments              3/25/99                                 N/A       N/A
 179  Midland Storage Max-Yuma                   4/16/99                                 N/A       N/A
 180  Midland Georgetown/Melrose Plaza Apartment 3/17/99                                 N/A       N/A
 181  RFC     Greenwood/St. Charles              2/10/99                                 N/A       N/A
 182  Midland South Ogden Plaza                  2/18/99                             Fleming    60,000
 183  Midland Cedarstone Apartments               2/2/99                                 N/A       N/A
 184  Midland Southwest Manor Duplexes           4/19/99                                 N/A       N/A
 185  Midland Super 8 Motel                       3/9/99                                 N/A       N/A
 186  RFC     Andover Apartments                  2/1/99                                 N/A       N/A
 187  Midland Southwood Plaza Office Building    3/29/99   Primary Children's Medical Center     6,240
 188  Midland The Trade Center                    2/1/99             Franklin Pierce College     5,740
 189  RFC     Regency Mobile Home Park            3/1/99                                 N/A       N/A
 190  RFC     Village Green Shopping Center      3/31/99                Monarch Dental Corp.     5,090
 191  RFC     Center on Memorial                 4/12/99                       Martha Turner     2,032
 192  RFC     River Road Mobile Home Park         9/1/98                                 N/A       N/A
 193  RFC     First View                         2/28/99                                 N/A       N/A
 194  Midland Payne Office Building              4/21/99         Chaparral Meat Market, Inc.     4,935
 195  RFC     Woodlane Apartments                 2/1/99                                 N/A       N/A
 196  Midland 507 Capital Court (E)              4/19/99               Transmanagement, Inc.     1,170
 197  Midland 513 Capitol Court (E)              4/19/99 Congressional Management Foundation     1,185
 198  Midland 501 Capital Ct. NE (E)             4/19/99                       Ripon Society     1,170
 199  CIBC    Town House South Apartments
               and Danville Duplelxes             5/1/99                                 N/A       N/A
 200  RFC     Red Deer Apartments                 2/1/99                                 N/A       N/A
 201  Midland Crown Plaza Office Building        1/31/99                  Market Share, Inc.    11,244
 202  RFC     535 Manufacturers Drive             2/3/99           Plastipak Packaging, Inc.    40,000
 203  RFC     Old Colony Apartments              8/17/98                                 N/A       N/A
 204  RFC     Franklin Avenue Building          12/30/98                   Soft Things, Inc.    32,300
 205  RFC     Rivercrest Apartments              3/10/99                                 N/A       N/A
 206  Midland View Pointe Apartments             3/16/99                                 N/A       N/A
 207  RFC     1340 21st Street NW                4/30/99                                 N/A       N/A
 208  RFC     Rollingwood Apartments             3/23/99                                 N/A       N/A
 209  Midland Greenbrier Apartments              4/14/99                                 N/A       N/A
 210  Midland Lantana Apartments                 4/14/99                                 N/A       N/A
 211  RFC     Pine Meadow Apartments              2/5/99                                 N/A       N/A
 212  Midland Commerce II Business Park          12/4/98        Department of Human Services    21,000
 213  Midland Office Park at Erindale            4/19/99               Peak Performers, Inc.     7,040
 214  Midland Fletcher Auto Mall                 3/25/99                        Tire Kingdom     6,450
 215  RFC     Spurwood Office                    3/15/99                      Jonathan David     2,731
 216  RFC     Colonial-Excelsior                 1/12/99                                 N/A       N/A
 217  Midland 170 South River Road               3/30/99                                CREA     2,960
 218  RFC     Centennial Place Apartments        11/9/98                                 N/A       N/A
 219  RFC     Charmony Place Apartments           4/8/99                                 N/A       N/A
 220  RFC     Wooded Acres Apartments            3/19/99                                 N/A       N/A
 221  RFC     Greenwood Villa Apartments         3/31/99                                 N/A       N/A
 222  RFC     Lincolnwood Office Building       12/31/98                      SIR Management     6,100
 223  RFC     Brighton Court Apartments          1/22/99                                 N/A       N/A
 224  Midland Bell Oaks Village Apartments        4/7/99                                 N/A       N/A
 225  RFC     61-71 Long Lane                    3/31/99           Consolidated Billing Svcs     8,000
 226  Midland Prairie Village Mobile Home Park   3/23/99                                 N/A       N/A
 227  RFC     20 Green of Panorama              12/11/98                                 N/A       N/A
 228  RFC     Cedargate Apartments                2/1/99                                 N/A       N/A
 229  RFC     Copperfield Landing, LP            2/23/99                      Today's Vision     2,406
 230  Midland ICCA Building                      1/27/99                          ICCA, Inc.     5,830
 231  RFC     Oak Glen Apartments               12/31/98                                 N/A       N/A
 232  RFC     North Miami Industrial             2/18/99              Most Enterprises, Inc.    11,300
 233  RFC     Quail Creek Apartments            11/30/98                                 N/A       N/A
 234  RFC     University Apartments              2/28/99                                 N/A       N/A
 235  Midland Irving Court Townhomes             1/20/99                                 N/A       N/A
 236  RFC     Grahamcrest Manor Apartments       4/13/99                                 N/A       N/A
 237  RFC     The Gorelick Apartments            4/14/99                                 N/A       N/A
 238  Midland 325-339 North Dr                   5/12/99                  Sears Roebuck & Co    16,994

                                     II-14



APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          Cut-
                                                                                                  Value   Off    Percent
Loan                                            Underwritable    Monthly  DSCR     Appraised      as of   Date   Leased
 No. Seller(1)    Property Name(2)                Cash Flow      Payment  (4)        Value        Date    LTV(4)  (7)
------------------------------------------------------------------------------------------------------------------------------------

 239  RFC     519 Central Avenue                      60,642       3,698  1.37        678,000     1/6/98  69.2%    94%
 240  RFC     Klingerman Apartments                   59,621       3,302  1.50        590,000    3/13/98  74.0%    100%
 241  RFC     901 SW 8th Avenue Apartments            59,358       3,845  1.29        700,000    12/1/97  61.5%    100%
 242  RFC     Meadow Pines Apartments                 58,813       3,347  1.46        560,000    3/13/98  74.2%    100%

              Total/Weighted Average             $88,998,544  $5,475,370  1.35 $1,051,155,000             70.8%

                                     II-15




APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

-----------------------------------------------------------------------------------------------------
                                                 Percent                                      Square
                                                 Leased                                       Footage
Loan                                             as of                                        Largest
 No. Seller(1)    Property Name(2)               Date(7)       Largest Tenant (8)             Tenant
-----------------------------------------------------------------------------------------------------

 239  RFC     519 Central Avenue                12/31/98                                 N/A       N/A
 240  RFC     Klingerman Apartments              3/31/99                                 N/A       N/A
 241  RFC     901 SW 8th Avenue Apartments       1/20/99                                 N/A       N/A
 242  RFC     Meadow Pines Apartments             4/9/99                                 N/A       N/A

              Total/Weighted Average

                                     II-15

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Prepayment Code(10)
                                                                                                                   Total Admin   YM
Loan               Property     Cut-Off Date Season-                   Def/                                        Cost (bps)   Code
No.  Seller(1)     Name (2)     Balance (1)  ing(9) LO YMS YM2 YM1 YM  YM  Def 5   4.5 4   3.5  3  2.5  2   1  Open    (11)     (12)
------------------------------------------------------------------------------------------------------------------------------------
                                                           >C>


1   RFC     21 Penn Plaza       $32,184,648     9   60 N/A N/A N/A N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
2   RFC     Park Drive Manor     22,925,004     3   27 N/A N/A N/A N/A N/A  89 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
              Apts
3   CIBC    Prime Portfolio      15,395,975    14   38 N/A N/A N/A N/A N/A  75 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
    CIBC    1301 East Tower       4,122,155    14   38 N/A N/A N/A N/A N/A  75 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
              Road (I)
    CIBC    4300 Madison          4,020,214    14   38 N/A N/A N/A N/A N/A  75 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
              Street(I)
    CIBC    342-346 Carol         2,311,970    14   38 N/A N/A N/A N/A N/A  75 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
              Lane (I)
    CIBC    550 Kehoe Blvd.(I)    2,239,721    14   38 N/A N/A N/A N/A N/A  75 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
    CIBC    343 Carol Lane (I)    1,370,753    14   38 N/A N/A N/A N/A N/A  75 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
    CIBC    388 Carol Lane (I)    1,331,164    14   38 N/A N/A N/A N/A N/A  75 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
4   CIBC    1414 Avenue of the   14,000,000     2   26 N/A N/A N/A N/A N/A  87 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
              Americas
5   CIBC    70 West 36th Street  12,200,000     2   26 N/A N/A N/A N/A N/A  87 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
6   RFC     7200 Leamington,      4,850,000   N/A   24 N/A N/A N/A N/A N/A  92 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
              LLC (A)
7   RFC     2201 Lundt,LLC (A)    4,000,000   N/A   24 N/A N/A N/A N/A N/A  92 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
8   RFC     1330 W. 43rd St.(A)   2,190,000   N/A   24 N/A N/A N/A N/A N/A  92 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
9   CIBC    University Club      10,486,188     2   26 N/A N/A N/A N/A N/A  87 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
              Apartments
10  Midland The Patriot          10,022,381     4   60 N/A N/A 56  N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F
              Apartments
11  CIBC    Acme Plaza (Cape      9,459,453    14   38 N/A N/A N/A N/A N/A  83 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
              May Plaza)
12  RFC     The Place Apartments  8,693,077     1   25 N/A N/A N/A N/A N/A  91 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
13  Midland The Phoenix           8,399,390     4   60 N/A N/A 56  N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F
              Apartments
14  RFC     Glenwood Plaza        8,140,377     2   26 N/A N/A N/A N/A N/A  90 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
15  CIBC    633 Third Avenue      7,750,000     2   26 N/A N/A N/A N/A N/A  87 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
16  Midland 148 State Street      7,585,861     3   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
17  CIBC    The Piers             7,494,669     1   25 N/A N/A N/A N/A N/A  88 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
18  CIBC    North Point Center    7,395,025     1   25 N/A N/A N/A N/A N/A  88 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
19  Midland Beau Rivage           7,009,355     2   60 N/A N/A 56  N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4    14.70        F
              Apartments, Phases I
20  Midland Holiday Inn Express   6,938,209     2   36 N/A N/A N/A N/A N/A 140 N/A N/A N/A N/A N/A N/A N/A N/A  4    14.80       N/A
              & Suites
21  CIBC    Regal Cinemas         6,651,190    15   68 N/A N/A 53  N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30        F
22  Midland Drake's Passage       6,393,105     1   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4    15.30       N/A
23  Midland Northcastle           6,363,688     7   36 N/A N/A 80  N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4    18.30        F
               Apartments
24  RFC     Giro Building         6,300,000   N/A   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
25  Midland Longley Business      6,128,792     1   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4    15.60       N/A
              Park
26  CIBC    Sharpstown Court      5,995,735     1   25 N/A N/A N/A N/A N/A  88 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
27  Midland Temescal Village      5,590,125     1   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4    16.30       N/A
              Plaza
28  CIBC    Plantation            5,536,819     3   27 N/A N/A N/A N/A N/A  86 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
              Properties
29  RFC     Bernal Business       5,500,000   N/A   24 N/A N/A N/A N/A N/A  92 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
              Center
30  Midland East 55TH Street      5,486,404     2   60 N/A N/A 56  N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4    16.50        F
31  RFC     Coriel Manor          5,470,891     5   29 N/A N/A N/A N/A N/A  87 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
              Apartments
32  RFC     Gibbstown Shopping    5,418,607    24   36 N/A N/A 44  N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        G
               Center
33  Midland Plaza De Colores      5,278,971     2   60 N/A N/A N/A N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A  4    16.80       N/A
34  CIBC    Lifeline Building     5,268,804     8   31 N/A N/A N/A N/A N/A  82 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
35  RFC     Deon Square Shopping  5,086,076     1   25 N/A N/A N/A N/A N/A 163 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
               Center
36  CIBC    Regstad II -          4,994,310     1   49 N/A N/A N/A N/A N/A  64 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
              Orchid Place
37  CIBC    6 Gramatan Avenue     4,989,495     4   28 N/A N/A N/A N/A N/A  85 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
38  CIBC    Eisenhower Industrial 4,985,455     3   27 N/A N/A N/A N/A N/A  86 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
              Complex
39  Midland Wood River Apartments 4,979,200     5   36 N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4    18.30        F
40  RFC     Old Navy -            4,890,000   N/A   24 N/A N/A N/A N/A N/A  92 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
              Linens 'N Things
41  CIBC    Avenue C Apartments   4,796,626     1   25 N/A N/A N/A N/A N/A  88 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
42  RFC     Pine Plaza Shopping   4,731,452     6   30 N/A N/A N/A N/A N/A  86 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
               Center
43  RFC     Shopps On the Pike    4,727,960    14  132 N/A N/A 102 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30        F
44  Midland Shoppes of Kenwood    4,680,069     6   60 N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        B
45  Midland Country Club Place    4,647,059     1   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
              Shopping Center
46  RFC     Space City Retail     4,636,491     1   25 N/A N/A N/A N/A N/A 151 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
              Center
47  RFC     Glen Cove Shopping    4,595,181     2   36 N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        G
              Center
48  RFC     The Crossings         4,588,380     4   28 N/A N/A N/A N/A N/A  88 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
49  Midland The Glen Apartments   4,580,164     5   36 N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4    18.30        F
50  Midland Lackland Self Storage 4,420,036     6   84 N/A N/A  92 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        B
51  CIBC    Fairfield Inn         4,396,088     1   25 N/A N/A N/A N/A N/A  88 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
52  CIBC    Trolley Commons/      4,395,064     1   25 N/A N/A N/A N/A N/A  88 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
              Willow Reed Village
53  CIBC    Monarch Beach Plaza   4,238,973     3   27 N/A N/A N/A N/A N/A  86 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A

                                     II-16


------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Prepayment Code(10)
                                                                                                                   Total Admin   YM
Loan               Property     Cut-Off Date Season-                   Def/                                        Cost (bps)   Code
No.  Seller(1)     Name (2)     Balance (1)  ing(9) LO YMS YM2 YM1 YM  YM  Def 5   4.5 4   3.5  3  2.5  2   1  Open    (11)     (12)
------------------------------------------------------------------------------------------------------------------------------------
                                                           >C>

54  Midland 95 John Muir Drive    4,231,997     2   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4    18.30       N/A
55  CIBC    Northup West Office   4,166,001    10   11 N/A N/A N/A N/A N/A 102 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
               Park
56  Midland MCI Building          4,108,863     2   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
57  Midland Springtown Shopping   4,058,794     5   60 N/A N/A N/A N/A N/A  52 N/A N/A N/A N/A N/A N/A N/A N/A  8     8.30       N/A
               Center
58  RFC     Crosswinds Apartment  4,033,445     6   30 N/A N/A N/A N/A N/A  86 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
                Homes
59  Midland Forrest Machinery     4,033,098     4   60 N/A N/A N/A N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A  4    18.30       N/A
               Building
60  Midland Canal House           3,984,092     5   60 N/A N/A N/A N/A N/A  59 N/A N/A N/A N/A N/A N/A N/A N/A  1     8.30       N/A
               Apartments
61  CIBC    Warner Center         3,983,930     4   28 N/A N/A N/A N/A N/A  85 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
62  Midland Woodside at the       3,977,217     5   60 N/A N/A N/A N/A N/A  59 N/A N/A N/A N/A N/A N/A N/A N/A  1    16.30       N/A
               Office Center
63  RFC     Mountain Country      3,971,899     6   30 N/A N/A N/A N/A N/A  86 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
               Estates
64  CIBC    One Dodge Drive       3,897,436     1   25 N/A N/A N/A N/A N/A  88 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
65  CIBC    Kolonaki -            3,839,288     3   48 N/A N/A  65 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30        F
               Industrial (808)
66  Midland Rockford Ambulatory   2,972,102     2   60 N/A N/A N/A N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
               Surgery Center (B)
67  Midland Rockford Medical        830,565     2   60 N/A N/A N/A N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
               Office Building (B)
68  CIBC    White's Crossing      3,735,688     2   26 N/A N/A N/A N/A N/A  87 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
               Plaza
69  CIBC    Access Self Storage   3,735,221     4   28 N/A N/A N/A N/A N/A  88 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
70  Midland South Park Office     3,705,925     3   60 N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F
               Complex
71  Midland Georgetown            3,582,593     7   60 N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F
               Apartments
72  Midland Heritage Park         3,505,487     2   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4    18.30       N/A
               Apartments
73  Midland Northland Aluminum    3,483,408     3   60 N/A N/A  53 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  7    18.30        F
               Products, Inc
74  RFC     Coach & Four East     3,453,120     3   48 N/A N/A  68 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        G
               Apartments
75  CIBC    Courtyard by          3,396,977     1   25 N/A N/A N/A N/A N/A  88 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
               Marriott
76  RFC     Brook Run Apartments  3,345,638     2   26 N/A N/A N/A N/A N/A  89 N/A N/A N/A N/A N/A N/A N/A N/A  5     8.30       N/A
77  RFC     Green Meadows         3,326,198     6   30 N/A N/A N/A N/A N/A  86 N/A N/A N/A N/A N/A N/A N/A N/A  4    13.30       N/A
               Apartments
78  RFC     Grand Plaza           3,286,789     1   25 N/A N/A N/A N/A N/A  91 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
               Properties, Inc.
79  RFC     Fairmont and          3,269,700     3   27 N/A N/A N/A N/A N/A  89 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
               Monticello Apartments
80  CIBC    Palmetto Gardens      3,244,743     2   26 N/A N/A N/A N/A N/A  87 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
               Industrial Park
81  Midland Lower Falls Landing   3,215,268     3   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4    10.80       N/A
82  RFC     PML Office Building   3,196,722     1   25 N/A N/A N/A N/A N/A  91 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
83  Midland Concord Business      3,193,845     2   60  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4    15.80        F
               Center
84  Midland Middlebrook Business  3,046,777     1   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4    18.30       N/A
               Park
85  Midland Vintage Faire         2,994,035     3   60 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4    18.30       N/A
               Apartments
86  CIBC    140 Gould Street      2,977,216    11   35 N/A N/A N/A N/A N/A  78 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
87  Midland Woodbridge Apartments 2,936,349     6   60 N/A N/A  57 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  3    18.30        F
88  RFC     Pier One Imports      2,928,112     6   30 N/A N/A N/A N/A N/A  86 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
89  Midland Deerwood at the       2,888,215     5   48 N/A N/A  68 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4    18.30        F
               Park Apartments
90  Midland Tukwila Estates       2,884,294     3   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
91  Midland Orchard Park          2,791,223     3   36 N/A N/A N/A N/A N/A  77 N/A N/A N/A N/A N/A N/A N/A N/A  7    15.80       N/A
               Apartments
92  Midland Airport Business      2,772,010     1   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
               Center
93  Midland Holiday Inn, New Ulm  2,762,471     1   36 N/A N/A N/A N/A N/A 140 N/A N/A N/A N/A N/A N/A N/A N/A  4    18.30       N/A
94  RFC     Monsey Mall           2,745,503     1   25 N/A N/A N/A N/A N/A  91 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
95  Midland Silverdale Office     2,714,026     5   36 N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F
               Building
96  RFC     Habersham Shopping    2,700,198     5   48 N/A N/A  68 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4    13.30        F
               Center
97  Midland Brattleboro North     2,678,528     7   48 N/A N/A  65 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30        A
               Shopping Plaza
98  Midland Crossroads Shopping   2,626,687     2   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4    18.30       N/A
                Center
99  RFC     Paloma Apartments     2,619,260     3   27 N/A N/A N/A N/A N/A  89 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
100 Midland Mullica Woods         2,541,566     3   60 N/A N/A N/A N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A  4    15.80       N/A
101 Midland Windsong Apartments   2,495,068     2   60 N/A N/A N/A N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
102 Midland Magnolia Park         2,480,261     7   60 N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F
               Shopping Center
103 Midland Vollstedt Building    2,467,599     3   60 N/A N/A N/A N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A  4    18.30       N/A
104 Midland Lackland Self Storage 2,455,576     6   84 N/A N/A  92 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        B
105 Midland Cinnamon Square       2,455,128     2   60 N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4    18.30        F
               Apartments
106 Midland Bordeaux XI           2,435,861     1   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
               Apartments
107 Midland 5397 North            1,378,119     7   60  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F
               Commerce (C)
108 Midland Gabbert Building (C)    910,472     7   60  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F
109 RFC     The Kingsbury         2,286,816     5   29 N/A N/A N/A N/A N/A  87 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
               Apartments
110 Midland Crestwood Apartments  2,259,421     2   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4    11.30       N/A
111 CIBC    Dicks Clothing and    2,247,859     1   25 N/A N/A N/A N/A N/A  85 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
               Sporting Good
112 Midland Roseland Manor        2,247,623     1   60 N/A N/A N/A N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A  4    18.30       N/A
               Duplexes

                                     II-17


------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Prepayment Code(10)
                                                                                                                   Total Admin   YM
Loan               Property     Cut-Off Date Season-                   Def/                                        Cost (bps)   Code
No.  Seller(1)     Name (2)     Balance (1)  ing(9) LO YMS YM2 YM1 YM  YM  Def 5   4.5 4   3.5  3  2.5  2   1  Open    (11)     (12)
------------------------------------------------------------------------------------------------------------------------------------
                                                           >C>

113 Midland Mount View Office     2,240,783     6   78 N/A N/A  74 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4    18.30        F
               Building
114 Midland The Port Apartments   2,237,118     6   60 N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4    18.30        F
115 RFC     Forman Mills          2,235,948     6   30 N/A N/A N/A N/A N/A  86 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
116 RFC     7900 Beech Daly       2,213,153     7   31 N/A N/A N/A N/A N/A  85 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
               & 6810 Metroplex Drive
117 RFC     Arrowhead Fountain    2,198,556     1   25 N/A N/A N/A N/A N/A  91 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
               Center
118 Midland Ridgmar Crossroads    2,194,161     4   60 N/A N/A N/A N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A  4    18.30       N/A
               Apartments
119 RFC     Renaissance West      2,180,000   N/A   24 N/A N/A N/A N/A N/A  92 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
               Shopping Center
120 CIBC    Lexington Center      2,173,602     1   25 N/A N/A N/A N/A N/A  92 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
121 Midland State of Oregon Job   2,140,809     6   60 N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4    18.30        F
               Council Buildings
122 CIBC    Hayes Community       2,127,818     1   25 N/A N/A N/A N/A N/A  88 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
123 RFC     Today's Man -         2,121,085     2   26 N/A N/A N/A N/A N/A  90 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
               Deptford
124 Midland Devon Park Apartments 2,085,706     6   48 N/A N/A  68 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        B
125 RFC     Cross Keys Apartments 2,080,791    12   36 N/A N/A N/A N/A N/A  77 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
126 CIBC    White Oak Profession- 2,022,739     2   26 N/A N/A N/A N/A N/A  87 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
               al Building
127 RFC     Scripps Mesa          2,014,454     5   29 N/A N/A N/A N/A N/A  87 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
               Shopping Center
128 Midland Pacific Place         1,997,859     1   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
129 CIBC    Timberfalls           1,995,308     4   28 N/A N/A N/A N/A N/A  85 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
               Apartments
130 Midland 110 American          1,986,477     6   60 N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        B
               Boulevard
131 Midland Handy Lock Mini       1,981,544     5   60 N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F
               Storage
132 RFC     Carpenter Crest       1,966,690     9   33 N/A N/A N/A N/A N/A  83 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
               Apartments
133 RFC     Stanford Court        1,936,532    19  N/A N/A N/A N/A  35 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A 25     8.30        C
134 Midland Commons at Valdosta   1,910,589     7   60  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F
               Apartments
135 CIBC    Kolonaki - Sausalito  1,894,714     3   48 N/A N/A  65 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30        F
136 Midland Quail Court           1,881,692     8   60 N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4    18.30        F
               Apartments
137 Midland Pacific Palms         1,869,524     1   36 N/A N/A N/A N/A N/A 140 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
               Apartments
138 Midland Village at Cambridge  1,848,139     1   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4    18.30       N/A
                Self Storag
139 CIBC    Kolonaki - San        1,844,853     3   48 N/A N/A  65 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30        F
               Francisco (1723)
140 Midland Providence Office     1,836,398     2   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4    13.30       N/A
                Building
141 Midland Westlake Village      1,798,357     3   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4    18.30       N/A
               Apartments
142 CIBC    Days Inn - Anderson   1,797,224     2   26 N/A N/A N/A N/A N/A  87 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
143 RFC     Hollywood Video       1,796,102     4   28 N/A N/A N/A N/A N/A  88 N/A N/A N/A N/A N/A N/A N/A N/A  4    13.30       N/A
               Portfolio
144 CIBC    Hampton Inn -         1,794,954     2   26 N/A N/A N/A N/A N/A  87 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
               Mary Esther
145 RFC     The Pinons Apartments 1,792,319     6   30 N/A N/A N/A N/A N/A  86 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
146 Midland Foreside Place        1,784,420     8   48  68 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F
147 Midland 21036 Triple Seven    1,781,648     3   60 N/A N/A N/A N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
               Road
148 RFC     Central Park          1,773,467     2   48 N/A N/A  65 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30        G
               Southwest
149 Midland Best Storage          1,754,278     2   60 N/A N/A  53 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30        F
150 Midland Forest Hills Shopping 1,743,296     8   60 N/A N/A 107 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A 13     8.30        F
               Center
151 Midland Ashton Oaks           1,737,850     7   60 N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F
               Apartments
152 Midlanf Siesta Hills Shopping 1,720,011     1   60 N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F
               Center
153 Midland Holiday Inn Express   1,719,651     4   48 N/A N/A  68 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F
154 Midland Waterside Apartments  1,700,890     1   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
155 Midland Village Square        1,680,206     3   60 N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F
               Shopping Center
156 Midland Century Mobile Home   1,673,312     1   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
               Park
157 Midland Rite Aid Pharmacy     1,651,294     2   36 N/A N/A N/A N/A N/A 197 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
158 RFC     Hobe Village Mobile   1,640,000   N/A   24 N/A N/A N/A N/A N/A 152 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
               Home Park
159 Midland Via Linda Plaza       1,627,621     7   60 N/A N/A  53 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  7    18.30        F
160 Midland Pleasant Valley       1,596,651     3   36 N/A N/A N/A N/A N/A 104 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
               Apartments
161 Midland West Wind Apartments  1,593,967     5   60 N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F
                Phase III
162 RFC     S&R Shopping Center   1,589,989     8   32 N/A N/A N/A N/A N/A  81 N/A N/A N/A N/A N/A N/A N/A N/A  7    15.80       N/A
163 Midland Edwards Village       1,555,847     4   60 N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F
164 Midland Comfort Inn           1,530,240     4   48 N/A N/A  68 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F
165 RFC     Laudonniere           1,528,966     1   25 N/A N/A N/A N/A N/A  91 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
               Apartments
166 RFC     Whaley's Shopping     1,528,217     2   26 N/A N/A N/A N/A N/A  90 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
               Center
167 Midland Maybrook Apartments   1,509,131     7   60 N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F
168 RFC     Staples               1,496,648     2   26 N/A N/A N/A N/A N/A  90 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
169 RFC     The Retail Group      1,485,978     8   80 N/A N/A N/A N/A N/A  96 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
170 Midland Tucker Industries     1,484,417     1   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
               Building
171 Midland Airborne Express      1,420,605     3   60 N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F

                                     II-18


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                                                                                     Prepayment Code(10)
                                                                                                                   Total Admin   YM
Loan               Property     Cut-Off Date Season-                   Def/                                        Cost (bps)   Code
No.  Seller(1)     Name (2)     Balance (1)  ing(9) LO YMS YM2 YM1 YM  YM  Def 5   4.5 4   3.5  3  2.5  2   1  Open    (11)     (12)
------------------------------------------------------------------------------------------------------------------------------------
                                                           >C>
172 Midland Parkway Gardens         970,697     2   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
               Apartments (D)
173 Midland Norvell Gardens         449,124     2   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
               Apartments (D)
174 RFC     Smith Retail          1,417,520     8   36 N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F
               Portfolio
175 RFC     Stor-A-Lot Self       1,398,601     1   25 N/A N/A N/A N/A N/A  91 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
               Storage
176 CIBC    CVS Smithtown         1,395,416     2   25 N/A N/A N/A N/A N/A 208 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
177 Midland Ashwood Apartments    1,390,582     6   60 N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4    18.30        F
178 Midland Stonehurst Apartments 1,381,304     6   60 N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F
179 Midland Storage Max-Yuma      1,347,388     2   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4    16.30       N/A
180 Midland Georgetown/Melrose    1,345,859     3   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4    18.30       N/A
               Plaza Apartments
181 RFC     Greenwood/St. Charles 1,318,476     7   31 N/A N/A N/A N/A N/A  84 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
182 Midland South Ogden Plaza     1,281,820     2   60 N/A N/A N/A N/A N/A 116 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
183 Midland Cedarstone Apartments 1,262,864     7   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
184 Midland Southwest Manor       1,261,392     2   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
               Duplexes
185 Midland Super 8 Motel         1,256,985     3   48 N/A N/A  68 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F
186 RFC     Andover Apartments    1,233,629    12  N/A N/A N/A 113 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A   3  4     8.30        D
187 Midland Southwood Plaza       1,232,592     2   60 N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F
               Office Building
188 Midland The Trade Center      1,195,188     4   60 N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F
189 RFC     Regency Mobile        1,189,498     7   48 N/A N/A  68 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F
               Home Park
190 RFC     Village Green         1,184,215     7   31 N/A N/A N/A N/A N/A  85 N/A N/A N/A N/A N/A N/A N/A N/A  4    13.30       N/A
191 RFC     Center on Memorial    1,147,841     2   48 N/A N/A  68 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        G
192 RFC     River Road Mobile     1,143,636     6   48 N/A N/A  65 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30        G
               Home Park
193 RFC     First View            1,138,956     8   32 N/A N/A N/A N/A N/A  84 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
194 Midland Payne Office Building 1,135,772     2   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4    13.30       N/A
195 RFC     Woodlane Apartments   1,135,313     1   48 N/A N/A  65 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30        G
196 Midland 507 Capital Court (E)   376,264     8   60 N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F
197 Midland 513 Capitol Court (E)   376,264     8   60 N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F
198 Midland 501 Capital Ct.NE (E)   361,411     8   60 N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F
199 CIBC    Town House South      1,098,796     1   25 N/A N/A N/A N/A N/A  88 N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30       N/A
               Apartments and Danville Duplexes
200 RFC     Red Deer Apartments   1,095,060    12  N/A N/A N/A 113 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A   3  4     8.30        D
201 Midland Crown Plaza Office    1,091,472     7   60 N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4    18.30        F
               Building
202 RFC     535 Manufacturers     1,045,774     4   28 N/A N/A N/A N/A N/A  88 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
               Drive
203 RFC     Old Colony Apartments 1,039,739     9   48 N/A N/A  65 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30        F
204 RFC     Franklin Avenue       1,033,498     6   47 N/A N/A  70 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  3     8.30        G
               Building
205 RFC     Rivercrest Apartments 1,031,476    12  N/A N/A N/A 113 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A   3  4     8.30        F
206 Midland View Pointe           1,022,887     2   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
               Apartments
207 RFC     1340 21st Street NW   1,014,316     1   48 N/A N/A  65 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30        G
208 RFC     Rollingwood           1,009,641     3   83 N/A N/A  90 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30        G
               Apartments
209 Midland Greenbrier Apartments   998,103     2   60 N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F
210 Midland Lantana Apartments      997,950     2   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
211 RFC     Pine Meadow Apartments  996,051     4   46 N/A N/A  67 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30        G
212 Midland Commerce II Business    975,617     8   90 N/A N/A  86 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F
               Park
213 Midland Office Park at Erindale 959,104     2   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
214 Midland Fletcher Auto Mall      948,260     2   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
215 RFC     Spurwood Office         947,362     3   27 N/A N/A N/A N/A N/A  89 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
216 RFC     Colonial-Excelsior      936,876     9   60 N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        E
217 Midland 170 South River Road    935,917     2   60 N/A N/A N/A N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
218 RFC     Centennial Place        935,829     7   48 N/A N/A  65 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30        G
               Apartments
219 RFC     Charmony Place          928,839     2   48 N/A N/A  65 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30        G
               Apartments
220 RFC     Wooded Acres Apartments 921,178     6   30 N/A N/A N/A N/A N/A  86 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
221 RFC     Greenwood Villa         887,674     7   31 N/A N/A N/A N/A N/A  85 N/A N/A N/A N/A N/A N/A N/A N/A  4    13.30       N/A
               Apartments
222 RFC     Lincolnwood Office      875,024     7   31 N/A N/A N/A N/A N/A  85 N/A N/A N/A N/A N/A N/A N/A N/A  4    13.30       N/A
               Building
223 RFC     Brighton Court          872,316     3   47 N/A N/A  66 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30        G
               Apartments
224 Midland Bell Oaks Village       832,120     1   60 N/A N/A N/A N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
               Apartments
225 RFC     61-71 Long Lane         824,401     7   31 N/A N/A N/A N/A N/A  85 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
226 Midland Prairie Village Mobile  822,635     3   60 N/A N/A  56 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30        F
               Home Park
227 RFC     20 Green of Panorama    822,548     6   48 N/A N/A  65 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30        G
228 RFC     Cedargate Apartments    806,888    12  N/A N/A N/A 113 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A   3  4     8.30        D
229 RFC     Copperfield Landing, LP 800,000   N/A   24 N/A N/A N/A N/A N/A 152 N/A N/A N/A N/A N/A N/A N/A N/A  4    10.80       N/A
230 Midland ICCA Building           728,605     8   60 N/A N/A  53 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30        F

                                     II-19


------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Prepayment Code(10)
                                                                                                                   Total Admin   YM
Loan               Property     Cut-Off Date Season-                   Def/                                        Cost (bps)   Code
No.  Seller(1)     Name (2)     Balance (1)  ing(9) LO YMS YM2 YM1 YM  YM  Def 5   4.5 4   3.5  3  2.5  2   1  Open    (11)     (12)
------------------------------------------------------------------------------------------------------------------------------------
                                                           >C>
231 RFC     Oak Glen Apartments     674,205     8   48 N/A N/A  65 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30        F
232 RFC     North Miami Industrial  660,020     4   49 N/A N/A  64 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30        G
233 RFC     Quail Creek Apartments  654,143     4   47 N/A N/A  66 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30        G
234 RFC     University Apartments   595,643     6   30 N/A N/A N/A N/A N/A  86 N/A N/A N/A N/A N/A N/A N/A N/A  4    13.30       N/A
235 Midland Irving Court Townhomes  543,935     2   36 N/A N/A N/A N/A N/A  80 N/A N/A N/A N/A N/A N/A N/A N/A  4     8.30       N/A
236 RFC     Grahamcrest Manor       515,700    17   48 N/A N/A  65 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30        F
               Apartments
237 RFC     The Gorelick Apartments 494,925    10   48 N/A N/A  65 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30        F
238 Midland 325-339 North Dr        490,278     7   90 N/A N/A  83 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30        F
239 RFC     519 Central Avenue      468,887    11   48 N/A N/A  65 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30        F
240 RFC     Klingerman Apartments   436,351    12  120 N/A N/A  53 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30        F
241 RFC     901 SW 8th Avenue       430,193    13  180 N/A N/A  53 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30        F
               Apartments
242 RFC     Meadow Pines Apartments 415,331    12   48 N/A N/A  65 N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A  7     8.30        F

            Total/Weighted
                    Average    $733,801,916     4                                                                     9.95



APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

-----------------------------------------------------------------------------------------------------------------------
Loan Seller
 No.  (1)        Property Name(2)                         Address                         City         State Zipcode
-----------------------------------------------------------------------------------------------------------------------
  1 RFC     21 Penn Plaza                362 - 370 9th Avenue                                   New York NY    10001
  2 RFC     Park Drive Manor Apts        633 W. Rittenhouse Street                          Philadelphia PA    19144
  3 CIBC    Prime Portfolio              Various                                                 Chicago IL   Various
    CIBC    1301 East Tower Road (I)     1301 East Tower Road                                 Schaumburg IL    60173
    CIBC    4300 Madison Street (I)      4300 Madison Street                                    Hillside IL    60162
    CIBC    342-346 Carol Lane (I)       342-346 Carol Lane                                     Elmhurst IL    60126
    CIBC    550 Kehoe Blvd. (I)          550 Kehoe Blvd.                                    Carol Stream IL    60188
    CIBC    343 Carol Lane (I)           343 Carol Lane                                         Elmhurst IL    60126
    CIBC    388 Carol Lane (I)           388 Carol Lane                                         Elmhurst IL    60126
  4 CIBC    1414 Avenue of the Americas  1414 Avenue of the Americas                            New York NY    10019
  5 CIBC    70 West 36th Street          70 West 36th Street                                    New York NY    10018
  6 RFC     7200 Leamington, LLC (A)     7200 S. Leamington                                 Bedford Park IL    60638
  7 RFC     2201 Lundt, LLC (A)          2201 W. Lunt Ave                              Elk Grove Village IL    60007
  8 RFC     1330 W. 43rd St. (A)         1330 W. 43rd St.                                        Chicago IL    60609
  9 CIBC    University Club Apartments   10035 Dabney Drive                                    Charlotte NC    28262
 10 Midland The Patriot Apartments       4600 FAIRBANKS DR                                       El Paso TX    79924
 11 CIBC    Acme Plaza (Cape May Plaza)  South Dennis Road                                      Cape May NJ    08210
 12 RFC     The Place Apartments         4757 Barkley Circle                                  Fort Myers FL    33907
 13 Midland The Phoenix Apartments       7401 PHOENIX AVE                                        El Paso TX    79915
 14 RFC     Glenwood Plaza               Routes 5 & 46                                            Oneida NY    13421
 15 CIBC    633 Third Avenue             633 3rd Avenue                                         New York NY    10017
 16 Midland 148 State Street             148 STATE ST                                             Boston MA    02109
 17 CIBC    The Piers                    6341 Tacoma Drive                                   Port Richey FL    34668
 18 CIBC    North Point Center           East 7th St. and Range Line Rd.                          Joplin MO    64801
 19 Midland Beau Rivage Apartments,
             Phases II & III             4700 E.IUPRIVER DRIVE                                   Spokane WA    99217
 20 Midland Holiday Inn Express & Suites 1950 RAHNCLIFF CT                                         Eagan MN    55122
 21 CIBC    Regal Cinemas                550 Rollins Road                               Round Lake Beach IL    60073
 22 Midland Drake's Passage              31 DRONNINGEN'S GADE                             Charlotte Amal VI    00801
 23 Midland Northcastle Apartments       8100 MOPAC EXPRESSWAY                                    Austin TX    78750
 24 RFC     Giro Building                370 - 380 Encinal Street                             Santa Cruz CA    95060
 25 Midland Longley Business Park        3515- 3595 AIRWAY DR                                       Reno NV    89511
 26 CIBC    Sharpstown Court             6900 Southwest Freeway                                  Houston TX    77025
 27 Midland Temescal Village Plaza       1181- 1199 MAGNOLIA AVE                                  Corona CA    91719
 28 CIBC    Plantation Properties        1700 & 1800 Northwest 66th Avenue                    Plantation FL    33313
 29 RFC     Bernal Business Center       175 Bernal Road                                        San Jose CA    95119
 30 Midland East 55TH Street             1901- 2137 E 55TH ST                                     Vernon CA    90058
 31 RFC     Coriel Manor Apartments      7200 Marion Avenue                                    Levittown PA    19055
 32 RFC     Gibbstown Shopping Center    Harmony Road and I-295 / US 130                       Gibbstown NJ    8027
 33 Midland Plaza De Colores             1950 -2050 S RAINBOW BLVD                             Las Vegas NV    89102
 34 CIBC    Lifeline Building            108 Clark Street                                     Framingham MA    01701
 35 RFC     Deon Square Shopping Center  500 Oxford Valley Road                                  Bristol PA    19030
 36 CIBC    Regstad II - Orchid Place    1750,1810,1830 and 1850 49th Street SW                    Fargo ND    58103
 37 CIBC    6 Gramatan Avenue            6 Gramatan Avenue                                    Mt. Vernon NY    10550
 38 CIBC    Eisenhower Industrial
             Complex                     4600, 4602, 4604 Eisenhower Avenue                   Alexandria VA    22304
 39 Midland Wood River Apartments        4021 WOOD RIVER DR                               Corpus Christi TX    78410
 40 RFC     Old Navy - Linens 'N Things  2600 NE Highway 20                                         Bend OR    97701
 41 CIBC    Avenue C Apartments          60 East 1st Street and 18-22 Avenue C                  New York NY    10009
 42 RFC     Pine Plaza Shopping Center   1213-71 Stafford Drive                                Princeton WV    24740
 43 RFC     Shopps On the Pike           11501-11503 Rockville Pike                            Rockville MD    20852
 44 Midland Shoppes of Kenwood           7700 MONTGOMERY RD                                   Cincinnati OH    45236
 45 Midland Country Club Place Shopping
             Center                      1552- 1696 COUNTRY CLUB PLAZA DRIVE                  St Charles MO    63303
 46 RFC     Space City Retail Center     1001 - 1051 Pineloch Drive                              Houston TX    77062
 47 RFC     Glen Cove Shopping Center    40, 44, & 50 Glen Cove Road                           Greenvale NY    11548
 48 RFC     The Crossings                200-220 Nut Tree Parkway                              Vacaville CA    95687
 49 Midland The Glen Apartments          2602 SOUTH 39TH STREET                                   Temple TX    76504
 50 Midland Lackland Self Storage        3540 QUAKERBRIDGE RD                                   Hamilton NJ    08619
 51 CIBC    Fairfield Inn                800 Salem Drive                                       Owensboro KY    42303
 52 CIBC    Trolley Commons/
             Willow Reed Village         99l Hemingway Avenue                                 East Haven CT    06512
 53 CIBC    Monarch Beach Plaza          24004-24060 Camino Del Avion                         Dana Point CA    92677
 54 Midland 95 John Muir Drive           95 JOHN MUIR DR                                         Amherst NY    14228
 55 CIBC    Northup West Office Park     2800-2840 Northup Way                                  Bellevue WA    98004
 56 Midland MCI Building                 4408 SILICON DR                                          Durham NC    22703
 57 Midland Springtown Shopping Center    STATE HWY 199                                       Springtown TX    76082
 58 RFC     Crosswinds Apartment Homes   14810 Crosswinds Boulevard                              Houston TX    77032
 59 Midland Forrest Machinery Building   27756 AVENUE MENTRY                               Santa Clarita CA    91355
 60 Midland Canal House Apartments       4250- 4312 MAIN STREET                             Philadelphia PA    19127
 61 CIBC    Warner Center                332 Fifth Avenue                                     Pittsburgh PA    15222
 62 Midland Woodside at the Office
             Center                      1000,1100,1200,1300,2000 CENTER DRIVE                Plainsboro NJ    08536
 63 RFC     Mountain Country Estates     115 South Academy Blvd.                        Colorado Springs CO    80910
 64 CIBC    One Dodge Drive              One Dodge Drive                                   West Caldwell NJ    07006
 65 CIBC    Kolonaki - Industrial (808)  808 Brannan Street                                San Francisco CA    94103
 66 Midland Rockford Ambulatory Surgery
             Center                      1016 FEATHERSTONE RD                                   Rockford IL    61107
 67 Midland Rockford Medical Office
             Building (B)                2202 HARLEM RD                                       Loves Park IL    61111
 68 CIBC    White's Crossing Plaza       1820 S. Madison Street                               Whiteville NC    28474
 69 CIBC    Access Self Storage          217 Belmont Avenue                                      Haledon NJ    7508
 70 Midland South Park Office Complex    2055 SOUTH PACHECO STREET                              Santa Fe NM    87502
 71 Midland Georgetown Apartments        975, 982 , 990 IRWIN ST                              Morgantown WV    26505
 72 Midland Heritage Park Apartments     850 S VINCENT AVE                                         Azusa CA    91702
 73 Midland Northland Aluminum
             Products, Inc.              5005 COUNTY RD 25                                 St Louis Park MN    55416
 74 RFC     Coach & Four East Apartments 5250 Burkhardt Drive                                  Riverside OH    45431
 75 CIBC    Courtyard by Marriott        1010 Wilkinson Trace                              Bowling Green KY    42104

                                     II-21



APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

-----------------------------------------------------------------------------------------------------------------------
Loan Seller                                                                       Units or             Year     Year
 No.  (1)        Property Name(2)           Property Type        SubType             NSF               Built  Renovated
-----------------------------------------------------------------------------------------------------------------------
  1 RFC     21 Penn Plaza                Office               Urban                344,091                1931    1997
  2 RFC     Park Drive Manor Apts        Multifamily          High-Rise                572                1950    1998
  3 CIBC    Prime Portfolio              Industrial/Warehouse Warehouse            361,043             Various Various
    CIBC    1301 East Tower Road (I)     Office               Office/Warehouse      50,400                1992     N/A
    CIBC    4300 Madison Street (I)      Industrial/Warehouse Warehouse            127,129                1980    1994
    CIBC    342-346 Carol Lane (I)       Industrial/Warehouse Warehouse             67,935                1989     N/A
    CIBC    550 Kehoe Blvd. (I)          Industrial/Warehouse Warehouse             44,575                1996     N/A
    CIBC    343 Carol Lane (I)           Industrial/Warehouse Warehouse             30,084                1989     N/A
    CIBC    388 Carol Lane (I)           Industrial/Warehouse Warehouse             40,920                1979    1982
  4 CIBC    1414 Avenue of the Americas  Office               Urban                111,455                1924    1997
  5 CIBC    70 West 36th Street          Office               Urban                151,077                1923    1995
  6 RFC     7200 Leamington, LLC (A)     Industrial/Warehouse Light                310,752                1952    1992
  7 RFC     2201 Lundt, LLC (A)          Industrial/Warehouse Light                213,390                1963    1998
  8 RFC     1330 W. 43rd St. (A)         Industrial/Warehouse Light                109,728                1977    1997
  9 CIBC    University Club Apartments   Multifamily          Garden                   130                1998     N/A
 10 Midland The Patriot Apartments       Multifamily          Garden                   320                1996     N/A
 11 CIBC    Acme Plaza (Cape May Plaza)  Retail               Anchored             150,548                1971    1998
 12 RFC     The Place Apartments         Multifamily          Garden                   230           1985/1987    1999
 13 Midland The Phoenix Apartments       Multifamily          Garden                   336                1993     N/A
 14 RFC     Glenwood Plaza               Retail               Anchored             218,166                1989     N/A
 15 CIBC    633 Third Avenue             Retail               Unanchored            40,144                1962    1998
 16 Midland 148 State Street             Office               Urban                 62,347                1916    1997
 17 CIBC    The Piers                    Retail               Anchored             101,696                1990     N/A
 18 CIBC    North Point Center           Retail               Anchored             143,559                1992    1997
 19 Midland Beau Rivage Apartments,
             Phases II & III             Multifamily          Garden                   192                1998     N/A
 20 Midland Holiday Inn Express & Suites Hospitality          Limited Service          120                1994    1996
 21 CIBC    Regal Cinemas                Retail               Unanchored            72,621                1998     N/A
 22 Midland Drake's Passage              Retail               Unanchored            32,863                1850    1998
 23 Midland Northcastle Apartments       Multifamily          Garden                   170                1970     N/A
 24 RFC     Giro Building                Industrial/Warehouse Flex                  90,026 1994/1997/1998/1999     N/A
 25 Midland Longley Business Park        Industrial/Warehouse Flex                 104,400                1996     N/A
 26 CIBC    Sharpstown Court             Retail               Anchored              84,189                1974    1998
 27 Midland Temescal Village Plaza       Retail               Anchored              58,342                1985     N/A
 28 CIBC    Plantation Properties        Industrial/Warehouse Light                 99,072                1979    1997
 29 RFC     Bernal Business Center       Office               Suburban              48,653                1983     N/A
 30 Midland East 55TH Street             Industrial/Warehouse Light                390,382                1938     N/A
 31 RFC     Coriel Manor Apartments      Multifamily          Garden                   245                1968    1998
 32 RFC     Gibbstown Shopping Center    Retail               Anchored             100,694           1987/1988     N/A
 33 Midland Plaza De Colores             Retail               Unanchored            43,770                1998     N/A
 34 CIBC    Lifeline Building            Office               Suburban              84,420                1969    1998
 35 RFC     Deon Square Shopping Center  Retail               Anchored              76,545                1983    1995
 36 CIBC    Regstad II - Orchid Place    Multifamily          Garden                   144                1998     N/A
 37 CIBC    6 Gramatan Avenue            Office               Suburban              69,259                1912    1996
 38 CIBC    Eisenhower Industrial
             Complex                     Industrial/Warehouse Light                 89,654                1964     N/A
 39 Midland Wood River Apartments        Multifamily          Garden                   200                1983     N/A
 40 RFC     Old Navy - Linens 'N Things  Retail               Big Box               54,588                1995    1999
 41 CIBC    Avenue C Apartments          Multifamily          Garden                    28             1997-98     N/A
 42 RFC     Pine Plaza Shopping Center   Retail               Anchored              94,810                1983    1998
 43 RFC     Shopps On the Pike           Retail               Unanchored            20,703                1991    1998
 44 Midland Shoppes of Kenwood           Retail               Anchored              47,411                1991     N/A
 45 Midland Country Club Place Shopping
             Center                      Retail               Unanchored           121,757                1985     N/A
 46 RFC     Space City Retail Center     Retail               Unanchored            52,061                1990     N/A
 47 RFC     Glen Cove Shopping Center    Retail               Unanchored            21,086                1952    1998
 48 RFC     The Crossings                Retail               Anchored              29,060                1998     N/A
 49 Midland The Glen Apartments          Multifamily          Garden                   200                1983     N/A
 50 Midland Lackland Self Storage        Self Storage         Self Storage           1,044                1980     N/A
 51 CIBC    Fairfield Inn                Hospitality          Limited Service          100                1997     N/A
 52 CIBC    Trolley Commons/
             Willow Reed Village         Multifamily          Garden                   120                1962    1998
 53 CIBC    Monarch Beach Plaza          Retail               Unanchored            31,377                1991     N/A
 54 Midland 95 John Muir Drive           Office               Suburban              39,304                1992    1995
 55 CIBC    Northup West Office Park     Office               Suburban              49,105                1980     N/A
 56 Midland MCI Building                 Office               Urban                 60,000                1987     N/A
 57 Midland Springtown Shopping Center   Retail               Anchored              62,718                1997     N/A
 58 RFC     Crosswinds Apartment Homes   Multifamily          Garden                   240                1984     N/A
 59 Midland Forrest Machinery Building   Industrial/Warehouse Light                 85,302                1988     N/A
 60 Midland Canal House Apartments       Multifamily          Garden                    75                1840    1988
 61 CIBC    Warner Center                Office               Suburban             121,650                1918    1984
 62 Midland Woodside at the Office
             Center                      Office               Suburban              55,000                1984    1997
 63 RFC     Mountain Country Estates     Multifamily          Garden                   150                1972     N/A
 64 CIBC    One Dodge Drive              Industrial/Warehouse Light                 92,913                1985     N/A
 65 CIBC    Kolonaki - Industrial (808)  Industrial/Warehouse Warehouse             55,140                1930    1985
 66 Midland Rockford Ambulatory Surgery
             Center                      Office               Medical               17,895                1994     N/A
 67 Midland Rockford Medical Office
             Building (B)                Office               Medical               12,574                1973    1991
 68 CIBC    White's Crossing Plaza       Retail               Anchored              90,131                1994     N/A
 69 CIBC    Access Self Storage          Self Storage         Self Storage          65,138         1950 & 1990    1996
 70 Midland South Park Office Complex    Office               Suburban              31,567                1997     N/A
 71 Midland Georgetown Apartments        Multifamily          Garden                    91                1988     N/A
 72 Midland Heritage Park Apartments     Multifamily          Garden                    88                1989     N/A
 73 Midland Northland Aluminum
             Products, Inc.              Industrial/Warehouse Light                184,190                1968     N/A
 74 RFC     Coach & Four East Apartments Multifamily          Garden                   163           1961/1964     N/A
 75 CIBC    Courtyard by Marriott        Hospitality          Full Service              93                1997     N/A

                                     II-21

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

-----------------------------------------------------------------------------------------------------------------------
Loan Seller
 No.  (1)        Property Name(2)                         Address                         City         State Zipcode
-----------------------------------------------------------------------------------------------------------------------
 76 RFC     Brook Run Apartments         1-5 Washington Avenue                           Victory Gardens NJ    7801
 77 RFC     Green Meadows Apartments     3501 25th Avenue North                               Texas City TX    77590
 78 RFC     Grand Plaza Properties, Inc. 620 Beacon Boulevard                                Grand Haven MI    49417
 79 RFC     Fairmont and Monticello
             Apartments                  1-13 Maryland Plaza and 4535 Lindell                  St. Louis MO    63108
 80 CIBC    Palmetto Gardens Industrial
             Park                        9500-9695 NW 79th Avenue                        Hialeah Gardens FL    33016
 81 Midland Lower Falls Landing          106 LAYAYETTE                                          Yarmouth ME    04096
 82 RFC     PML Office Building          11890 SW 8th Street                                       Miami FL    33184
 83 Midland Concord Business Center      124-130 & 134 HALL ST                                   Concord NH    03301
 84 Midland Middlebrook Business Park    19500- 19546 AMARANTH DR                             Germantown MD    20874
 85 Midland Vintage Faire Apartments     11070 HIRSCHFELD WAY                             Rancho Cordova CA    95670
 86 CIBC    140 Gould Street             140 Gould Street                                        Needham MA    02194
 87 Midland Woodbridge Apartments        43920, 43950 & 43840 BOBBY JONES DRIVE                Lancaster CA    93536
 88 RFC     Pier One Imports             325 W. Lancaster Avenue                                 Ardmore PA    19003
 89 Midland Deerwood at the Park
             Apartments                  335 E SAN AUGUSTINE                                   Deer Park TX    77536
 90 Midland Tukwila Estates              15510 MACADAM RD SOUTH                                  Tukwila WA    98188
 91 Midland Orchard Park Apartments      12-21 CRESTWOOD DR                                   Waterville ME    04901
 92 Midland Airport Business Center      130-150 DOOLITTLE DR                                San Leandro CA    94577
 93 Midland Holiday Inn, New Ulm         2101 S BROADWAY                                         New Ulm MN    56073
 94 RFC     Monsey Mall                  82-104 Route 59                                          Monsey NY    10952
 95 Midland Silverdale Office Building   3230 RANDALL WAY NW                                  Silverdale WA    98383
 96 RFC     Habersham Shopping Center    4607 Habersham Street                                  Savannah GA    31406
 97 Midland Brattleboro North
             Shopping Plaza              PUTNEY ROAD                                         Brattleboro VT    05301
 98 Midland Crossroads Shopping Center   SWQ BETTERAVIA RD & HWY101                          Santa Maria CA    93454
 99 RFC     Paloma Apartments            15 Paloma Avenue                                         Venice CA    90291
100 Midland Mullica Woods                1201 HEIDELBERG AVE                            Mullica Township NJ    08215
101 Midland Windsong Apartments          114 W 103RD ST                                      Kansas City MO    64114
102 Midland Magnolia Park Shopping
             Center                      111 MAGNOLIA DRIVE                                  Tallahassee FL    32301
103 Midland Vollstedt Building           4405 RIVERSIDE DR                                       Burbank CA    91505
104 Midland Lackland Self Storage        130 RTE 206                               Hillsborough Township NJ    08876
105 Midland Cinnamon Square Apartments   6624 S MAY AVE                                    Oklahoma City OK    73159
106 Midland Bordeaux XI Apartments       2901 S BRAHMA BLVD                                   Kingsville TX    78363
107 Midland 5397 North Commerce (C)      5397 N COMMERCE AVE                                    Moorpark CA    93021
108 Midland Gabbert Building (C)         5380 - 5390 GABBERT AVENUE                             Moorpark CA    93021
109 RFC     The Kingsbury Apartments     501-525 Clara Avenue                                  St. Louis MO    63112
110 Midland Crestwood Apartments         5909 ROYALGATE DR                                   San Antonio TX    78242
111 CIBC    Dicks Clothing and Sporting
             Goods                       2703 Route 541                                       Burlington NJ    08016
112 Midland Roseland Manor Duplexes      18 STACEY LN                                            Baytown TX    77520
113 Midland Mount View Office Building   100 PRAIRIE CENTER DR                              Eden Prairie MN    55344
114 Midland The Port Apartments          3231 CONESTOGA DR                                        Norman OK    73072
115 RFC     Forman Mills                 585 Main Street                                     East Orange NJ    7018
116 RFC     7900 Beech Daly &                                                                                  48180/
             6810 Metroplex Drive        7900 Beech Daly & 6810 Metroplex Drive         Taylor & Romulus MI    48174
117 RFC     Arrowhead Fountain Center    8325-8337 West Bell Road                                 Peoria AZ    85382
118 Midland Ridgmar Crossroads
             Apartments                  2100 ADEN RD                                         Fort Worth TX    76116
119 RFC     Renaissance West Shopping
             Center                      1304,1346,1374,1424-1438 Foothill Blvd.                  Rialto CA    92376
120 CIBC    Lexington Center             1100 U.S. Highway 64                                  Lexington NC    27292
121 Midland State of Oregon Job Council
             Buildings                   673 & 688 MARKET ST                                     Medford OR    97504
122 CIBC    Hayes Community              West Plaza Drive                                         Vestal NY    13850
123 RFC     Today's Man - Deptford       1460 Almonesson Road                                   Deptford NJ    8096
124 Midland Devon Park Apartments        30 WATERLOO RD                                            Devon PA    19087
125 RFC     Cross Keys Apartments        3120 Buford Highway                                     Atlanta GA    30329
126 CIBC    White Oak Professional
             Building                    11161 New Hampshire Avenue                        Silver Spring MD    20904
127 RFC     Scripps Mesa Shopping Center 9801-9847 Mira Mesa Blvd.                             San Diego CA    92120
128 Midland Pacific Place                210 FOREST AVE                                     Laguna Beach CA    92651
129 CIBC    Timberfalls Apartments       U.S. Route 6                                            Blakely PA    18447
130 Midland 110 American Boulevard       110 AMERICAN BLVD                           Washington Township NJ    08012
131 Midland Handy Lock Mini Storage      5915 N WASHINGTON AVE                             Ocean Springs MS    39564
132 RFC     Carpenter Crest Apartments   201 & 205 Carpenter Road SE                               Lacey WA    98503
133 RFC     Stanford Court               11855 Dashwood Road                                     Houston TX    77072
134 Midland Commons at Valdosta
             Apartment                   1415 N SAINT AUGUSTINE RD                              Valdosta GA    31602
135 CIBC    Kolonaki - Sausalito (579)   579 Bridgeway Boulevard                               Sausalito CA    94965
136 Midland Quail Court Apartments       375 WESTSIDE BLVD                                         Houma LA    70364
137 Midland Pacific Palms Apartments     15341 - 15351 WOODRUFF PLACE                         Bellflower CA    90706
138 Midland Village at Cambridge Self
             Storage                     4801 W. MAIN ST.                                         Norman OK    73072
139 CIBC    Kolonaki - San Francisco
             (1723)                      1723-27 Union Street                              San Francisco CA    93401
140 Midland Providence Office Building   6521 ARLINGTON BLVD                                Falls Church VA    22042
141 Midland Westlake Village Apartments  1800 W WASHINGTON ST                                    Sherman TX    75092
142 CIBC    Days Inn - Anderson          1007 Smith Mill Road                                   Anderson SC    29625
143 RFC     Hollywood Video Portfolio    1242 Capital Dr. & 3415 80th Street          Pewaukee & Kenosha WI    53072
144 CIBC    Hampton Inn - Mary Esther    480 East Miracle Strip Parkway                      Mary Esther FL    32569
145 RFC     The Pinons Apartments        3603 Airport Road                              Colorado Springs CO    80910
146 Midland Foreside Place               202 US ROUTE #1                                        Falmouth ME    04105
147 Midland 21036 Triple Seven Road      21036 TRIPLE SEVEN ROAD                                Sterling VA    20165
148 RFC     Central Park Southwest       924 Park Avenue Southwest                           Albuquerque NM    87102
149 Midland Best Storage                 1414 S. COLORADO ST                                    Lockhart TX    78644
150 Midland Forest Hills Shopping Center KINGSTON PIKE AT COURT DRIVE                          Knoxville TN    37919
151 Midland Ashton Oaks Apartments       5100 HAWTHORNE DR                                          Waco TX    76710
152 Midland Siesta Hills Shopping Center 5301 -5455 GIBSON BLVD. SE                          Albuquerque NM    87108
153 Midland Holiday Inn Express          801 KEENE ST                                           Columbia MO    65201
154 Midland Waterside Apartments         4200 BOCA CHICA BLVD                                Brownsville TX    78521
155 Midland Village Square Shopping
             Center                      5400 MAIN ST                                        Springfield OR    97478
156 Midland Century Mobile Home Park     12357 S ASHLAND AVE                                Calumet Park IL    60643

                                     II-22

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

-----------------------------------------------------------------------------------------------------------------------
Loan Seller                                                                       Units or             Year     Year
 No.  (1)        Property Name(2)           Property Type        SubType             NSF               Built  Renovated
-----------------------------------------------------------------------------------------------------------------------
 76 RFC     Brook Run Apartments         Multifamily          Garden                    82                1975     N/A
 77 RFC     Green Meadows Apartments     Multifamily          Garden                   152                1981     N/A
 78 RFC     Grand Plaza Properties, Inc. Retail               Unanchored            40,280                1997     N/A
 79 RFC     Fairmont and Monticello
             Apartments                  Multifamily          High-Rise                133                1921    1985
 80 CIBC    Palmetto Gardens Industrial
             Park                        Industrial/Warehouse Warehouse            161,800                1978     N/A
 81 Midland Lower Falls Landing          Retail               Unanchored            46,355                1900    1987
 82 RFC     PML Office Building          Office               Suburban              33,875                1990     N/A
 83 Midland Concord Business Center      Office               Suburban             163,324                1980     N/A
 84 Midland Middlebrook Business Park    Office               Suburban              49,971                1990     N/A
 85 Midland Vintage Faire Apartments     Multifamily          Garden                   112                1979     N/A
 86 CIBC    140 Gould Street             Office               Urban                 39,928                1959    1979
 87 Midland Woodbridge Apartments        Multifamily          Garden                    70                1990     N/A
 88 RFC     Pier One Imports             Retail               Anchored              11,740                1998     N/A
 89 Midland Deerwood at the Park
             Apartments                  Multifamily          Garden                   216                1973     N/A
 90 Midland Tukwila Estates              Multifamily          Garden                    81                1978    1998
 91 Midland Orchard Park Apartments      Multifamily          Garden                   132                1973     N/A
 92 Midland Airport Business Center      Industrial/Warehouse Light                 85,416                1957    1986
 93 Midland Holiday Inn, New Ulm         Hospitality          Limited Service          126                1981    1996
 94 RFC     Monsey Mall                  Retail               Unanchored            31,975                1955    1995
 95 Midland Silverdale Office Building   Office               Suburban              40,218                1993    1997
 96 RFC     Habersham Shopping Center    Retail               Anchored              62,913                1958    1993
 97 Midland Brattleboro North
             Shopping Plaza              Retail               Anchored             136,003                1972    1996
 98 Midland Crossroads Shopping Center   Retail               Anchored              24,000                1999     N/A
 99 RFC     Paloma Apartments            Multifamily          Garden                    58                1913    1993
100 Midland Mullica Woods                Manufactured Housing Manufactured Housing      90                1986     N/A
101 Midland Windsong Apartments          Multifamily          Garden                    90                1972     N/A
102 Midland Magnolia Park Shopping
             Center                      Retail               Anchored              76,476                1987    1998
103 Midland Vollstedt Building           Office               Urban                 23,078                1971    1999
104 Midland Lackland Self Storage        Self Storage         Self Storage             629                1980     N/A
105 Midland Cinnamon Square Apartments   Multifamily          Garden                   192                1971     N/A
106 Midland Bordeaux XI Apartments       Multifamily          Garden                   120                1985     N/A
107 Midland 5397 North Commerce (C)      Industrial/Warehouse Light                 29,622                1985     N/A
108 Midland Gabbert Building (C)         Industrial/Warehouse Light                 20,803                1988     N/A
109 RFC     The Kingsbury Apartments     Multifamily          High-Rise                 53                1908    1984
110 Midland Crestwood Apartments         Multifamily          Garden                   152                1963    1998
111 CIBC    Dicks Clothing and Sporting
             Goods                       Retail               Shadow Anchored       46,378                1999     N/A
112 Midland Roseland Manor Duplexes      Multifamily          Garden                   138                1984     N/A
113 Midland Mount View Office Building   Office               Suburban              17,583                1998     N/A
114 Midland The Port Apartments          Multifamily          Garden                   128                1983     N/A
115 RFC     Forman Mills                 Retail               Shadow Anchored       47,900                1988    1998
116 RFC     7900 Beech Daly &                                                                                     N/A/
             6810 Metroplex Drive        Industrial/Warehouse Light                 69,615           1997/1978    1998
117 RFC     Arrowhead Fountain Center    Retail               Unanchored            13,714                1998     N/A
118 Midland Ridgmar Crossroads
             Apartments                  Multifamily          Garden                    60                1985     N/A
119 RFC     Renaissance West Shopping
             Center                      Retail               Shadow Anchored       52,684                1989     NAV
120 CIBC    Lexington Center             Retail               Anchored              82,155                1969    1996
121 Midland State of Oregon Job Council
             Buildings                   Office               Suburban              27,639                1965    1995
122 CIBC    Hayes Community              Multifamily          Garden                   182                1968    1997
123 RFC     Today's Man - Deptford       Retail               Unanchored            25,600                1984     N/A
124 Midland Devon Park Apartments        Multifamily          Garden                    63                1850     N/A
125 RFC     Cross Keys Apartments        Multifamily          Garden                    64                1965    1998
126 CIBC    White Oak Professional
             Building                    Office               Suburban              21,919                1966    1990
127 RFC     Scripps Mesa Shopping Center Retail               Unanchored            25,485                1980     N/A
128 Midland Pacific Place                Retail               Unanchored             6,213                1937    1986
129 CIBC    Timberfalls Apartments       Multifamily          Mid-Rise                 100                1977    1997
130 Midland 110 American Boulevard       Industrial/Warehouse Flex                  31,900                1998     N/A
131 Midland Handy Lock Mini Storage      Self Storage         Self Storage             615                1994     N/A
132 RFC     Carpenter Crest Apartments   Multifamily          Garden                   105                1983     N/A
133 RFC     Stanford Court               Multifamily          Garden                    72                1985    1997
134 Midland Commons at Valdosta
             Apartment                   Multifamily          Garden                    96                1985     N/A
135 CIBC    Kolonaki - Sausalito (579)   Retail               Unanchored             6,192                1925    1985
136 Midland Quail Court Apartments       Multifamily          Garden                   108                1973     N/A
137 Midland Pacific Palms Apartments     Multifamily          Garden                   107                1962     N/A
138 Midland Village at Cambridge Self
             Storage                     Self Storage         Self Storage             721                1995     N/A
139 CIBC    Kolonaki - San Francisco
             (1723)                      Retail               Unanchored            10,190                1927    1988
140 Midland Providence Office Building   Office               Suburban              46,641                1964     N/A
141 Midland Westlake Village Apartments  Multifamily          Garden                   140                1977     N/A
142 CIBC    Days Inn - Anderson          Hospitality          Limited Service           53                1992     N/A
143 RFC     Hollywood Video Portfolio    Retail               Unanchored            13,956           1997/1998     N/A
144 CIBC    Hampton Inn - Mary Esther    Hospitality          Limited Service           52                1997     N/A
145 RFC     The Pinons Apartments        Multifamily          Garden                    92                1968     N/A
146 Midland Foreside Place               Office               Suburban              32,520                1975     N/A
147 Midland 21036 Triple Seven Road      Office               Suburban              14,258                1990     N/A
148 RFC     Central Park Southwest       Mixed Use            Office/Multifamily    24,280                1947    1996
149 Midland Best Storage                 Self Storage         Self Storage             572                1986     N/A
150 Midland Forest Hills Shopping Center Retail               Anchored              36,000                1990     N/A
151 Midland Ashton Oaks Apartments       Multifamily          Garden                   144                1974     N/A
152 Midland Siesta Hills Shopping Center Retail               Unanchored            87,272                1962    1992
153 Midland Holiday Inn Express          Hospitality          Limited Service           65                1986    1996
154 Midland Waterside Apartments         Multifamily          Garden                   119                1984     N/A
155 Midland Village Square Shopping
             Center                      Retail               Anchored              64,486                1980    1992
156 Midland Century Mobile Home Park     Manufactured Housing Manufactured Housing      98                1950     N/A

                                     II-22


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

------------------------------------------------------------------------------------------------------------------------
Loan Seller
 No.  (1)        Property Name(2)                         Address                         City         State Zipcode
------------------------------------------------------------------------------------------------------------------------
157 Midland Rite Aid Pharmacy            AIRPORT & SCHOENERSVILLEROADS                           Hanover PA    18002
158 RFC     Hobe Village Mobile Home
             Park                        11411 U.S. Highway One                               Hobe Sound FL    33455
159 Midland Via Linda Plaza              108TH STREET AND VIA LINDA                           Scottsdale AZ    85259
160 Midland Pleasant Valley Apartments   6100 PLEASANT VALLEY ROAD                             El Dorado CA    95623
161 Midland West Wind Apartments
             Phase III                   5200 BLOCK OLD ZUCK RD                                Millcreek PA    16506
162 RFC     S&R Shopping Center          4301 Kenilworth Avenue                              Bladensburg MD    20710
163 Midland Edwards Village Center       105 EDWARDS VILLAGE BLVD                                Edwards CO    81632
164 Midland Comfort Inn                  1621 SUPER PLAZA                                     Hutchinson KS    67501
165 RFC     Laudonniere Apartments       15 Isle of Venice Drive                          Ft. Lauderdale FL    33301
166 RFC     Whaley's Shopping Center     533 South Howard Avenue                                   Tampa FL    33606
167 Midland Maybrook Apartments          BROADWAY & OAK ST                                      Maybrook NY    12543
168 RFC     Staples                      618 North 2nd St. East                                  Rexburg ID    83440
169 RFC     The Retail Group             2607 Second Avenue                                      Seattle WA    98121
170 Midland Tucker Industries Building   2835 - 2865 JANITELL ROAD                      Colorado Springs CO    80906
171 Midland Airborne Express             51 PENT HWY                                         Wallingford CT    06492
172 Midland Parkway Gardens
             Apartments (D)              8008 MILITARY PRKWY                                      Dallas TX    75227
173 Midland Norvell Gardens
             Apartments (D)              8008 NORVELL ROAD                                        Dallas TX    75227
174 RFC     Smith Retail Portfolio       193 Thomas Johnson Dr, 200 Amber Dr, &
                                          6915 Baltimore National Pike                         Frederick MD    21702
175 RFC     Stor-A-Lot Self Storage      17108 Main Street                                      Hesperia CA    92345
176 CIBC    CVS Smithtown                45 Terry Road                                         Smithtown NY    11787
177 Midland Ashwood Apartments           3451 SE 44TH ST                                        Del City OK    73135
178 Midland Stonehurst Apartments        2 COPLEY RD                                         Upper Darby PA    19082
179 Midland Storage Max-Yuma             2251 W 24TH ST                                             Yuma AZ    85364
180 Midland Georgetown/Melrose Plaza     6636-6750 HARRY DRIVE, 6751 TITIAN AVE,
             Apartments                   & 683-791 NORTH CARROLLTON DRIVE                   Baton Rouge LA    70806
181 RFC     Greenwood/St. Charles        890-896 Greenwood/944-954 St. Charles                   Atlanta GA    30306
182 Midland South Ogden Plaza            652-700 S OGDEN ST                                      Buffalo NY    14206
183 Midland Cedarstone Apartments        940 STEWART ST                                       Morgantown WV    26505
184 Midland Southwest Manor Duplexes      ARLENE DRIVE AND CALEB COURT                          Columbia MO    65203
185 Midland Super 8 Motel                1708 W WYATT EARP                                    Dodge City KS    67801
186 RFC     Andover Apartments           429  Andover Court                                     Columbus OH    43229
187 Midland Southwood Plaza Office
             Building                    870 E 9400 SOUTH                                          Sandy UT    84094
188 Midland The Trade Center             814 ELM STREET                                       Manchester NH    03784
189 RFC     Regency Mobile Home Park     3260 US Highway 22 West                              Somerville NJ    8876
190 RFC     Village Green Shopping
             Center                      2321 Bay Area Boulevard                                 Houston TX    77059
191 RFC     Center on Memorial           12645 Memorial Drive                                    Houston TX    77024
192 RFC     River Road Mobile Home Park  1328 River Road                                           Selma NC    27576
193 RFC     First View                   3508 South 1st Street                                    Austin TX    78704
194 Midland Payne Office Building        7202 ARLINGTON BLVD                                Falls Church VA    22042
195 RFC     Woodlane Apartments          215 Wood Street                                          Athens TX    75751
196 Midland 507 Capital Court (E)        507 CAPITAL CT NE                                    Washington DC    20002
197 Midland 513 Capitol Court (E)        513 CAPITAL CT NE                                    Washington DC    20002
198 Midland 501 Capital Ct. NE (E)       501 CAPITAL CT NE                                    Washington DC    20002
199 CIBC    Town House South Apartments                                                                        75603 &
             and Danville Duplexes       329 FM 1845 & 1811 Danville Road             Longview & Kilgore TX    75662
200 RFC     Red Deer Apartments          101 Red Deer Drive                                 Teays Valley WV    25526
201 Midland Crown Plaza Office Building  100 PORTLAND AVE SOUTH                              Minneapolis MN    55401
202 RFC     535 Manufacturers Drive      535 Manufacturers Drive                                Westland MI    48186
203 RFC     Old Colony Apartments        788 North Main Street                                Fall River MA    2720
204 RFC     Franklin Avenue Building     55 Franklin Avenue                                     Brooklyn NY    11205
205 RFC     Rivercrest Apartments        1204 Country House Lane                               Marrietta OH    45740
206 Midland View Pointe Apartments       2700 E GRAUWYLER                                         Irving TX    75061
207 RFC     1340 21st Street NW          1340 21st Street NW                                  Washington DC    20036
208 RFC     Rollingwood Apartments       2860 Red Bug Lake Rd                                Casselberry FL    32707
209 Midland Greenbrier Apartments        14843,45 ,47 N 60TH ST                         Oak Park Heights MN    55082
210 Midland Lantana Apartments           525 S. BROADWAY, 203 E. LANTANA AND
                                          315 N. LAKE DRIVE                                      Lantana FL    33462
211 RFC     Pine Meadow Apartments       191-198 West Hampton Road                             Pemberton NJ    8068
212 Midland Commerce II Business Park    4410 DILLON LN                                   Corpus Christi TX    78468
213 Midland Office Park at Erindale      6020 & 6025 ERIN PARK DR                       Colorado Springs CO    80918
214 Midland Fletcher Auto Mall           1130 E FLETCHER AVE                                       Tampa FL    33612
215 RFC     Spurwood Office              10655 Six Pines Drive                             The Woodlands TX    77380
216 RFC     Colonial-Excelsior           325 Church Street/402 Post Office St.                 Galveston TX    77550
217 Midland 170 South River Road         170 S RIVER RD                                          Bedford NH    03110
218 RFC     Centennial Place Apartments  305 W. Grant St.                                     Plant City FL    33549
219 RFC     Charmony Place Apartments    525 Charmony Frontage Road                             Sterling CO    80751
220 RFC     Wooded Acres Apartments      1514 & 1519 Copeland Avenue                              Lufkin TX    75904
221 RFC     Greenwood Villa Apartments   915 South College                                     Lafayette LA    70503
222 RFC     Lincolnwood Office Building  6820-6840 North Lincoln Avenue                      Lincolnwood IL    60646
223 RFC     Brighton Court Apartments    6212-30 Chestnut Street                            Philadelphia PA    19188
224 Midland Bell Oaks Village Apartments 890 HIGH OAKS DR                                      Bellville TX    77418
225 RFC     61-71 Long Lane              61-71 Long Lane                                     Upper Darby PA    19082
226 Midland Prairie Village Mobile Home
             Park                        2867 ROUTE 90                                         Van Meter IA    50038
227 RFC     20 Green of Panorama         200 Panorama Drive                                     Panorama TX    77304
228 RFC     Cedargate Apartments         860  Hunter Road                                           Enon OH    45323
229 RFC     Copperfield Landing, LP      8100 Highway 6 North                                    Houston TX    77095
230 Midland ICCA Building                114 COLUMBIA ST                                         Corning NY    14830
231 RFC     Oak Glen Apartments          615 Freeport Street                                     Houston TX    77015
232 RFC     North Miami Industrial       13730 & 13810 NW 6th Court                          North Miami FL    33168
233 RFC     Quail Creek Apartments       100-724 Quail Creek Drive                                 Clyde OH    43055
234 RFC     University Apartments        506 Harding, 513 Wilson,
                                          600 E. University, 327 G. Mouton                     Lafayette LA    70503
235 Midland Irving Court Townhomes       301-319 ROLSTON RD                                       Irving TX    75061
236 RFC     Grahamcrest Manor Apartments 7615-7622 Grahamcrest Drive                             Houston TX    77061
237 RFC     The Gorelick Apartments      187 & 193 Florence Street                            Roslindale MA    2131

                                     II-23



APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

-----------------------------------------------------------------------------------------------------------------------
Loan Seller                                                                       Units or             Year     Year
 No.  (1)        Property Name(2)           Property Type        SubType             NSF               Built  Renovated
-----------------------------------------------------------------------------------------------------------------------
157 Midland Rite Aid Pharmacy            Retail               Anchored              11,050                1998     N/A
158 RFC     Hobe Village Mobile Home
             Park                        Manufactured Housing Manufactured Housing     127                1955    1973
159 Midland Via Linda Plaza              Retail               Unanchored            16,014                1987     N/A
160 Midland Pleasant Valley Apartments   Multifamily          Garden                    48                1988     N/A
161 Midland West Wind Apartments
             Phase III                   Multifamily          Garden                    27                1997     N/A
162 RFC     S&R Shopping Center          Retail               Unanchored            25,137                1990     N/A
163 Midland Edwards Village Center       Office               Suburban              10,618                1997     N/A
164 Midland Comfort Inn                  Hospitality          Limited Service           63                1980     N/A
165 RFC     Laudonniere Apartments       Multifamily          Garden                    13                1960    1998
166 RFC     Whaley's Shopping Center     Retail               Unanchored            20,464                1987     N/A
167 Midland Maybrook Apartments          Multifamily          Garden                    60                1971     N/A
168 RFC     Staples                      Retail               Anchored              24,000                1999     N/A
169 RFC     The Retail Group             Office               Urban                 20,565                1925    1998
170 Midland Tucker Industries Building   Industrial/Warehouse Warehouse             42,636                1996     N/A
171 Midland Airborne Express             Industrial/Warehouse Light                 24,828                1991     N/A
172 Midland Parkway Gardens
             Apartments (D)              Multifamily          Garden                    71                1984     N/A
173 Midland Norvell Gardens
             Apartments (D)              Multifamily          Garden                    26                1984     N/A
174 RFC     Smith Retail Portfolio
                                         Retail               Unanchored            16,618      1950/1981/1984     N/A
175 RFC     Stor-A-Lot Self Storage      Self Storage         Self Storage          70,629                1989     N/A
176 CIBC    CVS Smithtown                Retail               Unanchored            10,125                1998     N/A
177 Midland Ashwood Apartments           Multifamily          Garden                   157                1969     N/A
178 Midland Stonehurst Apartments        Multifamily          Garden                    74                1935    1998
179 Midland Storage Max-Yuma             Self Storage         Self Storage             459                1985     N/A
180 Midland Georgetown/Melrose Plaza
             Apartments                  Multifamily          Garden                   191                1970     N/A
181 RFC     Greenwood/St. Charles        Multifamily          Garden                    40                1965    1998
182 Midland South Ogden Plaza            Retail               Anchored             110,680                1974     N/A
183 Midland Cedarstone Apartments        Multifamily          Garden                    36                1990     N/A
184 Midland Southwest Manor Duplexes     Multifamily          Garden                    20                1996     N/A
185 Midland Super 8 Motel                Hospitality          Limited Service           64                1980     N/A
186 RFC     Andover Apartments           Multifamily          Garden                    66                1982     N/A
187 Midland Southwood Plaza Office
             Building                    Office               Suburban              25,351                1978     N/A
188 Midland The Trade Center             Office               Suburban              20,898                1989     N/A
189 RFC     Regency Mobile Home Park     Manufactured Housing Manufactured Housing     55                 1950    1997
190 RFC     Village Green Shopping
             Center                      Retail               Unanchored            24,159                1980     N/A
191 RFC     Center on Memorial           Retail               Unanchored            10,406                1985     N/A
192 RFC     River Road Mobile Home Park  Manufactured Housing Manufactured Housing      81                1995    1996
193 RFC     First View                   Multifamily          Garden                    62                1983    1997
194 Midland Payne Office Building        Office               Suburban              24,473                1967     N/A
195 RFC     Woodlane Apartments          Multifamily          Garden                    65                1984     N/A
196 Midland 507 Capital Court (E)        Office               Urban                  3,490                1986     N/A
197 Midland 513 Capitol Court (E)        Office               Urban                  3,475                1987     N/A
198 Midland 501 Capital Ct. NE (E)       Office               Urban                  3,490                1986     N/A
199 CIBC    Town House South Apartments
             and Danville Duplexes       Multifamily          Mid-Rise                 100           1966/1983     N/A
200 RFC     Red Deer Apartments          Multifamily          Garden                    66                1984     N/A
201 Midland Crown Plaza Office Building  Office               Suburban              23,838                1908    1988
202 RFC     535 Manufacturers Drive      Industrial/Warehouse Light                 40,000                1980     N/A
203 RFC     Old Colony Apartments        Multifamily          Garden                    34                1985     N/A
204 RFC     Franklin Avenue Building     Industrial/Warehouse Light                 45,300                1948     N/A
205 RFC     Rivercrest Apartments        Multifamily          Garden                    69                1981     N/A
206 Midland View Pointe Apartments       Multifamily          Garden                    85                1971     N/A
207 RFC     1340 21st Street NW          Multifamily          Mid-Rise                  10                1910    1998
208 RFC     Rollingwood Apartments       Multifamily          Garden                    64                1979     N/A
209 Midland Greenbrier Apartments        Multifamily          Garden                    45                1964     N/A
210 Midland Lantana Apartments
                                         Multifamily          Garden                    42                1969     N/A
211 RFC     Pine Meadow Apartments       Multifamily          Garden                    56                1964    1997
212 Midland Commerce II Business Park    Office               Suburban             108,380                1973     N/A
213 Midland Office Park at Erindale      Office               Urban                 15,491                1982     N/A
214 Midland Fletcher Auto Mall           Retail               Unanchored            27,330                1989     N/A
215 RFC     Spurwood Office              Office               Suburban              22,783                1985    1997
216 RFC     Colonial-Excelsior           Multifamily          Garden                    57                1973     N/A
217 Midland 170 South River Road         Office               Suburban              17,113                1966    1998
218 RFC     Centennial Place Apartments  Multifamily          Garden                    44                1986     N/A
219 RFC     Charmony Place Apartments    Multifamily          Garden                    54                1965    1996
220 RFC     Wooded Acres Apartments      Multifamily          Garden                    60           1978/1980     N/A
221 RFC     Greenwood Villa Apartments   Multifamily          Garden                    60                1965     N/A
222 RFC     Lincolnwood Office Building  Office               Suburban              16,445                1978    1993
223 RFC     Brighton Court Apartments    Multifamily          Mid-Rise                  69                1925     N/A
224 Midland Bell Oaks Village Apartments Multifamily          Garden                    76                1982     N/A
225 RFC     61-71 Long Lane              Office               Urban                 23,298                1958    1989
226 Midland Prairie Village Mobile Home
             Park                        Manufactured Housing Manufactured Housing      80                1963     N/A
227 RFC     20 Green of Panorama         Multifamily          Garden                    16                1987     N/A
228 RFC     Cedargate Apartments         Multifamily          Garden                    48                1982     N/A
229 RFC     Copperfield Landing, LP      Retail               Unanchored             9,076                1995     N/A
230 Midland ICCA Building                Office               Medical                5,830                1979    1998
231 RFC     Oak Glen Apartments          Multifamily          Garden                    56                1970    1995
232 RFC     North Miami Industrial       Industrial/Warehouse Flex                  22,500           1949/1976    1997
233 RFC     Quail Creek Apartments       Multifamily          Garden                    28                1995     N/A
234 RFC     University Apartments
                                         Multifamily          Garden                    43                1972     N/A
235 Midland Irving Court Townhomes       Multifamily          Garden                    32                1966     N/A
236 RFC     Grahamcrest Manor Apartments Multifamily          Garden                    49                1970    1990
237 RFC     The Gorelick Apartments      Multifamily          Garden                    12                1900    1997

                                     II-23

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

-----------------------------------------------------------------------------------------------------------------------
Loan Seller
 No.  (1)        Property Name(2)                         Address                         City         State Zipcode
-----------------------------------------------------------------------------------------------------------------------
238 Midland 325-339 North Dr             325-339 NORTH DR                               North Plainfield NJ    07060
239 RFC     519 Central Avenue           519 Central Avenue                                  Jersey City NJ    7307
240 RFC     Klingerman Apartments        12426-12434 Klingerman Street                          El Monte CA    91732
241 RFC     901 SW 8th Avenue Apartments 901 SW 8th Avenue Apartments                              Miami FL    33130
242 RFC     Meadow Pines Apartments      11502-11515 Meadow Pines Court                          Houston TX    77099


                                     II-24

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

-----------------------------------------------------------------------------------------------------------------------
Loan Seller                                                                       Units or             Year     Year
 No.  (1)        Property Name(2)           Property Type        SubType             NSF               Built  Renovated
-----------------------------------------------------------------------------------------------------------------------
238 Midland 325-339 North Dr             Industrial/Warehouse Warehouse             16,994                1954     N/A
239 RFC     519 Central Avenue           Multifamily          Mid-Rise                  16                1940    1987
240 RFC     Klingerman Apartments        Multifamily          Garden                    13                1961    1998
241 RFC     901 SW 8th Avenue Apartments Multifamily          Garden                    24                1954     N/A
242 RFC     Meadow Pines Apartments      Multifamily          Garden                    24                1983    1998

                                     II-24

     Footnotes to Appendix II

1 "Midland", "RFC" and "CIBC" denote Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc., respectively, as Sellers.

2 Sets of Mortgage Loans that have identical alphabetical coding designate multiple loans that are cross-collateralized and cross-defaulted, while Mortgage Loans that have identical Roman Numeral coding indicate multiple properties securing one note. Loan No. 3, Prime Portfolio, is secured by six properties: 1301 East Tower Road, 4300 Madison Street, 342-346 Carol Lane, 550 Kehoe Blvd, 343 Carol Lane and 388 Carol Lane. These properties are described in the six rows immediately below the dancofpLo

3 Loan No. 60, Canal House Apartments, is known to have additional, unsecured subordinate debt totaling approximately $1,503,655, at loan origination.

     Loan No. 81, Lower Falls Landing, is known to have additional, unsecured subordinate debt totaling approximately $88,000, at loan origination.

     Loan No. 191, Center on Memorial, is known to have additional, unsecured subordinate debt totaling approximately $25,000, at loan origination.

4 Certain ratios including Cut-Off Date Balance / Unit or SF, DSCR, Cut-Off Date LTV and Balloon LTV are calculated on a combined basis for Mortgage Loans that are secured by multiple properties or are cross-collateralized and cross-defaulted. For the purposes of the statistical information set forth in this Prospectus Supplement, as to such multiple property loans, a portion of the aggregate Cut-Off Date Balance has been allocated to each property, based on the allocation assigned in the noespurpos

5    "ARD"  indicates  the  Anticipated   Repayment  Date  for  hyper-amortizing
     Mortgage Loans. Twenty-six of the Mortgage Loans in the Mortgage Pool are hyper-amortization loans. See "Description of the Mortgage Loans".

6 The Amortization Term shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the actual/360 interest calculation methodology applied to most Mortgage Loans, the actual amortization to a zero balance will be longer.

7 In general for each property, "Percent Leased" was determined based on a rent roll provided by the borrower. In certain cases, "Percent Leased" was determined based on an appraisal, executed lease, operating statement or occupancy report. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information. For hospitality properties, the data shown is the average daily occupancy rate, generally for the immediately preceeding twelve month period.

8 "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the subject property.

9 "Seasoning" represents the number of payments elapsed from the date of the first regularly scheduled payment or due date to and including the Cut-Off Date.

10 Indicates prepayment provisions from the first Due Date as stated in the Mortgage Loan. "YM" represents yield maintenance, "YM5" represents the greater of yield maintenance or five percent, and "YM1" represents the greater of yield maintenance or one percent, of the outstanding principal balance at such time, respectively. The stated percentages represent Percentage Premiums. "Open" represents a period during which Principal Prepayments are permitted without payment of a Prepayment PremiumMoForcha

11 The "Administrative Cost Rate" indicated for each Mortgage Loan will be calculated based on the same interest calculation methodology applicable to each Mortgage Loan.


12
                                                                                                                           Yield
                                                                           Yield Maintenance                            Maintenance
                              Yield Maintenance                     Discount Rate (Prsent Value Loans)                   Interest
          Code                Calculations Basis             or Yield Rate (Interest Differential Loans)              Accrual Method
   ---------------------------------------------------------------------------------------------------------------------------------
   A                        Interest Differential   The yield on the 4.75% U.S. Treasury Security due November, 2008          30/360
   B                        Interest Differential   The yield on the 4.75% U.S. Treasury Security due November, 2008      Actual/360
   C                        Interest Differential   Treasury                                                                  30/360
   D                        Interest Differential   Treasury 5.625% due 5/2008                                                30/360
   E                        Interest Differential   Treasury 8.75% due 11/3/2008                                              30/360
   F                        PV                      Treasury                                                              Actual/360
   G                        PV                      Treasury                                                                  30/360



                                  APPENDIX III

Significant Loan Summaries

Loan No. 1 - 21 Penn Plaza



------------------------------------------------------------------------------------------------
Cut-off Date Balance:          $32,184,648            Balloon Balance:     $28,409,182
------------------------------------------------------------------------------------------------
Loan Type:                     Principal & Interest   Property Type:       Office
------------------------------------------------------------------------------------------------
Origination Date:              September 9, 1998      Location:            New York, NY
------------------------------------------------------------------------------------------------
Maturity Date:                 October 1, 2008        Year Renovated:      1997
------------------------------------------------------------------------------------------------
Initial Mortgage Rate:         7.200%                 Appraised Value:     $47,200,000
------------------------------------------------------------------------------------------------
Annual Debt Service:           $2,639,129             Current LTV:         68.2%
------------------------------------------------------------------------------------------------
DSCR:                          1.36x                  Balloon LTV:         60.2%
------------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:   $3,583,883             Occupancy:           99.9%
------------------------------------------------------------------------------------------------
                                                      Occupancy Date:      March 8, 1999
------------------------------------------------------------------------------------------------



The Loan

        The 21 Penn Plaza Loan (the "Penn Plaza Loan") is secured by a first mortgage on a 17-story, 344,091 square foot office building located at 360 West 31st Street, New York, New York (the "Penn Plaza Property"). RFC originated the Penn Plaza Loan on September 9, 1998.

        The Borrower. The borrower is G-H-G Realty Company, L.L.C., a New York limited liability company (the "Penn Plaza Borrower"). The managing member of the Penn Plaza Borrower is G-H-G Realty Management Company, Inc., a New York corporation. The Penn Plaza Borrower is a special purpose entity.

        Security. The Penn Plaza Loan is secured by a Mortgage and Security Agreement, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. Such Mortgage is a first lien on the fee interest in the Penn Plaza Property. The Penn Plaza Loan is non-recourse, subject to certain limited exceptions.

        Payment Terms. The Penn Plaza Loan has a fixed 7.200% Mortgage Rate, an original term of 120 months and an original amortization of 360 months. The Penn Plaza Loan requires monthly principal and interest payments of $219,927.38 until maturity, at which time all unpaid principal and accrued but unpaid interest is due. The Penn Plaza Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

        Prepayment/Defeasance. No prepayment or defeasance is permitted before September 9, 2003. Thereafter, until July 1, 2008, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the Penn Plaza Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Maturity Date. Each such payment must be equal to or greater than each scheduled Monthly Payment during the loan term, and greater than the anticipated balloon balance due on the Maturity Date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after July 1, 2008, the Penn Plaza Loan may be prepaid without the payment of any prepayment consideration.

        Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the Penn Plaza Loan immediately due and payable upon the transfer of the Penn Plaza Property or any ownership interest in the Penn Plaza Borrower. The Penn Plaza Borrower has a right to transfer the Penn Plaza Property to a qualifying single asset transferee approved by the lender if (i) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources customarily required by the lender for properties such as the Penn Plaza Property, (ii) the proposed transferee assumes the

                                     III-1
obligations of the Penn Plaza Borrower and an acceptable person or entity assumes all guaranties or indemnities, and (iii) a 1% assumption fee has been received by the lender. The Penn Plaza Loan documents also allow transfers of membership interest in the Penn Plaza Borrower which: (a) do not amount, in the aggregate, to a transfer of 49% or more of the non-managing member interests to a third party; or (b) are the result of devise or descent or by operation of law upon the death of a member.

        Escrow/Reserves. There is a tax reserve which requires deposits in an amount sufficient to pay real estate taxes when due. There is a capital improvement reserve funded at on a monthly basis at the rate of $4,289.42 per month.

        Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

        Prior Loan. Based on information obtained by RFC, as a result of a tenant occupying approximately 50% of the Penn Plaza Property vacating its premises in 1995, the prior loan was restructured into two notes of equal principal balances: an A note which was paid on an interest-only basis and a B note which was paid on the basis of the achievement of certain cash flow hurdles. The sum of the original balances of the A and B notes approximated the then outstanding balance of the prior loan. In September of 1998 when the Penn Plaza Loan was originated, the A note was retired in full and the B note was retired at a discount. As reported by the prior lender and the Borrower, no payment default occurred prior to, during, or after the restructure. As described in "Property", the Penn Plaza Property was 99.9% leased as of March 8, 1999.

The Property

        The Penn Plaza Property consists of a 17-story office building located on the southwest corner of Ninth Avenue and West 31st Street, one block west of the Penn Station rail terminal. The Penn Plaza Property was originally constructed in 1931 and substantially renovated in 1997. It contains 344,091 rentable square feet, with office uses on the 2nd through 17th floors, retail uses on the 1st floor and storage uses in the basement. Certain tenant occupy an entire floor while other floors are subdivided for multi-tenant use.

        The Penn Plaza Property was 99.9% leased as of March 8, 1999. Thirty-eight tenants currently occupy space in the Penn Plaza Property. Major tenants include Saks & Company (63,159 square feet), Eastman Kodak (28,446 square feet), Amtrak (24,506 square feet), Equitable Life Assurance Company of America (22,230 square feet), and Central Parking Systems, Inc. (21,250 square feet). Contractual lease expirations during the loan term are as follows: 1999 (14,289 square feet/4% of total), 2000 (25,568/7%), 2001 (8,027/2%), 2002
(8,289/2%), 2003 (2,922/1%), 2004 (3,435/1%), 2005 (30,885/9%), 2006
(31,163/9%), 2007 (7,340/2%), and 2008 (130,192/38%).

Management

        The Penn Plaza Property is managed by S. L. Green Realty Corp., a fully integrated, self-administered and self-managed real estate investment trust engaged in owning, managing, leasing, acquiring and repositioning Class B office property in Manhattan. The company currently owns interests in 15 Class B properties totaling approximately 5 million square feet and leases 27 properties totaling an additional 8.2 million square feet.

                                     III-2

Loan No. 2 - Park Drive Manor Apartments


------------------------------------------------------------------------------------------------
Cut-off Date Balance:          $22,925,004            Balloon Balance:     $18,660,352
------------------------------------------------------------------------------------------------
Loan Type:                     Principal & Interest   Property Type:       Multifamily
------------------------------------------------------------------------------------------------
Origination Date:              March 17, 1999         Location:            Philadelphia, PA
------------------------------------------------------------------------------------------------
Maturity Date:                 April 1, 2009          Year Renovated:      1998
------------------------------------------------------------------------------------------------
Initial Mortgage Rate:         7.450%                 Appraised Value:     $30,000,000
------------------------------------------------------------------------------------------------
Annual Debt Service:           $2,030,648             Current LTV:         76.4%
------------------------------------------------------------------------------------------------
DSCR:                          1.35x                  Balloon LTV:         62.2%
------------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:   $2,741,135             Occupancy:           97.8%
------------------------------------------------------------------------------------------------
                                                      Occupancy Date:      January 28, 1999
------------------------------------------------------------------------------------------------



The Loan

        The Park Drive Manor Apartments Loan (the "Park Drive Loan") is secured by a first mortgage on a 572-unit, 2 building garden apartment complex located at 633 West Rittenhouse Street, Philadelphia, Pennsylvania (the "Park Drive Property"). RFC originated the Park Drive Loan on March 17, 1999.

        The Borrower. The borrower is Park Drive Group, LP, a Pennsylvania limited partnership (the "Park Drive Borrower"). The corporate general partner of the Park Drive Borrower is Empire/Rittenhouse Group, a Pennsylvania corporation. Ezra Beyman is the sole limited partner of the Park Drive Borrower, and is the President, Treasurer, and Secretary of the Empire/Rittenhouse Group. The Park Drive Borrower is a special purpose entity.

        Security. The Park Drive Loan is secured by a Mortgage and Security Agreement, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. Such Mortgage is a first lien on the fee interest in the Park Drive Property. The Park Drive Loan is non-recourse, subject to certain limited exceptions.

        Payment Terms. The Park Drive Loan has a fixed 7.450% Mortgage Rate, an original term of 120 months and an original amortization of 300 months. The Park Drive Loan requires monthly principal and interest payments of $169,220.65 until maturity, at which time all unpaid principal and accrued but unpaid interest is due. The Park Drive Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

        Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) May 1, 2003, or (b) two years following the date of the assignment of the Park Drive Loan to a REMIC in connection with a securitization. Thereafter, until January 1, 2009, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the Park Drive Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Maturity Date. Each such payment must be equal to or greater than each scheduled Monthly Payment during the loan term, and greater than the anticipated balloon balance due on the Maturity Date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. From and after January 1, 2009, the Park Drive Loan may be prepaid without the payment of any prepayment consideration.

        Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the Park Drive Loan immediately due and payable upon the transfer of the Park Drive Property or any ownership interest in the Park Drive Borrower. The Park Drive Borrower has a one time right to transfer the Park Drive Property to a qualifying single asset transferee approved by the lender if (i) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources customarily required by the lender for properties such as the Park Drive Property, (ii) the proposed transferee assumes the obligations of the Park Drive Borrower, (iii) no event of default then exists, and (iv) a 1% assumption fee has been received by the lender. The Park Drive Loan documents also allow transfers of membership interest in the Park

                                     III-3

Drive Borrower which: (a) do not amount, in the aggregate, to a transfer of 49% or more of such membership interests to a third party; (b) are the result of a death or physical or mental disability, or (c) are to an immediate family member or trust for such a family member.

        Escrow/Reserves. There is a tax reserve which requires deposits in an amount sufficient to pay real estate taxes when due. A $56,525 reserve was established at closing to provide funds for repairs recommended in the engineering report. Additionally, there is a replacement reserve funded monthly at the rate of $5,267 per month.

        Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

The Property

        The Park Drive Property is located at 633 West Rittenhouse Street in the Germantown-Chestnut Hill district of Philadelphia, Pennsylvania, approximately 5 miles north of the central business district. It was built in 1950 and renovated in 1998. It consists of 572 units contained in 2 twelve-story residential buildings connected by a clubhouse/leasing center with 14,800 square feet of commercial space. The Park Drive Property contains 48 efficiency units, 288 one-bedroom units, 232 two-bedroom units and four four-bedroom units. Amenities include elevators, gated, security code controlled entry, a laundry facility, fitness center, outdoor swimming pool including locker/shower and cabana buildings, two outdoor tennis courts, walking/jogging trails, covered parking
(220), uncovered parking (405) and an appliance package including stove, refrigerator, central a/c and other standard appliances.

Management

        The Park Drive Property is managed by Empire/Rittenhouse Group. Empire/Rittenhouse Group has been involved in the management of apartment complexes for approximately 14 years, and currently manages approximately 1,500 owned residential units in the Philadelphia market.

                                     III-4

Loan No. 3 - Prime Portfolio



---------------------------------------------------------------------------------------------------
Cut-off Date Balance:          $15,395,975            Location:
---------------------------------------------------------------------------------------------------
    342 Carol Lane              $2,311,970               342 Carol Lane                Elmhurst, IL
---------------------------------------------------------------------------------------------------
    343 Carol Lane              $1,370,753               343 Carol Lane                Elmhurst, IL
---------------------------------------------------------------------------------------------------
    388 Carol Lane              $1,331,164               388 Carol Lane                Elmhurst, IL
---------------------------------------------------------------------------------------------------
    550 Kehoe                   $2,239,721               550 Kehoe                     Carol Stream, IL
---------------------------------------------------------------------------------------------------
    4300 Madison                $4,020,214               4300 Madison                  Hillside, IL
---------------------------------------------------------------------------------------------------
    1301 East Tower             $4,122,155               1301 East Tower               Schaumburg, IL
---------------------------------------------------------------------------------------------------
Loan Type:                     Principal & Interest   Year Built:
---------------------------------------------------------------------------------------------------
Origination Date:              May 1, 1998               342 Carol Lane                1989
---------------------------------------------------------------------------------------------------
Maturity Date*:                May 1, 2008               343 Carol Lane                1989
---------------------------------------------------------------------------------------------------
Initial Mortgage Rate:         7.170%                    388 Carol Lane                1979
---------------------------------------------------------------------------------------------------
Annual Debt Service:           $1,263,319                550 Kehoe                     1996
---------------------------------------------------------------------------------------------------
    342 Carol Lane              $189,709                 4300 Madison                  1980
---------------------------------------------------------------------------------------------------
    343 Carol Lane              $112,477                 1301 East Tower               1992
---------------------------------------------------------------------------------------------------
    388 Carol Lane              $109,229              Appraised Value:              $19,400,000
---------------------------------------------------------------------------------------------------
    550 Kehoe                   $183,781                 342 Carol Lane                $3,200,000
---------------------------------------------------------------------------------------------------
    4300 Madison                $329,879                 343 Carol Lane                $1,900,000
---------------------------------------------------------------------------------------------------
    1301 East Tower             $338,244                 388 Carol Lane                $1,800,000
---------------------------------------------------------------------------------------------------
Combined DSCR:                 1.35x                     550 Kehoe                     $3,000,000
---------------------------------------------------------------------------------------------------
Balloon Balance:               $13,655,857               4300 Madison                  $4,800,000
---------------------------------------------------------------------------------------------------
    342 Carol Lane                 $2,050,661            1301 East Tower               $4,700,000
---------------------------------------------------------------------------------------------------
    343 Carol Lane                 $1,215,824         Combined Current LTV:         79.4%
---------------------------------------------------------------------------------------------------
    388 Carol Lane                 $1,180,710         Combined Balloon LTV:         70.4%
---------------------------------------------------------------------------------------------------
    550 Kehoe                      $1,986,578         Occupancy (All Properties):   100%
---------------------------------------------------------------------------------------------------
    4300 Madison                   $3,565,833         Occupancy Date:               June 1, 1999
---------------------------------------------------------------------------------------------------
    1301 East Tower                $3,656,251
---------------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:   $1,709,765
---------------------------------------------------------------------------------------------------
Property Type:
---------------------------------------------------------------------------------------------------
    342 Carol Lane             Industrial
---------------------------------------------------------------------------------------------------
    343 Carol Lane             Industrial
---------------------------------------------------------------------------------------------------
    388 Carol Lane             Industrial
---------------------------------------------------------------------------------------------------
    550 Kehoe                  Industrial
---------------------------------------------------------------------------------------------------
    4300 Madison               Industrial
---------------------------------------------------------------------------------------------------
    1301 East Tower            Office
---------------------------------------------------------------------------------------------------

 *For purposes hereof, the Anticipated Repayment Date described below is assumed to be the maturity date of the Prime Loan.
**Information described herein with respect to the individual properties securing the Prime Loan is an allocated portion of such information based upon the ratio of the appraised value or underwritable cash flow of the individual properties to the aggregate appraised value or underwritable cash flow of all such properties.

The Loan

        The Prime Portfolio Loan (the "Prime Loan") consists of one loan secured by first mortgages on 5 industrial and 1 office properties located in the suburbs of Chicago (each, a "Prime Property"). CIBC originated the Prime Loan on May 1, 1998.

                                     III-5

        The Borrower. Six separate Delaware limited liability companies are the co-borrowers for the Prime Loan (each a "Prime Borrower"). The managing member of each Prime Borrower is Prime Group Realty, L.P., a Delaware limited partnership. The managing partner Prime Group Realty, L.P. is Prime Group Realty Trust, a Maryland real estate investment trust. Each Prime Borrower is a single-purpose bankruptcy-remote entity.

        Security. The Prime Loan is secured by separate Mortgages, Assignments of Leases and Rents, UCC Financing Statements and certain additional security documents executed by each Prime Borrower over the separate Prime Property owned by it. Each Mortgage is a first lien on the related Prime Borrower's fee interest in its Prime Property. The Prime Loan is non-recourse, subject to certain limited exceptions.

        Payment Terms. The Mortgage Rate is fixed at 7.170% until May 1, 2008 (the "Anticipated Repayment Date"), at which time the Mortgage Rate will adjust to the greater of (i) 9.170% or (ii) the then applicable yield rate on U.S. Treasury obligations maturing during the month in which the maturity date of the Prime Loan occurs, plus 2%. Although the Prime Loan has a stated term of 360 months, it is assumed for purposes hereof that it has a term of 120 months with a maturity date of the Anticipated Repayment Date. The Prime Loan has an original amortization term of 360 months. The Prime Loan requires monthly payments of principal and interest equal to $105,276.56 until the Anticipated Repayment Date. If the Prime Loan is not prepaid on such date, all of the cash flow from the Prime Property is to be applied as described in "Lockbox" below. If not sooner satisfied, all unpaid principal and accrued but unpaid interest is due on May 1, 2028. The Prime Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

        Lockbox. Upon any default or upon the occurrence of the Anticipated Repayment Date, the lender may require all gross income from each Prime Property to be deposited into a lockbox account controlled by the lender. Prior to the Anticipated Repayment Date, disbursements from such account are made as follows:
(a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest then due; (c) to fund other reserves required under the related security documents; (d) to pay all other amounts owed the lender with respect to the Prime Loan; and (e) to the Prime Borrowers.

        Subsequent to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest (at the initial Mortgage Rate) then due; (c) to fund other reserves required under the related security documents; (d) to pay budgeted operating expenses (less management fees payable to affiliates of any Prime Borrower) approved by the lender; (e) to pay budgeted capital expenses approved by the lender; (f) to pay other extraordinary expenses approved by the lender; (g) to pay all remaining outstanding principal; (h) to pay all outstanding interest;
(i) to pay all other amounts owed the lender with respect to the Prime Loan; and
(j) to the Prime Borrowers.

        Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) May 1, 2002 or (b) two years following the date of the assignment of the Prime Loan to a REMIC in connection with a securitization. Thereafter, until November 1, 2007, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the related Prime Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Anticipated Repayment Date. Each such payment must be equal to or greater than 125% of the portion of the scheduled Monthly Payment allocated to the released Prime Property, and on the Anticipated Repayment Date, must be sufficient to fully prepay at least 125% of the portion of the Prime Loan allocated to the released Prime Property. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. From and after November 1, 2007, the Prime Loan may be prepaid without the payment of any prepayment consideration

        Transfer of Property or Interest in Borrower. Except as described below, the lender will have the option to declare the Prime Loan immediately due and payable upon the transfer of any Prime Property or any ownership interest in any Prime Borrower. Each Prime Borrower has a one-time right to transfer its Prime Property, after the first 12 months of the loan term, to a transferee approved by the lender if (i) no event of default then exists, (ii) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources necessary to operate the Prime Property, (iii) the proposed transferee assumes the obligations of

                                     III-6
the Prime Borrower and an acceptable person or entity assumes all guaranties or indemnities, and (iv) a 1% assumption fee, all reasonably required documents, a title policy endorsement and reimbursement for all of its costs and expenses has been received by the lender. The Prime Loan documents allow transfers of beneficial interests in the Prime Borrower so long as Prime Group Realty Trust continues to have the same degree of management control over each Prime Borrower and directly or indirectly own 30% or more of the total equity interests in each Prime Borrower.

        Escrow/Reserves. There is a tax escrow which requires deposits in an amount sufficient to pay real estate taxes when due.

        Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

The Property

        The 342 Carol Lane property is located at 342-346 Carol Lane, Elmhurst, Illinois. It was built in 1989, and is a 67,935 square foot 1-story, multi-tenant warehouse/distribution building improved with 2 loading docks and approximately 41.6% office finish. It is 100% leased as of June 1, 1999. Its largest tenant is Semblex (47,861 square feet/70.45% of total), whose lease expires May 31, 2004.

        The 343 Carol Lane property is located at 343 Carol Lane, Elmhurst, Illinois. It was built in 1989, and is a 30,084 square foot 1-story warehouse/distribution building improved with 1 loading dock and approximately 33.0% office finish. As of June 1, 1999, it is 100% leased to Matsushita Industrial, whose lease expires March 31, 2007.

        The 388 Carol Lane property is located at 388 Carol Lane, Elmhurst, Illinois. It was built in 1979, and is a 40,920 square foot 1 and 1/2-story, multi-tenant warehouse/distribution building improved with 1 loading dock and approximately 22.9% office finish. It is 100% leased as of June 1, 1999. Its largest tenant is Ameritech Illinois (36,184 square feet/88.43% of total), whose lease expires September 30, 2000.

        The 550 Kehoe property is located at 550 Kehoe Blvd., Carol Stream, Illinois. It was built in 1996, and is a 44,575 square foot 1-story warehouse/distribution building improved with 1 loading dock and approximately 27.3% office finish. As of June 1, 1999, it is 100% leased to Associated Material, whose lease expires August 31, 2006.

        The 4300 Madison property is located at 4300 Madison Street, Hillside, Illinois. It was built in 1980, and is a 127,129 square foot 1-story, multi-tenant warehouse/distribution building. It is 100% leased as of June 1, 1999. Its largest tenant is Oak Brook Business Center (50,940 square feet/40.07% of total), whose lease expires May 31, 2000.

        The 1301 East Tower property is located at 1301 East Tower Road, Schaumburg, Illinois. It was built in 1992, and is a 50,400 square foot 1-story, class B office building with 223 surface parking spaces. As of June 1, 1999, it is 100% leased to Householde Credit Services, whose lease expires December 31, 2001.

Management

        The Prime Properties are managed by Prime Group Realty Trust, the general partner of the managing member of each Prime Borrower.

                                     III-7

Loan No. 4 - 1414 Avenue of the Americas



------------------------------------------------------------------------------------------------
Cut-off Date Balance:          $14,000,000              Balloon Balance:   $12,169,841
------------------------------------------------------------------------------------------------
Loan Type:                     2 years Interest-Only,   Property Type:     Office
                               then Principal &
                               Interest
------------------------------------------------------------------------------------------------
Origination Date:              April 16, 1999           Location:          New York, NY
------------------------------------------------------------------------------------------------
Maturity Date:*                May 1, 2009              Year Renovated:    1997
------------------------------------------------------------------------------------------------
Initial Mortgage Rate:         7.870%                   Appraised Value:   $20,000,000
------------------------------------------------------------------------------------------------
Annual Debt Service:           $1,282,217               Current LTV:       70.0%
------------------------------------------------------------------------------------------------
DSCR:                          1.40x                    Balloon LTV:       60.8%
------------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:   $1,795,434               Occupancy:         100%
------------------------------------------------------------------------------------------------
                                                        Occupancy Date:    February 20, 1999
------------------------------------------------------------------------------------------------


*For purposes hereof, the Anticipated Repayment Date described below is assumed to be the maturity date of the 1414 Loan.

The Loan

        The 1414 Avenue of the Americas Loan (the "1414 Loan") is secured by a first mortgage on a 19-story, 111,455 square foot office building located at 1414 Avenue of the Americas, New York, New York (the "1414 Property"). CIBC originated the 1414 Loan on April 16, 1999.

        The Borrower. The borrower is Green 1414 Property L.L.C., a New York limited liability company (the "1414 Borrower"). Green 1414 Manager L.L.C., a Delaware limited liability company, is the managing member of the 1414 Borrower. It is a wholly owned subsidiary of SL Green Realty Corp. SL Green Operating Partnership, L.P., a Delaware limited partnership, is the sole remaining member of the 1414 Borrower. SL Green Realty Corp. is the general partner of the limited partnership. The 1414 Borrower is a special purpose entity.

        Security. The 1414 Loan is secured by a Mortgage, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the 1414 Property. The 1414 Loan is non-recourse, subject to certain limited exceptions.

        Payment Terms. The Mortgage Rate is fixed at 7.870% until May 1, 2009 (the "Anticipated Repayment Date"), at which time the Mortgage Rate will adjust to the greater of (i) 9.87% or (ii) the then applicable yield rate on U.S. Treasury obligations maturing during the month in which the maturity date of the 1414 Loan occurs, plus 2%. Although the 1414 Loan has a stated term of 324 months, it is assumed for purposes hereof that it has a term of 120 months with a maturity date of the Anticipated Repayment Date. The 1414 Loan has an original amortization term of 300 months. The 1414 Loan requires monthly payments of interest only until June 1, 2001. Thereafter, monthly payments of principal and interest equal to $106,851.39 are required until the Anticipated Repayment Date. If the 1414 Loan is not prepaid on such date, all of the cash flow from the 1414 Property is to be applied as described in "Lockbox" below. If not sooner satisfied, all unpaid principal and accrued but unpaid interest is due on May 1, 2026. The 1414 Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

        Lockbox. Upon a default by the 1414 Borrower, or upon the occurrence of the Anticipated Repayment Date, the lender may require all gross income from the 1414 Property to be deposited into a lockbox account controlled by the lender. Prior to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest then due; (c) to fund other reserves required under the related security documents;
(d) to pay all other amounts owed the lender with respect to the 1414 Loan; and
(e) to the 1414 Borrower.

        Subsequent to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest (at the initial Mortgage Rate) then due; (c) to fund other reserves required under the related security documents; (d) to pay budgeted operating expenses (less management fees payable to 1414 Borrower affiliates)

                                     III-8
approved by the lender; (e) to pay budgeted capital expenses approved by the lender; (f) to pay other extraordinary expenses approved by the lender; (g) to pay all remaining outstanding principal; (h) to pay all outstanding interest;
(i) to pay all other amounts owed the lender with respect to the 1414 Loan; and
(j) to the 1414 Borrower.

        Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) April 16, 2002, or (b) two years following the date of the assignment of the 1414 Loan to a REMIC in connection with a securitization. Thereafter, until November 1, 2008, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the related 1414 Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Anticipated Repayment Date. Each such payment must be equal to or greater than the scheduled Monthly Payment, and on the Anticipated Repayment Date, must be sufficient to fully prepay the 1414 Loan on such date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after November 1, 2008, the 1414 Loan may be prepaid without the payment of any prepayment consideration

        Transfer of Property or Interest in Borrower. Except as described below, the lender will have the option to declare the 1414 Loan immediately due and payable upon the transfer of the 1414 Property or any ownership interest in the 1414 Borrower. The 1414 Borrower has a one-time right to transfer the 1414 Property to a transferee approved by the lender if (i) no event of default then exists, (ii) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources necessary to operate the 1414 Property, (iii) the proposed transferee assumes the obligations of the 1414 Borrower and an acceptable person or entity assumes all guaranties or indemnities, and (iv) a 1% assumption fee, all reasonably required documents, a title policy endorsement and reimbursement for all of its costs and expenses has been received by the lender. The 1414 Loan documents allow transfers of beneficial interests in the 1414 Borrower so long as, among other things, Green 1414 Manager L.L.C. remains the managing member of the 1414 Borrower and SL Green Realty Corp. continues to directly or indirectly own 100% of Green 1414 Manager L.L.C. and at least 1/3 of the total equity interests in the 1414 Borrower. Additionally, so long as lender approves the management of the 1414 Borrower, transfers of non-managing member interests (up to an aggregate of 25% of the beneficial ownership interests), involuntary transfers from death or disability and transfers for estate planning purposes will not be a default. Finally, transfers of limited partnership interests in SL Green Operating Partnership, L.P. are allowed so long as SL Green Realty Corp. retains control of such limited partnership.

        Escrows/Reserves. There is a tax escrow, which requires deposits in an amount sufficient to pay real estate taxes when due. There is an escrow for capital expenditures, which is funded monthly at the monthly rate of $929, and a tenant improvement/leasing commission escrow, which is funded at the monthly rate of $16,667. There is also an insurance reserve in the amount of $10,628.

        Subordinate/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

The Property

        The 1414 Property consists of a 19-story office building located on the southeast corner of West 58th Street, one block from Central Park, at the northern edge of Midtown Manhattan. The 1414 Property, originally constructed in 1924, contains 111,455 rentable square feet. Major capital improvements totaling approximately $580,000 were completed during 1991 (new roof) and 1997. Such improvements during 1998 included upgrades to the lobby, corridors and elevators, as well as the installation of a new fire alarm system. The 1414 Property was 100% leased as of February 20, 1999. Contractual lease expirations during the loan term are as follows: 1999 (8,943 square feet/8% of total), 2000 (12,280/11%), 2001 (17,619/15.8%), 2002 (5,200/4.7%), 2003 (33,665/30.2%), 2004
(13,975/2%), 2005 (2,187/2.8%), 2006 (3,100/2.8%), 2007 (none), 2008
(3,625/3.3%), and 2009 (2,515/2.3%). No single tenant accounts for more than 5.7% of the 1414 Property's total square footage. The typical tenant at the 1414 Property possesses a lease with a 5 or 10 year term, occupies approximately 3,000 square feet and is in the garment industry. Many have also been tenants for a number of years.

                                     III-9

Management

        The 1414 Property is managed by SL Green Management L.L.C., an affiliate of the 1414 Borrower.

                                     III-10

Loan No. 5 - 70 West 36th Street



------------------------------------------------------------------------------------------------
Cut-off Date Balance:          $12,200,000              Balloon Balance:   $10,605,147
------------------------------------------------------------------------------------------------
Loan Type:                     2 Years                  Property Type:     Office
                               Interest-Only, then
                               Principal & Interest
------------------------------------------------------------------------------------------------
Origination Date:              April 16, 1999           Location:          New York, NY
------------------------------------------------------------------------------------------------
Maturity Date:*                May 1, 2009              Year Renovated:    1995
------------------------------------------------------------------------------------------------
Initial Mortgage Rate:         7.870%                   Appraised Value:   $18,000,000
------------------------------------------------------------------------------------------------
Annual Debt Service:           $1,117,360               Current LTV:       67.8%
------------------------------------------------------------------------------------------------
DSCR:                          1.40x                    Balloon LTV:       58.9%
------------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:   $1,559,453               Occupancy:         100%
------------------------------------------------------------------------------------------------
                                                        Occupancy Date:    February 19, 1999
------------------------------------------------------------------------------------------------

*For purposes hereof, the Anticipated Repayment Date described below is assumed to be the maturity date of the West 36th Loan.

The Loan

        The 70 West 36th Street Loan (the "West 36th Loan") is secured by a first mortgage on a 16-story, 151,077 square foot office building located at 70 West 36th Street, New York, New York (the "West 36th Property"). CIBC originated the West 36th Loan on April 16, 1999.

        The Borrower. The borrower is Green 70W36 Property L.L.C., a New York limited liability company (the "West 36th Borrower"). Green 70W36 Manager L.L.C., a Delaware limited liability company, is the managing member of the West 36th Borrower. It is a wholly owned subsidiary of SL Green Realty Corp. SL Green Operating Partnership, L.P., a Delaware limited partnership, is the sole remaining member of the West 36th Borrower. SL Green Realty Corp. is the general partner of the limited partnership. The West 36th Borrower is a special purpose entity.

        Security. The West 36th Loan is secured by a Mortgage, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the West 36th Property. The West 36th Loan is non-recourse, subject to certain limited exceptions.

        Payment Terms. The Mortgage Rate is fixed at 7.870% until May 1, 2009 (the "Anticipated Repayment Date"), at which time the Mortgage Rate will adjust to the greater of (i) 9.87% or (ii) the then applicable yield rate on U.S. Treasury obligations maturing during the month in which the maturity date of the West 36th Loan occurs, plus 2%. Although the West 36th Loan has a stated term of 324 months, it is assumed for purposes hereof that it has a term of 120 months with a maturity date of the Anticipated Repayment Date. The West 36th Loan has an original amortization term of 300 months. The West 36th Loan requires monthly payments of interest only until June 1, 2001. Thereafter, monthly payments of principal and interest equal to $93,113.36 are required until the Anticipated Repayment Date. If the West 36th Loan is not prepaid on such date, all of the cash flow from the West 36th Property is to be applied as described in "Lockbox" below. If not sooner satisfied, all unpaid principal and accrued but unpaid interest is due on May 1, 2026. The West 36th Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

        Lockbox. Upon a default by the West 36th Borrower, or upon the occurrence of the Anticipated Repayment Date, the lender may require all gross income from the West 36th Property to be deposited into a lockbox account controlled by the lender. Prior to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest then due; (c) to fund other reserves required under the related security documents; (d) to pay all other amounts owed the lender with respect to the West 36th Loan; and (e) to the West 36th Borrower.

        Subsequent to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal

                                     III-11
and interest (at the initial Mortgage Rate) then due; (c) to fund other reserves required under the related security documents; (d) to pay budgeted operating expenses (less management fees payable to West 36th Borrower affiliates) approved by the lender; (e) to pay budgeted capital expenses approved by the lender; (f) to pay other extraordinary expenses approved by the lender; (g) to pay all remaining outstanding principal; (h) to pay all outstanding interest;
(i) to pay all other amounts owed the lender with respect to the West 36th Loan; and (j) to the West 36th Borrower.

        Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) April 16, 2002, or (b) two years following the date of the assignment of the West 36th Loan to a REMIC in connection with a securitization. Thereafter, until November 1, 2008, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the related West 36th Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Anticipated Repayment Date. Each such payment must be equal to or greater than the scheduled Monthly Payment, and on the Anticipated Repayment Date, must be sufficient to fully prepay the West 36th Loan on such date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Certificates. From and after November 1, 2008, the West 36th Loan may be prepaid without the payment of any prepayment consideration

        Transfer of Property or Interest in Borrower. Except as described below, the lender will have the option to declare the West 36th Loan immediately due and payable upon the transfer of the West 36th Property or any ownership interest in the West 36th Borrower. The West 36th Borrower has a one-time right to transfer the West 36th Property to a transferee approved by the lender if (i) no event of default then exists, (ii) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources necessary to operate the West 36th Property, (iii) the proposed transferee assumes the obligations of the West 36th Borrower and an acceptable person or entity assumes all guaranties or indemnities, and (iv) a 1% assumption fee, all reasonably required documents, a title policy endorsement and reimbursement for all of its costs and expenses has been received by the lender. The West 36th Loan documents allow transfers of beneficial interests in the West 36th Borrower so long as, among other things, Green 70W36 Manager L.L.C. remains the managing member of the West 36th Borrower and SL Green Realty Corp. continues to directly or indirectly own 100% of Green 70 W36 Manager L.L.C. of the West 36th Borrower and at least 1/3 of the total equity interests in the West 36th Borrower. Additionally, so long as lender approves the management of the West 36th Borrower, transfers of non-managing member interests (up to an aggregate of 25% of the beneficial ownership interests), involuntary transfers from death or disability and transfers for estate planning purposes will not be a default. Finally, transfers of limited partnership interests in SL Green Operating Partnership, L.P. are allowed so long as SL Green Realty Corp. retains control of such limited partnership.

        Escrows/Reserves. There is a tax escrow which requires deposits in an amount sufficient to pay real estate taxes when due. There is an escrow for capital expenditures, which is funded monthly at the monthly rate of $1,762, and a tenant improvement/leasing commission escrow, which is funded at the monthly rate of $12,500. There is also an insurance reserve in the amount of $8,862.

        Subordinate/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

The Property

        The West 36th Property consists of a 16-story building centrally located on 36th Street between Fifth and Sixth Avenues, in the heart of the Midtown
West District of Manhattan. The West 36th Property, originally constructed in 1923, contains 151,703 rentable square feet, including 26,522 square feet of retail space on the ground floor. Major capital improvements totaling approximately $4,000,000 were completed through 1995. Such improvements included modernization of the three passenger elevators, installation of a new domestic water tank and renovations to the lobby and public corridors on each floor. Historical occupancy of the West 36th Property for the last five years has been:
1995 - 94%, 1996 - 95%, 1997 - 100%, 1998 - 100%, and 1999 - 100%. Tenant
rollover is staggered with no more than 29% expiring in any one year. The typical tenant at the West 36th Property possesses a lease with a 5 or 10 year term, occupies approximately 3,000 square feet and is in the garment industry. Many have also been tenants for a number of years.

                                     III-12

Management

        The West 36th Property is managed by SL Green Management L.L.C., an affiliate of the West 36th Borrower.










                                     III-13

Loan Nos. 6, 7 and 8 - 2201 Lundt, 7200 Leamington and 1330 West 43rd Street


-------------------------------------------------------------------------------------------------
Cut-off Date Balances:                                  Property Type:           Industrial
-------------------------------------------------------------------------------------------------
    Leamington               $4,850,000                 Location:                Chicago, IL
-------------------------------------------------------------------------------------------------
    Lundt                    $4,000,000                 Year Built:
-------------------------------------------------------------------------------------------------
    West 43rd                $2,190,000                    Leamington            1952
-------------------------------------------------------------------------------------------------
Loan Type:                   Principal & Interest          Lundt                 1963
-------------------------------------------------------------------------------------------------
Origination Date:            June 24, 1999                 West 43rd             1977
-------------------------------------------------------------------------------------------------
Maturity Date:               July 1, 2009               Appraised Value:         $15,200,000
-------------------------------------------------------------------------------------------------
Initial Mortgage Rate:       8.320%                        Leamington            $ 6,800,000
-------------------------------------------------------------------------------------------------
Annual Debt Service:                                       Lundt                 $ 5,600,000
-------------------------------------------------------------------------------------------------
    Leamington               $440,105                      West 43rd             $ 2,800,000
-------------------------------------------------------------------------------------------------
    Lundt                    $362,973                   Current Combined LTV:    72.6%
-------------------------------------------------------------------------------------------------
    West 43rd                $198,728                   Combined Balloon LTV:    65.5%
-------------------------------------------------------------------------------------------------
DSCR:                        1.30x                      Occupancy:
-------------------------------------------------------------------------------------------------
Balloon Balance:                                           Leamington            100.0%
-------------------------------------------------------------------------------------------------
    Leamington               $4,372,452                    Lundt                 100.0%
-------------------------------------------------------------------------------------------------
    Lundt                    $3,606,147                    West 43rd             100.0%
-------------------------------------------------------------------------------------------------
    West 43rd                $1,974,366                 Occupancy Date:          May 11, 1999
-------------------------------------------------------------------------------------------------
Aggregate Underwritable Net  $1,302,056
Cash Flow:
-------------------------------------------------------------------------------------------------

The Loans

        The 2201 Lundt, 7200 Leamington and 1330 West 43rd Street Loans (the "Chicago Industrial Loans") consist of three separate loans secured by first mortgages on three Chicago-area industrial properties (the "Chicago Industrial Properties"). RFC originated each of the Chicago Industrial Loans was originated on June 24, 1999, and each has a maturity date of July 1, 2009.

        The Borrowers. Separate Illinois limited liability companies were established as borrowing entities for each of the Chicago Industrial Loans (each a "Chicago Industrial Borrower"). Each Chicago Industrial Borrower is a single purpose entity established to own and manage only its Chicago Industrial Property. The primary sponsors Chicago Industrial Borrowers are John Daley and Guy Ackerman.

        Security. The Chicago Industrial Loans are secured by separate Mortgages, Assignments of Leases and Rents, UCC Financing Statements and certain additional security documents. Each Mortgage is a first lien on the fee interest in the related Chicago Industrial Property. The Chicago Industrial Loans are non-recourse, subject to certain limited exceptions. All of the Chicago Industrial Loans are cross-defaulted and cross-collateralized with each other.

        Payment Terms. Each Chicago Industrial Loan has a fixed 8.320% Mortgage Rate, an original term of 120 months and an original amortization of 360 months. The Chicago Industrial Loans require an aggregate monthly principal and interest payment of $83,483.74 until maturity, at which time all unpaid principal and accrued but unpaid interest is due. Each Chicago Industrial Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

        Prepayment/Defeasance. No prepayment or defeasance is permitted for any of the Chicago Industrial Loans prior to the earlier of (a) August 1, 2003, or
(b) two years following the date of the assignment of the related Chicago Industrial Loan to a REMIC in connection with a securitization. Thereafter, until April 1, 2009, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the related Chicago Industrial Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on

                                     III-14
the Maturity Date. Each such payment must be equal to or greater than each scheduled Monthly Payment during the loan term, and greater than the anticipated balloon balance due on the Maturity Date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after April 1, 2009, each Chicago Industrial Loan may be prepaid without the payment of any prepayment consideration.

        Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare any Chicago Industrial Loan immediately due and payable upon the transfer of the related Chicago Industrial Property or any ownership interest in the related Chicago Industrial Borrower. Each Chicago Industrial Borrower has a one time right to transfer its Chicago Industrial Property to a qualifying single asset transferee approved by the lender if (i) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources customarily required by the lender for properties such as the related Chicago Industrial Property, (ii) the proposed transferee assumes the obligations of the related Chicago Industrial Borrower, (iii) no event of default then exists, and
(iv) a 1% assumption fee has been received by the lender. The documents for each Chicago Industrial Loan also allow transfers of membership interest in the related Chicago Industrial Borrower which: (a) do not amount, in the aggregate, to a transfer of 49% or more of such membership interests to a third party; (b) are the result of a death or physical or mental disability, or (c) are to an immediate family member or trust for such a family member.

        Escrow/Reserves. Each Chicago Industrial Loan has a tax and insurance reserve which requires deposits in an amount sufficient to pay real estate taxes and insurance premiums when due. There is a capital improvements escrow for each Chicago Industrial Property funded monthly at the aggregate rate $5,282 (Lundt - $1,778, Leamington - $2,590 and West 43rd - $914). There is a tenant improvement/leasing commission escrow for each Chicago Industrial Property funded monthly at the aggregate rate $13,233 (Lundt - $4,446, Leamington - $6,474 and West 43rd - $2,313).

        Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.


The Property

        The Lunt property is located at 2201 W. Lunt Avenue, Elk Grove Village, Illinois, approximately 1 mile east of O'Hare Airport. This property is a 213,390 square foot single-story, multi-tenant warehouse/distribution building improved with 16 loading docks and approximately 6% office finish. It is 71.63% leased to Prime Source and World Wide Inc.

        The Leamington property is located at 7200 S. Leamington, Bedford Park, Illinois, on the south side of Chicago near Midway Airport. This property is a 310,752 square foot single-story manufacturing building improved with 13 loading docks and approximately 4% office finish. It is 100% net leased to The Form House, Inc., through March 20, 2004.

        The West 43rd Street property is located at 1330 West 43rd Street, McKinley Park, Illinois, in the old stock yard district. This property is a 109,728 square foot single-story, single-tenant warehouse/distribution building improved with 9 loading docks and approximately 6% office finish. It is 100% occupied by SM Acquisitions through May, 2002.


Management

        The Chicago Industrial Properties are currently managed by Hawthorne Realty Management. Hawthorne has managed over 12,000,000 square feet of industrial space in the Chicago metro area and midwest. Hawthorne alos manages 4,000,000 square feet of office space and 1,000,000 square feet of residential and hospitality properties. Hawthorne is affiliated with the Chicago Industrial Borrowers.

                                     III-15

Loan No. 9 - University Club Apartments


------------------------------------------------------------------------------------------------
Cut-off Date Balance:          $10,486,188               Balloon Balance:   $9,254,639
------------------------------------------------------------------------------------------------
Loan Type:                     Principal and Interest    Property Type:     Multifamily
------------------------------------------------------------------------------------------------
Origination Date:              April 22, 1999            Location:          Charlotte, NC
-----------------------------------------------------------------------------------------------
Maturity Date:*                May 1, 2009               Year Built         1998
------------------------------------------------------------------------------------------------
Initial Mortgage Rate:         7.390%                    Appraised Value:   $13,820,000
------------------------------------------------------------------------------------------------
Annual Debt Service:           $871,539                  Current LTV:       75.9%
------------------------------------------------------------------------------------------------
DSCR:                          1.30x                     Balloon LTV:       67.0%
------------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:   $1,130,378                Occupancy:         97.5%
------------------------------------------------------------------------------------------------
                                                         Occupancy Date:    January 31, 1999
------------------------------------------------------------------------------------------------

*For purposes hereof, the Anticipated Repayment Date described below is assumed to be the maturity date of the University Club Loan.

The Loan

        The University Club Apartments Loan (the "University Club Loan") is secured by a first mortgage on the University Club Apartments (the "University Club Property"), a 130-unit, 17 building, student housing apartment complex located in Charlotte, North Carolina. CIBC originated the University Club Loan on April 22, 1999.

        The Borrower. The borrower is University Club Apartments of Charlotte, L.C., a Florida limited liability company (the "University Club Borrower").
The University Club Borrower's managing member is Thomas C. Proctor. The University Club Borrower is a special purpose entity.

        Security. The University Club Loan is secured by a Deed of Trust and Security Agreement, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. Such Deed of Trust is a first lien on the fee interest in the University Club Property. The University Club Loan is non-recourse, subject to certain limited exceptions.

        Payment Terms. The Mortgage Rate is fixed at 7.390% until May 1, 2009 (the "Anticipated Repayment Date"), at which time the Mortgage Rate will adjust to the greater of (i) 9.39% or (ii) the then applicable yield rate on U.S. Treasury obligations maturing during the month in which the maturity date of the University Club Loan occurs, plus 2%. Although the University Club Loan has a stated term of 360 months, it is assumed for purposes hereof that it has a term of 120 months with a maturity date of the Anticipated Repayment Date. The University Club Loan has an original amortization term of 360 months. The University Club Loan requires monthly payments of principal and interest of $72,628.26 until the Anticipated Repayment Date. If the University Club Loan is not prepaid on such date, all of the cash flow from the University Club Property is to be applied as described in "Lockbox" below. If not sooner satisfied, all unpaid principal and accrued but unpaid interest is due on May 1, 2029. The University Club Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

        Lockbox. Upon a default by the University Club Borrower, or upon the occurrence of the Anticipated Repayment Date, the lender may require all gross income from the University Club Property to be deposited into a lockbox account controlled by the lender. Prior to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest then due; (c) to fund other reserves required under the related security documents; (d) to pay all other amounts owed the lender with respect to the University Club Loan; and (e) to the University Club Borrower.

        Subsequent to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest (at the initial Mortgage Rate) then due; (c) to fund other reserves required under the related security documents; (d) to pay budgeted operating expenses (less management fees payable to University Club Borrower affiliates) approved by the lender; (e) to pay budgeted capital expenses approved by the lender; (f) to pay other

                                     III-16
extraordinary expenses approved by the lender; (g) to pay all remaining outstanding principal; (h) to pay all outstanding interest; (i) to pay all other amounts owed the lender with respect to the University Club Loan; and
(j) to the University Club Borrower.

        Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) April 22, 2002, or (b) two years following the date of the assignment of the University Club Loan to a REMIC in connection with a securitization. Thereafter, until November 1, 2008, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the related University Club Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Anticipated Repayment Date. Each such payment must be equal to or greater than the scheduled Monthly Payment, and on the Anticipated Repayment Date, must be sufficient to fully prepay the University Club Loan on such date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after November 1, 2008, the University Club Loan may be prepaid without the payment of any prepayment consideration

        Transfer of Property or Interest in Borrower. Except as described below, the lender will have the option to declare the University Club Loan immediately due and payable upon the transfer of the University Club Property or any ownership interest in the University Club Borrower. The University Club Borrower has a one-time right to transfer the University Club Property, after the first 12 months of the loan term, to a transferee approved by the lender if (i) no event of default then exists, (ii) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources necessary to operate the University Club Property, (iii) the proposed transferee assumes the obligations of the University Club Borrower and an acceptable person or entity assumes all guaranties or indemnities, and (iv) a 1% assumption fee, all reasonably required documents, a title policy endorsement and reimbursement for all of its costs and expenses has been received by the lender. The University Club Loan documents also prohibit, without the lender's prior consent, any transfer of any managing membership interest in the University Club Borrower. Transfers of non managing member interests are allowed without lender consent. Additionally, so long as lender approves the management of the University Club Borrower, involuntary transfers from death or disability and transfers for estate planning purposes will not be a default.

        Escrows/Reserves. There is a tax and insurance escrow which requires deposits in an amount sufficient to pay real estate taxes and insurance premiums when due. There is also an escrow for capital expenditures which is funded monthly in the amount of $29,250/year for the first twelve months of the loan term and $39,000/year for the remainder of the loan term.

        Subordinate/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

The Property

        The University Club Property consists of 130 townhouse style apartment units (1,470 square feet per unit) in seventeen buildings located in Charlotte, North Carolina, approximately 1/2 mile east University of North Carolina - Charlotte. Each unit contains four bedrooms and four baths with cable television, telephone lines and an interior alarm system available in each bedroom. Site amenities include a basketball court, beach volleyball court, fitness center, computer center, and two swimming pools. The University Club Property's tenant base is primarily comprised of students from the University of North Carolina - Charlotte. The University Club Property commenced operations in August 1998. According to a January 31, 1999 rent roll, occupancy during the 1998-1999 school year was 97.5%.

Management

        The University Club Property is managed by Coastal Property Services, Inc., a full services management company focused specifically on residential property management. The company manages over 2,500 rental units in the southeastern United States and over 3,000 beds for students at nine colleges and universities.

                                     III-17

Loan No. 10 - Patriot Apartments


-------------------------------------------------------------------------------------------
Cut-off Date Balance:          $10,022,381               Balloon Balance:    $8,842,833
-------------------------------------------------------------------------------------------
Loan Type:                     Principal and Interest    Property Type:      Multifamily
-------------------------------------------------------------------------------------------
Origination Date:              February 17, 1999         Location:           El Paso, TX
-------------------------------------------------------------------------------------------
Maturity Date:                 March 1, 2009             Year Built          1996
-------------------------------------------------------------------------------------------
Mortgage Rate:                 7.24%                     Appraised Value:    $12,600,000
-------------------------------------------------------------------------------------------
Annual Debt Service:           $821,887                  Current LTV:        79.5%
-------------------------------------------------------------------------------------------
DSCR:                          1.25x                     Balloon LTV:        70.2%
-------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:   $1,029,379                Occupancy:          99.7%
-------------------------------------------------------------------------------------------
                                                         Occupancy Date:     March 22, 1999
-------------------------------------------------------------------------------------------


The Loan

        The Patriot Apartment Loan (the "Patriot Loan") is secured by a first mortgage on the Patriot Apartments (the "Patriot Property"), a 320 unit, 20 building, Class A garden apartment complex located in El Paso, Texas. Midland originated the Patriot Loan on February 17,1999.

        The Borrower. The Borrower is Patriot Apartments, L.L.C., a Delaware limited liability company (the "Patriot Borrower"). The Patriot Borrower is a single purpose entity with D.R.R. Asset Management, Inc., owning 1% and D.R.R. Properties, a California corporation owning the remaining 99%. Both D.R.R. Asset Management, Inc, and D.R.R. Properties are owned 100% by Mr. Duane R. Roberts of Riverside, California.

        Security. The Patriot Loan is secured by a Deed of Trust, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. Such Deed of Trust is a first lien on a fee interest in the Patriot Property. The Patriot Loan is non-recourse, subject to certain limited exceptions.

        Payment Terms. The Patriot Loan has a fixed 7.24% Mortgage Rate, an original term of 120 months and an original amortization of 360 months. The Patriot Loan requires monthly principal and interest payments of $68,490.56 until maturity, at which time all unpaid principal and accrued but unpaid interest is due. The Patriot Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

        Prepayment. No prepayment is permitted during the first 60 months of the term of the Patriot Loan. Thereafter, prior to December 1, 2008, prepayments may be made upon the payment of a prepayment premium equal to the greater of a yield maintenance amount or 1% of the principal prepaid. No prepayment premium is required for any prepayment on or after December 1, 2008.

        Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the Patriot Loan immediately due and payable upon the transfer of the Patriot Property or any ownership interest in the Patriot Borrower. The Patriot Loan documents contemplate a potential waiver of such prohibition by the lender if (i) the lender has expressly approved the proposed transfer in writing, (ii) no event of default then exists, (iii) the proposed transferee and the Patriot Property reasonably satisfy the lender's underwriting standards, and (iv) the lender receives a 1% assumption fee and reimbursement for all of costs and expenses. The Patriot Loan documents allow transfers of membership interest in the Patriot Borrower which:
(a) do not amount, in the aggregate, to a transfer of 49% or more of such membership interests to a third party; or (b) are the result of a death or physical or mental disability.

        Escrow/Reserves. There is a tax and insurance reserve which requires deposits in an amount sufficient to pay real estate taxes and insurance premiums when due. There is a capital improvement reserve funded at closing in the amount of $32,750 to provide funds for carpet replacement and other specified upgrades to the clubhouse at the Patriot Property. There is also a reserve for future repairs and replacements to the Patriot Property, which was

                                     III-18
funded at closing in the amount of $67,250. If any funds are withdrawn from this reserve, monthly deposits will be required until the reserve balance again reaches $67,250.

        Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited with out the prior consent of the lender.

        The Property

        The Patriot Property is located at 4600 Fairbanks, in the northeastern portion of El Paso, Texas, approximately 10 minutes north of the El Paso central business district and 6 miles from Fort Bliss. It was built in 1996 and consists of 320 units contained in 20 two-story garden style apartment buildings. Amenities include a community resource center/computer room, fitness center, playground, basketball court, sand volleyball court, picnic benches & barbecue grills, clubhouse, RV and boat parking, covered parking (30 spaces), mini-storage units (136 units), three laundry facilities, a jogging path and a wading and swimming pool.

        Management

        Case & Associates Properties, Inc. is the manager of the Patriot Property. Case & Associates manages over 18,000 apartment units, including both owned and third party assets, in the southwest region including Tulsa, Oklahoma City, Wichita, and the Dallas-Ft. Worth metroplex. There is an on-site staff of management, leasing, and maintenance personnel, all of which are overseen by a regional and home office supervisor.

                                     III-19

        Loan No. 11 - Acme (Cape May) Plaza

------------------------------------------------------------------------------------------------
Cut-off Date Balance:          $9,459,453                Balloon Balance:    $8,402,811
------------------------------------------------------------------------------------------------
Loan Type:                     Principal and Interest    Property Type:      Retail
------------------------------------------------------------------------------------------------
Origination Date:              April 23, 1998            Location:           Cape May, NJ
------------------------------------------------------------------------------------------------
Maturity Date:*                January 1, 2009           Year Renovated      1998
------------------------------------------------------------------------------------------------
Initial Mortgage Rate:         7.550%                    Appraised Value:    $12,000,000
------------------------------------------------------------------------------------------------
Annual Debt Service:           $801,011                  Current LTV:        78.8%
------------------------------------------------------------------------------------------------
DSCR:                          1.32x                     Balloon LTV:        70.0%
------------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:   $1,058,317                Occupancy:          100%
------------------------------------------------------------------------------------------------
                                                         Occupancy Date:     April 1, 1999
------------------------------------------------------------------------------------------------

*For purposes hereof, the Anticipated Repayment Date described below is assumed to be the maturity date of the Acme Plaza Loan.

The Loan

        The Acme (Cape May) Plaza Loan (the "Acme Plaza Loan") is secured by a first mortgage on the Acme Plaza Shopping Center (the "Acme Plaza Property"), a 150,548 square foot anchored retail center located in Cape May, New Jersey. CIBC originated the Acme Plaza Loan on April 23, 1998.

        The Borrower. The borrower is Shelvin Two, a New Jersey general partnership (the "Acme Plaza Borrower"). Equity Associates, LP and an Intervivos Q-Tip Trust of Vincent Polemini are the only partners in the Acme Plaza Borrower. The Acme Plaza Borrower is a special purpose entity.

        Security. The Acme Plaza Loan is secured by a Mortgage, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the Acme Plaza Property. The Acme Plaza Loan is non-recourse, subject to certain limited exceptions.

        Payment Terms. The Mortgage Rate is fixed at 7.550% until January 1, 2009 (the "Anticipated Repayment Date"), at which time the Mortgage Rate will adjust to the greater of (i) 9.55% or (ii) the then applicable yield rate on U.S. Treasury obligations maturing during the month in which the maturity date of the Acme Plaza Loan occurs, plus 2%. Although the Acme Plaza Loan has a stated term of 368 months, it is assumed for purposes hereof that it has a term of 128 months with a maturity date of the Anticipated Repayment Date. The Acme Plaza Loan has an original amortization term of 360 months. The Acme Plaza Loan requires monthly payments of principal and interest of $66,750.95 until the Anticipated Repayment Date. If the Acme Plaza Loan is not prepaid on such date, all of the cash flow from the Acme Plaza Property is to be applied as described in "Lockbox" below. If not sooner satisfied, all unpaid principal and accrued but unpaid interest is due on January 1, 2029. The Acme Plaza Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

        Lockbox. Upon a default by the Acme Plaza Borrower, or upon the occurrence of the Anticipated Repayment Date, the lender may require all gross income from the Acme Plaza Property to be deposited into a lockbox account controlled by the lender. Prior to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest then due; (c) to fund other reserves required under the related security documents; (d) to pay all other amounts owed the lender with respect to the Acme Plaza Loan; and (e) to the Acme Plaza Borrower.

        Subsequent to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest (at the initial Mortgage Rate) then due; (c) to fund other reserves required under the related security documents; (d) to pay budgeted operating expenses (less management fees payable to Acme Plaza Borrower affiliates) approved by the lender; (e) to pay budgeted capital expenses approved by the lender; (f) to pay other extraordinary expenses approved by the lender; (g) to pay all remaining outstanding principal; (h) to pay all

                                     III-20
outstanding interest; (i) to pay all other amounts owed the lender with respect to the Acme Plaza Loan; and (j) to the Acme Plaza Borrower.

        Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) April 23, 2003, or (b) two years following the date of the assignment of the Acme Plaza Loan to a REMIC in connection with a securitization. Thereafter, until July 1, 2008, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the related Acme Plaza Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Anticipated Repayment Date. Each such payment must be equal to or greater than the scheduled Monthly Payment, and on the Anticipated Repayment Date, must be sufficient to fully prepay the Acme Plaza Loan on such date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after July 1, 2008, the Acme Plaza Loan may be prepaid without the payment of any prepayment consideration

        Transfer of Property or Interest in Borrower. Except as described below, the lender will have the option to declare the Acme Plaza Loan immediately due and payable upon the transfer of the Acme Plaza Property or any ownership interest in the Acme Plaza Borrower. The Acme Plaza Borrower has a one-time right to transfer the Acme Plaza Property, after the first 12 months of the loan term, to a transferee approved by the lender if (i) no event of default then exists, (ii) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources necessary to operate the Acme Plaza Property, (iii) the proposed transferee assumes the obligations of the Acme Plaza Borrower and an acceptable person or entity assumes all guaranties or indemnities, and (iv) a 1% assumption fee, all reasonably required documents, a title policy endorsement and reimbursement for all of its costs and expenses has been received by the lender.

        Escrows/Reserves. There is a tax and insurance escrow which requires deposits in an amount sufficient to pay real estate taxes and insurance premiums when due. There is an escrow for capital expenditures which is funded monthly in the amount of $1,910. There is also a $10,000 tenant improvement/leasing commission escrow, which is to be replenished at the monthly rate of $833.33, when the balance falls below $10,000.

        Subordinate/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

The Property

        The Acme Plaza Property is a 150,548 square foot retail shopping center situated on 18.62 acres of land located in Cape May, New Jersey. The Acme Plaza Property was built in 1971 and renovated in 1998. According to an April 1, 1999 rent roll, the Acme Plaza Property was 100% leased to 13 tenants, with an average base rental was $8.51per square foot. Acme Stores (Acme Supermarket) is the anchor store for the Acme Plaza Property, with a lease covering approximately 41.2% of available space. Its lease expires on June 29, 2016. Other lease expirations during the loan term are as follows: 1999 (2,000 square feet/1.3% of total), 2000 (9,220/6.1%), 2001 (none), 2002 (3,150/2.1%), 2003
(5,500/3.7%), 2004 (none), 2005 (10,000/6.6%), 2006 (none), 2007 (none), and
2008 (35.113/23.3%).

Management

        The Acme Plaza Property is managed by Skyline Management, a full-service property management company. The company manages over 2,000,000 square feet in its current portfolio primarily in the northeastern United States.

                                     III-21

Loan No. 12 - The Place Apartments

------------------------------------------------------------------------------------------------
Cut-off Date Balance:          $8,693,077                Balloon Balance:    $7,619,550
------------------------------------------------------------------------------------------------
Loan Type:                     Principal & Interest      Property Type:      Multifamily
------------------------------------------------------------------------------------------------
Origination Date:              May 4, 1999               Location:           Ft. Myers, FL
------------------------------------------------------------------------------------------------
Maturity Date:                 June 1, 2009              Year Renovated:     1999
------------------------------------------------------------------------------------------------
Initial Mortgage Rate:         7.150%                    Appraised Value:    $10,887,000
------------------------------------------------------------------------------------------------
Annual Debt Service:           $705,125                  Current LTV:        79.8%
------------------------------------------------------------------------------------------------
DSCR:                          1.26x                     Balloon LTV:        70.0%
------------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:   $887,965                  Occupancy:          99.1%
------------------------------------------------------------------------------------------------
                                                         Occupancy Date:     March 24, 1999
------------------------------------------------------------------------------------------------

The Loan

        The Place Apartments Loan (the "Place Apartments Loan") is secured by a first mortgage on a 230-unit garden apartment complex located at 4757 Barkley Circle, Ft. Myers, Florida (the "Place Apartments Property"). RFC originated the Place Apartments Loan on May 4, 1999.

        The Borrower. The borrower is The Place Apartments, Ltd., a Florida limited partnership (the "Place Apartments Borrower"). The corporate general partner of the Place Apartments Borrower is A&M Business Properties, Inc., an Ohio corporation. The Place Apartments Borrower is a special purpose entity.

        Security. The Place Apartments Loan is secured by a Mortgage, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the Place Apartments Property. The Place Apartments Loan is non-recourse, subject to certain limited exceptions.

        Payment Terms. The Place Apartments Loan has a fixed 7.150% Mortgage Rate, an original term of 120 months and an original amortization of 360 months. The Place Apartments Loan requires monthly principal and interest payments of $58,760.39 until maturity, at which time all unpaid principal and accrued but unpaid interest is due. The Place Apartments Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

        Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) July1, 2003, or (b) two years following the date of the assignment of the Place Apartments Loan to a REMIC in connection with a securitization. Thereafter, until March 1, 2009, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the Place Apartments Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Maturity Date. Each such payment must be equal to or greater than each scheduled Monthly Payment during the loan term, and greater than the anticipated balloon balance due on the Maturity Date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after March 1, 2009, the Place Apartments Loan may be prepaid without the payment of any prepayment consideration.

        Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the Place Apartments Loan immediately due and payable upon the transfer of the Place Apartments Property or any ownership interest in the Place Apartments Borrower. The Place Apartments Borrower has a one time right to transfer the Place Apartments Property to a qualifying single asset transferee approved by the lender if (i) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources customarily required by the lender for properties such as the Place Apartments Property, (ii) the proposed transferee assumes the obligations of the Place Apartments Borrower, (iii) no event of default then exists, and (iv) a 1% assumption fee has been received by the lender. The Place Apartments Loan documents also allow transfers of membership interest in the Place Apartments Borrower which: (a) do not amount, in the aggregate, to a

                                     III-22
transfer of 49% or more of such membership interests to a third party;
(b) are the result of a death or physical or mental disability, or (c) are to an immediate family member or trust for such a family member.

        Escrow/Reserves. There is a tax reserve which requires deposits in an amount sufficient to pay real estate taxes when due. Additionally, there is a replacement reserve funded monthly at the rate of $4,485 per month.

        Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

The Property

        The Place Apartments Property is located at 4757 Barkley Circle, Ft. Myers, Florida. It was constructed in two phases, beginning in 1985 and concluding in 1987. It is a garden-style apartment complex consisting of 230 units contained in fifteen 2-story and two 5-story, walk-up/elevator serviced buildings. The Place Apartments Property contains 64 one-bedroom units and 166 two-bedroom units. Amenities include laundry facilities, temperature controlled swimming pools, spas, tennis, handball and basketball courts, vaulted ceilings, water views, washer/dryer hookups and screened-in balconies.

Management

        The Place Apartments is managed by A&M Properties, a borrower-related entity that is 50% owned by one of the sponsors, Lawrence Maxwell. A&M Properties currently manages 8,300 multifamily and mobile home units.

                                     III-23


APPENDIX IV
ADDITIONAL INFORMATION REGARDING MULTIFAMILY PROPERTIES - I

------------------------------------------------------------------------------------------------------------------------------------
                                                           Studios          1 BR            2 BR          3 BR           4 BR
Loan                                                 #     Avg Mo           Avg Mo         Avg Mo        Avg Mo         Avg Mo
 No. Seller(1)             Property Name(2)       Studios   Rent    #1 BR   Rent    #2 BR   Rent   #3BR   Rent  #4 BR    Rent
------------------------------------------------------------------------------------------------------------------------------------
  2  RFC       Park Drive Manor Apts                 48     $465      288    $612     232   $740    N/A    N/A     4     $1331
  9  CIBC      University Club Apartments           N/A      N/A      N/A     N/A     N/A    N/A    N/A    N/A    130     1200
 10  Midland   The Patriot Apartments               N/A      N/A      104     436     160    525    56     641    N/A     N/A
 12  RFC       The Place Apartments                 N/A      N/A       64     514     166    626    N/A    N/A    N/A     N/A
 13  Midland   The Phoenix Apartments               N/A      N/A       72     417     176    494    88     589    N/A     N/A
 19  Midland   Beau Rivage Apartments,
                 Phases II & III                    N/A      N/A       64     495     100    577    28     663    N/A     N/A
 23  Midland   Northcastle Apartments               N/A      N/A       74     537     84     719    12     953    N/A     N/A
 31  RFC       Coriel Manor Apartments               39      424      134     510     71     661     1     800    N/A     N/A
 36  CIBC      Regstad II - Orchid Place            N/A      330       13     420     126    518     1     330    N/A     N/A
 39  Midland   Wood River Apartments                 16      398       48     434     112    529    24     639    N/A     N/A
 41  CIBC      Avenue C Apartments                    2     1137       15    1842      7    2752     3    3000     1      2133
 49  Midland   The Glen Apartments                  N/A      N/A       64     374     112    454    24     591    N/A     N/A
 52  CIBC      Trolley Commons/Willow Reed Village  N/A      N/A       24     675     96     831    N/A    N/A    N/A     N/A
 58  RFC       Crosswinds Apartment Homes           N/A      N/A      183     378     57     536    N/A    N/A    N/A     N/A
 60  Midland   Canal House Apartments                 3      668       50     816     18    1096    N/A    N/A    N/A     N/A
 63  RFC       Mountain Country Estates             N/A      N/A       5      445     145    511    N/A    N/A    N/A     N/A
 71  Midland   Georgetown Apartments                N/A      N/A       2      463     73     568    16     740    N/A     N/A
 72  Midland   Heritage Park Apartments             N/A      N/A      N/A     N/A     88     676    N/A    N/A    N/A     N/A
 74  RFC       Coach & Four East Apartments         N/A      N/A       86     426     76     543     1     670    N/A     N/A
 76  RFC       Brook Run Apartments                 N/A      N/A       69     704     13     783    N/A    N/A    N/A     N/A
 77  RFC       Green Meadows Apartments             N/A      N/A       76     409     76     503    N/A    N/A    N/A     N/A
 79  RFC       Fairmont and Monticello Apartments    55      331       78     424     N/A    N/A    N/A    N/A    N/A     N/A
 85  Midland   Vintage Faire Apartments             N/A      N/A       32     518     80     578    N/A    N/A    N/A     N/A
 87  Midland   Woodbridge Apartments                N/A      N/A      N/A     N/A     70     672    N/A    N/A    N/A     N/A
 89  Midland   Deerwood at the Park Apartments      N/A      N/A       60     444     96     546    40     654    N/A     N/A
 90  Midland   Tukwila Estates                      N/A      N/A       46     550     35     650    N/A    N/A    N/A     N/A
 91  Midland   Orchard Park Apartments              N/A      N/A       36     478     96     541    N/A    N/A    N/A     N/A
 99  RFC       Paloma Apartments                     58      800      N/A     N/A     N/A    N/A    N/A    N/A    N/A     N/A
101  Midland   Windsong Apartments                    2      750       22     833     56    1022    10    1131    N/A     N/A
105  Midland   Cinnamon Square Apartments           N/A      N/A       96     353     96     436    N/A    N/A    N/A     N/A
106  Midland   Bordeaux XI Apartments               N/A      N/A       40     384     63     496    16     584    N/A     N/A
109  RFC       The Kingsbury Apartments               2      422       9      554     42     762    N/A    N/A    N/A     N/A
110  Midland   Crestwood Apartments                 N/A      N/A      112     350     40     497    N/A    N/A    N/A     N/A
112  Midland   Roseland Manor Duplexes              N/A      N/A      N/A     N/A     118    454    20     543    N/A     N/A
114  Midland   The Port Apartments                   32      317       80     316     16     436    N/A    N/A    N/A     N/A
118  Midland   Ridgmar Crossroads Apartments        N/A      N/A       28     588     32     699    N/A    N/A    N/A     N/A
122  CIBC      Hayes Community                      N/A      N/A      144     505     37     891     1     N/A    N/A     N/A
124  Midland   Devon Park Apartments                N/A      N/A       21     642     42     752    N/A    N/A    N/A     N/A
125  RFC       Cross Keys Apartments                N/A      N/A       8      550     36     661    20     758    N/A     N/A
129  CIBC      Timberfalls Apartments               N/A      N/A      N/A     N/A     64     575    36     675    N/A     N/A
132  RFC       Carpenter Crest Apartments           N/A      N/A       88     406     16     500    N/A    N/A    N/A     N/A
133  RFC       Stanford Court                       N/A      N/A      N/A     N/A     49     659    23     732    N/A     N/A
134  Midland   Commons at Valdosta Apartments       N/A      N/A      N/A     N/A     N/A    N/A    96     399    N/A     N/A
136  Midland   Quail Court Apartments               N/A      N/A       68     333     32     418     8     504    N/A     N/A
137  Midland   Pacific Palms Apartments              12      409       40     554     52     708     3     850    N/A     N/A
141  Midland   Westlake Village Apartments          N/A      N/A       68     348     60     431    12     569    N/A     N/A
145  RFC       The Pinons Apartments                  7      365       52     408     33     516    N/A    N/A    N/A     N/A
151  Midland   Ashton Oaks Apartments               N/A      N/A       22     395     100    485    22     625    N/A     N/A
154  Midland   Waterside Apartments                 N/A      N/A       42     337     75     401    N/A    N/A    N/A     N/A
160  Midland   Pleasant Valley Apartments           N/A      N/A      N/A     N/A     48     613    N/A    N/A    N/A     N/A
161  Midland   West Wind Apartments Phase III       N/A      N/A      N/A     N/A     27     844    N/A    N/A    N/A     N/A
165  RFC       Laudonniere Apartments               N/A      N/A       6     1200      7    1461    N/A    N/A    N/A     N/A
167  Midland   Maybrook Apartments                    1      590       20     560     39     639    N/A    N/A    N/A     N/A
172  Midland   Parkway Gardens Apartments (D)       N/A      N/A       54     377     17     505    N/A    N/A    N/A     N/A
173  Midland   Norvell Gardens Apartments (D)       N/A      N/A       10     380     16     520    N/A    N/A    N/A     N/A
177  Midland   Ashwood Apartments                    22      247       8      330     115    318    12     471    N/A     N/A

                                      IV-1



APPENDIX IV
ADDITIONAL INFORMATION REGARDING MULTIFAMILY PROPERTIES - I

------------------------------------------------------------------------------------------------------------------------------------
                                                           Studios          1 BR            2 BR          3 BR           4 BR
Loan                                                 #     Avg Mo           Avg Mo         Avg Mo        Avg Mo         Avg Mo
 No. Seller(1)             Property Name(2)       Studios   Rent    #1 BR   Rent    #2 BR   Rent   #3BR   Rent  #4 BR    Rent
------------------------------------------------------------------------------------------------------------------------------------
178  Midland   Stonehurst Apartments                 33      344       23     404      6     460    N/A    N/A    N/A     N/A
180  Midland   Georgetown/Melrose Plaza Apartments  N/A      N/A       99     235     76     284    16     366    N/A     N/A
181  RFC       Greenwood/St. Charles                N/A      N/A       40     601     N/A    N/A    N/A    N/A    N/A     N/A
183  Midland   Cedarstone Apartments                N/A      N/A       13     478     23     535    N/A    N/A    N/A     N/A
184  Midland   Southwest Manor Duplexes             N/A      N/A      N/A     N/A     N/A    N/A    20     808    N/A     N/A
186  RFC       Andover Apartments                    12      328       46     418      8     557    N/A    N/A    N/A     N/A
193  RFC       First View                           N/A      N/A       49     431     13     570    N/A    N/A    N/A     N/A
195  RFC       Woodlane Apartments                  N/A      N/A       32     375     33     485    N/A    N/A    N/A     N/A
199  CIBC      Town House South Apartments and
                 Danville Duplexes                    2      250       13     323     64     365    21     391    N/A     N/A
200  RFC       Red Deer Apartments                    7      313       46     432     13     581    N/A    N/A    N/A     N/A
203  RFC       Old Colony Apartments                N/A      N/A       7      449     27     486    N/A    N/A    N/A     N/A
205  RFC       Rivercrest Apartments                 20      328       43     363      6     486    N/A    N/A    N/A     N/A
206  Midland   View Pointe Apartments                28      382       40     462     17     556    N/A    N/A    N/A     N/A
207  RFC       1340 21st Street NW                    4      825       3     1300      3    1675    N/A    N/A    N/A     N/A
208  RFC       Rollingwood Apartments                17      337       33     445     14     530    N/A    N/A    N/A     N/A
209  Midland   Greenbrier Apartments                N/A      N/A       21     517     24     605    N/A    N/A    N/A     N/A
210  Midland   Lantana Apartments                   N/A      N/A       38     458      4     591    N/A    N/A    N/A     N/A
211  RFC       Pine Meadow Apartments               N/A      N/A       24     565     32     615    N/A    N/A    N/A     N/A
216  RFC       Colonial-Excelsior                     8      460       20     460     17     546    12     565    N/A     N/A
218  RFC       Centennial Place Apartments          N/A      N/A       16     384     17     503    11     654    N/A     N/A
219  RFC       Charmony Place Apartments             16      250       12     385     26     463    N/A    N/A    N/A     N/A
220  RFC       Wooded Acres Apartments              N/A      N/A       44     334     16     472    N/A    N/A    N/A     N/A
221  RFC       Greenwood Villa Apartments           N/A      N/A       28     355     32     443    N/A    N/A    N/A     N/A
223  RFC       Brighton Court Apartments             12      320       52     399      5     459    N/A    N/A    N/A     N/A
224  Midland   Bell Oaks Village Apartments         N/A      N/A       24     288     44     369     8     443    N/A     N/A
227  RFC       20 Green of Panorama                 N/A      N/A      N/A     N/A     16     785    N/A    N/A    N/A     N/A
228  RFC       Cedargate Apartments                  13      314       30     420      5     549    N/A    N/A    N/A     N/A
231  RFC       Oak Glen Apartments                  N/A      N/A       32     377     24     432    N/A    N/A    N/A     N/A
233  RFC       Quail Creek Apartments               N/A      N/A       20     395      8     437    N/A    N/A    N/A     N/A
234  RFC       University Apartments                N/A      N/A       39     370      4     550    N/A    N/A    N/A     N/A
235  Midland   Irving Court Townhomes               N/A      N/A      N/A     N/A     32     535    N/A    N/A    N/A     N/A
236  RFC       Grahamcrest Manor Apartments           1      300       34     429     14     549    N/A    N/A    N/A     N/A
237  RFC       The Gorelick Apartments              N/A      N/A      N/A     N/A     12     675    N/A    N/A    N/A     N/A
239  RFC       519 Central Avenue                   N/A      N/A       16     562     N/A    N/A    N/A    N/A    N/A     N/A
240  RFC       Klingerman Apartments                N/A      N/A      N/A     N/A     12     662     1     780    N/A     N/A
241  RFC       901 SW 8th Avenue Apartments         N/A      N/A       24     432     N/A    N/A    N/A    N/A    N/A     N/A
242  RFC       Meadow Pines Apartments              N/A      N/A      N/A     N/A     24     492    N/A    N/A    N/A     N/A




APPENDIX IV
ADDITIONAL INFORMATION REGARDING MULTIFAMILY PROPERTIES - II

------------------------------------------------------------------------------------------------------------------------------------
                                                                                   Sub                              Utilities
Loan                                              Cut-Off Date     Property      Property                            Tenants
 No. Seller(1)        Property Name(2)              Balance          Type         Type      Elevator  Units            Pay
------------------------------------------------------------------------------------------------------------------------------------
  2  RFC      Park Drive Manor Apts               $22,925,004     Multifamily    High-Rise     $8       572     Electric, Gas, Water
  9  CIBC     University Club Apartments           10,486,188     Multifamily     Garden       N/A      130     Electric, Gas, Water
 10  Midland  The Patriot Apartments               10,022,381     Multifamily     Garden       N/A      320                 Electric
 12  RFC      The Place Apartments                  8,693,077     Multifamily     Garden        2       230          Electric, Water
 13  Midland  The Phoenix Apartments                8,399,390     Multifamily     Garden       N/A      336                 Electric
 19  Midland  Beau Rivage Apartments,
                Phases II & III                     7,009,355     Multifamily     Garden       N/A      192                 Electric
 23  Midland  Northcastle Apartments                6,363,688     Multifamily     Garden       N/A      170                     None
 31  RFC      Coriel Manor Apartments               5,470,891     Multifamily     Garden       N/A      245                 Electric
 36  CIBC     Regstad II - Orchid Place             4,994,310     Multifamily     Garden       N/A      144                 Electric
 39  Midland  Wood River Apartments                 4,979,200     Multifamily     Garden       N/A      200                 Electric
 41  CIBC     Avenue C Apartments                   4,796,626     Multifamily     Garden       N/A       28                     None
 49  Midland  The Glen Apartments                   4,580,164     Multifamily     Garden       N/A      200                 Electric
 52  CIBC     Trolley Commons/Willow Reed Village   4,395,064     Multifamily     Garden       N/A      120                 Electric
 58  RFC      Crosswinds Apartment Homes            4,033,445     Multifamily     Garden       N/A      240            Electric, Gas
 60  Midland  Canal House Apartments                3,984,092     Multifamily     Garden       Yes       75     Electric, Gas, Cable
 63  RFC      Mountain Country Estates              3,971,899     Multifamily     Garden       N/A      150                 Electric
 71  Midland  Georgetown Apartments                 3,582,593     Multifamily     Garden       N/A       91  Electric, Water, Cable,
                                                                                                                          Sewer, Gas
 72  Midland  Heritage Park Apartments              3,505,487     Multifamily     Garden       N/A       88     Electric, Gas, Cable
 74  RFC      Coach & Four East Apartments          3,453,120     Multifamily     Garden       N/A      163                 Electric
 76  RFC      Brook Run Apartments                  3,345,638     Multifamily     Garden       N/A       82            Electric, Gas
 77  RFC      Green Meadows Apartments              3,326,198     Multifamily     Garden       N/A      152                 Electric
 79  RFC      Fairmont and Monticello Apartments    3,269,700     Multifamily    High-Rise      4       133                 Electric
 85  Midland  Vintage Faire Apartments              2,994,035     Multifamily     Garden       N/A      112                     None
 87  Midland  Woodbridge Apartments                 2,936,349     Multifamily     Garden       N/A       70            Electric, Gas
 89  Midland  Deerwood at the Park Apartments       2,888,215     Multifamily     Garden       N/A      216                 Electric
 90  Midland  Tukwila Estates                       2,884,294     Multifamily     Garden       N/A       81     Electric, Gas, Cable
 91  Midland  Orchard Park Apartments               2,791,223     Multifamily     Garden       N/A      132             Trash, Cable
 99  RFC      Paloma Apartments                     2,619,260     Multifamily     Garden        2        58                     None
101  Midland  Windsong Apartments                   2,495,068     Multifamily     Garden       N/A       90                     None
105  Midland  Cinnamon Square Apartments            2,455,128     Multifamily     Garden       N/A      192          Electric, Cable
106  Midland  Bordeaux XI Apartments                2,435,861     Multifamily     Garden       N/A      120     Electric, Gas, Cable
109  RFC      The Kingsbury Apartments              2,286,816     Multifamily    High-Rise      1        53            Electric, Gas
110  Midland  Crestwood Apartments                  2,259,421     Multifamily     Garden       N/A      152          Electric, Cable
112  Midland  Roseland Manor Duplexes               2,247,623     Multifamily     Garden       N/A      138         Electric, Water,
                                                                                                                        Sewer, Trash
114  Midland  The Port Apartments                   2,237,118     Multifamily     Garden       N/A      128         Electric, Water,
                                                                                                                        Sewer, Trash
118  Midland  Ridgmar Crossroads Apartments         2,194,161     Multifamily     Garden       N/A       60            Electric, Gas
122  CIBC     Hayes Community                       2,127,818     Multifamily     Garden       N/A      182                     None
124  Midland  Devon Park Apartments                 2,085,706     Multifamily     Garden       N/A       63                 Electric
125  RFC      Cross Keys Apartments                 2,080,791     Multifamily     Garden       N/A       64                 Electric
129  CIBC     Timberfalls Apartments                1,995,308     Multifamily    Mid-Rise      N/A      100            Electric, Gas
132  RFC      Carpenter Crest Apartments            1,966,690     Multifamily     Garden       N/A      105          Electric, Water
133  RFC      Stanford Court                        1,936,532     Multifamily     Garden       N/A       72                 Electric
134  Midland  Commons at Valdosta Apartments        1,910,589     Multifamily     Garden       N/A       96                 Electric
136  Midland  Quail Court Apartments                1,881,692     Multifamily     Garden       N/A      108     Electric, Gas, Cable
137  Midland  Pacific Palms Apartments              1,869,524     Multifamily     Garden       N/A      107                      All
141  Midland  Westlake Village Apartments           1,798,357     Multifamily     Garden       N/A      140                 Electric
145  RFC      The Pinons Apartments                 1,792,319     Multifamily     Garden       N/A       92                     None
151  Midland  Ashton Oaks Apartments                1,737,850     Multifamily     Garden       N/A      144                 Electric
154  Midland  Waterside Apartments                  1,700,890     Multifamily     Garden       N/A      119                 Electric
160  Midland  Pleasant Valley Apartments            1,596,651     Multifamily     Garden       N/A       48                     None
161  Midland  West Wind Apartments Phase III        1,593,967     Multifamily     Garden       N/A       27         Electric, Water,
                                                                                                                        Sewer, Trash
165  RFC      Laudonniere Apartments                1,528,966     Multifamily     Garden       N/A       13     Electric, Water, Gas
167  Midland  Maybrook Apartments                   1,509,131     Multifamily     Garden       N/A       60                 Electric
172  Midland  Parkway Gardens Apartments (D)          970,697     Multifamily     Garden       N/A       71                 Electric
173  Midland  Norvell Gardens Apartments (D)          449,124     Multifamily     Garden       N/A       26                 Electric
177  Midland  Ashwood Apartments                    1,390,582     Multifamily     Garden       N/A      157                 Electric
178  Midland  Stonehurst Apartments                 1,381,304     Multifamily     Garden       Yes       74          Electric, Cable
180  Midland  Georgetown/Melrose Plaza Apartments   1,345,859     Multifamily     Garden       N/A      191                 Electric
181  RFC      Greenwood/St. Charles                 1,318,476     Multifamily     Garden       N/A       40            Electric, Gas
183  Midland  Cedarstone Apartments                 1,262,864     Multifamily     Garden       N/A       36      Electricity, Water,
                                                                                                                   Sewer, Gas, Cable
184  Midland  Southwest Manor Duplexes              1,261,392     Multifamily     Garden       N/A       20                      All
186  RFC      Andover Apartments                    1,233,629     Multifamily     Garden       N/A       66          Electric, Water
193  RFC      First View                            1,138,956     Multifamily     Garden       N/A       62                 Electric
195  RFC      Woodlane Apartments                   1,135,313     Multifamily     Garden       N/A       65                 Electric
199  CIBC     Town House South Apartments and
                Danville Duplexes                   1,098,796     Multifamily    Mid-Rise      N/A      100                 Electric

                                      IV-3



APPENDIX IV
ADDITIONAL INFORMATION REGARDING MULTIFAMILY PROPERTIES - II

------------------------------------------------------------------------------------------------------------------------------------
                                                                                   Sub                              Utilities
Loan                                              Cut-Off Date     Property      Property                            Tenants
 No. Seller(1)        Property Name(2)              Balance          Type         Type      Elevator  Units            Pay
------------------------------------------------------------------------------------------------------------------------------------
200  RFC      Red Deer Apartments                   1,095,060     Multifamily     Garden       N/A       66                 Electric
203  RFC      Old Colony Apartments                 1,039,739     Multifamily     Garden       N/A       34                 Electric
205  RFC      Rivercrest Apartments                 1,031,476     Multifamily     Garden       N/A       69                 Electric
206  Midland  View Pointe Apartments                1,022,887     Multifamily     Garden       N/A       85                 Electric
207  RFC      1340 21st Street NW                   1,014,316     Multifamily    Mid-Rise      N/A       10                    Water
208  RFC      Rollingwood Apartments                1,009,641     Multifamily     Garden       N/A       64            Electric, Gas
209  Midland  Greenbrier Apartments                   998,103     Multifamily     Garden       N/A       45                 Electric
210  Midland  Lantana Apartments                      997,950     Multifamily     Garden       N/A       42                 Electric
211  RFC      Pine Meadow Apartments                  996,051     Multifamily     Garden       N/A       56                 Electric
216  RFC      Colonial-Excelsior                      936,876     Multifamily     Garden       N/A       57                     None
218  RFC      Centennial Place Apartments             935,829     Multifamily     Garden       N/A       44     Electric, Water, Gas
219  RFC      Charmony Place Apartments               928,839     Multifamily     Garden       N/A       54                     None
220  RFC      Wooded Acres Apartments                 921,178     Multifamily     Garden       N/A       60                 Electric
221  RFC      Greenwood Villa Apartments              887,674     Multifamily     Garden       N/A       60                 Electric
223  RFC      Brighton Court Apartments               872,316     Multifamily    Mid-Rise      N/A       69               Water, Gas
224  Midland  Bell Oaks Village Apartments            832,120     Multifamily     Garden       N/A       76                 Electric
227  RFC      20 Green of Panorama                    822,548     Multifamily     Garden        1        16            Electric, Gas
228  RFC      Cedargate Apartments                    806,888     Multifamily     Garden       N/A       48                 Electric
231  RFC      Oak Glen Apartments                     674,205     Multifamily     Garden       N/A       56            Electric, Gas
233  RFC      Quail Creek Apartments                  654,143     Multifamily     Garden       N/A       28                 Electric
234  RFC      University Apartments                   595,643     Multifamily     Garden       N/A       43                 Electric
235  Midland  Irving Court Townhomes                  543,935     Multifamily     Garden       N/A       32                 Electric
236  RFC      Grahamcrest Manor Apartments            515,700     Multifamily     Garden       N/A       49                     None
237  RFC      The Gorelick Apartments                 494,925     Multifamily     Garden       N/A       12                 Electric
239  RFC      519 Central Avenue                      468,887     Multifamily    Mid-Rise       1        16     Electric, Water, Gas
240  RFC      Klingerman Apartments                   436,351     Multifamily     Garden       N/A       13                 Electric
241  RFC      901 SW 8th Avenue Apartments            430,193     Multifamily     Garden       N/A       24            Electric, Gas
242  RFC      Meadow Pines Apartments                 415,331     Multifamily     Garden       N/A       24                 Electric

              Total/Weighted Average             $238,790,656                                         9,363



     Footnotes to Appendix IV

     1 "Midland", "RFC" and "CIBC" denote Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc., respectively, as Sellers.

     2 Sets of Mortgage Loans that have identical alphabetical coding designate multiple loans that are cross-collateralized and cross-defaulted, while Mortgage Loans that have identical Roman
          Numeral coding indicate multiple properties securing one note. Loan No. 3, Prime Portfolio, is secured by six properties: 1301 East Tower Road, 4300 Madison Street, 342-346 Carol Lane, 550 Kehoe Blvd, 343 Carol Lane and 388 Carol Lane. These properties are described in the six rows immediately below the description of Loan No. 3, Prime Portfolio.


APPENDIX V
RESERVE ACCOUNT (ALL MORTGAGE LOANS)

-----------------------------------------------------------------------------------------------------------
                                                             Initial  Capital  Annual
                                         Insurance   Tax     Capital  Expense  Capital  Initial     Current
                                          Escrow    Escrow   Expense  Reserve  Expense   TI/LC       TI/LC
Loan Seller                              Required  Required  Deposit  Balance  Deposit  Deposit     Balance
 No.  (1)          Property Name(2)        (12)      (12)     (13)     (14)     (15)     (16)        (17)
-----------------------------------------------------------------------------------------------------------
  1  RFC      21 Penn Plaza                 No        Yes       N/A       N/A   $4,289  $600,000        N/A
  2  RFC      Park Drive Manor Apts        Yes        Yes    11,917       N/A   11,917       N/A        N/A
  3  CIBC     Prime Portfolio               No        No     56,644  $415,348      N/A       N/A   $476,203
     CIBC     1301 East Tower Road (I)      No        No          0       N/A      N/A       N/A        N/A
     CIBC     4300 Madison Street (I)       No        No          0       N/A      N/A       N/A        N/A
     CIBC     342-346 Carol Lane (I)        No        No          0       N/A      N/A       N/A        N/A
     CIBC     550 Kehoe Blvd. (I)           No        No          0       N/A      N/A       N/A        N/A
     CIBC     343 Carol Lane (I)            No        No          0       N/A      N/A       N/A        N/A
     CIBC     388 Carol Lane (I)            No        No          0       N/A      N/A       N/A        N/A
  4  CIBC     1414 Avenue of the
                Americas                    No        Yes       929       929   11,148       N/A     16,667
  5  CIBC     70 West 36th Street           No        Yes     1,763     1,762   21,144       N/A     12,500
  6  RFC      7200 Leamington, LLC (A)     Yes        Yes     2,590       N/A    2,590     6,474        N/A
  7  RFC      2201 Lundt, LLC (A)          Yes        Yes     1,778       N/A    1,778     4,446        N/A
  8  RFC      1330 W. 43rd St. (A)         Yes        Yes       914       N/A      914     2,313        N/A
  9  CIBC     University Club
                Apartments                 Yes        Yes     2,438     2,438   39,000       N/A        N/A
 10  Midland  The Patriot Apartments       Yes        Yes       N/A       N/A      N/A       N/A        N/A
 11  CIBC     Acme Plaza (Cape May
                Plaza)                      No        No        N/A     9,550   22,920    10,000      3,333
 12  RFC      The Place Apartments         Yes        Yes       N/A       N/A    4,485       N/A        N/A
 13  Midland  The Phoenix Apartments       Yes        Yes       N/A       N/A      N/A       N/A        N/A
 14  RFC      Glenwood Plaza                No        Yes       N/A       N/A    2,727       N/A        N/A
 15  CIBC     633 Third Avenue              No        Yes       N/A       N/A      N/A       N/A      3,333
 16  Midland  148 State Street              No        Yes       N/A     2,080    1,040       N/A      8,340
 17  CIBC     The Piers                     No        Yes       932       932   11,186       N/A      2,750
 18  CIBC     North Point Center            No        Yes     1,196     1,196    1,196       N/A      3,167
 19  Midland  Beau Rivage Apartments,
               Phases II & III             Yes        Yes       N/A     1,400    1,400       N/A        N/A
 20  Midland  Holiday Inn Express
                & Suites                   Yes        Yes       N/A     8,995      N/A       N/A        N/A
 21  CIBC     Regal Cinemas                 No        No        N/A     5,447   10,893       N/A        N/A
 22  Midland  Drake's Passage               No        Yes       N/A       N/A      547       N/A        N/A
 23  Midland  Northcastle Apartments       Yes        Yes       N/A    12,486    3,188       N/A        N/A
 24  RFC      Giro Building                Yes        Yes     1,500       N/A    1,500       N/A        N/A
 25  Midland  Longley Business Park        Yes        Yes       N/A       N/A      876   315,000    315,000
 26  CIBC     Sharpstown Court              No        Yes     1,057       491   12,684     1,000        N/A
 27  Midland  Temescal Village Plaza       Yes        Yes       N/A       N/A      882       N/A        N/A
 28  CIBC     Plantation Properties         No        Yes     1,238     1,238   14,861       N/A      1,667
 29  RFC      Bernal Business Center        No        Yes       N/A       N/A      892       N/A        N/A
 30  Midland  East 55TH Street             Yes        Yes       N/A       N/A      N/A       N/A        N/A
 31  RFC      Coriel Manor Apartments      Yes        Yes       N/A       N/A    5,194       N/A        N/A
 32  RFC      Gibbstown Shopping
                Center                     Yes        Yes       N/A       N/A      488       N/A        N/A
 33  Midland  Plaza De Colores             Yes        Yes       N/A       547      547    49,165     51,665
 34  CIBC     Lifeline Building            Yes        Yes       N/A     9,849   16,884    70,000    105,000
 35  RFC      Deon Square Shopping Center  Yes        Yes       N/A       N/A    1,316       N/A        N/A
 36  CIBC     Regstad II - Orchid Place    Yes        Yes     6,000     6,000   36,000       N/A        N/A
 37  CIBC     6 Gramatan Avenue            Yes        Yes     1,168         0   14,012       N/A     12,795
 38  CIBC     Eisenhower Industrial
                Complex                    Yes        Yes       743       800    9,600     1,333      1,333
 39  Midland  Wood River Apartments        Yes        Yes       N/A    16,714    4,167       N/A        N/A
 40  RFC      Old Navy - Linens 'N Things  Yes        Yes       N/A       N/A      682       N/A        N/A
 41  CIBC     Avenue C Apartments           No        Yes       583     5,879    7,000       N/A        N/A
 42  RFC      Pine Plaza Shopping Center   Yes        Yes       N/A       N/A    1,242       N/A        N/A
 43  RFC      Shopps On the Pike           Yes        Yes       N/A       N/A      296       N/A        N/A
 44  Midland  Shoppes of Kenwood           Yes        Yes       N/A       683      136   150,000    151,921
 45  Midland  Country Club Place Shopping
                Center                     Yes        Yes       N/A       N/A    2,018       N/A        N/A

                                      V-I


APPENDIX V
RESERVE ACCOUNT (ALL MORTGAGE LOANS)

-----------------------------------------------------------------------------------------------------------
                                                             Initial  Capital  Annual
                                         Insurance   Tax     Capital  Expense  Capital  Initial     Current
                                          Escrow    Escrow   Expense  Reserve  Expense   TI/LC       TI/LC
Loan Seller                              Required  Required  Deposit  Balance  Deposit  Deposit     Balance
 No.  (1)          Property Name(2)        (12)      (12)     (13)     (14)     (15)     (16)        (17)
-----------------------------------------------------------------------------------------------------------
 46  RFC      Space City Retail Center      No        Yes       N/A       N/A      651       N/A        N/A
 47  RFC      Glen Cove Shopping Center    Yes        Yes       N/A       N/A      265       N/A        N/A
 48  RFC      The Crossings                 No        No        N/A       N/A      242       N/A        N/A
 49  Midland  The Glen Apartments          Yes        Yes       N/A    16,713    4,167       N/A        N/A
 50  Midland  Lackland Self Storage         No        Yes       N/A     7,582    1,510       N/A        N/A
 51  CIBC     Fairfield Inn                Yes        Yes     5,357     5,357   64,289       N/A        N/A
 52  CIBC     Trolley Commons/Willow Reed
                Village                    Yes        Yes     2,750     2,750   33,000       N/A        N/A
 53  CIBC     Monarch Beach Plaza          Yes        Yes       392       392    4,707    50,000      2,772
 54  Midland  95 John Muir Drive           Yes        Yes       N/A       655      655       N/A      1,831
 55  CIBC     Northup West Office Park      No        No        N/A     7,734   13,258       N/A     28,000
 56  Midland  MCI Building                 Yes        Yes       N/A     1,000    1,000   580,000    581,619
 57  Midland  Springtown Shopping Center   Yes        Yes       N/A     3,145      784       N/A        N/A
 58  RFC      Crosswinds Apartment Homes    No        No        N/A       N/A    4,500       N/A        N/A
 59  Midland  Forrest Machinery Building   Yes        Yes       N/A     3,060    1,018       N/A        N/A
 60  Midland  Canal House Apartments       Yes        Yes       N/A     6,361    1,586       N/A        N/A
 61  CIBC     Warner Center                Yes        Yes     2,028     4,066   24,330       N/A        N/A
 62  Midland  Woodside at the Office
                Center                     Yes        Yes       N/A     2,423      604    30,000     48,762
 63  RFC      Mountain Country Estates     Yes        Yes       N/A       N/A    3,331       N/A        N/A
 64  CIBC     One Dodge Drive               No        Yes     1,161     1,161   13,937       N/A      1,250
 65  CIBC     Kolonaki - Industrial (808)  Yes        Yes       919       919    5,514       N/A     10,513
 66  Midland  Rockford Ambulatory Surgery
                Center (B)                 Yes        Yes       N/A       375      375       N/A        N/A
 67  Midland  Rockford Medical Office
                Building (B)               Yes        Yes       N/A       215      215       N/A        N/A
 68  CIBC     White's Crossing Plaza       Yes        Yes     2,341       N/A   14,044    22,500         36
 69  CIBC     Access Self Storage          Yes        Yes       625     1,253    7,500       N/A        N/A
 70  Midland  South Park Office Complex    Yes        Yes       N/A     1,053      526   100,000    103,717
 71  Midland  Georgetown Apartments        Yes        Yes       N/A    11,435    1,896       N/A        N/A
 72  Midland  Heritage Park Apartments     Yes        Yes       N/A       N/A    1,833       N/A        N/A
 73  Midland  Northland Aluminum
                Products, Inc.             Yes        Yes       N/A       N/A      N/A       N/A        N/A
 74  RFC      Coach & Four East
                Apartments                  No        Yes       N/A       N/A    3,002       N/A        N/A
 75  CIBC     Courtyard by Marriott        Yes        Yes     4,861     4,861   58,336       N/A        N/A
 76  RFC      Brook Run Apartments         Yes        Yes    55,000       N/A      N/A       N/A        N/A
 77  RFC      Green Meadows Apartments     Yes        Yes       N/A       N/A    3,167       N/A        N/A
 78  RFC      Grand Plaza Properties,
                Inc.                       Yes        Yes       N/A       N/A      504       N/A        N/A
 79  RFC      Fairmont and Monticello
                Apartments                 Yes        Yes       N/A       N/A    3,115       N/A        N/A
 80  CIBC     Palmetto Gardens
                Industrial Park            Yes        Yes     2,023     2,023   24,270       N/A        N/A
 81  Midland  Lower Falls Landing          Yes        Yes       N/A     2,318    1,159       N/A      2,000
 82  RFC      PML Office Building          Yes        Yes       N/A       N/A      423    25,000        N/A
 83  Midland  Concord Business Center      Yes        Yes       N/A     1,502    1,502       N/A      3,000
 84  Midland  Middlebrook Business Park    Yes        Yes       N/A       N/A      832       N/A        N/A
 85  Midland  Vintage Faire Apartments     Yes        Yes       N/A     5,138    2,567       N/A        N/A
 86  CIBC     140 Gould Street              No        Yes       N/A     5,975    7,967   170,000        N/A
 87  Midland  Woodbridge Apartments        Yes        Yes       N/A     4,946    1,458       N/A        N/A
 88  RFC      Pier One Imports             Yes        Yes       N/A       N/A      147       N/A        N/A
 89  Midland  Deerwood at the Park
                Apartments                 Yes        Yes       N/A     8,516    4,833       N/A        N/A
 90  Midland  Tukwila Estates              Yes        Yes       N/A     3,378    1,688       N/A        N/A
 91  Midland  Orchard Park Apartments      Yes        Yes       N/A     5,500    2,750       N/A        N/A
 92  Midland  Airport Business Center      Yes        Yes       N/A       N/A    2,438       N/A        N/A
 93  Midland  Holiday Inn, New Ulm         Yes        Yes       N/A       N/A      N/A       N/A        N/A
 94  RFC      Monsey Mall                  Yes        Yes       N/A       N/A      906       N/A        N/A
 95  Midland  Silverdale Office Building   Yes        Yes       N/A     2,708      675       N/A     21,731
 96  RFC      Habersham Shopping Center    Yes        Yes       N/A       N/A      806       N/A        N/A

                                      V-2


APPENDIX V
RESERVE ACCOUNT (ALL MORTGAGE LOANS)

-----------------------------------------------------------------------------------------------------------
                                                             Initial  Capital  Annual
                                         Insurance   Tax     Capital  Expense  Capital  Initial     Current
                                          Escrow    Escrow   Expense  Reserve  Expense   TI/LC       TI/LC
Loan Seller                              Required  Required  Deposit  Balance  Deposit  Deposit     Balance
 No.  (1)          Property Name(2)        (12)      (12)     (13)     (14)     (15)     (16)        (17)
-----------------------------------------------------------------------------------------------------------
 97  Midland  Brattleboro North Shopping
                Plaza                       No        Yes       N/A     8,186    1,357       N/A     44,579
 98  Midland  Crossroads Shopping Center    No        Yes       N/A       200      200       N/A        N/A
 99  RFC      Paloma Apartments             No        Yes     1,208       N/A    1,208       N/A        N/A
100  Midland  Mullica Woods                Yes        Yes       N/A       750      375       N/A        N/A
101  Midland  Windsong Apartments          Yes        Yes       N/A     2,325    2,325       N/A        N/A
102  Midland  Magnolia Park Shopping
                Center                     Yes        Yes       N/A       N/A      N/A       N/A    203,161
103  Midland  Vollstedt Building           Yes        Yes       N/A       771      385       N/A        N/A
104  Midland  Lackland Self Storage         No        Yes       N/A     5,121    1,020       N/A        N/A
105  Midland  Cinnamon Square Apartments   Yes        Yes       N/A       N/A      N/A       N/A        N/A
106  Midland  Bordeaux XI Apartments       Yes        Yes       N/A       N/A    2,479       N/A        N/A
107  Midland  5397 North Commerce (C)      Yes        Yes       N/A     2,276      377       N/A        N/A
108  Midland  Gabbert Building (C)         Yes        Yes       N/A     1,608      267       N/A        N/A
109  RFC      The Kingsbury Apartments     Yes        Yes       N/A       N/A    1,104       N/A        N/A
110  Midland  Crestwood Apartments         Yes        Yes       N/A     3,167    3,167       N/A        N/A
111  CIBC     Dicks Clothing and
               Sporting Goods               No        No        580       563    6,957       N/A        N/A
112  Midland  Roseland Manor Duplexes      Yes        Yes       N/A       N/A    2,875       N/A        N/A
113  Midland  Mount View Office Building   Yes        Yes       N/A     1,105      220       N/A      8,369
114  Midland  The Port Apartments          Yes        Yes       N/A    16,069    3,200       N/A        N/A
115  RFC      Forman Mills                  No        Yes       N/A       N/A      598    50,000        N/A
116  RFC      7900 Beech Daly &
                6810 Metroplex Drive       Yes        Yes       N/A       N/A      870     1,414        N/A
117  RFC      Arrowhead Fountain Center     No        Yes       N/A       N/A      172       N/A        N/A
118  Midland  Ridgmar Crossroads
                Apartments                 Yes        Yes       N/A     4,245    1,415       N/A        N/A
119  RFC      Renaissance West Shopping
                Center                     Yes        No        N/A       N/A      N/A    21,000        N/A
120  CIBC     Lexington Center             Yes        Yes     1,027     1,027   12,323    30,000      3,649
121  Midland  State of Oregon Job
                Council Buildings            No        No        N/A     2,378      461       N/A      9,203
122  CIBC     Hayes Community              Yes        Yes     5,308     5,396   64,752       N/A        N/A
123  RFC      Today's Man - Deptford        No        Yes       N/A       N/A      320   100,000        N/A
124  Midland  Devon Park Apartments        Yes        Yes       N/A     1,117      976       N/A        N/A
125  RFC      Cross Keys Apartments        Yes        Yes       N/A       N/A    1,443       N/A        N/A
126  CIBC     White Oak Professional
                Building                   No        Yes       365       365    4,384       833        833
127  RFC      Scripps Mesa Shopping
                Center                     Yes        Yes       N/A       N/A      871       N/A        N/A
128  Midland  Pacific Place                 No        Yes       N/A       N/A       78       N/A        N/A
129  CIBC     Timberfalls Apartments        No        Yes     2,083     4,167   25,000       N/A        N/A
130  Midland  110 American Boulevard       Yes        Yes       N/A       329       66       N/A     12,859
131  Midland  Handy Lock Mini Storage      Yes        Yes       N/A     3,337      832       N/A        N/A
132  RFC      Carpenter Crest Apartments   Yes        Yes     2,327       N/A    2,327       N/A        N/A
133  RFC      Stanford Court               Yes        Yes    32,000       N/A    1,596       N/A        N/A
134  Midland  Commons at Valdosta
                Apartments                 Yes        Yes       N/A    10,040    2,000       N/A        N/A
135  CIBC     Kolonaki - Sausalito (579)   Yes        Yes       165       165      991     2,284      2,284
136  Midland  Quail Court Apartments       Yes        Yes       N/A    15,856    2,250       N/A        N/A
137  Midland  Pacific Palms Apartments     Yes        Yes       N/A    36,625    2,809       N/A        N/A
138  Midland  Village at Cambridge Self
                Storage                    Yes        Yes       N/A       N/A    1,013       N/A        N/A
139  CIBC     Kolonaki - San Francisco
                (1723)                     Yes        Yes       442       442    2,649       N/A      2,698
140  Midland  Providence Office Building   Yes        Yes       N/A       777      777       N/A      2,083
141  Midland  Westlake Village Apartments  Yes        Yes       N/A     5,838    2,917       N/A        N/A
142  CIBC     Days Inn - Anderson          Yes        Yes     2,723       N/A   32,671       N/A        N/A
143  RFC      Hollywood Video Portfolio    Yes        Yes       N/A       N/A      174       N/A        N/A
144  CIBC     Hampton Inn - Mary Esther    Yes        Yes     3,439       N/A   41,262       N/A        N/A
145  RFC      The Pinons Apartments        Yes        Yes       N/A       N/A    1,938       N/A        N/A
146  Midland  Foreside Place               Yes        Yes       N/A     4,009      569       N/A     20,553
147  Midland  21036 Triple Seven Road      Yes        Yes       N/A       350      175       N/A      3,703

                                      V-3


APPENDIX V
RESERVE ACCOUNT (ALL MORTGAGE LOANS)

-----------------------------------------------------------------------------------------------------------
                                                             Initial  Capital  Annual
                                         Insurance   Tax     Capital  Expense  Capital  Initial     Current
                                          Escrow    Escrow   Expense  Reserve  Expense   TI/LC       TI/LC
Loan Seller                              Required  Required  Deposit  Balance  Deposit  Deposit     Balance
 No.  (1)          Property Name(2)        (12)      (12)     (13)     (14)     (15)     (16)        (17)
-----------------------------------------------------------------------------------------------------------
148  RFC      Central Park Southwest       Yes        Yes       N/A       N/A      N/A       N/A        N/A
149  Midland  Best Storage                 Yes        Yes       N/A       893      893       N/A        N/A
150  Midland  Forest Hills Shopping
                Center                     Yes        Yes       N/A     5,374      761       N/A      7,342
151  Midland  Ashton Oaks Apartments       Yes        Yes       N/A    18,095    3,000       N/A        N/A
152  Midland  Siesta Hills Shopping
                Center                     Yes        Yes       N/A       N/A    1,117       N/A        N/A
153  Midland  Holiday Inn Express          Yes        Yes       N/A     9,495      N/A       N/A        N/A
154  Midland  Waterside Apartments         Yes        Yes       N/A       N/A    2,876       N/A        N/A
155  Midland  Village Square Shopping
                Center                     Yes        Yes       N/A     1,538      768       N/A      1,001
156  Midland  Century Mobile Home Park     Yes        Yes       N/A       N/A      N/A       N/A        N/A
157  Midland  Rite Aid Pharmacy            Yes        No        N/A       138      138       N/A        N/A
158  RFC      Hobe Village Mobile Home
                Park                       Yes        Yes         0       N/A      517       N/A        N/A
159  Midland  Via Linda Plaza              Yes        Yes       N/A     2,256      374       N/A      3,018
160  Midland  Pleasant Valley Apartments   Yes        Yes       N/A     2,362    1,180       N/A        N/A
161  Midland  West Wind Apartments
                Phase III                  Yes        Yes       N/A       812      203       N/A        N/A
162  RFC      S&R Shopping Center          Yes        Yes       N/A       N/A      308       N/A        N/A
163  Midland  Edwards Village Center        No        Yes       N/A       399      133       N/A      4,008
164  Midland  Comfort Inn                  Yes        Yes       N/A     7,573      N/A       N/A        N/A
165  RFC      Laudonniere Apartments       Yes        Yes       N/A       N/A      271       N/A        N/A
166  RFC      Whaley's Shopping Center     Yes        Yes       N/A       N/A      358       N/A        N/A
167  Midland  Maybrook Apartments          Yes        Yes       N/A     3,671    1,229       N/A        N/A
168  RFC      Staples                       No        No        N/A       N/A      300       N/A        N/A
169  RFC      The Retail Group             Yes        Yes       N/A       N/A      154   100,000        N/A
170  Midland  Tucker Industries Building   Yes        Yes       N/A       N/A      355       N/A        N/A
171  Midland  Airborne Express              No        No        N/A       209      208       N/A      1,002
172  Midland  Parkway Gardens
                Apartments (D)             Yes        Yes       N/A     1,479    1,479       N/A        N/A
173  Midland  Norvell Gardens
                Apartments (D)             Yes        Yes       N/A       542      542       N/A        N/A
174  RFC      Smith Retail Portfolio       Yes        Yes       N/A       N/A      277       N/A        N/A
175  RFC      Stor-A-Lot Self Storage      Yes        Yes    10,572       N/A      881       N/A        N/A
176  CIBC     CVS Smithtown                 No        No        N/A       N/A      N/A       N/A        N/A
177  Midland  Ashwood Apartments           Yes        Yes       N/A    11,143    3,660       N/A        N/A
178  Midland  Stonehurst Apartments        Yes        Yes       N/A     2,751      548       N/A      2,907
179  Midland  Storage Max-Yuma             Yes        Yes       N/A       605      605       N/A        N/A
180  Midland  Georgetown/Melrose
                Plaza Apartments           Yes        Yes       N/A     8,150    4,075       N/A        N/A
181  RFC      Greenwood/St. Charles        Yes        Yes       N/A       N/A      697       N/A        N/A
182  Midland  South Ogden Plaza            Yes        Yes       N/A     1,476    1,476       N/A      2,084
183  Midland  Cedarstone Apartments        Yes        Yes       N/A     4,522      750       N/A        N/A
184  Midland  Southwest Manor Duplexes     Yes        Yes       N/A       500      500       N/A        N/A
185  Midland  Super 8 Motel                Yes        Yes       N/A       N/A      N/A       N/A        N/A
186  RFC      Andover Apartments           Yes        Yes       N/A       N/A      N/A       N/A        N/A
187  Midland  Southwood Plaza Office
                Building                   Yes        Yes       N/A       423      423    24,000     26,088
188  Midland  The Trade Center             Yes        Yes       N/A     1,047      348       N/A      5,011
189  RFC      Regency Mobile Home Park     Yes        Yes       N/A       N/A    1,054       N/A        N/A
190  RFC      Village Green Shopping
                Center                      No        Yes       N/A       N/A      N/A       N/A        N/A
191  RFC      Center on Memorial           Yes        Yes       N/A       N/A      130       N/A        N/A
192  RFC      River Road Mobile Home
                Park                       Yes        Yes       N/A       N/A      N/A       N/A        N/A
193  RFC      First View                   Yes        Yes       N/A       N/A    1,437       N/A        N/A
194  Midland  Payne Office Building        Yes        Yes       N/A       447      447       N/A        583
195  RFC      Woodlane Apartments          Yes        Yes       N/A       N/A      N/A       N/A        N/A
196  Midland  507 Capital Court (E)        Yes        Yes       N/A       308       44       N/A      3,541
197  Midland  513 Capitol Court (E)        Yes        Yes       N/A       308       44       N/A      6,242
198  Midland  501 Capital Ct. NE (E)       Yes        Yes       N/A       308       44       N/A     10,928

                                      V-4



APPENDIX V
RESERVE ACCOUNT (ALL MORTGAGE LOANS)

-----------------------------------------------------------------------------------------------------------
                                                             Initial  Capital  Annual
                                         Insurance   Tax     Capital  Expense  Capital  Initial     Current
                                          Escrow    Escrow   Expense  Reserve  Expense   TI/LC       TI/LC
Loan Seller                              Required  Required  Deposit  Balance  Deposit  Deposit     Balance
 No.  (1)          Property Name(2)        (12)      (12)     (13)     (14)     (15)     (16)        (17)
-----------------------------------------------------------------------------------------------------------
199  CIBC     Town House South Apartments
                and Danville Duplexes      Yes        Yes     2,500     2,500   30,000       N/A        N/A
200  RFC      Red Deer Apartments          Yes        Yes       N/A       N/A      N/A       N/A        N/A
201  Midland  Crown Plaza Office Building  Yes        Yes       N/A     2,401      398       N/A     10,055
202  RFC      535 Manufacturers Drive      Yes        Yes       N/A       N/A      833    60,000        N/A
203  RFC      Old Colony Apartments        Yes        Yes       567       N/A      567       N/A        N/A
204  RFC      Franklin Avenue Building     Yes        Yes       N/A       N/A      N/A       N/A        N/A
205  RFC      Rivercrest Apartments        Yes        Yes       N/A       N/A      N/A       N/A        N/A
206  Midland  View Pointe Apartments       Yes        Yes       N/A     1,913    1,913       N/A        N/A
207  RFC      1340 21st Street NW          Yes        Yes         0       N/A        0       N/A        N/A
208  RFC      Rollingwood Apartments       Yes        Yes       N/A       N/A      N/A       N/A        N/A
209  Midland  Greenbrier Apartments        Yes        Yes       N/A       938      938       N/A        N/A
210  Midland  Lantana Apartments           Yes        Yes       N/A       875      875       N/A        N/A
211  RFC      Pine Meadow Apartments       Yes        Yes       N/A       N/A      N/A       N/A        N/A
212  Midland  Commerce II Business Park    Yes        Yes       N/A       N/A      N/A       N/A        N/A
213  Midland  Office Park at Erindale      Yes        Yes       N/A       321      321       N/A        833
214  Midland  Fletcher Auto Mall           Yes        Yes       N/A       342      342    35,000     35,110
215  RFC      Spurwood Office              Yes        Yes       N/A       N/A      380       N/A        N/A
216  RFC      Colonial-Excelsior           Yes        Yes       N/A       N/A      N/A       N/A        N/A
217  Midland  170 South River Road         Yes        Yes       N/A       360      360       N/A        667
218  RFC      Centennial Place
                Apartments                 Yes        Yes     1,269       N/A    1,269       N/A        N/A
219  RFC      Charmony Place Apartments    Yes        Yes       N/A       N/A      N/A       N/A        N/A
220  RFC      Wooded Acres Apartments      Yes        Yes       N/A       N/A    1,250       N/A        N/A
221  RFC      Greenwood Villa Apartments   Yes        Yes       N/A       N/A    1,500       N/A        N/A
222  RFC      Lincolnwood Office Building  Yes        Yes       N/A       N/A      290       N/A        N/A
223  RFC      Brighton Court Apartments    Yes        Yes       N/A       N/A      244       N/A        N/A
224  Midland  Bell Oaks Village Apartments Yes        Yes       N/A       N/A    1,583       N/A        N/A
225  RFC      61-71 Long Lane              Yes        Yes       N/A       N/A      388    40,000        N/A
226  Midland  Prairie Village Mobile Home
                Park                       Yes        Yes       N/A       333      167       N/A        N/A
227  RFC      20 Green of Panorama         Yes        Yes       N/A       N/A      N/A       N/A        N/A
228  RFC      Cedargate Apartments         Yes        Yes       N/A       N/A      N/A       N/A        N/A
229  RFC      Copperfield Landing, LP       No        Yes       N/A       N/A      N/A       N/A        N/A
230  Midland  ICCA Building                Yes        Yes       N/A       685       97       N/A      2,643
231  RFC      Oak Glen Apartments          Yes        Yes    12,133       N/A    1,213       N/A        N/A
232  RFC      North Miami Industrial       Yes        Yes       N/A       N/A      N/A       N/A        N/A
233  RFC      Quail Creek Apartments       Yes        Yes       N/A       N/A      N/A       N/A        N/A
234  RFC      University Apartments        Yes        Yes       N/A       N/A    1,075       N/A        N/A
235  Midland  Irving Court Townhomes       Yes        Yes       N/A       667      667       N/A        N/A
236  RFC      Grahamcrest Manor
                Apartments                 Yes        Yes     9,208       N/A    1,633       N/A        N/A
237  RFC      The Gorelick Apartments      Yes        Yes       381       N/A      381       N/A        N/A
238  Midland  325-339 North Dr             Yes        Yes       N/A       N/A      N/A       N/A      4,524
239  RFC      519 Central Avenue           Yes        Yes       388       N/A      388       N/A        N/A
240  RFC      Klingerman Apartments        Yes        Yes       336       N/A      336       N/A        N/A
241  RFC      901 SW 8th Avenue
                Apartments                 Yes        Yes       482       N/A      482       N/A        N/A
242  RFC      Meadow Pines Apartments      Yes        Yes       552       N/A      552       N/A        N/A

                                      V-5


     Footnotes to Appendix V

1 "Midland", "RFC" and "CIBC" denote Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc., respectively, as Sellers.

2 Sets of Mortgage Loans that have identical alphabetical coding designate multiple loans that are cross-collateralized and cross-defaulted, while Mortgage Loans that have identical Roman Numeral coding indicate multiple properties securing one note. Loan No. 3, Prime Portfolio, is secured by six properties: 1301 East Tower Road, 4300 Madison Street, 342-346 Carol Lane, 550 Kehoe Blvd, 343 Carol Lane and 388 Carol Lane. These properties are described in the six rows immediately below the description of Loan No. 3, Prime Portfolio.

3 For "Insurance Escrow Required" and "Tax Escrow Required", a "yes" indicates that the lender requires on-going property hazard insurance escrows and real estate tax escrows, respectively, in amounts adequate to pay real estate tax bills and property hazard insurance bills, when due.

4 Initial Capital Expense Deposit indicates the amount the lender collected (or, in certain cases, a letter of credit received), for deposit into the related property's Capital Expense account at loan closing to fully or partially fund estimated, property-related deferred maintenance costs and/or on-going estimated capital expenses.

5 Capital Expense Reserve Balance indicates the balance of the related property's Capital Expense account (or, in certain cases, a letter of credit balance), as of June 1, 1999. In certain cases, balances will not be replenished upon a release of funds.

6 Annual Capital Expense Deposit indicates the amount the lender currently collects annually, on a monthly basis, for deposit into the related property's Capital Expense account. In certain cases, the related deposits will end upon certain events (for example, certain tenant renewals), or upon certain dates, or are capped at certain amounts. In certain cases, annual collection amounts may change, such as in the case of Hospitality Mortgage Loans which generally base collections on related-property revenues.

7 Initial TI/LC Deposit indicates the amount the lender collected (or, in certain cases, a letter of credit received), for deposit into the related property's Tenant Improvement/Leasing Commission Capital Expense account at loan closing.

8 Current TI/LC Balance indicates the balance of the related property's Tenant Improvement/Leasing Commission Capital Expense account (or, in certain cases, a letter of credit balance), as of June 1, 1999. In certain cases, balances will not be replenished upon a release of funds.

ABN AMRO                                                Statement Date: 08/15/99
LaSalle Bank N.A.                                       Payment Date:   08/15/99
                                                        Prior Payment:       N/A
                                                        Record Date:    07/30/99

                      Commercial Mortgage Acceptance Corp.
                  Midland Loan Services Inc. as Master Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1
Administrator:

Kori Titon (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9       WAC:
Chicago, IL 60603                                                    WAMM:


                                                                 Number of Pages
                                                                 ---------------

                      Table of Contents                                 1

                      REMIC Certificate Report                          1

                      Other Related Information                         2

                      Asset Backed Facts Sheets                         1

                      Delinquency Loan Detail                           1

                      Mortgage Loan Characteristics                     2

                      Loan Level Listing                                1
                                                                       ---


                      Total Pages Included In This Package              9
                                                                       ---


                      Specially Serviced Loan Detail              Appendix A
                      Modified Loan Detail                        Appendix B
                      Realized Loss Detail                        Appendix C

ABN AMRO                                                Statement Date: 08/15/99
LaSalle Bank N. A.                                      Payment Date:   08/15/99
                                                        Prior Payment:       N/A
                                                        Record Date:    07/30/99

                      Commercial Mortgage Acceptance Corp.
                  Midland Loan Services Inc. as Master Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1
Administrator:

Kori Titon (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9       WAC:
Chicago, IL 60603                                                    WAMM:

         Original      Opening    Principal   Principal     Negative     Closing     Interest    Interest    Pass-Through
Class   Face Value(1)  Balance     Payment   Adj. Or Loss  Amortization  Balance      Payment    Adjustment     Rate (2)
CUSIP   Per $1,000    Per $1,000  Per $1,000  Per $1,000   Per $1,000    Per $1,000  Per $1,000  Per $1,000  Next Rate (3)


           0.00          0.00        0.00          0.00         0.00         0.00       0.00        0.00


                                                                 Total P&I Payment      0.00

Notes:    (1) N denotes notional balance not included in total
          (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
          (3) Estimated

ABN AMRO                                                Statement Date: 08/15/99
LaSalle Bank N.A.                                       Payment Date:   08/15/99
                                                        Prior Payment:       N/A
                                                        Record Date:    07/30/99

                      Commercial Mortgage Acceptance Corp.
                  Midland Loan Services Inc. as Master Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1
Administrator:

Kori Titon (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9
Chicago, IL 60603


                            Other Related Information

ABN AMRO                                                Statement Date: 08/15/99
LaSalle Bank N.A.                                       Payment Date:   08/15/99
                                                        Prior Payment:       N/A
                                                        Record Date:    07/30/99

                      Commercial Mortgage Acceptance Corp.
                  Midland Loan Services Inc. as Master Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1
Administrator:

Kori Titon (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9
Chicago, IL 60603

                           Other Related Information

ABN AMRO                                                Statement Date: 08/15/99
LaSalle Bank N.A.                                       Payment Date:   08/15/99
                                                        Prior Payment:       N/A
                                                        Record Date:    07/30/99

                      Commercial Mortgage Acceptance Corp.
                  Midland Loan Services Inc. as Master Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1
Administrator:

Kori Titon (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9
Chicago, IL 60603


                                                                                                                       Curr
                Delinq      Delinq         Delinq      Foreclosure/                                                  Weighted
Distribution   1 Month      2 months      3+ Months     Bankruptcy       REO         Modifications    Prepayments     Average
 Date         #  Balance   #  Balance    #  Balance     #  Balance     #  Balance    #   Balance      #   Balance  Coupon  Remit

08/15/98       0     0       0      0      0      0       0      0      0     0       0     0         0      0
             0.00% 0.000% 0.00%  0.000% 0.00%  0.000%  0.00%  0.000%  0.00% 0.000%  0.00% 0.000%    0.000% 0.000%
















              Note: Foreclosure and REO Totals are Included in the
                     Appropriate Delinquency Aging Category

ABN AMRO                                                Statement Date: 08/15/99
LaSalle Bank N.A.                                       Payment Date:   08/15/99
                                                        Prior Payment:       N/A
                                                        Record Date:    07/30/99

                      Commercial Mortgage Acceptance Corp.
                  Midland Loan Services Inc. as Master Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1
Administrator:

Kori Titon (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9
Chicago, IL 60603

                             Delinquent Loan Detail

                 Paid               Outstanding   Out. Property                   Special
Disclosure Doc   Thru   Current P&I     P&I        Protection     Advance         Servicer      Foreclosure    Bankruptcy     REO
Control #        Date     Advance    Advances**     Advances     Description (1)  Transfer Date    Date          Date         Date




















A. P&I Advance - Loan in Grace  Period   1. P&I Advance - Loan  delinquent 1 month
                                         2. P&I Advance - Loan  delinquent 2 months

B. P&I Advance - Late Payment but        3. P&I Advance - Loan  delinquent 3 months or more
     < one month delinq                  4. Matured Balloon/Assumed Scheduled Payment


** Outstanding P&I Advances include the current period P&I Advance

ABN AMRO                                                Statement Date: 08/15/99
LaSalle Bank N.A.                                       Payment Date:   08/15/99
                                                        Prior Payment:       N/A
                                                        Record Date:    07/30/99

                      Commercial Mortgage Acceptance Corp.
                  Midland Loan Services Inc. as Master Servicer
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1
Administrator:

Kori Titon (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9
Chicago, IL 60603

                                   Pool Total

                       Distribution of Principal Balances

------------------------------------------- ----------------------------------------------------------------------------------------
(2) Current Scheduled                       Number of                           (2) Scheduled                      Based on
             Balances                         Loans                                 Balance                        Balance
------------------------------------------- ----------------------------------------------------------------------------------------
         $0   to         $500,000
   $500,000   to       $1,000,000
 $1,000,000   to       $1,500,000
 $1,500,000   to       $2,000,000
 $2,000,000   to       $2,500,000
 $2,500,000   to       $3,000,000
 $3,000,000   to       $3,500,000
 $3,500,000   to       $4,000,000
 $4,000,000   to       $5,000,000
 $5,000,000   to       $6,000,000
 $6,000,000   to       $7,000,000
 $7,000,000   to       $8,000,000
 $8,000,000   to       $9,000,000
 $9,000,000   to      $10,000,000
$10,000,000   to      $11,000,000
$11,000,000   to      $12,000,000
$12,000,000   to      $13,000,000
$13,000,000   to      $14,000,000
$14,000,000   to      $15,000,000
$15,000,000   &       Above



------------------------------------------- --------------------------- ------------------------------------- ----------------------
               Total                        0                                                 0                               0.00%
------------------------------------------- --------------------------- ------------------------------------- ----------------------
                                                                       Average Scheduled Balance is                              0
                                                                       Maximum Scheduled Balance is                              0
                                                                       Minimum Scheduled Balance is                              0




                         Distribution of Property Types

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
          Property Types                      Number of Loans                 (2) Scheduled Balance             Based on Balance
------------------------------------ ---------------------------------- ---------------------------------- -------------------------







------------------------------------ ---------------------------------- ---------------------------------- -------------------------
               Total                                 0                                  0                             0.00%
------------------------------------ ---------------------------------- ---------------------------------- -------------------------




                     Distribution of Mortgage Interest Rates

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
         Current Mortgage                     Number of Loans                 (2)Scheduled Balance             Based on Balance
           Interest Rate
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
        7.000% or less
        7.000% to 7.125%
        7.125% to 7.375%
        7.375% to 7.625%
        7.625% to 7.875%
        7.875% to 8.125%
        8.125% to 8.375%
        8.375% to 8.625%
        8.625% to 8.875%
        8.875% to 9.125%
        9.125% to 9.375%
        9.375% to 9.625%
        9.625% to 9.875%
        9.875% to 10.125%
       10.125% &  Above

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
         Total                                       0                                  0                                0.00%
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
                                                                       W/Avg Mortgage Interest Rate is                  0.0000%
                                                                       Minimum Mortgage Interest Rate is                0.0000%
                                                                       Maximum Mortgage Interest Rate is                0.0000%





                             Geographic Distribution

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
        Geographic Location                   Number of Loans                 (2) Scheduled Balance             Based on Balance
------------------------------------ ---------------------------------- ---------------------------------- -------------------------

            California
             Maryland
             Virginia
              Georgia
              Florida
            New Jersey
              Arizona
           Pennsylvania
               Texas
           Rhode Island
          North Carolina
             New York
             Kentucky
               Utah
            Connecticut

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
               Total                                 0                                  0                                0.00%
------------------------------------ ---------------------------------- ---------------------------------- -------------------------

                                                                                                                         Page 7 of 9


ABN AMRO                                                Statement Date: 08/15/99
LaSalle Bank N.A.                                       Payment Date:   08/15/99
                                                        Prior Payment:       N/A
                                                        Record Date:    07/30/99

                      Commercial Mortgage Acceptance Corp.
                  Midland Loan Services Inc. as Master Servicer
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1
Administrator:

Kori Titon (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Pool Total Acct: 99-9999-99-9
Chicago, IL 60603

                                 Loan Seasoning

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
          Number of Years                     Number of Loans                 (2) Scheduled Balance              Based on Balance
------------------------------------ ---------------------------------- ---------------------------------- -------------------------






------------------------------------ ---------------------------------- ---------------------------------- -------------------------
                                                                           Weighted Average Seasoning is               0.0


                         Distribution of Remaining Term
                                Fully Amortizing

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
         Fully Amortizing                     Number of Loans                 (2) Scheduled Balance              Based on Balance
          Mortgage Loans
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
         60 months or less
         61 to 120 months
         121 to 180 months
         181 to 240 months
         240 to 360 months
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
               Total                                 0                                  0                                0.00%
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
                                                                           Weighted Average Months to Maturity is              0






                              Distribution of DSCR

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
           Debt Service                       Number of Loans                 (2) Scheduled Balance               Based on Balance
        Coverage Ratio (1)
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
        0.500 or less
        0.500 or 0.l625
        0.625 to 0.750
        0.750 to 0.875
        0.875 to 1.000
        1.000 to 1.125
        1.125 to 1.250
        1.250 to 1.375
        1.375 to 1.500
        1.500 to 1.625
        1.625 to 1.750
        1.750 to 1.875
        1.875 to 2.000
        2.000 to 2.125
        2.125 & above
           Unknown

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
               Total                                 0                                  0                              0.00%
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
                                                                       Weighted Average Debt Service Coverage Rate is 0.000



                        Distribution of Amortization Type

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
         Amortization Type                    Number of Loans                 (2) Scheduled Balance              Based on Balance
------------------------------------ ---------------------------------- ---------------------------------- -------------------------







------------------------------------ ---------------------------------- ---------------------------------- -------------------------
               Total                                 0                                  0                             0.00%
------------------------------------ ---------------------------------- ---------------------------------- -------------------------



                  Distribution of Remaining Term Balloon Loans

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
              Balloon
          Mortgage Loans                      Number of Loans                 (2) Scheduled Balance              Based on Balance
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
         12 months or less
         13 to 14 months
         25 to 36 months
         37 to 48 months
         49 to 60 months
         61 to 120 months
         121 to 180 months
         181 to 240 months

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
               Total                                 0                                  0                                0.00%
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
                                                                        Weighted Average Months to Maturity is              0





                                    NOI Aging


------------------------------------ ---------------------------------- ---------------------------------- -------------------------
             NOI Date                         Number of Loans                 (2) Scheduled Balance              Based on Balance
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
          1 year or less
           1 to 2 years
          2 Years or More
              Unknown
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
               Total                                 0                                  0                             0.00%
------------------------------------ ---------------------------------- ---------------------------------- -------------------------


(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level.

         Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculation.

ABN AMRO                                                Statement Date: 08/15/99
LaSalle Bank N.A.                                       Payment Date:   08/15/99
                                                        Prior Payment:       N/A
                                                        Record Date:    07/30/99

                      Commercial Mortgage Acceptance Corp.
                  Midland Loan Services Inc. as Master Servicer
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1
Administrator:

Kori Titon (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9
Chicago, IL 60603

                                Loan Level Detail

------------ ------------- ----------- ---------- ------- ------ --------- --------  ------- ------  ---------- ----------- --------
               Appraisal    Property                            Operating  Ending                                              Loan
Disclosure     Reduction      Type      Maturity                Statement Principal   Note   Scheduled           Prepayment   Status
 Control #       Amounts      Code        Date      DSCR   NOI     Date    Balance    Rate    P&I    Prepayment    Date     Code (1)
------------ ------------- ----------- ---------- ------- ------ -------- ---------- ------- ------  ---------- ----------- --------




















------------------------------------------------------------------------------------------------------------------------------------
*NOI and DSCR,  if  available  and  reportable  under  the  terms  of the  trust agreement,  are based on information obtained from the related borrower, and no other party  to the  agreement  shall  be  held  liable  for  the  accuracy  or methodology used to determine such figures.
------------------------------------------------------------------------------------------------------------------------------------
(1) Legend: A.  P&I Adv. - in Grace Period     1.  P&I Adv - delinquent 1 month
                                               2.  P&I Adv - delinquent 2 months
                                               3.  P&I Adv. - delinquent 3+ months
                                               4.  Mat. Balloon/Assumed P&I
            B.  P&I Adv. - < one month delinq  5.  Prepaid in Full
                                               6.  Specially Serviced
                                               7.  Foreclosure
                                               8.  Bankruptcy
                                               9.  REO
                                              10.  DPO
                                              11.  Modification

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                         Page 9 of 9

ABN AMRO                                                Statement Date: 08/15/99
LaSalle Bank N.A.                                       Payment Date:   08/15/99
                                                        Prior Payment:       N/A
                                                        Record Date:    07/31/99

                      Commercial Mortgage Acceptance Corp.
                  Midland Loan Services Inc. as Master Servicer
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1
Administrator:

Kori Titon (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9
Chicago, IL 60603


                         Specially Serviced Loan Detail

-------------------- -------------------- ----------- ------------ --------------- ---------------- --------------------------------
                          Beginning                                                   Specially                Comments
    Disclosure            Scheduled        Interest    Maturity       Property        Serviced
     Control #             Balance           Rate        Date           Type       Status Code (1)
-------------------- -------------------- ----------- ------------ --------------- ---------------- --------------------------------

































-------------------- -------------------- ----------- ------------ --------------- ---------------- --------------------------------
-------------------- -------------------- ----------- ------------ --------------- ---------------- --------------------------------

(1)   Legend:
         1)  Request  for wavier of Prepayment Penalty    4) Loan with Borrower Bankruptcy     7)  Loans Paid Off
         2)  Payment Default                              5)  Loan in Process of Foreclosure   8) Loans Returned to Master Servicer
         3)  Request for Loan Modification or Workout     6)  Loan now REO Property


                                                                                                                          Appendix A

ABN AMRO                                                Statement Date: 08/15/99
LaSalle Bank N.A.                                       Payment Date:   08/15/99
                                                        Prior Payment:       N/A
                                                        Record Date:    07/31/99

                      Commercial Mortgage Acceptance Corp.
                  Midland Loan Services Inc. as Master Servicer
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1
Administrator:

Kori Titon (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9
Chicago, IL 60603



                              Modified Loan Detail
--------------------- ---------------------- ---------------------------------------------------------------------------------------
 Disclosure Control #   Modification Date                                                   Modification Description
--------------------- ---------------------- ---------------------------------------------------------------------------------------





































--------------------- ---------------------- ---------------------------------------------------------------------------------------

                                                                                                                          Appendix B


ABN AMRO                                                Statement Date: 08/15/99
LaSalle National Bank                                   Payment Date:   08/15/99
                                                        Prior Payment:       N/A
                                                        Record Date:    07/31/99

                      Commercial Mortgage Acceptance Corp.
                  Midland Loan Services Inc. as Master Servicer
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1
Administrator:

Kori Titon (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9
Chicago, IL 60603


                              Realized Loss Detail

------- ----------- ------------- --------- ------------ ----------- --------------- ----------- ----------- -------------- --------
                                              Beginning                  Gross         Aggregate     Net      Net Proceeds
 Dist.   Disclosure   Appraisal   Appraisal  Scheduled     Gross     Proceeds as a   Liquidation Liquidation    as a % of   Realized
 Date    Control #      Date       Value      Balance     Proceeds   % of Sched        Expenses*  Proceeds   Sched. Balance   Loss
                                                                        Principal
--------- ------------ ------------ --------- ------------ ---------- --------------- ---------- ----------- -------------- --------





























--------- ------------ ------------ --------- ------------ ---------- --------------- ----------- --------- --------------- --------
Current Total                         0.00                    0.00                        0.00       0.00                      0.00
Cumulative                            0.00                    0.00                        0.00       0.00                      0.00
--------- ------------ ------------ --------- ------------ ---------- --------------- ----------- --------- --------------- --------

*Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.
                                                                                                                          Appendix C


Morgan Stanley                                                   July 15, 1999
Real Estate Debt Capital Markets
Mortgage Capital Markets           Morgan Stanley Dean Witter
---------------------------------- --------------------------  ----------------
                                 CMBS New Issue
                                   Term Sheet
                      -----------------------------------

                           Pricing Date: July 15, 1999
                      -----------------------------------

                                  $658,587,000
                                  (Approximate)
                      Commercial Mortgage Acceptance Corp.
                                  as Depositor
                           Midland Loan Services, Inc.
                         Residential Funding Corporation
                                    CIBC Inc.
                                   as Sellers
                           Midland Loan Services, Inc.
                               as Master Servicer
                      ORIX Real Estate Capital Markets LLC
                               as Special Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1
                      -----------------------------------

MORGAN STANLEY DEAN WITTER
         DEUTSCHE BANC ALEX. BROWN
                     CIBC WORLD MARKETS CORP.
                              PNC CAPITAL MARKETS
                                     RESIDENTIAL FUNDING SECURITIES CORPORATION

-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
           NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
-------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

Transaction Highlights
----------------------
>>  Contributors:
------------------------------------------------------
Sellers                      Cut-Off Date      % of
            No. of Loans       Balance         Pool
------------------------------------------------------
------------------------------------------------------
 Midland         114         $289,854,254     39.50%
 RFC             89          250,148,011      34.09
 CIBC            39          193,799,650      26.41
------------------------------------------------------
 Total:          242         $733,801,916    100.00%
------------------------------------------------------
>>  Loan Pool:
o   Average Loan Balance:  $3.0 million (0.4% of Pool)
o   Largest Loan Balance:  4.4% of Pool
o   Five Largest Loans/Loan Groups: 13.2% of Pool
o   Ten Largest Loans/Loan Groups:  20.0% of Pool

>>  Property Types:
                                        Graph Omitted

>>  Call Protection:
o   Lockout period followed by defeasance: 72.1% of Pool
o Lockout period followed by yield maintenance or the greater of yield maintenance and 1% of the principal amount prepaid: 27.1% of Pool

>>  Credit Statistics:
o Weighted average debt service coverage ratio of 1.35x o Weighted average cut-off date loan-to-value ratio of 70.8%

>>  Collateral Terms:  The Pool has a WAC of 7.737% and a WAM of 120 months

>> Collateral Information: Updated loan information will be part of the monthly remittance report available from the Trustee in addition to detailed payment and delinquency information. Updated property operating and occupancy information, to the extent delivered by borrowers, will be available to Certificateholders from the Master Servicer

>> Bond Information: Cash flows will be modeled by TREPP, CONQUEST and INTEX and will be available on BLOOMBERG

>> It is expected that this transaction will be included as a part of the Lehman Aggregate Bond Index

                                      T-1
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1


Offered Certificates
--------------------

----------- --------------- ------------ ------------ ---------- ----------- -------------- -----------------
                                           Rating                              Expected         Initial
                            Subordination (Moody's/    Average   Principal       Final        Pass-Through
  Class       Amount(1)       Levels         DCR)      Life(2)   Window(3)   Distribution         Rate(4)
                                                                                Date(3)
----------- --------------- ------------ ------------ ---------- ----------- -------------- -----------------
   A-1       $133,500,000       26.00%     Aaa/AAA      5.69       1-109       08/15/08            6.79%
----------- --------------- ------------ ------------ ---------- ----------- -------------- -----------------
   A-2       409,513,000        26.00      Aaa/AAA      9.59      109-118      05/15/09            7.03%
----------- --------------- ------------ ------------ ---------- ----------- -------------- -----------------
    X        733,801,915        --        Aaa /AAA       --          --        05/15/19       Variable Rate
----------- --------------- ------------ ------------ ---------- ----------- -------------- -----------------
   B          33,021,000        21.50      Aa2/AA       9.82      118-119      06/15/09            7.20%
----------- --------------- ------------ ------------ ---------- ----------- -------------- -----------------
   C          34,856,000        16.75       A2/A        9.88      119-119      06/15/09        NWAC - 36bp
----------- --------------- ------------ ------------ ---------- ----------- -------------- -----------------
   D          11,007,000        15.25       A3/A-       9.88      119-119      06/15/09        NWAC - 26bp
----------- --------------- ------------ ------------ ---------- ----------- -------------- -----------------
   E          23,848,000        12.00     Baa2/BBB      9.88      119-119      06/15/09            NWAC
----------- --------------- ------------ ------------ ---------- ----------- -------------- -----------------
   F          12,842,000        10.25     Baa3/BBB-     9.88      119-119      06/15/09            NWAC
----------- --------------- ------------ ------------ ---------- ----------- -------------- -----------------

Private Certificates
--------------------

----------- --------------- ------------ ------------ ---------- ----------- -------------- -----------------
                                           Rating                              Expected         Initial
              Amount(1)     Subordination   (DCR/      Average   Principal       Final        Pass-Through
  Class                       Levels      Moody's)     Life(2)   Window(3)   Distribution            Rate(4)
                                                                                Date(3)
----------- --------------- ------------ ------------ ---------- ----------- -------------- -----------------
   G-P        $75,214,915       --           --          --          --           --                --
----------- --------------- ------------ ------------ ---------- ----------- -------------- -----------------

  Notes:   (1) In the case of each such Class,  subject to a permitted  variance of plus or minus 5%. The Class X Notional Amount is equal to the sum of all Certificate Balances outstanding from time to time.
           (2) In years, based on Maturity Assumptions and a 0% CPR as described in the Prospectus Supplement.
           (3) Principal Window is the period (expressed in terms of months and commencing with the month of the first Distribution Date) during which distributions of principal are expected to be made to the holders of each designated Class in accordance with the Maturity Assumptions and a 0% CPR as described in the Prospectus Supplement.
           (4) Other than the Class X, Class C, Class D, Class E and Class F Certificates of the offered certificates and Class G of the private certificates, each Class of Certificates will accrue interest generally at a fixed rate of interest except in limited circumstances as described in the Prospectus Supplement.

                                      T-2
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

I. Issue Characteristics
   ---------------------
Issue Type:                   Public:  Class A-1,  A-2, X, B, C, D, E and F (the
                              "Offered Certificates")

Securities Offered:           Private (Rule 144A):  Class G, H, J, K, L, M, N, O
                              and  P  $658,587,000   monthly  pay,   multi-class
                              sequential   pay    commercial    mortgage   REMIC
                              Pass-Through Certificates,  including 3 fixed-rate
                              principal and interest classes (A-1, A-2 and B), 4
                              weighted   average  coupon  based   principal  and
                              interest classes (C, D, E and F) and one variable rate interest only class (X).

Collateral:                   The collateral  consists of a $733,801,916 pool of
                              fixed-rate  commercial  and  multifamily  Mortgage
                              Loans

Sellers: Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc.

Lead Manager:                 Morgan Stanley & Co. Incorporated

Co-Managers:                  Deutsche  Banc Alex.  Brown,  CIBC  World  Markets
                              Corp.,  PNC Capital  Markets Inc. and  Residential
                              Funding Securities Corporation

Master Servicer:              Midland Loan Services, Inc.

Special Servicer:             ORIX Real Estate Capital Markets LLC

Trustee/Fiscal Agent:         LaSalle Bank National Association

Pricing Date:                 On or about July 15, 1999

Closing Date:                 On or about July 27, 1999

Distribution Dates:           The  15th of each  month,  or if the 15th is not a
                              business  day, the next  business  day  commencing
                              August 16, 1999

Cut-Off Date:                 July 1, 1999

Minimum Denominations:        $5,000 for Class A Certificates; $50,000 for Class
                              X,  B,  C,  D, E and F;  $100,000  for  all  other
                              Certificates (other than the Class R Certificates)

Settlement Terms:             DTC,  Euroclear  and Cedel,  same day funds,  with
                              accrued interest

Legal/Regulatory Status:      Class A-1, A-2 and X Certificates  are expected to
                              be eligible for exemptive  relief under ERISA.  No
                              Class of Certificates is SMMEA eligible

Risk Factors:                 THE CERTIFICATES  INVOLVE A DEGREE OF RISK AND MAY
                              NOT BE SUITABLE FOR ALL  INVESTORS.  SEE THE "RISK
                              FACTORS" SECTION OF THE PROSPECTUS  SUPPLEMENT AND
                              THE PROSPECTUS

                                      T-3
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

II. Structure Characteristics
    -------------------------

Class A-1, A-2 and B certificates are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class C, D, E and F Certificates are weighted average coupon REMIC Pass-Through Certificates. The Class X Certificates are variable rate interest only REMIC Pass-Through
Certificates. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.

                                 Graphic omitted


Note:   (1) Class  X is  entitled to  interest  (on  a notional  amount equal to the aggregate pool balance) at the weighted average Class X Strip Rates for the respective classes of Principal Balance Certificates. The Class X Strip Rate for each such class for any Distribution Date is equal to the NWAC minus the Pass-Through Rate for such class and such Distribution Date.

                                      T-4
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

   Interest  Distributions:   Each Class of Certificates (other than the Class R
                              Certificates)    will   be    entitled   on   each
                              Distribution Date to interest accrued at its Pass-Through Rate on the outstanding Certificate
                              Balance or Notional Amount of such Class, as applicable.

   Pass-Through Rates:        Class A-1:      6.79%
                              Class A-2:      7.03%
                              Class B:        7.20%
                              Class C:        NWAC - 36bp
                              Class D:        NWAC - 26bp
                              Class E:        NWAC
                              Class F:        NWAC
                              Classes  G-P:   --
                              Class X:        See Note on page T-3

                              The Pass-Through Rate for each class of Principal Balance Certificates for any Distribution Date will not exceed the Weighted Average Net Mortgage Rate ("NWAC") for such Distribution Date.

   Principal Distributions:   Principal will be distributed on each Distribution
                              Date to the  most senior  Class  (i.e.,  the Class
                              wit  the  earliest  alphabetical/numerical   Class

                              designation) of the Principal Balance Certificates outstanding, until its Certificate Balance is reduced to zero (sequential order). If, due to losses, the Certificate Balances of the Class B through Class P Certificates are reduced to zero, payments of principal to the Class A-1 and A-2 Certificates will be made on a pro rata basis.

                                      T-5
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

   Prepayment Premium         Mortgage Loan during any  particular   Collection
   Allocation:                Period will be  distributed to the holders of each
                              Class of  Principal  Certificates  (other  than an
                              excluded  class as defined below) then entitled to
                              distributions  of principal  on such  distribution
                              date  will  be  entitled  to an  aggregate  amount
                              (allocable  on a pro rata basis based on principal
                              payments  if  there  is more  than  one  Class  of
                              Principal  Balance  Certificates   entitled  to  a
                              distribution of principal)  equal to the lesser of
                              (a) such Yield  Maintenance  Payment  and (b) such
                              Yield   Maintenance   Payment   multiplied   by  a
                              fraction,  the  numerator of which is equal to the
                              excess,   if  any,   of  the   Pass-Through   Rate
                              applicable to the most senior of such Classes of Principal Balance Certificates then outstanding
                              (or,  in  the  case  of two  Classes  of  Class  A
                              Certificates, the one with the earlier payment priority), over the relevant Discount Rate (as defined in the Prospectus Supplement), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate.

                              Any Percentage Premium collected with respect to a Mortgage Loan during any particular Collection Period will be distributed to the holders of each Class of Principal Certificates (other than an excluded class as defined below) then entitled to distributions of principal on such distribution date will be entitled to an aggregate amount (allocable on a pro rata basis based on principal payments if there is more than one Class of Principal Balance Certificates entitled to a distributions of principal) equal to the product of (a) such Percentage Premium and (b) 25%.

                              The portion, if any, of the Prepayment Premium remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the holders of the Class X Certificates. For the purposes of the foregoing, the classes H, J, K, L, M, N, O and P are the excluded classes.

   Credit Enhancement:        Each Class of  Certificates  (other  than  Classes
                              A-1, A-2 and X) will be  subordinate  to all other
                              Classes   with  an  earlier   alphabetical   Class
                              designation.

   Advancing:                 The Master  Servicer,  the  Trustee and the Fiscal
                              Agent (in that  order) will each be  obligated  to
                              make  P&I   Advances   and   Servicing   Advances,
                              including delinquent property taxes and insurance, but only to the extent that such Advances are deemed recoverable.

   Realized Losses and        Realized Losses and Expense  Losses,  if any, will
   Expense Losses:            be  allocated  to the Class P,  Class O,  Class N,
                              Class M, Class L, Class K, Class J, Class H, Class
                              G,  Class F, Class E, Class D, Class C and Class B
                              Certificates,  in that order,  and then to Classes
                              A-1 and A-2, pro rata, in each case reducing amounts payable thereto. Any interest shortfall of any Class of Certificates will result in unpaid interest for such Class which, together with interest thereon compounded monthly at one-twelfth the applicable Pass-Through Rate for such Class, will be payable in subsequent periods, subject to available funds.

                                      T-6

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1


   Prepayment Interest        For  any  Distribution  Date,  any  Net  Aggregate
   Shortfalls:                Prepayment  Interest  Shortfall  not offset by the
                              Servicing Fee (but not to exceed 0.015% per loan), will generally be allocated pro rata to each Class of Certificates in proportion to its entitlement to interest.

   Appraisal Reductions:      An appraisal  reduction  generally will be created
                              in the  amount,  if any,  by which  the  Principal
                              Balance  of a  Specially  Serviced  Mortgage  Loan
                              (plus other  amounts  overdue in  connection  with
                              such loan and the Special  Servicer's  estimate of
                              certain  amounts to be incurred during the next 12
                              months)  exceeds 90% of the appraised value of the
                              related   Mortgaged   Property.    The   Appraisal
                              Reduction Amount will reduce proportionately the amount of delinquent interest advanced for such loan, which reduction will result, in general, in a reduction of interest distributable to the most subordinate Class of Principal Balance Certificate outstanding.

                              An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan has been brought current for at least three consecutive months, paid in full, liquidated, repurchased or otherwise disposed of.

   Operating Adviser:         The Operating  Adviser,  which may be appointed by
                              the  Controlling  Class,  will  have the  right to
                              advise  the  Special   Servicer  with  respect  to
                              certain  actions  regarding   Specially   Serviced
                              Mortgage Loans. Examples include the right to make certain modifications, foreclose, sell, bring an REO Property into environmental compliance or accept substitute or additional collateral. In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the Trustee to remove the Special
                              Servicer and appoint a Successor Special Servicer that must be acceptable to each Rating Agency.

   Controlling Class:         The  Controlling  Class will generally be the most
                              subordinate Class of Certificates outstanding at any time or, if the Certificate Balance of such Class is less than 25% of the initial Certificate
                              Balance of such Class,  the next most  subordinate
                              Class of Principal Balance Certificates.

   Special Servicer:          In general,  the Special Servicer has the right to
                              modify the terms of a Specially  Serviced Mortgage
                              Loan if it determines that the related borrower is
                              in default or  default is  reasonably  foreseeable
                              and  such  modification  would  increase  the  net
                              present  value  of  the  proceeds  to  the  Trust,
                              provided that the Special  Servicer  generally may
                              not extend the  maturity  date of a Mortgage  Loan
                              beyond  two  years   prior  to  the  Final   Rated
                              Distribution Date.

                                      T-7
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

   Optional Termination:      The  majority  holders or the  Controlling  Class,
                              then the Depositor, then the Master Servicer, then
                              the  Special  Servicer  and then the  holder  of a
                              majority  of the R-I  Certificates  will  have the
                              option to purchase,  in whole but not in part, the
                              remaining  assets  of the  Trust on or  after  the
                              Distribution   Date   on   which   the   aggregate
                              Certificate Balance of all Classes of Certificates
                              then  outstanding  is less  than or equal to 1% of
                              the Initial Pool Balance. Such purchase price will
                              generally  be  at a  price  equal  to  the  unpaid
                              aggregate   Scheduled  Principal  Balance  of  the
                              Mortgage Loans, plus accrued and unpaid interest and unreimbursed Advances.

  Reports to                  The   Trustee  will  prepare  and deliver  monthly
  Certificateholders:         Certificateholder  Reports.  The Special  Servicer
                              will  prepare and deliver to the Trustee a monthly
                              Special Servicer Report  summarizing the status of
                              each Specially  Serviced Mortgage Loan. The Master
                              Servicer and the Special Servicer will prepare and
                              deliver to the  Trustee an annual  report  setting
                              forth,   among  other  things,  the  debt  service
                              coverage   ratios  for  each  Mortgage   Loan,  as
                              available. Each of the reports will be available to the Certificateholders. A report containing information regarding the Mortgage Loans will be available electronically.

                                      T-8
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

III. Originators        Midland Loan Services, Inc.
     -----------        ---------------------------
                        The  Mortgage   Pool   includes   114  Mortgage   Loans,
                        representing  approximately  39.50% of the Initial  Pool
                        Balance, which were originated by or on behalf of Midland Loan Services, Inc. ("MLS").

                        MLS is a wholly owned subsidiary of PNC Bank, National Association. Midland Commercial Funding is a division of MLS which originates and acquires mortgage loans secured by mortgages on commercial and multifamily real estate. PNC Capital Markets is an affiliate of MLS.

                        Residential Funding Corporation
                        -------------------------------
                        The Mortgage Pool includes 89 Mortgage Loans, representing approximately 34.09% of the Initial Pool Balance, which were either acquired or originated by or on behalf of Residential Funding Corporation ("RFC").

                        RFC is an indirect wholly owned subsidiary of GMAC Mortgage Group, Inc. RFC Commercial is a division of RFC which originates and acquires mortgage loans secured by mortgages on commercial and multifamily real estate. Residential Funding Securities Corporation is an affiliate of RFC.

                        CIBC Inc.
                        ---------

                        The Mortgage Pool includes 39 Mortgage Loans, representing approximately 26.41% of the Initial Pool Balance, which were either acquired or originated by or on behalf of CIBC Inc.

                        CIBC Inc. is a wholly owned subsidiary of Canadian Imperial Holdings Inc. and is incorporated under the laws of Delaware. Canadian Imperial Holdings Inc. is a wholly owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is a subsidiary of Canadian Imperial Bank of Commerce, a bank chartered under the Bank Act of Canada. CIBC Inc. is a commercial finance company that originates commercial and multi-family real estate loans, purchases participations in loans from third-party lenders and otherwise extends credit to Fortune 1000 companies. CIBC Inc. has offices in Atlanta, Chicago, Houston, Dallas, San Francisco, Los Angeles and New York. The principal office of CIBC Inc. is located at 425 Lexington Avenue, New York, New York 10017. CIBC Inc. is an affiliate of CIBC World Markets Corp., formerly known as CIBC Oppenheimer Corp.

                                      T-9
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
  NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

     IV. Collateral Description
         ----------------------

         Summary: The Mortgage Pool consists of a $733,801,916 pool of 242 fixed-rate, first lien mortgage loans secured by first liens on commercial and multifamily properties located throughout 39 states, the District of Columbia and the Virgin Islands. As of the Cut-Off Date, the Mortgage Loans have a weighted average mortgage rate of 7.737% and a weighted average remaining term to maturity of 120 months. See the Appendices to the Prospectus Supplement for more detailed collateral information.

         Seismic Review       For loans originated by Midland, RFC or CIBC,  all
         Process:             loan requests  secured by properties in California
                              are subject to a third party seismic report.

                              Generally, any proposed loan originated by Midland, RFC or CIBC as to which the property was estimated to have a PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading, be conditioned on satisfactory earthquake insurance or be declined.


                                      T-10

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc.(collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd.
representative about the investments concerned.
           NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
-------------------------------------------------------------------------------

                                                         $658,587,000 (Approximate)
                                                    Commercial Mortgage Acceptance Corp.
                                                Commercial Mortgage Pass-Through Certificates
                                                               Series 1999-C1

                                                                  Top Ten Loans
                                                                  -------------

                                                                                      Percent    Units/            Loan     Balloon
                                                                Property    Current     of       Square             to      Loan to
 Property Name             Pool      City            State        Type      Balance   Balance     Feet     DSCR    Value     Value
-------------------------  ----      -------------   -----     ----------- --------   -------   --------   ----    ------  --------
 21 Penn Plaza             RFC       New York        NY        Office      $32,184,648  4.4%     344,091   1.36     68.2%     60.2%

 Park Drive Manor          RFC       Philadelphia    PA        Multifamily $22,925,004  3.1%         572   1.35     76.4%     62.2%
 Apartments

 Prime Portfolio           CIBC      Chicago         IL        Industrial  $15,395,975  2.1%     361,043   1.35     79.4%     70.4%

 1414 Avenue of the        CIBC      New York        NY        Office      $14,000,000  1.9%     111,455   1.40     70.0%     60.8%
 Americas

 70 West 36th Street       CIBC      New York        NY        Office      $12,200,000  1.7%     151,077   1.40     67.8%     58.9%

 7200 Leamington (1)       RFC       Bedford Park    IL        Industrial  $4,850,000   0.7%     310,752   1.30     72.6%     65.5%

 2201 Lundt (1)            RFC       Elk Grove       IL        Industrial  $4,000,000   0.5%     213,390   1.30     72.6%     65.5%
                                     Village

 1330 West 43rd Street     RFC       Chicago         IL        Industrial  $2,190,000   0.3%     109,728   1.30     72.6%     65.5%
 (1)

 University Club           CIBC      Charlotte       NC        Multifamily $10,486,188  1.4%         130   1.30     75.9%     67.0%
 Apartments

 The Patriot Apartments    Midland   El Paso         TX        Multifamily $10,022,381  1.4%         320   1.25     79.5%     70.2%

 Acme Plaza (Cape May      CIBC      Cape May        NJ        Retail      $9,459,453   1.3%     150,548   1.32     78.8%     70.0%
 Plaza)

 The Place Apartments      RFC       Fort Myers      FL        Multifamily $8,693,077   1.2%         230   1.26     79.8%     70.0%


 Notes:  (1) The 7200 Leamington, 2201 Lundt and 1330 West 43rd Street loans are cross-collateralized and cross-defaulted with each other.

                                      T-11

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc.(collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
   NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                              AND FUTURES AUTHORITY
-------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

                             GEOGRAPHIC DISTRIBUTION
                             -----------------------


                                 Graphic Omitted



                                      T-12

-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc.(collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
-------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

Sellers
-----------------------------------------------------
                       No.   Cut-Off Date      %
                       of      Principal       of
                      Loans     Balance       Pool
-----------------------------------------------------
 Midland               114    289,854,254     39.50
 RFC                    89    250,148,011     34.09
 CIBC                   39    193,799,650     26.41
-----------------------------------------------------
 Total:                242    733,801,916    100.00
-----------------------------------------------------

Cut-Off Date Balances
-------------------------------------------------------------------
                                      No.    Cut-Off Date        %
                                      of     Principal         of
                                     Loans     Balance         Pool
-------------------------------------------------------------------
  1 to 1,000,000                      41      30,407,708       4.14
  1,000,001  -  2,000,000             77     115,893,499      15.79
  2,000,001  -  3,000,000             43     105,819,729      14.42
  3,000,001  -  4,000,000             24      85,377,959      11.64
  4,000,001  -  5,000,000             25     113,754,201      15.50
  5,000,001  -  6,000,000             10      54,632,432       7.45
  6,000,001  -  7,000,000              6      38,774,984       5.28
  7,000,001  -  8,000,000              5      37,234,910       5.07
  8,000,001  -  9,000,000              3      25,232,843       3.44
  9,000,001  - 10,000,000              1       9,459,453       1.29
  10,000,001 - 20,000,000              5      62,104,544       8.46
  20,000,001 - 30,000,000              1      22,925,004       3.12
  30,000,001 - 40,000,000              1      32,184,648       4.39
-------------------------------------------------------------------
  Total:                             242     733,801,916     100.00
-------------------------------------------------------------------

  Min:  361,411  Max: 32,184,648  Average: 3,032,239
-------------------------------------------------------------------

States
-----------------------------------------------------
                       No.   Cut-Off Date        %
                       of      Principal         of
                      Loans     Balance         Pool
-----------------------------------------------------
 New York               16    103,710,115      14.13
 Texas                  39     93,881,376      12.79
 California             26     77,019,290      10.50
 Pennsylvania           13     54,782,401       7.47
 New Jersey             17     50,986,834       6.95
 Other                 131    353,421,900      48.16
-----------------------------------------------------
  Total:               242    733,801,916     100.00
-----------------------------------------------------

Property Type
-----------------------------------------------------
                       No.   Cut-Off Date        %
                       of      Principal         of
                      Loans     Balance         Pool
-----------------------------------------------------
 Multifamily             93   238,790,656      32.54
 Retail                  57   196,762,110      26.81
 Office                  43   154,165,210      21.01
 Industrial              25    88,766,241      12.10
 Hospitality              9    25,592,801       3.49
 Self Storage             8    18,940,783       2.58
 Manufactured Housing     6     9,010,648       1.23
 Mixed Use                1     1,773,467       0.24
-----------------------------------------------------
  Total:                242   733,801,916     100.00
-----------------------------------------------------

Mortgage Rates (%)
-----------------------------------------------------
                      No.    Cut-Off Date        %
                       of     Principal         of
                     Loans     Balance         Pool
-----------------------------------------------------
  6.501 - 7.000         10    32,059,815       4.37
  7.001 - 7.500         47   200,195,335      27.28
  7.501 - 8.000        114   335,389,948      45.71
  8.001 - 8.500         51   120,329,888      16.40
  8.501 - 9.000         16    36,116,858       4.92
  9.001 - 9.500          4     9,710,071       1.32
-----------------------------------------------------
  Total:               242   733,801,916     100.00
-----------------------------------------------------

  Min:  6.810   Max:  9.170      WAC:  7.737
-----------------------------------------------------

Original Terms to Stated Maturity (mos.)
------------------------------------------------------
                       No.    Cut-Off Date      %
                        of     Principal       of
                      Loans     Balance       Pool
------------------------------------------------------
  1 - 60                  1      1,936,532     0.26
  61 - 120              215    660,513,444    90.01
  121 - 180              21     58,061,000     7.91
  181 - 240               4      8,562,980     1.17
  241 - 300               1      4,727,960     0.64
------------------------------------------------------
  Total:                242    733,801,916   100.00
------------------------------------------------------

  Min:  60      Max:  241        Wtd. Avg.:  125
------------------------------------------------------

Remaining Terms to Stated Maturity (mos.)
------------------------------------------------------
                       No.   Cut-Off Date        %
                       of      Principal        of
                      Loans     Balance        Pool
------------------------------------------------------
  1 - 60                  2     7,355,138       1.00
  61 - 120              216   671,205,480      91.47
  121 - 180              19    41,950,357       5.72
  181 - 240               5    13,290,940       1.81
------------------------------------------------------
  Total:                242   733,801,916     100.00
------------------------------------------------------

  Min:  41      Max:  238        Wtd. Avg.:  120
------------------------------------------------------

Balloon Loans
------------------------------------------------------
                       No.   Cut-Off Date       %
                       of      Principal       of
                      Loans     Balance       Pool
------------------------------------------------------
  Yes                   229   703,581,634     95.88
  No                     13    30,220,282      4.12
------------------------------------------------------
  Total:                242   733,801,916    100.00
------------------------------------------------------

Debt Service Coverage Ratios (x)
-------------------------------------------------
                  No.   Cut-Off Date       %
                  of      Principal       of
                 Loans     Balance       Pool
-------------------------------------------------
  1.01 - 1.15       3      7,087,785      0.97
  1.16 - 1.25      28     71,966,652      9.81
  1.26 - 1.35     123    384,171,945     52.35
  1.36 - 1.50      60    216,279,794     29.47
  1.51 - 1.75      21     45,021,164      6.14
  1.76 - 2.00       7      9,274,576      1.26
-------------------------------------------------
  Total:          242    733,801,916    100.00
-------------------------------------------------
  Min:  1.12    Max:  1.96       Wtd. Avg.:  1.35
-------------------------------------------------

Cut-Off Date Loan-to-Value Ratios (%)
-------------------------------------------------
                  No.   Cut-Off Date         %
                  of      Principal         of
                 Loans     Balance         Pool
-------------------------------------------------
  20.1 - 30.0       1       975,617        0.13
  30.1 - 40.0       1     1,720,011        0.23
  40.1 - 50.0       5     7,281,413        0.99
  50.1 - 60.0      19    47,398,294        6.46
  60.1 - 70.0      76   231,546,356       31.55
  70.1 - 80.0     139   443,206,913       60.40
  80.1 - 90.0       1     1,673,312        0.23
-------------------------------------------------
  Total:          242   733,801,916      100.00
-------------------------------------------------
  Min:  26.4    Max:  83.7      Wtd. Avg.: 70.8
-------------------------------------------------

Balloon Loan-to-Value Ratios (%)
-------------------------------------------------
                  No.   Cut-Off Date         %
                  of      Principal         of
                 Loans     Balance         Pool
-------------------------------------------------
  0.1 - 10.0       13    30,220,282        4.12
  10.1 - 20.0       1     1,720,011        0.23
  30.1 - 40.0       3     3,606,110        0.49
  40.1 - 50.0      25    66,660,010        9.08
  50.1 - 60.0      87   167,243,183       22.79
  60.1 - 70.0     103   414,639,765       56.51
  70.1 - 80.0      10    49,712,555        6.77
-------------------------------------------------
  Total:          242   733,801,916      100.00
-------------------------------------------------
  Min:  0.8     Max:  76.5     Wtd. Avg.:  58.5
-------------------------------------------------

-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd.
representative about the investments concerned.
-------------------------------------------------------------------------------
           NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
------------------------------------------------------------------------------

              Percentage of Mortgage Pool Balance by Prepayment Restriction (%) (1)

------------------------------- ------------------- --------------------- ----------------- -------------------- -------------------

   Prepayment Restrictions          July 1999            July 2000           July 2001           July 2002            July 2003
------------------------------- ------------------- --------------------- ----------------- -------------------- -------------------

Locked Out                                99.17%              98.43%                98.43%            94.93%               89.07%
Yield Maintenance Total                    0.83%               1.57%                 1.31%             4.81%               10.93%
Penalty Points:
    5.00% and greater                                          0.00%                 0.00%             0.00%                0.00%
                                           0.00%
    4.00%  to 4.99%                        0.00                0.00                  0.00              0.00                 0.00
    3.00% to 3.99%                         0.00                0.00                  0.00              0.00                 0.00
    2.00% to 2.99%                         0.00                0.00                  0.00              0.00                 0.00
    1.00% to 1.99%                         0.00                0.00                  0.00              0.00                 0.00
Open                                       0.00                0.00                  0.27              0.27                 0.00
------------------------------- ------------------- --------------------- ----------------- -------------------- -------------------
TOTAL                                    100.00%             100.00%               100.00%           100.00%              100.00%
------------------------------- ------------------- --------------------- ----------------- -------------------- -------------------
Pool Balance Outstanding        $733,801,915.73     $725,918,200.51       $717,178,262.91   $707,378,714.84      $694,921,031.64
% of initial Pool Balance                100.00%              98.93%                97.73%            96.40%               94.70%
------------------------------- ------------------- --------------------- ----------------- -------------------- -------------------


                  Percentage of Mortgage Pool Balance by Prepayment Restriction (%) - continued (1)

------------------------- ----------------- ----------------- ----------------- ----------------- ----------------- ----------------

Prepayment Restrictions      July 2004          July 2005         July 2006         July 2007        July 2008         July 2009
------------------------- ----------------- ----------------- ----------------- ----------------- ----------------- ----------------

Locked Out                          75.26%            74.95%            73.97%           74.05%            64.51%            64.22%
Yield Maintenance Total             24.74%            25.05%            26.03%           25.88%            22.70%            30.54%
Penalty Points:
    5.00% and greater                0.00%             0.00%             0.00%            0.00%             0.00%             0.00%
    4.00%  to 4.99%                  0.00              0.00              0.00             0.00              0.00              0.00
    3.00% to 3.99%                   0.00              0.00              0.00             0.00              0.00              0.00
    2.00% to 2.99%                   0.00              0.00              0.00             0.00              0.00              0.00
    1.00% to 1.99%                   0.00              0.00              0.00             0.00              0.00              0.00
Open                                 0.00              0.00              0.00             0.07             12.79              5.24
------------------------- ----------------- ----------------- ----------------- ----------------- ----------------- ----------------
TOTAL                              100.00%           100.00%           100.00%          100.00%           100.00%           100.00%
------------------------- ----------------- ----------------- ----------------- ----------------- ----------------- ----------------
Pool Balance Outstanding  $678,494,499.89   $666,212,113.74   $652,930,615.10   $638,568,446.82   $603,525,706.10   $37,283,451.11
% of Initial Pool Balance           92.46%            90.79%            88.98%            87.02%            82.25%            5.08%
------------------------- ----------------- ----------------- ----------------- ----------------- ----------------- ----------------


    Notes:   (1)    The above  analysis  is based on  Maturity  Assumptions and a 0% CPR as discussed in the Prospectus Supplement.

-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
-------------------------------------------------------------------------------
           NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
-------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1


                           Significant Loan Summaries

Loan No. 1 - 21 Penn Plaza

------------------------------------------------------------------------------------------------
Cut-off Date Balance:           $32,184,648             Balloon Balance:      $28,409,182
------------------------------------------------------------------------------------------------
Loan Type:                      Principal & Interest    Property Type:        Office
------------------------------------------------------------------------------------------------
Origination Date:               September 9, 1998       Location:             New York, NY
------------------------------------------------------------------------------------------------
Maturity Date:                  October 1, 2008         Year Renovated:       1997
------------------------------------------------------------------------------------------------
Initial Mortgage Rate:          7.200%                  Appraised Value:      $47,200,000
------------------------------------------------------------------------------------------------
Annual Debt Service:            $2,639,129              Current LTV:          68.2%
------------------------------------------------------------------------------------------------
DSCR:                           1.36x                   Balloon LTV:          60.2%
------------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:    $3,583,883              Occupancy:            99.9%
------------------------------------------------------------------------------------------------
                                                        Occupancy Date:       March 8, 1999
------------------------------------------------------------------------------------------------

The Loan. The 21 Penn Plaza Loan (the "Penn Plaza Loan") is secured by a first mortgage on a 17-story, 344,091 square foot office building located at 360 West 31st Street, New York, New York (the "Penn Plaza Property"). RFC originated the Penn Plaza Loan on September 9, 1998.

The Borrower. The borrower is G-H-G Realty Company, L.L.C., a New York limited liability company (the "Penn Plaza Borrower"). The managing member of the Penn Plaza Borrower is G-H-G Realty Management Company, Inc., a New York corporation. The Penn Plaza Borrower is a special purpose entity.

Security. The Penn Plaza Loan is secured by a Mortgage and Security Agreement, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. Such Mortgage is a first lien on the fee interest in the Penn Plaza Property. The Penn Plaza Loan is non-recourse, subject to certain limited exceptions.

Payment Terms. The Penn Plaza Loan has a fixed 7.200% Mortgage Rate, an original term of 120 months and an original amortization of 360 months. The Penn Plaza Loan requires monthly principal and interest payments of $219,927.38 until maturity, at which time all unpaid principal and accrued but unpaid interest is due. The Penn Plaza Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

Prepayment/Defeasance. No prepayment or defeasance is permitted before September 9, 2003. Thereafter, until July 1, 2008, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the Penn Plaza Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Maturity Date. Each such payment must be equal to or greater than each scheduled Monthly Payment during the loan term, and greater than the anticipated balloon balance due on the Maturity Date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after July 1, 2008, the Penn Plaza Loan may be prepaid without the payment of any prepayment consideration.

-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
-------------------------------------------------------------------------------
           NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
-------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the Penn Plaza Loan immediately due and payable upon the transfer of the Penn Plaza Property or any ownership interest in the Penn Plaza Borrower. The Penn Plaza Borrower has a right to transfer the Penn Plaza Property to a qualifying single asset transferee approved by the lender if (i) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources customarily required by the lender for properties such as the Penn Plaza Property, (ii) the proposed transferee assumes the obligations of the Penn Plaza Borrower and an acceptable person or entity assumes all guaranties or indemnities, and (iii) a 1% assumption fee has been received by the lender. The Penn Plaza Loan documents also allow transfers of membership interest in the Penn Plaza Borrower which: (a) do not amount, in the aggregate, to a transfer of 49% or more of the non-managing member interests to a third party; or (b) are the result of devise or descent or by operation of law upon the death of a member.

Escrow/Reserves. There is a tax reserve which requires deposits in an amount sufficient to pay real estate taxes when due. There is a capital improvement reserve funded at on a monthly basis at the rate of $4,289.42 per month.

Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

Prior Loan. Based on information obtained by RFC, as a result of a tenant occupying approximately 50% of the Penn Plaza Property vacating its premises in 1995, the prior loan was restructured into two notes of equal principal balances: an A note which was paid on an interest-only basis and a B note which was paid on the basis of the achievement of certain cash flow hurdles. The sum of the original balances of the A and B notes approximated the then outstanding balance of the prior loan. In September of 1998 when the Penn Plaza Loan was originated, the A note was retired in full and the B note was retired at a discount. As reported by the prior lender and the Borrower, no payment default occurred prior to, during, or after the restructure. As described in "Property", the Penn Plaza Property was 99.9% leased as of March 8, 1999.

The Property. The Penn Plaza Property consists of a 17-story office building located on the southwest corner of Ninth Avenue and West 31st Street, one block west of the Penn Station rail terminal. The Penn Plaza Property was originally constructed in 1931 and substantially renovated in 1997. It contains 344,091 rentable square feet, with office uses on the 2nd through 17th floors, retail uses on the 1st floor and storage uses in the basement. Certain tenant occupy an entire floor while other floors are subdivided for multi-tenant use. The Penn Plaza Property was 99.9% leased as of March 8, 1999. Thirty-eight tenants currently occupy space in the Penn Plaza Property. Major tenants include Saks & Company (63,159 square feet), Eastman Kodak (28,446 square feet), Amtrak (24,506 square feet), Equitable Life Assurance Company of America (22,230 square feet), and Central Parking Systems, Inc. (21,250 square feet). Contractual lease expirations during the loan term are as follows: 1999 (14,289 square feet/4% of total), 2000 (25,568/7%), 2001 (8,027/2%), 2002 (8,289/2%), 2003 (2,922/1%),
2004 (3,435/1%), 2005 (30,885/9%),  2006 (31,163/9%),  2007 (7,340/2%), and 2008
(130,192/38%).

Management. The Penn Plaza Property is managed by S. L. Green Realty Corp., a fully integrated, self-administered and self-managed real estate investment trust engaged in owning, managing, leasing, acquiring and repositioning Class B office property in Manhattan. The company currently owns interests in 15 Class B properties totaling approximately 5 million square feet and leases 27 properties totaling an additional 8.2 million square feet.

-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
-------------------------------------------------------------------------------
           NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
-------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

Loan No. 2 - Park Drive Manor Apartments

------------------------------------------------------------------------------------------------
Cut-off Date Balance:           $22,925,004             Balloon Balance:      $18,660,352
------------------------------------------------------------------------------------------------
Loan Type:                      Principal & Interest    Property Type:        Multifamily
------------------------------------------------------------------------------------------------
Origination Date:               March 17, 1999          Location:             Philadelphia, PA
------------------------------------------------------------------------------------------------
Maturity Date:                  April 1, 2009           Year Renovated:       1998
------------------------------------------------------------------------------------------------
Initial Mortgage Rate:          7.450%                  Appraised Value:      $30,000,000
------------------------------------------------------------------------------------------------
Annual Debt Service:            $2,030,648              Current LTV:          76.4%
------------------------------------------------------------------------------------------------
DSCR:                           1.35x                   Balloon LTV:          62.2%
------------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:    $2,741,135              Occupancy:            97.8%
------------------------------------------------------------------------------------------------
                                                        Occupancy Date:       January 28, 1999
------------------------------------------------------------------------------------------------

The Loan. The Park Drive Manor Apartments Loan (the "Park Drive Loan") is secured by a first mortgage on a 572-unit, 2 building garden apartment complex located at 633 West Rittenhouse Street, Philadelphia, Pennsylvania (the "Park Drive Property"). RFC originated the Park Drive Loan on March 17, 1999.

The Borrower. The borrower is Park Drive Group, LP, a Pennsylvania limited partnership (the "Park Drive Borrower"). The corporate general partner of the Park Drive Borrower is Empire/Rittenhouse Group, a Pennsylvania corporation. Ezra Beyman is the sole limited partner of the Park Drive Borrower, and is the President, Treasurer, and Secretary of the Empire/Rittenhouse Group. The Park Drive Borrower is a special purpose entity.

Security. The Park Drive Loan is secured by a Mortgage and Security Agreement, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. Such Mortgage is a first lien on the fee interest in the Park Drive Property. The Park Drive Loan is non-recourse, subject to certain limited exceptions.

Payment Terms. The Park Drive Loan has a fixed 7.450% Mortgage Rate, an original term of 120 months and an original amortization of 300 months. The Park Drive Loan requires monthly principal and interest payments of $169,220.65 until maturity, at which time all unpaid principal and accrued but unpaid interest is due. The Park Drive Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) May 1, 2003, or (b) two years following the date of the assignment of the Park Drive Loan to a REMIC in connection with a securitization. Thereafter, until January 1, 2009, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the Park Drive Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Maturity Date. Each such payment must be equal to or greater than each scheduled Monthly Payment during the loan term, and greater than the anticipated balloon balance due on the

                                      T-17
-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
-------------------------------------------------------------------------------
           NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
-------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

Maturity Date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. From and after January 1, 2009, the Park Drive Loan may be prepaid without the payment of any prepayment consideration.

Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the Park Drive Loan immediately due and payable upon the transfer of the Park Drive Property or any ownership interest in the Park Drive Borrower. The Park Drive Borrower has a one time right to transfer the Park Drive Property to a qualifying single asset transferee approved by the lender if (i) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources customarily required by the lender for properties such as the Park Drive Property, (ii) the proposed transferee assumes the obligations of the Park Drive Borrower, (iii) no event of default then exists, and (iv) a 1% assumption fee has been received by the lender. The Park Drive Loan documents also allow transfers of membership interest in the Park Drive Borrower which: (a) do not amount, in the aggregate, to a transfer of 49% or more of such membership interests to a third party; (b) are the result of a death or physical or mental disability, or (c) are to an immediate family member or trust for such a family member.

Escrow/Reserves. There is a tax reserve which requires deposits in an amount sufficient to pay real estate taxes when due. A $56,525 reserve was established at closing to provide funds for repairs recommended in the engineering report. Additionally, there is a replacement reserve funded monthly at the rate of $5,267 per month.

Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

The Property. The Park Drive Property is located at 633 West Rittenhouse Street in the Germantown-Chestnut Hill district of Philadelphia, Pennsylvania, approximately 5 miles north of the central business district. It was built in 1950 and renovated in 1998. It consists of 572 units contained in 2 twelve-story residential buildings connected by a clubhouse/leasing center with 14,800 square feet of commercial space. The Park Drive Property contains 48 efficiency units, 288 one-bedroom units, 232 two-bedroom units and four four-bedroom units. Amenities include elevators, gated, security code controlled entry, a laundry facility, fitness center, outdoor swimming pool including locker/shower and cabana buildings, two outdoor tennis courts, walking/jogging trails, covered parking (220), uncovered parking (405) and an appliance package including stove, refrigerator, central a/c and other standard appliances.

Management. The Park Drive Property is managed by Empire/Rittenhouse Group. Empire/Rittenhouse Group has been involved in the management of apartment complexes for approximately 14 years, and currently manages approximately 1,500 owned residential units in the Philadelphia market.

                                      T-18

-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
-------------------------------------------------------------------------------
           NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
-------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

Loan No. 3 - Prime Portfolio

      ---------------------------------------------------------------------------------------------------------------------
      Cut-off Date Balance:                $15,395,975           Location:                      Various
      ---------------------------------------------------------------------------------------------------------------------
            342 Carol Lane                 $2,311,970                  342 Carol Lane                   Elmhurst, IL
      ---------------------------------------------------------------------------------------------------------------------
            343 Carol Lane                 $1,370,753                  343 Carol Lane                   Elmhurst, IL
      ---------------------------------------------------------------------------------------------------------------------
            388 Carol Lane                 $1,331,164                  388 Carol Lane                   Elmhurst, IL
      ---------------------------------------------------------------------------------------------------------------------
            550 Kehoe                      $2,239,721                  550 Kehoe                        Carol Stream, IL
      ---------------------------------------------------------------------------------------------------------------------
            4300 Madison                   $4,020,214                  4300 Madison                     Hillside, IL
      ---------------------------------------------------------------------------------------------------------------------
            1301 East Tower                $4,122,155                  1301 East Tower                  Schaumburg, IL
      ---------------------------------------------------------------------------------------------------------------------
      Loan Type:                         Principal & Interest:   Year Built:                    Various
      ---------------------------------------------------------------------------------------------------------------------
      Origination Date:                    May 1, 1998                 342 Carol Lane                   1989
      ---------------------------------------------------------------------------------------------------------------------
      Maturity Date*:                      May 1, 2008                 343 Carol Lane                   1989
      ---------------------------------------------------------------------------------------------------------------------
      Initial Mortgage Rate:               7.170%                      388 Carol Lane                   1979
      ---------------------------------------------------------------------------------------------------------------------
      Annual Debt Service:                 $1,263,319                  550 Kehoe                        1996
      ---------------------------------------------------------------------------------------------------------------------
            342 Carol Lane                 $189,709                    4300 Madison                     1980
      ---------------------------------------------------------------------------------------------------------------------
            343 Carol Lane                 $112,477                    1301 East Tower                  1992
      ---------------------------------------------------------------------------------------------------------------------
            388 Carol Lane                 $109,229              Appraised Value:                       $19,400,000
      ---------------------------------------------------------------------------------------------------------------------
            550 Kehoe                      $183,781                    342 Carol Lane                   $3,200,000
      ---------------------------------------------------------------------------------------------------------------------
            4300 Madison                   $329,879                    343 Carol Lane                   $1,900,000
      ---------------------------------------------------------------------------------------------------------------------
            1301 East Tower                $338,244                    388 Carol Lane                   $1,800,000
      ---------------------------------------------------------------------------------------------------------------------
      Combined DSCR:                       1.35x                       550 Kehoe                        $3,000,000
      ---------------------------------------------------------------------------------------------------------------------
      Balloon Balance:                     $13,655,857                 4300 Madison                     $4,800,000
      ---------------------------------------------------------------------------------------------------------------------
            342 Carol Lane                 $2,050,661                  1301 East Tower                  $4,700,000
      ---------------------------------------------------------------------------------------------------------------------
            343 Carol Lane                 $1,215,824            Combined Current LTV:                  79.4%
      ---------------------------------------------------------------------------------------------------------------------
            388 Carol Lane                 $1,180,710            Combined Balloon LTV:                  70.4%
      ---------------------------------------------------------------------------------------------------------------------
            550 Kehoe                      $1,986,578            Occupancy (All Properties):            100%
      ---------------------------------------------------------------------------------------------------------------------
            4300 Madison                   $3,565,833            Occupancy Date:                        June 1, 1999
      ---------------------------------------------------------------------------------------------------------------------
            1301 East Tower                $3,656,251
      ---------------------------------------------------------------------------------------------------------------------
      Underwritable Net Cash Flow:         $1,709,765
      ---------------------------------------------------------------------------------------------------------------------
      Property Type:
      ---------------------------------------------------------------------------------------------------------------------
            342 Carol Lane                 Industrial
      ---------------------------------------------------------------------------------------------------------------------
            343 Carol Lane                 Industrial
      ---------------------------------------------------------------------------------------------------------------------
            388 Carol Lane                 Industrial
      ---------------------------------------------------------------------------------------------------------------------
            550 Kehoe                      Industrial
      ---------------------------------------------------------------------------------------------------------------------
            4300 Madison                   Industrial
      ---------------------------------------------------------------------------------------------------------------------
            1301 East Tower                Office
      ---------------------------------------------------------------------------------------------------------------------

*For purposes hereof, the Anticipated Repayment Date described below is assumed to be the maturity date of the Prime Loan. ** Information described herein with respect to the individual properties securing the Prime Loan is an allocated portion of such information based upon the ratio of the appraised value or underwritable cash flow of the individual properties to the aggregate appraised value or underwritable cash flow of all such properties.

                                      T-19

-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
-------------------------------------------------------------------------------
           NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
-------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

The Loan. The Prime Portfolio Loan (the "Prime Loan") consists of one loan secured by first mortgages on 5 industrial and 1 office properties located in the suburbs of Chicago (each, a "Prime Property"). CIBC originated the Prime Loan on May 1, 1998.

The Borrower. Six separate Delaware limited liability companies are the co-borrowers for the Prime Loan (each a "Prime Borrower"). The managing member of each Prime Borrower is Prime Group Realty, L.P., a Delaware limited partnership. The managing partner Prime Group Realty, L.P. is Prime Group Realty Trust, a Maryland real estate investment trust. The primary sponsors of each Prime Borrower are John Daley and Guy Ackerman. Each Prime Borrower is a single-purpose bankruptcy-remote entity.

Security. The Prime Loan is secured by separate Mortgages, Assignments of Leases and Rents, UCC Financing Statements and certain additional security documents executed by each Prime Borrower over the separate Prime Property owned by it. Each Mortgage is a first lien on the related Prime Borrower's fee interest in its Prime Property. The Prime Loan is non-recourse, subject to certain limited exceptions.

Payment Terms. The Mortgage Rate is fixed at 7.170% until May 1, 2008 (the "Anticipated Repayment Date"), at which time the Mortgage Rate will adjust to the greater of (i) 9.170% or (ii) the then applicable yield rate on U.S. Treasury obligations maturing during the month in which the maturity date of the Prime Loan occurs, plus 2%. Although the Prime Loan has a stated term of 360 months, it is assumed for purposes hereof that it has a term of 120 months with a maturity date of the Anticipated Repayment Date. The Prime Loan has an original amortization term of 360 months. The Prime Loan requires monthly payments of principal and interest equal to $105,276.56 until the Anticipated Repayment Date. If the Prime Loan is not prepaid on such date, all of the cash flow from the Prime Property is to be applied as described in "Lockbox" below. If not sooner satisfied, all unpaid principal and accrued but unpaid interest is due on May 1, 2028. The Prime Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

Lockbox. Upon any default or upon the occurrence of the Anticipated Repayment Date, the lender may require all gross income from each Prime Property to be deposited into a lockbox account controlled by the lender. Prior to the Anticipated Repayment Date, disbursements from such account are made as follows:
(a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest then due; (c) to fund other reserves required under the related security documents; (d) to pay all other amounts owed the lender with respect to the Prime Loan; and (e) to the Prime Borrowers.

Subsequent to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest (at the initial Mortgage Rate) then due; (c) to fund other reserves required under the related security documents; (d) to pay budgeted operating expenses (less management fees payable to affiliates of any Prime Borrower) approved by the lender; (e) to pay budgeted capital expenses approved by the lender; (f) to pay other extraordinary expenses approved by the lender; (g) to pay all remaining outstanding principal; (h) to pay all outstanding interest;
(i) to pay all other amounts owed the lender with respect to the Prime Loan; and
(j) to the Prime Borrowers.

                                      T-20
-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
-------------------------------------------------------------------------------
           NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
-------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) May 1, 2002 or (b) two years following the date of the assignment of the Prime Loan to a REMIC in connection with a securitization. Thereafter, until November 1, 2007, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the related Prime Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Anticipated Repayment Date. Each such payment must be equal to or greater than the portion of the scheduled Monthly Payment allocated to the released Prime Property, and on the Anticipated Repayment Date, must be sufficient to fully prepay the portion of the Prime Loan allocated to the released Prime Property. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. From and after November 1, 2007, the Prime Loan may be prepaid without the payment of any prepayment consideration.

Transfer of Property or Interest in Borrower. Except as described below, the lender will have the option to declare the Prime Loan immediately due and payable upon the transfer of any Prime Property or any ownership interest in any Prime Borrower. Each Prime Borrower has a one-time right to transfer its Prime Property, after the first 12 months of the loan term, to a transferee approved by the lender if (i) no event of default then exists, (ii) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources necessary to operate the Prime Property, (iii) the proposed transferee assumes the obligations of the Prime Borrower and an acceptable person or entity assumes all guaranties or indemnities, and (iv) a 1% assumption fee, all reasonably required documents, a title policy endorsement and reimbursement for all of its costs and expenses has been received by the lender. The Prime Loan documents allow transfers of beneficial interests in the Prime Borrower so long as Prime Group Realty Trust continues to have the same degree of management control over each Prime Borrower and directly or indirectly own 30% or more of the total equity interests in each Prime Borrower.

Escrow/Reserves. There is a tax escrow which requires deposits in an amount sufficient to pay real estate taxes when due.

Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

The Property. The 342 Carol Lane property is located at 342-346 Carol Lane, Elmhurst, Illinois. It was built in 1989, and is a 67,935 square foot 1-story, multi-tenant warehouse/distribution building improved with 2 loading docks and approximately 41.6% office finish. It is 100% leased as of June 1, 1999. Its largest tenant is Semblex (47,861 square feet/70.45% of total), whose lease expires May 31, 2004.

The 343 Carol Lane property is located at 343 Carol Lane, Elmhurst, Illinois. It was built in 1989, and is a 30,084 square foot 1-story warehouse/distribution building improved with 1 loading dock and approximately 33.0% office finish. As of June 1, 1999, it is 100% leased to Matsushita Industrial, whose lease expires March 31, 2007.

The 388 Carol Lane property is located at 388 Carol Lane, Elmhurst, Illinois. It was built in 1979, and is a 40,920 square foot 1 and 1/2-story, multi-tenant warehouse/distribution building improved with 1 loading dock and

                                      T-21

-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
-------------------------------------------------------------------------------
           NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
-------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1


approximately 22.9% office finish. It is 100% leased as of June 1, 1999. Its largest tenant is Ameritech Illinois (36,184 square feet/88.43% of total), whose lease expires September 30, 2000.

The 550 Kehoe property is located at 550 Kehoe Blvd., Carol Stream, Illinois. It was built in 1996, and is a 44,575 square foot 1-story warehouse/distribution building improved with 1 loading dock and approximately 27.3% office finish. As of June 1, 1999, it is 100% leased to Associated Material, whose lease expires August 31, 2006.

The 4300 Madison property is located at 4300 Madison Street, Hillside, Illinois. It was built in 1980, and is a 127,129 square foot 1-story, multi-tenant warehouse/distribution building. It is 100% leased as of June 1, 1999. Its largest tenant is Oak Brook Business Center (50,940 square feet/40.07% of total), whose lease expires May 31, 2000.

The 1301 East Tower property is located at 1301 East Tower Road, Schaumburg, Illinois. It was built in 1992, and is a 50,400 square foot 1-story, class B office building with 223 surface parking spaces. As of June 1, 1999, it is 100% leased to Household Credit Services, whose lease expires December 31, 2001.

Management. The Prime Properties are managed by Prime Group Realty Trust, the general partner of the managing member of each Prime Borrower.

                                      T-22

-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
-------------------------------------------------------------------------------
           NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
-------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1


Loan No. 4 - 1414 Avenue of the Americas

--------------------------------------------------------------------------------
Cut-off Date Balance:    $14,000,000          Balloon Balance: $12,169,841
--------------------------------------------------------------------------------
Loan Type:               2 years Interest-    Property Type:   Office
                         Only, then Principal
                         & Interest
--------------------------------------------------------------------------------
Origination Date:        April 16, 1999       Location:        New York, NY
--------------------------------------------------------------------------------
Maturity Date:*          May 1, 2009          Year Renovated:  1997
--------------------------------------------------------------------------------
Initial Mortgage Rate:   7.870%               Appraised Value: $20,000,000
--------------------------------------------------------------------------------
Annual Debt Service:     $1,282,217           Current LTV:     70.0%
--------------------------------------------------------------------------------
DSCR:                    1.40x                Balloon LTV:     60.8%
--------------------------------------------------------------------------------
Underwritable Net Cash
Flow:                    $1,795,434           Occupancy:       100%
--------------------------------------------------------------------------------
                                              Occupancy Date:  February 20, 1999
--------------------------------------------------------------------------------
*For purposes hereof, the Anticipated Repayment Date described below is assumed to be the maturity date of the 1414 Loan.

The Loan. The 1414 Avenue of the Americas Loan (the "1414 Loan") is secured by a first mortgage on a 19-story, 111,455 square foot office building located at 1414 Avenue of the Americas, New York, New York (the "1414 Property"). CIBC originated the 1414 Loan on April 16, 1999.

The Borrower. The borrower is Green 1414 Property L.L.C., a New York limited liability company (the "1414 Borrower"). Green 1414 Manager L.L.C., a Delaware limited liability company, is the managing member of the 1414 Borrower. It is a wholly owned subsidiary of SL Green Realty Corp. SL Green Operating Partnership, L.P., a Delaware limited partnership, is the sole remaining member of the 1414 Borrower. SL Green Realty Corp. is the general partner of the limited partnership. The 1414 Borrower is a special purpose entity.

Security. The 1414 Loan is secured by a Mortgage, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the 1414 Property. The 1414 Loan is non-recourse, subject to certain limited exceptions.

Payment Terms. The Mortgage Rate is fixed at 7.870% until May 1, 2009 (the "Anticipated Repayment Date"), at which time the Mortgage Rate will adjust to the greater of (i) 9.87% or (ii) the then applicable yield rate on U.S. Treasury obligations maturing during the month in which the maturity date of the 1414 Loan occurs, plus 2%. Although the 1414 Loan has a stated term of 324 months, it is assumed for purposes hereof that it has a term of 120 months with a maturity date of the Anticipated Repayment Date. The 1414 Loan has an original amortization term of 300 months. The 1414 Loan requires monthly payments of interest only until June 1, 2001. Thereafter, monthly payments of principal and interest equal to $106,851.39 are required until the Anticipated Repayment Date. If the 1414 Loan is not prepaid on such date, all of the cash flow from the 1414 Property is to be applied as described in "Lockbox" below. If not sooner satisfied, all unpaid principal and accrued but unpaid interest is due on May 1, 2026. The 1414 Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.


                                      T-23
--------------------------------------------------------------------------------
This information is being delivered to a specific number or prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer or securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any retuns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availablity are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the"SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1


Lockbox. Upon a default by the 1414 Borrower, or upon the occurrence of the Anticipated Repayment Date, the lender may require all gross income from the 1414 Property to be deposited into a lockbox account controlled by the lender. Prior to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest then due; (c) to fund other reserves required under the related security documents;
(d) to pay all other amounts owed the lender with respect to the 1414 Loan;  and
(e) to the 1414 Borrower.

Subsequent to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest (at the initial Mortgage Rate) then due; (c) to fund other reserves required under the related security documents; (d) to pay budgeted operating expenses (less management fees payable to 1414 Borrower affiliates) approved by the lender; (e) to pay budgeted capital expenses approved by the lender; (f) to pay other extraordinary expenses approved by the lender; (g) to pay all remaining outstanding principal; (h) to pay all outstanding interest; (i) to pay all other amounts owed the lender with respect to the 1414 Loan; and (j) to the 1414 Borrower.

Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) April 16, 2002, or (b) two years following the date of the assignment of the 1414 Loan to a REMIC in connection with a securitization. Thereafter, until November 1, 2008, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the related 1414 Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Anticipated Repayment Date. Each such payment must be equal to or greater than the scheduled Monthly Payment, and on the Anticipated Repayment Date, must be sufficient to fully prepay the 1414 Loan on such date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after November 1, 2008, the 1414 Loan may be prepaid without the payment of any prepayment consideration

Transfer of Property or Interest in Borrower. Except as described below, the lender will have the option to declare the 1414 Loan immediately due and payable upon the transfer of the 1414 Property or any ownership interest in the 1414 Borrower. The 1414 Borrower has a one-time right to transfer the 1414 Property to a transferee approved by the lender if (i) no event of default then exists,
(ii) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources necessary to operate the 1414 Property, (iii) the proposed transferee assumes the obligations of the 1414 Borrower and an acceptable person or entity assumes all guaranties or indemnities, and (iv) a 1% assumption fee, all reasonably required documents, a title policy endorsement and reimbursement for all of its costs and expenses has been received by the lender. The 1414 Loan documents allow transfers of beneficial interests in the 1414 Borrower so long as, among other things, Green 1414 Manager L.L.C. remains the managing member of the 1414 Borrower and SL Green Realty Corp. continues to directly or indirectly own 100% of Green 1414 Manager L.L.C. and at least 1/3 of the total equity interests in the 1414 Borrower. Additionally, so long as lender approves the management of the 1414 Borrower, transfers of non-managing member interests (up to an aggregate of 25% of the beneficial ownership interests), involuntary transfers from death or disability and transfers for estate planning purposes will not be a default. Finally, transfers of limited

                                      T-24
--------------------------------------------------------------------------------
This information is being delivered to a specific number or prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer or securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any retuns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availablity are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the"SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1


partnership interests in SL Green Operating Partnership, L.P. are allowed so long as SL Green Realty Corp. retains control of such limited partnership.

Escrows/Reserves. There is a tax escrow, which requires deposits in an amount sufficient to pay real estate taxes when due. There is an escrow for capital expenditures, which is funded monthly at the monthly rate of $929, and a tenant improvement/leasing commission escrow, which is funded at the monthly rate of $16,667. There is also an insurance reserve in the amount of $10,628.

Subordinate/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

The Property. The 1414 Property consists of a 19-story office building located on the southeast corner of West 58th Street, one block from Central Park, at the northern edge of Midtown Manhattan. The 1414 Property, originally constructed in 1924, contains 111,455 rentable square feet. Major capital improvements totaling approximately $580,000 were completed during 1991 (new roof) and 1997. Such improvements during 1998 included upgrades to the lobby, corridors and elevators, as well as the installation of a new fire alarm system. The 1414 Property was 100% leased as of February 20, 1999. Contractual lease expirations during the loan term are as follows: 1999 (8,943 square feet/8% of total), 2000 (12,280/11%), 2001 (17,619/15.8%), 2002 (5,200/4.7%), 2003 (33,665/30.2%), 2004
(13,975/2%),   2005   (2,187/2.8%),   2006  (3,100/2.8%),   2007  (none),   2008
(3,625/3.3%), and 2009 (2,515/2.3%). No single tenant accounts for more than 5.7% of the 1414 Property's total square footage. The typical tenant at the 1414 Property possesses a lease with a 5 or 10 year term, occupies approximately 3,000 square feet and is in the garment industry. Many have also been tenants for a number of years.

Management. The 1414 Property is managed by SL Green Management L.L.C., an affiliate of the 1414 Borrower.


                                      T-25
--------------------------------------------------------------------------------
This information is being delivered to a specific number or prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer or securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any retuns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availablity are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the"SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1


Loan No. 5 - 70 West 36th Street

--------------------------------------------------------------------------------
Cut-off Date Balance:    $12,200,000          Balloon Balance: $10,605,147
--------------------------------------------------------------------------------
Loan Type:               2 Years Interest-    Property Type:   Office
                         Only, then Principal
                         & Interest
--------------------------------------------------------------------------------
Origination Date:        April 16, 1999       Location:        New York, NY
--------------------------------------------------------------------------------
Maturity Date:*          May 1, 2009          Year Renovated:  1995
--------------------------------------------------------------------------------
Initial Mortgage Rate:   7.870%               Appraised Value: $18,000,000
--------------------------------------------------------------------------------
Annual Debt Service:     $1,117,360           Current LTV:     67.8%
--------------------------------------------------------------------------------
DSCR:                    1.40x                Balloon LTV:     58.9%
--------------------------------------------------------------------------------
Underwritable Net Cash
Flow:                    $1,559,453           Occupancy:       100%
--------------------------------------------------------------------------------
                                              Occupancy Date:  February 19, 1999
--------------------------------------------------------------------------------
*For purposes hereof, the Anticipated Repayment Date described below is assumed to be the maturity date of the West 36th Loan.

The Loan. The 70 West 36th Street Loan (the "West 36th Loan") is secured by a first mortgage on a 16-story, 151,077 square foot office building located at 70 West 36th Street, New York, New York (the "West 36th Property"). CIBC originated the West 36th Loan on April 16, 1999.

The Borrower. The borrower is Green 70W36 Property L.L.C., a New York limited liability company (the "West 36th Borrower"). Green 70W36 Manager L.L.C., a Delaware limited liability company, is the managing member of the West 36th Borrower. It is a wholly owned subsidiary of SL Green Realty Corp. SL Green
Operating Partnership, L.P., a Delaware limited partnership, is the sole remaining member of the West 36th Borrower. SL Green Realty Corp. is the general partner of the limited partnership. The West 36th Borrower is a special purpose entity.

Security. The West 36th Loan is secured by a Mortgage, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the West 36th Property. The West 36th Loan is non-recourse, subject to certain limited exceptions.

Payment Terms. The Mortgage Rate is fixed at 7.870% until May 1, 2009 (the "Anticipated Repayment Date"), at which time the Mortgage Rate will adjust to the greater of (i) 9.87% or (ii) the then applicable yield rate on U.S. Treasury obligations maturing during the month in which the maturity date of the West 36th Loan occurs, plus 2%. Although the West 36th Loan has a stated term of 324 months, it is assumed for purposes hereof that it has a term of 120 months with a maturity date of the Anticipated Repayment Date. The West 36th Loan has an original amortization term of 300 months. The West 36th Loan requires monthly payments of interest only until June 1, 2001. Thereafter, monthly payments of principal and interest equal to $93,113.36 are required until the Anticipated Repayment Date. If the West 36th Loan is not prepaid on such date, all of the cash flow from the West 36th Property is to be applied as described in "Lockbox" below. If not sooner satisfied, all unpaid principal and accrued but unpaid interest is due on May 1, 2026. The West 36th Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.


                                      T-26
--------------------------------------------------------------------------------
This information is being delivered to a specific number or prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer or securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any retuns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availablity are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the"SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1


Lockbox. Upon a default by the West 36th Borrower, or upon the occurrence of the Anticipated Repayment Date, the lender may require all gross income from the West 36th Property to be deposited into a lockbox account controlled by the lender. Prior to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest then due; (c) to fund other reserves required under the related security documents; (d) to pay all other amounts owed the lender with respect to the West 36th Loan; and (e) to the West 36th Borrower.

Subsequent to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest (at the initial Mortgage Rate) then due; (c) to fund other reserves required under the related security documents; (d) to pay budgeted operating expenses (less management fees payable to West 36th Borrower affiliates) approved by the lender; (e) to pay budgeted capital expenses approved by the lender; (f) to pay other extraordinary expenses approved by the lender; (g) to pay all remaining outstanding principal; (h) to pay all outstanding interest;
(i) to pay all other amounts owed the lender with respect to the West 36th Loan; and (j) to the West 36th Borrower.

Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) April 16, 2002, or (b) two years following the date of the assignment of the West 36th Loan to a REMIC in connection with a securitization. Thereafter, until November 1, 2008, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the related West 36th Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Anticipated Repayment Date. Each such payment must be equal to or greater than the scheduled Monthly Payment, and on the Anticipated Repayment Date, must be sufficient to fully prepay the West 36th Loan on such date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Certificates. From and after November 1, 2008, the West 36th Loan may be prepaid without the payment of any prepayment consideration

Transfer of Property or Interest in Borrower. Except as described below, the lender will have the option to declare the West 36th Loan immediately due and payable upon the transfer of the West 36th Property or any ownership interest in the West 36th Borrower. The West 36th Borrower has a one-time right to transfer the West 36th Property to a transferee approved by the lender if (i) no event of default then exists, (ii) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources necessary to operate the West 36th Property, (iii) the proposed transferee assumes the obligations of the West 36th Borrower and an acceptable person or entity assumes all guaranties or indemnities, and (iv) a 1% assumption fee, all reasonably required documents, a title policy endorsement and reimbursement for all of its costs and expenses has been received by the lender. The West 36th Loan documents allow transfers of beneficial interests in the West 36th Borrower so long as, among other things, Green 70W36 Manager L.L.C. remains the managing member of the West 36th Borrower and SL Green Realty Corp. continues to directly or indirectly own 100% of Green 70 W36 Manager L.L.C. of the West 36th Borrower and at least 1/3 of the total equity interests in the West 36th Borrower. Additionally, so long as lender approves the management of the West 36th Borrower, transfers of non-managing member interests (up to an aggregate of 25% of the beneficial ownership interests), involuntary transfers from death or disability and transfers for estate planning purposes will not be a default. Finally, transfers of limited partnership

                                      T-27
--------------------------------------------------------------------------------
This information is being delivered to a specific number or prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer or securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any retuns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availablity are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the"SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

interests in SL Green Operating Partnership, L.P. are allowed so long as SL Green Realty Corp. retains control of such limited partnership.

Escrows/Reserves. There is a tax escrow which requires deposits in an amount sufficient to pay real estate taxes when due. There is an escrow for capital expenditures, which is funded monthly at the monthly rate of $1,762, and a tenant improvement/leasing commission escrow, which is funded at the monthly rate of $12,500. There is also an insurance reserve in the amount of $8,862.

Subordinate/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

The Property. The West 36th Property consists of a 16-story building centrally located on 36th Street between Fifth and Sixth Avenues, in the heart of the Midtown West District of Manhattan. The West 36th Property, originally constructed in 1923, contains 151,703 rentable square feet, including 26,522 square feet of retail space on the ground floor. Major capital improvements totaling approximately $4,000,000 were completed through 1995. Such improvements included modernization of the three passenger elevators, installation of a new domestic water tank and renovations to the lobby and public corridors on each floor. Historical occupancy of the West 36th Property for the last five years has been: 1995 - 94%, 1996 - 95%, 1997 - 100%, 1998 - 100%, and 1999 - 100%.
Tenant rollover is staggered with no more than 29% expiring in any one year. The typical tenant at the West 36th Property possesses a lease with a 5 or 10 year term, occupies approximately 3,000 square feet and is in the garment industry. Many have also been tenants for a number of years.

Management. The West 36th Property is managed by SL Green Management L.L.C., an affiliate of the West 36th Borrower.





                                      T-28
--------------------------------------------------------------------------------
This information is being delivered to a specific number or prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer or securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any retuns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availablity are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the"SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

Loan Nos. 6, 7 and 8 - 2201 Lundt, 7200 Leamington and 1330 West 43rd Street

--------------------------------------------------------------------------------------
Cut-off Date Balances:                            Property Type:         Industrial
--------------------------------------------------------------------------------------
    Leamington               $4,850,000           Location:              Chicago, IL
--------------------------------------------------------------------------------------
    Lundt                    $4,000,000           Year Built:
--------------------------------------------------------------------------------------
    West 43rd                $2,190,000               Leamington          1952
--------------------------------------------------------------------------------------
Loan Type:                   Principal & Interest     Lundt               1963
--------------------------------------------------------------------------------------
Origination Date:            June 24, 1999            West 43rd           1977
--------------------------------------------------------------------------------------
Maturity Date:               July 1, 2009         Appraised Value:        $15,200,000
--------------------------------------------------------------------------------------
Initial Mortgage Rate:       8.320%                   Leamington          $ 6,800,000
--------------------------------------------------------------------------------------
Annual Debt Service:                                  Lundt               $ 5,600,000
--------------------------------------------------------------------------------------
    Leamington               $440,105                 West 43rd           $ 2,800,000
--------------------------------------------------------------------------------------
    Lundt                    $362,973             Current Combined LTV:   72.6%
--------------------------------------------------------------------------------------
    West 43rd                $198,728             Combined Balloon LTV:   65.5%
--------------------------------------------------------------------------------------
DSCR:                        1.30x                Occupancy:
--------------------------------------------------------------------------------------
Balloon Balance:                                      Leamington          100.0%
--------------------------------------------------------------------------------------
    Leamington               $4,372,452               Lundt               100.0%
--------------------------------------------------------------------------------------
    Lundt                    $3,606,147               West 43rd           100.0%
--------------------------------------------------------------------------------------
    West 43rd                $1,974,366           Occupancy Date:         May 11, 1999
--------------------------------------------------------------------------------------
Aggregate Underwritable      $1,302,056
Net Cash Flow:
--------------------------------------------------------------------------------------

The Loans. The 2201 Lundt, 7200 Leamington and 1330 West 43rd Street Loans (the "Chicago Industrial Loans") consist of three separate loans secured by first mortgages on three Chicago-area industrial properties (the "Chicago Industrial Properties"). RFC originated each of the Chicago Industrial Loans was originated on June 24, 1999, and each has a maturity date of July 1, 2009.

The Borrowers. Separate Illinois limited liability companies were established as borrowing entities for each of the Chicago Industrial Loans (each a "Chicago Industrial Borrower"). Each Chicago Industrial Borrower is a single purpose entity established to own and manage only its Chicago Industrial Property. The primary sponsors Chicago Industrial Borrowers are John Daley and Guy Ackerman.

Security. The Chicago Industrial Loans are secured by separate Mortgages, Assignments of Leases and Rents, UCC Financing Statements and certain additional security documents. Each Mortgage is a first lien on the fee interest in the related Chicago Industrial Property. The Chicago Industrial Loans are non-recourse, subject to certain limited exceptions. All of the Chicago Industrial Loans are cross-defaulted and cross-collateralized with each other.

Payment Terms. Each Chicago Industrial Loan has a fixed 8.320% Mortgage Rate, an original term of 120 months and an original amortization of 360 months. The Chicago Industrial Loans require an aggregate monthly principal and interest payment of $83,483.74 until maturity, at which time all unpaid principal and accrued but unpaid interest is due. Each Chicago Industrial Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

                                      T-29
--------------------------------------------------------------------------------
This information is being delivered to a specific number or prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer or securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any retuns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availablity are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the"SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

Prepayment/Defeasance. No prepayment or defeasance is permitted for any of the Chicago Industrial Loans prior to the earlier of (a) August 1, 2003, or (b) two years following the date of the assignment of the related Chicago Industrial Loan to a REMIC in connection with a securitization. Thereafter, until April 1, 2009, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the related Chicago Industrial Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Maturity Date. Each such payment must be equal to or greater than each scheduled Monthly Payment during the loan term, and greater than the anticipated balloon balance due on the Maturity Date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after April 1, 2009, each Chicago Industrial Loan may be prepaid without the payment of any prepayment consideration.

Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare any Chicago Industrial Loan immediately due and payable upon the transfer of the related Chicago Industrial Property or any ownership interest in the related Chicago Industrial Borrower. Each Chicago Industrial Borrower has a one time right to transfer its Chicago Industrial Property to a qualifying single asset transferee approved by the lender if (i) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources customarily required by the lender for properties such as the related Chicago Industrial Property,
(ii) the proposed transferee assumes the obligations of the related Chicago Industrial Borrower, (iii) no event of default then exists, and (iv) a 1% assumption fee has been received by the lender. The documents for each Chicago Industrial Loan also allow transfers of membership interest in the related Chicago Industrial Borrower which: (a) do not amount, in the aggregate, to a transfer of 49% or more of such membership interests to a third party; (b) are the result of a death or physical or mental disability, or (c) are to an immediate family member or trust for such a family member.

Escrow/Reserves. Each Chicago Industrial Loan has a tax and insurance reserve which requires deposits in an amount sufficient to pay real estate taxes and insurance premiums when due. There is a capital improvements escrow for each Chicago Industrial Property funded monthly at the aggregate rate $5,282 (Lundt - $1,778, Leamington - $2,590 and West 43rd - $914). There is a tenant improvement/leasing commission escrow for each Chicago Industrial Property funded monthly at the aggregate rate $13,233 (Lundt - $4,446, Leamington - $6,474 and West 43rd - $2,313).

Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

The Property. The Lunt property is located at 2201 W. Lunt Avenue, Elk Grove Village, Illinois, approximately 1 mile east of O'Hare Airport. This property is a 213,390 square foot single-story, multi-tenant warehouse/distribution building improved with 16 loading docks and approximately 6% office finish. It is 71.63% leased to Prime Source and World Wide Inc.

The Leamington property is located at 7200 S. Leamington, Bedford Park, Illinois, on the south side of Chicago near Midway Airport. This property is a 310,752 square foot single-story manufacturing building improved with 13

                                      T-30
--------------------------------------------------------------------------------
This information is being delivered to a specific number or prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer or securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any retuns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availablity are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the"SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

loading docks and approximately 4% office finish. It is 100% net leased to The Form House, Inc., through March 20, 2004.

The West 43rd Street property is located at 1330 West 43rd Street, McKinley Park, Illinois, in the old stock yard district. This property is a 109,728 square foot single-story, single-tenant warehouse/distribution building improved with 9 loading docks and approximately 6% office finish. It is 100% occupied by SM Acquisitions through May, 2002.

Management. The Chicago Industrial Properties are currently managed by Hawthorne Realty Management. Hawthorne has managed over 12,000,000 square feet of industrial space in the Chicago metro area and midwest. Hawthorne alos manages 4,000,000 square feet of office space and 1,000,000 square feet of residential and hospitality properties. Hawthorne is affiliated with the Chicago Industrial Borrowers.


                                      T-31
--------------------------------------------------------------------------------
This information is being delivered to a specific number or prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer or securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any retuns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availablity are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the"SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1


Loan No. 9 - University Club Apartments

------------------------------------------------------------------------------------------------
Cut-off Date Balance:            $10,486,188           Balloon Balance:     $9,254,639
------------------------------------------------------------------------------------------------
Loan Type:                       Principal and         Property Type:       Multifamily
                                 Interest
------------------------------------------------------------------------------------------------
Origination Date:                April 22, 1999        Location:            Charlotte, NC
------------------------------------------------------------------------------------------------
Maturity Date:*                  May 1, 2009           Year Built           1998
------------------------------------------------------------------------------------------------
Initial Mortgage Rate:           7.390%                Appraised Value:     $13,820,000
------------------------------------------------------------------------------------------------
Annual Debt Service:             $871,539              Current LTV:         75.9%
------------------------------------------------------------------------------------------------
DSCR:                            1.30x                 Balloon LTV:         67.0%
------------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:     $1,130,378            Occupancy:           97.5%
------------------------------------------------------------------------------------------------
                                                       Occupancy Date:      January 31, 1999
------------------------------------------------------------------------------------------------

*For purposes hereof, the Anticipated Repayment Date described below is assumed to be the maturity date of the University Club Loan.

The Loan. The University Club Apartments Loan (the "University Club Loan") is secured by a first mortgage on the University Club Apartments (the "University Club Property"), a 130-unit, 17 building, student housing apartment complex located in Charlotte, North Carolina. CIBC originated the University Club Loan on April 22, 1999.

The Borrower. The borrower is University Club Apartments of Charlotte, L.C., a Florida limited liability company (the "University Club Borrower"). The University Club Borrower's managing member is Thomas C. Proctor. The University Club Borrower is a special purpose entity.

Security. The University Club Loan is secured by a Deed of Trust and Security Agreement, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. Such Deed of Trust is a first lien on the fee interest in the University Club Property. The University Club Loan is non-recourse, subject to certain limited exceptions.

Payment Terms. The Mortgage Rate is fixed at 7.390% until May 1, 2009 (the "Anticipated Repayment Date"), at which time the Mortgage Rate will adjust to the greater of (i) 9.39% or (ii) the then applicable yield rate on U.S. Treasury obligations maturing during the month in which the maturity date of the University Club Loan occurs, plus 2%. Although the University Club Loan has a stated term of 360 months, it is assumed for purposes hereof that it has a term of 120 months with a maturity date of the Anticipated Repayment Date. The University Club Loan has an original amortization term of 360 months. The University Club Loan requires monthly payments of principal and interest of $72,628.26 until the Anticipated Repayment Date. If the University Club Loan is not prepaid on such date, all of the cash flow from the University Club Property is to be applied as described in "Lockbox" below. If not sooner satisfied, all unpaid principal and accrued but unpaid interest is due on May 1, 2029. The University Club Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

Lockbox. Upon a default by the University Club Borrower, or upon the occurrence of the Anticipated Repayment Date, the lender may require all gross income from the University Club Property to be deposited into a lockbox account controlled by the lender. Prior to the Anticipated Repayment Date, disbursements from such account are

                                      T-32
-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
           NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
-------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest then due; (c) to fund other reserves required under the related security documents;
(d) to pay all other amounts owed the lender with respect to the University Club Loan; and (e) to the University Club Borrower.

Subsequent to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest (at the initial Mortgage Rate) then due; (c) to fund other reserves required under the related security documents; (d) to pay budgeted operating expenses (less management fees payable to University Club Borrower affiliates) approved by the lender; (e) to pay budgeted capital expenses approved by the lender; (f) to pay other extraordinary expenses approved by the lender; (g) to pay all remaining outstanding principal; (h) to pay all outstanding interest;
(i) to pay all other amounts owed the lender with respect to the University Club Loan; and (j) to the University Club Borrower.

Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) April 22, 2002, or (b) two years following the date of the assignment of the University Club Loan to a REMIC in connection with a securitization. Thereafter, until November 1, 2008, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the related University Club Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Anticipated Repayment Date. Each such payment must be equal to or greater than the scheduled Monthly Payment, and on the Anticipated Repayment Date, must be sufficient to fully prepay the University Club Loan on such date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after November 1, 2008, the University Club Loan may be prepaid without the payment of any prepayment consideration

Transfer of Property or Interest in Borrower. Except as described below, the lender will have the option to declare the University Club Loan immediately due and payable upon the transfer of the University Club Property or any ownership interest in the University Club Borrower. The University Club Borrower has a one-time right to transfer the University Club Property, after the first 12 months of the loan term, to a transferee approved by the lender if (i) no event of default then exists, (ii) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources necessary to operate the University Club Property, (iii) the proposed transferee assumes the obligations of the University Club Borrower and an acceptable person or entity assumes all guaranties or indemnities, and (iv) a 1% assumption fee, all reasonably required documents, a title policy endorsement and reimbursement for all of its costs and expenses has been received by the lender. The University Club Loan documents also prohibit, without the lender's prior consent, any transfer of any managing membership interest in the University Club Borrower. Transfers of non managing member interests are allowed without lender consent. Additionally, so long as lender approves the management of the University Club Borrower, involuntary transfers from death or disability and transfers for estate planning purposes will not be a default.

Escrows/Reserves. There is a tax and insurance escrow which requires deposits in an amount sufficient to pay real estate taxes and insurance premiums when due. There is also an escrow for capital expenditures which is funded

                                      T-33
-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
           NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
-------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

monthly in the amount of $29,250/year for the first twelve months of the loan term and $39,000/year for the remainder of the loan term.

Subordinate/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

The Property. The University Club Property consists of 130 townhouse style apartment units (1,470 square feet per unit) in seventeen buildings located in Charlotte, North Carolina, approximately 1/2 mile east University of North Carolina - Charlotte. Each unit contains four bedrooms and four baths with cable television, telephone lines and an interior alarm system available in each bedroom. Site amenities include a basketball court, beach volleyball court, fitness center, computer center, and two swimming pools. The University Club Property's tenant base is primarily comprised of students from the University of North Carolina - Charlotte. The University Club Property commenced operations in August 1998. According to a January 31, 1999 rent roll, occupancy during the 1998-1999 school year was 97.5%.

Management. The University Club Property is managed by Coastal Property Services, Inc., a full services management company focused specifically on residential property management. The company manages over 2,500 rental units in the southeastern United States and over 3,000 beds for students at nine colleges and universities.

                                      T-34
-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
           NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
-------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1


Loan No. 10 - Patriot Apartments

-------------------------------------------------------------------------------------------
Cut-off Date Balance:            $10,022,381          Balloon Balance:      $8,842,833
-------------------------------------------------------------------------------------------
Loan Type:                       Principal       and  Property Type:        Multifamily
                                 Interest
-------------------------------------------------------------------------------------------
Origination Date:                February 17, 1999    Location:             El Paso, TX
-------------------------------------------------------------------------------------------
Maturity Date:                   March 1, 2009        Year Built            1996
-------------------------------------------------------------------------------------------
Mortgage Rate:                   7.24%                Appraised Value:      $12,600,000
-------------------------------------------------------------------------------------------
Annual Debt Service:             $821,887             Current LTV:          79.5%
-------------------------------------------------------------------------------------------
DSCR:                            1.25x                Balloon LTV:          70.2%
-------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:     $1,029,379           Occupancy:            99.7%
-------------------------------------------------------------------------------------------
                                                      Occupancy Date:       March 22, 1999
-------------------------------------------------------------------------------------------


The Loan. The Patriot Apartment Loan (the "Patriot Loan") is secured by a first mortgage on the Patriot Apartments (the "Patriot Property"), a 320 unit, 20 building, Class A garden apartment complex located in El Paso, Texas. Midland originated the Patriot Loan on February 17,1999.

The Borrower. The Borrower is Patriot Apartments, L.L.C., a Delaware limited liability company (the "Patriot Borrower"). The Patriot Borrower is a single purpose entity with D.R.R. Asset Management, Inc., owning 1% and D.R.R. Properties, a California corporation owning the remaining 99%. Both D.R.R. Asset Management, Inc, and D.R.R. Properties are owned 100% by Mr. Duane R. Roberts of Riverside, California.

Security. The Patriot Loan is secured by a Deed of Trust, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. Such Deed of Trust is a first lien on a fee interest in the Patriot Property. The Patriot Loan is non-recourse, subject to certain limited exceptions.

Payment Terms. The Patriot Loan has a fixed 7.24% Mortgage Rate, an original term of 120 months and an original amortization of 360 months. The Patriot Loan requires monthly principal and interest payments of $68,490.56 until maturity, at which time all unpaid principal and accrued but unpaid interest is due. The Patriot Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

Prepayment. No prepayment is permitted during the first 60 months of the term of the Patriot Loan. Thereafter, prior to December 1, 2008, prepayments may be made upon the payment of a prepayment premium equal to the greater of a yield maintenance amount or 1% of the principal prepaid. No prepayment premium is required for any prepayment on or after December 1, 2008.

Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the Patriot Loan immediately due and payable upon the transfer of the Patriot Property or any ownership interest in the Patriot Borrower. The Patriot Loan documents contemplate a potential waiver of such prohibition by

                                      T-35
-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
           NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
-------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1


the lender if (i) the lender has expressly approved the proposed transfer in writing, (ii) no event of default then exists, (iii) the proposed transferee and the Patriot Property reasonably satisfy the lender's underwriting standards, and
(iv) the lender receives a 1% assumption fee and reimbursement for all of costs and expenses. The Patriot Loan documents allow transfers of membership interest in the Patriot Borrower which: (a) do not amount, in the aggregate, to a transfer of 49% or more of such membership interests to a third party; or (b) are the result of a death or physical or mental disability.

Escrow/Reserves. There is a tax and insurance reserve which requires deposits in an amount sufficient to pay real estate taxes and insurance premiums when due. There is a capital improvement reserve funded at closing in the amount of $32,750 to provide funds for carpet replacement and other specified upgrades to the clubhouse at the Patriot Property. There is also a reserve for future repairs and replacements to the Patriot Property, which was funded at closing in the amount of $67,250. If any funds are withdrawn from this reserve, monthly deposits will be required until the reserve balance again reaches $67,250.

Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited with out the prior consent of the lender.

The Property. The Patriot Property is located at 4600 Fairbanks, in the northeastern portion of El Paso, Texas, approximately 10 minutes north of the El Paso central business district and 6 miles from Fort Bliss. It was built in 1996 and consists of 320 units contained in 20 two-story garden style apartment buildings. Amenities include a community resource center/computer room, fitness center, playground, basketball court, sand volleyball court, picnic benches & barbecue grills, clubhouse, RV and boat parking, covered parking (30 spaces), mini-storage units (136 units), three laundry facilities, a jogging path and a wading and swimming pool.

Management. Case & Associates Properties, Inc. is the manager of the Patriot Property. Case & Associates manages over 18,000 apartment units, including both owned and third party assets, in the southwest region including Tulsa, Oklahoma City, Wichita, and the Dallas-Ft. Worth metroplex. There is an on-site staff of management, leasing, and maintenance personnel, all of which are overseen by a regional and home office supervisor.

                                      T-36
-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
           NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
-------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1


Loan No. 11 - Acme (Cape May) Plaza

------------------------------------------------------------------------------------------------
Cut-off Date Balance:            $9,459,453            Balloon Balance:     $8,402,811
------------------------------------------------------------------------------------------------
Loan Type:                       Principal and         Property Type:       Retail
                                 Interest
------------------------------------------------------------------------------------------------
Origination Date:                April 23, 1998        Location:            Cape May, NJ
------------------------------------------------------------------------------------------------
Maturity Date:*                  January 1, 2009       Year Renovated       1998
------------------------------------------------------------------------------------------------
Initial Mortgage Rate:           7.550%                Appraised Value:     $12,000,000
------------------------------------------------------------------------------------------------
Annual Debt Service:             $801,011              Current LTV:         78.8%
------------------------------------------------------------------------------------------------
DSCR:                            1.32x                 Balloon LTV:         70.0%
------------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:     $1,058,317            Occupancy:           100%
------------------------------------------------------------------------------------------------
                                                       Occupancy Date:      April 1, 1999
------------------------------------------------------------------------------------------------

*For purposes hereof, the Anticipated Repayment Date described below is assumed to be the maturity date of the Acme Plaza Loan.

The Loan. The Acme (Cape May) Plaza Loan (the "Acme Plaza Loan") is secured by a first mortgage on the Acme Plaza Shopping Center (the "Acme Plaza Property"), a 150,548 square foot anchored retail center located in Cape May, New Jersey. CIBC originated the Acme Plaza Loan on April 23, 1998.

The Borrower. The borrower is Shelvin Two, a New Jersey general partnership (the "Acme Plaza Borrower"). Equity Associates, LP and an Intervivos Q-Tip Trust of Vincent Polemini are the only partners in the Acme Plaza Borrower. The Acme Plaza Borrower is a special purpose entity.

Security. The Acme Plaza Loan is secured by a Mortgage, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the Acme Plaza Property. The Acme Plaza Loan is non-recourse, subject to certain limited exceptions.

Payment Terms. The Mortgage Rate is fixed at 7.550% until January 1, 2009 (the "Anticipated Repayment Date"), at which time the Mortgage Rate will adjust to the greater of (i) 9.55% or (ii) the then applicable yield rate on U.S. Treasury obligations maturing during the month in which the maturity date of the Acme Plaza Loan occurs, plus 2%. Although the Acme Plaza Loan has a stated term of 368 months, it is assumed for purposes hereof that it has a term of 128 months with a maturity date of the Anticipated Repayment Date. The Acme Plaza Loan has an original amortization term of 360 months. The Acme Plaza Loan requires monthly payments of principal and interest of $66,750.95 until the Anticipated Repayment Date. If the Acme Plaza Loan is not prepaid on such date, all of the cash flow from the Acme Plaza Property is to be applied as described in "Lockbox" below. If not sooner satisfied, all unpaid principal and accrued but unpaid interest is due on January 1, 2029. The Acme Plaza Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

Lockbox. Upon a default by the Acme Plaza Borrower, or upon the occurrence of the Anticipated Repayment Date, the lender may require all gross income from the Acme Plaza Property to be deposited into a lockbox account controlled by the lender. Prior to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay

                                      T-37
-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
           NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
-------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

all principal and interest then due; (c) to fund other reserves required under the related security documents; (d) to pay all other amounts owed the lender with respect to the Acme Plaza Loan; and (e) to the Acme Plaza Borrower.

Subsequent to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest (at the initial Mortgage Rate) then due; (c) to fund other reserves required under the related security documents; (d) to pay budgeted operating expenses (less management fees payable to Acme Plaza Borrower affiliates) approved by the lender; (e) to pay budgeted capital expenses approved by the lender; (f) to pay other extraordinary expenses approved by the lender; (g) to pay all remaining outstanding principal; (h) to pay all outstanding interest;
(i) to pay all other amounts owed the lender with respect to the Acme Plaza Loan; and (j) to the Acme Plaza Borrower.

Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) April 23, 2003, or (b) two years following the date of the assignment of the Acme Plaza Loan to a REMIC in connection with a securitization. Thereafter, until July 1, 2008, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the related Acme Plaza Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Anticipated Repayment Date. Each such payment must be equal to or greater than the scheduled Monthly Payment, and on the Anticipated Repayment Date, must be sufficient to fully prepay the Acme Plaza Loan on such date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after July 1, 2008, the Acme Plaza Loan may be prepaid without the payment of any prepayment consideration

Transfer of Property or Interest in Borrower. Except as described below, the lender will have the option to declare the Acme Plaza Loan immediately due and payable upon the transfer of the Acme Plaza Property or any ownership interest in the Acme Plaza Borrower. The Acme Plaza Borrower has a one-time right to transfer the Acme Plaza Property, after the first 12 months of the loan term, to a transferee approved by the lender if (i) no event of default then exists, (ii) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources necessary to operate the Acme Plaza Property, (iii) the proposed transferee assumes the obligations of the Acme Plaza Borrower and an acceptable person or entity assumes all guaranties or indemnities, and (iv) a 1% assumption fee, all reasonably required documents, a title policy endorsement and reimbursement for all of its costs and expenses has been received by the lender.

Escrows/Reserves. There is a tax and insurance escrow which requires deposits in an amount sufficient to pay real estate taxes and insurance premiums when due. There is an escrow for capital expenditures which is funded monthly in the amount of $1,910. There is also a $10,000 tenant improvement/leasing commission escrow, which is to be replenished at the monthly rate of $833.33, when the balance falls below $10,000.

Subordinate/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

                                      T-38
-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
           NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
-------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

The Property. The Acme Plaza Property is a 150,548 square foot retail shopping center situated on 18.62 acres of land located in Cape May, New Jersey. The Acme Plaza Property was built in 1971 and renovated in 1998. According to an April 1, 1999 rent roll, the Acme Plaza Property was 100% leased to 13 tenants, with an average base rental was $8.51per square foot. Acme Stores (Acme Supermarket) is the anchor store for the Acme Plaza Property, with a lease covering approximately 41.2% of available space. Its lease expires on June 29, 2016. Other lease expirations during the loan term are as follows: 1999 (2,000 square feet/1.3% of total), 2000 (9,220/6.1%), 2001 (none), 2002 (3,150/2.1%), 2003
(5,500/3.7%),  2004 (none),  2005  (10,000/6.6%),  2006 (none), 2007 (none), and
2008 (35.113/23.3%).

Management. The Acme Plaza Property is managed by Skyline Management, a full-service property management company. The company manages over 2,000,000 square feet in its current portfolio primarily in the northeastern United States.

                                      T-39
-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
           NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
-------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1


Loan No. 12 - The Place Apartments

------------------------------------------------------------------------------------------------
Cut-off Date Balance:           $8,693,077              Balloon Balance:      $7,619,550
------------------------------------------------------------------------------------------------
Loan Type:                      Principal & Interest    Property Type:        Multifamily
------------------------------------------------------------------------------------------------
Origination Date:               May 4, 1999             Location:             Ft. Myers, FL
------------------------------------------------------------------------------------------------
Maturity Date:                  June 1, 2009            Year Renovated:       1999
------------------------------------------------------------------------------------------------
Initial Mortgage Rate:          7.150%                  Appraised Value:      $10,887,000
------------------------------------------------------------------------------------------------
Annual Debt Service:            $705,125                Current LTV:          79.8%
------------------------------------------------------------------------------------------------
DSCR:                           1.26x                   Balloon LTV:          70.0%
------------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:    $887,965                Occupancy:            99.1%
------------------------------------------------------------------------------------------------
                                                        Occupancy Date:       March 24, 1999
------------------------------------------------------------------------------------------------

The Loan. The Place Apartments Loan (the "Place Apartments Loan") is secured by a first mortgage on a 230-unit garden apartment complex located at 4757 Barkley Circle, Ft. Myers, Florida (the "Place Apartments Property"). RFC originated the Place Apartments Loan on May 4, 1999.

The Borrower. The borrower is The Place Apartments, Ltd., a Florida limited partnership (the "Place Apartments Borrower"). The corporate general partner of the Place Apartments Borrower is A&M Business Properties, Inc., an Ohio corporation. The Place Apartments Borrower is a special purpose entity.

Security. The Place Apartments Loan is secured by a Mortgage, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the Place Apartments Property. The Place Apartments Loan is non-recourse, subject to certain limited exceptions.

Payment Terms. The Place Apartments Loan has a fixed 7.150% Mortgage Rate, an original term of 120 months and an original amortization of 360 months. The Place Apartments Loan requires monthly principal and interest payments of $58,760.39 until maturity, at which time all unpaid principal and accrued but unpaid interest is due. The Place Apartments Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) July1, 2003, or (b) two years following the date of the assignment of the Place Apartments Loan to a REMIC in connection with a securitization. Thereafter, until March 1, 2009, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the Place Apartments Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Maturity Date. Each such payment must be equal to or greater than each scheduled Monthly Payment during the loan term, and greater than the anticipated balloon balance due on the Maturity Date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned

                                      T-40
-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
           NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
-------------------------------------------------------------------------------

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

to any class of certificates. From and after March 1, 2009, the Place Apartments Loan may be prepaid without the payment of any prepayment consideration.

Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the Place Apartments Loan immediately due and payable upon the transfer of the Place Apartments Property or any ownership interest in the Place Apartments Borrower. The Place Apartments Borrower has a one time right to transfer the Place Apartments Property to a qualifying single asset transferee approved by the lender if (i) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources customarily required by the lender for properties such as the Place Apartments Property, (ii) the proposed transferee assumes the obligations of the Place Apartments Borrower, (iii) no event of default then exists, and (iv) a 1% assumption fee has been received by the lender. The Place Apartments Loan documents also allow transfers of membership interest in the Place Apartments Borrower which: (a) do not amount, in the aggregate, to a transfer of 49% or more of such membership interests to a third party; (b) are the result of a death or physical or mental disability, or (c) are to an immediate family member or trust for such a family member.

Escrow/Reserves. There is a tax reserve which requires deposits in an amount sufficient to pay real estate taxes when due. Additionally, there is a replacement reserve funded monthly at the rate of $4,485 per month.

Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

The Property. The Place Apartments Property is located at 4757 Barkley Circle, Ft. Myers, Florida. It was constructed in two phases, beginning in 1985 and concluding in 1987. It is a garden-style apartment complex consisting of 230 units contained in fifteen 2-story and two 5-story, walk-up/elevator serviced buildings. The Place Apartments Property contains 64 one-bedroom units and 166 two-bedroom units. Amenities include laundry facilities, temperature controlled swimming pools, spas, tennis, handball and basketball courts, vaulted ceilings, water views, washer/dryer hookups and screened-in balconies.

Management. The Place Apartments is managed by A&M Properties, a borrower-related entity that is 50% owned by one of the sponsors, Lawrence Maxwell. A&M Properties currently manages 8,300 multifamily and mobile home units.

                                      T-41
-------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely  for  information  purposes  and is  not an  offer  to buy or  sell  or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
           NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE
                     U.K. SECURITIES AND FUTURES AUTHORITY
-------------------------------------------------------------------------------

                    Commercial Mortgage Acceptance Corp.
                                    Depositor

                  Commercial Mortgage Pass-Through Certificates
                              (Issuable in Series)

     Commercial Mortgage Acceptance Corp. (the "Depositor") from time to time will offer Commercial Mortgage Pass-Through Certificates (the "Offered Certificates") in "Series" by means of this Prospectus and a separate Prospectus Supplement for each Series. The Offered Certificates, together with any other Commercial Mortgage Pass-Through Certificates of such Series, are collectively referred to herein as the "Certificates." The Certificates of each Series will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be established by the Depositor. The Certificates of a Series may be divided into two or more "Classes", which may have different interest rates and which may receive principal payments in differing proportions and at different times. (continued on next page)

     The Certificates do not represent an obligation of or an interest in the Depositor or any affiliate thereof. Unless so specified in the related Prospectus Supplement, neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by any other person or entity. See "RISK FACTORS."

     Prospective Investors should consider the material risks discussed herein under "RISK FACTORS" at page 6 and such information as may be set forth under the caption "RISK FACTORS" in the related Prospectus Supplement before purchasing any of the Offered Certificates.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

     Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "PLAN OF DISTRIBUTION" herein and in the related Prospectus Supplement. Certain offerings of the Certificates, as specified in the related Prospectus Supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to the Registration Statement of which this Prospectus forms a part.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Certificates offered hereby unless accompanied by a Prospectus Supplement.

                The date of this Prospectus is September 9, 1998.

(cover page continued) In addition, rights of the holders of certain Classes to receive principal and interest may be subordinated to those of other Classes. Each Trust Fund will consist of a pool (the "Mortgage Pool") of one or more mortgage loans secured by first or junior liens on fee simple or leasehold interests in commercial real estate properties, multifamily residential properties and/or mixed-use properties and related property and interests, conveyed to such Trust Fund by the Depositor, and other assets, including any Credit Enhancement described in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES--General" herein. The percentage of any mixed-use property used for commercial purposes will be set forth in the Prospectus Supplement. Multifamily properties (consisting of apartments, congregate care facilities and/or mobile home parks) and general commercial properties (consisting of retail properties, including shopping centers, office buildings, mini-warehouses, warehouses, industrial properties and/or other similar types of properties) will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed. See "DESCRIPTION OF THE MORTGAGE POOL" in the Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Pool may also include installment contracts for the sale of such types of properties. Such mortgage loans and installment contracts are hereinafter referred to as the "Mortgage Loans." The Mortgage Loans will have fixed or adjustable interest rates. Some Mortgage Loans will fully amortize over their remaining terms to maturity and others will provide for balloon payments at maturity. The Mortgage Loans will provide for recourse against only the Mortgaged Properties or provide for recourse against the other assets of the obligors thereunder. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates. The Mortgage Loans may be originated by affiliated entities, including Midland Loan Services, Inc. and/or unaffiliated entities. See "RISK FACTORS." Information regarding each Series of Certificates, including interest and principal payment provisions for each Class, as well as information regarding the size, composition and other characteristics of the Mortgage Pool relating to such Series, will be furnished in the related Prospectus Supplement. The Mortgage Loans will be master serviced by Midland Loan Services, Inc.

     The Depositor, as specified in the related Prospectus Supplement, may elect to treat all or a specified portion of the collateral securing any Series of Certificates as a "real estate mortgage investment conduit" (a "REMIC"), or an election may be made to treat the arrangement by which a Series of Certificates is issued as a REMIC. If such election is made, each Class of Certificates of a Series will be either Regular Certificates or Residual Certificates, as specified in the related Prospectus Supplement. If no such election is made, the Trust Fund, as specified in the related Prospectus Supplement, will be classified as a grantor trust for federal income tax purposes. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" herein.

     With respect to each Series, all of the Offered Certificates will be rated in one of the four highest ratings categories by one or more nationally recognized statistical rating organizations. There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a secondary market will develop as a result of such offering or, if it does develop, that it will continue. The Depositor does not intend to make an application to list any Series of Certificates on a national securities exchange or quote any Series of Certificates in an automated quotation system of a registered securities association.

                              PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to each Series of Certificates will, among other things, set forth with respect to such Series of Certificates: (i) the identity of each Class within such Series; (ii) the initial aggregate principal amount, the interest rate (the "Pass-Through Rate") (or the method for determining it) and the authorized denominations of each Class of Certificates of such Series; (iii) certain information concerning the Mortgage Loans relating to such Series, including the principal amount, type and characteristics of such Mortgage Loans on the date of issue of such Series of Certificates; (iv) the circumstances, if any, under which the Certificates of such Series are subject to redemption prior to maturity; (v) the final scheduled distribution date of each Class of Certificates of such Series; (vi) the method used to calculate the aggregate amount of principal available and required to be applied to the Certificates of such Series on each Distribution Date; (vii) the order of the application of principal and interest payments to each Class of Certificates of such Series and the allocation of principal to be so applied; (viii) the extent of subordination of any Subordinate Certificates; (ix) the principal amount of each Class of Certificates of such Series that would be outstanding on specified Distribution Dates, if the Mortgage Loans relating to such Series were prepaid at various assumed rates; (x) the Distribution Dates for each Class of Certificates of such Series; (xi) relevant financial information with respect to the mortgagor(s) and the Mortgaged Properties underlying the Mortgage Loans relating to such Series, if applicable; (xii) information with respect to the terms of the Subordinate Certificates or Residual Certificates, if any, of such Series; (xiii) additional information with respect to the Credit Enhancement, if any, relating to such Series; (xiv) additional information with respect to the plan of distribution of such Series; and (xv) whether the Certificates of such Series will be registered in the name of the nominee of The Depository Trust Company or another depository.

                             ADDITIONAL INFORMATION

     This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement (the "Registration Statement") of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Depositor has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "1933 Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Agreement pursuant to which a Series of Certificates is issued will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to: Commercial Mortgage Acceptance Corp., 201 West 10th Street, 6th Floor, Kansas City, Missouri 64105, Attention: Clarence Krantz, telephone number (816) 435-5000. The Commission maintains an Internet Web site that contains reports, proxy information statements and other information regarding registrants that file electronically with the Commission. The address of such Internet Web site is http://www.sec.gov.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to the Trust Fund for each Series, there are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to such Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Prospectus and prior to the termination of the offering of the Offered Certificates evidencing an interest in such Trust Fund. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, upon request, a copy of any or all such documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). The Depositor has determined that its financial statements are not material to the offering of any of the Offered Certificates. See "FINANCIAL INFORMATION." Requests to the Depositor should be directed to: Commercial Mortgage Acceptance Corp., 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105, Attention: Clarence Krantz, telephone number
(816) 435-5000.

                                     REPORTS

     In connection with each distribution and annually, Certificateholders will be furnished with statements containing information with respect to principal and interest payments and the related Trust Fund, as described herein and in the applicable Prospectus Supplement for such Series. Any financial information contained in such reports most likely will not have been examined or reported upon by an independent public accountant. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders." The Master Servicer for each
Series will furnish periodic statements setting forth certain specified information relating to the Mortgage Loans to the related Trustee, and, in addition, annually will furnish such Trustee with a statement from a firm of independent public accountants with respect to the examination of certain documents and records relating to the servicing of the Mortgage Loans in the related Trust Fund. See "SERVICING OF THE MORTGAGE LOANS--Evidence of Compliance." Copies of the monthly and annual statements provided by the Master Servicer to the Trustee will be furnished to Certificateholders of each Series upon request addressed to the Trustee for the related Trust Fund.

     The Depositor intends to apply for relief from the reporting requirements of Sections 13, 15(d) and 16(a) of the 1934 Act. In lieu of filing the periodic reports required by those sections, the Master Servicer, on behalf of the related Trust Fund, will file with the Commission on Form 8-K the monthly reports and information set forth in the related Prospectus Supplement. See "THE POOLING AND SERVICING AGREEMENT--Reports to Certificateholders; Available Information" in the related Prospectus Supplement. The Depositor does not intend to file periodic reports under the 1934 Act with respect to the related Trust Fund for any Series of Certificates following the completion of the reporting period required by Rule 15d-1 under the 1934 Act.

                                TABLE OF CONTENTS


PROSPECTUS SUPPLEMENT........................................................iii

ADDITIONAL INFORMATION.......................................................iii

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.............................iv

REPORTS.......................................................................iv

SUMMARY OF PROSPECTUS..........................................................1

RISK FACTORS...................................................................6

   Limited Liquidity; Lack of Market for Resale................................6
   Limited Assets as Security for Investment in Certificates; No Personal
     Liability.................................................................6
   Effects of Prepayments on Average Life of Certificates and Yields...........6
   Risks Associated with Lending on Income Producing Properties................7
   Potential Conflicts of Interest.............................................8
   Certain Tax Considerations of Variable Rate Certificates....................9
   Limited Nature of Credit Ratings............................................9
   Potential Inability to Verify Underwriting Standards.......................10
   Nonrecourse Mortgage Loans; Limited Recovery...............................10
   Inclusion of Delinquent and Non-Performing Mortgage Loans May
     Adversely Affect Yields..................................................10
   Junior Mortgage Loans......................................................10
   Balloon Payments...........................................................10
   Extensions and Modifications of Defaulted Mortgage Loans;
     Additional Servicing Fees................................................11
   Risks Related to the Mortgagor's Form of Entity and Sophistication.........11
   Credit Enhancement Limitations.............................................11
   Risks to Subordinated Certificateholders; Lower Payment Priority...........12
   Taxable Income in Excess of Distributions Received.........................13
   Due-on-Sale Clauses and Assignments of Leases and Rents....................13
   Environmental Risks........................................................13

   Certain Federal Tax Considerations Regarding Residual Certificates.........14
   ERISA Considerations.......................................................14
   Special Hazard Losses......................................................15
   Control; Decisions by Certificateholders...................................15
   Book-Entry Registration....................................................15

THE DEPOSITOR.................................................................15

THE MASTER SERVICER...........................................................16

USE OF PROCEEDS...............................................................16

DESCRIPTION OF THE CERTIFICATES...............................................16

   General....................................................................17
   Distributions on Certificates..............................................18
   Accounts...................................................................18
   Amendment..................................................................20
   Termination................................................................21
   Reports to Certificateholders..............................................22
   The Trustee................................................................22

THE MORTGAGE POOLS............................................................22

   General....................................................................22
   Assignment of Mortgage Loans...............................................24
   Mortgage Underwriting Standards and Procedures.............................25
   Representations and Warranties.............................................26

SERVICING OF THE MORTGAGE LOANS...............................................27

   General....................................................................27
   Collections and Other Servicing Procedures.................................27
   Insurance..................................................................28
   Fidelity Bonds and Errors and Omissions Insurance..........................30
   Servicing Compensation and Payment of Expenses.............................30
   Advances...................................................................31
   Modifications, Waivers and Amendments......................................31
   Evidence of Compliance.....................................................31
   Certain Matters With Respect to the Master Servicer, the Special
     Servicer, the Trustee and the Depositor..................................32

   Events of Default..........................................................33
   Rights Upon Event of Default...............................................34

CREDIT ENHANCEMENT............................................................35

   General....................................................................35
   Subordinate Certificates...................................................35
   Reserve Funds..............................................................36
   Cross-Support Features.....................................................37
   Certificate Guarantee Insurance............................................37
   Limited Guarantee..........................................................37
   Letter of Credit...........................................................37
   Pool Insurance Policies; Special Hazard Insurance Policies.................37
   Surety Bonds...............................................................38
   Fraud Coverage.............................................................38
   Mortgagor Bankruptcy Bond..................................................38

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS...................................38

   General....................................................................39
   Types of Mortgage Instruments..............................................39
   Personalty.................................................................40
   Installment Contracts......................................................40
   Junior Mortgages; Rights of Senior
     Mortgagees or Beneficiaries..............................................40
   Foreclosure................................................................42
   Environmental Risks........................................................48
   Enforceability of Certain Provisions.......................................51
   Soldiers' and Sailors' Relief Act..........................................53
   Applicability of Usury Laws................................................53
   Alternative Mortgage Instruments...........................................54
   Leases and Rents...........................................................54
   Secondary Financing; Due-on-Encumbrance Provisions.........................55
   Certain Laws and Regulations...............................................55
   Type of Mortgaged Property.................................................56
   Criminal Forfeitures.......................................................56
   Americans With Disabilities Act............................................56

MATERIAL FEDERAL INCOME TAX CONSEQUENCES......................................57

   General....................................................................57
 Federal Income Tax Consequences For REMIC Certificates.......................58

   General....................................................................58
   Qualification as a REMIC...................................................58
   Taxation of REMIC Regular Certificates.....................................61
   Taxation of the REMIC......................................................68
   Taxation of Holders of Residual Certificates...............................70
   Reporting Requirements and Backup Withholding..............................75
   Tax Treatment of Foreign Investors.........................................76
   Administrative Matters.....................................................77


Federal Income Tax Consequences For Certificates As To Which No REMIC
  Election Is Made............................................................78

   Tax Status as a Grantor Trust..............................................78
   Tax Status of Certificates.................................................79
   Pass-Through Certificates..................................................79
   Stripped Certificates......................................................80
   Sale of Certificates.......................................................82
   Reporting Requirements and Backup
     Withholding..............................................................82
   Treatment of Foreign Investors.............................................83

STATE TAX CONSIDERATIONS......................................................83

ERISA CONSIDERATIONS..........................................................83

   Prohibited Transactions....................................................84
   Unrelated Business Taxable Income-Residual Interests.......................85

LEGAL INVESTMENT..............................................................86

PLAN OF DISTRIBUTION..........................................................86

LEGAL MATTERS.................................................................87

FINANCIAL INFORMATION.........................................................87

RATINGS.......................................................................87

                              SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such Series. An Index of Definitions is included at the end of this Prospectus.

Title of Certificates........Commercial   Mortgage   Pass-Through  Certificates,
                             issuable   in   Series  Certificates (the "Certifi-
                             cates").

Depositor....................Commercial  Mortgage  Acceptance  Corp., a  wholly-
                             owned subsidiary of Midland Loan Services, Inc. See "THE DEPOSITOR."

Master Servicer..............Midland   Loan   Services,  Inc.,    a wholly-owned
                             subsidiary of PNC Bank, National Association. See "SERVICING OF THE MORTGAGE LOANS--General."

Special Servicer.............The  special  servicer  (the  "Special  Servicer"),
                             if any,  for each  Series  of Certificates,   which
                             may be an affiliate of the Depositor, will be named, or the circumstances in accordance with which a Special Servicer will be appointed, will be described in the related Prospectus Supplement. See "SERVICING OF THE MORTGAGE LOANS--General."

Trustee......................The  trustee (the  "Trustee")  for each   Series of
                             Certificates will be named in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES--The Trustee."

The Trust Fund...............Each  Series  of Certificates will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of the following:

   A. Mortgage  Pool.........The  primary assets of each Trust Fund will consist of a pool of mortgage loans (the "Mortgage Pool") secured by first or junior mortgages, deeds of trust or similar security instruments (each, a "Mortgage") on, or installment contracts ("Install-ment Contracts") for the sale of, fee simple or leasehold interests in commercial property and/or mixed-use property, and related property and interests (each such interest or property, as the case may be, a "Mortgaged Property"). Multifamily properties (consisting of apartments, congregate care facilities and/or mobile home parks) and general commercial properties (consist-ing of retail properties, including shopping centers, office buildings, mini-warehouses, ware-houses, industrial properties and/or other similar types of properties) will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed. Each such mortgage loan or Installment Contract is herein referred to as a "Mortgage Loan." The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates. The Prospectus Supplement will indicate whether the Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality or other person. The Mortgage Loans will have the additional characteristics described under "THE MORTGAGE POOLS" herein and "DESCRIPTION OF THE MORTGAGE POOL" in the related Prospectus Supplement. All Mortgage Loans will have been purchased by the Depositor on or before the date of initial issuance of the related Series of Certificates.

                              All Mortgage Loans will be of one or more of the following types: Mortgage Loans with fixed interest rates; Mortgage Loans with adjustable interest rates; Mortgage Loans whose principal balances fully amortize over their remaining terms to maturity; Mortgage Loans whose principal balances do not fully amortize, but instead provide for a substantial principal payment at the stated maturity of the loan; Mortgage Loans that provide for recourse against only the Mortgaged Properties; and Mortgage Loans that provide for recourse against the other assets of the related mortgagors.

                              Certain Mortgage Loans may provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the balance thereof is applied to principal, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "DESCRIPTION OF THE MORTGAGE POOL" in the related Prospectus Supplement.

                              The Depositor will not originate any Mortgage Loan, unless provided in the Prospectus Supplement; however, some or all of the Mortgage Loans may be originated by affiliates of the Depositor.

   B. Accounts................The Master  Servicer  generally  will  be required to establish and maintain one or more accounts (the "Collection Account") in the name of the Trustee on behalf of the Certificateholders into which the Master Servicer will, to the extent described herein and in the related Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Loans. The Trustee generally will be required to establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account from which distributions of principal and interest will be made. Such distributions will be made to the Certificateholders in the manner described in the related Prospectus Supplement. Funds held in the Collection Account and Distribution Account may be invested in certain short-term, investment grade obligations.

   C.  Credit Enhancement.....If  so   provided   in  the   related   Prospectus
                              Supplement, protection against certain defaults and losses with respect to one or more Classes of

                              Certificates of a Series or the related Mortgage Loans ("Credit Enhancement"). Credit Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, surety bonds, certificate guarantee insurance, limited guarantees, or another type of credit support, or a combination thereof. It is unlikely that Credit Enhancement will protect against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest thereon. The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Enhancement, if any, will be described in the applicable Prospectus Supplement for a Series of Certificates. See "RISK FACTORS--Credit Enhancement Limitations" and "CREDIT ENHANCEMENT--General."

Description of Certificates...The  Certificates  of each  Series  will be issued pursuant to a Pooling and Servicing Agreement (the "Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund. If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes, which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying Mortgage Loans. Alternatively, or in addition, Classes may be structured to receive principal payments in sequence. Each Class in a group of sequential pay Classes would be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments. A Class of
                              Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Each Series of Certificates (including any Class or Classes of Certificates of such Series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. See "PROSPECTUS SUPPLEMENT" for a listing of additional characteristics of the
                              Certificates that will be included in the Prospectus Supplement for each Series.

                              The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates. Unless so specified in the related Prospectus Supplement, neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by any other person or entity. See "RISK FACTORS--Limited Assets as Security for Investment in Certificates; No Personal Liability" and "DESCRIPTION OF THE CERTIFICATES."

  Distributions on
   Certificates...............Distributions  of  principal  and  interest on the
                              Certificates of each Series will be made to the registered holders thereof on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment of the related Trust Fund.

                              With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will distribute to the Certificateholders the amounts described in the related Prospectus Supplement that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Master Servicer or the Special Servicer, if any, after a date specified in the related Prospectus Supplement (the "Cut-off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.

Advances......................With respect to each Series of  Certificates,  the related Prospectus Supplement will set forth the obligations of the Master Servicer and the Special Servicer, if any, as part of their servicing responsibilities, to make certain advances with respect to delinquent payments on the Mortgage Loans, payments of taxes, assessments, insurance premiums and other required payments. See "SERVICING OF THE MORTGAGE LOANS--Advances."

Termination...................The  obligations  of the parties to the  Agreement for each Series will terminate upon: (i) the purchase of all of the assets of the related Trust Fund, as described in the related Prospectus Supplement; (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and, unless otherwise specified in the applicable Prospectus Supplement, the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination. See "DESCRIPTION OF THE CERTIFICATES--Termination."

Risk Factors..................There are material risks associated with an invest
                              -ment in the  Certificates.  See   "RISK FACTORS."

Listing of  Certificates......The Depositor does not currently intend to make an application to list any Series of Certificates on a national securities exchange or quote any Series of Certificates in the automated quotation system of a registered securities association. See "RISK FACTORS--Limited Liquidity; Lack of Market for Resale."

Material Federal Income
Tax Consequences..............The  Certificates  of  each Series will constitute either (i) "Regular Interests" ("Regular Certificates") and "Residual Interests" ("Residual Certificates") in a Trust Fund treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code"), or (ii) interests in a Trust Fund treated as a grantor trust under applicable provisions of the Code. For the treatment of Regular Certificates, Residual Certificates or grantor trust certificates under the Code, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" herein and in the related Prospectus Supplement. The information contained in these sections is supported by the opinion of Morrison & Hecker L.L.P., counsel to the Depositor. Potential purchasers of Certificates, however, are advised to consult their own tax advisers regarding the purchase of Certificates.

ERISA Considerations..........A  fiduciary  of  an  employee  benefit  plan  and certain other retirement plans and arrangements that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
                              Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Senior Certificates may give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or
                              Section 4975 of the Code. Subordinate Certificates may not be purchased by or transferred to a Plan. See "ERISA CONSIDERATIONS" herein and in the related Prospectus Supplement.

Legal Investment..............The related  Prospectus  Supplement  will indicate whether the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Certificates constitute legal investments for them. See "LEGAL INVESTMENT" herein and in the related Prospectus Supplement.

Rating........................At the date of issuance,  as to each Series,  each
                              Class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "RATING" herein and "RATINGS" in the related Prospectus Supplement.

                                  RISK FACTORS

     Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "RISK FACTORS" in the related Prospectus Supplement.

Limited Liquidity; Lack of Market for Resale

     There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such Series remain outstanding. The Depositor does not currently intend to make an application to list any Series of Certificates on a national securities exchange or quote any Series of Certificates on an automated quotation system of a Registered Securities Association. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, any sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the Agreement as described herein under the heading "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders" and "SERVICING OF THE MORTGAGE LOANS--Evidence of Compliance" for information concerning the Certificates. Certificateholders will have only those redemption rights and the Certificates will be subject to early retirement only under the circumstances described herein or in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES--Termination."

Limited Assets as Security for Investment in Certificates; No Personal Liability

     A Series of Certificates will have a claim against or security interest in the Trust Funds for another Series only if so specified in the related
Prospectus Supplement. If the related Prospectus Supplement does not specify that a Series of Certificates will have a claim against or security interest in the Trust Funds for another Series and the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Distribution Account, the Collection Account and any accounts maintained as Credit Enhancement, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a Series of Certificates consisting of one or more Classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgaged Properties have been realized, the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Certificates, and, thereafter, by the remaining Classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

     In general, neither the Depositor, nor any partner, director, officer, employee or agent of the Depositor, will be liable to the related Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action in good faith pursuant to the Agreement. As a result, if the assets of the related Trust Fund are depleted, the Certificateholders will not be able to recover any amounts from such persons, provided the applicable standard of care has been met.

Effects of Prepayments on Average Life of Certificates and Yields

     Prepayments on the Mortgage Loans in any Trust Fund generally will result in a faster rate of principal payments on one or more Classes of the related Certificates than if payments on such Mortgage

Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each Class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, as well as Acts of God. Accordingly, there can be no assurance as to the rate of prepayment on the Mortgage Loans in any Trust Fund or that the rate of payments will conform to any model described in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by those Mortgage Loans. As a result, the actual maturity of any Class of Certificates could occur significantly earlier than expected. Alternatively, the actual maturity of any Class of Certificates could occur significantly later than expected as a result of prepayment premiums or the existence of defaults on the Mortgage Loans, particularly at or near their maturity dates. In addition, the Master Servicer or the Special Servicer, if any, may have the option under the Agreement for such Series to extend the maturity of the Mortgage Loans following a default in the payment of a balloon payment, which would also have the effect of extending the average life of each Class of related Certificates. A Series of Certificates may include one or more Classes of Certificates with priorities of payment over other Classes of Certificates, including Classes of Offered Certificates, and, as a result, yields on such Series may be more sensitive to prepayments on the Mortgage Loans in the related Trust Fund. A Series of Certificates may include one or more Classes offered at a significant premium or discount. Yields on such Classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Loans. With respect to interest only or disproportionately interest weighted Classes purchased at a premium, such Classes may not return their purchase prices under rapid repayment scenarios. See "YIELD AND MATURITY CONSIDERATIONS" in the related Prospectus Supplement.

     When considering the effects of prepayments on the average life and yield of a Certificate, an investor should also consider provisions of the related Agreement that permit the optional early termination of the Class of Certificates to which such Certificate belongs. If so specified in the related Prospectus Supplement, a Series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Properties in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. See "DESCRIPTION OF THE CERTIFICATES--Termination."

Risks Associated with Lending on Income Producing Properties

     Mortgage loans made with respect to multifamily or commercial properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single-family properties. For example, the ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single-family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single-family property will likely affect the performance of the related loan but may not affect the liquidation value of such property.

     Further, the concentration of default, foreclosure and loss risks for Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single-family loans both because the Mortgage Loans in a Trust Fund will generally consist of a smaller number of loans than would a single-family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans.

     The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the businesses operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of businesses operated by such tenants. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters; and other factors beyond the control of the Master Servicer or the Special Servicer, if any.

     Additional risk may be presented by the type and use of a particular mortgaged property. For instance, mortgaged properties that operate as hospitals, nursing homes or convalescent homes may present special risks to mortgagees due to the significant governmental regulation of the ownership, operation, maintenance, control and financing of health care institutions. Mortgages encumbering mortgaged properties that are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchiser or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. In addition, mortgaged properties that are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties. Any such risks will be more fully described in the related Prospectus Supplement under the captions "RISK FACTORS" and "DESCRIPTION OF THE MORTGAGE POOL."

     If applicable, certain legal aspects of the Mortgage Loans for a Series of Certificates may be described in the related Prospectus Supplement. See also "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS."

Potential Conflicts of Interest

     The Special Servicer, if any, for a Series of Certificates, will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments". If the Special Servicer or anyone else who purchases Mortgage Loans and has the power to appoint the Special Servicer, investors in the Offered Certificates should consider that, although the Special Servicer will be obligated to act in accordance with the terms of the related Agreement and will be governed by the servicing standards described herein, it may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of the Offered Certificates.

Certain Tax Considerations of Variable Rate Certificates

     There are certain tax matters as to which counsel to the Depositor is unable to opine at the time of the issuance of the Prospectus due to uncertainty in the law. Specifically, the treatment of Interest Weighted Certificates and variable rate regular Certificates are subject to unsettled law which creates uncertainty as to the exact method of income accrual which should control. The REMIC will accrue income using a method which is consistent with certain regulations; however, there can be no assurance that such method would be controlling if the IRS were to assert a different method for accruing income. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences For REMIC Certificates--Taxation of REMIC Regular Certificates--Interest Weighted Certificates" and "--Taxation of REMIC Regular Certificates--Variable Rate Regular Certificates."

Limited Nature of Credit Ratings

     Any rating assigned by a Rating Agency to a Class of Certificates will reflect only its assessment of the likelihood that holders of such Certificates will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases a Certificate at a significant premium, or a Certificate that is entitled to disproportionately low, nominal or no principal distributions, might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related Series are entitled that is not covered by the applicable rating. See "--Credit Enhancement Limitations."

     The amount, type and nature of Credit Enhancement, if any, provided with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating Classes of the Certificates of such Series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure of loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to a greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Enhancement, such losses may be borne, at least in part, by the holders of one or more Classes of Certificates of the related Series. See "RATING".

Potential Inability to Verify Underwriting Standards

     The Mortgage Loans included in a Trust Fund may be originated by entities affiliated with the Depositor or by unaffiliated entities. Unaffiliated originators may use underwriting criteria that are different from that used by affiliates of the Depositor. The Prospectus Supplement relating to each Series will, to the extent verifiable, specify the originator or originators relating to the Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, mortgage banks, credit companies, insurance companies, real estate developers or other HUD approved lenders, and the underwriting criteria to the extent available in connection with originating the Mortgage Loans. In certain cases, the Depositor may not be able to verify the underwriting standards used to originate a Mortgage Loan (e.g., if the Mortgage Loans being purchased from a Seller were acquired by the Seller in the open market or were originated over a long period of time pursuant to varying underwriting standards which cannot now be confirmed). In general, the Depositor will not engage in the reunderwriting of Mortgage Loans that it acquires. Instead, the Depositor will rely on the representations and warranties made by the Seller, and the Seller's obligation to repurchase a Mortgage Loan in the event that a representation or warranty was not true when made.

Nonrecourse Mortgage Loans; Limited Recovery

     It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to such Mortgage Loans, in the event of mortgagor default, recourse may be had only against the specific multifamily or commercial property and such other assets, if any, as have been pledged to secure the Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

Inclusion of Delinquent and Non-Performing Mortgage Loans May Adversely Affect Yields

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series of Certificates may include Mortgage Loans that are past due or are non-performing. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by a Special Servicer. Credit Enhancement, if provided with respect to a particular Series of Certificates, may not cover all losses related to such delinquent or non-performing Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on Mortgaged Properties and the yield on the Certificates of such Series.

Junior Mortgage Loans

     Certain of the Mortgage Loans may be junior mortgage loans. The primary risk to holders of mortgage loans secured by junior liens is the possibility that a foreclosure of a related senior lien would extinguish the junior lien and that adequate funds will not be received in connection with such foreclosure to pay the debt held by the holder of such junior mortgage loan after satisfaction of all related senior liens. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries" and "--Foreclosure" for a discussion of additional risks to holders of mortgage loans secured by junior liens.

Balloon Payments

     Certain of the Mortgage Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property in a timely manner. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition and operating history of the mortgagor and the related mortgaged property, tax laws, rent control laws (with respect to certain multifamily properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and congregate care facilities), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily, as the case may be, real properties generally. Neither the Depositor or any affiliate will be required to refinance any Mortgage Loan.

Extensions and Modifications of Defaulted Mortgage Loans; Additional Servicing Fees

     In order to maximize recoveries on defaulted Mortgage Loans, a Master Servicer or Special Servicer, if any, will be permitted (within the parameters specified in the related Prospectus Supplement) to extend and modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer, if any, may receive workout fees, management fees, liquidation fees or other similar fees based on receipts from or proceeds of such Mortgage Loans. Although a Master Servicer or Special Servicer, if any, generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery amount than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the amount of receipts from or proceeds of Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable.

Risks Related to the Mortgagor's Form of Entity and Sophistication

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. For example, an entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors, such as a mortgagee, under the bankruptcy laws. Unlike individuals involved in bankruptcies, various types of entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a mortgagor may impair the ability of the mortgagee to enforce its rights and remedies under the related mortgage. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Foreclosure--Bankruptcy Laws." The mortgagor's sophistication may increase the likelihood of protracted litigation or bankruptcy in default situations. The more sophisticated a mortgagor is, the more likely it will be aware of its rights, remedies and defenses against its mortgagee and the more likely it will have the resources to make effective use of all of its rights, remedies and defenses.

Credit Enhancement Limitations

     The Prospectus Supplement for a Series of Certificates will describe any Credit Enhancement in the related Trust Fund, which may include letters of credit, insurance policies, surety bonds, limited guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Enhancement will be subject to the conditions and limitations described herein and in the related Prospectus Supplement and is not expected to cover all potential losses or risks or guarantee repayment of the entire principal balance of the Certificates and interest thereon.

     A Series of Certificates may include one or more Classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline or be reduced to zero under certain circumstances. In addition, if principal payments on one or more Classes of Certificates of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Enhancement may be exhausted before the principal of the lower priority Classes of Certificates of such Series has been repaid. As a result, the impact of significant losses and shortfalls on the Mortgaged Properties may fall primarily upon those Classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Enhancement covers more than one Series of Certificates, holders of Certificates of one Series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of the holders of Certificates of one or more other Series.

     The amount, type and nature of Credit Enhancement, if any, established with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating Classes of the Certificates of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of Credit Enhancement required with respect to each such Class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. No assurance can be given with respect to any Mortgage Loan that the appraised value of the related Mortgaged Property has remained or will remain at its level as of the origination date of such Mortgage Loan. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial or multifamily properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans in a particular Trust Fund and any secondary financing on the related Mortgaged
Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders for similar mortgage loans. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Enhancement, such losses will be borne, at least in part, by the holders of one or more Classes of the Certificates of the related Series. See "--Limited Nature of Credit Ratings," "DESCRIPTION OF THE CERTIFICATES" and "CREDIT ENHANCEMENT."

Risks to Subordinated Certificateholders; Lower Payment Priority

     If so provided in the related Prospectus Supplement, a Series of Certificates may include one or more Classes of Subordinate Certificates (which may include Offered Certificates). If losses or shortfalls in collections on Mortgaged Properties are realized, the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Certificates. The remaining amount of such losses or shortfalls, if any, will be borne by the remaining Classes of Certificates in the priority and subject to the limitations specified in such Prospectus Supplement. In addition to the foregoing, any Credit Enhancement, if applicable, may be used by the Certificates of a higher priority of payment before the principal of the lower priority Classes of
Certificates of such Series has been repaid. Therefore, the impact of significant losses and shortfalls on the mortgaged properties may fall primarily upon those Classes of Certificates with a lower payment priority.

Taxable Income in Excess of Distributions Received

     A holder of a certificate in a Class of Subordinate Certificates could be allocated taxable income attributable to accruals of interest and original issue discount in excess of cash distributed to such holder if mortgage loans were in default giving rise to delays in distributions. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences For REMIC Certificates--Taxation of REMIC Regular Certificates--Subordinate Certificates--Effects of Defaults, Delinquencies and Losses" herein.

Due-on-Sale Clauses and Assignments of Leases and Rents

     Mortgages may contain a due-on-sale clause, which permits the mortgagee to accelerate the maturity of the mortgage loan if the mortgagor sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages may also include a debt-acceleration clause, which permits the mortgagee to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     The related Prospectus Supplement will describe whether and to what extent the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the mortgagee as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the mortgagee is entitled to collect rents. Such assignments are typically not perfected as security interests prior to the mortgagee's taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the mortgagee's ability to collect the rents may be adversely affected. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents."

Environmental Risks

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a mortgagee may be liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the mortgagee have become sufficiently involved in the operations of the mortgagor, regardless of whether the environmental damage or threat was caused by a prior owner. A mortgagee also risks such liability on foreclosure of the mortgage. Each Agreement will generally provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer or Special Servicer, as applicable, has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or  disposal  of  any  hazardous  substances,  hazardous  materials,  wastes  or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances, which may include obtaining an environmental insurance policy. The related Prospectus Supplement may impose additional restrictions on the ability of the Master Servicer or the Special Servicer, if any, to take any of the foregoing actions. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Environmental Risks."

Certain Federal Tax Considerations Regarding Residual Certificates

     Holders of Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences For REMIC Certificates--Taxation of Holders of Residual Certificates." Accordingly, under certain circumstances, holders of Offered Certificates that constitute Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate balances of all Classes of Certificates of the related Series have been reduced to zero, even though holders of Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder that (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Certificates are subject to certain restrictions on transfer. In particular, the transfer of a Residual Interest to certain "Disqualified Organizations" is prohibited. If transfer occurs in violation of such prohibition, a tax is imposed on the transfer. In addition, the transfer of a "noneconomic residuary interest" by a Residual Certificateholder will be disregarded under certain circumstances with the transferor remaining liable for any taxable income derived from the Residual Interest by the transferee Residual Certificateholder. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences For REMIC Certificates--Taxation of Holders of Residual Certificates--Restrictions on Ownership and Transfer of Residual Certificates." Because of the special tax treatment of Residual Certificates, the taxable income arising in a given year on Residual Certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

ERISA Considerations

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any Series. See "ERISA CONSIDERATIONS."

Special Hazard Losses

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and Special Servicer, if any, for any Trust Fund will each be required to use its best efforts in accordance with the servicing standard to cause the borrower on each Mortgage Loan serviced by it to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, each of the Master Servicer and the Special Servicer, if any, may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through the acquisition of a blanket policy or master force placed policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of risks not specified in the preceding sentence. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Enhancement, such losses may be borne, at least in part, by the holders of one or more Classes of Certificates of the related Series. See "SERVICING OF THE MORTGAGE LOANS--Insurance."

Control; Decisions by Certificateholders

     Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate balance of all outstanding Certificates of a Series or a similar means of allocating decision-making under the related Agreement, which will be specified in the related Prospectus Supplement ("Voting Rights", will be required to direct, and will be sufficient to bind all Certificateholders of such Series to, certain actions, including amending the related Agreement in certain circumstances. See "SERVICING OF THE MORTGAGE LOANS--Events of Default," "--Rights Upon Event of Default" and "DESCRIPTION OF THE CERTIFICATES--Amendment."

Book-Entry Registration

     The related Prospectus Supplement may provide that one or more Classes of the Certificates initially will be represented by one or more certificates registered in the name of the nominee for The Depository Trust Company, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until definitive certificates are issued, beneficial owners of the Certificates of such Class or Classes will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time as definitive certificates are issued, the beneficial owners will be able to exercise the rights of Certificateholders only indirectly through The Depository Trust Company and its participating organizations. See "DESCRIPTION OF THE CERTIFICATES--General."

                                  THE DEPOSITOR

     Commercial Mortgage Acceptance Corp. was incorporated in the State of Missouri on September 17, 1996. The Depositor is a wholly owned, limited purpose finance subsidiary of Midland Loan Services, Inc. The principal executive offices of the Depositor are located at 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105. Its telephone number is (816) 435-5000.

     The Depositor will have no servicing obligations or responsibilities with respect to any Series of Certificates, Mortgage Pool or Trust Fund. The
Depositor does not have, nor is it expected in the future to have, any significant assets.

     The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates of any Series.

     The assets of the Trust Funds will be acquired by the Depositor directly or through one or more affiliates.

                               THE MASTER SERVICER

     Midland Loan Services, L.P., was organized under the laws of the State of Missouri in 1992 as a limited partnership. On April 3, 1998, substantially all of the assets of Midland Loan Services, L.P., were acquired by Midland Loan Services, Inc. ("Midland"), a newly formed, wholly-owned subsidiary of PNC Bank, National Association. Midland is a real estate financial services company which provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and which originates commercial real estate loans. Midland's address is 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105.

     The size of the loan portfolio which the Master Servicer was servicing as of the end of the most recent calendar quarter will be set forth in each Prospectus Supplement. The delinquency experience of the Master Servicer (and for periods prior to April 3, 1998, of the Master Servicer's predecessor in interest) as of the end of its three most recent fiscal years and the most recent calendar quarter for which such information is available on the portfolio of loans relating to commercial mortgage pass-through certificates master serviced by it will be summarized in each Prospectus Supplement. There can be no assurance that such experience will be representative of the results that may be experienced with respect to any particular Mortgage Pool.

                                 USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Offered Certificates to purchase the Mortgage Loans relating to such Series, to repay any indebtedness that has been incurred to obtain funds to acquire Mortgage Loans, to obtain Credit Enhancement, if any, for the Series and to pay costs of structuring, issuing and underwriting the Certificates. The maturity and interest rate of such indebtedness, if any, will be set forth in "USE OF PROCEEDS" in the related Prospectus Supplement.

                        DESCRIPTION OF THE CERTIFICATES*

     The Certificates of each Series will be issued pursuant to a separate Pooling and Servicing Agreement (the "Agreement") to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that Series and any other parties described in the applicable Prospectus Supplement, substantially in the form filed as an exhibit to the Registration Statement of

________________

* Whenever in this Prospectus the terms "Certificates," "Trust Fund" and "Mortgage Pool" are used, such terms will be deemed to apply unless the context indicates otherwise, to a specific Series of Certificates, the Trust Fund underlying the related Series and the related Mortgage Pool.

which this Prospectus is a part or in such other form as may be described in the applicable Prospectus Supplement. The following summaries describe the material provisions expected to be common to each Series and the Agreement with respect to the underlying Trust Fund. However, the Prospectus Supplement for each Series will describe more fully the Certificates and the provisions of the related Agreement, which may be different from the summaries set forth below.

     At the time of issuance, the Offered Certificates of each Series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization. Each of such rating organizations specified in the applicable Prospectus Supplement as rating the Offered Certificates of the related Series is hereinafter referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

General

     The Certificates of each Series will be issued in registered or book-entry form and will represent beneficial ownership interests in the trust fund (the "Trust Fund") created pursuant to the Agreement for such Series. The Trust Fund for each Series will primarily comprise, to the extent provided in the
Agreement: (i) the Mortgage Loans conveyed to the Trustee pursuant to the Agreement; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed-in-lien of foreclosure (upon acquisition, any "REO Property"); (iv) all revenue received in respect of REO Property; (v) insurance policies with respect to such Mortgage Loans; (vi) any assignments of leases, rents and profits, security agreements and pledges; (vii) any indemnities or guaranties given as additional security for such Mortgage Loans; (viii) the Trustee's right, title and interest in and to any reserve or escrow accounts established pursuant to any of the Mortgage Loan documents (each, a "Reserve Account"); (ix) the Collection Account; (x) the Distribution Account and the REO Account; (xi) any environmental indemnity agreements relating to such Mortgaged Properties; (xii) the rights and remedies under each related Mortgage Loan Purchase and Sale Agreement; and (xiii) the proceeds of any of the foregoing (excluding interest earned on deposits in any Reserve Account, to the extent such interest belongs to the related mortgagor). In addition, the Trust Fund for a Series may include various forms of Credit Enhancement. See "CREDIT ENHANCEMENT." Such other assets will be described more fully in the related Prospectus Supplement.

     If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes, which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying Mortgage Loans. Alternatively, or in addition, Classes may be structured to receive principal payments in sequence. Each Class in a group of sequential pay Classes would be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments. A Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given Series of Certificates may be offered in the same Prospectus Supplement as the Senior Certificates of such Series or may be offered in a separate offering document. Each Class of Certificates of a Series will be issued in the minimum denominations specified in the related Prospectus Supplement.

     The Prospectus Supplement for any Series including Classes similar to any of those described above will contain a complete description of their material characteristics and risk factors, including, as applicable, (i) mortgage principal prepayment effects on the weighted average lives of Classes; (ii) the risk that interest only, or disproportionately interest weighted, Classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and (iii) the degree to which an investor's yield is sensitive to principal prepayments.

     The Offered Certificates of each Series will be freely transferable and exchangeable at the office specified in the related Agreement and Prospectus Supplement; provided, however, that certain Classes of Certificates may be subject to transfer restrictions described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Certificates may be transferable only on the books of The Depository Trust Company or another depository identified in such Prospectus Supplement.

Distributions on Certificates

     Distributions of principal and interest on the Certificates of each Series will be made to the registered holders thereof ("Certificateholders") by the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment of the related Trust Fund. Distributions for each Series will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for such Series maintained by the Trustee or by wire transfer if so specified in the related Prospectus Supplement. The final distribution in retirement of the Certificates of each Series will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to the Certificateholders of such final distribution. In addition, the Prospectus Supplement relating to each Series will set forth the applicable due period, prepayment period, record date, Cut-off Date and determination date in respect of each Series of Certificates.

     With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will distribute to the Certificateholders the amounts described in the related Prospectus Supplement that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Master Servicer or the Special Servicer, if any, after a date specified in the related Prospectus Supplement (the "Cut-off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.

Accounts

     It is expected that the Agreement for each Series of Certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account from which Certificateholder distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner and in the amounts described in the related Prospectus Supplement.

     It is also expected that the Agreement for each Series of Certificates will provide that the Master Servicer establish and maintain one or more accounts (the "Collection Account") in the name of the Trustee for the benefit of Certificateholders. The Master Servicer will generally be required to deposit into the Collection Account all amounts received on or in respect of the Mortgage Loans. The Master Servicer will be entitled to make certain withdrawals from the Collection Account to, among other things: (i) remit certain amounts for the related Distribution Date into the Distribution Account; (ii) pay Property Protection Expenses, taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement; (iii) pay accrued and unpaid servicing fees and other servicing compensation to the Master Servicer and the Special Servicer, if any; and (iv) reimburse the Master

Servicer, the Special Servicer, if any, the Trustee and the Depositor for certain expenses and provide indemnification to the Depositor, the Master Servicer and the Special Servicer, if any, as described in the Agreement. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring title to, or management of, REO Property or the sale of defaulted Mortgage Loans or REO Properties, as more fully described in the related Agreement. The applicable Prospectus Supplement may provide for additional circumstances in which the Master Servicer will be entitled to make withdrawals from the Collection Account.

     The amount at any time credited to the Collection Account or the Distribution Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date, in the case of the Collection Account, or the business day preceding the next succeeding Distribution Date, in the case of the Distribution Account. The Master Servicer will be required to remit amounts on deposit in the Collection Account that are required for distribution to Certificateholders to the Distribution Account on or before the business day preceding the related Distribution Date (the "Master Servicer Remittance Date"). The income from the investment of funds in the Collection Account and the Distribution Account in Permitted Investments will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account and the Distribution Account resulting from such investments will be borne by the Master Servicer. The amount of each such loss will be required to be deposited by the Master Servicer in the Collection Account or the Distribution Account, as the case may be, promptly as realized.

     It is expected that the Agreement for each Series of Certificates will provide that an account (the "REO Account") will be established and maintained in order to be used in connection with REO Properties and, if specified in the related Prospectus Supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things, (i) make remittances to the Collection Account as required by the Agreement; (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such other Mortgaged Properties and certain third-party expenses in accordance with the Agreement; and (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such other Mortgaged Properties.

     The amount at any time credited to the REO Account may be invested in Permitted Investments that are payable on demand or mature, or are subject to withdrawal or redemption, on or before the business day preceding the day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments will be for the benefit of the Master Servicer, or the Special Servicer, if applicable, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Master Servicer, or the Special Servicer, if applicable.

     "Permitted Investments" will generally consist of one or more of the following, unless the Rating Agencies rating Certificates of a Series require other or additional investments:

     (i) direct obligations of, or obligations guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America;

     (ii) direct  obligations  of the  Federal  Home Loan  Mortgage  Corporation
("FHLMC") (debt obligations only), the Federal National Mortgage Association ("Fannie Mae") (debt obligations only), the Federal Farm Credit System (consolidated systemwide bonds and notes only), the Federal Home Loan Banks (consolidated debt obligations only), the Student Loan Marketing Association (debt obligations only), the Financing Corp. (consolidated debt obligations only) and the Resolution Funding Corp. (debt obligations only);

     (iii) federal funds, time deposits in, or certificates of deposit of, or bankers' acceptances, or repurchase obligations, all having maturities of not more than 365 days, issued by any bank or trust company, savings and loan association or savings bank, depositing institution or trust company having the highest short-term rating available from each Rating Agency rating the Certificates of a Series;

     (iv) commercial paper having a maturity of 365 days or less (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof and demand notes that constitute vehicles for investment in commercial paper) that is rated by each Rating Agency rating the Certificates of a Series in its highest short-term unsecured rating category;

     (v) shares of taxable money market funds or mutual funds that seek to maintain a constant net asset value and have been rated by each Rating Agency rating the Certificates of a Series as Permitted Investments with respect to this definition;

     (vi) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency rating the Certificates of a Series as a permitted investment of funds backing securities having ratings equivalent to each such Rating Agency's highest initial rating of the Certificates; and

     (vii) such other obligations as are acceptable as Permitted Investments to each Rating Agency rating the Certificates of a Series;

provided, however, that (a) if Standard and Poor's Rating Service, a division of the McGraw-Hill Companies, Inc. ("S&P") is a Rating Agency for such Series, none of such obligations or securities listed above may have an "r" highlighter affixed to its rating if rated by S&P; (b) except with respect to units of money market funds pursuant to clause (v) above, each such obligation or security will have a fixed dollar amount of principal due at maturity which cannot vary or change; and (c) except with respect to units of money market funds pursuant to clause (v) above, if any such obligation or security provides for a variable rate of interest, interest will be tied to a single interest rate index plus a single fixed spread (if any) and move proportionately with that index; and provided, further, that such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security will be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment as of the date of its acquisition.

Amendment

     Generally, the Agreement for each Series will provide that it may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or this Prospectus or the related Prospectus Supplement, (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency or (iv) to make any other provisions with respect to matters or questions arising under the Agreement that will not (a) be inconsistent with the provisions of the Agreement or this Prospectus or the related Prospectus Supplement, (b) result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any outstanding Class of Certificates and (c) adversely affect in any material respect the interests of any Certificateholder.

     Each Agreement will also provide that it may be amended from time to time by the parties thereto with the consent of the holders of each of the Classes of Regular Certificates representing not less than a percentage specified in the related Agreement of all Classes of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall: (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans that are required to be distributed on any Certificate without the consent of each affected Certificateholder; (ii) change the percentage of Certificates the holders of which are required to consent to any action or inaction under the Agreement, without the consent of the holders of all Certificates then outstanding; or (iii) alter the obligations of the Master Servicer or the Trustee, without the consent of the holders of all Certificates representing all of the Voting Rights of the Class or Classes affected thereby (unless such amendment is permitted pursuant to the preceding paragraph) to make an advance.

        Further, the Agreement for each Series may provide that the parties thereto, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any REMIC related to such Series or to prevent the imposition of any additional material state or local taxes, at all times that any of the Certificates are outstanding, provided, however, that such action, as evidenced by an opinion of counsel (paid for as an expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The related Prospectus Supplement will specify the method for allocating Voting Rights among holders of Certificates of a Class.

     The Agreement relating to each Series may provide that no amendment to such Agreement will be made unless there has been delivered in accordance with such Agreement an opinion of counsel to the effect that such amendment will not cause such Series to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.

     The Prospectus Supplement for a Series may describe other or different provisions concerning the amendment of the related Agreement required by the Rating Agencies rating the Certificates of such Series.

Termination

     The obligations of the parties to the Agreement for each Series will terminate upon: (i) the purchase of all of the assets of the related Trust Fund, as described in the related Prospectus Supplement; (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.

Reports to Certificateholders

     Concurrently with each distribution for each Series, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will forward to each Certificateholder a statement setting forth such information relating to such distribution as is specified in the Agreement and described in the applicable Prospectus Supplement.

The Trustee

     The Depositor will select a bank or trust company to act as trustee (the "Trustee") under the Agreement for each Series and the Trustee will be identified, and its obligations under that Agreement will be described, in the applicable Prospectus Supplement. The Rating Agencies rating Certificates of a Series may require the appointment of a fiscal agent to guarantee certain obligations of the Trustee. Such fiscal agent will be a party to the Agreement. In such event, the fiscal agent will be identified, and its obligations under the Agreement will be described, in the applicable Prospectus Supplement. See "SERVICING OF THE MORTGAGE LOANS--Certain Matters with Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor."

                               THE MORTGAGE POOLS

General

     Each Mortgage Pool will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments (each, a "Mortgage") on, or installment contracts ("Installment Contracts") for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, and/or mixed-use property, and related property and interests (each such interest or property, as the case may be, a "Mortgaged Property"). Multifamily properties (consisting of apartments, congregate care facilities and/or mobile home parks) and general commercial properties (consisting of retail properties, including shopping centers, office buildings, mini-warehouses, warehouses, industrial properties and/or other similar types of properties) will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--General," "--Types of Mortgage Instruments," "--Installment Contracts" and "--Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries" for more detailed information regarding the characteristics of such types of mortgage loans. A Mortgage Pool will not include securities of the type listed in the definition of Permitted Investments. Each such mortgage loan or Installment Contract is herein referred to as a "Mortgage Loan."

     All Mortgage Loans will be of one or more of the following types:

     1. Mortgage Loans with fixed interest rates;

     2. Mortgage Loans with adjustable interest rates;

     3. Mortgage Loans whose principal balances fully amortize over their remaining terms to maturity;

     4. Mortgage Loans whose principal balances do not fully amortize, but instead provide for a substantial principal payment at the stated maturity of the loan;

     5. Mortgage Loans that provide for recourse against only the Mortgaged Properties; and

     6. Mortgage Loans that provide for recourse against the other assets of the related mortgagors.

     Certain Mortgage Loans ("Simple Interest Loans") may provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date on which interest has been paid to the date such payment is received and the balance thereof is applied to principal, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

     Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, cash collateral deposits, personal guarantees or combinations thereof. Pursuant to an assignment of leases and rents, the obligor on the related promissory note, bond, mortgage consolidation agreement, installment contract or other similar instrument (each, a "Note") assigns its right, title and interest as landlord under each lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the obligor defaults, the license terminates and the related mortgagee is entitled to collect the rents from tenants to be applied to the monetary obligations of the obligor. State law may limit or restrict the enforcement of the assignment of leases and rents by a mortgagee until the mortgagee takes possession of the related mortgaged property and/or a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents."

     If so specified in the related Prospectus Supplement, a Trust Fund may include a number of Mortgage Loans with a single obligor or related obligors thereunder. In the event that the Mortgage Pool securing Certificates for any Series includes a Mortgage Loan or a group of Mortgage Loans of a single obligor or group of affiliated obligors representing 10% or more of the principal amount of such Certificates, the Prospectus Supplement will contain information, including financial information, regarding the credit quality of the obligors. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates.

     Unless otherwise specified in the Prospectus Supplement for a Series, the Mortgage Loans will not be insured or guaranteed by the United States, any governmental agency, any private mortgage insurer or any other person or entity.

     The Prospectus Supplement relating to each Series will, to the extent verifiable, specify the originator or originators relating to the Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, mortgage banks, credit companies, insurance companies, real estate developers or other HUD approved lenders, and the underwriting criteria to the extent available in connection with originating the Mortgage Loans. See "RISK FACTORS--Potential Inability to Verify Underwriting Standards" herein. The criteria applied by the Depositor in selecting the Mortgage Loans to be included in a Mortgage Pool will vary from Series to Series. The Prospectus Supplement relating to each Series also will provide specific information regarding the characteristics of the Mortgage Loans, as of the Cut-off Date, including, among other things: (i) the aggregate principal balance of the Mortgage Loans; (ii) the types of properties securing the Mortgage Loans and the aggregate principal balance of the Mortgage Loans secured by each type of property; (iii) the interest rate or range of interest rates of the Mortgage Loans; (iv) the origination dates and the original and, with respect to seasoned Mortgage Loans, remaining terms to stated maturity of the Mortgage Loans; (v) the loan-to-value ratios at origination and, with respect to seasoned Mortgage Loans, current loan balance-to-original value ratios of the Mortgage Loans; (vi) the geographic distribution of the Mortgaged Properties underlying the Mortgage Loans; (vii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate Mortgage Loans; (viii) the debt service coverage ratios relating to the Mortgage Loans; and (ix) payment delinquencies, if any, relating to the Mortgage Loans. The applicable Prospectus Supplement will also specify any materially inadequate, incomplete or obsolete documentation relating to the Mortgage Loans and other characteristics of the Mortgage Loans relating to each Series. If specified in the applicable Prospectus Supplement, the Depositor may segregate the Mortgage Loans in a Mortgage Pool into separate "Mortgage Loan Groups" (as described in the related Prospectus Supplement) as part of the structure of the payments of principal and interest on the Certificates of a Series. In such case, the Depositor will disclose the above-specified information by Mortgage Loan Group.

     The Depositor will file a current report on Form 8-K (the "Form 8-K") with the Commission within 15 days after the initial issuance of each Series of Certificates (each, a "Closing Date"), as specified in the related Prospectus Supplement, which will set forth information with respect to the Mortgage Loans included in the Trust Fund for a Series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related Series promptly after its filing.

Assignment of Mortgage Loans

     At the time of issuance of the Certificates of each Series, the Depositor will cause the Mortgage Loans to be assigned to the Trustee, together with all scheduled payments of interest and principal due after the Cut-off Date (whether received) and all payments of interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on or prior to the Cut-off Date). The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement for the related Series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-off Date, the maturity date of each Note and the address of each property securing the Note.

     In addition,  the Depositor will, as to each Mortgage Loan,  deliver to the
Trustee:  (i) the Note,  endorsed to the order of the Trustee without  recourse;
(ii) the Mortgage and an executed assignment thereof in favor of the Trustee or otherwise as required by the Agreement; (iii) any assumption, modification or substitution agreements relating to the Mortgage Loan; (iv) a mortgagee's title insurance policy (or owner's policy in the case of an Installment Contract), together with its endorsements, or an attorney's opinion of title issued as of the date of origination of the Mortgage Loan; (v) if the security agreement and/or assignment of leases, rents and profits is separate from the Mortgage, an executed assignment of such security agreement and/or re-assignment of such assignment of leases, rents and profits to the Trustee; and (vi) such other documents as may be described in the Agreement (such documents collectively, the "Mortgage Loan File"). Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents, provided, however, that in instances in which the original recorded
Mortgage, mortgage assignment or any document necessary to assign the Depositor's interest in Installment Contracts to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy thereof certified to be the true and complete copy of the original thereof submitted for recording.

     The Trustee will hold the Mortgage Loan File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each Mortgage Loan within a specified number of days after the execution and delivery of the

Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Depositor, the Master Servicer and the Seller.

Mortgage Underwriting Standards and Procedures

     The underwriting procedures and standards for Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated by an affiliate of the Depositor or third parties in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement or may have been originated by third-parties and acquired by the Depositor directly or through its affiliates in negotiated transactions.

     The originator of a Mortgage Loan generally will have applied underwriting procedures intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. With respect to certain Mortgage Loans, the Depositor may be unable to verify the underwriting standards and procedures used by a particular originator, in which case, such fact will be disclosed in the related Prospectus Supplement. Mortgage Loans insured by the Federal Housing Administration ("FHA"), a division of the United States Department of Housing and Urban Development ("HUD"), will have been originated by mortgage lenders that were at the time of origination approved by HUD as FHA mortgagees in the ordinary course of their real estate lending activities and will comply with the underwriting policies of FHA. In general, the Depositor will not engage in the reunderwriting of Mortgage Loans that it acquires. Instead, the Depositor will rely on the representations and warranties made by the Seller, and the Seller's obligation to repurchase a Mortgage Loan in the event that a representation or warranty was not true when made. See "RISK FACTORS--Potential Inability to Verify Underwriting Standards."

     If so specified in the related Prospectus Supplement, the adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with preestablished guidelines for appraisers established by or acceptable to the loan originator. In general, originators of commercial and multifamily mortgage loans require each mortgaged property to be appraised by an independent appraiser in accordance with MAI Standards. Furthermore, if so specified in the related Prospectus Supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. Generally, the appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or multifamily residential properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of Credit Enhancement or the insurance policies described herein and/or in the related Prospectus Supplement, the ability of the Trust Fund to pay principal of and interest on the Certificates may be adversely affected. Even if credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Loans, thus shortening weighted average life and affecting yield to maturity.

Representations and Warranties

     The seller of a Mortgage Loan to the Depositor (the "Seller"), which may be an affiliate of the Depositor, will have made representations and warranties in respect of the Mortgage Loans sold by such Seller to the Depositor. Such representations and warranties will generally include, among other things: (i) with respect to each Mortgaged Property, that title insurance (or if not yet issued, a pro forma or specimen policy or a "marked-up" commitment for title insurance furnished by the related title insurance company for purposes of closing) and any required hazard insurance was effective at the origination of each Mortgage Loan, and that each policy (or pro forma or specimen policy or "marked-up" commitment for title insurance) remained in effect on the date of purchase of the Mortgage Loan from the Seller; (ii) that the Seller was the sole owner and holder of such Mortgage Loan and had full right and authority to sell and assign such Mortgage Loan; (iii) with respect to each Mortgaged Property, that each Mortgage constituted a valid first lien on the Mortgaged Property (subject only to permissible title insurance exceptions); (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; and (v) that no scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the related Cut-off Date. The Prospectus Supplement for a Series will identify each Seller and specify the representations and warranties being made by the Seller.

     All of the representations and warranties of a Seller in respect of a Mortgage Loan generally will have been made as of the date on which such Seller sold the Mortgage Loan to the Depositor. The related Prospectus Supplement will indicate if a different date is applicable. A substantial period of time may have elapsed between such date and the date of the initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of the Seller do not address events that may occur following the sale of a Mortgage Loan by the Seller, the repurchase obligation of the Seller described below will not arise if, on or after the date of the sale of a Mortgage Loan by the Seller to the Depositor, the relevant event occurs that would have given rise to such an obligation. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of the Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the date of sale of the Mortgage Loans or such other date specified in the applicable Prospectus Supplement. If so specified in the related Prospectus Supplement, the Depositor will make certain representations and warranties for the benefit of Certificateholders of a Series in respect of a Mortgage Loan that relate to the period commencing on the date of sale of such Mortgage Loan to the Depositor.

     Upon the discovery of the breach of any representation or warranty made by the Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related Series, if the Seller cannot cure such breach within 85 days following discovery of the breach or the Seller's receipt of notice of such breach, such Seller generally will be obligated to substitute a similar replacement mortgage loan for such Mortgage Loan, if so provided in the related Prospectus Supplement, or repurchase such Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase, plus (a) unpaid accrued interest at the applicable rate (in the absence of a default) to, but not including, the date of repurchase, (b) the amount of any unreimbursed advances made with respect to Property Protection Expenses, (c) interest on all advances made with respect to such Mortgage Loan at the rate specified in the related Agreement, (d) the amount of any unpaid servicing compensation (other than servicing fees) and Trust Fund expenses allocable to such Mortgage Loan, and (e) the amount of any expenses reasonably incurred by the Master Servicer, the Special Servicer, if any, or the Trustee in respect of such repurchase obligation. The Master Servicer will be required to enforce such obligation of the Seller for the benefit of the Trustee and the Certificateholders in accordance with servicing standards for the applicable Agreement. This repurchase obligation, and substitution obligation, if applicable, will generally constitute the sole remedy or remedies available to the Trustee for the benefit of the Certificateholders of such Series for a breach of a representation or warranty by a Seller, and the Depositor and the Master Servicer will have no liability to the Trust Fund for any such breach. The applicable Prospectus Supplement will indicate whether any additional remedies will be available to the Trustee or the Certificateholders. No assurance can be given that a Seller will carry out its repurchase obligation with respect to the Mortgage Loans.

     If specified in the related Prospectus Supplement, the Seller may deliver to the Trustee, within a specified number of days following the issuance of a Series of Certificates, Mortgage Loans in substitution for any one or more of the Mortgage Loans initially included in the Trust Fund (i) which do not conform in one or more respects to the description thereof contained in the related Prospectus Supplement, (ii) as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or (iii) as to which a document in the related Mortgage Loan File is defective in any material respect. The related Prospectus Supplement will describe any required characteristics of any such substituted Mortgage Loans.

                         SERVICING OF THE MORTGAGE LOANS

General

     The servicer of the Mortgage Loans (the "Master Servicer") will be Midland Loan Services, Inc., the parent of the Depositor and a wholly-owned subsidiary of PNC Bank, National Association. The Prospectus Supplement for the related Series will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Agreement for the related Series. The Master Servicer's collection procedures will be described under "THE POOLING AND SERVICING AGREEMENT--Servicing of the Mortgage Loans; Collection of Payments" and "--Collection Activities" in the related Prospectus Supplement. To the extent so specified in the related Prospectus Supplement, one or more Special Servicers may be a party to the related Agreement or may be appointed by holders of certain Classes of Certificates representing a certain percentage specified in the related Agreement of such Class or Classes of Certificates or by another specified party. Certain information with respect to the Special Servicer will be set forth in such Prospectus Supplement. A Special Servicer for any Series of Certificates may be the Master Servicer or an affiliate of the Depositor or the Master Servicer and may hold, or be affiliated with the holder of, Subordinate Certificates of such Series. A Special Servicer may be entitled to any of the rights, and subject to any of the obligations, described herein in respect of a Master Servicer. In general, a Special Servicer's duties will relate to defaulted Mortgage Loans or those Mortgage Loans that otherwise require special servicing ("Specially Serviced Mortgage Loans"), including instituting foreclosures and negotiating work-outs and will also include asset management activities with respect to any REO Property. The related Prospectus Supplement will describe the rights, obligations and compensation of any Special Servicer for a particular Series of Certificates. The Master Servicer or Special Servicer generally may subcontract the servicing of all or a portion of the Mortgage Loans to one or more sub-servicers provided certain conditions are met. Such sub-servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

Collections and Other Servicing Procedures

     The Master Servicer and the Special Servicer, if any, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the related Agreement, follow such collection procedures as it deems necessary or desirable. Consistent with the above and unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Special Servicer, if applicable, may, in its discretion, waive any late payment charge or penalty fees in connection with a late payment of a Mortgage Loan and, if so specified in the related Prospectus Supplement, may extend the due dates for payments due on a Note.

     It is expected that the Agreement for each Series will provide that the Master Servicer establish and maintain one or more escrow accounts (each, an "Escrow Account") in which the Master Servicer will be required to deposit amounts received from each mortgagor, if required by the terms of the related Mortgage Loan documents, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items ("Escrow Payments"). The Special Servicer, if any, will be required to remit amounts received for such purposes on Mortgage Loans serviced by it to the Master Servicer for deposit into the Escrow Account, and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account as may be required for servicing of such Mortgage Loans. Withdrawals from the Escrow Account generally may be made (i) to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and other comparable items, (ii) to transfer funds to the Collection Account to reimburse the Master Servicer or the Trustee, as applicable, for any advance with interest thereon relating to Escrow Payments,
(iii) to restore or repair the Mortgaged Properties, (iv) to clear and terminate such account, (v) to pay interest to mortgagors on balances in the Escrow Account, if required by the terms of the related Mortgage Loan documents or by applicable law and (vi) to remove amounts not required to be deposited therein. The related Prospectus Supplement may provide for other permitted withdrawals from the Escrow Account. The Master Servicer will be entitled to all income on the funds in the Escrow Account invested in Permitted Investments not required to be paid to mortgagors by the terms of the related Mortgage Loan documents or by applicable law. The Master Servicer will be responsible for the administration of the Escrow Account.

Insurance

     The Agreement for each Series will require that the Master Servicer use its best efforts to cause each mortgagor to maintain insurance in accordance with the related Mortgage Loan documents, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage Loan, the coverage of each such standard hazard insurance policy will be in an amount that is at least equal to the lesser of
(i) the full replacement cost of the improvements and equipment securing such Mortgage Loan or (ii) the outstanding principal balance owing on such Mortgage Loan or such amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed to be a co-insurer, in each case with a replacement cost rider. The Master Servicer will also use its reasonable efforts to cause each mortgagor to maintain (i) insurance providing coverage against 12 months of rent interruptions and (ii) such other insurance as provided in the related Mortgage Loan. Subject to the requirements for modification, waiver or amendment of a Mortgage Loan (See "--Modifications, Waivers and Amendments"), the Master Servicer may in its reasonable discretion consistent with the servicing standard set forth in the related Agreement waive the requirement of a Mortgage Loan that the related mortgagor maintain earthquake insurance on the related Mortgaged Property. If a Mortgaged Property is located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Master Servicer will also use its best efforts to cause the related mortgagor to maintain flood insurance in an amount equal to the lesser of the unpaid principal balance of the related Mortgage Loan and the maximum amount obtainable with respect to the Mortgage Loan. The related Agreement will provide that the Master Servicer will be required to maintain the foregoing insurance if the related mortgagor fails to maintain such insurance to the extent such insurance is available at commercially reasonable rates and to the extent the Trustee, as mortgagee, has an insurable interest. The cost of any such insurance maintained by the Master Servicer will be advanced by the Master Servicer. The Master Servicer or the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount that is at least equal to the full replacement cost of the improvements and equipment. The cost of any such insurance with respect to an REO Property will be payable out of amounts on deposit in the related REO Account or will be advanced by the Master Servicer. The Special Servicer will maintain flood insurance providing substantially the same coverage as described above on any REO Property that was located in a federally designated special flood hazard area at the time the related mortgage loan was originated. The Special Servicer will maintain with respect to each REO Property (i) public liability insurance, (ii) loss of rent endorsements and
(iii) such other insurance as provided in the related Mortgage Loan. Any such insurance that is required to be maintained with respect to any REO Property will only be so required to the extent such insurance is available at commercially reasonable rates. The related Agreement will provide that the Master Servicer or Special Servicer, as applicable, may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a master force placed insurance policy insuring against losses on the Mortgage Loans or REO Properties, as the case may be. The incremental cost of such insurance allocable to any particular Mortgage Loan or REO Property, if not borne by the related mortgagor, will be advanced by the Master Servicer. Alternatively, the Master Servicer or Special Servicer, as applicable, may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a master force placed policy) insuring against losses on the Mortgage Loans or REO Properties, as the case may be. If such a blanket or master force placed policy contains a deductible clause, the Master Servicer or the Special Servicer, as applicable, will be obligated to deposit in the Collection Account all sums that would have been deposited therein but for such clause to the extent any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or in the absence of any such deductible limitation, the deductible limitation that is consistent with the servicing standard under the related Agreement.

     In  general,  the  standard  form  of fire  and  hazard  extended  coverage insurance policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and conditions. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

     The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

     The Prospectus Supplement may describe other provisions concerning the insurance policies required to be maintained under the related Agreement.

     Unless otherwise specified in the applicable Prospectus Supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the Mortgage Loans nor will any Mortgage Loan be subject to FHA insurance.

     The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect.

Fidelity Bonds and Errors and Omissions Insurance

     The Agreement for each Series will generally require that the Master Servicer and the Special Servicer, if applicable, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer and the Special Servicer, if applicable. The related Agreement will allow the Master Servicer and the Special Servicer, if applicable, to self-insure against loss occasioned by the errors and omissions of the officers and employees of the Master Servicer and the Special Servicer, if applicable, so long as certain criteria set forth in the Agreement are met.

Servicing Compensation and Payment of Expenses

     The Master Servicer's principal compensation for its activities under the Agreement for each Series will come from the payment to it or retention by it, with respect to each Mortgage Loan, of a "Servicing Fee" (as defined in the related Prospectus Supplement). The exact amount and calculation of such Servicing Fee will be established in the Prospectus Supplement and Agreement for the related Series. Since the aggregate unpaid principal balance of the Mortgage Loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the Mortgage Loans amortize.

     In addition, the Agreement for a Series may provide that the Master Servicer is entitled to receive, as additional compensation, (i) Prepayment Premiums, late fees and certain other fees collected from mortgagors and (ii) any interest or other income earned on funds deposited in the Collection Account and Distribution Account (as described under "DESCRIPTION OF THE CERTIFICATES--Accounts") and, except to the extent such income is required to be paid to the related mortgagors, the Escrow Account.

     The Master Servicer will generally pay the fees of the Trustee.

     The amount and calculation of the fee for the servicing of Specially Serviced Mortgage Loans (the "Special Servicing Fee") will be described in the Prospectus Supplement and the Agreement for the related Series.

     In addition to the compensation described above, the Master Servicer and the Special Servicer, if applicable, (or any other party specified in the applicable Prospectus Supplement) may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the applicable Prospectus Supplement.

Advances

     The applicable Prospectus Supplement will set forth the obligations, if any, of the Master Servicer and the Special Servicer, if applicable, to make any advances with respect to delinquent payments on Mortgage Loans, payments of taxes, assessments, insurance premiums and Property Protection Expenses or otherwise. Any such advances will be made in the form and manner described in the Prospectus Supplement and Agreement for the related Series. In general, the Master Servicer or the Special Servicer, if any, will be entitled to reimbursement for any advance equal to the amount of such advance, plus interest thereon at the rate specified in the related Agreement, from (i) any collections on or in respect of the particular Mortgage Loan or REO Property with respect to which each such advance was made or (ii) upon determining that such advance is not recoverable in the manner described in the preceding clause, from any other amounts from time to time on deposit in the Collection Account, which amounts may include funds that would otherwise be applied to the reduction of the principal balance of the Certificates for such Series. The monthly statements to Certificateholders will disclose the amount of any advances made during the prior month. See "THE POOLING AND SERVICING AGREEMENT--Advances" in the related Prospectus Supplement.

Modifications, Waivers and Amendments

     The Agreement for each Series will provide the Master Servicer or the Special Servicer, if any, with the discretion to modify, waive or amend certain of the terms of any Mortgage Loan without the consent of the Trustee or any Certificateholder subject to certain conditions set forth therein, including the condition that such modification, waiver or amendment will not result in such Mortgage Loan ceasing to be a "qualified mortgage" under the REMIC Regulations.

Evidence of Compliance

     The Agreement for each Series will generally provide that on or before a specified date in each year, with the first such date being a specified number of months after the Cut-off Date, there will be furnished to the related Trustee a statement of a firm of independent certified public accountants to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under the related Agreement or the servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding twelve (12) months and that the assertion of management of the Master Servicer or Special Servicer, as applicable, that it maintained an effective internal control system over the servicing of such mortgage loans is fairly stated in all material respects, based upon established criteria, which statement meets the standards applicable to accountant's reports intended for general distribution. The Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

     In addition, the Agreement for each Series will generally provide that the Master Servicer and the Special Servicer, if any, will each deliver to the Trustee, the Depositor and each Rating Agency, annually on or before a date specified in the Agreement, a statement signed by an officer of the Master Servicer or the Special Servicer, as applicable, to the effect that, based on a review of its activities during the preceding calendar year, to the best of such officer's knowledge, the Master Servicer or the Special Servicer, as applicable, has fulfilled in all material respects its obligations under the Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each default known to such officer.

Certain Matters With Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor

     The Agreement for each Series will also provide that none of the Depositor, the Master Servicer, the Special Servicer, if any, or any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer, if any, will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Depositor, the Master Servicer, the Special Servicer, if any, nor any such person will be protected against any liability for a breach of any representations or warranties under the Agreement or that would otherwise be imposed by reason of willful misfeasance, misrepresentations, bad faith, fraud or negligence or, in the case of the Master Servicer or Special Servicer, if any, a breach of the servicing standards set forth in the Agreement in the performance of its duties or by reason of negligent disregard of its obligations and duties thereunder. The Agreement will further provide that the Depositor, the Master Servicer, the Special Servicer, if any, and any director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, if any, will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its respective willful misfeasance, misrepresentation, bad faith, fraud or negligence or, in the case of the Master Servicer or the Special Servicer, if any, a breach of the servicing standard set forth in the Agreement in the performance of duties thereunder or by reason of negligent disregard of its respective obligations and duties thereunder. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders. The Prospectus Supplement will specify any variations to the foregoing required by the Rating Agencies rating Certificates of a Series.

     In addition, the Agreement will generally provide that none of the Depositor, the Master Servicer or the Special Servicer, if any, will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Agreement and which in its opinion does not involve it in any expense or liability. The Master Servicer or the Special Servicer, if any, may, however, in its discretion undertake any such action that is related to its respective obligations under the related Agreement and that it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any liability related to the Master Servicer's or the Special Servicer's, if any, obligations to service the Mortgage Loans in accordance with the servicing standard under the Agreement) will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or Special Servicer, if applicable, will be entitled to be reimbursed therefor and to charge the Collection Account.

     Any person into which the Master Servicer or the Special Servicer, if any, may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Special Servicer, if any, is a party, or any person succeeding to the business of the Master Servicer or the Special Servicer, if any, will be the successor of the Master Servicer or the Special Servicer, as applicable, under the Agreement, and will be deemed to have assumed all of the liabilities and obligations of the Master Servicer or the Special Servicer, as applicable, under the Agreement, if each of the Rating Agencies has confirmed in writing that such merger or consolidation or succession will not result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates. The related Prospectus Supplement will describe any additional restrictions on such a merger or consolidation.

     Generally, and in addition to the transactions permitted pursuant to the preceding paragraph, the Master Servicer or the Special Servicer, if any, may assign its rights and delegate its duties and obligations under the Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio; provided that certain conditions are met, including the written consent of the Trustee and written confirmation by each of the Rating Agencies that such assignment and delegation by the Master Servicer or the Special Servicer, as applicable, will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates. The related Prospectus Supplement will describe any additional restrictions on such assignment.

     The Agreement will also provide that the Master Servicer or the Special Servicer, if any, may not otherwise resign from its obligations and duties as Master Servicer or Special Servicer thereunder, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation or removal may become effective until the Trustee or a successor Master Servicer or Special Servicer, as the case may be, has assumed the obligations of the Master Servicer or the Special Servicer, as applicable, under the Agreement.

     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer, if any, and/or any of their respective affiliates.

     The Trustee may resign from its obligations under the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing the percentage of Voting Rights specified in the applicable Prospectus Supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee.

     The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, Special Servicer, if any, or the Trustee under the Agreement.

Events of Default

     Events of default with respect to the Master Servicer or the Special Servicer, if any, as applicable (each, an "Event of Default") under the Agreement for each Series will consist of, in summary form, (i) any failure by the Master Servicer or the Special Servicer, if any, to remit to the Collection Account or any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account any amount required to be so remitted pursuant to the Agreement; (ii) any failure by the Master Servicer or Special Servicer, as applicable, duly to observe or perform in any material respect any of its other covenants or agreements or the breach of its representations or warranties (which breach materially and adversely affects the interests of the Certificateholders, the Trustee, the Master Servicer or the Special Servicer, if any, with respect to any Mortgage Loan) under the Agreement, which in each case continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer or the Special Servicer, as applicable, by the Depositor or the Trustee, or to the Master Servicer or Special Servicer, if any, the Depositor and the Trustee by the holders of Certificates evidencing Voting Rights of at least 25% of any affected Class; (iii) confirmation in writing by any of the Rating Agencies that the then current rating assigned to any Class of Certificates would be withdrawn, downgraded or qualified unless the Master Servicer or Special Servicer, as applicable, is removed; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Master Servicer or Special Servicer, as applicable, indicating its insolvency or inability to pay its obligations; or (v) any failure by the Master Servicer or the Special Servicer, as applicable, to make a required advance. The related Prospectus Supplement may provide for other Events of Default to the extent required by the Rating Agencies rating Certificates of a Series.

Rights Upon Event of Default

     As long as an Event of Default remains unremedied, the Trustee may, and at the written direction of the holders of Certificates entitled to 25% of the aggregate Voting Rights of all Certificates will, terminate all of the rights and obligations of the Master Servicer or Special Servicer, as the case may be. Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Agreement the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus, in the case of the Master Servicer, all advances and interest thereon as provided in the Agreement. The Agreement for the applicable Series may specify that the Special Servicer is entitled under certain circumstances to continue to receive workout fees and other similar fees after it is terminated.

     The holders of Certificates evidencing not less than 66 2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all holders of Certificates, waive any default by the Master Servicer or Special Servicer, if any, in the performance of its obligations under the Agreement and its consequences, except a default in making any required deposits to (including advances) or payments from the Collection Account or the Distribution Account or in remitting payments as received, in each case in accordance with the Agreement. Upon any such waiver of a past default, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been remedied for every purpose of the Agreement. No such waiver will extend to any subsequent or other default or impair any right consequent thereon.

     On and after the date of termination, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Agreement and will be entitled to similar compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing a majority of the aggregate Voting Rights so request or if the Trustee is not rated in one of its two highest long-term unsecured debt rating categories by each of the Rating Agencies rating the Certificates of such Series, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution, the appointment of which will not result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any Class of Certificates as evidenced in writing by each Rating Agency rating the Certificates of such Series, to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer or the Special Servicer, as the case may be, under the Agreement.

     No Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement or the Mortgage Loans, unless, with respect to the Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Agreement and of the continuance thereof, and unless also the holders of Certificates representing a majority of the aggregate Voting Rights allocated to each affected Class have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

     The Trustee will have no obligation to institute, conduct or defend any litigation under the Agreement or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                               CREDIT ENHANCEMENT

General

     If specified in the related Prospectus Supplement for any Series, credit enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Loans ("Credit Enhancement"). Credit Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, surety bonds, certificate guarantee insurance, the use of cross-support features, limited guarantees or another method of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing.

     It is unlikely that Credit Enhancement will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur that exceed the amount covered by Credit Enhancement or that are not covered by Credit Enhancement, Certificateholders will bear their allocable share of deficiencies. See "RISK FACTORS--Credit Enhancement Limitations."

     If Credit Enhancement is provided with respect to a Series, or the related Mortgage Loans, the applicable Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such Credit Enhancement. Additionally, the applicable Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Credit Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, the jurisdiction of organization and the jurisdictions under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets and its stockholders' or policyholders' surplus, if applicable, as of the date specified in such Prospectus Supplement. If the holders of any Certificates of any Series will be materially dependent upon the issuer of any third party Credit Enhancement for timely payment of interest and/or principal on their Certificates, the Depositor will file a current report on Form 8-K within 15 days after the initial issuance of such Certificates, which will include any material information regarding such issuer, including audited financial statements to the extent required.

Subordinate Certificates

     If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the holders of subordinate Certificates (the "Subordinate Certificates") to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to such rights of the holders of senior Certificates (the "Senior Certificates") to the extent specified in the related Prospectus Supplement. In addition, subordination may be effected by the allocation of losses first to Subordinate Certificates in reduction of the principal balance of such Certificates until the principal balance thereof is reduced to zero before any losses are allocated to Senior Certificates. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of holders of Subordinate Certificates.

     A Series may include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to all other Classes designated as being senior thereto. Such right to receive payments will effectively be subordinate to the rights of holders of such senior designated Classes of Certificates. A Series may also include one or more Classes of Subordinate Certificates that will be allocated losses prior to any losses being allocated to Classes of Subordinate Certificates designated as being senior thereto. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other Credit Enhancement, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

     The related Prospectus Supplement will describe any such subordination in greater detail and set forth information concerning, among other things, to the extent applicable, (i) the amount of subordination of a Class or Classes of Subordinate Certificates in a Series, (ii) the circumstances in which such subordination will be applicable, (iii) the manner, if any, in which the amount of subordination will decrease over time, (iv) the manner of funding any related reserve fund, (v) the conditions under which amounts in any applicable reserve fund will be used to make distributions to holders of Senior Certificates and/or to holders of Subordinate Certificates or be released from the applicable Trust Fund and (vi) if one or more Classes of Subordinate Certificates of a Series are Offered Certificates, the sensitivity of distributions on such Certificates based on certain prepayment assumptions. See "RISK FACTORS--Risks to Subordinated Certificateholders; Lower Payment Priority" herein.

Reserve Funds

     If specified in the related Prospectus Supplement, one or more reserve funds (each, a "Reserve Fund") may be established with respect to one or more Classes of the Certificates of a Series, in which cash, a letter of credit, Permitted Investments or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. Such Reserve Funds may also be funded over time by depositing therein a specified amount of the distributions received on the applicable Mortgage Loans if specified in the related Prospectus Supplement. The Depositor may pledge the Reserve Funds to a separate collateral agent specified in the related Prospectus Supplement.

     Amounts on deposit in any Reserve Fund for one or more Classes of Certificates of a Series will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Certificates, if required as a condition to the rating of such Series by any Rating Agency. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to a Rating Agency, against certain types of losses not covered by insurance policies or other Credit Enhancement. Reserve Funds may also be established for other purposes and in such amounts as will be specified in the related Prospectus Supplement. Following each Distribution Date amounts in any Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

     Moneys deposited in any Reserve Fund generally will be permitted to be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. If specified in the related Prospectus Supplement, such income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from such investment will be borne by the Master Servicer. The Reserve Fund, if any, for a Series will be a part of the Trust Fund only if the related Prospectus Supplement so specifies. If the Reserve Fund is not a part of the Trust Fund, the right of the Trustee to make draws on the Reserve Fund will be an asset of the Trust Fund.

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purpose for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings, if any, from the Reserve Fund.

Cross-Support Features

     If the Mortgage Pool for a Series is divided into separate Mortgage Loan Groups, each securing a separate Class or Classes of a Series, Credit Enhancement may be provided by a cross-support feature that requires that distributions be made on Senior Certificates secured by one Mortgage Loan Group prior to distributions on Subordinate Certificates secured by another Mortgage Loan Group within the Trust Fund. The related Prospectus Supplement for a Series that includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

Certificate Guarantee Insurance

     If so specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more Classes of Certificates of the applicable Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder that is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to the Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable Series.

Limited Guarantee

     If so specified in the Prospectus Supplement with respect to a Series of Certificates, Credit Enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

Letter of Credit

     Alternative Credit Enhancement with respect to one or more Classes of Certificates of a Series of Certificates may be provided by the issuance of a letter of credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to one or more Classes of Certificates of a Series will be set forth in the Prospectus Supplement relating to such Series.

Pool Insurance Policies; Special Hazard Insurance Policies

     If so specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor will obtain a pool insurance policy for the Mortgage Loans in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

     If so specified in the applicable Prospectus Supplement, for each Series of Certificates as to which a pool insurance policy is provided, the Depositor will also obtain a special hazard insurance policy for the related Trust Fund in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the applicable Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

Surety Bonds

     If so  specified  in the  Prospectus  Supplement  relating  to a Series  of
Certificates, Credit Enhancement with respect to one or more Classes of Certificates of a Series may be provided by the issuance of a surety bond issued by a financial guarantee insurance company specified in the applicable Prospectus Supplement. The coverage, amount and frequency or any reduction in coverage provided by a surety bond will be set forth in the Prospectus Supplement relating to such Series.

Fraud Coverage

     If so specified in the applicable Prospectus Supplement, losses resulting from fraud, dishonesty or misrepresentation in connection with the origination or sale of the Mortgage Loans may be covered to a limited extent by (i) representations and warranties to the effect that no such fraud, dishonesty or misrepresentation had occurred, (ii) a Reserve Fund, (iii) a letter of credit or
(iv) some other method. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

Mortgagor Bankruptcy Bond

     If so specified in the applicable Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor or obligor affecting the Mortgage Loans in a Trust Fund with respect to a Series of Certificates will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a withdrawal, downgrading or qualification of the rating of the Certificates of a Series by any of the Rating Agencies that rated any Certificates of such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount and with such terms meeting the criteria of the Rating Agencies rating any Certificates of the related Series, which amount and terms will be set forth in the related Prospectus Supplement.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains a general summary of the material legal aspects of mortgage loans. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all the laws applicable to any particular Mortgage Loan or to encompass the laws of all states in which the properties securing the Mortgage Loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.


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


General

     All of the Mortgage Loans are loans evidenced by a note or bond that is secured by a lien and security interest in property created under related security instruments, which may be mortgages, deeds of trust or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. As used herein, unless the context otherwise requires, the term "mortgage" includes mortgages, deeds of trust and deeds to secure debt. Any of the foregoing mortgages will create a lien upon, or grant a title interest in, the mortgaged property, the priority of which will depend on the terms of the mortgage, the existence of any separate contractual arrangements with others holding interests in the mortgaged property, the order of recordation of the mortgage in the appropriate public recording office and the actual or constructive knowledge of the mortgagee as to any unrecorded liens, leases or other interests affecting the mortgaged property. Mortgages typically do not possess priority over governmental claims for real estate taxes, assessments and, in some states, for reimbursement of remediation costs of certain environmental conditions. See "--Environmental Risks" below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage. The mortgagor is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

Types of Mortgage Instruments

     A mortgage either creates a lien against or constitutes a conveyance of an interest in real property between two parties -- a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). A deed of trust is a three-party instrument, wherein a trustor (the equivalent of a mortgagor), grants the property to a trustee, in trust with a power of sale, for the benefit of a beneficiary (the lender) as security for the payment of the secured indebtedness. A deed to secure debt is a two party instrument wherein the grantor (the equivalent of a mortgagor) conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee (the lender) until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related note. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. As used herein, unless the context otherwise requires, the term "mortgagor" includes a mortgagor under a mortgage, a trustor under a deed of trust and a grantor under a deed to secure debt, and the term "mortgagee" includes a mortgagee under a mortgage, a beneficiary under a deed of trust and a grantee under a deed to secure debt. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws and, in some cases, in deed of trust transactions, the directions of the beneficiary. The Mortgage Loans (other than Installment Contracts) will consist of loans secured by mortgages.

     The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land, leasehold improvements or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest, in the mortgage or in a separate agreement with the landlord or other party to such instrument, to protect the mortgagee against termination of such interest before the mortgage is paid.


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


Personalty

     Certain types of mortgaged properties, such as nursing homes, hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property that does not constitute "fixtures" under applicable state real property law, and hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the mortgagee under the Uniform Commercial Code ("UCC"). In order to perfect its security interest therein, the mortgagee generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Installment Contracts

     The Mortgage Loans may also consist of Installment Contracts (also sometimes called contracts for deed). Under an Installment Contract, the seller (referred to in this section as the "mortgagee") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "mortgagor") for the payment of the purchase price, plus interest, over the term of such Installment Contract. Only after full performance by the mortgagor of the Installment Contract is the mortgagee obligated to convey title to the property to the mortgagor. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the mortgagor is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the mortgagee under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing or able to enforce the Installment Contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the mortgagor, the mortgagor loses his or her right to occupy the property, the entire indebtedness is accelerated and the mortgagor's equitable interest in the property is forfeited. The mortgagee in such a situation does not have to foreclose in order to obtain title to the property, although in some cases both a quiet title action to clear title to the property (if the mortgagor has recorded notice of the Installment Contract) and an ejectment action to recover possession may be necessary. In a few states, particularly in cases of a default during the early years of an Installment Contract, ejectment of the mortgagor and a forfeiture of his or her interest in the property will be permitted. However, in most states, laws (analogous to mortgage laws) have been enacted to protect mortgagors under Installment Contracts from the harsh consequences of forfeiture. These laws may require the mortgagee to pursue a judicial or nonjudicial foreclosure with respect to the property, give the mortgagor a notice of default and some grace period during which the Installment Contract may be reinstated upon full payment of the default amount. Additionally, the mortgagor may have a post-foreclosure statutory redemption right, and, in some states, a mortgagor with a significant equity investment in the property may be permitted to share in the proceeds of any sale of the property after the indebtedness is repaid or may otherwise be entitled to a prohibition of the enforcement of the forfeiture clause.

Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries

     Some of the Mortgage Loans may be secured by junior mortgages that are subordinate to senior mortgages held by other lenders or institutional investors. In such cases, the rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage, will be subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to: (i) receive rents, hazard insurance proceeds and condemnation proceeds; and (ii) cause the property securing the Mortgage Loan to be sold upon the occurrence of a default under the senior mortgage, thereby

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


extinguishing the lien of the junior mortgage, unless the Master Servicer or Special Servicer, if applicable, either asserts such subordinate interest in the related property in the foreclosure of the senior mortgage or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage or the existence of a recorded request for notice in compliance with applicable state law (if any), no notice of default is typically required to be given to the junior mortgagee.

     The form of the mortgage used by many institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by such mortgage in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property (or any part thereof) is taken by condemnation, the mortgagee under the senior mortgage will have the prior right to collect any applicable insurance proceeds and condemnation awards and to apply the same to the indebtedness secured by the senior mortgage. However, the laws of certain states may provide that, unless the security of the mortgagee has been impaired, the mortgagor must be allowed to use any applicable insurance proceeds or partial condemnation awards to restore the property.

     The form of mortgage used by many institutional lenders also typically contains a "future advance" clause that provides that additional amounts advanced to or on behalf of the mortgagor by the mortgagee are to be secured by the mortgage. Such a clause is valid under the laws of most states. In some states, however, the priority of any advance made under the clause depends upon whether the advance was an "obligatory" or "optional" advance. If the mortgagee is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage, notwithstanding that other junior mortgages or other liens may have encumbered the property between the date of recording of the senior mortgage and the date of the future advance, and that the mortgagee had actual knowledge of such intervening junior mortgages or other liens at the time of the advance. If the mortgagee is not obligated to advance the additional amounts and has actual knowledge of any such intervening junior mortgages or other liens, the advance may be subordinate to such intervening junior mortgages or other liens. In many other states, all advances under a "future advance" clause are given the same priority as amounts initially made under the mortgage so long as such advances do not exceed a specified "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage used by many institutional lenders obligates the mortgagor: (i) to pay all taxes and assessments affecting the property prior to delinquency; (ii) to pay, when due, all other encumbrances, charges and liens affecting the property that may be prior to the lien of the mortgage; (iii) to provide and maintain hazard insurance on the property; (iv) to maintain and repair the property and not to commit or permit any waste thereof; and (v) to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgage typically provides the mortgagee the option to perform the obligation itself, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee in connection therewith. All sums so expended by the mortgagee also typically become part of the indebtedness secured by the mortgage. The form of mortgage used by many institutional lenders also typically requires the mortgagor to obtain the consent of the mortgagee as to all actions affecting the mortgaged property, including, without limitation, all leasing activities (including new leases and termination or modification of existing leases), any alterations, modifications or improvements to the buildings and other improvements forming a part of the mortgaged property and all property management activities affecting the mortgaged property (including new management or leasing agreements or any termination or modification of existing management or leasing agreements). Tenants will often refuse to execute a lease unless the mortgagee executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee may refuse to consent to matters approved by a junior mortgagee with the result that the value of the security for the junior mortgage is diminished. For example, a senior mortgagee may decide not to approve a lease or refuse to grant to a tenant such a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Foreclosure

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage and, by reason thereof, the indebtedness has been accelerated, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness. Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Although there are other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, the two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage. In either case, the actual foreclosure of the mortgage will be accomplished pursuant to a public sale of the mortgaged property by a designated official or by the trustee under a deed of trust. The purchaser at any such sale acquires only the estate or interest in the mortgaged property encumbered by the mortgage. For example, if the mortgage only encumbered a tenant's leasehold interest in the property, such purchaser will only acquire such leasehold interest, subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

     Judicial Foreclosure. A judicial foreclosure of a mortgage is a judicial action conducted in a court having jurisdiction over a Mortgaged Property initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties to the action. As a judicial foreclosure is a lawsuit, it is subject to all of procedures, delays and expenses attendant to litigation, sometimes requiring up to several years to complete if contested. At the completion of a judicial foreclosure, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct a public sale of the property. Such sales are made in accordance with procedures that vary from state to state. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

     Non-Judicial Foreclosure. In the majority of cases, foreclosure of a deed of trust (and in some instances, other types of mortgage instruments) is accomplished by a non-judicial trustee's sale pursuant to a provision in the deed of trust that authorizes the trustee, generally following a request from the beneficiary, to sell the mortgaged property at public sale upon any default by the mortgagor under the terms of the note or deed of trust. In addition to the specific contractual requirements set forth in the deed of trust, a non-judicial trustee's sale is also typically subject to any applicable judicial or statutory requirements imposed in the state where the mortgaged property is located. The specific requirements that must be satisfied by a trustee prior to the trustee's sale vary from state to state. Examples of the varied requirements imposed by certain states are: (i) that notices of both the mortgagor's default and the mortgagee's acceleration of the debt be provided to the mortgagor; (ii) that the trustee record a notice of default and a notice of sale and send a copy of such notice to the mortgagor, any other person having an interest in the real property, including any junior lienholders, any person who has recorded a request for a copy of a notice of default and notice of sale, any successor in interest to the mortgagor and to certain other persons; (iii) that the mortgagor, or any other person having a junior encumbrance on the real estate,

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


may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus, in certain states, certain allowed costs and expenses incurred by the mortgagee in connection with the default; and (iv) the method (publication, posting, recording, etc.), timing, content, location and other particulars as to any required public notices of the trustee's sale. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees which may be recovered by a mortgagee. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the mortgagee or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

     Limitations on Mortgagee's Rights. In case of foreclosure under a mortgage or a deed of trust, the sale by the referee or other designated official or the trustee is often a public sale. Because of the difficulty a potential buyer at any foreclosure sale might have in determining the exact status of title to the mortgaged property, the potential existence of redemption rights (see "--Rights of Redemption" below) and because the physical condition and financial performance of the mortgaged property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the mortgagee disclose all known facts materially affecting the value of the mortgaged property to potential bidders at a trustee's sale. Such disclosure may have an adverse affect on the trustee's ability to sell the mortgaged property or the sale price thereof. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly
conducted   foreclosure  sale  was  a  fraudulent  transfer  under  the  federal
Bankruptcy Code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code"), and, therefore, could be rescinded in favor of the bankrupt's estate, if: (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition; and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law that has provisions similar to those construed in Durrett. Furthermore, a bankruptcy trustee or debtor in possession could possibly avoid a foreclosure sale by electing to proceed under state fraudulent conveyance law, and the period of time for which a foreclosure sale could be subject to avoidance under such law is often greater than one year. For these reasons, it is common for the mortgagee to purchase the property from the trustee, referee or other designated official for an amount equal to the outstanding principal amount of the secured indebtedness, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the mortgagee equals the full amount of such debt, interest and expenses, the secured debt would be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, the mortgagee assumes the burdens of ownership and management of the property (frequently, through the employment of a third party management company), including third party liability, paying operating expenses and real estate taxes and making repairs, until a sale of the property to a third party can be arranged. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties that are hotels, motels or nursing or convalescent homes or

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


hospitals may be particularly significant, because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance required to run such operations and the effect that foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The mortgagee will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the mortgagee's investment in the property. Moreover, a mortgagee commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. In addition, a mortgagee may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. There may also be state transfer taxes due and payable upon obtaining such properties at foreclosure and such taxes could be substantial. As a result, a mortgagee could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Courts may also apply  general  equitable  principles  in  connection  with foreclosure proceedings to limit a mortgagee's remedies. These equitable principles are generally designed to relieve the mortgagor from the legal effect of his defaults under the loan documents to the extent such effect is determined to be harsh or unfair. Examples of judicial remedies that have been fashioned include requiring mortgagees to undertake affirmative and expensive actions to determine the causes of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan, requiring the mortgagees to reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from temporary financial disability, and limiting the rights of mortgagees to foreclose if the default under the mortgage instrument is not monetary, such as the mortgagor's failing to maintain the property adequately or executing a second mortgage affecting the property. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that mortgagors under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the mortgagor. In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Under the REMIC Regulations and the related Agreement, the Master Servicer or Special Servicer, if any, may be permitted (and in some cases may be required) to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. See "SERVICING OF THE MORTGAGE LOANS--Collections and Other Servicing Procedures."

     Rights of Redemption. The purposes of a foreclosure are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from any exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure sale, those having an interest that is subordinate to that

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


of the foreclosing mortgagee may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated. Equity of redemption is generally a common-law (non-statutory) right that only exists prior to completion of the foreclosure sale, is not waivable by the mortgagor and must be exercised prior to foreclosure sale.

     In contrast to the doctrine of equity of redemption, in some states, the mortgagor and foreclosed junior lienors are given a statutory period after the completion of a foreclosure in which to redeem the property from the foreclosure sale by payment of a redemption price. Some states require the payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure, others require the payment of the foreclosure sale price, while other states require the payment of only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the mortgagee to sell the foreclosed property. The exercise of a statutory right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the mortgagee subsequent to a foreclosure sale. Consequently, the practical effect of the redemption right is often to force the mortgagee to retain the property and pay the expenses of ownership until the redemption period has run. Whether the mortgagee has any rights to recover these expenses from a mortgagor who redeems the property depends on the applicable state statute. Certain states permit a mortgagee to invalidate an attempted exercise of a statutory redemption right by waiving its right to any deficiency judgment. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

     Under the REMIC Regulations currently in effect, property acquired by foreclosure generally must not be held for more than three years following the year in which the property is acquired. With respect to a Series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Trustee receives (i) an extension from the IRS or (ii) an opinion of counsel to the effect that holding such property for such period is permissible under the REMIC Regulations.

     Mortgagors under Installment Contracts generally do not have the benefits of redemption periods such as those that exist in the same jurisdiction for mortgage loans. If redemption statutes do exist under state laws for Installment Contracts, the redemption period may be shorter than for mortgages.

     Anti-Deficiency Legislation. Some of the Mortgage Loans will be nonrecourse loans as to which, in the event of default by a mortgagor, recourse may be had only against the specific property pledged to secure the related Mortgage Loan and not against the mortgagor's other assets. Even if a mortgage by its terms provides for recourse against the mortgagor, certain states have imposed prohibitions against or limitations upon such recourse. For example, some state statutes limit the right of the mortgagee to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former mortgagor equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the mortgagee. Other statutes require the mortgagee to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain states, the mortgagee has the option of bringing a personal action against the mortgagor on the debt without first exhausting its security; however, in some of these states, a mortgagee choosing to pursue such an action may be deemed to have elected its remedy and may be precluded from exercising any remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that mortgagees will usually proceed first against the security rather than bringing personal action against the mortgagor. Other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to

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


prevent a mortgagee from obtaining a large deficiency judgment against the former mortgagor as a result of low bids, or the absence of bids, at the judicial sale.

     Cross-Collateralization. Certain of the Mortgage Loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under such a loan to foreclose on the related mortgages in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

     Leasehold Risks. Certain of the Mortgage Loans may be secured by a mortgage encumbering the mortgagor's leasehold interest under a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgages encumbering a fee ownership interest in the mortgaged property. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, thereby depriving the leasehold mortgagee of its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Examples of protective provisions that may be included in the related ground lease, or a separate agreement between the ground lessee, the ground lessor and the mortgagee, in order to minimize such risk are the right of the mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise prior to any termination of the ground lease; the ability of the ground lease to be assigned to and by the mortgagee or a purchaser at a foreclosure sale and for a release of the assigning ground lessee's liabilities thereunder; the right of the mortgagee to enter into a ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof; and provisions for disposition of any insurance proceeds or condemnation awards payable upon a casualty to, or condemnation of, the mortgaged property. In addition to the foregoing protections, the leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor, and may assign to the mortgagee the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of such assignment has not been established. An additional manner in which to obtain protection against the termination of the ground lease is to have the ground lessor enter into a mortgage encumbering the fee estate in addition to the mortgage encumbering the leasehold interest under the ground lease. Additional protection is afforded to the mortgagee, because if the ground lease is terminated, the mortgagee may nonetheless possess rights contained in the fee mortgage. Without the protections described in this paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. No assurance can be given that any or all of the above described provisions will be obtained in connection with any particular Mortgage Loan.

     Bankruptcy Laws. Mortgagors often file bankruptcy to delay or prevent exercise of remedies under loan documents. Numerous statutory and common law provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a mortgagee to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code virtually all actions
(including foreclosure actions and deficiency judgment proceedings) related to the "bankrupt" borrower are automatically stayed upon the filing of the bankruptcy petition and often no interest or principal payments are made during the course of the bankruptcy proceeding (although "adequate protection" payments for anticipated diminution, if any, in the value of the mortgaged property may be made). The delay and consequences thereof caused by such automatic stay can be significant. A particular mortgagor may become subject to the Bankruptcy Code either by a voluntary or involuntary petition with respect to such mortgagor or, by virtue of the doctrine of

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


"substantive consolidation" by an affiliate of such mortgagor becoming a debtor under the Bankruptcy Code. Additionally, the filing of a petition in bankruptcy by or on behalf of a junior lienor or junior mortgagee may stay the senior mortgagee from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the mortgagee are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the mortgagee's security interest), thus leaving the mortgagee a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan) and/or an extension (or acceleration) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case before them, that effected the curing of a mortgage loan default by paying arrearages over a number of years. A bankruptcy court may also permit a debtor to de-accelerate a secured loan and to reinstate the loan even though the mortgagee had accelerated such loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition, even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

     Federal bankruptcy law may also interfere with or affect the ability of a mortgagee to enforce an assignment of rents and leases or a security interest in hotel or nursing home revenues related to the mortgaged property. In connection with a bankruptcy proceeding involving a mortgagor, Section 362 of the Bankruptcy Code automatically stays any attempts by the mortgagee to enforce any such assignment or security interest. The legal proceedings necessary to resolve such a situation can be time-consuming and may result in significant delays in the receipt of the rents or hotel or nursing home revenues. Rents or hotel or nursing home revenues may also be lost (i) if the assignment or security interest is not fully documented or perfected under state law prior to commencement of the bankruptcy proceeding; (ii) to the extent such rents or hotel or nursing home revenues are used by the mortgagor to maintain the mortgaged property or for other court authorized expenses; (iii) to the extent other collateral may be substituted therefor; and (iv) if the bankruptcy court determines that it is necessary or appropriate "based on the equities of the case."

     To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to the lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in an automatic stay barring the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

     In addition, the Bankruptcy Code generally provides that a bankruptcy trustee or debtor in possession may, subject to approval of the bankruptcy court, either (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the bankruptcy trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there may be a significant period of time between the date that a lessee files a bankruptcy petition and the date that the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease, and the lessor must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery, as a preferential transfer, of certain payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. If a Mortgage Loan includes any guaranty, and the guaranty waives any rights of subrogation or contribution, then certain payments by the mortgagor to the Trust Fund also may be avoided and recovered as fraudulent conveyances.

     A trustee in bankruptcy or a debtor in possession or various creditors who extend credit after a case is filed, in some cases, may be entitled to collect costs and expenses in preserving or selling the mortgaged property ahead of payment to the mortgagee. In certain circumstances, a trustee in bankruptcy or debtor in possession may have the power to grant liens senior to or pari passu with the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and enforce a restructuring of a mortgage loan on terms a mortgagee would not otherwise accept.

     A trustee in bankruptcy or a debtor in possession, in some cases, also may be entitled to subordinate the lien created by the mortgage loan to other liens or the claims of general unsecured creditors. Generally, this requires proof of "unequitable conduct" by the mortgagee. However, various courts have expanded the grounds for equitable subordination to apply to various non-pecuniary claims for such items as penalties and fines. A court may find that any prepayment charge, various late payment charges and other claims by mortgagees may be subject to equitable subordination on these grounds.

     A trustee in bankruptcy or a debtor in possession, in some cases, also may be entitled to avoid all or part of any claim or lien by the mortgagee if and to the extent a judgment creditor, or a bona fide purchaser of real estate, could have done so outside of bankruptcy. Generally, this involves some defect in the language, execution or recording of the mortgage loan documents.

Environmental Risks

     Real property pledged as security to a mortgagee may be subject to environmental risks arising from the presence of hazardous or toxic substances on, under, adjacent to, or in such property. The environmental condition of mortgaged properties may be affected by the actions and operations of tenants and occupants of such properties. Of particular concern may be those mortgaged properties that are, or have been, the site of manufacturing, industrial or disposal activity or have been built with or contain asbestos-containing material or other indoor pollutants. In addition, current and future environmental laws, ordinances or regulations, including new requirements developed by federal agencies pursuant to the mandates of the Clean Air Act Amendments of 1990, may impose additional compliance obligations on business operations that can be met only by significant capital expenditures.

     A mortgagee may be exposed to risks related to environmental conditions such as the following: (i) a diminution in the value of a mortgaged property;
(ii) the potential that the mortgagor may default on a mortgage loan due to the mortgagor's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws; (iii) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; or (iv) the inability to sell the related Mortgage Loan in the secondary market or lease the property to potential tenants. In certain circumstances, a mortgagee may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

     In addition, a mortgagee may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the mortgagee to recoup its investment in a loan upon foreclosure.

     In certain states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a mortgagee that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Under federal and certain states' laws, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by federal and state regulatory agencies. In several states such lien has priority over the lien of an existing mortgage against such property. Since the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

     Under certain circumstances, it is possible that environmental cleanup costs, or the obligation to take remedial actions, can be imposed on a mortgagee such as the Trust Fund with respect to each Series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), strict liability may be imposed on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This is known as the "secured creditor exemption." Judicial decisions interpreting the secured creditor exemption had varied widely, and one decision, United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir. 1990), cert. denied, 498 U.S. 1046 (1991), had indicated that a lender's mere power to affect and influence a borrower's operations might be sufficient to lead to liability on the part of the lender. However, on September 30, 1996, the Asset
Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") became law. The Lender Liability Act clarifies the secured creditor exemption to impose liability only on a secured lender who exercises control over operational aspects of the facility and thus is "participating in management." A number of environmentally related activities before the loan is made and during its pendency, as well as "workout" steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

     The Lender Liability Act also amends the Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination from underground storage tanks. However, the Lender Liability Act has no effect on state environmental laws similar to CERCLA that may impose liability on mortgagees and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these federal and state laws may exist even if the mortgagee

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


did not cause or contribute to the contamination and regardless of whether the mortgagee has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     CERCLA's "innocent landowner" defense to strict liability may be available to a mortgagee that has taken title to a mortgaged property and has performed an appropriate environmental site assessment that does not disclose existing contamination and that meets other requirements of the defense. However, it is unclear whether the environmental site assessment must be conducted upon loan origination, prior to foreclosure or both, and uncertainty exists as to what kind of environmental site assessment must be performed in order to qualify for the defense.

     Beyond statute-based environmental liability, there exist common law causes of action that can be asserted to redress hazardous environmental conditions on a property (e.g., actions based on nuisance for so called toxic torts resulting in death, personal injury or damage to property). Although it may be more difficult to hold a mortgagee liable in such cases, unanticipated or uninsured liabilities of the mortgagor may jeopardize the mortgagor's ability to meet its loan obligations.

     At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

     The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to any Mortgaged Property or take over its operation unless the Master Servicer or the Special Servicer, if any, has previously determined, based upon a phase I or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments, that (a) the Mortgaged Property is in compliance with applicable environmental laws or that it would be in the best economic interest of the Trust Fund to take the actions necessary to comply with such laws and (b) there are no circumstances or conditions present at the Mortgaged Property relating to Hazardous Materials for which some investigation, remediation or clean-up action could be required or that it would be in the best economic interest of the Trust Fund to take such actions with respect to such Mortgaged Property. This requirement effectively precludes enforcement of the security for the related Note until a satisfactory environmental assessment is obtained and/or any required remedial action is taken. This requirement will reduce the likelihood that a given Trust Fund will become liable for any environmental conditions affecting a Mortgaged Property, but will make it more difficult to realize on the security for the Mortgage Loan. There can be no assurance that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible environmental conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer or the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for environmental conditions.

     "Hazardous Materials" are generally defined as any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification that would, if classified as unusable, be included in the foregoing definition.

     If a mortgagee is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be without substantial assets, bankrupt or otherwise judgment proof. Furthermore, such action against the mortgagor may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the mortgagee to exhaust its security before bringing a personal action against the mortgagor (see "--Anti-Deficiency Legislation" above) may curtail the mortgagee's ability to recover from its mortgagor the environmental clean-up and other related costs and liabilities incurred by the mortgagee. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the Prospectus Supplement and Agreement for the related Series.

     Other environmental laws that may affect the value of a mortgaged property, or impose cleanup costs or liabilities, including those related to asbestos, radon, lead paint and underground storage tanks.

     Certain federal, state and local laws, regulations and ordinances govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACMs") in the event of the remodeling, renovation or demolition of a building. Such laws, as well as common law standards, may impose liability for releases of ACMs and may allow third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases. In addition, federal law requires that building owners inspect their facilities for ACMs and presumed ACMs (consisting of thermal system insulation, surfacing materials and asphalt and vinyl flooring in buildings constructed prior to 1981) and transfer all information regarding ACMs and presumed ACMs in their facilities to successive owners.

     The United States Environmental Protection Agency (the "EPA") has concluded that radon gas, a naturally occurring substance, is linked to increased risks of lung cancer. Although there are no current federal or state requirements mandating radon gas testing, the EPA and the United States Surgeon General recommend testing residences for the presence of radon and that abatement measures be undertaken if radon concentrations in indoor air meet or exceed four picocuries per liter.

     Under the Residential Lead-Based Paint Hazard Reduction Act of 1992 (the "Lead Paint Act"), owners of residential housing constructed prior to 1978 are required to disclose to potential residents or purchasers any known lead-paint hazards. The Lead Paint Act creates a private right of action with treble damages available for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries. Finally, federal law mandates that detailed worker safety standards must be complied with where construction, alteration, repair or renovation of structures that contain lead, or materials that contain lead, is contemplated.

     Underground storage tanks ("USTs") are, and in the past have been, frequently located at properties used for industrial, retail and other business purposes. Federal law, as well as the laws of most states, currently require USTs used for the storage of fuel or hazardous substances and waste to meet certain standards designed to prevent releases from the USTs into the environment. USTs installed prior to the implementation of these standards, or that otherwise do not meet these standards, are potential sources of contamination to the soil and groundwater. Land owners may be liable for the costs of investigating and remediating soil and groundwater contamination that may emanate from leaking USTs.

Enforceability of Certain Provisions

     Default Interest; Late Charges; and Prepayment Fees. Some of the Mortgage Loans may contain provisions requiring the mortgagor to pay late charges or additional interest if required payments are not timely made, and in some circumstances, may prohibit payments for a specified period and/or condition prepayments upon the mortgagor's payment of prepayment fees or yield maintenance penalties. In certain states there may be limitations upon the enforceability of such provisions, and no assurance can be given

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


that any of such provisions related to any Mortgage Loan will be enforceable. Some of the Mortgage Loans may also contain provisions prohibiting any prepayment of the loan prior to maturity or requiring the payment of a prepayment fee in connection with any such prepayment. Even if enforceable, a requirement for such prepayment fees may not deter mortgagors from prepaying their mortgage loans. Although certain states will allow the enforcement of such provisions upon a voluntary prepayment of a mortgage loan, in other states such provisions may be unenforceable after a mortgage loan has been outstanding for a certain number of years or if enforcement would be unconscionable, or the allowed amount of any prepayment fee may be limited (i.e., to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan or to a fixed number of months' interest on the prepaid amount). In certain states there may be limitations upon the enforceability of prepayment fee provisions applicable in connection with a default by the mortgagor or an involuntary acceleration of the secured indebtedness, and no assurance can be given that any of such provisions related to any mortgage loan will be enforceable under such circumstances. The applicable laws of certain states may also treat certain prepayment fees as usurious if in excess of statutory limits. See "--Applicability of Usury Laws" below.

     Due-on-Sale Provisions. The enforceability of due-on-sale and due-on-encumbrance provisions has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied under applicable state law. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), which generally preempts state constitutional,  statutory  and case  law  that  prohibits  the  enforcement  of due-on-sale clauses and permits mortgagees to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures have exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were: (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982; and (ii) originated by lenders other than national banks, federal savings institutions or federal credit unions. The Federal Home Loan Mortgage Corporation has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of loans that were originated or assumed during the "window period" applicable to such state. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

     The Agreement for each Series generally will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms provides that: (i) such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (ii) such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer or the Special Servicer, if any, on behalf of the Trustee, shall take such actions as it deems to be in the best interest of the Trust Fund in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related Note or Mortgage.

     In addition, under the federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

     Acceleration on Default. It is expected that the Mortgage Loans will include a "debt-acceleration" clause, which permits the mortgagee to accelerate the full debt upon a monetary or

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


nonmonetary default of the mortgagor. The courts of all states will enforce such acceleration clauses in the event of a material payment default if appropriate notices of default have been effectively given. However, the equity courts of any state may refuse to foreclose a mortgage when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and, in certain states, the costs and attorneys' fees incurred by the mortgagee in collecting such defaulted payments.

     State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a mortgagee's practice of accepting late payments from the mortgagor may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the Installment Contract following a default. Not infrequently, if a mortgagor under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the Installment Contract or to permit the mortgagor to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

Soldiers' and Sailors' Relief Act

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service (including the Army, Navy, Air Force, Marines, Coast Guard, members of the National Guard or any Reserves who are called to active duty status after the origination of their mortgage loan and officers of the U.S. Public Health Service assigned to duty with the military) after the origination of such mortgagor's mortgage loan may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the mortgagee. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable Credit Enhancement, could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or the Special Servicer, if any, to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. Because the Relief Act applies to mortgagors who enter military service (including reservists who are later called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. The Relief Act may also be applicable if the mortgagor is an entity owned or controlled by a person in a military service.

Applicability of Usury Laws

     State and federal usury laws limit the interest that mortgagees are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" in the determination of the "interest" charged in connection with a loan, but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest". If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One type of statute requires the mortgagee to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the mortgagor may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the mortgagee may foreclose, but only for the debt plus lawful interest, in either case, subject to any applicable credit for excessive interest collected from the

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


mortgagor and any penalty owed by the mortgagee. A second type of statute is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the mortgagee from foreclosing.

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that state usury limitations do not apply to certain types of residential (including multifamily, but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Alternative Mortgage Instruments

     Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially with respect to residential (including multifamily, but not other commercial) mortgage loans as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary: (i) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions; and
(iii) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII authorized any state to reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action. A mortgagee's failure to comply with the applicable federal regulations in connection with the origination of an alternative mortgage instrument could subject such mortgage loan to state restrictions that would not otherwise be applicable.

Leases and Rents

     Some of the Mortgage Loans may be secured by an assignment of leases and rents, either through assignment provisions incorporated in the mortgage, through a separate assignment document or both. Under an assignment of leases and rents, the mortgagor typically assigns to the mortgagee the mortgagor's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default under the mortgage loan documentation. In the event of such a default, the license terminates and the mortgagee may be entitled to collect rents. A mortgagee's failure to perfect properly its interest in rents may result in the loss of a substantial pool of funds that could otherwise serve as a source of repayment for the loan. Some state laws may require that in addition to recording properly the assignment of leases and rents, the mortgagee must also take possession of the property and/or obtain judicial appointment of a receiver before such

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


mortgagee is entitled to collect rents. Although mortgagees actually taking possession of the property may become entitled to collect the rents therefrom, such mortgagees may also incur potentially substantial risks attendant to such possession, including liability for environmental clean-up costs and other risks inherent to property ownership and operation. In addition, if a bankruptcy or similar proceeding is commenced by or in respect of the mortgagor, the mortgagee's ability to collect the rents may also be adversely affected.

Secondary Financing; Due-on-Encumbrance Provisions

     Some of the Mortgage Loans may not restrict secondary financing, thereby permitting the mortgagor to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans may preclude secondary financing (often by permitting the senior mortgagee to accelerate the maturity of its loan if the mortgagor further encumbers the Mortgaged Property) or may require the consent of the senior mortgagee; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each Series will generally provide that if any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms: (i) provides that such Mortgage Loan will (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property; then for so long as such Mortgage Loan is included in a given Trust Fund, the Master Servicer or, if such Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, if any, on behalf of such Trust Fund, will exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan to (x) accelerate the payments thereon or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

     If a mortgagor encumbers a mortgaged property with one or more junior liens, the senior mortgagee is subjected to additional risk, such as the following. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those due on the senior loan. Second, acts of the senior mortgagee that prejudice the junior mortgagee or impair the junior mortgagee's security may create a superior equity in favor of the junior mortgagee. For example, if the mortgagor and the senior mortgagee agree to an increase in the principal amount of, or the interest rate payable on, the senior loan, the senior mortgagee may lose its priority to the extent an existing junior mortgagee is prejudiced or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior mortgagees can impair the security available to the senior mortgagee and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior mortgagee. Fourth, the bankruptcy of a junior mortgagee may operate to stay foreclosure or similar proceedings by the senior mortgagee.

Certain Laws and Regulations

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property, which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of and interest on the related Mortgage Loan.


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


     The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of a mortgage. In addition, substantive requirements are imposed on mortgagees in connection with the origination and servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Type of Mortgaged Property

     A mortgagee may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties that are hospitals, nursing homes or convalescent homes may present special risks to mortgagees in large part due to significant governmental regulation of the ownership, operation, maintenance, control and financing of health care institutions. Mortgages encumbering mortgaged properties that are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties that are hotels or motels may present additional risks to mortgagees in that: (i) such properties are typically operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, manager or operator; and (ii) the transferability of operating, liquor and other licenses to the entity acquiring such properties either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties that are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties. See "RISK FACTORS--Risks Associated with Lending on Income Producing Properties."

Criminal Forfeitures

     Various federal and state laws (collectively, the "Forfeiture Laws") provide for the civil or criminal forfeiture of certain property (including real estate) used or intended to be used to commit or facilitate the commission of a violation of certain laws (typically criminal laws), or purchased with the proceeds of such violations. Even though the Forfeiture Laws were originally intended as tools to fight organized crime and drug related crimes, the current climate appears to be to expand the scope of such laws. Certain of the Forfeiture Laws (i.e., the Racketeer Influenced and Corrupt Organizations law and the Comprehensive Crime Control Act of 1984) provide for notice, opportunity to be heard and for certain defenses for "innocent lienholders." However, given the uncertain scope of the Forfeiture Laws and their relationship to existing constitutional protections afforded property owners, no assurance can be made that enforcement of a Forfeiture Law with respect to any Mortgaged Property would not deprive the Trust Fund of its security for the related Mortgage Loan.

Americans With Disabilities Act

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove structural, architectural and communication barriers from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing mortgagee who succeeds to the interest of the mortgagor as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing mortgagee who is financially more capable than the mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the mortgagor is subject.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates. This discussion was prepared by Morrison & Hecker L.L.P., counsel to the Depositor ("Counsel") and, to the extent it expresses opinions or conclusions as to federal income tax law, represents the opinion of Counsel as to such matters. The discussion below is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, including, where applicable, proposed regulations, and the administrative rulings and court decisions all as in effect and existing on the date hereof and, all of which are subject to change, possibly on a retroactive basis, or possible differing interpretations. This discussion is directed primarily to investors who will hold Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories or classes of investors some of which (such as banks, insurance companies and foreign investors) may be subject to special rules under the federal income tax laws. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "STATE TAX CONSIDERATIONS." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

     Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein.

     The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. The applicable Prospectus Supplement will also specify if a REMIC election will not be made for a portion of the Trust Fund. If so specified, such portion may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences For Certificates As To Which No REMIC Election Is Made." For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.


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


                         Federal Income Tax Consequences
                             For REMIC Certificates

General

     The following discussion addresses securities ("REMIC Certificates") representing interests in a Trust, or a portion thereof, which the Trustee will covenant to elect to have treated as a REMIC under Sections 860A through 860G (the "REMIC Provisions") of the Code.

     An election to be treated as a REMIC for federal income tax purposes may be made for a Trust Fund relating to a Series of Certificates. Such an election will generally be made if the related Trust Fund would not qualify as a grantor trust under subpart E, Part I of Subchapter J of the Code. In such a case, Morrison & Hecker L.L.P., counsel to the Depositor, will deliver its opinion to the effect that the Trust Fund issuing Certificates of that Series will be treated as one or more REMICs for federal income tax purposes provided that the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements concerning REMICs are satisfied, and the Certificates offered thereby will be considered to be "Regular Interests" or "Residual Interests" in the REMICs, as specified in the related Prospectus Supplement.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

Qualification as a REMIC

     In order for the Trust Fund to qualify as a REMIC, there must be ongoing compliance on the part of the Trust Fund with the requirements set forth in the Code. The Trust Fund must fulfill an asset test, which requires that no more than a de minimus portion of its assets, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a "safe harbor" pursuant to which the de minimus requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimus amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and applicable tax information to transferors or agents that violate this requirement. Accordingly, the Agreement for each Series will contain provisions to assure that the asset and reasonable arrangements tests will be met at all times that the Certificates are outstanding. See "--Taxation of Holders of Residual Certificates--Restrictions on Ownership and Transfer of Residual Certificates."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed-price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, provided, in general, (i) the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the Mortgage Loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

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


(ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached,
(iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period. For purposes of this opinion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgaged Properties underlying a Series of Certificates, references to the Mortgaged Properties will be deemed to refer to that portion of the Mortgaged Properties held by the Trust Fund which does not include the fixed retained yield.

     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is any investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceed 13 months, until the next scheduled distribution to holders of interests in the REMIC. Foreclosure property is real property acquired by the REMIC in connection with default or imminent default of a qualified mortgage and generally held for not more than three years after the year in which such property is acquired, with extensions granted by the Internal Revenue Service ("IRS").

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more Classes of regular interests or (ii) a single Class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate or consist of a specified, nonvarying portion of the interest payments on some or all of the qualified mortgages. A qualified variable rate includes a rate based on a weighted average of rates on some or all of the REMIC's qualified mortgages, which in turn bear a fixed rate or qualified variable rate. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and is designated as a residual interest.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.


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


     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related Certificates may not be accorded the status or given the tax treatment described below. Section 860D(b)(2) of the Code provides that if (i) an entity ceases to be a REMIC, (ii) the Secretary of the Treasury determines that such cessation was inadvertent, (iii) no later than a reasonable time after the discovery of the event resulting in such cessation, steps are taken so that such entity is once more a REMIC, and (iv) such entity, and each person holding an interest in such entity at any time during a period specified, agrees to make such adjustments as may be required by the Secretary of the Treasury with respect to such period, then, notwithstanding such terminating event, the entity will be treated as continuing to be a REMIC or such cessation will be disregarded, whichever the Secretary of the Treasury determines to be appropriate. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied.

     Status of REMIC Certificates. If a REMIC election is made with respect to a Series of Certificates, (i) Certificates held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property" and other types of assets described in Code Section 7701(a)(19)(C)(i)-(x) (except that if the underlying mortgage loans are not residential mortgage loans, the Certificates will not so qualify)); and (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and income with respect to the Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Certificate will qualify for the corresponding tax treatment in (i) or (ii) in the proportion that such REMIC assets are qualifying assets. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Trustee will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     Holders of Certificates should be aware that (i) Certificates held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(4)(A)(i); and Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(i).

     It is possible that various reserves or funds will reduce the proportion of REMIC assets that qualify under the standards described above.

     Tiered REMIC Structures. For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such Series of Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Tiered REMICs will each qualify as a REMIC and the Certificates issued by the Tiered REMICs will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC Regulations of the Code.

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



     The Tiered REMICs will be treated as one REMIC solely for purposes of determining whether the Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

Taxation of REMIC Regular Certificates

     Interest and Acquisition Discount. Certificates representing Regular Interests in a REMIC ("Regular Certificates") are generally taxable to Certificateholders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Certificates will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Certificateholder's normal accounting method. Reports will be made annually to the IRS and to holders of Regular Certificates that are not excepted from the reporting requirements regarding amounts treated as interest (including accrual of original issue discount) on Regular Certificates.

     Certificates on which interest is not paid currently ("Compound Interest Certificates") will, and certain of the other Certificates constituting Regular Interests may be issued with original issue discount ("OID") within the meaning of Code Section 1273. Rules governing OID are set forth in Sections 1271-1275 of the Code and the OID Regulations. Although Section 1272(a)(6) of the Code contains specific provisions governing the calculation of OID on securities, such as the Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations interpreting those provisions have not yet been issued. Further, the application of the OID Regulations to the Regular Certificates remains unclear in other respects because the OID Regulations either do not address, or are subject to varying interpretations with regard to, several relevant issues.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Regular Certificate and its issue price. The issue price of a Regular Certificate of a Class will generally be the initial offering price at which a substantial amount of the Certificates in the Class is sold to the public, and will be treated by the Depositor as including, in addition, the amount paid by the Certificateholder for accrued interest that relates to a period prior to the issue date of such Regular Certificate. The stated redemption price at maturity is the sum of all payments on the Certificate other than any "qualified stated interest payments."

     A holder of a Regular Certificate must include OID in gross income as ordinary income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Regular Certificate will be considered to be zero if it is less than a de minimus amount determined under the Code.

     Under this de minimus rule, OID on a Regular Certificate will be considered to be zero if such OID is less than .25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. Although not specifically addressed by regulations, it is assumed that the schedule of distributions used in determining weighted average maturity should be based on the assumed rate of prepayment of the Mortgage Loans and the anticipated reinvestment rate, if any relating to the Regular Certificates (the "Prepayment Assumption"). The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. The holder of a Regular Certificate includes any de minimus OID in income pro rata as stated principal payments are received.


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


     If the interval between the issue date and the first Distribution Date on a Regular Certificate is longer than the interval between subsequent Distribution Dates (and interest paid on the first Distribution Date is less than would have been earned if the stated interest rate were applied to outstanding principal during each day in such interval), the stated interest distributions on such Regular Certificate technically do not constitute qualified stated interest. In such case a special rule, applying solely for the purpose of determining whether OID is de minimus, provides that the interest shortfall for the long first period (i.e., the interest that would have been earned if interest had been paid on the first Distribution Date for each day the Regular Certificate was outstanding) is treated as made at a fixed rate if the value of the rate on which the payment is based is adjusted in a reasonable manner to take into account the length of the interval. Regular Certificate holders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate.

     Qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (a) a single fixed rate that appropriately takes into account the length of the interval between payments or (b) the current values of (i) a single "qualified floating rate" or (ii) a single "objective rate" (each a "Single Variable Rate"). A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A qualified floating rate is a rate the variations in which reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Regular Certificate is denominated (e.g., LIBOR). Such a rate remains qualified even though it is multiplied by a fixed, positive multiple not exceeding 1.35, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including (a) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate, if the value of the qualified floating rate on the issue date is intended to approximate the fixed rate, and (b) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Regular Certificate. A combination of such rates is conclusively presumed to be a single qualified floating rate if the values of all rates on the issue date are within .25 percentage points of each other. A variable rate that is subject to an interest rate cap, floor, "governor" or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the issue date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. An objective rate is a rate, other than a qualified floating rate, determined by a single formula that is fixed throughout the term of the Regular Certificate and is based on (i) one or more qualified floating rates (including a multiple or inverse of a qualified floating rate); (ii) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a foreign currency; (iii) the yield or the changes in the price of one or more items of "actively traded" personal property other than stock or debt of the issuer or a related party, (iv) a combination of rates described in (i), (ii) or
(iii); or (v) other rates designated by the IRS in the Internal Revenue Bulletin. Each rate described in (i) through (v) above will not be considered an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the Regular Certificate's term will differ significantly from the average value of the rate during the final half of its term. The rules for determining the qualified stated interest payable with respect to certain variable rate Regular Certificates not bearing interest at a Single Variable Rate are discussed below under "--Variable Rate Regular
Certificates." In the case of the Compound Interest Certificates, Interest Weighted Certificates (as defined below) and certain of the other Regular Certificates, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity. Because Certificateholders are entitled to receive interest only to the extent that payments are made on the Mortgage Loans, interest might not be considered to be "unconditionally payable."

     The holder of a Regular Certificate issued with OID must include in gross income, for all days during its taxable year on which it holds such Regular Certificate, the sum of the "daily portions" of such

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


OID. Under Code Section 1272(a)(6), the amount of OID to be included in income by a holder of a debt instrument, such as a Regular Certificate, that is subject to acceleration due to prepayments on other debt obligations securing such instrument, is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The IRS has not yet issued regulations that address Prepayment Assumptions; however, the Conference Committee Report to the Tax Reform Act of 1986 indicates that the assumed rate of prepayments used in pricing can be used for purposes of OID calculations if such assumption is reasonable for comparable transactions. The amount of OID includible in income by a Certificateholder will be computed by allocating to each day during a taxable year a pro-rata portion of the OID that accrued during the relevant accrual period. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Regular Certificate as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Regular Certificate, over (ii) the "adjusted issue price" of the Regular Certificate at the beginning of the accrual period. The adjusted issue price of a Regular Certificate is the sum of its issue price plus prior accruals of OID, if any, reduced by the total payments, other than qualified stated interest payments, made with respect to such Regular Certificate in all prior periods. Code Section 1272(a)(6) requires the present value of the remaining payments to be determined on the basis of three factors: (i) the original yield to maturity of the Regular Certificate (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period); (ii) events (including actual prepayments) that have occurred before the end of the accrual period; and (iii) the assumption that the remaining payments (including actual prepayments) will be made in accordance with the original Prepayment Assumption. The effect of this method will be to increase (or decrease) the portion of OID required to be included in income by a Certificateholder taking into account whether prepayments with respect to the Mortgage Loans are accruing faster (slower) than the Prepayment Assumption. Although OID will be reported to Certificateholders based on the Prepayment Assumption, there is no assurance that Mortgage Loans will be prepaid at that rate and no representation is made to Certificateholders that Mortgage Loans will be prepaid at that rate or at any other rate.

     A subsequent holder of a Regular Certificate will also be required to include OID in gross income. If such a holder purchases a Regular Certificate for an amount that exceeds its adjusted issue price the holder will be entitled (as will an initial holder who pays more than a Regular Certificate's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Certain Classes of Certificates may represent more than one Class of Regular Interests. The Trustee intends, based on the OID Regulations, to calculate OID on such Certificates as if, solely for the purposes of computing OID, the separate Regular Interests were a single debt instrument.

     Interest Weighted Certificates. It is not clear how income should be accrued with respect to Regular Certificates the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC ("Interest Weighted Certificate"). The Depositor intends to take the position that all of the income derived from an Interest Weighted Certificate should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Certificate as a Compound Interest Certificate. However, the IRS could assert that income derived from an Interest Weighted Certificate should be calculated as if the Interest Weighted Certificate were a Certificate purchased at a premium equal to the excess of the price paid by such Certificateholder for the Interest Weighted Certificate over its stated principal amount, if any. Under this approach, a Certificateholder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that the Interest Weighted Certificate should be taxable under the final regulations under Section 1275 governing debt issued with contingent principal

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


payments, in which case a Certificateholder might recognize income at a slower rate than if the Interest Weighted Certificate were treated as a Compound Interest Certificate. If the contingent payment rules were applicable to Interest Weighted Certificates (which, as 1272(a)(6) instruments, are specifically excluded from the scope of the contingent payment regulations) income on certain Certificates would be computed under the "Noncontingent Bond Method." The noncontingent bond method would generally apply in a manner similar to the method prescribed by the Code under Section 1272(a)(6). See "--Variable Rate Regular Certificates." Because of uncertainty in the law, Counsel to the Depositor will not render any opinion on these issues.

     Variable Rate Regular Certificates. Regular Certificates bearing interest at one or more variable rates are subject to certain special rules. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rates or (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate"). A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding permissible rate caps, floors, governors and similar restrictions such as are described above).

     Purchasers of Regular Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Code
Section 1272(a)(6) and the OID Regulations to such Certificates. In the absence of other authority, the Depositor intends to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of Code Section 1272(a)(6) to such Certificates for the purpose of preparing tax reports furnished to the IRS and Certificateholders. In that regard, in determining OID with respect to Regular Certificates bearing interest at a Single Variable Rate, (a) all stated interest with respect to a Regular Certificate is treated as qualified stated interest and (b) the amount and accrual of OID, if any, is determined under the OID rules applicable to fixed rate debt instruments discussed above by assuming that the Single Variable Rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the issue date value of the rate or (ii) in the case of any other objective rate, a fixed rate that reflects the yield that is reasonably expected for the Regular Certificate. Interest and OID attributable to the Regular Certificates bearing interest at a Multiple Variable Rate similarly will be taken into account under a methodology that converts the Certificate into an equivalent fixed rate debt instrument. However, in determining the amount and accrual of OID, the assumed fixed rates are (a) for each qualified floating rate, the value of each such rate as of the issue date (with appropriate adjustment for any differences in intervals between interest adjustment dates); (b) for a qualified inverse floating rate, the value of the rate as of the issue date; and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate. In the case of a Certificate that provides for stated interest at a fixed rate in one or more accrual periods and either one or more qualified floating rates or a qualified inverse floating rate in other accrual periods, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Certificate provides for a qualified inverse floating rate). The qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the

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


Regular Certificate as of its issue date is approximately the same as the fair market value of an otherwise identical debt-instrument that provides for either the qualified floating rate or the qualified inverse floating rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Regular Certificate is then treated as converted into an equivalent fixed rate debt instrument in the manner described above. If the interest paid or accrued with respect to a Single Variable Rate or Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or OID, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

     Purchasers of Certificates bearing a variable rate of interest should be aware that the provisions of the OID Regulations governing variable rate debt instruments are limited in scope and may not apply to some Regular Certificates having variable rates. If such a Certificate is not subject to the provisions of the OID Regulations governing variable rate debt instruments, it may be subject to the provisions of the OID Regulations applicable to debt instruments having contingent payments. Prospective purchasers of variable rate Regular Certificates should consult their tax advisers concerning the appropriate tax treatment of such Certificates.

     Constant Yield Election for Interest. Under the OID Regulations, holders of Regular Certificates generally may elect to include all accrued interest on a Regular Certificate in gross income using the constant yield to maturity method. For purposes of this election, interest includes stated interest, OID, de minimus OID, market discount, de minimus market discount and unstated interest, as adjusted by any premium. If a holder of a Regular Certificate makes such an election and (i) the Regular Certificate has amortizable bond premium, the holder is deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires or (ii) the Regular Certificate has market discount, the holder is deemed to have made an election to include market discount in income currently for all debt instruments having market discount acquired during the year of the election or thereafter. See "--Market Discount" and "--Premium." The election to accrue interest, discount and premium on a constant yield method is irrevocable without the consent of the IRS. A holder of a Regular Certificate should consult its tax adviser before making this election.

     Market Discount. A purchaser of a Regular Certificate may also be subject to the market discount rules of Code Section 1276 if the stated redemption price at maturity (or the revised issue price where OID has accrued on such Certificate) exceeds the basis of the Certificate in the hands of the purchaser. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Certificate, or upon the sale or exchange of the Regular Certificate. In general terms, until regulations are promulgated, market discount may be treated as accruing, at the election of the Certificateholder, either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of OID (or, if there is no OID, in proportion to accruals of stated interest) allocated to such period in relation to the sum of such interest together with the remaining interest as of the end of such period. A holder of a Regular Certificate having market discount may also be required to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Regular Certificate. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Certificateholder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, in which case the interest deferral rule will not apply. Such election will apply to all taxable debt instruments (including all Regular Interests) held by the Certificateholder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be

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


irrevocable without the consent of the IRS. In Revenue Procedure 92-67, the IRS set forth procedures for taxpayers (1) electing under Code Section 1278(b) to include market discount in income currently, (2) electing under rules of Code
Section 1276(b) to use a constant interest rate to determine accrued market discount on a bond where the holder of the bond is required to determine the amount of accrued market discount at a time prior to the holder's disposition of the bond, and (3) requesting consent to revoke an election under Code Section 1278(b). Purchasers who purchase Regular Certificates at a market discount should consult their tax advisors regarding the elections for recognition of such discount.

     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificates (determined as described above under "--Original Issue Discount") remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect thereto.

     Premium. A Certificateholder who purchases a Regular Certificate (other than an Interest Weighted Certificate, to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Certificate at a premium. The Certificateholder may elect under Code Section 171 to amortize such premium as an offset to interest income on such Certificate (and not as a separate deduction item) on a constant yield method. See "--Constant Yield Election for Interest."

     Although no regulations addressing the computation of premium accrual on collateralized mortgage obligations or Regular Interests have been issued, the legislative history of the Tax Reform Act of 1986 (the "1986 Act") indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Regular Certificate will be calculated using the Prepayment Assumption. If a Certificateholder makes an election to amortize premium on a Certificate, such election will apply to all taxable debt instruments (including all Regular Interests) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for Regular Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Final Treasury regulations were issued in December 1997 which address the amortization of bond premiums (the "Premium Regulations"). The preamble to the Premium Regulations indicate that they do not apply to Regular Interests in a REMIC or any pool of debt instruments the yield on which may be affected by prepayments. The Premium Regulations describe the yield method of amortizing premium and provide that a bond holder may offset the premium against corresponding interest income only as that income is taken into account under the bond holder's method of accounting. For instruments that may be called or prepaid prior to maturity, a bond holder will be deemed to exercise its option and an issuer will be deemed to exercise its redemption right in a manner that maximizes the holder's yield. A holder of a debt instrument may elect to amortize bond premium under the Premium Regulations for the taxable year containing the effective date, with the election applying to all the holder's debt instruments held on the first day of the taxable year. Because the Premium Regulations are specifically not applicable to Regular Certificates purchasers who pay a premium for their Regular Certificates should consult their tax advisors regarding any election to amortize premium and the method to be employed.

     Subordinate Certificates--Effects of Defaults, Delinquencies and Losses. As described above under "CREDIT ENHANCEMENT --Subordinate Certificates," certain Series of Certificates may contain one or more Classes of Subordinate Certificates. Holders of Subordinate Certificates will be

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


required to accrue interest and OID with respect to such Certificates on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any Mortgage Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a Subordinate Certificate in any period could significantly exceed the amount of cash distributed to such holder in that period.

     Although  not  entirely  clear,  and to the  extent  the bad debt  rules of
Section 166 of the Code apply, it appears a Certificateholder that is a corporation or otherwise holds such Certificates in connection with a trade or business should generally be allowed to deduct as an ordinary loss any loss sustained on account of partial or complete worthlessness of a Regular Certificate. Although similarly unclear, a noncorporate Certificateholder generally should be allowed to deduct as a short-term capital loss any loss sustained on account of complete worthlessness of a Regular Certificate. A noncorporate Certificateholder alternatively, depending on the factual circumstances, may be allowed a capital loss deduction as the principal balance of a Subordinate Certificate is reduced by reason of realized losses resulting from liquidated Mortgage Loans; however, the IRS could contend that a noncorporate Certificateholder should be allowed such losses only after all Mortgage Loans in the Trust Fund have been liquidated or the Subordinate Certificates otherwise have been retired. Special rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Holders of Subordinate Certificates should consult their own tax advisers regarding the appropriate timing, character and amount of any loss sustained with respect to Subordinate Certificates.

     Allocation of Expenses in a Single Class REMIC. As a general rule, all of the servicing, administrative and other non-interest expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the holders of REMIC Regular Certificates and the holders of REMIC Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates. If the REMIC is considered to be a "single-class REMIC" and a Regular Interest Certificateholder is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Certificateholder, exceed 2% of such Certificateholder's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1998, estimated to be $124,500, or $62,250, in the case of a separate return of a married individual within the meaning of Code Section 7703, which amounts will be adjusted annually for inflation) (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The partial or total disallowance of these deductions may have a significant adverse impact on the yield of the Regular Certificate to such a holder.

     Sale or Exchange of Regular Certificates. A Regular Interest Certificateholder's tax basis in its Regular Certificate is the price such holder pays for a Certificate, plus amounts of OID or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange or redemption of a Regular Certificate, measured by the difference between the amount realized and the Regular Certificate's basis as

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


so adjusted, will generally be capital gain or loss, assuming that the Regular Certificate is held as a capital asset. If, however, a Certificateholder is a bank, thrift or similar institution described in Section 582 of the Code, gain or loss realized on the sale or exchange of a Certificate will be taxable as ordinary income or loss.

     Gain from the disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Certificate had equaled 110% of the applicable federal rate (as defined in Code Section 1274(d)) as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Certificate prior to its sale. In addition, all or a portion of any gain from the sale of a Certificate that might otherwise be capital gain may be treated as ordinary income (i) if such Certificate is held as part of a "Conversion Transaction" as defined in Code
Section 1258(c), in an amount equal to the interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction reduced by any amount treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or (ii) if, in the case of a noncorporate taxpayer, an election is made under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income. A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate, (ii) the REMIC Regular Certificate is part of a straddle, (iii) the REMIC Regular Certificate is marketed or sold as producing capital gains, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued.

     As of date of this Prospectus the maximum marginal tax rate on ordinary income for individual taxpayers is 39.6%. The maximum marginal tax rate on long-term capital gains for non-corporate taxpayers is 20%. The maximum marginal tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35% subject to certain higher marginal tax rates which phase out the benefits of the guaranteed corporate tax rate structure. Net capital gain realized on a capital asset which is sold after being held by 12 months or less is subject to tax at ordinary income tax rates. Any gain realized on a capital asset which is sold after being held for more than 12 months but not more than 18 months is subject to tax at ordinary income tax rates, subject to a maximum tax rate of 28% (a "Mid-term Capital Gain"). Gain realized on a sale of a capital asset after a holding period of more than 18 months is subject to tax at 20%, assuming that the taxpayer is otherwise in a rate bracket equal to or greater than 20%.

Taxation of the REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level taxation. Rather, except in the case of a "Single-Class REMIC," the taxable income or net loss of a REMIC is taken into account by the holders of Residual Interests. The Regular Interests are generally treated as debt of the REMIC and taxed accordingly. See "--Taxation of REMIC Regular Certificates" above.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual having the calendar year as a taxable year, with certain adjustments as required under Code Section 860C(b). The "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates. See "--Taxation of Holders

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


of Residual Certificates." In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, plus any cancellation of indebtedness income due to the allocation of realized losses to the Regular Certificates, and (ii) deductions, including stated interest and OID accrued on Regular Certificates, amortization of any premium with respect to loans and servicing fees and other expenses of the REMIC.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the Regular Interests and the Residual Interests on the "Startup Day" (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans to individuals originated on or after March 2, 1984, and the market discount provisions apply to all loans. Subject to possible application of the de minimus rules, the method of accrual by the REMIC of OID or market discount income on such loans will be equivalent to the method under which holders of Regular Certificates accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Certificates in the same manner that the holders of the Certificates include such discount in income, but without regard to the de minimus rules. See "--Taxation of REMIC Regular Certificates" above.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding the recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions Tax and Other Taxes. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include
(i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of limited exceptions for cash contributions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. It is not anticipated that any such contributions will occur or that any such tax will be imposed.

     Net Income from Foreclosure Property. REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income

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


from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Liquidation of the REMIC. If a REMIC and the Trustee adopt a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i) and sell all the REMIC's assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC will recognize no gain or loss on the sale of its assets, provided that the REMIC credits or distributes in liquidation all the sale proceeds plus its cash (other than amounts retained to meet claims against the REMIC) to holders of Regular Certificates and Residual Certificate holders within the 90-day period.

Taxation of Holders of Residual Certificates

     The holder of a Certificate representing a residual interest (a "Residual Certificate") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Certificate. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Certificates in proportion to their respective holdings on such day. For this purpose, the taxable income or net loss of the REMIC, in general, will be allocated to each day in the calendar quarter ratably using such reasonable convention as set forth in the Prospectus Supplement including, as applicable, a "30 days per month/90 days per quarter/360 days per year" convention. The related Prospectus Supplement will indicate whether a different allocation method will be used. Ordinary income derived from Residual Certificates will be "portfolio income" for taxpayers subject to Code Section 469 limitation on the deductibility of "passive losses."

     A holder of a Residual Certificate that is an individual or a "Pass-Through Interest Holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year to the extent that such expenses, when aggregated with the Residual Interest Certificateholder's other miscellaneous itemized deductions for that year, do not exceed 2% of such holder's adjusted gross income. In addition, Code
Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the Applicable Amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the Applicable Amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The amount of additional taxable income reportable by Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial.

     As a result, such investors may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the pass-through rate on such Certificates or discount thereon. Furthermore, in determining the alternative minimum taxable income of such a Certificateholder that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Federal Income Tax Consequences For Certificates As To Which No Remic Election Is Made--Stripped Certificates--Discount or Premium on Stripped Certificates." Accordingly, such Certificates may not be appropriate investments for individuals, estates or trusts, or

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


pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

     The holder of a Residual Certificate must report its proportionate share of the taxable income of the REMIC regardless of whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMICs in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on Regular Interests issued without any discount or at an insubstantial discount. When there is more than one Class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier maturing Classes of Certificates to the extent that such Classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized in general, losses would be allowed in later years as distributions on the later Classes of Regular Certificates are made. (If this occurs, it is likely that cash distributions to holders of Residual Certificates will exceed taxable income in later years.) Taxable income may also be greater in the earlier years of certain REMICs as a result of the fact that interest expense deductions, as a percentage of outstanding principal of Regular Certificates, will typically increase over time as lower yielding Certificates are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of outstanding loan principal.

     In any event, because the holder of a Residual Interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Certificate in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificate will most likely be less than that of such a bond or instrument.

     Basis. A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC. However, such taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets. Such recovery of basis by the REMIC will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders discussed previously under "--Taxation of Holders of Residual Certificates," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC Regulations do not address whether residual interests could have a negative basis and a negative issue price. The Depositor does not intend to treat a Class of Residual Certificates as having a value of less than zero for purposes of determining the bases of the related REMIC in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in a Residual Certificate is greater than the corresponding portion of the REMIC's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until

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


termination of the REMIC, unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations do not currently so provide. See "--Sale or Exchange" below regarding possible treatment of a loss upon termination of the REMIC as a capital loss.

     Limitation on Losses. The amount of the REMIC's net loss that a Certificateholder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Certificate will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Residual Interest Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

     Distributions. Distributions on a Residual Certificate, if any, will generally not result in any additional taxable income or loss to a holder of a Residual Certificate. If the amount of such distribution exceeds a holder's adjusted basis in the Residual Certificate, however, the holder will recognize gain (treated as gain from the sale of the Residual Certificate) to the extent of such excess. If the Residual Certificate is property held for investment, such gain will generally be capital in nature.

     Limitations on Offset or Exemption of REMIC Income: Excess Inclusions and UBTI. The portion of a Residual Interest Certificateholder's REMIC taxable income consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Certificateholder's federal income tax return. The Small Business Job Protection Act of 1996 eliminated a prior law exception to this rule for certain organizations taxed under Section 593 (thrift institutions) with respect to Residual Certificates with significant value. This change is effective for Residual Certificates acquired in taxable years beginning after December 31, 1995. If the holder of a Residual Certificate is an organization subject to the tax on unrelated business taxable income ("UBTI") imposed by Code Section 511, such as a pension fund or other exempt organization, such Residual Interest Certificateholder's excess inclusion income will be treated as unrelated business taxable income of such Certificateholder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund or certain cooperatives were to own a Residual Certificate, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Certificate is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which rate may not be reduced by treaty and is not eligible for treatment as "portfolio interest." See "--Tax Treatment of Foreign Investors--Residual Certificates." Although not entirely clear, the REMIC Regulations indicate that the significant value determination is made only on the Startup Day.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Certificate, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by
(ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Certificate before the beginning of the quarter. Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes. For this purpose, the long-term applicable

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


federal  rate,  which is  announced  monthly by the Treasury  Department,  is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Alternative Minimum Tax. The 1996 Act also provides new rules affecting the determination of alternative minimum taxable income ("AMTI") of a Residual Certificate holder. First, AMTI is calculated without regard to the special rule that taxable income cannot be less than excess inclusion income for the year. Second, AMTI for a taxable year cannot be less than excess inclusion income for the year. Finally, any AMTI net operating loss deduction is computed without regard to excess inclusions. These changes are effective for tax years beginning after December 31, 1986, unless a Residual Certificate holder elects to have the rules apply only to tax years beginning after August 20, 1996.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Certificates may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Certificates" and "--Tax Treatment of Foreign Investors."

     Sale or Exchange. A holder of a Residual Certificate will recognize gain or loss on the sale or exchange of a Residual Certificate equal to the difference, if any, between the amount realized and such Certificateholder's adjusted basis in the Residual Certificate at the time of such sale or exchange. Any such loss may be a capital loss subject to limitation; gain which might otherwise be capital may be treated as ordinary income under certain circumstances. See "--Sale or Exchange of Regular Certificates" above. Except to the extent provided in regulations, which have not yet been issued, the "wash sale" rules of Code Section 1091 will disallow any loss upon disposition or a Residual Certificate if the selling Certificateholder acquires any Residual Interest in a REMIC or similar mortgage pool within six months before or after such disposition. Any such disallowed loss would be added to the Residual Interest Certificateholder's adjusted basis in the newly acquired Residual Interest.

     Restrictions on Ownership and Transfer of Residual Certificates. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a Residual Interest by any "Disqualified Organization." "Disqualified Organizations" include the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity.), a rural electric or telephone cooperative described in
Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit Disqualified Organizations from owning a Residual Certificate. In addition, no transfer of a Residual Certificate will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization and the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that the statement is false.

     The Prospectus Supplement relating to a Series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

     If a Residual Certificate is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a tax will be imposed on the transferor of such Residual Certificate at the

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


time of the transfer pursuant to Code Section 860E(e)(2) equal to the product of
(i) the present value (discounted using the "applicable federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the Residual Certificate) of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. In addition, if a Disqualified Organization is the record holder of an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company or any person holding as nominee) that owns a Residual Certificate, the pass-through entity will be required to pay tax equal to its product of (i) the amount of excess inclusion income of the REMIC for such taxable year allocable to the interest held by such Disqualified
Organization; multiplied by (ii) the highest marginal federal income tax rate imposed on corporations by Code Section 11(b)(1).

     Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. A transferor of a Residual Certificate would in no event, however, be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that (i) states under penalty of perjury that it is not a Disqualified Organization or (ii) furnishes a social security number and states under penalties of perjury that the social security number is that of the transferee, provided that during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     Noneconomic Residual Interests. Under the REMIC Regulations, if a Residual Certificate is a "noneconomic residual interest," as described below, a transfer of a Residual Certificate to a non-U.S. Person will be disregarded for all federal tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any federal income tax imposed upon the taxable income derived by the transferee from the REMIC. A Residual Certificate is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax imposed on corporations for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value is calculated based on the Prepayment Assumption, using a discount rate equal to the applicable federal rate under Code Section 1274(d)(1) that would apply to a debt instrument issued on the date the noneconomic residual interest was transferred and whose term ended on the close of the last quarter in which excess inclusions were expected to accrue with respect to the Residual Interest at the time of transfer. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of transfer, knew or should have known that the transferee would be unwilling or

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


unable to pay taxes on its share of the taxable income of the REMIC. Under the REMIC Regulations, a transferor is presumed not to have improper knowledge if
(i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferor will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the residual interest and that the transferee intends to pay taxes associated with holding of residual interest as they become due. The Agreement will require the transferee of a Residual Certificate to state as part of the affidavit described above under the heading "--Disqualified Organizations" that such transferee (i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future, (iii) understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the Residual Certificate, and (iv) intends to pay any and all taxes associated with holding the Residual Certificate as they become due. The transferor must have no reason to believe that such statement is untrue. A similar type of limitation exists with respect to certain transfers of Residual Interests by foreign persons to U.S. Persons. See "--Tax Treatment of Foreign Investors."

     Mark-to-Market Rules. A "negative value" Residual Interest (and any Residual Interest or arrangement that the IRS deems to have substantially the same economic effect) is not treated as a security and thus may not be marked to market under final Treasury regulations under Section 475 of the Code that generally require a securities dealer to mark to market securities held for sale to customers. In general, a Residual Interest has negative value if, as of the date a taxpayer acquires the Residual Interest, the present value of the tax liabilities associated with holding the Residual Interest exceeds the sum of (i) the present value of the expected future distributions on the Residual Interest, and (ii) the present value of the anticipated tax savings associated with holding the Residual Interest as the REMIC generates losses. In addition, in the Preamble to the temporary Treasury regulations, the IRS requested comments regarding whether additional rules are needed to carry out the purposes of
Section 475 of the Code. Consequently, the IRS may further limit, prospectively or retroactively, the definition of "security" for purposes of Section 475 of the Code by carving out of such definition all Residual Interests.

Reporting Requirements and Backup Withholding

     A Certificateholder, other than a Residual Interest Certificateholder, may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to distributions or the proceeds of a sale of Certificates to or through brokers that represent interest or original issue discount on the Certificates. This withholding generally applies if the holder of a Certificate
(i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct TIN and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Certificateholders, including payments to certain exempt recipients (such as exempt organizations) and to certain Non-U.S. Persons. Holders of the Certificates should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the Certificateholders and to the Master Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Certificates. Any amounts withheld from distribution on Regular Certificates

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would be allowed as a credit against such Certificateholders, federal income tax liability or would be refunded by the IRS.

Tax Treatment of Foreign Investors

     Regular Certificates. Under the Code, unless interest (including OID) paid on a Certificate (other than a Residual Certificate) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation (each, a "Non-U.S. Person") such interest will normally qualify as portfolio interest (except if (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer or (ii) the recipient is a controlled foreign corporation as to which the issuer is a related person) and will not be subject to the 30% United States withholding tax. Upon receipt of appropriate ownership statements signed under penalties of perjury, identifying the beneficial owner and stating, together with other statements, that the beneficial owner of the Regular Certificate is a Non-U.S. Person, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Non-U.S. Persons. Holders of Certificates, including "stripped certificates" (i.e., Certificates that separate ownership of principal payments and interest payments on the Mortgage Loans), however, may be subject to withholding to the extent that the Mortgage Loans were originated on or before July 18, 1984.

     Interest and OID of Certificateholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Certificateholder. They will, however, generally be subject to United States federal income tax at regular rates.

     Residual Certificates. Payments to holders of Residual Certificates who are foreign persons will generally be treated as interest and be subject to United States withholding tax at 30% or any lower applicable treaty rate. Holders should assume that such income does not qualify for exemption from United States withholding tax as portfolio interest. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Certificate will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax. See "--Taxation of Holders of Residual Certificates--Limitations on Offset or Exemption of REMIC
Income: Excess Inclusions". If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Certificate is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Certificates that do not have significant value.

     If a Residual Certificate has tax avoidance potential, a transfer of a Residual Certificate to a Non-U.S. Persons will be disregarded for all federal tax purposes. A Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee Residual Interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If a Non-U.S. Person transfers a Residual Certificate to a U.S. Person, and if the transfer has the effect of allowing

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


the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Certificate for purposes of the withholding tax provisions of the Code. See "--Taxation of Holders of Residual Certificates--Limitations on Offset or Exemption of REMIC Income: Excess Inclusions."

     On April 22, 1996, the IRS issued proposed regulations which, if adopted in final form, could have an affect on the United States taxation of foreign investors holding Regular Certificates or Residual Certificates. The proposed regulations would apply to payments after December 31, 1997. Investors who are Non-U.S. Persons should consult their tax advisors regarding the specific tax consequences to them of owning Regular Certificates or Residual Certificates.

Administrative Matters

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit by the IRS in a unified administrative proceeding.

     In general, the Trustee will, to the extent permitted by applicable law, act as agent of the REMIC, and will file REMIC federal income tax returns on behalf of the related REMIC. Reports of accrued interest and OID will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee.

     The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see "--Taxation of the REMIC--Calculation of REMIC Income" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC's assets meeting the qualified asset tests described above under "--Qualification as a REMIC--Status of REMIC Certificates."

     The holder of the largest percentage interest of the Residual Certificates will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects. In general, the Trustee will act as attorney in fact and agent for the tax matters person and, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the Residual Interest Certificateholders in connection with the administrative and judicial review of items

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


of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. Residual Interest Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee as attorney in fact and agent for tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a Residual Interest Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Interest Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

                Federal Income Tax Consequences For Certificates
                      As To Which No REMIC Election Is Made

Tax Status as a Grantor Trust

     General. If the applicable Prospectus Supplement so specifies with respect to a Series of Certificates, the Certificates of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead will be treated as an undivided beneficial ownership interest in the Mortgage Loans. Under such circumstances the arrangement, pursuant to which the Mortgage Loans will be held and the Certificates will be issued, will be classified for federal income tax purposes as a grantor trust under Subpart E,
Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. In such a case, Morrison & Hecker L.L.P., counsel to the Depositor, will deliver its opinion to the effect that the arrangement by which the Certificates of that Series are issued will be treated as a grantor trust as long as all of the provisions of the applicable Trust Agreement are complied with and the statutory and regulatory requirements are satisfied.

     In some Series ("Pass-Through Certificates"), there will be no separation of the principal and interest payments on the Mortgage Loans. In such circumstances, a Certificateholder will be considered to have purchased an undivided interest in each of the Mortgage Loans. In other cases ("Stripped Certificates"), sale of the Certificates will produce a separation in the ownership of the principal payments and interest payments on the Mortgage Loans. Each Certificateholder will be required to report on its federal income tax return its pro rata share of the gross income derived from the Mortgage Loans (not reduced by the amount payable as fees to the Trustee, the Master Servicer and the Special Servicer, if any, and similar fees provided that such amounts are reasonable compensation for services rendered (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Mortgage Loans directly, received directly its share of the amounts received with respect to the Mortgage Loans and paid directly its share of the Servicing Fees. In the case of Pass-Through Certificates, such gross income will consist of a pro rata share of all of the income derived from all of the Mortgage Loans and, in the case of Stripped Certificates, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Certificateholder owns an interest. The holder of a Certificate will generally be entitled to deduct such Servicing Fees under
Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee, the Master Servicer and the Special Servicer, if any. In the case of a noncorporate  holder,  however,  Servicing  Fees (to the  extent  not  otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative

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


minimum tax liability. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the Applicable Amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

Tax Status of Certificates

     In the case of Stripped Certificates there is no specific legal authority existing regarding whether the character of the Certificates, for federal income tax purposes, will be the same as the Mortgage Loans. The IRS could take the position that the Mortgage Loans' character is not carried over to the Certificates in such circumstances. Pass-Through Certificates will be, and, although the matter is not free from doubt, Stripped Certificates should be considered to represent, "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code provided that the real property securing the loan is of the type specified in such Code Section; "obligation(s) principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and interest income attributable to the Certificates should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. However, Mortgage Loans secured by non-residential real property will not constitute "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code. In addition, it is possible that various reserves or funds underlying the Certificates may cause a proportionate reduction in the above-described qualifying status categories of Certificates.

Pass-Through Certificates

     Discount or Premium on Pass-Through Certificates. The holder's purchase price of a Pass-Through Certificate is to be allocated among the Mortgage Loans in proportion to their fair market values, determined as of the time of purchase of the Certificates. In the typical case, the Depositor believes it is reasonable for this purpose to treat each Mortgage Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Mortgage Loans that it represents, since the Mortgage Loans will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Certificate allocated to a Mortgage Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Mortgage Loan allocable to the Certificate, the interest in the Mortgage Loan allocable to the Certificate will be deemed to have been acquired at a discount or premium, respectively.

     Original Issue Discount. The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Mortgage Loan with OID in excess of a prescribed de minimus amount, a holder of a Certificate will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year, determined under a constant yield method by reference to the initial yield to maturity of the Mortgage Loan, in advance of receipt of the cash attributable to such income and regardless of the method of federal income tax accounting employed by that holder. OID with respect to a Mortgage Loan could arise for example by virtue of the financing of points by the originator of the Mortgage Loan, or by virtue of the charging of points by the originator of the Mortgage Loan in an amount greater than a statutory de minimus exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. However, the OID Regulations provide that if a holder acquires an obligation at a price that exceeds its stated redemption price, the holder will not include any OID in gross income. In addition, if a subsequent holder acquires an obligation for an amount that exceeds its adjusted issue price the subsequent holder will be entitled to

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


offset the OID with economic accruals of portions of such excess. Accordingly, if the Mortgage Loans acquired by a Certificateholder are purchased at a price that exceeds the adjusted issue price of such Mortgage Loans, any OID will be reduced or eliminated.

     Market Discount. Certificateholders also may be subject to the market discount rules of Sections 1276-1278 of the Code. A Certificateholder that acquires an interest in Mortgage Loans with more than a prescribed de minimus amount of "market discount" (generally, the excess of the principal amount of the Mortgage Loans over the purchaser's purchase price) will be required under
Section 1276 of the Code to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Mortgage Loans received in that month and, if the Certificates are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations. The legislative history of the 1986 Act indicates that, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant interest rate or
(ii) in the ratio of (a) in the case of Mortgage Loans not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Mortgage Loans originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that the excess of interest paid or accrued to purchase or carry a loan with market discount over interest received on such loan is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition or repayment of the loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule discussed above will not apply.

     A Certificateholder who purchases a Certificate at a premium generally will be deemed to have purchased its interest in the underlying Mortgage Loans at a premium. A Certificateholder who holds a Certificate as a capital asset may generally elect under Section 171 of the Code to amortize such premium as an offset to interest income on the Mortgage Loans (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act suggests that the same rules that will apply to the accrual of market discount (described above) will generally also apply in amortizing premium with respect to Mortgage Loans originated after September 27, 1985. If a holder makes an election to amortize premium, such election will apply to all taxable debt instruments held by such holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed. Although the law is somewhat unclear regarding recovery of premium allocable to Mortgage Loans originated before September 28, 1985, it is possible that such premium may be recovered in proportion to payments of Mortgage Loan principal.

Stripped Certificates

     Discount or Premium on Stripped Certificates. A Stripped Certificate may represent a right to receive only a portion of the interest payments on the Mortgage Loans, a right to receive only principal payments on the Mortgage Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Certificates ("Ratio Strip Certificates") may represent a right to receive differing percentages of both the interest and principal on each Mortgage Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the

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


creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest. The Code, the OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to Stripped Certificates. Under the method described above for REMIC Regular Interest Certificates (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. The 1986 Act prescribed the same method for debt instruments "secured by" other debt instruments, the maturity of which may be affected by prepayments on the underlying debt instruments. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Certificates which technically represent ownership interests in the underlying Mortgage Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Certificates, and it is expected that OID will be reported on that basis. In applying the calculation to such Certificates, the Trustee will treat all payments to be received with respect to the Certificates, whether attributable to principal or interest on the loans, as payments on a single installment obligation and as includible in the stated redemption price at maturity. The IRS could, however, assert that OID must be calculated separately for each Mortgage Loan underlying a Certificate. In addition, in the case of Ratio Strip Certificates, the IRS could assert that OID must be calculated separately for each stripped coupon or stripped bond underlying a Certificate.

     Under certain circumstances, if the Mortgage Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Certificateholder's recognition of income. If, however, the Mortgage Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Certificateholder's recognition of income.

     In the case of a Stripped Certificate which either embodies only interest payments on the underlying loans or (if it embodies some principal payments on the Mortgage Loans) is issued at a price that exceeds the principal payments (an "Interest Weighted Certificate"), additional uncertainty exists because of the enhanced potential for applicability of the contingent payment debt instrument provisions of the OID Regulations.

     Under the contingent payment debt instrument provisions, the contingent instrument is treated as if it were a debt with no contingent payments (the "Noncontingent Bond Method"). Under this method the issue price is the amount paid for the instrument and the Certificateholder is in effect put on the cash method with respect to interest income at a comparable yield of a fixed rate debt instrument with similar terms. The comparable yield must be a reasonable yield for the issuer and must not be less than the applicable federal rate. A projected payment schedule and daily portions of interest accrual is determined based on the comparable yield. The interest for any accrual period, other than an initial short period, is the product of the comparable yield and the adjusted issue price at the beginning of the accrual period (the sum of the purchase price of the instrument plus accrued interest for all prior accrual periods reduced by any noncontingent or contingent payments on the debt instrument). If the amount payable for a period were, however, greater or less than the amount projected the income included for the period would be increased or decreased accordingly. Any reduction in the income accrual for a period to an amount below zero (a "Negative Adjustment") would be treated by a Certificateholder as an ordinary loss to the extent of prior income accruals and may be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment or any loss attributable to the Certificateholder's basis would be treated as a loss from a sale or exchange of the Certificate. If the loss-generating Mortgage Loan or Mortgage Loans was issued by a natural person, such loss may be an ordinary loss because loss recognized on

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retirement of a debt instrument  issued by a natural person is not a loss from a sale or exchange. However, the IRS might contend that such loss should be a capital loss if the Certificateholder held its Certificate as a capital asset. A loss resulting from total interest inclusions exceeding total net Negative Adjustments taken into account would be an ordinary loss. If a gain were recognized on sale or exchange of the Certificate it would be capital in nature if the Certificate were a capital asset in the hands of the Certificateholder.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain Series, each non-Interest Weighted Certificate is composed of an unstripped undivided ownership interest in Mortgage Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Certificates are subject to the contingent payment OID Regulations; (iii) each Interest Weighted Certificate is composed of an unstripped undivided ownership interest in the Mortgage Loans and an installment obligation consisting of stripped interest payments; or (iv) there are as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan.

Sale of Certificates

     As a general rule, if a Certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Except as subsequently discussed, such gain or loss will generally be capital gain or loss if the Certificate is held as a capital asset. In the case of Pass-Through Certificates, such tax basis will generally equal the holder's cost of the Certificate increased by any discount income with respect to the loans represented by such Certificate previously included in income, and decreased by the amount of any distributions of principal previously received with respect to the Certificate. Such gain, to the extent not otherwise treated as ordinary income, will be treated as ordinary income to the extent of any accrued market discount not previously reported as income. In the case of Stripped Certificates, the tax basis will generally equal the Certificateholder's cost for the Certificate, increased by any discount income with respect to the Certificate previously included in income, and decreased by the amount of all payments previously received with respect to such Certificate.

     Certain financial institutions subject to the provisions of Code Section 582(c), which recognize gain on the sale of a certificate will be taxable at ordinary income rates on such gain. In addition, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Pass-Through Certificate is held as part of a "conversion transaction" as defined in Code Section
1258(c), up to the amount of interest that would have accrued on the Pass-Through Certificateholder's applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of certain non-corporate taxpayers generally area subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%) for property held for more than one year but not more than 18 months, and a still lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Reporting Requirements and Backup Withholding

     The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Pass-Through Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to

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


enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount or original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issued discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of such class of Stripped Certificates. The Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Material Federal Income Tax Consequences--Federal Income Tax Consequences For REMIC Certificates--Reporting Requirements and Backup Withholding".

Treatment of Foreign Investors

     To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Pass-Through Certificateholder or Stripped Certificateholder on original issue discount recognized by the Pass-Through Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "--Federal Income Tax Consequences for REMIC Certificates--Tax Treatment of Foreign Investors--Regular Certificates".

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "MATERIAL FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state income tax consequences of the acquisition, ownership and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisers with respect to the various state tax consequences of an investment in the Certificates.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are "parties in interest" (as defined under ERISA) with respect to assets of such Plans. Section 4975 of the Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are "disqualified persons" (as defined in the Code) with respect to Code Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the requirements of ERISA or Section 4975 of the Code. However, a governmental plan or a church plan may be subject to similar restrictions under other applicable federal and state law ("Similar Law"). Any such plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code. A fiduciary of a governmental plan or a church plan should make its own determination as to the need for or availability of any exemptive relief under Similar Law or Section 503 of the Code.

     Investments  by ERISA  Plans  are  subject  to  ERISA's  general  fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a Senior
Certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. Such fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed in the Prospectus Supplement related to a Series.

Prohibited Transactions

     Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans or "plan assets" of such Plans, unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Depositor, the Underwriter, the Master Servicer, the Special Servicer, if any, or the Trustee or certain affiliates thereof may be considered or may become parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding of Certificates by, on behalf of or with "plan assets" of such Plan may be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or Section 4975 of the Code, unless the administrative exemption described below or some other exemption is available.

     Special caution should be exercised before "plan assets" of a Plan are used to purchase a Senior Certificate if, with respect to such assets, the Depositor, the Underwriter, the Master Servicer, the Special Servicer, if any, or the Trustee or an affiliate thereof either (a) has discretionary authority or control with respect to the investment or management of such assets or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular needs of the Plan.

     Further, if the underlying assets included in a Trust Fund were deemed to constitute "plan assets," certain transactions involved in the operation of the Trust Fund may be deemed to constitute prohibited transactions under ERISA and/or the Code. Neither ERISA nor Section 4975 of the Code defines the term "plan assets."

     The U.S. Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether a Plan's assets would be deemed to include an undivided interest in each of the underlying assets of an entity (such as the Trust Fund), for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, if the Plan acquires an "equity interest" (such as a Senior Certificate) in such an entity.

     Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be considered merely to include its interest in the Certificates instead of being deemed to include an undivided interest in each of the underlying assets of the Trust Fund. However, it cannot be predicted in

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


advance, nor can there be a continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which are defined as ERISA Plans, Code Plans, individual retirement accounts and employee benefit plans not subject to ERISA (for example, governmental plans and church plans), but this exemption is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

     Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be "plan assets" by reason of the investment of assets of a Plan in any Certificates, the "plan assets" of such Plan would include an undivided interest in the Mortgage Loans, the mortgages underlying the Mortgage Loans and any other assets held in the Trust Fund. Therefore, because the Mortgage Loans and other assets held in the Trust Fund may be deemed to be "plan assets" of each Plan that purchases Certificates, in the absence of an exemption, the purchase, sale or holding of Certificates of any Series or Class by or with "plan assets" of a Plan may result in a prohibited transaction and the imposition of civil penalties or excise taxes. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase, sale or holding of Certificates of any Series or Class by a Plan, for example, Prohibited Transaction Class Exemption ("PTCE") 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager." There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in any Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Also, the Department has issued individual administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to most underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). Such an Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such an underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, such as Senior Certificates, the related Prospectus Supplement will refer to such possibility. Further, the related Prospectus Supplement may provide that certain Classes or Series of Certificates, such as Subordinate Certificates, may not be purchased by, or transferred to, Plans or may only be purchased by, or transferred to, an insurance company for its general account under circumstances that would not result in a prohibited transaction.

     Any fiduciary or other Plan investor who proposes to invest "plan assets" of a Plan in Certificates of any Series or Class should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code or, in the case of governmental plans or church plans, Similar Law of any such acquisition and ownership of such Certificates.

Unrelated Business Taxable Income-Residual Interests

     The purchase of a Certificate evidencing an interest in the Residual Interest in a Series that is treated as a REMIC by any employee benefit or other plan that is exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Interest, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Interest on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences For REMIC Certificates--Taxation of Holders of Residual Certificates" and "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Holders of Residual Certificates--Restrictions on Ownership and Transfer of Residual Certificates."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans and Code Plans consult with their counsel regarding the consequences under ERISA and/or the Code of their acquisition and ownership of Certificates.

     The sale of Certificates to a Plan is in no respect a representation by the Depositor, the applicable underwriter or any other service provider with respect to the Certificates, such as the Trustee, the Master Servicer and the Special Servicer, if any, that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     The related Prospectus Supplement will indicate whether the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act"). It is anticipated that the Offered Certificates generally will not constitute "mortgage related securities" for purposes of the Enhancement Act.

     All depository institutions considering an investment in the Certificates should review the Supervisory Policy Statement on Securities Activities dated January 28, 1992 (the "Policy Statement") of the Federal Financial Institutions Examination Council (to the extent adopted by their respective regulators), which in relevant part prohibits depository institutions from investing in certain "high-risk" mortgage securities, except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income-paying," and provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

     The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisers to determine whether, and to what extent, the Certificates will constitute legal investments for them.

                              PLAN OF DISTRIBUTION

     The Depositor may sell the Certificates offered hereby in Series either directly or through underwriters. The related Prospectus Supplement or Prospectus Supplements for each Series will describe the terms of the offering for that Series and will state the public offering or purchase price of each Class of Certificates of such Series, or the method by which such price is to be determined, and the net proceeds to the Depositor from such sale.

     If the sale of any Certificates is made pursuant to an underwriting agreement pursuant to which one or more underwriters agree to act in such capacity, such Certificates will be acquired by such underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement related to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Certificates will generally be obligated to purchase all such Certificates if any are purchased. Pursuant to each such underwriting agreement, the Depositor will indemnify the related underwriters against certain civil liabilities, including liabilities under the 1933 Act.

     If any Certificates are offered other than through underwriters pursuant to such underwriting agreements, the related Prospectus Supplement or Prospectus Supplements will contain information regarding the terms of such offering and any agreements to be entered into in connection with such offering.

     Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the 1933 Act in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer and sale.

                                  LEGAL MATTERS

     Certain legal matters relating to the Certificates offered hereby will be passed upon for the Depositor by Morrison & Hecker L.L.P., Kansas City, Missouri, and for the Underwriters as specified in the related Prospectus Supplement.

                              FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATINGS

     It is a condition to the issuance of any Class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by Certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments. See "RISK FACTORS--Limited Nature of Credit Ratings."

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                              INDEX OF DEFINITIONS


1933 Act.................................iii
1934 Act..................................iv
1986 Act..................................66
ACMs......................................51
ADA.......................................56
Agreement..............................3, 16
AMTI......................................73
Applicable Amount.........................67
Bankruptcy Code...........................43
Cash Flow Bond Method.....................81
CERCLA................................13, 49
Certificateholders........................18
Certificates...........................i, 1
Classes....................................i
Closing Date..............................24
Code...................................5, 57
Code Plans................................83
Collection Account.....................2, 18
Commission...............................iii
Compound Interest Certificates............61
Counsel...................................57
Credit Enhancement.....................3, 35
Cut-off Date...........................4, 18
Department................................84
Depositor..................................i
Disqualified Organizations............14, 73
Distribution Account...................2, 18
Distribution Date......................3, 18
Enhancement Act...........................86
EPA.......................................51
ERISA..................................5, 83
ERISA Plans...............................83
Escrow Account............................28
Escrow Payments...........................28
Event of Default..........................33
Fannie Mae................................19
FHA.......................................25
FHLMC.....................................19
Forfeiture Laws...........................56
Form 8-K..................................24
Garn-St. Germain Act......................52
Hazardous Materials.......................50
HUD.......................................25
Installment Contracts..................1, 22
Interest Weighted Certificate.........63, 81
IRS.......................................59
Lead Paint Act............................51
Lender Liability Act......................49
Master Servicer...........................27
Master Servicer Remittance Date...........19
Midland...................................16
Mid-term Capital Gain.....................68
Mortgage...............................1, 22
Mortgage Loan..........................1, 22
Mortgage Loan File........................24
Mortgage Loan Groups......................24
Mortgage Loan Schedule....................24
Mortgage Loans............................ii
Mortgage Pool..........................ii, 1
Mortgaged Property.....................1, 22
Multiple Variable Rate....................64
NCUA......................................54
Negative Adjustment.......................81
Noncontingent Bond Method.............64, 81
Non-U.S. Person...........................76
Note......................................23
Offered Certificates.......................i
OID.......................................61
OID Regulations...........................58
Pass-Through Certificates.................78
Pass-Through Rate........................iii
Permitted Investments.....................19
Plan.......................................5
Plans.....................................83
Policy Statement..........................86
Premium Regulations.......................66
Prepayment Assumption.................61, 63
Property Protection Expenses..............19
PTCE......................................85
Rating Agency..........................5, 17
Ratio Strip Certificates..................80
Registration Statement...................iii
Regular Certificates...................5, 61
Regular Interests..........................5
Regulations...............................84
Relief Act................................53
REMIC.....................................ii
REMIC Certificates........................58
REMIC Provisions..........................58
REMIC Regulations.........................58
REO Account...............................19
REO Property..............................17
Reserve Account...........................17
Reserve Fund..............................36
Residual Certificate......................70
Residual Certificates......................5
Residual Interests.........................5
S&P.......................................20
Seller....................................26
Senior Certificates.......................35
Series.....................................i
Servicing Fee.........................30, 78
Similar Law...............................84
Simple Interest Loans.....................23
Single Variable Rate......................62
Special Servicer...........................1
Special Servicing Fee.....................30
Specially Serviced Mortgage Loans.........27
Startup Day...........................58, 69
Stripped Certificates.....................78
Subordinate Certificates..................35
Tiered REMICs.............................60
TIN.......................................75
Title V...................................54
Title VIII................................54
Trust Fund.............................i, 17

Trustee................................1, 22
U.S. Person...............................73
UBTI......................................72
UCC.......................................40
Underwriter's Exemption...................85
USTs......................................51
Voting Rights.............................15

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DISCLAIMER


Prospective investors are advised to read carefully, and should rely solely on, the Prospectus Supplement dated July 2, 1999 and accompanying Prospectus dated September 9, 1999 (together, the "Prospectus") relating to the Certificates referred to below in making their investment decision.

This diskette accompanies and is a part of the Prospectus Supplement relating to the Commercial Mortgage Acceptance Corp. Commercial Mortgage Pass - Through Certificates Series 1999-C1 (the "Certificates"). The information set forth on this diskette is an electronic copy of the information set forth in Appendix II "Certain Characteristics of the Mortgage Loans" in the Prospectus. This diskette should be reviewed only in conjunction with the entire Prospectus. This diskette does not contain all relevant information relating to the Certificates. Such information is described elsewhere in the Prospectus.

Methodologies used in deriving certain information contained on this diskette are more fully described elsewhere in the Prospectus.

The information on this diskette should not be viewed as projections, forecasts, predictions or opinions with respect to value.

Prior to making any investment decision, a prospective investor must receive and should carefully review the Prospectus. NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY CERTIFICATES.